As Filed with the Securities and Exchange Commission on December 20, 2007

Registration No. 333-144822

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M-WAVE, INC.

(Exact Name of Registrant as Specified in its Governing Instrument)

Delaware	33-45449	36-3809819
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(630) 562-5550

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jim Mayer, Interim Chief Executive Officer

11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131, (630) 562-5550

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Jeffrey Probst, Chief Executive Officer

SunFuels, Inc.

1400 W. 122nd Ave., Suite 110

Westminster, Colorado 80234

(303) 865-7700

Copies To:

Stephen D. Blevit, Esq. Sidley Austin LLP 555 W. Fifth Street Los Angeles, California 90013 (213) 896-6029	James H. Carroll, Esq. Faegre & Benson LLP 1900 Fifteenth Street Boulder, Colorado 80302 (303) 447-7748	Todd M. Kleinman, Vice President, General Counsel and Secretary SunFuels, Inc. 1400 W. 122nd Ave., Suite 110 Westminster, Colorado 80234 (303) 865-7700

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(2)
Series C Convertible Preferred Stock	5,963,583	N/A	$2,355,000	(1)	$72.30
Common Stock, par value $0.005 per share	39,608,978	N/A	$7,645,000	(1)	$234.70
Total	45,572,561	N/A	$10,000,000	(1)	$307.00

(1)	Estimated pursuant to Rule 457(f) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based upon the book value of the limited liability company interests of Blue Sun Biodiesel, LLC including those held by SunFuels, Inc. as of July 31, 2007.
(2)	A registration fee of $307 has been paid previously in connection with this Registration Statement, therefore no filing fee is being paid with this Amendment No. 5.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Joint Proxy Statement/Prospectus is not complete and may be changed. M-Wave, Inc. may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This Joint Proxy Statement/Prospectus is not an offer to distribute these securities and we are not soliciting offers to receive these securities in any jurisdiction where such offer or distribution is not permitted.

Subject To Completion, Preliminary Proxy Statement/Prospectus dated December     , 2007

Joint Proxy Statement/Prospectus

M-WAVE, INC. 11533 Franklin Avenue, 2nd Floor Franklin Park, Illinois 60131	SUNFUELS, INC. 1400 W. 122nd Ave. Suite 110 Westminster, Colorado 80234

Dear M-Wave Stockholder and SunFuels Shareholder:

The respective boards of directors of M-Wave, Inc. and SunFuels, Inc. have unanimously approved an agreement and plan of merger, which we refer to herein as the “Merger Agreement,” pursuant to which a wholly-owned subsidiary of M-Wave, Inc., Ocean Merger Sub, Inc., a Delaware corporation, will be merged with and into SunFuels, Inc., a Colorado corporation, and SunFuels will become a wholly-owned subsidiary of M-Wave. We sometimes refer to this merger and certain related transactions as the “SunFuels Merger.” Immediately following the SunFuels Merger, the Merger Agreement also provides for Blue Sun Biodiesel, LLC, a Colorado limited liability company, to be merged with and into SunFuels. We sometimes refer to the merger involving Blue Sun Biodiesel as the “Blue Sun Merger.” In addition, the Merger Agreement provides that, immediately prior to the Blue Sun Merger, the unitholders of Blue Sun Biodiesel other than SunFuels will have the opportunity to contribute their Blue Sun Biodiesel units to M-Wave in exchange for M-Wave common stock. We sometimes refer to this contribution as the “Blue Sun Contribution.” We sometimes refer to the SunFuels Merger, the Blue Sun Merger, and the Blue Sun Contribution, collectively, as the “Merger Transaction.” We are sending stockholders of M-Wave this Joint Proxy Statement/Prospectus to ask you to vote in favor of the issuance of M-Wave common and preferred stock to be issued in connection with the Merger Agreement and certain related matters. We are sending shareholders of SunFuels this Joint Proxy Statement/Prospectus to ask you to vote in favor of the Merger Transaction.

At the effective time of the SunFuels Merger, each outstanding share of common stock of SunFuels will automatically be converted into the right to receive 7.1217 shares of M-Wave common stock. Additionally, each outstanding share of Series A Convertible Preferred Stock of SunFuels will be converted into the right to receive 7.1217 shares of M-Wave Series C Convertible Preferred Stock. As of the record date, there were 4,447,763 shares of common stock and 791,815 shares of Series A Convertible Preferred Stock of SunFuels outstanding. SunFuels’ Series A Convertible Preferred Stock accrues an 8% annual dividend, which is payable in kind; accordingly, SunFuels anticipates that there will be approximately 837,382 shares of its Series A Convertible Preferred Stock outstanding as of December 31, 2007. M-Wave stockholders will not receive additional cash or additional shares of capital stock in connection with the Merger Transaction. As set forth in the Merger Agreement, each issued and outstanding membership unit of Blue Sun Biodiesel not owned by SunFuels may, at the option of the holder, be contributed to M-Wave in exchange for 6,935.7796 shares of M-Wave common stock. Immediately following the SunFuels Merger and the Blue Sun Contribution, Blue Sun Biodiesel will be merged into SunFuels. At the effective time of the Blue Sun Merger, each issued and outstanding membership unit of Blue Sun Biodiesel owned by SunFuels, and each membership unit of Blue Sun Biodiesel contributed to M-Wave, shall be cancelled and no capital stock of M-Wave or SunFuels, cash or other consideration shall be paid or delivered in exchange therefor. Furthermore, each membership unit of Blue Sun not owned by SunFuels or contributed to M-Wave will be converted into the right to receive 6,935.7796 shares of M-Wave common stock. As of the record date, there were 5,877.5 membership units of Blue Sun Biodiesel outstanding, 284 of which were not held by SunFuels. M.A.G. Capital, LLC and certain of its managed investments funds are holders of the common and preferred stock of M-Wave and Series A Convertible Preferred Stock of SunFuels.

This Joint Proxy Statement/Prospectus also relates to 39,608,978 shares of M-Wave common stock and 5,963,583 shares of M-Wave Series C Convertible Preferred Stock that are being registered in connection with the Merger Transaction. Following the completion of the Merger Transaction and the issuance of an additional 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction pursuant to a Subscription Agreement (as described herein), on a fully-diluted basis, the stockholders of M-Wave, on the one hand, and shareholders of SunFuels and members of Blue Sun Biodiesel immediately prior to the Merger Transaction, and the purchasers of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction, on the other hand, will own approximately 9% and 91% of M-Wave, respectively. M-Wave intends to file a certificate of merger that will change its name to Blue Sun Holdings, Inc. and will be listed on the NASDAQ Capital Market under the symbol “BSUN.” M-Wave will not receive any proceeds from the registration of these shares.

M-Wave, Inc. is holding its annual meeting at M-Wave’s offices located at 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131, on January     , 2008, at 10 a.m., local time, at which it will ask its stockholders to: (1) approve the issuance of M-Wave common and preferred stock as required by NASDAQ Marketplace Rules, (2) elect two Class III Directors to our Board of Directors to serve until their successors are duly elected and qualified, (3) approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of M-Wave’s preferred stock to 100,000,000 shares, (4) approve an amendment to our 2003 Stock Incentive Plan to authorize an additional 4,000,000 shares of common stock for issuance thereunder, (5) approve the sale of substantially all of the assets related to our existing business to an entity controlled by Joseph A. Turek, who is M-Wave’s Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of M-Wave’s EMG Division; and (6) approve an amendment to our Certificate of Incorporation to effect a reverse split of M-Wave’s issued and outstanding common stock of one-for-four (1:4).

SunFuels, Inc. is holding a special meeting at SunFuels’ offices located at 1400 W. 122nd Ave., Suite 110, Westminster, Colorado, 80234, on [ •], at [•] a.m., local time, at which it will ask its shareholders to approve the Merger Agreement.

We cannot complete the Merger Transaction unless: (i) the holders of at least a majority of the issued and outstanding shares of M-Wave capital stock entitled to vote thereon cast votes vote in favor of M-Wave proposals (1) through (5), and (ii) the holders of at least a majority of the issued and outstanding shares of SunFuels common stock, including shares of common stock issuable upon conversion of SunFuels Series A Convertible Preferred Stock and the holders of at least a majority of the issued and outstanding shares of SunFuels Series A Convertible Preferred Stock cast votes in favor of the SunFuels proposal. The respective Boards of Directors of M-Wave and SunFuels have unanimously approved the Merger Agreement and determined that the transactions contemplated by each of the proposals set forth above are advisable and in the best interest of, respectively, M-Wave and its stockholders and SunFuels and its shareholders, and unanimously recommends that you vote “FOR” each such proposal.

This Joint Proxy Statement/Prospectus provides you with detailed information about the Merger Agreement, each of the other proposals set forth above, the M-Wave annual meeting and the SunFuels special meeting. We encourage you to read carefully this entire Joint Proxy Statement/Prospectus, including all of its annexes, and we especially encourage you to read the section on “ Risk Factors” beginning on page 23.

Sincerely,

Jim Mayer	Jeffrey Probst
Interim Chief Executive Officer	President, Chief Executive Officer and Director
M-Wave, Inc.	SunFuels, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the accuracy or adequacy of the disclosures contained in this Joint Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense.

This Joint Proxy Statement/Prospectus is dated [•], 2007, and is being first mailed to stockholders and shareholders on or about [•], 2007.

M-WAVE, INC.

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[•], 2007

M-Wave, Inc. will hold its annual meeting of stockholders on January     , 2008, at 10 a.m., local time, at M-Wave’s offices located at 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131, for the following purposes:

(1) to vote upon a proposal to approve the issuance of M-Wave common and preferred stock pursuant to the Merger Agreement and the Subscription Agreement;

(2) to elect two Class III Directors to our Board of Directors to serve until their successors are duly elected and qualified;

(3) to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our preferred stock to 100,000,000 shares;

(4) to amend the 2003 Stock Incentive Plan to authorize an additional 4,000,000 shares of common stock for issuance thereunder;

(5) to approve the sale of substantially all of the assets related to our existing business;

(6) to approve an amendment to our Certificate of Incorporation to effect a reverse split of M-Wave’s issued and outstanding common stock of one-for-four (1:4); and

(7) to transact any other business that is properly brought before the annual meeting or at any adjournments or postponements thereof.

Each of these proposals is more fully described in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully in its entirety before voting. You also should read the Merger Agreement, as amended, which is attached hereto as Annex A, the Certificate of Designations for our Series C Convertible Preferred Stock, which is attached hereto as Annex B, and the amendments to our Certificate of Incorporation, which are attached hereto as Annexes D and E. The accompanying Joint Proxy Statement/Prospectus is first being furnished to the stockholders of M-Wave on or about [•], 2007.

Your Board of Directors has unanimously approved the Merger Agreement and determined that the transactions contemplated by each of the proposals set forth above are advisable and in the best interest of M-Wave and its stockholders, and unanimously recommends that you vote “FOR” each such proposal.

The Board of Directors has fixed the close of business on November 30, 2007, as the record date for determining the stockholders entitled to receive notice of and to vote at, either in person or by proxy, the annual meeting and at any adjournments or postponements thereof. As of the record date, there were 1,813,150 of such common shares issued and outstanding, and 12,500 and 69,648 shares of Series A and Series B Convertible Preferred Stock, respectively, issued and outstanding, which are convertible into 2,522,929 shares of common stock.

To ensure that your shares are represented at the annual meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage-paid envelope. Any executed but unmarked proxy cards will be voted “FOR” each of the proposals set forth above. Stockholders may revoke their proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus before it has been voted at the annual meeting. If your broker holds your shares of M-Wave common stock in street name, you must either direct your broker on how to vote your shares or obtain a proxy from your broker to vote in person at the annual meeting. Under the rules of the NASDAQ Capital Market, your broker is not permitted to vote your shares with direct your broker on how to vote your shares or obtain a proxy from your broker to vote in person at the annual meeting. Under the rules of the NASDAQ Capital Market, your broker is not permitted to vote your shares with respect to any proposal other than the election of the Class III Directors without your voting instructions. Please check the voting form used by your broker for information on how to submit your instructions.

WE CANNOT COMPLETE THE MERGER TRANSACTION AND THE RELATED TRANSACTIONS UNLESS THE HOLDERS OF AT LEAST A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF M-WAVE CAPITAL STOCK ENTITLED TO VOTE THEREON CAST VOTES VOTE IN FAVOR OF M-WAVE PROPOSALS (1) THROUGH (5) SET FORTH ABOVE. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

Failure to respond will have the same effect as voting against each proposal unless you attend and vote “FOR” each of the proposals at the annual meeting.

By Order of the Board of Directors,

Jim Mayer Interim Chief Executive Officer M-Wave, Inc.

[•], 2007

Franklin Park, Illinois

SUNFUELS, INC.

1400 W. 122nd Ave., Suite 110

Westminster, Colorado 80234

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

[•], 2007

SunFuels, Inc. will hold a special meeting of shareholders at SunFuels’ offices located at 1400 W. 122nd Ave., Suite 110, Westminster, Colorado, 80234 on [•], 2007, at [•] a.m., local time, for the following purposes:

(1) to vote upon a proposal to approve the Merger Agreement; and

(2) to transact any other business that is properly brought before the special meeting or at any adjournments or postponements thereof.

The proposal is more fully described in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully in its entirety before voting. You also should read the Merger Agreement, as amended, which is attached hereto as Annex A. The accompanying Joint Proxy Statement/Prospectus is first being furnished to the shareholders of SunFuels on or about [•], 2007.

Your Board of Directors has unanimously approved the Merger Agreement and determined that the transactions contemplated by the proposal set forth above are advisable and in the best interest of SunFuels and its shareholders, and unanimously recommends that you vote “FOR” such proposal.

The Board of Directors has fixed the close of business on [•], 2007 as the record date for determining the shareholders entitled to receive notice of and to vote at, either in person or by proxy, the special meeting and at any adjournments or postponements thereof. As of the record date, there were 4,447,763 shares of common stock issued and outstanding, and 791,815 shares of Series A Convertible Preferred Stock issued and outstanding.

To ensure that your shares are represented at the special meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage-paid envelope. Any executed but unmarked proxy cards will be voted “FOR” the proposal set forth above. Shareholders may revoke their proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus before it has been voted at the special meeting.

WE CANNOT COMPLETE THE MERGER TRANSACTION UNLESS THE PROPOSAL IS APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF SUNFUELS’ COMMON STOCK, INCLUDING SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUNFUELS SERIES A CONVERTIBLE PREFERRED STOCK AND THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF SUNFUELS’ SERIES A CONVERTIBLE PREFERRED STOCK, VOTING AS A SEPARATE CLASS. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

Failure to respond will have the same effect as voting against each proposal unless you attend and vote “FOR” each of the proposals at the special meeting.

By Order of the Board of Directors,

Jeffrey Probst President and Chief Executive Officer

[•], 2007

Westminster, Colorado

ADDITIONAL INFORMATION

This document, which is sometimes referred to as this Joint Proxy Statement/Prospectus, constitutes a proxy statement of M-Wave with respect to the solicitation of proxies by M-Wave for the annual meeting described within and a prospectus of M-Wave for the shares representing common stock of M-Wave and the Series C Convertible Preferred Stock of M-Wave to be issued in connection with the Merger Agreement. As permitted under the rules of the United States Securities and Exchange Commission, or the SEC, this Joint Proxy Statement/Prospectus incorporates important business and financial information about M-Wave that is contained in documents filed with the SEC that are not included in or delivered with this Joint Proxy Statement/Prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information” beginning on page 159. You may also obtain copies of these documents, without charge, from M-Wave by writing or calling:

M-Wave, Inc.

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

Attention: Jim Mayer, Interim Chief Executive Officer

(630) 562-5550

To receive timely delivery of requested documents in advance of the annual meeting, you should make your request no later than [•], 2007.

This Joint Proxy Statement/Prospectus also constitutes a proxy statement of SunFuels with respect to the solicitation of proxies by SunFuels for the special meeting described within. SunFuels shareholders that have questions about the Merger Transaction or the special meeting may contact:

SunFuels, Inc.

1400 W. 122nd Ave., Suite 110

Westminster, Colorado 80234

Attention: Todd M. Kleinman, Corporate Secretary

(303) 865-7700

Page
Questions and Answers About the Merger Transaction and Related Transactions	1
Summary	5
Unaudited Pro Forma Combined Condensed Financial Data	13
Risk Factors	23
Special Note About Forward-Looking Statements	42
The M-Wave Annual Meeting	43
The SunFuels Special Meeting	46
The Merger Transaction	49
The Companies	49
General	50
Background	50
M-Wave’s Reasons for the Merger Transaction	52
SunFuels’ Reasons for the Merger Transaction	52
Opinion of M-Wave’s Financial Advisor	53
Directors and Executive Officers and Key Employees After the Merger Transaction	62
Existing Business of M-Wave	62
Material Contracts with SunFuels and Blue Sun Biodiesel	62
Interests of Certain Persons in the Merger Transaction	63
Regulatory Approvals	64
Material United States Federal Income Tax Consequences of the Merger Transaction	64
Description of Dissenters’ Rights	67
The Merger Agreement	70
Structure and Completion of the Merger Transaction	70
Other Effects of the Merger Transaction	71
Terms of the Series C Convertible Preferred Stock	71
Conditions to Completion of the Merger Transaction	72
Termination of the Merger Agreement	73
Treatment of Stock Options and Warrants	73
Information With Respect To M-Wave, Inc.	75
Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel LLC	82
SunFuels, Inc. – Management’s Discussion and Analysis of Financial Condition and Results of Operation	95
Security Ownership of Certain Beneficial Owners and Management of M-Wave	109
Security Ownership of Certain Beneficial Owners and Management of SunFuels	111
Pro Forma Security Ownership of Certain Beneficial Owners and Management of M-Wave	112
Comparison of Rights of Stockholders and Unit Holders Before and After the Merger Transaction	114
Description of M-Wave Securities	121
M-Wave Proposal No. 1 Approve the Issuance of M-Wave Common and Series C Convertible Preferred Stock Pursuant to the Merger Agreement and Subscription Agreement	122
M-Wave Proposal No. 2 Election Of Directors	123
M-Wave Proposal No. 3 Approve an Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of our Preferred Stock to 100,000,000 Shares	130
M-Wave Proposal No. 4 Amendment to the 2003 Stock Incentive Plan	131
M-Wave Proposal No. 5 Approve the Sale of Substantially All of the Assets Related to our Existing Business	137

QUESTIONS AND ANSWERS ABOUT THE MERGER TRANSACTION AND

RELATED TRANSACTIONS

Q:	Why am I receiving this Joint Proxy Statement/Prospectus?

A:	You are receiving this joint proxy statement/prospectus because you have been identified as either a stockholder of M-Wave or a shareholder of SunFuels, and may be entitled to vote at the upcoming annual meeting of stockholders of M-Wave or special meeting of shareholders of SunFuels, as applicable. This document serves as both a joint proxy statement of M-Wave and SunFuels, used to solicit proxies for the meetings, and as a prospectus of M-Wave, used to offer shares of M-Wave common stock and M-Wave Series C Convertible Preferred Stock to the SunFuels shareholders pursuant to the terms of the Merger Agreement. This document contains important information about the Merger Transaction, the proposals of M-Wave and SunFuels and the annual and special meetings of M-Wave and SunFuels, and you should read it carefully.

Q:	What is the SunFuels Merger? What is the Blue Sun Merger? What is the Blue Sun Contribution?

A:	The boards of directors of M-Wave and SunFuels have unanimously approved the Merger Agreement pursuant to which Ocean Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of M-Wave, Inc., will be merged with and into SunFuels, Inc., a Colorado corporation. We sometimes refer to this merger and certain related transactions as the “SunFuels Merger.” Immediately following the SunFuels Merger, the Merger Agreement also provides for Blue Sun Biodiesel, LLC, a Colorado limited liability company, to be merged with and into SunFuels. We sometimes refer to the merger involving Blue Sun Biodiesel as the “Blue Sun Merger.” In addition, the Merger Agreement provides that, immediately prior to the Blue Sun Merger, the unitholders of Blue Sun Biodiesel other than SunFuels will have the opportunity to contribute their Blue Sun Biodiesel units to M-Wave in exchange for M-Wave common stock. We sometimes refer to this contribution as the “Blue Sun Contribution.” We sometimes refer to the SunFuels Merger, the Blue Sun Merger, and the Blue Sun Contribution, collectively, as the “Merger Transaction.”

Q:	What will M-Wave stockholders receive in connection with the Merger Transaction and related transactions?

M-Wave stockholders will not receive additional cash or additional shares of M-Wave capital stock in connection with the Merger Transaction. Following the completion of the Merger Transaction and the issuance of an additional 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction (see “The Merger Transaction—Material Contracts with SunFuels and Blue Sun Biodiesel”), on a fully-diluted basis, the stockholders of M-Wave, on the one hand, and the shareholders of SunFuels and members of Blue Sun Biodiesel immediately prior to the Merger Transaction, and the purchasers of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction, on the other hand, will own approximately 9% and 91% of M-Wave on a fully-diluted basis, respectively.

Q:	What will SunFuels shareholders receive in connection with the Merger Transaction and related transactions?

At the effective time of the Merger Transaction, each outstanding share of common stock of SunFuels will automatically be converted into the right to receive 7.1217 shares of M-Wave common stock. Additionally, each outstanding share of Series A Convertible Preferred Stock of SunFuels will be converted into the right to receive 7.1217 shares of M-Wave Series C Convertible Preferred Stock.

Q:	When do you expect to complete the Merger Transaction and related transactions?

A:	If each of the proposals is approved at the annual meeting and special meeting, we expect to complete the Merger Transaction and the related transactions as soon as possible after receiving the requisite shareholder approval. However, M-Wave and SunFuels each reserves the right to cancel or defer the Merger Transaction even if stockholders of M-Wave and/or shareholders of SunFuels vote to approve the proposals contained herein.

Q:	What are M-Wave stockholders being asked to vote on at the annual meeting?

A:	M-Wave stockholders are being asked to vote to approve each of the M-Wave proposals described herein.

Q:	What are SunFuels shareholders being asked to vote on at the special meeting?

A:	SunFuels shareholders are being asked to vote to approve the SunFuels proposal described herein.

Q:	Will the Current Board of Directors and Officers of M-Wave continue to manage its business following the transaction?

A:	No. Upon the effective time of the Merger Transaction, the resignation of each of the members of the existing Board of Directors of M-Wave will become effective, and the individuals described in “Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel, LLC—Directors and Executive Officers and Key Employees After the Merger Transaction” (see page 90) will constitute the Board of Directors and officers of M-Wave following the Merger Transaction until their respective successors are duly elected and qualified.

Q:	Who can vote on approving each of the M-Wave proposals and what vote is required?

A:	Holders of record of M-Wave common and preferred stock at the close of business on November 30, 2007, may vote at the annual meeting. The approval of each proposal by M-Wave stockholders other than the election of directors and the amendment to M-Wave’s Certificate of Incorporation to increase the number of authorized shares of M-Wave’s preferred stock to 100,000,000 requires the affirmative vote of the holders of a majority of the issued and outstanding shares of M-Wave’s common stock. The two Class III Director nominees receiving the highest number of votes will be elected to serve until their respective successors are elected and qualified. Approval of the proposal amend to our Certificate of Incorporation to increase the number of authorized shares of our preferred stock to 100,000,000 requires the affirmative vote of holders of a majority of the issued and outstanding shares of M-Wave’s common stock and a majority of the issued and outstanding shares of M-Wave’s preferred stock, voting separately. As of November 30, 2007, the record date for the annual meeting, there were 1,813,150 shares of common stock of M-Wave outstanding and entitled to vote, and 12,500 and 69,648 shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, respectively, issued and outstanding, which shares of preferred stock are convertible into 2,522,929 shares of common stock. Due to voting agreements entered into by certain holders of M-Wave’s common stock and 100% of the holders of M-Wave’s Series A and Series B Convertible Preferred Stock, we anticipate that each of the proposals described herein will be approved.

Q:	Who can vote on approving the SunFuels proposal and what vote is required?

A:	Holders of record of SunFuels common stock and preferred stock at the close of business on [•], may vote at the special meeting to approve the SunFuels proposal. The approval of the SunFuels proposal by holders of SunFuels common stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of SunFuels’ common stock, including shares of common stock issuable upon conversion of SunFuels Series A Convertible Preferred Stock. The approval of the SunFuels proposal by holders of SunFuels preferred stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of SunFuels Series A Convertible Preferred Stock. The approval of both the holders of SunFuels common stock and SunFuels Series A Convertible Preferred Stock, voting as separate classes, is required to approve the SunFuels proposal. As of [•], the record date for the special meeting, there were 4,447,763 shares of SunFuels common stock issued and outstanding, and 791,815 shares of SunFuels Series A Convertible Preferred Stock issued and outstanding. Due to the voting agreements entered into by SunFuels’ directors, executive officers and their affiliates, and the holders of 100% of SunFuel’s Series A Convertible Preferred Stock, we anticipate that the SunFuels proposal described herein will be approved.

Q:	How do the boards of directors of M-Wave and SunFuels recommend I vote on the proposals?

A:	The respective boards of directors of M-Wave and SunFuels believe that each of its respective proposals is advisable and in the best interests of its stockholders and its shareholders, respectively, and recommends that you vote “FOR” each such proposal, as applicable.

Q:	When and where is the M-Wave annual meeting and the SunFuels special meeting?

A:	The M-Wave annual meeting will take place on January , 2008, at 10 a.m., local time, at M-Wave’s offices located at 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131. The SunFuels special meeting will take place at SunFuels’ offices located at 1400 W. 122nd Ave., Suite 110, Westminster, Colorado, 80234 on [•], 2007, at [•] a.m., local time.

Q:	Can I attend the annual meeting or special meeting and vote my shares in person?

A:	Yes. All stockholders of M-Wave of record on November 30, 2007 are invited to attend the M-Wave annual meeting and shareholders SunFuels of record on [•] are invited to attend the SunFuels special meeting. If your shares are held through a broker, bank or other nominee, then you are not the holder of record and you must obtain a proxy, executed in your favor, from the record holder.

Q:	How will my proxy be voted?

A:	If you complete, sign, date and return your signed proxy card(s), your proxy will be voted in accordance with your instructions.

If you submit your proxy but do not indicate how you want to vote, your shares will be voted “FOR” each of the proposals, and in the discretion of the proxyholder on any other matters that are properly brought before the annual meeting or special meeting, as applicable, or any adjournment or postponement thereof.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If your shares are held in the name of a broker, bank or other nominee, then you are not the holder of record and you must obtain a proxy, executed in your favor, from the record holder. If your shares are held in “street name” by your broker, your broker will provide you with instructions on voting your shares, and you should instruct your broker to vote your shares according to those instructions. Under the rules of the NASDAQ Capital Market, your broker is not permitted to vote your shares with respect to any proposal other than the election of the Class III Directors without your voting instructions. Also, please note that if the holder of record of your shares is a broker, bank or other nominee, and you wish to vote in person at the annual meeting or special meeting, as applicable, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

Q:	What do I need to do now?

A:	You should carefully read and consider the information contained in this Joint Proxy Statement/Prospectus, including its annexes. It contains important information about what the boards of directors of M-Wave and SunFuels considered in evaluating the Merger Agreement and related transactions.

You should then complete, sign and date your proxy card and return it in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting or special meeting, as applicable. If your shares are held through a broker, bank or other nominee, you should receive a separate voting instruction form with this Joint Proxy Statement/Prospectus.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the annual meeting or special meeting, as applicable. If you are a stockholder or shareholder of record, you can do this by giving written notice to your respective corporate secretary, by submitting another proxy with a later date, or by attending the meeting and voting in person. If you are a stockholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions. See “The M-Wave Annual Meeting—Revocation of Proxies” on page 45 or “The SunFuels Special Meeting—Revocation of Proxies” on page 47.

Q:	Whom should I call with questions?

A:	If you are an M-Wave stockholder and have any questions about the proposals or if you would like additional copies of this Joint Proxy Statement/Prospectus, or a new proxy card, or if you have questions or need assistance with the completion of your proxy card, you should call Jim Mayer, Interim Chief Executive Officer, at (630) 562-5550. If you are a SunFuels shareholder, you should call Todd M. Kleinman, Corporate Secretary, at (303) 865-7700.

SUMMARY

This summary highlights selected information from this Joint Proxy Statement/Prospectus and may not contain all of the information that is important to you. You should carefully read this entire Joint Proxy Statement/Prospectus in order to understand in greater detail the Merger Transaction and the other proposals. In particular, you should read the annexes attached to this Joint Proxy Statement/Prospectus, including the Merger Agreement, as amended, which is attached hereto as Annex A. You also should read the Certificate of Designations for our Series C Convertible Preferred Stock, which is attached hereto as Annex B, and the amendments to our Certificate of Incorporation which are attached hereto as Annexes D and E because these documents govern your rights as a holder of shares following the Merger Transaction.

The information contained in this Joint Proxy Statement/Prospectus, unless otherwise indicated, assumes the Merger Transaction and all the transactions related to the Merger Transaction will occur, and that each of the other proposals will be approved. When used in this Joint Proxy Statement/Prospectus, unless otherwise specifically stated or the context otherwise requires, the terms “Company,” “we,” “our” and “us” refer to M-Wave and its subsidiaries with respect to the period prior to the Merger Transaction, and M-Wave and its subsidiaries including SunFuels with respect to the period after the Merger Transaction.

M-Wave stockholders are being asked to approve six proposals at the annual meeting, each as further described herein. SunFuels shareholders are being asked to approve one proposal at the special meeting, as further described herein.

M-WAVE PROPOSAL NO. 1—APPROVE THE ISSUANCE OF M-WAVE COMMON AND PREFERRED STOCK PURSUANT TO THE MERGER AGREEMENT AND SUBSCRIPTION AGREEMENT, (SEE PAGE 122) AND SUNFUELS PROPOSAL NO. 1—APPROVE THE MERGER AGREEMENT (SEE PAGE 157)

The Companies

M-Wave, Inc.

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(630) 562-5550

We are a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. As described elsewhere in this Joint Proxy Statement/Prospectus, we have entered into an agreement, subject to stockholder approval, completion of the Merger Transaction, and other customary conditions, to sell the assets related to our existing business to M-Wave International, LLC, an Illinois limited liability company, which we refer to herein as “M-Wave International,” controlled by Joseph A. Turek, who is our Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of our EMG Division. See “Proposal No. 5—Approve the Sale of Substantially all of the Assets Related to our Existing Business.”

Immediately following the Merger Transaction, the businesses of SunFuels and Blue Sun Biodiesel will be operated by M-Wave. M-Wave was incorporated on January 31, 1992. On April 1, 1992, M-Wave completed its initial public offering, or IPO. M-Wave’s common stock is listed on the NASDAQ Capital Market under the symbol “MWAV” and began trading on April 2, 1992.

Ocean Merger Sub, Inc.

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(630) 562-5550

Ocean Merger Sub, Inc. is a Delaware corporation and a wholly-owned subsidiary of M-Wave that was organized to complete the Merger Transaction. Upon completion of the SunFuels Merger, all outstanding shares of Ocean Merger Sub, Inc. will be cancelled. Prior to completion of the Merger Transaction, Ocean Merger Sub, Inc. will conduct no business other than that incident to the Merger Transaction. Ocean Merger Sub, Inc. was organized in Delaware on January 9, 2007.

SunFuels, Inc.

1400 W. 122nd Ave., Suite 110

Westminster, Colorado 80234

(303) 865-7700

SunFuels, Inc. is a Colorado corporation and currently based in the Denver area. SunFuels was formed for the purpose of developing and implementing strategies to meet increasing demands for renewable energy sources, primarily biodiesel. SunFuels conducts substantially all of its business operations through Blue Sun Biodiesel, LLC, a Colorado limited liability company. As of October 31, 2007, SunFuels owned 95.17% of the membership interests of Blue Sun Biodiesel. Through Blue Sun Biodiesel, SunFuels is implementing an integrated business model that involves the development of proprietary, low-cost, high-performance canola-type oilseeds, management of grain production derived from these seeds, control of seed crushing and oil feedstock refining into B100 biodiesel, automated blending to B20, including proprietary, high-performance Blue Sun Biodiesel formulated additives, and distribution through a network of authorized distributors committed to brand and quality practices. SunFuels was incorporated on November 19, 2001.

Blue Sun Biodiesel, LLC

1400 W. 122nd Ave., Suite 110

Westminster, Colorado 80234

(303) 856-7700

Blue Sun Biodiesel, LLC is a Colorado limited liability company that was formed by SunFuels to continue the fuel distribution, research and development, grain production, biodiesel production, and meal and oil marketing efforts begun by SunFuels. On June 1, 2004, SunFuels contributed substantially all of its assets to Blue Sun Biodiesel in exchange for 100% of the membership interests of Blue Sun Biodiesel. As of October 31, 2007, SunFuels owned 95.17% of the membership interests of Blue Sun Biodiesel. The Blue Sun Biodiesel units currently constitute the primary asset of SunFuels. Since the contribution of assets by SunFuels, Blue Sun Biodiesel has been conducting the biodiesel research, marketing and distributing operations previously conducted by SunFuels. In addition to its research efforts, Blue Sun Biodiesel has been actively engaged in marketing and distributing biodiesel throughout the Western United States region and beyond. Blue Sun Biodiesel was formed on November 25, 2003.

General Information about the Merger Agreement

The Board of Directors of M-Wave has unanimously approved a Merger Agreement pursuant to which our wholly-owned subsidiary, Ocean Merger Sub, Inc., will be merged with and into SunFuels and SunFuels will become a wholly-owned subsidiary of M-Wave. We refer to this merger and the related transactions described in this Joint Proxy Statement/Prospectus as the SunFuels Merger. Pursuant to the terms of the Merger Agreement, immediately following the effectiveness of the SunFuels Merger, Blue Sun Biodiesel will be merged with and into SunFuels. We refer to this merger and the related transactions described in this Joint Proxy Statement/Prospectus as the Blue Sun Merger.

In connection with the completion of the Merger Transaction and without further action by any party, our name will be changed to “Blue Sun Holdings, Inc.” and the name of SunFuels will be changed to “Blue Sun Biodiesel, Inc.”

M-Wave and SunFuels each reserve the right to cancel or defer the Merger Transaction even if their respective stockholders and shareholders vote to approve the proposals set forth herein and the other conditions to the completion of the Merger Transaction are satisfied or waived if their respective boards of directors determine that the Merger Transaction are no longer in the best interests of M-Wave and its stockholders or SunFuels and its shareholders, as applicable.

We estimate that one-time transaction costs incurred or to be incurred in connection with the Merger Transaction and related transactions will be approximately $1.8 million.

Structure and Completion of the Merger Transaction (See page 70)

At the effective time of the SunFuels Merger, (a) the shares of common stock held by the shareholders of SunFuels will be cancelled, and the shareholders of SunFuels shall have the right to receive 7.1217 shares of M-Wave common stock, and (b) the shares of Series A Convertible Preferred Stock held by the preferred shareholders of SunFuels will be cancelled, and such preferred shareholders of SunFuels shall have the right to receive 7.1217 shares of M-Wave Series C Convertible Preferred Stock for each share of SunFuels Series A Convertible Preferred Stock. As set forth in the Merger Agreement, each issued and outstanding membership unit of Blue Sun Biodiesel not owned by SunFuels may, at the option of the holder, be contributed to M-Wave in exchange for 6,935.7796 shares of M-Wave common stock. Immediately following the SunFuels Merger and the Blue Sun Contribution, Blue Sun Biodiesel will be merged into SunFuels. At the effective time of the Blue Sun Merger, each issued and outstanding membership unit of Blue Sun Biodiesel owned by SunFuels, and each membership unit of Blue Sun Biodiesel contributed to M-Wave, shall be cancelled and no capital stock of M-Wave or SunFuels, cash or other consideration shall be paid or delivered in exchange therefor. Furthermore, each membership unit of Blue Sun not owned by SunFuels or contributed to M-Wave will be converted into the right to receive 6,935.7796 shares of M-Wave common stock.

At the effective time of the Blue Sun Merger, pursuant to exercise agreements dated as of January 26, 2007, the holders of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock have each agreed to convert all of their shares of M-Wave Series A Convertible Preferred Stock and M-Wave Series B Convertible Preferred Stock into shares of M-Wave common stock.

Registration of Issuance of 39,608,978 Shares of M-Wave Common Stock and 5,963,583 Shares of Series C Convertible Preferred Stock

This Joint Proxy Statement/Prospectus also relates to 39,608,978 shares of common stock and 5,963,583 shares of Series C Convertible Preferred Stock of M-Wave that are being registered in connection with the transactions contemplated by the Merger Agreement. M-Wave will not receive any proceeds from the registration of these shares.

Ownership of M-Wave after the Merger Transaction

Following the completion of the Merger Transaction and the issuance of an additional 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction (see “The Merger Transaction—Material Contracts with SunFuels and Blue Sun Biodiesel”), on a fully-diluted basis, the stockholders of M-Wave, on the one hand, and SunFuels shareholders and members of Blue Sun Biodiesel immediately prior to the Merger Transaction, and the purchasers of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction, on the other hand, will own approximately 9% and 91% of M-Wave on a full-diluted basis, respectively.

Fractional Shares

M-Wave will not issue fractional shares of M-Wave common stock or M-Wave Series C Convertible Preferred Stock in the Merger Transaction. As a result, the number of shares of M-Wave common or preferred stock each SunFuels shareholder or Blue Sun Biodiesel member will receive in the Merger Transaction after aggregating all fractional shares to be received by the shareholder or member will be rounded to the nearest number of whole shares.

Risk Factors (See page 23)

In evaluating each of the proposals, you should carefully read this Joint Proxy Statement/Prospectus and especially consider the factors discussed in the section entitled “Risk Factors” on page 23 of this Joint Proxy Statement/Prospectus.

Treatment of Stock Options and Warrants (See page 73)

M-Wave will assume all obligations under the SunFuels 2005 Stock Option Plan. All rights of participants to acquire shares of common stock of SunFuels under the SunFuels 2005 Stock Option Plan will be converted into rights to acquire common stock of M-Wave, in accordance with the terms of the Merger Agreement. The assumption by M-Wave of all obligations under the SunFuels 2005 Stock Option Plan will have no impact upon the vesting schedule of any option grant.

All rights of SunFuels warrant holders to acquire shares of common stock of SunFuels will be converted into rights to acquire common stock of M-Wave, in accordance with the terms of the Merger Agreement. Currently outstanding M-Wave stock options and warrants will remain outstanding.

Board of Directors of M-Wave and SunFuels (See page 90)

Upon the effective time of the Merger Transaction, the resignation of each of the members of the existing Board of Directors of M-Wave will become effective, and the individuals described in “Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel LLC—Directors and Executive Officers and Key Employees After the Merger Transaction” (see page 90) will constitute the Board of Directors of M-Wave following the merger Transaction until their respective successors are duly elected and qualified.

The members of the Board of Directors of SunFuels immediately prior to the effective time of the Merger Transaction shall be the initial members of the Board of Directors of SunFuels following the Merger Transaction until their respective successors are duly elected and qualified.

Officers of M-Wave and SunFuels (See page 90)

Upon the effective time of the SunFuels Merger and the Blue Sun Merger, the resignation of each of the officers of M-Wave will become effective and the individuals described in “Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel, LLC—Directors and Executive Officers and Key Employees After the Merger Transaction” (see page 90) are expected to constitute the initial officers of M-Wave following the Merger Transaction.

The officers of SunFuels immediately prior to the effective time of the Merger Transaction shall be the initial officers of SunFuels following each such merger.

Charter and Bylaws of M-Wave and SunFuels (See page 114)

Upon the effective time of the Merger Transaction, M-Wave’s Certificate of Incorporation, as amended in accordance with the M-Wave proposals set forth herein, the Certificate of Designations for our Series C Convertible Preferred Stock, which is attached as Annex B, and M-Wave’s current bylaws will constitute the certificate of incorporation and bylaws of M-Wave following the Merger Transaction. Accordingly, the rights of M-Wave stockholders under its certificate of incorporation in effect following the Merger Transaction will be different than the rights of M-Wave stockholders under M-Wave’s current certificate of incorporation, as described in “M-Wave Proposal No. 3: Approve an Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of our Preferred Stock to 100,000,000 shares” (see page 130) and “M-Wave Proposal No. 6: Approve an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split of One-For-Four (1:4)” (see page 151).

The articles of incorporation and bylaws of SunFuels, as in effect immediately prior to the effective time of the Merger Transaction shall continue in full force and effect as the articles of incorporation and bylaws of SunFuels following the Merger Transaction.

Interests of Certain Persons in the Merger Transaction (See page 63)

As described elsewhere in this Joint Proxy Statement/Prospectus, M-Wave has entered into an agreement, subject to stockholder approval, completion of the Merger Transaction and other customary conditions, to sell the assets related to our existing business to M-Wave International which is controlled by Joseph A. Turek, who is our Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of our EMG Division. In addition, the agreement provides for M-Wave to purchase a six-year extended reporting period endorsement under its existing directors’ and officers’ liability insurance coverage for the benefit of M-Wave’s directors and officers, including Mr. Turek and Mr. Duke. Therefore, Mr. Turek and Mr. Duke each have an interest in the Merger Transaction and the sale of substantially all of the assets related to our existing business described herein. See “Proposal No. 5—Approve the Sale of Substantially all of the Assets Related to our Existing Business.”

In considering the recommendation of the SunFuels Board of Directors in favor of the Merger Transaction, shareholders of SunFuels should be aware that certain directors and officers of SunFuels may be deemed to have certain interests in the Merger Transaction that are different from, or in addition to, the interests of shareholders of SunFuels generally. Specifically, SunFuels directors and management beneficially own or have rights to acquire up to 1,822,641 shares of SunFuels common stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SUNFUELS.”

M-WAVE PROPOSAL NO. 2—ELECTION OF DIRECTORS (SEE PAGE 123)

At the meeting, you will elect two Class III Directors to serve until their respective successors are elected and qualified. Each nominee has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected. If the Merger Transaction is consummated, these directors will resign as contemplated by the Merger Agreement.

M-WAVE PROPOSAL NO. 3—APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF M-WAVE’S PREFERRED STOCK TO 100,000,000 SHARES (SEE PAGE 130)

At the meeting, stockholders of M-Wave will be asked to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of M-Wave’s preferred stock to 100,000,000 shares, which amendment is attached hereto as Annex D.

M-WAVE PROPOSAL NO. 4—AMENDMENT TO THE 2003 STOCK INCENTIVE PLAN (SEE PAGE 131)

At the meeting, stockholders of M-Wave will be asked to approve the amendment to M-Wave 2003 Stock Incentive Plan to increase the number of shares of M-Wave common stock that may be issued pursuant to awards granted under the plan by 4,000,000 shares, which was adopted by M-Wave’s Board of Directors at a meeting of the Board of Directors held on January 22, 2007, subject to approval by M-Wave’s stockholders. The amendment is attached hereto as Annex C.

M-WAVE PROPOSAL NO. 5—APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS RELATED TO OUR EXISTING BUSINESS (SEE PAGE 137)

At the meeting, stockholders of M-Wave will be asked to approve the sale of substantially all of the assets related to our existing business to M-Wave International which is controlled by Joseph A. Turek, who is our Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of our EMG Division, or the terms set forth in the Asset Purchase Agreement, which is attached hereto as Annex G. We sometimes refer to this transaction as the “Asset Sale.”

M-WAVE PROPOSAL NO. 6—AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF M-WAVE’S ISSUED AND OUTSTANDING COMMON STOCK OF ONE-FOR-FOUR (1:4) (SEE PAGE 151)

At the meeting, stockholders of M-Wave will be asked to approve an amendment to M-Wave’s certificate of incorporation to effect a reverse split of M-Wave’s issued and outstanding common stock, of one-for-four (1:4), which will be effective immediately after completion of the Merger Transaction. The amendment is attached hereto as Annex E.

M-Wave Stockholders and SunFuels Shareholders Entitled to Vote (See pages 43 and 46)

M-Wave’s Board of Directors has fixed the close of business on November 30, 2007 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting. As of October 31, 2007, there were 1,813,150 shares of M-Wave common stock outstanding and approximately 1,200 holders of record. At the close of business on the record date, M-Wave directors, executive officers and their affiliates as a group owned and were entitled to vote 847,090 shares of M-Wave common stock, representing approximately 49% of the outstanding voting power of M-Wave common stock.

All of M-Wave’s directors, executive officers and their affiliates that are entitled to vote at M-Wave annual meeting have indicated that they currently intend to vote their shares of M-Wave common stock in favor of each of the proposals set forth above. Pursuant to voting agreements dated as of January 26, 2007, certain holders of M-Wave’s common stock, who collectively beneficially own an aggregate of approximately 49% of the outstanding shares of common stock of M-Wave and the holders of 100% of M-Wave’s issued and outstanding preferred stock have agreed to vote their shares for each of the proposals described above on which they are entitled to vote.

SunFuels’ Board of Directors has fixed the close of business on [•] as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the SunFuels special meeting. As of October 31, 2007, there were 4,447,763 shares of SunFuels common stock outstanding and entitled to vote and 163 holders of record of common stock and there were 791,815 shares of SunFuels Series A Convertible Preferred Stock outstanding and two holders of record of such Series A Convertible Preferred Stock. At the close of business on the record date, SunFuels directors, executive officers and their affiliates as a group owned and were entitled to vote 1,822,641 shares of SunFuels common stock, representing approximately 34.0% of the outstanding voting power of SunFuels common stock on a fully-diluted basis.

All of SunFuels’ directors, executive officers and certain of their affiliates and the holders of 100% of SunFuels Series A Convertible Preferred Stock have entered into voting agreements to vote their shares of SunFuels common stock and SunFuels Series A Convertible Preferred Stock in favor of the proposal set forth above.

Regulatory Approvals (See page 64)

M-Wave and SunFuels are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the merger pursuant to the Merger Agreement, other than compliance with applicable federal and state securities laws, the filing of a certificate of merger as required under the Delaware General Corporations Law and a statement of merger as required by the Colorado Business Corporations Act.

Vote Required; Dissenters’ Rights (See pages 44, 46 and 67)

The approval of each proposal by M-Wave stockholders other than the election of directors and the amendment to M-Wave’s Certificate of Incorporation to increase the number of authorized shares of M-Wave’s preferred stock to 100,000,000 requires the affirmative vote of the holders of a majority of the issued and outstanding shares of M-Wave’s common stock. The two Class III Director nominees receiving the highest number of votes will be elected to serve until their respective successors are elected and qualified. Approval of the proposal to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our preferred stock to 100,000,000 requires the affirmative vote of holders of a majority of the issued and outstanding shares of M-Wave’s common stock and a majority of the issued and outstanding shares of M-Wave’s preferred stock, voting separately. As of November 30, 2007, the record date for the annual meeting, there were 1,813,150 shares of common stock of M-Wave outstanding and 12,500 and 69,648 shares of Series A and Series B Convertible Preferred Stock, respectively, issued and outstanding, which are convertible into 2,522,929 shares of M-Wave common stock. Due to voting agreements entered into by certain holders of M-Wave’s common stock and the holders of 100% of M-Wave’s Series A and Series B Convertible Preferred Stock, we anticipate that each of the M-Wave proposals described herein will be approved.

Under Delaware law and M-Wave’s charter, M-Wave stockholders will not be entitled to dissenters’ rights of appraisal as a result of the Merger Transaction.

Holders of record of SunFuels common stock and preferred stock at the close of business on [•], may vote at the special meeting to approve the proposal. The approval of the SunFuels proposal by holders of SunFuels common stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of SunFuels’ common stock, including shares of common stock issuable upon conversion of SunFuels Series A Convertible Preferred Stock. The approval of the SunFuels proposal by holders of SunFuels preferred stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of SunFuels Series A Convertible Preferred Stock. The affirmative vote of a majority of both the holders of SunFuels common stock and SunFuels Series A Convertible Preferred Stock, voting as separate classes, is required to approve the SunFuels proposal. As of November 30, 2007, the record date for the special meeting, there were 4,447,763 shares of common stock of SunFuels outstanding and 791,815 shares of Series A Convertible Preferred Stock of SunFuels outstanding.

Under Colorado corporate law, SunFuels shareholders will be entitled to dissenters’ rights of appraisal as a result of the Merger Transaction. For more information, see “The Merger Transaction—Description of Dissenters’ Rights” below on page 67.

Under Colorado law and the Blue Sun Biodiesel LLC operating agreement, the unit holders of Blue Sun will not be entitled to dissenters’ rights of appraisal as a result of the Merger Transaction.

Material United States Federal Income Tax Consequences of the Merger Transaction (See page 64)

We anticipate that the holders of SunFuels common stock, Blue Sun Biodiesel units and SunFuels Series A Convertible Preferred Stock who exchange their shares or units for M-Wave common stock or Series C Convertible Preferred Stock should not recognize gain or loss for United States federal income tax purposes in connection with the Merger Transaction.

For more information, see “Material United States Federal Income Tax Consequences of the Merger Transaction” below on page 64.

RECOMMENDATION OF THE BOARDS OF DIRECTORS

The Board of Directors of M-Wave approved the Merger Agreement and determined that the transactions contemplated by each of the proposals set forth herein are advisable and in the best interests of M-Wave and its stockholders, and unanimously recommends that stockholders of M-Wave vote “FOR” each of the M-Wave proposals set forth herein.

The Board of Directors of SunFuels approved the Merger Agreement and determined that the transactions contemplated by the SunFuels proposal set forth herein is advisable and in the best interests of SunFuels and its shareholders, and unanimously recommends that shareholders of SunFuels vote “FOR” the SunFuels proposal set forth herein.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The pro forma financial information presented below reflects the sale of M-Wave’s current operations in the Asset Sale. In addition, the information reflects a plan of merger, which we refer to herein as the “Merger Agreement,” pursuant to which a wholly-owned subsidiary of M-Wave, Inc., Ocean Merger Sub, Inc., a Delaware corporation, will be merged with and into SunFuels Inc., a Colorado corporation, and SunFuels will become a wholly-owned subsidiary of M-Wave. We sometimes refer to this merger and certain related transactions as the “SunFuels Merger.” Immediately following the SunFuels Merger, the Merger Agreement also provides for Blue Sun Biodiesel, LLC, a Colorado limited liability company, to be merged with and into SunFuels. We sometimes refer to the merger involving Blue Sun Biodiesel as the “Blue Sun Merger.” In addition, the Merger Agreement provides that, immediately prior to the Blue Sun Merger, the unitholders of Blue Sun Biodiesel other than SunFuels will have the opportunity to contribute their Blue Sun Biodiesel units to M-Wave in exchange for M-Wave common stock. We sometimes refer to this contribution as the “Blue Sun Contribution.” We sometimes refer to the SunFuels Merger, the Blue Sun Merger, and the Blue Sun Contribution, collectively, as the “Merger Transaction.”

At the effective time of the SunFuels Merger, each outstanding share of common stock of SunFuels will automatically be converted into the right to receive 7.1217 shares of M-Wave common stock. Each outstanding option and warrant to purchase common stock of SunFuels will be converted to the right to purchase 7.1217 shares of M-Wave common stock. The outstanding options and warrants to purchase common stock of M-Wave are not affected by this merger. Each outstanding share of Series A Convertible Preferred Stock of SunFuels will be converted into the right to receive 7.1217 shares of M-Wave Series C Convertible Preferred Stock.

Additionally, immediately following the SunFuels Merger, but prior to giving effect to the planned Reverse Stock Split, M-Wave will issue an additional 5,341,275 shares of Series C Convertible Preferred Stock at $1.8956 per share. Neither the additional 5,341,275 shares of Series C Convertible Preferred Stock nor the shares of common stock that would be issuable upon conversion of the additional 5,341,275 shares of Series C Convertible Preferred Stock are included in the shares to be registered in this registration statement. After closing of the SunFuels Merger and the subsequent sale of 5,341,275 shares of Series C Convertible Preferred Stock by M-Wave, there will be a total of 11,304,858 shares of Series C Convertible Preferred Stock issued and outstanding. Assuming that none of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of M-Wave will be repurchased pursuant to the Exercise Agreement, all of the issued and outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of M-Wave will be converted into 318,878 and 2,204,051 shares, respectively, of M-Wave common stock.

On September 20, 2007, the parties entered into a first amendment to the Exercise Agreement that provides for M-Wave to use its remaining cash after paying all of its accrued liabilities as of the closing date of the Merger Transaction to pay to the holders of its Series B Convertible Preferred Stock, on a pro rata basis, up to the accrued but unpaid dividends on their shares of Series B Convertible Preferred Stock. As of September 30, 2007, accrued dividends of $266,984 have been recorded with respect to the Series B Convertible Preferred Stock. If M-Wave still has remaining cash after payment of such accrued dividends, it agreed to use such remaining cash to redeem shares of its Series A Convertible Preferred Stock from the holders thereof, on a pro rata basis, at a redemption price of $3.92 per share, which is equal to the current conversion price of the Series A Convertible Preferred Stock. This conversion price has not been changed by the Exercise Agreement or the first amendment thereto. If the accrued but unpaid dividends on the shares of Series B Convertible Preferred Stock exceed M-Wave’s remaining cash as of the closing date of the Merger Transaction, the holders of the Series B Convertible Preferred Stock agreed to waive and release M-Wave from any liability for such accrued but unpaid dividends. For purposes of the first amendment to the Exercise Agreement, “remaining cash” excludes the $200,000 that SunFuels has agreed to reimburse M-Wave for costs incurred in connection with the Merger Transaction pursuant to the second amendment to the Merger Agreement.

As set forth in the Merger Agreement, each issued and outstanding membership unit of Blue Sun Biodiesel not owned by SunFuels may, at the option of the holder, be contributed to M-Wave in exchange for 6,935.7796 shares of M-Wave common stock. Immediately following the SunFuels Merger and the Blue Sun Contribution, Blue Sun Biodiesel will be merged into SunFuels. At the effective time of the Blue Sun Merger, each issued and outstanding membership unit of Blue Sun Biodiesel owned by SunFuels, and each membership unit of Blue Sun Biodiesel contributed to M-Wave, shall be cancelled and no capital stock of M-Wave or SunFuels, cash or other consideration shall be paid or delivered in exchange therefor. Furthermore, each membership unit of Blue Sun not owned by SunFuels and not contributed to M-Wave shall be converted into the right to receive 6,935.7796 shares of M-Wave common stock.

Because the former shareholders of SunFuels will hold immediately after the Merger Transaction a majority of M-Wave’s common stock on a voting and diluted basis, SunFuels is deemed to be the acquirer for accounting purposes. In addition, because M-Wave will have disposed of substantially all of its current operations concurrently with the Merger Transaction, the adjustments below essentially represent a recapitalization of SunFuels as of the date of the Merger Transaction.

The Asset Purchase Agreement provides that the Asset Sale will close simultaneously with the closing of the Merger Transaction. Consequently, when the Merger Transaction actually closes, M-Wave will be a “shell company” because at that point in time M-Wave will have fully divested itself of its existing lines of business and will have no other on-going business activities.

The historical financial information on which the pro forma statements are based is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 originally filed on April 2, 2007 (as amended on October 22, 2007) and our Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007 filed on November 14, 2007. No significant assumptions are included in the pro forma financial information. All other adjustments are of an historical nature.

The pro forma financial information reflects our balance sheet as of September 30, 2007 as if the Merger Transaction and the Asset Sale had been consummated on that date, and statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 as if the Merger Transaction and the Asset Sale had been consummated as of January 1, 2006.

Through September 30, 2007, M-Wave has incurred approximately $642,000 and Blue Sun has incurred approximately $584,000 in costs (primarily of a legal and accounting nature) related to the Merger Transaction. These costs are expected to be approximately $1.9 million when the Merger Transaction is expected to close in January 2008. M-Wave has included $200,000 of the costs incurred through September 30, 2007 in current assets at September 30, 2007 and charge the remainder to current operations in 2007. Blue Sun Biodiesel has charged all costs incurred through September 30, 2007 to current operations.

Pursuant to the second amendment to the Merger Agreement, SunFuels has agreed to reimburse M-Wave for up to $200,000 of costs M-Wave has incurred in connection with the Merger Transaction. Reimbursement will occur at the time of closing of the Merger Transaction. The pro forma information reflects the write-off of these costs at the date of the closing of the Merger Transaction.

M-Wave is not expected to have any significant assets at the time the Merger Transaction is completed. Cash required by M-Wave to pay the costs related to the Asset Sale and in connection with the Merger Transaction, in addition to payment of a mandatory dividend on M-Wave’s Series B Convertible Preferred Stock, will likely result in full utilization of M-Wave’s remaining cash by the time the Merger Transaction is expected to be completed in January 2008. Based on the above, the pro forma information presented below reflects full utilization of cash held by M-Wave by the time the Asset Sale and the Merger Transaction are completed.

The pro forma financial information should be read in conjunction with our historical consolidated financial statements and the historical consolidated financial statements of SunFuels used in the preparation of the pro forma financial information.

THE PRO FORMA INFORMATION PRESENTED IS NOT NECESSARILY INDICATIVE OF THAT WHICH WOULD HAVE BEEN ATTAINED HAD THE MERGER TRANSACTION OR THE ASSET SALE OCCURRED AT AN EARLIER DATE.

M-Wave, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2007

	M-Wave	Pro forma Adjustments		Pro forma M-Wave	Blue Sun		Pro forma Adjustments		Pro forma Combined
ASSETS	(As Reported)				(Historical	)
Current Assets:
Cash and cash equivalents	$659,082			$659,082	$1,583,735		$(659,082)	B	$1,183,735
							(400,000)	I
Restricted cash held by consolidated subsidiary					$1,530,681				1,530,681
Accounts receivable, net	1,099,014	(1,099,014)	A	—	1,086,044				1,086,044
Inventories, net	1,611,039	(1,611,039)	A	—	879,906				879,906
Due from Blue Sun		200,000	J	200,000			(200,000)	K	—
Prepaid expenses and other	372,160	(172,160)	A	—	54,183				54,183
		(200,000)	J

Total current assets	3,741,295	(2,882,213)		859,082	5,134,548		(1,259,082)		4,734,548
Machinery and equipment-net	216,663	(216,663)	A	—	134,226				134,226
Construction in progress					9,310,124				9,310,124
Investments					5,038				5,038
Deferred bank financing costs					176,367				176,367
Restricted bank certificate of deposit					3,229,544				3,229,544
Other assets, net					54,789				54,789

Total Assets	$3,957,958	($3,098,876)		$859,082	$18,044,638		$(1,259,082)		$17,644,639

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,323,897	($1,323,897)	A		$1,769,349				$1,769,349
Accounts payable-related party					2,116,713				2,116,713
Deferred grant advances					225,000				225,000
Accrued dividends	266,984			266,984			(266,984)	B	—
Accrued expenses	434,676	(434,676)	A	—	480,743				480,743

Total liabilities	2,025,557	(1,758,573)		266,984	4,591,805		(266,984)		4,591,805
Long-term debt					1,031,148				1,031,148
Minority interest					4,494,483				4,494,483
Stockholders’ Equity:
Preferred Convertible Stock—Series A	656,800			656,800	10,136,707		(656,800)	C	—
							(10,136,707)	H
Preferred Convertible Stock—Series B	6,842,797			6,842,797	—		(6,842,797)	D	—
Preferred Convertible Stock—Series C							10,136,707	H	10,136,707
Common Stock	11,236			11,236	6,860,993		(6,860,993)	F	192,073
							1,594	C
							11,020	D
							9,844	E
							158,378	F
Additional paid-in capital	14,427,683			14,427,683	—		(21,346,418)	G	6,668,921
							(392,098)	B
							655,206	C
							6,831,777	D
							(9,844)	E
							6,702,615	F
							(200,000)	K
Accumulated deficit	(17,720,945)	(512,303)	A	(18,233,248)	(9,070,497)		18,233,248	G	(9,470,497)
							(400,000)	I
Treasury stock	(2,285,170)	(828,000)	A	(3,113,170)	—		3,113,170	G	—

Total stockholders’ equity/(deficit)	1,932,401	(1,340,303)		592,098	7,927,203		(992,098)		7,527,203

Total Liabilities and Stockholders’ Equity	$3,957,958	($3,098,876)		$859,082	$18,044,638		$(1,259,082)		$17,644,639

See accompanying Notes to Unaudited Pro forma Condensed Combined Financial Statements

A	To reflect the sale at fair market value of the operating assets, net of certain liabilities assumed, of M Wave’s current operations in exchange for 300,000 shares of common stock at $2.76 per share, the closing stock price on the date of the Asset Purchase Agreement for the Asset Sale. If M-Wave’s working capital exceeds $770,000 at the closing of the Asset Sale, M-Wave International will be required to deliver cash or additional shares of common stock. See “M-Wave Proposal No. 5: Approve the Sale of Substantially All of the Assets Related to our Existing Business—Purchase Price and Adjustments.”

B	To reflect additional costs ($303,000) expected to be incurred in the sale of M-Wave’s current operations and completion of the merger transactions and payment of a dividend ($356,000) on the Preferred Convertible Stock—Series B. M-Wave is not expected to have a significant amount of cash at the merger date, other than the $200,000 to be received from Blue Sun at closing per Note J.

C	To reflect conversion M Wave Preferred Convertible Stock Series A into 318,877 shares of M-Wave common stock.

D	To reflect conversion M Wave Preferred Convertible Stock Series B into 2,204,051 shares of M-Wave common stock.

E	To reflect exchange of 284 units in Blue Sun Biodiesel held by minority interest for 1,969,761 shares of M-Wave common stock.

F	To reflect exchange of SunFuels common stock for 31,675,634 shares of M-Wave common stock.

G	To eliminate additional paid in capital, retained deficit, and treasury stock of M Wave at date of merger.

H	To reflect the issuance of 5,744,598 shares of M-Wave Series C Convertible Preferred Stock by M-Wave based on 806,633 shares of SunFuels Series A Convertible Preferred Stock outstanding as of September 30, 2007.

I	To reflect $400,000 of estimated additional SunFuel expenses in connection with the Merger Transaction.

J	To reclassify and record as a receivable from SunFuels $200,000 of deferred merger costs at June 30, 2007.

K	To reflect write-off of deferred merger costs at September 30, 2007.

M-Wave, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Nine Months Ended September 30, 2007					For the Twelve Months Ended December 31, 2006
	M-Wave	Blue Sun	Pro forma Adjustments		Pro forma Combined	M-Wave	Blue Sun	Pro forma Adjustments		Pro forma Combined
Net sales	$—	$10,743,168	$—		$10,743,168	$—	$6,819,309	$—		$6,819,309
Cost of goods sold	—	10,113,729	—		10,113,729	—	6,339,414	—		6,339,414

Gross profit	—	629,439	—		629,439	—	479,895	—		479,895
Operating expenses:
Selling, general and administrative	—	2,769,899	—		2,769,899	—	1,204,600	—		1,204,600
Loss on abandonment of assets	—	—	—		—		225,339			225,339
Construction phase expenses	—	532,708	—		532,708

Total operating expenses	—	3,302,607	—		3,302,607	—	1,429,939	—		1,429,939

Operating loss	—	(2,673,168)	—		(2,673,168)	—	(950,044)	—		(950,044)
Other income (expense):
Interest income		253,746			253,746		9,939			9,939
Interest expense		(3,563)			(3,563)	—	(41,187)			(41,187)

Total other income (expense)	—	250,183	—		250,183	—	(31,248)	—		(31,248)

Minority interest in share of loss		195,933			195,933		33,257			33,257

Net loss	—	(2,227,052)	—		(2,227,052)	—	(948,035)	—		(948,035)
Beneficial conversion option of warrants		(3,720,815)	—		(3,720,815)
Preferred stock dividends		(564,659)	—		(564,659)	—		—		—

Net loss attributable to common stockholders	$—	$(6,512,526)	$—		$(6,512,526)	$—	$(948,035)	$—		$(948,035)

Weighted average number of shares outstanding—basic and diluted	1,791,099	4,447,763		A	37,659,432	1,604,794	4,408,118		A	37,190,787
Net loss per common share—basic and diluted	$—	$(1.46)			$(0.17)	$—	$(0.22)			$(0.03)

See accompanying Note to Unaudited Pro forma Condensed Combined Financial Statements

A	Weighted average number of shares on a pro forma basis are calculated based on the number of shares outstanding during the period plus the effect of the number of shares to be issued or assumed to be issued had the merger transaction occurred at the beginning of the period presented, as follows:

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
SunFuels historical weighted average shares outstanding	4,447,763	4,408,118
Exchange ratio	7.1217	7.1217

SunFuels shares outstanding after exchange for M-Wave common stock	31,675,634	31,393,294
M-Wave historical weighted average shares outstanding	1,791,099	1,604,794
M-Wave common stock issued to minority interest of Blue Sun Biodiesel, LLC	1,969,761	1,969,761
M-Wave conversion of Series A & B Preferred Stock for common stock of M-Wave	2,522,938	2,522,938
Receipt of M-Wave common stock in return for assets of M-Wave	(300,000)	(300,000)

Pro forma weighted average shares outstanding	37,659,432	37,190,787

The amounts for M-Wave are based upon the following pro forma adjustments for the nine-month period ended September 30, 2007 and the twelve-month period ended December 31, 2006:

	For the Nine Months Ended September 30, 2007				For the Twelve Months Ended December 31, 2006
	M-Wave	Pro forma Adjustments		Pro forma M-Wave	M-Wave	Pro forma Adjustments		Pro forma M-Wave
	Historical				Historical
Net sales	$7,991,758	$(7,991,758)	A	$—	$9,762,154	$(9,762,154)	A	$—
Cost of goods sold	5,997,828	(5,997,828)	A	—	7,275,029	(7,275,029)	A	—

Gross profit	1,993,930	(1,993,930)	A	—	2,487,125	(2,487,125)	A	—
Operating expenses:	2,783,269	(2,783,269)	A	—	4,796,694	(4,796,694)	A	—

Operating loss	(789,339)	789,339	A	—	(2,309,569)	2,309,569	A	—
Interest expense	—	—		—	(419,028)	419,028	A	—

Loss from continuing operations	(789,339)	789,339	A	—	(2,728,597)	2,728,597	A	—
Loss from discontinued operations, net of tax				—	(488,668)	488,668	B	—

Net loss	(789,339)	789,339		—	(3,217,265)	3,217,265		—
Preferred stock dividends	$(266,984)	266,984		—	(235,943)	235,943	C	—

Net loss attributable to common stockholders	$(1,056,323)	$1,056,323		$—	$(3,453,208)	$3,453,208		$—

Weighted average number of shares outstanding—basic and diluted	1,791,099			1,779,890	1,604,794			1,604,794
Basic and diluted loss per common share:
Continuing operations	$(0.59)			$—	$(1.84)			$—
Discontinued operations	—			—	(0.31)			—

Net loss per common share—basic and diluted	$(0.59)			$—	$(2.15)			$—

A	To reflect the sale of the operating assets, net of certain liabilities assumed, of M-Wave’s current operations as of the beginning of the period.
B	To eliminate loss on discontinued operations.
C	To eliminate dividends on preferred stock.

Historical Data Per Share

The historical book value per share data of M-Wave presented below is computed by dividing total stockholder’s equity of $3,048,118, $(2,241,439) and $2,759,853 on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, by the number of shares outstanding on those dates.

	Year ended December 31, 2004	Year ended December 31, 2005	Year ended December 31, 2006
Net income (loss) per common share:
Basic	$(1.95)	$(3.58)	$(2.15)
Diluted	(1.95)	(3.58)	(2.15)
Dividends declared per common share	0	0	0
Book value per share	$2.41	$(1.45)	$1.57

Historical Market Price of M-Wave Common Stock

M-Wave common stock is listed on the NASDAQ Capital Market under the symbol “MWAV.” On [•], 2007, the latest practicable date before the printing of this Joint Proxy Statement/Prospectus, the closing sale price of M-Wave common stock on the NASDAQ Capital Market was $[ •] per share. The following table presents the reported high and low sale prices of M-Wave common stock on the NASDAQ Capital Market and dividend data, in each case for the periods presented. Prior to the effectiveness of the Merger Transaction, SunFuels is not a public company and, accordingly, there is no market price for its common stock.

Year Ended December 31, 2007	Sales Price
	High	Low
Quarter Ended
December 31, 2007 (through October 31, 2007) …	$2.86	$1.50
September 30, 2007	3.70	1.55
June 30, 2007	3.86	2.63
March 31, 2007	4.72	2.30

Year Ended December 31, 2006	Sales Price
	High	Low
Quarter Ended
December 31, 2006	$2.86	$2.04
September 30, 2006	4.20	2.48
June 30, 2006	7.08	2.40
March 31, 2006	4.08	1.24

Year Ended December 31, 2005	Sales Price
	High	Low
Quarter Ended
December 31, 2005	$3.92	$1.16
September 30, 2005	4.40	2.80
June 30, 2005	5.72	3.40
March 31, 2005	8.28	4.44

It is expected that, upon completion of the Merger Transaction, M-Wave will continue to be listed on the NASDAQ Capital Market under the symbol “BSUN”. The historical trading prices of M-Wave’s common stock are not necessarily indicative of its future trading price because, among other things, the current stock price of

M-Wave does not necessarily take into account the changes in M-Wave’s business and capital structure that will occur in connection with the Merger Transaction.

As of October 31, 2007, M-Wave had 1,813,150 issued and outstanding shares of common stock that were held by approximately 1,200 holders of record.

RISK FACTORS

In addition to the other information contained in this Joint Proxy Statement/Prospectus, (i) SunFuels shareholders should carefully consider the following factors in voting on whether to approve the terms and provisions of the Merger Agreement, and, as a result thereof, SunFuels shareholders’ related investment in M-Wave’s common stock and Series C Convertible Preferred Stock, and (ii) M-Wave stockholders should carefully consider the following factors in voting on whether to approve each of the proposals described herein. You should also carefully consider the additional risks described in M-Wave’s annual, quarterly and current reports, including those identified in M-Wave’s annual report on Form 10-KSB for the year ended December 31, 2006, included as Annex J. See the section titled “Where You Can Find Additional Information” beginning on page 159. The risks described below are intended to highlight risks that are specific to SunFuels or M-Wave and are not the only ones faced by shareholders of SunFuels and stockholders of M-Wave.

SunFuels' and M-Wave’s actual results may differ materially from those anticipated in these forward-looking statements. SunFuels and M-Wave operate in market environments that are difficult to predict and that involve significant risks and uncertainties, many of which will be beyond their control. Refer also to “Special Note About Forward-Looking Statements.” If any of the risks described below were to occur, our business, financial condition, liquidity and results of operations could be materially and adversely affected. If this were to occur, the price of our shares could decline, and you could lose all or part of your investment.

The use of “we,” “us” or “our” in this section refers to SunFuels, Blue Sun Biodiesel and M-Wave, collectively, as if the Merger Transaction was duly approved and consummated. References to SunFuels in this section collectively refer to SunFuels and Blue Sun Biodiesel.

RISKS RELATED TO THE BUSINESSES OF SUNFUELS, INC. AND M-WAVE, INC.

RISKS RELATED TO THE PROPOSED MERGER TRANSACTION

After the Merger Transaction and the Asset Sale, we may have liabilities arising from the prior business of M-Wave. If material, these liabilities may adversely affect our anticipated results of operation and financial condition.

In accordance with the terms of the Asset Sale, M-Wave International will assume substantially all of the liabilities related to M-Wave’s existing business, other than those related to certain excluded contracts (including contracts related to insurance policies, employee benefit plans, or the Merger Transaction), costs, expenses, liabilities and obligations related to the Merger Transaction and the transactions contemplated thereby, and liabilities and obligations related to violations or alleged violations of state or federal securities laws. See “M-Wave Proposal No. 5 Approve the Sale of Substantially All of the Assets Related to Our Existing Business.” If the liabilities retained by M-Wave are material, or if M-Wave International does not perform its obligations to satisfy the liabilities it has agreed to assume, these liabilities may adversely affect our anticipated results of operation and financial condition.

The Merger Transaction is subject to conditions to closing that could result in the Merger Transaction being delayed or not consummated, which could negatively impact SunFuels’ or M-Wave’s stock price and future business operations.

The Merger Transaction is subject to conditions to closing as set forth in the Merger Agreement, including obtaining the requisite SunFuels shareholders and M-Wave stockholders approvals. If any of the conditions to the Merger Transaction are not satisfied or, where permissible, not waived, the Merger Transaction will not be consummated. Failure to consummate the Merger Transaction could negatively impact M-Wave’s stock price. Any delay in the consummation of the Merger Transaction or any uncertainty about the consummation of the Merger Transaction may adversely affect the future business, growth, revenue and results of operations of both SunFuels and M-Wave.

If SunFuels’ former shareholders immediately sell their shares of M-Wave’s stock which are to be received in the Merger Transaction, such sales could cause M-Wave’s common stock price to decline.

M-Wave’s common stock to be issued in the Merger Transaction will be registered under the federal securities laws. As a result, those shares will be immediately available for resale in the public market, except for shares of M-Wave’s common stock subject to certain lock-up letter agreements or those that will be subject to additional transfer restrictions because those shares were issued to SunFuels’ former shareholders who were affiliates of SunFuels before the Merger Transaction or who will become affiliates of M-Wave after the Merger Transaction. The lock-up letter agreements generally provide that the shareholders party to such agreements will not dispose of their shares of SunFuels common stock, including any securities exchangeable for shares of SunFuels common stock, for the period commencing on January 26, 2007 and ending on the 90th date after the resale registration statement described in the paragraph below is declared effective by the SEC. Following the completion of the Merger Transactions, there are 1,675,000 shares of SunFuels common stock subject to the lock-up letter agreements. There will be approximately 4,446,140 additional shares of M-Wave common stock that are subject to the additional transfer restrictions because those shares were issued to SunFuels’ former shareholders who were affiliates of SunFuels before the Merger Transaction or who will become affiliates of M-Wave after the Merger Transaction. Certain of M.A.G. Capital, LLC’s managed investment funds will hold an aggregate of approximately 9,676,337 shares of M-Wave’s Series C Preferred Stock, and the shares of M-Wave’s common stock issuable upon conversion thereof will also be subject to such additional transfer restrictions. If SunFuels’ former shareholders sell these shares after the Merger Transaction is completed, or if other holders of M-Wave’s common stock sell significant amounts of M-Wave’s common stock after the Merger Transaction is completed, the market price of M-Wave’s common stock could decline. These sales may also make it more difficult for M-Wave to sell equity securities in the future at a time and at a price that M-Wave deems appropriate to raise funds through future offerings of common stock.

In addition, M-Wave, as the successor to SunFuels, has agreed to register the shares of M-Wave’s common stock underlying the Series C Convertible Preferred Stock to be acquired by M.A.G. Capital, LLC, and certain investment funds managed by M.A.G. Capital, LLC and Asset Managers International Limited (“AMIL”) in connection with the Merger Transaction for resale under the Securities Act of 1933 on a separate resale registration statement to be filed by M-Wave within 60 days following the effective date of the Merger Transaction. The number of shares of common stock to be issued to the M.A.G. Funds and AMIL upon conversion of their shares of Series C Convertible Preferred Stock will equal approximately 19.8% of the outstanding shares of M-Wave’s common stock on a fully-diluted basis. If the M.A.G. Funds sell a significant amount of M-Wave’s common stock immediately after the resale registration statement is effective, the market price for M-Wave’s common stock could decline and it may make it more difficult for M-Wave to sell equity securities at a time and at a price M-Wave deems appropriate to raise funds through future offerings of equity securities.

Current M-Wave stockholders will suffer substantial dilution upon completion of the Merger Transition.

Following the completion of the Merger Transaction and the issuance of an additional 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction (see “The Merger Transaction—Material Contracts with SunFuels and Blue Sun Biodiesel”), on a fully-diluted basis, the stockholders of M-Wave will own, on a fully-diluted basis, approximately 9% of M-Wave, while the shareholders of SunFuels and members of Blue Sun Biodiesel immediately prior to the Merger Transaction, and the purchasers of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction will own, on a fully-diluted basis, approximately 91% of M-Wave.

Officers and directors of SunFuels have potential conflicts of interest in the Merger Transaction.

Certain of SunFuels’ officers and directors have interests in the Merger Transaction that are different from, or in addition to, interests of SunFuels shareholders. These interests include the fact that some officers and directors of SunFuels will become officers and directors of M-Wave immediately upon consummation of the Merger Transaction. See “The Merger Transaction—Interests of Certain Persons in the Merger Transaction.”

SunFuels’ management team has limited experience in public company matters.

SunFuels’ management team has limited public company management experience and responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other required information on a timely basis. There can be no assurance that our management will be able to implement and effect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

We may not be able to attract the attention of major brokerage firms.

Because we will be a newly-public company, security analysts of major brokerage firms may not provide coverage of us. Moreover, brokerage firms may not desire to provide coverage, provide financial advisory services or conduct secondary offerings on our behalf in the future.

As a public company, we will incur substantial expenses with respect to the information and reporting requirements of the federal securities laws.

We are subject to the information and reporting requirements of the federal securities laws. These securities laws require, among other things, review, audit and public reporting of our financial results, business activities and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal and other costs related to becoming and remaining an SEC reporting company. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause us to incur substantial expenses. These expenses may be material and may include the hiring of additional employees or the retention of additional advisors and professionals. Our failure to comply with federal securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental effect on our business and finances, the value of M-Wave’s common stock and the ability of stockholders to resell their shares.

RISKS RELATED TO THE COMBINED ENTITY

Our joint venture arrangement with ARES Corporation makes us dependent on ARES for expertise in the design and construction of biodiesel plants and any loss or impairment of this relationship could cause delay and added expense.

On January 30, 2007, SunFuels entered into a joint venture arrangement with ARES Corporation, pursuant to which SunFuels and ARES will construct certain plants to produce branded “Blue Sun” B100 biodiesel. The number of engineering and construction firms in the United States with the necessary expertise to design and build biodiesel plants and their available capacity is limited. The joint venture arrangement is dependent on ARES for its engineering and construction expertise. Any loss of, or damage to, our relationship with ARES, particularly during the construction and start-up period for the plants to be constructed by us and ARES, may significantly delay or even prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors could result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profitability and significantly damage our competitive position in the biodiesel industry.

We may not complete construction of certain proposed production facilities.

Our effort to establish production facilities is subject to a significant number of risks related to the operation and development of new production assets. Those risks include the need to obtain appropriate licensing, financing and the risks inherent in the construction of significant industrial facilities. There is no assurance that we will be able to complete the construction and development of the proposed production facility in Clovis, New Mexico or any other facilities to be used in our business.

SunFuels has limited experience and a limited operating history, which make it difficult to evaluate our financial position and our business plan.

SunFuels is an early stage company and has conducted limited business operations to date. Given that after the Merger Transaction our primary operations will be those of SunFuels, there is limited prior operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. Although SunFuels has conducted research on production of biodiesel from oilseed and has experience with oilseed crop research, development, cultivation and with marketing biodiesel blends, neither SunFuels nor ARES, our partner in the refinery to be constructed in Clovis, New Mexico, has experience in the biodiesel production business. Therefore, due to such lack of experience, we may be unable to operate our proposed business profitably.

SunFuels has experienced significant losses and will continue to incur losses for the foreseeable future.

For the year ended December 31, 2006, SunFuels had a net loss of $948,035. For the 2007 fiscal year, SunFuels believes it will have sufficient liquidity, assuming that the Merger Transaction closes during 2007, and assuming that the investment group fully satisfies its contractual obligation to fund the remaining $10,125,000 due immediately thereafter. However, in the event that the Merger Transaction does not occur or the remaining $10,125,000 to purchase M-Wave Series C Convertible Preferred Stock is not funded, it is possible that SunFuels will not have sufficient liquidity to continue operations or be able to achieve profitability from operations in the near future or at all.

We will require additional funding to execute our business plan, and additional funding may not be available. If additional funding is available, it may not be offered to us on terms that are satisfactory to us.

Except for the credit facility relating to our production facility in Clovis, New Mexico, we do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If additional financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. Our credit facility with the Bank of Albuquerque relating to our production facility to be constructed in Clovis, New Mexico contains agreements that include significant covenants limiting our ability to take specific actions, such as incurring additional debt. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” below for more information. Additional debt financing, if obtained, may also involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results. Equity financing, if obtained, could result in dilution to our then existing stockholders or require such stockholders to waive certain rights and preferences.

On December 1, 2007 we entered into a sale and leaseback agreement with IBM Credit LLC for certain computer and related technology equipment. The sale and leaseback is a capital lease and will cause us to be in default under the loan documents related to the Clovis facility when the next compliance report is filed. We intend to ask the Bank of Albuquerque to waive this event of default as of December 31, 2007. We have commenced negotiations with the bank to amend the loan documents to permit this and other borrowings.

Our success is dependent on the activities of our key employees, outside advisors, directors and executive officers.

Our directors and executive officers are important to our success. There can be no assurance that we will be successful in maintaining highly qualified directors and executive officers. Our success depends, to a significant extent, on our receipt of services from SunFuels’ current management team and the recruitment of other key personnel. In particular, our performance depends, in large part, upon our receipt of the services of Mr. Jeffrey Probst, Mr. Justin Bzdek, Mr. Todd Kleinman, Mr. Jerry Washburn and Mr. Sean Lafferty, all current officers of SunFuels. We will rely on other key employees and other outside advisors for additional expertise. The loss of services of any of our directors, officers, key employees or outside advisors could disrupt our operations.

Our success is dependent on improving crop varieties.

We believe one of the core competitive advantages of SunFuels’ business model is the ability to reduce vegetable oil costs through development of improved crop varieties and best management practices for farmers. We intend for our research and development to continue to be supported by federal funding from the United States Departments of Energy and Agriculture, including additional Small Business Innovation Research (“SBIR”) grants. SunFuels has previously received SBIR funding through the United States Department of Energy and the United States Department of Agriculture, and has applied for additional funding, but there is no assurance that we will be awarded additional SBIR grants or other anticipated grants, and even if we receive grant funding there is no assurance that we can successfully develop crop varieties to achieve the projected yields, which may adversely affect our financial performance. If we do not receive additional funding, we may have to limit or suspend our research efforts or raise additional equity to finance our research and development efforts, which could delay development of cost-effective crops and could have a material adverse effect on our results of operation and financial performance. SunFuels may cease to be eligible to participate in SBIR programs within the foreseeable future based upon size and failure to comply with certain ownership criteria.

Our business model is dependent on the harvesting of canola species crops. Any interference with the harvest and supply of such crops could have a negative effect on our operations.

Through supply agreements with two agricultural cooperatives, more than 60 farm owners are growing canola and camelina varieties for SunFuels on approximately 1,800 acres of high plains farmland. Any damage to SunFuels canola or camelina crops or the failure of the cooperatives or their respective member farmers to adhere to their contractual obligations under the supply agreements could have a material adverse effect on our operations and financial results.

Our financial condition and results of operations are highly dependent on vegetable oil prices, which are subject to significant volatility and uncertainty, so our financial results could fluctuate substantially.

Our financial results are substantially dependant on commodity prices, in particular the prices of soybean, canola and palm oils, which we refer to as vegetable oils or feedstock. Vegetable oil is currently the single largest cost in the production of biodiesel. At certain levels, the prices of vegetable oils may make biodiesel uneconomical when compared to the price of diesel. Because the prices for these items are volatile, our financial results may fluctuate substantially and we may experience periods of lower gross margins, which could result in operating losses. Although we may attempt to offset a portion of the effects of fluctuations in prices by entering into forward contracts to supply our feedstock, or by engaging in transactions that involve exchange-traded futures contracts, the amount and duration of these hedging and other risk mitigation activities may vary substantially over time and these activities also involve substantial risks.

The price of vegetable oil is influenced by various global factors including weather conditions and other factors affecting crop yields, farmer planting decisions, the output and proximity of crush facilities that convert the crops to oil, and general economic, market and regulatory factors. These factors include government policies and subsidies with respect to agriculture and international trade, global and local demand and supply and political and social factors that may cause fewer acres of oilseed crops to be planted, or used for biodiesel production. The significance and relative effect of these factors on the price of vegetable oils is difficult to predict. Any event that tends to negatively affect the supply of vegetable oil, such as adverse weather or crop disease, could increase vegetable oil prices and potentially harm our business. In addition, we may also have difficulty, from time to time, in sourcing vegetable or other oils on economical terms due to supply shortages. A shortage of any particular feedstock may require us to source other types of feedstock at less favorable prices, which may have a material adverse effect on our business and financial condition.

Strategic relationships with fabricators, building contractors, equipment suppliers and other unrelated third parties on which we may rely are subject to change.

Our ability to develop our business will depend on our ability to identify construction contractors, equipment fabricators and customers and to enter into suitable commercial arrangements with those contractors, fabricators and customers and on maintaining close working relationships with these and other industry participants. Our success in this area will also depend on our ability to select and evaluate suitable projects, as well as to consummate transactions in a highly competitive environment.

To develop our business, we plan to use the business relationships of our management to form strategic relationships. These relationships may take the form of joint ventures with other private parties and local government bodies and contractual arrangements with other companies. We may not be able to establish these strategic relationships, or, if established, we may not be able to maintain these relationships, particularly if members of the management team leave us. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake to fulfill our obligations to these partners or maintain these relationships. If we do not successfully establish or maintain strategic relationships, we may not be able to achieve our business goals and that could adversely affect our anticipated results of operations and financial condition.

Increases in site or plant construction costs may require us to raise additional capital.

We anticipate that contractors will construct any additional plants we elect to pursue for a fixed contract price, based on the plans and specifications in the anticipated design-build agreements. The estimated cost of construction of plants is based on management’s best estimates, and there is no assurance that the final cost of one or more of our plants will not be higher. There is no assurance that there will not be design changes or cost overruns associated with the construction of plants. Shortages of steel, concrete or other building materials or labor could affect the final cost and final completion date of any project. In addition, specific site conditions at any plant site may increase construction costs. Any significant increase in the estimated construction cost of any plant could require us to raise additional capital.

Construction delays or defects could result in delays in commencing the production and sale of biodiesel and negatively affect operations and financial performance.

Construction projects often involve delays for a number of reasons including delays in obtaining permits, delays due to weather conditions or other events. Also, any changes in political administrations at the federal, state or local level that result in policy changes towards biodiesel could also cause construction or operation delays. If it takes longer to begin production of biodiesel at the facility to be built in Clovis, New Mexico than anticipated or if it takes us longer to construct any other plant that we decide to construct, our ability to generate revenues could be impaired. In addition, there can be no assurance that defects in materials or workmanship will not occur. Such defects could delay the commencement of enhanced capacity operations of our plants or cause us to halt or discontinue any of our plant’s operations or reduce the intended production capacity. Once constructed, halting or discontinuing any of our plant’s operations could delay our ability to generate revenues.

We may be unable to protect our intellectual property, which could negatively affect our ability to compete.

We rely and will continue to rely on a combination of patents, trademarks, trade-names, confidentiality agreements, and other contractual restrictions on disclosure to protect our intellectual property rights. We also have entered and we plan to enter into confidentiality agreements with our employees, consultants and corporate partners, and we control access to and distribution of our confidential information. These measures may not preclude the disclosure of our confidential or proprietary information. Despite efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our proprietary information. Monitoring unauthorized use of our confidential information is and will be difficult, and we cannot be certain that the steps we have taken, and we plan to take, to prevent unauthorized use of our confidential information will be effective.

We may engage in hedging transactions and other risk mitigation strategies that could harm our financial results.

We may engage in hedging transactions in commodities. For example, in an attempt to partially offset the effects of volatility of the spot prices for vegetable oils and biodiesel, we may from time to time purchase vegetable oil in the cash market and hedge the related price risk through futures contracts and options to reduce short-term exposure to price fluctuations on a forward basis and also engage in other hedging transactions involving exchange-traded and off-exchange futures contracts for vegetable oils. The financial statement impact of these activities is dependent on, among other things, the prices involved and our ability to sell sufficient products to use all of the vegetable oils for which we have futures contracts. Hedging arrangements also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices paid or received by us. Our hedging activities may not successfully reduce the risk caused by price fluctuation that may leave us vulnerable to high vegetable oil prices. Hedging activities can themselves result in losses when a position is purchased in a declining market or a position is sold in a rising market.

Processing costs could be materially different than those that we project.

Oilseed crushing, transportation, biodiesel processing, labor and utilities costs may increase or be substantially higher than what we project, which would increase our expenses and could have a material adverse effect on our financial results.

We may be unable to effectively manage our growth.

We anticipate significant expansion in our personnel, facilities and infrastructure in the future and expect that greater expansion will be necessary to address potential growth in our customer base and market opportunities. To manage the expected growth of our operations and personnel, we will need to improve our transaction processing, operational and financial systems, procedures and controls. The current and planned personnel, systems, procedures and controls may not be adequate to support our future operations.

Qualified individuals are in extremely high demand and are often subject to competing offers. We will need to add skilled personnel in the areas of sales, marketing and manufacturing. There can be no assurance that we will be able to attract and retain the experts and professionals needed for the success of our business, especially during periods of growth. Our inability to hire these professionals as needed would likely have an adverse effect on our business and prospects. Even if we are successful in hiring these individuals, they may not work well together as a team, which could disrupt our operations and negatively impact our business.

If we fail to effectively manage our growth, our anticipated results of operation and financial condition could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes, and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure that if we do expand our business that we will be able to:

•	meet our capital needs;

•	expand our systems effectively, efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

We may be adversely affected by environmental, health and safety laws, regulations and requirements, any of which could require us to pay or satisfy costs or incur expenses substantially in excess of our business plan.

As we conduct our business, we will become subject to various federal, state, local and foreign environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our planned facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws, regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations or facility shutdowns.

Furthermore, during the operation of our business, we may become liable for the investigation and cleanup of environmental contamination at each of the properties that we own or operate and at off-site locations where we may arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) or other environmental laws for all or part of the costs of investigation or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require expending significant amounts of money for investigation, cleanup, or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at biodiesel production plants. Current and future environmental laws and regulations (and interpretations thereof) applicable to biodiesel operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on the anticipated results of our contemplated operations and financial condition.

The hazards and risks associated with producing and transporting biodiesel (such as fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. Because biodiesel is a new and unique product, it is unclear whether standard policies cover claims arising from the production, use or transport of biodiesel. Therefore, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on the anticipated results of our contemplated operations and financial condition.

Our anticipated results of operation and financial condition will suffer if we cannot obtain or maintain governmental permits or licenses that are necessary for the operation of our biodiesel production units by us or by our anticipated licensees.

Our operations, and the operations of third parties to whom we grant licenses, will require licenses, permits and, in some cases, renewals of these licenses and permits from various governmental authorities. We believe that we will be able to obtain all necessary licenses and permits to carry on the activities that we contemplate, and that we will be able to obtain the licenses and permits necessary for our future biodiesel production plants and operations. However, our ability to obtain, sustain or renew such licenses and permits on acceptable terms are subject to change, as, among other things, the regulations and policies of applicable governmental authorities may change. Our inability to obtain, or loss or denial of extension of, any of these licenses or permits may have a material adverse effect on our anticipated results from operations and our financial condition.

We are, and will become, subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared.

We are subject to reporting requirements and other obligations under the Securities Exchange Act of 1934, as amended. In addition, we will become subject to the requirements of Section 302 of the Sarbanes-Oxley Act. Section 302 requires annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting requirements and other obligations will increasingly place significant demands on our management, administrative, operational, internal audit and accounting resources. We anticipate that we will need to upgrade our systems; implement additional financial and management controls, reporting systems and procedures; and hire additional accounting, internal audit and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to public reporting companies could be impaired. Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price.

Furthermore, our failure to maintain an effective system of disclosure controls and procedures may impair our ability to accurately report our financial results and prevent fraud. This failure may result in a restatement of our financial statements and may cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our business, operating results and ability to access capital markets and may increase the cost of any financing that we obtain.

Our lack of business diversification could have a negative impact on our financial performance if we do not generate net sales from our primary products or such net sales decrease.

We expect that our business will consist primarily of the production, sale and distribution of biodiesel. We currently have very few other lines of business or sources of revenue. If net sales generated from our production, sale and distribution of biodiesel decrease, our lack of business diversification could have a material adverse effect on our financial condition, results of operations and cash flows.

Cold weather can cause biodiesel to gel, which could cause consumers to lose confidence in the reliability of biodiesel. Such loss of confidence could adversely impact our ability to successfully market and sell our biodiesel.

The pour point for a fuel is the temperature at which the flow of the fuel substantially stops. A lower pour point means the fuel will flow more readily in cold weather. The pour points for No. 2 diesel and No. 1 diesel, which are used extensively for automotive transportation, are approximately -17ºF and -45ºF, respectively. In contrast, the pour points of canola-based, soybean-based and palm-based pure biodiesel, or B100, are approximately 16ºF, 32ºF and 54ºF, respectively. The pour points for biodiesel vary with the particular feedstock, increasing or decreasing with the level of unsaturated fatty acids. Therefore, for certain uses, we believe we will need to blend the biodiesel we produce with diesel or other additives to provide a biodiesel product that has an acceptable pour point in cold weather. In colder temperatures, lower percentage biodiesel blends are recommended to avoid fuel system plugging. This may cause the demand for our biodiesel in colder climates to diminish seasonally. This may also require us to use particular feedstocks that customers believe are better suited for their climate, which could require us to purchase more expensive feedstocks and increase our cost of sales. The tendency of biodiesel to gel in colder weather may also result in long-term storage problems. At low temperatures, biodiesel may need to be stored in a heated building or heated storage tanks, which would increase storage costs. Any reduction in the demand for, or increased costs of, our biodiesel will reduce our revenue and have an adverse effect on our financial condition and results of operations.

Problems with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

The production of biodiesel that meets stringent quality requirements is complex. Concerns about fuel quality may impact our ability to successfully market our biodiesel. If we are unable to produce biodiesel that meets the industry quality standard, our credibility and the market acceptance and sales of our biodiesel could be negatively affected. In addition, actual or perceived problems with quality control in the industry generally may lead to a lack of consumer confidence in biodiesel and harm our ability to successfully market biodiesel. For example, the State of Minnesota temporarily suspended its 2% biodiesel, or B2, requirement on at least two occasions due to concerns about biodiesel quality. Similar quality control issues in biodiesel that we produce or that is produced by other industry participants could result in a decrease in demand or mandates for biodiesel, with a resulting decrease in our revenue.

Our distribution business is subject to various market dynamics.

We currently purchase, and after completion of the Clovis, New Mexico, refinery we will likely continue to purchase, B100 (100% biodiesel) from third party brokers and producers, blending it according to a proprietary blending procedure, adding a proprietary additive package intended to maximize performance, and selling it as branded Blue Sun B20 (20% biodiesel/80% diesel) through our branded wholesale and retail distribution network using our own blending terminals. Operating cash flow from this business is important to maintain sufficient operating capital for the construction of the refinery to be built in Clovis, New Mexico and the implementation of our integrated biodiesel model. Market fluctuations in the pricing of our source B100, as well as limited national supply, transportation and storage limitations, pose significant risks to our ability to maintain a successful blending and distribution business until the refinery to be built in Clovis, New Mexico is operational. In addition, continued blending and distribution businesses are important to our success after the refinery to be built in Clovis, New Mexico is completed because that facility may not have sufficient capacity to supply all of our regional and expanding market needs. Thus, market conditions, as well as supply and price issues, will affect our operations in the long term.

We have experienced write-downs on some of our assets.

Blue Sun Biodiesel previously developed and began to implement a plan to build a small-scale biodiesel plant that was subsequently canceled in favor of developing the refinery to be built in Clovis, New Mexico. The small-scale biodiesel plant, developed via Blue Sun Biodiesel’s subsidiary Blue Sun Energy Partners, LLC (“BSEP”), consisted of approximately $789,000 of construction in progress on Blue Sun Biodiesel’s and BSEP’s balance sheet, which is consolidated into our financial statements. As such, Blue Sun Biodiesel’s and SunFuels experienced a write-down as of December 31, 2005 to devalue the Small-Scale Plant to a resale value of $180,000. Blue Sun Biodiesel’s and SunFuels experienced a further write-down as of December 31, 2006 of an additional $255,339 related to the Small-Scale Plant, which reduced earnings by the amount of the write-down; when combined with the previous write-off in 2005, the total amount written off as a result of this project is approximately $789,000. In addition, BSEP received a $500,000 grant from the United States Department of Agriculture (the “USDA”) to construct the Small-Scale Plant in Colorado. On May 18, 2007, the USDA demanded that Blue Sun return all grant funds provided in connection with this project. The matter was resolved by Blue Sun agreeing to pay $225,000 to the USDA in three installments; $25,000 on December 19, 2007, $100,000 on January 18, 2008, and $100,000 on February 19, 2008. The amounts due on December 19, 2007 have been paid.

RISKS RELATED TO THE BIODIESEL INDUSTRY

Federal tax incentives for biodiesel production may be curtailed or eliminated in the future, and are scheduled to expire after 2008, which could hinder SunFuels’ ability to operate at a profit.

The biodiesel industry and SunFuels’ business are currently assisted by various federal tax incentives, including income and excise tax credits enacted in the American Jobs Creation Act of 2004 which are scheduled to expire on December 31, 2008. The reduction, elimination or expiration of those tax incentives would, based on current market conditions, preclude SunFuels from making a profit on the production and sale of biodiesel, and under current or future market conditions could result in the failure of SunFuels’ business due to a decreased demand for biodiesel. In addition, a number of states provide mandates, programs and other incentives to increase biodiesel production and use, such as mandates for fleet use or for overall use within the state, tax credits, financial grants, tax deductions, financial assistance, tax exemptions and fuel rebate programs. These incentives are meant to lower the end-users’ cost of biodiesel in comparison to the cost of petroleum diesel. The elimination or significant reduction in the state incentive programs benefiting biodiesel could adversely affect SunFuels’ anticipated results of operations and financial condition.

Under a recent tax notice by the Internal Revenue Service, traditional oil companies and others that produce renewable diesel using a process called thermal de-polymerization (“TDP”) can now claim federal tax incentives at a level comparable to the level available to producers of agri-biodiesel, which could hinder SunFuels’ ability to operate at a profit.

Under guidance issued by the Internal Revenue Service on April 2, 2007, the same dollar-per-gallon federal income and excise tax incentives applicable to SunFuels’ current and anticipated supply of agri-biodiesel can now be claimed by traditional oil companies and others for production of fuel from organic materials other than petroleum or coal using the TDP process, even when the resulting fuel is co-produced with fuel from petroleum feedstocks. In addition to vegetable oils, those organic materials might include waste such as old tires, offal, wood and plastic. It is anticipated that traditional oil companies will use the TDP process at their existing oil refineries to qualify for the dollar-per-gallon federal tax incentives SunFuels currently utilizes. The use of the TDP process by traditional oil companies and others to produce fuel could increase the market price of soybean and other feedstock oils, as well as result in increased supplies of fuel, and thereby prevent SunFuels from being able to sell its biodiesel at a profit which could result in the failure of its business.

The prices of biodiesel are volatile. Declines in the prices of biodiesel will have a significant negative impact on SunFuels’ financial performance.

SunFuels’ revenues will be greatly affected by the price at which SunFuels can sell its biodiesel. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand of biodiesel, the price of diesel fuel, the level of government support for biodiesel and the availability and price of competing products. United States biodiesel prices generally parallel the movement of petroleum oil prices. Oil prices are difficult to forecast because the market reflects the global economy, which is subject to political upheaval, natural disasters and other myriad factors. Even the slightest rumor of political instability can significantly affect the price of oil. Further, exchange rates play a key role in domestic oil pricing. Any lowering of oil prices will likely also lead to lower prices for biodiesel, which may decrease SunFuels’ biodiesel sales and reduce revenues. Recently, the European Biodiesel Board asserted that the U.S. incentives for the biodiesel industry are in violation of World Trade Organization rules, and the European Biodiesel Board has threatened to initiate legal action against the incentives in the form of a joint anti-dumping and anti-subsidy complaint, possibly supported by a World Trade Organization complaint. The commencement of such legal action and its outcome could adversely affect SunFuels’ business.

Changes and advances in biodiesel production technology could require SunFuels to incur costs to update SunFuels’ biodiesel plant or could otherwise hinder our ability to compete in the biodiesel industry or operate profitably.

Advances and changes in biodiesel production technology may make the biodiesel production technology installed in any of SunFuels’ future plants, to the extent they exist, less desirable or obsolete. These advances may also allow competitors to produce biodiesel at a lower cost than SunFuels. If SunFuels is unable to adopt or incorporate technological advances, SunFuels’ biodiesel production methods and processes could be less efficient than its competitors, which could cause SunFuels to become uncompetitive or completely obsolete. If competitors develop, obtain or license technology that is superior to SunFuels’ technology or that makes SunFuels’ technology obsolete, SunFuels may be required to incur significant costs to enhance or acquire new technology so that SunFuels’ biodiesel production remains competitive. Alternatively, SunFuels may be required to seek third-party licenses, which could also result in significant expenditures. SunFuels cannot guarantee or assure that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms. These costs could negatively impact SunFuels’ financial performance by increasing its operating costs and reducing its net income.

The biodiesel production and marketing industry is extremely competitive.

Many of our competitors in the biodiesel production and marketing industry have substantially greater production, financial, research and development, personnel and marketing resources than we do. As a result, our competitors may be able to compete more aggressively than we could and sustain that competition over a longer period of time. Our lack of resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and have a material adverse effect on our results of operations and financial condition.

Many U.S. service stations may not sell biodiesel and it may be more difficult to purchase biodiesel as compared to conventional diesel fuel.

Many service stations in the U.S. are owned by traditional oil companies or owned by individual owners who sell fuel pursuant to franchise agreements with traditional oil companies. Oil companies that don’t produce biodiesel lose sales every time a driver chooses biodiesel over conventional diesel fuel. Therefore, often times, it is not in the best interests of traditional oil companies to sell biodiesel. In addition, traditional oil companies that offer biodiesel at their service stations in the U.S. may make it more difficult to purchase biodiesel compared to conventional diesel fuel or impose contractual restrictions on owners of franchised service stations that restrict them from selling biodiesel or limit them from advertising the biodiesel. If the availability of the biodiesel that we produce is limited or drivers cannot readily obtain the biodiesel that we produce, we could suffer a material adverse effect on our results of operations and financial condition.

As domestic biodiesel production grows, biodiesel prices may decline, which could significantly reduce our revenue.

The number of biodiesel plants being developed and constructed in the United States is increasing at a rapid pace. The Energy Policy Act of 2005 included a renewable fuels mandate that we expect will further increase the number of domestic biodiesel production facilities. If the demand for biodiesel does not grow at the same pace as increases in supply, we would expect the price for biodiesel to decline. Declining biodiesel prices will result in lower revenues for us and may reduce or eliminate our profits.

Biodiesel imported from other countries may be a less expensive alternative to domestically produced biodiesel, which would cause us to lose market share.

Biodiesel imported from other countries may be a less expensive alternative to domestically produced biodiesel if tariffs presently protecting United States biodiesel producers are reduced or eliminated. Competition from biodiesel imported from other countries may affect our ability to sell biodiesel profitably.

Competition from the advancement of alternative fuels may lessen the demand for biodiesel and negatively impact our profitability.

Alternative fuels, gasoline oxygenates and biodiesel production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like biodiesel, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. The development of new alternative fuels could reduce the demand for biodiesel, which could have a material adverse effect on our results of operations and financial condition.

Changes in specification standards for biodiesel fuel may increase production costs or require additional capital expenditures to upgrade or modify our planned biodiesel facility to meet them. Such upgrades or modifications may entail delays in or stoppages of production.

The American Society of Testing and Materials (“ASTM”) is the recognized standard-setting body for fuels and additives in the United States. ASTM’s specification for pure biodiesel (to be used in blends of up to 20% with diesel fuel), ASTM D 6751, has been adopted by the United States Environmental Protection Agency, and compliance is required in order for our biodiesel to qualify as a legal motor fuel for sale and distribution. ASTM has modified its D 6751 specification in the past, and is expected to continue to modify the specification in the future as the use of and experience with biodiesel expands. There is no guarantee that our planned refinery to be built in Clovis, New Mexico will be able to produce compliant biodiesel fuel in the event of the specification is changed. We may need to invest significant capital resources to upgrade or modify our biodiesel facility, which might cause delays in, or stoppages of, production and a resultant loss of revenues, or which might not be economically feasible at all. Any modification to the planned refinery to be built in Clovis, New Mexico or to the biodiesel specification may entail increased production costs or reduced production capacity. These consequences could have a material adverse effect on our results of operations and financial condition.

Our anticipated production, sale and distribution of biodiesel is dependent on the sufficiency and cost of necessary infrastructure, which may not be put into place on a timely basis, if at all. In this case, our anticipated results of operations and financial condition would be adversely affected by any disruption, or any increase in cost of this infrastructure.

Substantial development of infrastructure will be required by persons and entities outside our control for the biodiesel industry to grow. Areas requiring expansion include, but are not limited to:

•	adequate rail capacity, including sufficient numbers of dedicated tanker cars;

•	sufficient storage facilities for feedstock and biodiesel;

•	increases in truck fleets capable of transporting biodiesel within localized markets; and

•	expansion of blending facilities and pipelines to handle biodiesel.

Substantial investments required for these infrastructure changes and expansions may not be made or may not be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand or prices for our products, impede our delivery of products, impose additional costs on us or otherwise have a material adverse effect on our anticipated results of operations or financial condition.

Additionally, because our operations will be heavily dependent on an adequate transportation infrastructure and reasonable transportation costs, any decrease in transportation services or increase in costs of such services will increase the cost of our operations. Moreover, the profitability of our operations could be significantly impaired if fuel prices increase dramatically, since a price increase would increase the cost of transporting oilseed for processing and would also increase the cost of distributing the biodiesel products to our customers.

Reductions in support of biodiesel from consumer or special interest groups could adversely impact our business plan and our anticipated results of operation and financial condition.

There has been support for biodiesel from consumers and special interest groups, such as agricultural and environmental groups. Support has even come from the petroleum industry itself, such as the BP (formerly known as British Petroleum) “beyond petroleum” marketing campaign, and the automobile industry, such as the General Motors “live green, go yellow” flex-fuel ethanol marketing campaign. The loss of this support could adversely affect our anticipated results of operations and financial condition.

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be subject to lawsuits from time to time arising in the ordinary course of our business. We may be forced to incur costs and expenses in connection with defending ourselves with respect to such litigation and the payment of any settlement or judgment in connection therewith if there is an unfavorable outcome. The expense of defending litigation may be significant. The amount of time it may take to resolve lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in any such litigation could have a material adverse effect on our business, results of options and cash flows.

RISKS RELATED TO M-WAVE’S EXISTING BUSINESS

M-Wave may not be able to continue its existing business operations if the Merger Transaction is delayed or not consummated.

M-Wave’s ability to fund working capital and anticipated capital expenditures will depend on our future performance, which is subject to general economic conditions, financial conditions, our customers, actions of our domestic and international competitors, and other factors that are beyond our control. Our ability to fund operating activities is also dependent upon our ability to effectively manage our expenses in relation to revenues, and our ability to access external sources of financing. Based upon the current level of operations and anticipated expenses related to the Merger Transaction, we believe that we have sufficient liquidity to maintain our operations until January 31, 2008.

If the Merger Transaction is delayed or not consummated, there can be no assurances that we will be able to raise additional capital and continue to operate our business beyond January 31, 2008.

M-Wave is dependent on a small number of major customers.

We have discontinued our RF product line, which accounted for approximately 54% of M-Wave’s sales in 2005. Our four largest customers in the RF product line accounted for 77% of our net product line sales in 2005. The sale of the RF product line business to ASC in October 2005 creates a further reliance on our digital customer base, especially as we begin to extend our product lines beyond printed circuit boards into our existing digital customer base. Our top ten customers in our digital product line accounted for approximately 90% of our net product line sales in 2006 and approximately 80% of our net product line sales in 2005. We expect that a small number of customers will continue to account for a substantial majority of our sales and that the relative dollar amount and mix of products sold to any of these customers can change significantly from year to year. There can be no assurance that our major customers will continue to purchase products from us at current levels, or that the mix of products purchased will be in the same ratio. The loss of our largest customer or a change in the mix of product sales would have a material adverse effect on our business and financial condition.

M-Wave has experienced fluctuations in quarterly operating results.

M-Wave’s quarterly results of operations are subject to significant variation for a variety of reasons, including the following:

•	The timing and volume of our customers' orders;

•	Price and competition;

•	Changes in mix of products we sell; and

•	Demand for the products or the procurement and supply-chain services that we provide.

In the printed circuit board market, M-Wave is dependent on third-party manufacturers located both domestically and overseas.

We are a value-added intermediary and service provider of high-performance printed circuit boards used in a variety of digital applications for telecommunications and industrial electronics applications. We satisfy our customers' requirements for telecommunications and industrial electronics application by outsourcing and coordinating the manufacture of such boards through a base of suppliers located domestically and in the Far East. If our services and new business model do not gain sufficient positive market acceptance, we may not achieve anticipated revenue, profits or continued viability. We are now fully dependent on third-party manufacturers and have no manufacturing capability of our own.

We are dependent upon unaffiliated domestic and foreign companies for the manufacture of printed circuit boards as part of our virtual manufacturing process. Our arrangements with manufacturers are subject to the risks of doing business, such as import duties, trade restrictions, production delays due to unavailability of parts or components, transportation delays, work stoppages, foreign currency fluctuations, political instability and other factors, such as satisfaction of our liabilities with certain overseas vendors, which could have an adverse effect on our business, financial condition and results of operations. We believe that the loss of any one or more of our suppliers would not have a long-term material adverse effect on our business, financial condition and results of operations because other manufacturers would be able to increase production to fulfill our requirements. However, the loss of certain suppliers, could, in the short-term, adversely affect our business until alternative supply arrangements were secured.

In the printed circuit board market, M-Wave is subject to intense competition.

We provide our services strictly to customers that are seeking to purchase high-quality printed circuit boards. The market for printed circuit boards is extremely competitive, particularly with respect to price, and we expect such competition to increase. The market for such products is sensitive to new product introductions or enhancements and marketing efforts by our competitors. We expect to experience increasing levels of competition in the future. We may not be able to establish and maintain our competitive position against current or potential competitors, which could cause our sales and profitability to fail to meet expectations.

M-Wave has diversified our product lines outside our historical markets and expertise.

We are procuring products outside our historical markets and expertise. Our identification of Asian production may require assistance and research by third-parties outside our company. The business may or not be profitable, and it may require greater attention from our management to monitor its viability, potentially diluting our efforts in our core business.

M-Wave’s success depends on the efforts of key management.

We believe our success depends to a great degree upon the continued contributions of our key management, many of whom would be difficult to replace. In particular, we believe that our future success depends on Joseph A. Turek, our President and Chief Operating Officer. Mr. Turek provides significant sales and engineering expertise. We presently do not maintain key person life insurance on Mr. Turek. If we experience the loss of the services of any of our key personnel, we may be unable to identify, attract or retain qualified personnel in the future, making it difficult to manage our business and meet key objectives, or achieve or sustain profits.

RISKS RELATED TO M-WAVE’S COMMON STOCK

M-Wave stockholders could be diluted if M-Wave issues shares in connection with options, warrants, convertible notes, stock awards or other arrangements.

As of the date of this Joint Proxy Statement/Prospectus, M-Wave has reserved 848,186 shares of its common stock for issuance upon exercise of stock options and warrants. M-Wave may grant additional options, warrants or stock awards. To the extent such shares are issued, the interest of holders of its common stock will be diluted.

Holders of our Series C Convertible Preferred Stock will have significant control over us and may not always exercise their control in a way that benefits our public stockholders.

Upon completion of the Merger Transaction, holders of our Series C Convertible Preferred Stock will have significant control over us. Without first obtaining the approval of the holders of a majority of the then outstanding shares of Series C Convertible Preferred Stock, we will not be able to:

•	alter or change the rights, preferences or privileges of the shares of Series C Convertible Preferred Stock;

•	increase or decrease the number of authorized shares of Series C Convertible Preferred Stock or the authorized shares of other capital stock of M-Wave;

•	enter into any severance arrangement with, or pay any severance to, any employee of M-Wave;

•

authorize, create or sell any securities of M-Wave which are senior to or on parity with the Series C Convertible Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt; or

•	take or permit any action to be taken which allows any of our subsidiaries to take any of the actions enumerated immediately above.

For so long as 25% or more of the shares of the Series C Convertible Preferred Stock remain outstanding, without first obtaining the approval of the holders of a majority of the then outstanding shares of Series C Convertible Preferred Stock, we cannot:

•

take any action which involves the sale by M-Wave of a substantial portion of its assets, or any acquisition of M-Wave by any means, including without limitation any merger or other business combination of M-Wave with another entity;

•	take any action which involves the acquisition of another entity, substantially all of the stock of another entity or substantially all of the assets of another entity;

•	declare or pay any dividend or distribution on the capital stock of M-Wave, other than the dividends to be paid to the holders of the Series C Convertible Preferred Stock;

•	repurchase M-Wave capital stock other than pursuant to repurchase agreements between M-Wave and its employees, consultants or directors; and

•	take or permit any action to be taken which allows any of our subsidiaries to take any of the actions enumerated immediately above.

Because the interests of the holders of the Series C Convertible Preferred Stock may differ from your interests, actions that the holders of the Series C Convertible Preferred Stock may take with respect to those corporate actions requiring the prior affirmative written consent described above may not be favorable to you.

After the Merger Transaction, it is likely that there will be significant volatility in the trading price of shares of M-Wave’s common stock.

After the Merger Transaction, market prices for shares of M-Wave’s common stock, which SunFuels common stockholders will receive as part of the Merger Transaction, will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results and other factors. Factors that could affect the future stock price of M-Wave’s common stock, and create volatility in such stock prices, include the price and demand for biodiesel, the price and availability of oil and gasoline, the political situation in the Middle East, U.S. energy policies, federal and state regulatory changes that affect the price of feedstock and biodiesel, the existence or discontinuation of legislative incentives for renewable fuels, the trading price of the stock of our competitors, investor perceptions of M-Wave’s common stock, interest rates, general economic conditions and those specific to our industry, developments with regard to our operations and activities, our financial condition, and changes in our management.

Stockholders should not anticipate receiving cash dividends on our stock.

Except for the dividends that we are obligated to pay to holders of Series C Convertible Preferred Stock, we currently intend to retain future earnings to support operations and to finance expansion and, therefore, do not anticipate paying any cash dividends on shares of M-Wave’s common stock in the foreseeable future.

Since our common stock is thinly traded, it can be subject to extreme rises or declines in price, and you may not be able to sell your shares at or above the price you paid.

You may have difficulty reselling shares of our common stock. You may not be able to resell your shares at or above the price you paid, or at a fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company.

If we fail to maintain NASDAQ Compliance our share price and liquidity may suffer.

On January 9, 2006, M-Wave announced that it had received a determination and de-listing letter from NASDAQ’s Listing Qualifications staff on January 6, 2006, indicating it does not satisfy NASDAQ Marketplace Rule 4310(c)(2)(B) that requires M-Wave to have a minimum of $2.5 Million in shareholders’ equity to remain listed on The NASDAQ Capital Market. M-Wave appealed this determination and asked for a hearing before a NASDAQ Listing Qualifications Panel to present a plan to regain compliance. As a result of M-Wave’s Series B Convertible Preferred Stock financing, M-Wave complied with the shareholders’ equity requirement for continued listing on the NASDAQ Capital Market and evidenced full compliance with the requirement upon the filing of the Form 10-QSB for the quarter ended March 31, 2006. As previously disclosed, as of the quarter and nine month period ended September 30, 2005, M-Wave failed to satisfy the $2.5 million shareholders’ equity requirement for continued listing on The NASDAQ Capital Market. M-Wave presented its plan to regain compliance with that requirement at a hearing before the panel on February 16, 2006. On March 31, 2006, M-Wave received a formal decision from the panel whereby M-Wave shares would continue to be listed on The NASDAQ Capital Market, subject to the following conditions: 1) On or before April 17, M-Wave must disclose in its Form 10-KSB for the fiscal year ended December 31, 2005, the consummation of transactions sufficient to bring shareholders’ equity to at least $2.5 million; 2) On or before May 15, 2006, M-Wave must report in its Form 10-QSB for the quarter ended March 31, 2006, actual shareholders’ equity of at least $2.5 million at March 31, 2006; and 3) On or before May 22, 2006, M-Wave must have a closing bid price of at least $1.00 per share and have evidenced a closing bid price of $1.00 or more per share for a minimum of ten consecutive business days. M-Wave was able to demonstrate compliance with the conditions set forth by the panel within the prescribed timeframes.

On June 28, 2006, NASDAQ notified M-Wave that its common stock failed to meet a minimum closing bid price for 30 consecutive business days. NASDAQ provided M-Wave 180 calendar days for the minimum closing bid price to exceed $1.00 per share for a minimum of ten consecutive business days.

M-Wave shareholders approved a reverse stock split of M-Wave’s common stock of between one-for-two and one-for-ten at the discretion of the Board of Directors at its annual meeting held on October 31, 2006. On December 7, 2006, the Board of Directors unanimously approved a one-for-four reverse stock split of M-Wave’s common stock and established a record date of December 15th. Each four shares of M-Wave’s common stock issued and outstanding was automatically changed and reclassified into one fully paid and nonassessable share of common stock.

On January 4, 2007, M-Wave announced it had received a letter from NASDAQ Listing Qualifications Board indicating that M-Wave was in compliance with NASDAQ Marketplace Rule 4310 (c)(4), having achieved a closing bid price above $1 for ten consecutive trading days.

On November 20, 2007, M-Wave announced that it had received a NASDAQ Staff Deficiency Letter on November 15, 2007, indicating that it fails to comply with the Stockholders’ Equity, Market Value of Publicly Held Shares and Net Income from Continuing Operations requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(3), which requires M-Wave to have a minimum of $2.5 million in stockholder’s equity or $35 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year, or for two of the three most recently completed fiscal years. M-Wave’s common stock is thus subject to delisting. M-Wave made a written submission to the NASDAQ staff of its plan to achieve and sustain compliance with all of The NASDAQ Capital Market listing requirements, including the time frame for completion of such plan, on November 30, 2007. If the submission is rejected, M-Wave may appeal the staff’s decision to the NASDAQ Listing Qualification Panel.

There can be no assurances that NASDAQ will accept M-Wave’s plan, or that M-Wave will continue to satisfy all NASDAQ requirements without further equity funding.

There can be no assurance that M-Wave’s common stock will continue to be listed on the NASDAQ Capital Market before or after the Merger Transaction, and the failure to maintain this listing could adversely affect the liquidity and price of M-Wave’s common stock.

In order for M-Wave’s common stock to continue to be listed on the NASDAQ Capital Market, M-Wave will be required to comply with relevant requirements for continued listing on the NASDAQ Capital Market. Should M-Wave fail to comply with these requirements, M-Wave’s common stock could be delisted from the NASDAQ Capital Market. As discussed above, M-Wave has announced that it had received a NASDAQ Staff Deficiency Letter on November 15, 2007, indicating that it fails to comply with The NASDAQ Capital Market listing requirements. See “Risk Factors—If we fail to maintain NASDAQ Compliance our share price and liquidity may suffer,” on page 40.

If M-Wave’s common stock is delisted from the NASDAQ Capital Market, the trading of M-Wave’s common stock could possibly be conducted on the OTC Bulletin Board. The delisting of M-Wave’s common stock from the NASDAQ Capital Market would result in decreased liquidity of the issued and outstanding shares of M-Wave’s common stock and a resulting inability of stockholders to sell their shares of M-Wave’s common stock or obtain accurate quotations as to the market value of M-Wave’s common stock. The delisting of M-Wave’s common stock could also deter broker-dealers from making a market in or otherwise generating interest in M-Wave’s common stock and would adversely affect the ability to attract investors in M-Wave’s common stock. Furthermore, our ability to raise additional capital would be severely impaired. As a result of these factors, the value of M-Wave’s common stock could decline significantly, and M-Wave stockholders could lose some or all of their investment.

The offering may have an adverse impact on the market price of our common stock.

This Joint Proxy Statement/Prospectus relates to the issuance of 39,608,978 shares of our common stock and the issuance of 5,963,583 shares of our Series C Convertible Preferred Stock that will initially be convertible into 5,963,583 shares of our common stock. We will not receive any proceeds from such issuance of shares. Since there is a limited trading market for our common stock, the sale of any large block of this stock, or even the possibility of its sale, may adversely affect the trading market for our common stock and reduce the price available in that market.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Joint Proxy Statement/Prospectus contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	our dependence on ARES Corporation for the design and construction of biodiesel plants;

•	we may not complete construction of certain proposed production facilities;

•	we will require additional funding to execute our business plan;

•	the completion of the Merger Transaction and the transactions contemplated thereby;

•	the continued presence of government incentives to produce, blend, and use biodiesel;

•	the cost of raw materials and oil prices;

•	the amount and timing of capital expenditures and other costs relating to our staffing, products, product development, services, and infrastructure;

•	the lack of experience of our management team in public company matters;

•	the introduction of new products and/or services (if any), by us or our competitors;

•	price and other competition by our competitors;

•	technical difficulties we encounter and the resolution of such difficulties;

•	our ability to protect our intellectual property;

•	our ability to retain our NASDAQ listing;

•	market acceptance of our product;

•	our ability to compete against our larger competitors;

•	economic conditions specific to our industry; and

•	general economic and financial conditions.

These risks are not exhaustive. Other sections of this Joint Proxy Statement/Prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this Joint Proxy Statement/Prospectus.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this Joint Proxy Statement/Prospectus.

This Joint Proxy Statement/Prospectus contains market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

THE M-WAVE ANNUAL MEETING

This Joint Proxy Statement/Prospectus is being furnished to stockholders of M-Wave in connection with the solicitation of proxies by the Board of Directors of M-Wave for use at the annual meeting for the purposes described in this Joint Proxy Statement/Prospectus and in the accompanying notice of annual meeting of stockholders of M-Wave.

Date, Time and Place of the Annual Meeting

The annual meeting will be held on January     , 2008, at 10 a.m., local time, at M-Wave’s offices located at 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131.

Matters to be Considered

The annual meeting is being held for the following purposes:

(1) to vote upon a proposal to approve the issuance of M-Wave common and preferred stock pursuant to the Merger Agreement and Subscription Agreement;

(2) to elect two Class III Directors to our Board of Directors to serve until their successors are duly elected and qualified;

(3) to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our preferred stock to 100,000,000 shares;

(4) to amend the 2003 Stock Incentive Plan to authorize an additional 4,000,000 shares of common stock for issuance thereunder;

(5) to approve the sale of substantially all of the assets related to our existing business;

(6) to approve an amendment to our Certificate of Incorporation to effect a reverse split of M-Wave’s issued and outstanding common stock of one-for-four (1:4); and

(7) to transact any other business that is properly brought before the annual meeting or at any adjournments or postponements thereof.

At this time, Board of Directors of M-Wave is unaware of any other matters that may be presented for action at the annual meeting.

Who May Vote

The close of business on November 30, 2007 has been fixed by M-Wave’s Board of Directors as the record date for the determination of holders of M-Wave common stock and preferred stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. At the close of business on the record date, 1,813,150 shares of M-Wave common stock 12,500 shares of holders of M-Wave’s Series A Convertible Preferred Stock, and 69,648 shares of M-Wave’s Series B Convertible Preferred Stock were outstanding. Such shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are convertible into 2,522,929 shares of common stock in the aggregate. Each share of M-Wave common stock and preferred stock entitles the holder to one vote at the annual meeting on all matters properly presented at the annual meeting on which such holder is entitled to vote. Holders of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are only entitled to vote on M-Wave proposal No. 3

Quorum

A quorum must be present in person or by proxy before any action may be taken at the annual meeting. With respect to M-Wave proposals (1), (2), (4), (5) and (6), a quorum consists of the holders of a majority of the issued and outstanding shares of M-Wave common stock. With respect to M-Wave proposal (3), a quorum consists of the holders of: (i) a majority of the issued and outstanding shares of M-Wave common stock, and (ii) a majority of the issued and outstanding shares of M-Wave Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

Vote Required

The approval of each proposal by M-Wave stockholders other than the election of directors and the amendment to M-Wave’s Certificate of Incorporation to increase the number of authorized shares of M-Wave’s preferred stock to 100,000,000 shares, requires the affirmative vote of the holders of a majority of the issued and outstanding shares of M-Wave’s common stock. The two Class III Director nominees receiving the highest number of votes will be elected to serve until their respective successors are elected and qualified. Approval of the proposal to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our preferred stock to 100,000,000 shares requires the affirmative vote of holders of a majority of the issued and outstanding shares of M-Wave’s common stock and a majority of the issued and outstanding shares of M-Wave’s preferred stock, voting separately. Due to voting agreements entered into by certain holders of M-Wave’s common stock and the holders of 100% of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, we anticipate that each of the proposals described herein will be approved.

The failure to vote by proxy or in person will have the same effect as a vote against each such proposal. Abstentions and broker non-votes also will have the same effect as a vote against each such proposal. Accordingly, M-Wave’s Board of Directors urges M-Wave stockholders to promptly vote by completing, dating and signing the accompanying proxy card and to promptly return it in the enclosed postage-paid envelope, or, if you hold your stock in “street name” through a bank or a broker, by following the voting instructions of your bank or broker.

The directors and executive officers of M-Wave collectively owned approximately 346,000 of the outstanding shares of M-Wave common stock as of the record date for the annual meeting. M-Wave’s directors and executive officers have indicated they will vote to approve each of the proposals. Pursuant to a voting agreement dated as of January 26, 2007, certain holders of M-Wave’s common stock, who collectively beneficially own an aggregate of approximately 49% of the outstanding shares of common stock and 100% of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, have agreed to vote their shares for each of the proposals described above on which they are entitled to vote.

How to Vote Your Shares

M-Wave stockholders of record may vote by completing, signing, dating and returning their proxy card in the enclosed postage-paid envelope that accompanied the proxy card. M-Wave stockholders may also vote by attending the annual meeting and voting in person. Even if you plan to attend the annual meeting, to ensure that your shares are represented at the annual meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage-paid envelope.

Each proxy returned to M-Wave (and not revoked) by an M-Wave stockholder will be voted in accordance with the instructions indicated thereon. If you submit your proxy but do not indicate how you want to vote, your shares will be voted “FOR” each of the proposals described above and in the discretion of the proxy on any other matters that are properly brought before the meeting, or any adjourned meeting.

At this time, the Board of Directors of M-Wave is unaware of any matters, other than set forth above, that may be presented for action at the annual meeting or any adjournment or postponement thereof. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Revocation of Proxies

If you are an M-Wave stockholder of record, you can revoke your proxy by giving written notice to our corporate secretary, by submitting another proxy with a later date, or by attending the meeting and voting in person. If you are an M-Wave stockholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions.

Proxy Solicitation and Tabulation of Votes

M-Wave will pay all costs incurred by it in connection with the solicitation of proxies (including any costs it incurs in connection with the retention by it of a third party to solicit proxies) from its stockholders on behalf of its Board of Directors. The directors, officers and employees of M-Wave and its subsidiaries may solicit proxies from stockholders of M-Wave in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement by M-Wave for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of M-Wave common stock held of record by such persons, and M-Wave will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. M-Wave may retain the services of a third party to solicit proxies by personal interview, telephone, facsimile and/or mail. No additional compensation will be paid to directors, officers and employees of M-Wave who may be involved in the solicitation of proxies.

Adjournment; Other Matters

A quorum of M-Wave stockholders is necessary to hold a valid meeting. If there are insufficient shares of M-Wave common stock to constitute a quorum, under the bylaws of M-Wave, the annual meeting may be adjourned from time to time by the chairman of the meeting to a date not more than thirty (30) days after the original record date without notice other than announcement at the meeting.

Under the bylaws of M-Wave, the business to be transacted at the annual meeting is limited to those matters identified in the notice of the meeting, which is attached to the front of this Joint Proxy Statement/Prospectus.

Recommendation of the Board of Directors

The Board of Directors of M-Wave has determined that the transactions contemplated by each of the proposals set forth herein are advisable and in the best interests of M-Wave and its stockholders. Your Board of Directors unanimously recommends that M-Wave stockholders vote “FOR” each of the proposals set forth above.

THE SUNFUELS SPECIAL MEETING

This Joint Proxy Statement/Prospectus is being furnished to SunFuels shareholders in connection with the solicitation of proxies by the Board of Directors of SunFuels for use at the special meeting for the purposes described in this Joint Proxy Statement/Prospectus and in the accompanying notice of special meeting of shareholders of SunFuels.

Date, Time and Place of the Special meeting

The special meeting will be held on [• ], at [•] a.m., local time, at 1400 W. 122nd Ave., Suite 110, Westminster, CO 80234.

Matters to be Considered

The special meeting is being held for the following purposes:

(1) to vote upon a proposal to approve the transactions contemplated under the Merger Agreement; and

(2) to transact any other business that is properly brought before the special meeting or at any adjournments or postponements thereof.

At this time, the Board of Directors of SunFuels is unaware of any other matters that may be presented for action at the special meeting.

Who May Vote

SunFuels’ Board of Directors has fixed the close of business on [•] as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the SunFuels special meeting. As of [•], there were 4,447,763 shares of SunFuels common stock outstanding and entitled to vote and 163 holders of record of common stock and there were 791,815 shares of SunFuels Series A Convertible Preferred Stock outstanding and two holders of record of such Series A Convertible Preferred Stock.

Quorum

A quorum must be present in person or by proxy before any action may be taken at the special meeting. A quorum consists of the holders of (i) a majority of the issued and outstanding shares of SunFuels common stock and shares of SunFuels common stock issuable upon conversion of SunFuels Series A Convertible Preferred Stock, and (ii) a majority of the issued and outstanding shares of SunFuels Series A Convertible Preferred Stock, each voting as a separate group.

Vote Required

The approval of the proposal by SunFuels shareholders requires that (i) the holders of at least a majority of the issued and outstanding shares of SunFuels common stock as of the record date, including shares of common stock issuable upon conversion of SunFuels Series A Convertible Preferred Stock, cast votes in favor of such proposal, and (ii) the holders of at least a majority of the issued and outstanding shares of SunFuels Series A Convertible Preferred Stock as of the record date cast votes in favor of such proposal, each voting as a separate group. As of [•], the record date for the special meeting, there were 4,447,763 shares of common stock and 791,815 shares of Series A Convertible Preferred Stock of SunFuels outstanding.

Because the affirmative vote of a majority of the issued and outstanding shares of common stock and a majority of the issued and outstanding shares of Series A Convertible Preferred Stock is needed for SunFuels to proceed with the proposal set forth above, the failure to vote by proxy or in person will have the same effect as a vote against such proposal. Abstentions also will have the same effect as a vote against each such proposal. Accordingly, SunFuels’ Board of Directors urges SunFuels shareholders to promptly vote by completing, dating and signing the accompanying proxy card and to promptly return it in the enclosed postage-paid envelope

How to Vote Your Shares

SunFuels shareholders of record may vote by completing, signing, dating and returning their proxy card in the enclosed postage-paid envelope that accompanied the proxy card. SunFuels shareholders may also vote by attending the special meeting and voting in person. Even if you plan to attend the special meeting, to ensure that your shares are represented at the special meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage-paid envelope.

Each proxy returned to SunFuels (and not revoked) by the holder of SunFuels common stock or Series A Convertible Preferred Stock will be voted in accordance with the instructions indicated thereon. If you submit your proxy but do not indicate how you want to vote, your shares will be voted “FOR” the proposal described above and in the discretion of the proxy on any other matters that are properly brought before the meeting, or any adjourned meeting.

At this time, the Board of Directors of SunFuels is unaware of any matters, other than set forth above, that may be presented for action at the special meeting or any adjournment or postponement thereof. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Revocation of Proxies

If you are a shareholder of record of SunFuels, you can revoke your proxy by giving written notice to our corporate secretary, by submitting another proxy with a later date, or by attending the meeting and voting in person.

Proxy Solicitation and Tabulation of Votes

SunFuels will pay all costs incurred by it in connection with the solicitation of proxies (including any costs it incurs in connection with the retention by it of a third party to solicit proxies) from its shareholders on behalf of its Board of Directors. The directors, officers and employees of SunFuels and its subsidiaries may solicit proxies from shareholders of SunFuels in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement by SunFuels for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of SunFuels common stock held of record by such persons, and SunFuels will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. SunFuels may retain the services of a third party to solicit proxies by personal interview, telephone, facsimile and/or mail. No additional compensation will be paid to directors, officers and employees of SunFuels who may be involved in the solicitation of proxies.

Adjournment; Other Matters

A quorum of SunFuels shareholders is necessary to hold a valid meeting. If there are insufficient shares of SunFuels common stock and Series A Convertible Preferred Stock to constitute a quorum, under the bylaws of SunFuels, the special meeting may be adjourned from time to time by the chairman of the meeting to a date not more than sixty (60) days after the original record date without notice other than announcement at the meeting.

Under the bylaws of SunFuels, the business to be transacted at the special meeting is limited to those matters identified in the notice of the meeting, which is attached to the front of this Joint Proxy Statement/Prospectus.

Recommendation of the Board of Directors

The Board of Directors of SunFuels has determined that the transactions contemplated by the proposal set forth above is advisable and in the best interests of SunFuels and its shareholders. Your Board of Directors unanimously recommends that SunFuels shareholders vote “FOR” the proposal set forth above.

THE MERGER TRANSACTION

At the M-Wave annual meeting, M-Wave stockholders will be asked to vote on a proposal to approve the issuance of shares of M-Wave common and preferred stock to be issued pursuant to the Merger Agreement, and to approve the other proposals described herein. At the SunFuels special meeting, SunFuels shareholders will be asked to vote upon a proposal to approve the Merger Agreement. This summary of the Merger Transaction is not complete and is qualified in its entirety by reference to the Merger Agreement. M-Wave stockholders and SunFuels shareholders should read carefully the Merger Agreement in its entirety as it is the legal document that governs the Merger Transaction.

The Companies

M-Wave, Inc.

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(630) 562-5550

We are a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. As described elsewhere in this Joint Proxy Statement/Prospectus, we have entered into an agreement, subject to stockholder approval, completion of the Merger Transaction and other customary conditions, to sell the assets related to our existing business to M-Wave International which is controlled by Joseph A. Turek, who is our Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of our EMG Division. See “Proposal No. 5—Approve the Sale of Substantially all of the Assets Related to our Existing Business.”

Immediately following the Merger Transaction, the businesses of SunFuels and Blue Sun Biodiesel, described below, will be operated by M-Wave. M-Wave was incorporated on January 31, 1992. On April 1, 1992, M-Wave completed its initial public offering, or IPO. M-Wave’s common stock is listed on the NASDAQ Capital Market under the symbol “MWAV” and began trading on April 2, 1992.

Ocean Merger Sub, Inc.

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(630) 562-5550

Ocean Merger Sub, Inc. is a Delaware corporation and a wholly-owned subsidiary of M-Wave that was organized to complete the Merger Transaction. Upon completion of the SunFuels Merger, all outstanding shares of Ocean Merger Sub, Inc. will be cancelled. Prior to completion of the Merger Transaction, Ocean Merger Sub, Inc. will conduct no business other than that incident to the Merger Transaction. Ocean Merger Sub, Inc. was organized in Delaware on January 9, 2007.

SunFuels, Inc.

1400 W. 122nd Ave., Suite 110

Westminster, Colorado 80234

(303) 865-7700

SunFuels, Inc. is a Colorado corporation and currently based in the Denver area. SunFuels was formed for the purpose of developing and implementing strategies to meet increasing demands for renewable energy sources, primarily biodiesel. The Company conducts substantially all of its business operations through Blue Sun Biodiesel, LLC, a Colorado limited liability company. As of October 31, 2007, SunFuels owned 95.17% of the membership interests of Blue Sun Biodiesel. Through Blue Sun Biodiesel, SunFuels is implementing an integrated business model that involves the development of proprietary, low-cost, high-performance canola-type oilseeds, management of grain production derived from these seeds, control of seed crushing and oil feedstock refining into B100 biodiesel, automated blending to B20, including proprietary, high-performance Blue Sun Biodiesel formulated additives, and distribution through a network of authorized distributors committed to brand and quality practices. SunFuels was incorporated on November 19, 2001.

Blue Sun Biodiesel, LLC

1400 W. 122nd Ave., Suite 110

Westminster, Colorado 80234

(303) 865-7700

Blue Sun Biodiesel, LLC is a Colorado limited liability company that was formed by SunFuels to continue the fuel distribution, research and development, grain production, biodiesel production, and meal and oil marketing efforts begun by SunFuels On June 1, 2004, SunFuels contributed substantially all of its assets to Blue Sun Biodiesel in exchange for 100% of the membership interests of Blue Sun Biodiesel. The Blue Sun Biodiesel membership interest currently constitutes the primary asset of SunFuels. As of October 31, 2007, SunFuels owned 95.17% of the membership interests of Blue Sun Biodiesel. Since the contribution of assets by SunFuels, Blue Sun Biodiesel has been conducting the biodiesel research, marketing and distributing operations previously conducted by SunFuels. In addition to its research efforts, Blue Sun Biodiesel has been actively engaged in marketing and distributing biodiesel throughout the seven-state Rocky Mountain region and beyond. Blue Sun Biodiesel was formed on November 25, 2003.

General

The Board of Directors of M-Wave, the Board of Directors of SunFuels and the manager of Blue Sun Biodiesel have each approved the transactions contemplated by the Merger Agreement, subject to necessary M-Wave stockholder and SunFuels shareholder approvals. We anticipate that the Merger Transaction will be implemented by no later than January 31, 2008, following the approval of M-Wave stockholders and SunFuels shareholders of each of the proposals to be voted upon at the annual meeting and special meeting and the satisfaction or waiver of the other conditions to the Merger Transaction as described below under “—Conditions to Completion of the Merger Transaction.” However, M-Wave and SunFuels each reserves the right to cancel or defer the Merger Transaction even if stockholders of M-Wave and/or shareholders of SunFuels vote to approve the proposals contained herein.

Background

The Board of Directors and senior management of M-Wave regularly discuss M-Wave’s business and strategic direction. The Board of Directors had established a special committee to evaluate potential merger transactions with other companies. The special committee consists of Bruce Nelson, as the chairman, Gary Castagna and Glenn Norem. In November 2006, members of M-Wave’s Board of Directors first met with M.A.G. Capital, LLC, to discuss a potential transaction with SunFuels and Blue Sun Biodiesel. The parties continued preliminary discussions regarding such transaction throughout November.

In December 2006, M-Wave and SunFuels negotiated a term sheet with respect to a merger transaction involving the companies. The term sheet was never executed. Throughout December and into early January 2007, the parties negotiated the terms and conditions of the proposed Merger Agreement.

On January 22, 2007, M-Wave’s Board of Directors held a meeting to consider and take action on the proposed transaction. M-Wave’s senior management and legal and financial advisors provided updates regarding the final terms of the proposed merger agreement and related agreements. Also at this meeting, B. Riley & Company, M-Wave’s financial advisor, reviewed with M-Wave’s Board of Directors its financial analysis of the merger consideration and rendered to M-Wave’s Board of Directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated January 23, 2007, to the effect that, as of that date, based upon and subject to the various factors and assumptions set forth in the opinion, the exchange ratio for the SunFuels Merger and the Blue Sun Merger are fair, from a financial point of view, to the stockholders of M-Wave.

Following deliberations, M-Wave’s Board of Directors unanimously approved the Merger Agreement and the related agreements and the transactions contemplated by those agreements, and resolved to recommend that its stockholders vote to approve such transactions.

On January 26, 2007, the parties executed the Merger Agreement, and M-Wave and SunFuels announced the transaction in a joint press release issued on January 29, 2007.

On June 27, 2007, the parties executed an amendment to the Merger Agreement, extending the termination date to December 31, 2007.

On September 20, 2007, the parties executed a second amendment to the Merger Agreement, pursuant to which the exchange ratio for the SunFuels Merger was fixed at 7.1217 and the exchange ratio for the Blue Sun Merger was fixed at 6,935.7796, and certain related changes were made. Prior to the effectiveness of the second amendment, the Merger Agreement provided for floating exchange ratio formulas based on the relative number of outstanding and deemed outstanding equity securities of M-Wave, SunFuels and Blue Sun. In addition, the second amendment revised a condition precedent to the closing of the Merger Transaction that requires each of the M-Wave proposals set forth herein to be approved by the requisite vote of the stockholders of M-Wave. The second amendment also provided that M-Wave will not issue fractional shares of M-Wave common stock or M-Wave Series C Convertible Preferred Stock in the Merger Transaction. As a result, the number of shares of M-Wave common or preferred stock each SunFuels shareholder or Blue Sun Biodiesel member will receive in the Merger Transaction after aggregating all fractional shares to be received by the shareholder or member will be rounded to the nearest number of whole shares. Finally, the second amendment provides that SunFuels will reimburse M-Wave for up to $200,000 of Merger Transaction expenses incurred by M-Wave prior to July 1, 2007.

On October 26, 2007, the parties executed a third amendment to the Merger Agreement pursuant to which the parties agreed that, immediately prior to the consummation of the Blue Sun Merger, the holders of Blue Sun’s membership units other than those held by SunFuels, would have the opportunity to contribute all of the units held by each of them to M-Wave in exchange for the identical number of shares of M-Wave common stock as they would have received pursuant to the terms of the Merger Agreement prior to the adoption of the third amendment. The purpose of this amendment was to clarify that, if the holders of Blue Sun’s membership units other than SunFuels contribute all of the units held by each of them to M-Wave, this contribution would qualify as a tax-free exchange under Section 351 of the Code. See “—Tax Consequences of the Merger Transaction Generally.”

On November 20, 2007, the parties executed a fourth amendment to the Merger Agreement pursuant to which the parties agreed to eliminate as a condition precedent to the consummation of the Merger Transaction the requirement that SunFuels have received proceeds of not less than $20,250,000 from the sale of SunFuels Series A Preferred Stock at or prior to the closing of the Merger Transaction, $10,125,000 of which was funded to SunFuels on January 26, 2007 in exchange for the issuance of 750,000 shares of SunFuels Series A Convertible Preferred Stock. The purpose of this amendment was to provide for the closing of the Merger Transaction prior to SunFuels’ receiving the remaining $10,125,000. Following the closing of the Merger Transaction, SunFuels intends to cause M-Wave to issue, to the purchasers of the first tranche of SunFuels’ Series A Convertible Preferred Stock, 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock at a price of $1.8956 per share, for aggregate proceeds to M-Wave of $10,125,000.

On December 3, 2007, the parties executed a fifth amendment to the Merger Agreement, extending the termination date to January 31, 2008.

There is a lapse in time between the signing of the Merger Agreement and the filing of this Joint Proxy Statement/Prospectus. This gap in time was due to several factors, including the need to complete the SunFuels audit, the preparation of pro forma financials, bolstering SunFuels’ financial reporting processes, hiring a new chief financial officer, and obtaining independent directors.

M-Wave’s Reasons for the Merger Transaction

In reaching its determination to proceed with the Merger Transaction, and to recommend to our stockholders the approval of the issuance of M-Wave common and preferred stock pursuant to the Merger Agreement and the other proposals discussed in this Joint Proxy Statement/Prospectus, the M-Wave Board of Directors consulted with management, as well as financial and legal advisors, and considered various material factors, which are discussed below. M-Wave’s Board of Directors did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual directors may have given different weight to different considerations. M-Wave’s Board of Directors considered these factors as a whole, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. Among the material factors considered by M-Wave’s Board of Directors were the following:

•	the ability of SunFuels and Blue Sun Biodiesel to contribute to M-Wave’s earnings after the Merger Transaction;

•	SunFuels’ and Blue Sun Biodiesel management team, strategic objectives, and positioning in the biodiesel industry;

•	the financial terms of the Merger Transaction;

•	the valuation opinion of B. Riley & Company, financial advisor to M-Wave; and

•	strategic alternatives, including continuing to operate M-Wave’s existing business in a highly competitive environment.

M-Wave’s Board of Directors also considered a number of disadvantages or risks relating to the Merger Transaction, including the risk that the proposed Merger Transaction would not be consummated. M-Wave’s Board of Directors believed that these risks were outweighed by the potential benefits to be realized from the proposed Merger Transaction.

The foregoing discussion of the information and factors considered by M-Wave’s Board of Directors is not intended to be exhaustive, but is believed to include all material factors considered by M-Wave’s Board of Directors in approving the proposed Merger Transaction. For a discussion of the interests of M-Wave’s management and Board of Directors in the proposed Merger Transaction, see “Interests of Certain Persons in the Merger Transaction” below. M-Wave’s Board of Directors recognized such interests and determined that such interests neither supported nor detracted from the fairness of the Merger Transaction to M-Wave’s stockholders.

The M-Wave Board of Directors recommends a vote FOR the approval of the issuance of M-Wave common and preferred stock pursuant to the Merger Agreement and the other proposals described herein.

SunFuels’ Reasons for the Merger Transaction

In reaching its conclusion to approve the Merger Agreement, SunFuels’ Board of Directors consulted with management of SunFuels, as well as with its legal advisors, and considered a number of factors, including those factors described below:

•	the proposed merger was a condition to SunFuels receiving an investment of $20.250 million from certain investors;

•	the proposed merger would increase the potential for enhanced liquidity by providing SunFuels’ shareholders with shares in an entity that are publicly traded on the NASDAQ Capital Market;

•	the proposed merger would potentially provide SunFuels with the ability to access the public capital markets for future debt and equity issuances in order to raise capital for its business operations;

•	the proposed merger would provide greater financial stability and improved long-term prospects for SunFuels which will improve its ability to attract and retain talented employees;

•

the intent that the merger transaction qualify as a tax-free exchange or reorganization so that no taxable gain or loss will be recognized by SunFuels’ shareholders on the exchange of their shares of SunFuels capital stock for shares of M-Wave capital stock;

•	the proposed merger would result in current shareholders of SunFuels owning more than ninety percent of the outstanding shares of capital stock of M-Wave; and

•

upon the sale of its existing business to a third party or transfer of the assets related to its existing business to a subsidiary, as contemplated by the Merger Agreement, M-Wave would have no substantial continuing business operations other than the current business of SunFuels, and, accordingly, would not need to integrate the SunFuels business with other operations.

SunFuels’ Board of Directors also considered a number of potential risks relating to the proposed merger, including risks relating to potential unknown liabilities of M-Wave relating to its current operations, and the risk that the proposed Merger Transaction would not be consummated. SunFuels’ Board of Directors believes that these risks were outweighed by the potential benefits to be realized from the proposed Merger Transaction.

The foregoing discussion of the information and factors considered by SunFuels’ Board of Directors is not intended to be exhaustive, but is believed to include all material factors considered by SunFuels’ Board of Directors in approving the proposed Merger Transaction. In view of the wide variety of information and factors considered, SunFuels’ Board of Directors did not find it practical to, and did not, assign any relative or specific weights to different factors. For a discussion of the interests of SunFuels’ management and Board of Directors in the proposed merger, see “Interests of Certain Persons in the Merger Transaction” below. SunFuels’ Board of Directors recognized such interests and determined that such interests neither supported nor detracted from the fairness of the Merger Transaction to SunFuels’ shareholders.

The SunFuels Board of Directors recommends a vote FOR the approval of the Merger Agreement.

Opinion of M-Wave’s Financial Advisor

The following description of the opinion of B. Riley & Company is qualified in its entirety by reference to the full text of the opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken, as such opinion is set forth in Annex H to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. M-Wave stockholders are urged to read the opinion carefully and in its entirety.

B. Riley provided to the Special Committee of the Board of Directors of M-Wave its written opinion on January 23, 2007 that, as of that date, based upon and subject to the various factors and assumptions set forth in the opinion, the SunFuels Exchange Ratio and the Blue Sun Exchange Ratio (collectively the “Merger Exchange Ratio”) are fair, from a financial point of view, to the stockholders of M-Wave. The opinion of B. Riley was based upon the original terms of the Merger Agreement, and does not take into account the subsequent five amendments to the Merger Agreement. See “The Merger Transaction—Background,” beginning on page 50. As originally executed, the Merger Agreement provided for a floating exchange ratio formula based on the relative number of outstanding and deemed outstanding shares of capital stock of the Company, SunFuels and Blue Sun. In order to simplify the description of the exchange ratio in this Joint Proxy Statement/Prospectus, the parties decided to fix the exchange ratio at the level that it existed on September 20, 2007, the date of the second amendment to the Merger Agreement. The SunFuels exchange ratio was fixed at 7.1217 shares of M-Wave common stock for each SunFuels share. Had the Merger Agreement not been amended, the SunFuels exchange ratio would have been approximately 7.1225 shares of the Company’s common stock for each SunFuels share as of October 31, 2007, and the Blue Sun exchange ratio would remain at 6,935.7796, the level at which it was fixed pursuant to the second amendment. M-Wave believes a change in the SunFuels exchange ratio of 0.0008 shares to be immaterial, and it therefore believes that the opinion of B. Riley described below continues to be relevant.

B. Riley’s opinion is directed only to the fairness of the Merger Transaction from a financial point of view to the stockholders of M-Wave and does not address M-Wave’s underlying business decision to proceed with or effect the Merger Transaction or the structure thereof, the relative merits of the Merger Transaction compared to any alternative business strategy or transaction in which M-Wave might engage, and does not imply or constitute a recommendation to M-Wave stockholders as to how to vote with respect to the Merger Transaction or to any action a stockholder should take with respect to the proposed Merger Transaction.

In rendering its opinion, among other things, B. Riley:

(i)	reviewed the draft Merger Agreement dated January 23, 2007, which, for purposes of rendering its opinion it assumed to be identical in all material respects to the document to be executed;

(ii)	reviewed certain financial and other information about M-Wave that was publicly available;

(iii)	reviewed information furnished to B. Riley by the management of M-Wave and the managements of SunFuels, Inc. and Blue Sun Biodiesel, LLC (collectively “SunFuels”), including certain internal financial analyses, financial planning data, reports and other information;

(iv)	held discussions with various members of senior management of M-Wave and SunFuels concerning historical and current operations, financial conditions and prospects, including recent financial performance;

(v)	reviewed the recent share trading price history of M-Wave common stock;

(vi)	reviewed the valuation of SunFuels implied by its Series A Convertible Preferred Stock proceeds;

(vii)	reviewed the valuations of publicly traded companies that it deemed comparable in certain respects to SunFuels;

(viii)	reviewed the financial terms, to the extent publicly available, of certain “reverse-merger” type transactions that it deemed generally comparable to the SunFuels Merger Transaction; and

(ix)	conducted such other studies, analyses, inquiries and investigations as it deemed appropriate in rendering this opinion.

For purposes of its opinion, B. Riley relied upon and assumed the accuracy and completeness of the financial statements and other information provided to it by M-Wave and SunFuels or otherwise made available to it, and did not assume responsibility for the independent verification of that information. B. Riley relied upon the assurances that the information provided to it was prepared on a reasonable basis in accordance with industry practice, that the financial planning data and other business outlook information reflects the best currently available estimates and judgment of M-Wave and SunFuels, that no material changes occurred in the information reviewed between the date the information was provided and the date of the opinion, and that M-Wave and SunFuels was not aware of any information or facts that would make the information provided to B. Riley incomplete or misleading. B. Riley expressed no opinion as to such financial planning data or the assumptions on which it is based.

The following is a brief summary of the material financial analyses performed by B. Riley in connection with its oral opinion and the preparation of its written opinion dated January 23, 2007. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by B. Riley, the tables must be read together with the text of each summary.

Considering the summary data and tables alone could create a misleading or incomplete view of B. Riley’s financial analyses.

Situational Analysis

B. Riley conducted a situational analysis to examine M-Wave’s ability to sustain its continuing operations as a stand-alone entity.

M-Wave’s business and earning capacity has been negatively impacted by several factors, including the discontinuation of its Digital Broadcast Satellite (DBS) business in December 2005, and the increasing relative expenses associated with being a public company.

B. Riley noted that M-Wave has generated negative operating income and net income for the past three consecutive fiscal years. M-Wave reported operating income of $(2.3) million, $(1.7) million and $(1.3) million for the fiscal years ended 2006, 2005, and 2004, respectively. M-Wave reported net income of $(3.2) million, $(5.4) million and $(0.3) million for the fiscal years ended 2006, 2005, and 2004, respectively.

B. Riley also noted that M-Wave has generated negative free-cash flow for the past three consecutive fiscal years. Net free cash flow is defined as operating income plus depreciation and amortization, plus all other non-cash charges, plus changes in net working capital, less capital expenditures. Since net free cash flow measures earnings before interest and taxes, it provides a measurement of cash flow available to all providers of capital, including both debt and equity. Although net free cash flow is a non-GAAP measurement, it is a financial metric that is commonly used in determining a firm’s earnings capacity. M-Wave generated net free cash flow deficits of $(1.5) million, $(2.2) million and $(2.5) million for the fiscal years ended 2006, 2005, and 2004, respectively.

This analysis determined that M-Wave has been unable to profitably operate its business and fund its operations, including working capital and capital expenditure needs, from internal cash flow and has instead relied on the continued investment and financing from its affiliated stockholders Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund Ltd. and M.A.G. Capital LLC (collectively “M.A.G Funds”). Since February of 2005, the M.A.G. Funds have invested approximately $8.2 million in debt and preferred stock to fund M-Wave’s ongoing operations. B. Riley reviewed M-Wave’s financial forecast as prepared by management for fiscal year 2007 and noted that the forecast indicates that M-Wave will continue to generate operating losses through fiscal 2007. The analysis determined that on a stand-alone basis M-Wave’s operations, as currently configured, are insufficient to sustain an ongoing enterprise and will continue to require ongoing, outside financing for the foreseeable future.

Analysis of Capital Structure

B. Riley performed a review and analysis of M-Wave’s capital structure. The analysis focused on the market capitalization of M-Wave’s common stock and liquidation preference of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred stock.

Market Capitalization and Common Stock

B. Riley reviewed and analyzed M-Wave’s market capitalization over various time periods during the past 52 weeks as of January 11, 2007, based on the following trading prices for M-Wave’s common stock. All prices are adjusted to reflect M-Wave’s 1:4 stock split as effected December 18, 2006:

•	1-week simple average price of $3.00;

•	1-month simple average price of $2.70;

•	3-month simple average price of $2.69;

•	6-month simple average price of $2.92;

•	1-year simple average price of $3.13;

•	52-week high closing price of $6.40;

•	52-week low closing price of $1.32;

The following prices were then multiplied by M-Wave’s average total shares outstanding over the selected periods. The results of the calculations are illustrated below:

Period	Calculated Price	Implied Market Capitalization ($000’s)
1-week simple average	$3.00	$5,286
1-month simple average	$2.70	$4,766
3-month simple average	$2.69	$4,741
6-month simple average	$2.92	$4,842
1-year simple average	$3.13	$5,178
52-week high	$6.40	$10,604
52-week low	$1.32	$2,187

B. Riley noted that M-Wave’s stock is relatively thinly traded, trading an average of 10,187 shares per day over the 52 weeks prior to the date of B. Riley’ s report. B. Riley also noted that during the past 52 weeks M-Wave has received two de-listing notices from NASDAQ indicating that it failed to meet the listing requirements for NASDAQ pursuant to Marketplace Rule 4310(C)(2)(B), which requires a company to have a minimum of $2.5 million in stockholders’ equity and Marketplace Rule 4310(C)(4), which requires a minimum closing bid price of $1.00 for a minimum of 10 consecutive business days. M-Wave achieved compliance in the first instance by receiving a recapitalization investment by the M.A.G. Funds and in the second instance by effecting a 1:4 reverse stock split.

B. Riley noted that given M-Wave’s low trading volume and in light of the uncertainties affecting its assets, business and operations that the quoted market prices and resulting market capitalizations may not represent a reliable indication of market value for the common stock.

Series A & B Convertible Preferred Stock

M-Wave has $1.25 million of Series A Convertible Preferred Stock issued and outstanding to M.A.G Capital. The Series A Convertible Preferred Stock contains a beneficial conversion feature equal to 85% of the market price of M-Waves’s common stock with a minimum conversion price of $0.98 per share and a maximum conversion price of $1.15 per share. The Series A Convertible Preferred Stock is nonvoting, bears no dividend, and has a sole preference of priority at par in liquidation over the Series B Convertible Preferred Stock and common stock.

On March 1, 2006, M-Wave entered into an agreement with the M.A.G. Funds to convert their debt of approximately $4,565,000 into Series B Convertible Preferred Stock. M-Wave issued an additional $1,900,000 in Series B Convertible Preferred Stock for working capital purposes. The number of shares into which one share of Series B Convertible Preferred Stock is convertible into will be determined by dividing $100.00 by $3.16 (subject to adjustment). The Series B Convertible Preferred Stock is convertible into shares of M-Wave common stock, is non-voting and is entitled to receive monthly dividends at an annual rate of 8.0%.

As of January 11, 2007, together with accrued dividends, M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock had a combined liquidation preference of $8,214,808. M-Wave’s market capitalization of $5.7 million, as of January 11, 2007 plus the liquidation preference of the Series A Convertible Preferred Stock and B Convertible Preferred Stock minus the cash balance of $1.7 million implied an enterprise value of approximately $12.2 million.

Selected Reverse-Merger Acquisition Transactions. Using publicly available information, B. Riley reviewed the consideration paid in 22 selected reverse-merger type acquisition transactions of companies it deemed relevant in both the alternative fuels sector and across a broad range of industries from 2004 through the present. In each instance the acquiring company was a reporting company that acquired a privately held company through the issuance of more than fifty percent (50%) of its outstanding common shares resulting in the acquired company becoming the surviving entity. Specifically, B. Riley reviewed the following transactions listed in reverse chronological order:

Date	Acquirer (Publicly Traded Company)	Target (Private Company)
January-07	Gemwood Productions, Inc.	Kreido Biofuels, Inc.
October-06	Hurley Exploration Inc	China Clean Energy Inc.
October-06	eMerge Interactive	PRIME BioSolutions
September-06	Mountain States Holdings, Inc.	Better Biodiesel, Inc. (Domestic Energy Ptrs, LLC)
August-06	RTO Holdings, Inc	Orion Ethanol
July-06	Tonga Capital Corp	Momentum Biofuels
June-06	MGCC Investment Strategies, Inc	Wonder Auto Limited
May-06	Qorus.com, Inc.	DigitalFX (VMDIrect)
May-06	Multi-Link Telecommunications, Inc	Auriga Laboratories, Inc
March-06	Nova Oil	Nova Biosource Fuels (Biosource America)
February-06	Wentworth I, Inc.	AeroGrow International, Inc.
October-05	Meadow Springs, Inc.,	Earth Biofuels (Apollo Resources Intl.)
September-05	Century Pacific Financial Corp.	Peoples Liberation, Inc.
July-05	Bongiovi Entertainment, Inc	NewGen Technologies, Inc, (Refuel America)
July-05	Purezza Group, Inc.	Puda Coal, Inc
July-05	Absolute Glass Protection	Jagged Peak
July-05	Chiste Corporation	HydroGen, LLC
April-05	Marine Jet Technology Corp.	Antik Denim (changed to Blue Holdings)
March-05	Accesity Corp	Pacific Ethanol, Inc.
February-05	Zen Pottery Equipment, Inc.	Xethanol Corporation
November-04	Micro Interconnect Technology	Lanbo Financial Inv. Company Grp. Ltd.
May-04	The Enchanted Village, Inc.	Sorl Auto Parts, Inc.
March-04	Acola Corporation	TEDA Travel Group, Inc.
March-04	Source Financial Services Corp.	Bio Solutions Manufacturing, Inc.

In examining these reverse-merger type acquisitions, B. Riley examined the post-merger fully diluted common stock ownership of both the acquiring and target company. B. Riley conducted an analysis separately for the transactions taking place in the alternative fuels sector and for the transactions taking place across diversified industries. Finally, B. Riley examined all of the transactions on an aggregate basis.

Based on an analysis of the selected data sets, B. Riley derived a range of ownership percentages based on the high, low, average and adjusted average of the observed ownership percentages. The adjusted average excludes the high and low observations of the observed range for each data set. B. Riley’s analysis of the selected reverse-merger type acquisition transactions yielded the following results:

Alternative Fuels Sector Transactions

Date	Acquirer (Publicly Traded Company)	Ticker	Post Merger Ownership	Target (Private Company)	Post Merger Ownership
Aug-06	RTO Holdings, Inc	OTC:BB RTOH	4.3%	Orion Ethanol	95.8%
Sep-06	Mountain States Holdings, Inc.	OTC:BB MSLG	6.3%	Better Biodiesel, Inc. (Domestic Energy Ptrs, LLC)	93.7%
Oct-06	eMerge Interactive	NASDAQ: EMRG	7.5%	PRIME BioSolutions	92.5%
Mar-04	Source Financial Services Corp.	OTC:BB SSFI	8.0%	Bio Solutions Manufacturing, Inc.	92.0%
Mar-05	Accesity Corp	NASDAQ: ACTY	8.5%	Pacific Ethanol, Inc.	91.5%
Jul-05	Bongiovi Entertainment, Inc	OTC:BB BGVI	11.0%	NewGen Technologies, Inc, (Refuel America)	89.0%
Jan-07	Gemwood Productions, Inc.	OTC:BB GMWD	11.4%	Kreido Biofuels, Inc.	88.6%
Oct-06	Hurley Exploration Inc	OTC:BB HXPL	13.2%	China Clean Energy Inc.	86.8%
Mar-06	Nova Oil	OTC:BB NVAO	14.8%	Nova Biosource Fuels (Biosource America)	85.2%
Jul-06	Tonga Capital Corp	OTC:BB TGPC	16.7%	Momentum Biofuels	83.3%
Sep-06	New Inverness Explorations	OTC:BB NIVX	16.9%	Ethanex Energy Inc.	83.1%
Oct-05	Meadow Springs, Inc.,	OTC:BB MDWS	17.5%	Earth Biofuels (Apollo Resources Intl.)	82.5%
Feb-05	Zen Pottery Equipment, Inc.	OTC:BB ZPYE	26.0%	Xethanol Corporation	74.0%

	High		26.0%		74.0%
	Mean		12.5%		87.5%
	Adjusted Mean		12.0%		90.2%
	Low		4.3%		95.8%

Diversified Industries Transactions

Date	Acquirer (Publicly Traded Company)	Ticker	Post Merger Ownership	Target (Private Company)	Post Merger Ownership
Jun-06	MGCC Investment Strategies, Inc	OTC:BB MGIS	12.0%	Wonder Auto Limited	88.0%
May-06	Qorus.com, Inc.	OTC:BB QRUS	4.2%	DigitalFX (VMDIrect)	95.8%
May-06	Multi-Link Telecomm., Inc.	OTC:BB MLNK	7.0%	Auriga Laboratories, Inc	93.0%
Feb-06	Wentworth I, Inc.	Reporting Company	4.2%	AeroGrow International, Inc.	95.8%
Sep-05	Century Pacific Financial Corp.	OTC:BB CYPC	4.4%	Peoples Liberation, Inc.	95.6%
Jul-05	Purezza Group, Inc.	OTC:BB PRZA	8.0%	Puda Coal, Inc	92.0%
Jul-05	Absolute Glass Protection	OTC:BB ASLG	9.2%	Jagged Peak	90.8%
Jul-05	Chiste Corporation	OTC:BB CSTC	5.0%	HydroGen, LLC	95.0%
Apr-05	Marine Jet Technology Corp.	OTC:BB MJET	4.2%	Antik Denim (Blue Holdings)	95.8%
Nov-04	Micro Interconnect Technology	OTC:BB MITR	7.0%	Lanbo Financial Inv. Co. Grp. Ltd.	93.0%
May-04	The Enchanted Village, Inc.	OTC:BB ECVL	2.5%	Sorl Auto Parts, Inc.	97.5%
Mar-04	Acola Corporation	OTC:BB ACAO	5.0%	TEDA Travel Group, Inc.	95.0%

	High		12.0%		88.0%
	Mean		6.1%		93.9%
	Adjusted Mean		5.8%		94.2%
	Low		2.5%		97.5%

All Transactions

	Post Merger Ownership Acquirer	Post Merger Ownership Target
High	26.0%	74.0%
Mean	9.1%	90.9%
Adjusted Mean	8.6%	91.4%
Low	2.5%	97.5%

No company utilized in the Selected Reverse-Merger Acquisition Transactions analysis is identical to M-Wave nor is any transaction identical to the contemplated transaction between M-Wave and SunFuels and Blue Sun Biodiesel. An analysis of the results therefore requires complex considerations and judgments regarding the financial and operating characteristics of SunFuels and the companies involved in the selected transactions. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to the selected transactions.

Implied Public Market Transaction Value.

B. Riley performed an illustrative analysis of the implied market value of the transaction on a pro forma, post merger basis. This analysis sought to determine the theoretical public market valuation the post merger company would receive based on an analysis of similar publicly traded biofuel companies. B. Riley reviewed the market capitalization and enterprise values for the following six publicly traded early-stage biofuel companies:

•	Nova Biosource Fuels, Inc.

•	Better Biodiesel, Inc.

•	Earth Biofuels Inc.

•	Tonga Capital Corp.

•	Pure Biofuels Corp.

•	Allegro Biodiesel Corporation

Although none of the selected companies is directly comparable to SunFuels, the companies included were selected because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of SunFuels. In each instance, the selected companies were companies that were engaged in the business of manufacturing, distributing and or marketing the sale of biofuels but had yet to produce any meaningful sales and or profitability.

The equity market capitalization for the selected companies was calculated by multiplying each company’s closing stock price as of January 11, 2007 by that company’s total shares outstanding, as publicly disclosed. The enterprise value was calculated by adding the net debt of each company to the equity market capitalization. Net debt is defined as all interest bearing notes plus the liquidation preference of any preferred stock less cash.

Public Company	Sales	Equity Market Capitalization	Enterprise Value
	($ in millions)
Nova Biosource Fuels, Inc.*	$0.0	$246.9	$223.5
Allegro Biodiesel Corp.	$0.0	$164.7	$159.4
Better Biodiesel, Inc.	$0.0	$152.5	$152.3
Earth Biofuels Inc.	$15.9	$131.2	$144.4
Tonga Capital Corp.	$0.0	$79.7	$80.6
Pure Biofuels Corp.	$0.0	$62.3	$57.8
High	—	$246.9	$223.5
Mean	—	$139.6	$136.3
Adjusted Mean	—	$132.0	$134.2
Low	—	$62.3	$57.8

*	Excludes sales from non-core operating segments

The analysis implied a theoretical equity market capitalization and enterprise value range for the post merger company of $62.3 to $246.9 million with an adjusted mid point indication of $132.0 and $57.8 million to $223.5 million with an adjusted mid point indication of $134.2 million, respectively. This range of values implies a theoretical equity market capitalization and enterprise value range for M-Wave based on its 8.0% post merger ownership as follows:

	Theoretical Equity Market Capitalization	Theoretical Enterprise Value
	($ in millions)
High	$19.8	$17.9
Mean	$11.2	$10.9
Adjusted Mean	$10.6	$10.7
Low	$5.0	$4.6

The results of this analysis can be compared to the equity market capitalization and enterprise value of M-Wave of $5.7 million and $12.2 million, respectively based on M-Wave’s closing stock price as of January 11, 2007.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analysis and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to a partial analysis or summary description.

The summary of B. Riley’s analyses set forth above does not purport to be a complete description of the presentation by B. Riley to M-Wave. In arriving at its opinion, B. Riley did not rely on any single analysis or factor described above, assign any particular weight to any analysis or factor considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

In its analysis, B. Riley made numerous assumptions with respect to M-Wave, SunFuels and Blue Sun Biodiesel, the proposed Merger Transaction, industry performance, general business, economic, market and financial conditions and other matters. Accordingly, B. Riley believes that its analyses and the summary set forth above must be considered as a whole, and that considering any portion of such analyses and summary of the factors considered, without considering all such analyses and factors, could create a misleading or incomplete view of the processes underlying the opinion.

Analyses relating to the fairness of transactions do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. The ranges of valuations resulting from any particular analysis described above should not be taken to be B. Riley’s view of the actual value of M-Wave nor are they indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses.

B. Riley’s opinion was based on the business, economic, market and other conditions, as they existed as of January 23, 2007, and on the forecasts and projections previously provided to B. Riley. Because this analysis is inherently subject to uncertainty, being based on numerous factors or events beyond M-Wave’s, SunFuels’ and Blue Sun Biodiesel’s control, B. Riley assumes no responsibility for future results or actual values that are materially different from the forecast or assumptions.

In arriving at its opinion, B. Riley did not perform appraisals or valuations of any specific assets or liabilities of M-Wave, SunFuels or Blue Sun Biodiesel, and was not furnished with any such appraisals or valuations. Without limiting the generality of the foregoing, B. Riley undertook no independent analysis of any owned real estate, or any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which M-Wave or SunFuels or Blue Sun Biodiesel was a party or may be subject and B. Riley’s opinion made no assumption concerning and therefore did not consider the possible assertion of claims, outcomes or damages arising out of any such matters. B. Riley made no physical inspection of the assets of M-Wave or SunFuels or Blue Sun Biodiesel. B. Riley analyzed M-Wave and SunFuels as a going concern and, accordingly, expressed no opinion as to liquidation value.

B. Riley assumed that the Merger Transaction will be non-taxable for United States federal and state income tax purposes.

B. Riley has advised M-Wave’s Board of Directors expressly in its opinion that B. Riley does not believe that any person (including a M-Wave common stockholder) other than the Board of Directors has the legal right to rely upon its opinion to support any claims against B. Riley arising under applicable state law and that, should any such claims be brought against B. Riley by any such person, this assertion will be raised as a defense. Should a claim arise, the availability of such a defense would be resolved by a court of competent jurisdiction. Resolution of the question of the availability of such a defense, however, will have no effect on the rights and responsibilities of the Board of Directors of M-Wave under applicable state law. Nor would the availability of such a state law defense to B. Riley have any effect on the rights and responsibilities of either B. Riley or the Board of Directors of M-Wave under the federal securities laws.

Pursuant to a letter agreement dated as of November 13, 2006, M-Wave has agreed to pay B. Riley a fee of $25,000 for its services referred to above including rendering its opinion, and has agreed to reimburse B. Riley for its reasonable expenses incurred in connection with its engagement by M-Wave upon delivery of B. Riley’s written opinion. M-Wave has also agreed to indemnify B. Riley and its directors, officers, agents, employees, affiliates, and controlling persons against any losses, claims, or liabilities to which B. Riley becomes subject in connection with its rendering of services, except those that arise from B. Riley’s gross negligence or willful misconduct.

Whether or not the Merger Transaction is consummated, M-Wave has agreed to pay the reasonable out-of-pocket expenses of B. Riley and to indemnify B. Riley against liabilities incurred. These liabilities include liabilities under the federal securities laws in connection with the engagement of B. Riley by M-Wave.

Directors and Executive Officers and Key Employees After the Merger Transaction

The Merger Agreement provides that upon completion of the Merger Transaction all of the current directors and officers of M-Wave will resign and certain SunFuels directors and officers will become the directors and officers of M-Wave. See “Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel LLC—Directors and Executive Officers and Key Employees After the Merger Transaction,” beginning on page 90.

Existing Business of M-Wave

M-Wave is a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. As described elsewhere in this Joint Proxy Statement/Prospectus, M-Wave has entered into an agreement, subject to stockholder approval, completion of the Merger Transaction and other customary conditions, to sell the assets related to M-Wave’s existing business to M-Wave International which is controlled by Joseph A. Turek, who is M-Wave’s Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of M-Wave’s EMG Division. See “Proposal No. 5—Approve the Sale of Substantially all of the Assets Related to our Existing Business.”

Immediately following the Merger Transaction, the businesses of SunFuels and Blue Sun Biodiesel, described below, will be operated by M-Wave. See “Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel LLC—Description of Business of SunFuels and Blue Sun Biodiesel LLC,” beginning on page 82.

Material Contracts with SunFuels and Blue Sun Biodiesel

Other than the Merger Agreement and the agreements described below, M-Wave and its affiliates are not party to any material contracts with SunFuels or any of its affiliates.

SunFuels has entered into the following agreements with M.A.G. Capital, LLC, and certain investment funds managed by M.A.G. Capital, LLC. As of October 31, 2007, M.A.G. Capital, LLC and certain of its managed investment funds held approximately 19.8% of the outstanding common stock of M-Wave, and 100% of M-Wave’s outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

SunFuels is a party to a Subscription Agreement with Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Asset Managers International Limited (collectively, the “Purchasers”), and M.A.G. Capital, LLC dated January 26, 2007. Pursuant to the Subscription Agreement, the Purchasers subscribed for a total of 1,500,000 shares of SunFuels Series A Convertible Preferred Stock for

$13.50 per share, as well as warrants to purchase 750,000 shares of SunFuels common stock at an exercise price of $22.75 per share. On November 20, 2007, the January 26, 2007 Subscription Agreement was amended. Pursuant to this amendment, the investors agreed to purchase $10,125,000 worth of M-Wave Series C Preferred Stock from M-Wave immediately following the Merger Transaction, in lieu of purchasing an additional $10,125,000 worth of SunFuels Series A Convertible Preferred Stock. Pursuant to the Certificate of Designation filed with the Colorado Secretary of State on January 25, 2007, the SunFuels Series A Convertible Preferred Stock earns an 8% annual dividend, payable in cash or SunFuels Series A Convertible Preferred Stock. On January 26, 2007, the Purchasers purchased and SunFuels issued to the Purchasers 750,000 shares of SunFuels Series A Convertible Preferred Stock for the aggregate purchase price of $10,125,000. At that time, the Purchasers also received warrants to purchase 750,000 shares of SunFuels common stock, which expire on January 25, 2010. As of October 31, 2007, 41,815 shares of Series A Convertible Preferred Stock have also been issued to the Purchasers as dividends. It is intended that the remaining 5,341,275 shares of M-Wave Series C Convertible Preferred Stock under the Subscription Agreement will be purchased and issued immediately after to the consummation of the Merger Transaction. Pursuant to the Merger Agreement, the purchase and sale of the second $10,125,000 worth of M-Wave Series C Convertible Preferred Stock is contingent upon the consummation of the Merger Transaction.

Asset Managers International Limited and certain investment funds managed by M.A.G. Capital, LLC, including Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., and Mercator Momentum Fund III, L.P. are entitled to certain registration rights with respect to the shares of M-Wave Series C Preferred Stock to be received by them in the SunFuels Merger and the Subscription Agreement pursuant to a Registration Rights Agreement entered into with SunFuels, dated January 26, 2007 (the “Resale Registration Agreement”). Pursuant to the Resale Registration Agreement, SunFuels, including any successor to SunFuels, is obligated to register the maximum number of shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock or upon exercise of the warrants issued to the Purchasers pursuant to the Subscription Agreement.

For the benefit of M.A.G. Capital, LLC, and certain investment funds managed by M.A.G. Capital, LLC, certain holders of SunFuels securities, including Jeffrey Probst, Justin Bzdek, Tony Falbo, Sean Lafferty, John R. Long, and Cynthia Probst, have each executed separate Lock-Up Letter Agreements, dated January 23, 2007, whereby these shareholders have agreed not to dispose of their shares of SunFuels common stock, including any securities exchangeable for shares of SunFuels common stock, for the period commencing on January 26, 2007 and ending on the 90th date after the Registration Statement to be filed pursuant to the Resale Registration Agreement is declared effective by the SEC without the consent of the Purchasers. There are 1,675,000 shares of SunFuels common stock subject to the lock-up letter agreements. Following the completion of the Merger Transaction, there will be approximately 4,446,140 additional shares of M-Wave common stock that are subject to the additional transfer restrictions because those shares were issued to SunFuels’ former shareholders who were affiliates of SunFuels before the Merger Transaction or who will become affiliates of M-Wave after the Merger Transaction. Certain of M.A.G. Capital, LLC’s managed investment funds will hold an aggregate of approximately 9,676,337 shares of M-Wave’s Series C Preferred Stock, and the shares of M-Wave’s common stock issuable upon conversion thereof will also be subject to such additional transfer restrictions.

Interests of Certain Persons in the Merger Transaction

In considering the recommendation of M-Wave’s Board of Directors to vote for the approval of the proposals contained herein, you should be aware that some of our directors and officers have interests in the Merger Transaction that are different from, and in addition to, the interests of other M-Wave stockholders. To mitigate the effects of any conflicts of interest, M-Wave’s Board of Directors appointed a special committee to review the Merger Transaction and related transactions. To assist in fulfilling this responsibility, the special committee was advised by legal advisors selected by the special committee. The Merger Agreement provides for M-Wave to purchase a six-year extended reporting period endorsement under its existing directors’ and officers’ liability insurance coverage for the benefit of M-Wave’s directors and officers. As a result, the directors and officers of M-Wave may be more likely to recommend that M-Wave’s stockholders approve the Merger Transaction than if they did not have these interests.

As described elsewhere in this Joint Proxy Statement/Prospectus, M-Wave has entered into an agreement, subject to stockholder approval, completion of the Merger Transaction and other customary conditions, to sell the assets related to our existing business to M-Wave International which is controlled by Joseph A. Turek, who is our Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of our EMG Division. In addition, the agreement provides for M-Wave to purchase a six-year extended reporting period endorsement under its existing directors’ and officers’ liability insurance coverage for the benefit of M-Wave’s directors and officers, including Mr. Turek and Mr. Duke. Therefore, Joseph A. Turek and Robert Duke each have an interest in the Merger Transactions and Asset Sale described herein.

In considering the recommendation of the SunFuels Board of Directors in favor of the Merger Transaction, shareholders of SunFuels should be aware that certain directors and officers of SunFuels may be deemed to have certain interests in the Merger Transaction that are different from, or in addition to, the interests of shareholders of SunFuels generally. As a result, the directors and officers of SunFuels may be more likely to recommend that SunFuels’ shareholders approve the Merger Transaction than if they did not have these interests.

Regulatory Approvals

We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the merger pursuant to the Merger Agreement, other than compliance with applicable federal and state securities laws, the filing of a certificate of merger as required under the Delaware General Corporations Law, or DGCL, and a statement of merger as required by the Colorado Business Corporations Act, or CBCA.

Material United States Federal Income Tax Consequences of the Merger Transaction

The following is a summary of material United States federal income tax consequences to “U.S. holders” (as defined below) of SunFuels common stock and SunFuels Series A Convertible Preferred Stock from the receipt of shares of M-Wave common stock or M-Wave Series C Convertible Preferred Stock, respectively, and to U.S. holders of Blue Sun Biodiesel units (other than SunFuels) from the receipt of shares of M-Wave common stock pursuant to the Merger Transaction.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed United States Treasury Regulations, judicial authorities and administrative rulings and practice, all as in effect as of the date of the Joint Proxy Statement/Prospectus and all of which are subject to change, possibly on a retroactive basis. This summary does not address the United States federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any state, municipality or foreign country in which the holders of SunFuels common stock, SunFuels Series A Convertible Preferred Stock or Blue Sun Biodiesel units may reside, and does not discuss any non-income tax consequences.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of SunFuels common stock or Series A Convertible Preferred Stock or a beneficial owner (other than SunFuels) of Blue Sun Biodiesel units that is for United States federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or (iv) an estate the income of which is subject to United States federal income tax regardless of its source.

Holders of SunFuels common stock, SunFuels Series A Convertible Preferred Stock, or Blue Sun Biodiesel units who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under United States and non-United States tax laws.

The United States federal income tax consequences to a partner in an entity treated as a partnership, for United States federal income tax purposes, that holds SunFuels common stock, SunFuels Series A Convertible Preferred Stock, or Blue Sun Biodiesel units generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding SunFuels common stock, SunFuels Series A Convertible Preferred Stock or Blue Sun Biodiesel units should consult their own tax advisors.

This discussion does not address all aspects of United States federal income taxation that may be relevant to a U.S. holder in light of its personal circumstances or to U.S. holders subject to special treatment under the United States federal income tax laws (for example, insurance companies, dealers or brokers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass-through entities (and persons holding SunFuels common stock, SunFuels Series A Convertible Preferred Stock, or Blue Sun Biodiesel units through a partnership or other pass-through entity), United States expatriates and stockholders subject to alternative minimum tax, U.S. holders who hold SunFuels common stock, SunFuels Series A Convertible Preferred Stock, or Blue Sun Biodiesel units as part of a hedging, “straddle,” conversion, constructive sale or other integrated transaction, a person whose functional currency for United States federal income tax purposes is not the U.S. dollar or U.S. holders who acquired their SunFuels common stock, SunFuels Series A Convertible Preferred Stock or Blue Sun Biodiesel units through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any aspect of foreign, state, local, estate or gift taxation that may be applicable to a U.S. holder.

Holders of SunFuels common stock, SunFuels Series A Convertible Preferred Stock or Blue Sun Biodiesel units are strongly urged to consult with their own tax advisors as to the United States federal income tax consequences of the Merger Transaction based on their particular circumstances as well as the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Tax Consequences of the Merger Transaction Generally

Holders of SunFuels Common Stock or Series A Convertible Preferred Stock.

For United States federal income tax purposes, the SunFuels Merger and the Blue Sun Contribution, taken together, are intended to qualify as a tax-free exchange under Section 351 of the Code. In the opinion of special tax counsel to SunFuels, the SunFuels Merger will constitute an exchange to which Section 351 of the Code applies or as a reorganization within the meaning of Section 368(a) of the Code, or both. At the effective time of the SunFuels Merger, (a) the stockholders of SunFuels common stock will be deemed to exchange their SunFuels common stock for shares of M-Wave common stock, and (b) the holders of SunFuels Series A Convertible Preferred Stock will be deemed to exchange their SunFuels Series A Convertible Preferred Stock for shares of M-Wave Series C Convertible Preferred Stock. A U.S. holder who exchanges SunFuels common stock for M-Wave common stock or SunFuels Series A Convertible Preferred Stock for M-Wave Series C Convertible Preferred Stock will not recognize any gain or loss on the exchange.

Holders of Blue Sun Units that Participate in the Blue Sun Contribution.

In the opinion of special tax counsel to SunFuels, if the Blue Sun unit holders other than SunFuels elect to participate in the Blue Sun Contribution, it is more likely than not that the exchange will qualify as part of a tax-free exchange under Section 351 of the Code. The Blue Sun Contribution was included as part of the overall transaction by the parties in order to give the holders of Blue Sun Biodiesel units a stronger basis for their exchange of such units for M-Wave common stock to be treated as a Section 351 exchange (as compared to such exchange occurring pursuant to the Blue Sun Merger). Because the Blue Sun Biodiesel unit holders will receive the same consideration regardless whether they elect to participate in the Blue Sun Contribution, the IRS could argue against Section 351 exchange treatment on the theory that there is no economic substance behind the Blue

Sun Contribution. There is no case law, statute or similar tax precedent which presents this exact fact pattern. Nonetheless, special tax counsel believes that if this exact fact pattern was presented, it is more likely than not that the transaction would qualify as part of a tax-free exchange under Section 351 of the Code.

If the Blue Sun Contribution is treated as part of an exchange under Section 351 of the Code, a U.S. holder of Blue Sun Biodiesel units who exchanges such units for shares of M-Wave common stock will not recognize gain or loss on the exchange. If the Blue Sun Contribution does not qualify as part of a tax-free transaction under Section 351 of the Code, a Blue Sun Biodiesel unit holder will be treated as having sold Blue Sun Biodiesel units to M-Wave in exchange for M-Wave common stock. Each Blue Sun Biodiesel unit holder would recognize gain or loss at the effective time of the merger equal to difference between the unit holder’s adjusted tax basis in the Blue Sun Biodiesel units and the fair market value of the M-Wave common stock received in exchange for the Blue Sun Biodiesel units.

Holders of Blue Sun Units that do not Participate in the Blue Sun Contribution.

In the opinion of special tax counsel to SunFuels, if the Blue Sun Biodiesel unit holders, other than SunFuels, do not elect to participate in the Blue Sun Contribution, it is unclear whether such holders would be eligible to treat the Blue Sun Merger as part of a tax-free exchange under Section 351 of the Code. The federal income tax consequences of the Blue Sun Merger to the holders of Blue Sun Biodiesel units other than Sun Fuels are unclear because the Blue Sun Merger (without the Blue Sun Contribution) would not in form qualify as part of a Section 351 exchange, even though the substance would be consistent with a Section 351 exchange. In such a case, it is unclear whether the Blue Sun Biodiesel unit holders will be taxed based on the substance, rather than the form, of the transaction. From a tax perspective, therefore, it would be advantageous for Blue Sun unit holders to participate in the Blue Sun Contribution.

If the Blue Sun Merger is treated as part of an exchange under Section 351 of the Code, a U.S. holder of Blue Sun Biodiesel units who exchanges such units for shares of M-Wave common stock will not recognize gain or loss on the exchange. If the Blue Sun Merger does not qualify as part of a tax-free transaction under Section 351 of the Code, a Blue Sun Biodiesel unit holder will be treated as having sold Blue Sun Biodiesel units to M-Wave in exchange for M-Wave common stock. Each Blue Sun Biodiesel unit holder would recognize gain or loss at the effective time of the merger equal to difference between the unit holder’s adjusted tax basis in the Blue Sun Biodiesel units and the fair market value of the M-Wave common stock received in exchange for the Blue Sun Biodiesel units.

General.

The United States federal income tax consequences set forth in this summary are based, in part, upon certain assumptions and written representations received from M-Wave, SunFuels and the holders of Blue Sun Biodiesel units, each of which assumptions and representations must be accurate as of the effective time of the Merger Transaction. If any of those assumptions or representations are inaccurate as of the effective time of the Merger Transaction, the tax consequences of the Merger Transaction could differ from those described herein.

None of M-Wave, SunFuels or Blue Sun Biodiesel has received or will seek a ruling from the Internal Revenue Service with respect to any of the United States federal income tax consequences of the Merger Transaction. No assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth herein.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the shares of M-Wave common stock or Series C Convertible Preferred Stock received in the Merger Transaction will equal its aggregate adjusted tax basis in the SunFuels common stock, SunFuels Series A Convertible Preferred Stock or Blue Sun Biodiesel units surrendered in the

Merger Transaction. The holding period for the shares of M-Wave common stock or Series C Convertible Preferred Stock received in the Merger Transaction will include the holding period for the shares of SunFuels common stock, SunFuels Series A Convertible Preferred Stock, or Blue Sun Biodiesel units surrendered in the Merger Transaction.

Dissenters

A U.S. holder of SunFuels common stock or Series A Convertible Preferred Stock who exercises dissenters’ appraisal rights as described below under “Description of Dissenters’ Rights”, generally will be treated as if the shares of stock subject to such rights were redeemed by SunFuels. In that case, the U.S. holder generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the tax basis of the stock with respect to which such rights are exercised and the amount received through the exercise of such rights, provided that such U.S. holder does not own directly or constructively any M-Wave stock following the Merger Transaction. For this purpose, a U.S. holder of SunFuels stock may be treated as owning stock owned by certain related individuals and entities and stock which such U.S. holder has the right to acquire by exercise of an option.

U.S. holders of SunFuels common stock or Series A Convertible Preferred Stock who actually or constructively own M-Wave stock following the Merger Transaction should consult their tax advisors to determine the tax consequences to them resulting from the exercise of their dissenters’ rights.

Reporting Requirements

A U.S. holder who receives shares of M-Wave common stock or Series C Convertible Preferred Stock as a result of the Merger Transaction will be required to retain records pertaining to the Merger Transaction and will be required to file with its United States federal income tax return for the year in which the Merger Transaction takes place a statement setting forth certain facts relating to the Merger Transaction.

Description of Dissenters’ Rights

M-Wave, Inc.

The stockholders of M-Wave will not be entitled to dissenters’ rights of appraisal as a result of the Merger Transaction.

Blue Sun Biodiesel, LLC

Under Colorado law and the Blue Sun Biodiesel, LLC operating agreement, the unit holders of Blue Sun will not be entitled to dissenters’ rights of approval as a result of the Merger Transaction.

SunFuels, Inc.

Under Colorado law, any shareholder of a corporation has, by complying with prescribed statutory procedures, the right to dissent from (1) any plan of merger or consolidation to which the corporation is a party, if either (a) the corporation is a subsidiary that is merged with its parent without the approval of the shareholders, as provided by Colorado law, or (b) the shareholders’ approval of the merger is required by Colorado law or by the articles of incorporation, (2) any plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, or (3) any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, if the shareholders of the corporation were entitled to vote on the sale or exchange. The summary below does not purport to be complete; please refer to the full text of the applicable provisions of Colorado law, a copy of which is included as Annex F to this Joint Proxy Statement/Prospectus.

If the Merger Transaction becomes effective, any holder of SunFuels’ common stock or preferred stock who does not vote in favor of the Merger Transaction and follows the procedures prescribed under Colorado law may require SunFuels as the surviving corporation to pay the “fair value,” determined as provided under the Colorado Business Corporation Act (the “CBCA”), for the shares of common stock or preferred stock held by the shareholder. The following is a summary of the relevant sections of the CBCA, the provisions of which are set forth in full in Annex F. In order to exercise dissenters’ rights, strict adherence to the statutory provisions is required, and each shareholder who may desire to exercise such rights should carefully review and adhere to such provisions.

To preserve the right to exercise dissenters’ rights, a shareholder must: (1) deliver to SunFuels prior to the vote of the shareholders to approve the Merger Transaction, written notice that the shareholder intends to demand payment for his shares if the merger is consummated, and (2) not vote his shares in favor of the merger. The failure by a shareholder to vote his shares at the meeting or to return a proxy in respect of the meeting will not be deemed to be a vote in favor of approval of the merger. However, return of a blank proxy or a proxy directing a vote in favor of the merger will be deemed to be a vote in favor of the merger and will constitute a waiver of the shareholder’s right to dissent from the merger.

If SunFuels shareholders wish to exercise their dissenters’ rights, written notice of such intent to demand payment should be sent to:

Todd M. Kleinman, Corporate Secretary

SunFuels, Inc.

1400 W. 122nd Ave. Suite 110

Westminster, CO 80234

Within ten days after the merger is approved by SunFuels’ shareholders, SunFuels will deliver a written notice (a “Dissenters’ Notice”) to all of its shareholders who both notified SunFuels of their intention to dissent and did not vote in favor of the merger, (1) stating that the merger was authorized and the effective time of the merger (or if the merger is not yet effective, the proposed effective time); (2) providing the address to which payment demands must be sent and the address at which the certificates representing the shares of capital stock with respect to which dissenters’ rights are being exercised must be deposited; (3) informing holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (4) stating that if a record shareholder is exercising dissenters’ rights for a beneficial owner, that any demand for payment in respect of such shares must be accompanied by a certificate from the beneficial owner certifying that dissenters’ rights have been or will be timely asserted with respect to all shares of capital stock owned beneficially by such beneficial shareholder and as to which there is no limitation on such shareholder’s ability to exercise dissenters’ rights; and (5) stating the date by which SunFuels must receive the payment demand and the certificates representing the shares of capital stock for which dissenters’ rights are being exercised, which date shall not be less than 30 days after the Dissenters’ Notice is given.

The Dissenters’ Notice will be accompanied by a form which may be used to demand payment and by a copy of the provisions of the CBCA governing dissenters’ rights.

A shareholder who wishes to assert dissenters’ rights after receiving a Dissenters’ Notice must, by the date stated in the Dissenters’ Notice, (1) make a written demand for payment for the dissenting shareholder’s shares of capital stock, and (2) deposit the certificates representing the shares as directed in the Dissenters’ Notice. A dissenting shareholder retains all rights of a shareholder, except the right to transfer his shares, until the effective time of the merger. After the effective time of the merger, the dissenting shareholder has only the right to receive payment for the shares. A shareholder who does not demand payment and deposit his shares by the date stated in the Dissenters’ Notice is no longer entitled to dissenters’ rights.

Upon the later of the effective time of the merger or the date of receipt of demand for payment from a dissenting shareholder, SunFuels shall pay to each dissenting shareholder who has complied with the dissenters’ rights provisions of the CBCA the amount that SunFuels estimates to be the “fair value” of such dissenting shareholder’s shares, plus accrued interest from the effective time of the merger until the date of payment at an annual rate equal to the interest rate currently required by the CBCA. Payment will be made to the address stated in the dissenting shareholder’s payment demand or, if none, at the address shown in SunFuels’ current record of shareholders. The payment will be accompanied by (1) SunFuels’ financial statements for its most recent fiscal year for which financial statements have been prepared; (2) a statement of SunFuels’ estimate of the “fair value” of the dissenting shareholder’s shares; (3) an explanation of how the amount of interest included in the payment was calculated; (4) a statement of the dissenting shareholder’s rights if the dissenting shareholder is dissatisfied with the payment; and (5) a copy of the provisions of the CBCA governing dissenters’ rights.

If a dissenting shareholder believes that the amount paid by SunFuels as the “fair value” of his shares is inadequate or that the interest due to the dissenting shareholder has been incorrectly calculated, the dissenting shareholder may notify SunFuels in writing within 30 days of receipt of payment by SunFuels of the dissenting shareholder’s own estimate of the “fair value” of his shares and/or the amount of interest that the dissenting shareholder believes to be due and may demand payment of such amount less any payments already received by the dissenting shareholder. If a dissenting shareholder makes such a payment demand within the 30-day period, SunFuels is obligated to pay the amount demanded unless, within 60 days of receipt of such demand, SunFuels and the dissenting shareholder agree on the amount payable by SunFuels to the dissenting shareholder or SunFuels commences a proceeding petitioning the court to determine the “fair value” of such dissenting shareholder’s shares and/or the amount of the interest due to the dissenting shareholder.

Once a dissenting shareholder demands payment for his shares, the demand is irrevocable unless the merger is not consummated within 60 days after the deadline by which SunFuels must receive the dissenting shareholder’s payment demand. If the merger is not consummated by the end of the 60-day period, SunFuels must return any deposited shares to the dissenting shareholder and deliver a new Dissenters’ Notice to the dissenting shareholder.

Any SunFuels shareholder contemplating the exercise of dissenters’ rights should carefully review Sections 7-113-101 through 7-113-302 of the CBCA, copies of which are attached as Annex F. SunFuels shareholders will lose their right to dissent if they do not follow the strict procedural requirements listed in those statutes. If a SunFuels shareholder is contemplating exercising dissenters’ rights, please consult with separate legal counsel.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. For a complete description of all of the terms of the transactions contemplated under the Merger Agreement, M-Wave stockholders and SunFuels shareholders should refer to the copy of the Merger Agreement, as amended, that is attached to this Joint Proxy Statement/Prospectus as Annex A and incorporated herein by reference. The Merger Agreement contemplates two separate mergers, the SunFuels Merger and the Blue Sun Merger, each of which are described in greater detail below.

Structure and Completion of the Merger Transaction

The Merger Agreement provides that Ocean Merger Sub, Inc., a subsidiary of M-Wave, will merge with and into SunFuels, whereupon the separate existence of Ocean Merger Sub, Inc. will cease and SunFuels will be the surviving entity of the SunFuels Merger and a wholly owned subsidiary of M-Wave. The Merger Agreement also provides that prior to the Blue Sun Merger, each Blue Sun Biodiesel unitholder other than SunFuels will have the opportunity to contribute their Blue Sun Biodiesel units to M-Wave in exchange for M-Wave common stock. It is anticipated that the contribution will happen immediately prior to and in conjunction with the Blue Sun Merger, when the parties thereto are satisfied that all conditions to the Blue Sun Merger have been met. The Merger Agreement further provides that immediately following the completion of the SunFuels Merger and the Blue Sun Contribution, Blue Sun Biodiesel will merge with and into SunFuels, whereupon the separate existence of Blue Sun Biodiesel will cease and SunFuels will be the surviving entity of the Blue Sun Merger.

At the effective time of the SunFuels Merger, (a) the shares of common stock held by the shareholders of SunFuels will be cancelled, and the shareholders of SunFuels shall have the right to receive 7.1217 shares of M-Wave common stock, and (b) the shares of Series A Convertible Preferred Stock held by the preferred shareholders of SunFuels will be cancelled, and such preferred shareholders of SunFuels shall have the right to receive 7.1217 shares of M-Wave Series C Convertible Preferred Stock for each share of SunFuels Series A Convertible Preferred Stock. As set forth in the Merger Agreement, each issued and outstanding membership unit of Blue Sun Biodiesel not owned by SunFuels may, at the option of the holder, be contributed to M-Wave in exchange for 6,935.7796 shares of M-Wave common stock. Immediately following the SunFuels Merger and the Blue Sun Contribution, Blue Sun Biodiesel will be merged into SunFuels. At the effective time of the Blue Sun Merger, each issued and outstanding membership unit of Blue Sun Biodiesel owned by SunFuels, and each membership unit of Blue Sun Biodiesel contributed to M-Wave, shall be cancelled and no capital stock of M-Wave or SunFuels, cash or other consideration shall be paid or delivered in exchange therefor. Furthermore, each membership unit of Blue Sun not owned by SunFuels or contributed to M-Wave shall be converted into the right to receive 6,935.7796 shares of M-Wave common stock.

The effective time of the SunFuels Merger shall occur upon the acceptance by the Secretary of State of the State of Delaware of: (i) an amendment to M-Wave’s Certificate of Incorporation to increase the number of authorized shares of its preferred stock to 100,000,000 shares, (ii) the Certificate of Designations for M-Wave’s Series C Convertible Preferred Stock, (iii) a Certificate of Merger for the SunFuels Merger, and the acceptance by the Secretary of State of the State of Colorado of a Statement of Merger for the SunFuels Merger. The effective time of the Blue Sun Merger shall occur upon the acceptance by the Secretary of State of the State of Colorado of a Statement of Merger for the Blue Sun Merger.

Following the completion of the Merger Transaction and the issuance of an additional 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction (see “The Merger Transaction—Material Contracts with SunFuels and Blue Sun Biodiesel”), on a fully-diluted basis, the stockholders of M-Wave, on the one hand, and the shareholders of SunFuels and the members of Blue Sun Biodiesel immediately prior to the SunFuels Merger and the Blue Sun Merger, and the purchasers of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction, on the other hand, will own approximately 9% and 91% of M-Wave on a fully-diluted basis, respectively. Following the completion of the Merger Transaction, the name of M-Wave shall be changed to “Blue Sun Holdings, Inc.” and the name of SunFuels will be changed to “Blue Sun Biodiesel, Inc.”

Other Effects of the Merger Transaction

We expect the following to occur in connection with the Merger Transaction:

•	Change of Name from M-Wave to Blue Sun Holdings, Inc. At the completion of the Merger Transaction, the name of M-Wave will be changed from “M-Wave, Inc.” to “Blue Sun Holdings, Inc.”

•

Change of Name from SunFuels to Blue Sun Biodiesel, Inc. In connection with the Merger Transaction, the name of SunFuels, which will then be a wholly-owned subsidiary of M-Wave, will be changed to “Blue Sun Biodiesel, Inc.”

•

Directors and Officers. The resignations of each of the directors and officers of M-Wave immediately before the Merger Transaction will become effective, and the directors and officers described in “Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel LLC—Directors and Executive Officers and Key Employees After the Merger Transaction” (see page 90) will be the directors and officers, respectively, of M-Wave immediately after the Merger Transaction.

•

Stock Incentive Plans. M-Wave will assume all obligations under the SunFuels 2005 Stock Option Plan, and all rights of SunFuels warrantholders to acquire shares of common stock of SunFuels will be converted into rights to acquire common stock of M-Wave. See “Treatment of Stock Options and Warrants,” below.

•

Certificate of Designations for M-Wave’s Series C Convertible Preferred Stock. M-Wave will file the Certificate of Designations for M-Wave’s Series C Convertible Preferred Stock, a copy of which is attached hereto as Annex B, with the Secretary of State of the State of Delaware.

•

Listing of M-Wave Common Stock. We expect that the common stock of M-Wave will continue to be listed on the NASDAQ Capital Market under the symbol “BSUN” following the completion of the Merger Transaction.

•

Sale of $10,125,000 of Series C Preferred Stock. M-Wave expects to receive $10,125,000 in exchange for the issuance of 5,341,275 shares of its Series C Convertible Preferred Stock immediately following the Merger. See “The Merger Transaction—Material Contracts with SunFuels and Blue Sun Biodiesel).”

Terms of the Series C Convertible Preferred Stock

Until the date that there is an effective resale registration statement on file with the SEC with respect to the shares of common stock underlying the Series C Convertible Preferred Stock, holders of our Series C Convertible Preferred Stock will have the right to receive a preferred dividend at an annual rate equal to the product of $1.8956 per share multiplied by 8%, payable in cash or stock at our option and liquidation preference over existing and subsequent series of common and preferred stock other than the Series A and B Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock has a liquidation preference of $1.8956, as adjusted for any stock splits, stock dividends or recapitalizations, plus any declared but unpaid dividends on such share. The holders of Series C Convertible Preferred Stock will have voting rights equivalent to the number of shares of common stock into which the Series C Convertible Preferred Stock is convertible. Shares of Series C Convertible Preferred Stock may, at the option of the holder, be converted at any time and from time to time into fully paid and nonassessable shares of common stock at the conversion rate in effect at the time of conversion, provided, that a holder of Series C Convertible Preferred Stock may at any given time convert only up to that number of shares of Series C Convertible Preferred Stock so that, upon conversion, the aggregate beneficial ownership of our common stock (calculated pursuant to Rule 13d-3 of the Exchange Act) of such holder and all persons affiliated with such holder is not more than 9.99% of our common stock outstanding. Subject to certain limitations, and (i) provided that there is an effective resale registration statement on file with the SEC, (ii) the common stock is listed on the NASDAQ Capital Market, (iii) the closing price of the common stock for the 25 preceding trading days is equal to or greater than 2.25 times the conversion price then in effect, and (iv) the average daily dollar trading volume of the common stock for the 25 preceding trading days is equal or greater than $350,000, then the Series C Convertible Preferred Stock is mandatorily convertible into common stock, at M-Wave’s option. The Series C Convertible Preferred Stock will have a conversion price of $1.8956, subject to adjustment upon the occurrence of certain events, such as stock splits and combinations, stock dividends, issuances of additional stock, or similar events. The Series C Convertible Preferred Stock has weighted-average anti-dilution protection in the event of a subsequent financing by M-Wave that occurs at a price per share that is lower than the per-share conversion price.

As of the date of this Joint Proxy Statement/Prospectus, each share of Series C Convertible Preferred Stock is convertible into one share of M-Wave common stock. If M-Wave’s stockholders approve M-Wave’s Proposal No. 6, the Reverse Stock Split will apply to shares of M-Wave’s common stock underlying the preferred stock, but will not apply to the number of outstanding shares of the Company’s preferred stock. See “Approve an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split of One-For-Four (1:4).” Accordingly, the Reverse Stock Split will not affect the number of shares of Series C Preferred Stock that are outstanding, but it will affect the number of shares of M-Wave common stock into which each share of M-Wave’s Series C Convertible Preferred Stock is convertible. Following the Reverse Stock Split, each share of Series C Convertible Preferred Stock will be convertible into 0.25 shares of M-Wave common stock, and will have a conversion price of $7.5824, which shall remain subject to further adjustment upon the occurrence of certain events, such as stock splits and combinations, stock dividends, issuances of additional stock, or similar events.

Conditions to Completion of the Merger Transaction

The respective obligations of M-Wave, Ocean Merger Sub, Inc., SunFuels and Blue Sun Biodiesel to complete the Merger Transaction require the satisfaction or, where permitted, waiver, of the following conditions:

•	approval of M-Wave proposals (1) through (5) by the requisite vote of the stockholders of M-Wave;

•	approval of the Merger Agreement by the requisite vote of the shareholders of SunFuels;

•

the truth and correctness of certain representations and warranties of (i) SunFuels, (ii) Blue Sun Biodiesel, (iii) M-Wave, and (iv) Ocean Merger Sub, Inc. as of the closing date (or other specific date) of the Merger Transaction;

•	the compliance by (i) SunFuels, (ii) Blue Sun Biodiesel, (iii) M-Wave, and (iv) Ocean Merger Sub, Inc. with all covenants contained in the Merger Agreement;

•	the receipt by M-Wave of all agreements and documents requested by M-Wave or required to be delivered by SunFuels or Blue Sun Biodiesel;

•	the receipt by SunFuels of all agreements and documents requested by SunFuels or required to be delivered by M-Wave or Ocean Merger Sub, Inc.;

•

the receipt by M-Wave of written confirmation that SunFuels and Blue Sun Biodiesel have obtained all necessary consents, approvals, filings, permits, etc., required to consummate the Merger Transaction;

•

the receipt by SunFuels of written confirmation that M-Wave and Ocean Merger Sub, Inc. have obtained all necessary consents, approvals, filings, permits, etc., required to consummate the Merger Transaction;

•	the absence of any law, injunction, order, decree, or other court or governmental authority ruling, which makes the consummation of the Merger Transaction illegal;

•

the receipt by M-Wave of an opinion by B. Riley & Co. to the effect that the conversion of Blue Sun Biodiesel membership units and SunFuels common stock into M-Wave common stock is fair from a financial point of view, to the stockholders of M-Wave;

•	the absence of any previously undisclosed material liabilities or a material adverse change with respect to SunFuels or Blue Sun Biodiesel;

•

the reservation by M-Wave of a sufficient number of shares of common stock for issuance upon conversion of the Blue Sun Biodiesel membership units, which shares of common stock shall be authorized for listing on the NASDAQ Capital Market;

•	the resignations of each of M-Wave’s directors and executive officers upon the effective time of the Merger Transaction;

•	the execution of an “Exercise Agreement” pursuant to which certain stockholders of M-Wave agree to convert their M-Wave Series A and B Convertible Preferred Stock into M-Wave common stock;

•	the fact that M-Wave’s assets exceed its liabilities on the closing date of the Merger Transaction, as determined in accordance with GAAP.

In addition, even if all of the foregoing conditions are satisfied, M-Wave and SunFuels each reserves the right to cancel or defer the Merger Transaction even if stockholders of M-Wave and/or shareholders of SunFuels vote to approve the proposals contained herein.

Termination of the Merger Agreement

The Merger Agreement provides that it may be terminated and the transactions contemplated thereby abandoned at any time prior to its completion, before or after approval of the Merger Transaction by the stockholders of M-Wave, by:

•	the mutual written consent of M-Wave and SunFuels;

•

either M-Wave or SunFuels if (i) a certificate of merger is not filed by January 31, 2008 and the party wishing to terminate has not breached any obligations, (ii) a law is enacted or an order, decree, ruling or injunction is entered prohibiting the consummation of the Merger Transaction, or (iii) if M-Wave’s stockholder approvals are not obtained due to failure to achieve the required vote;

•

M-Wave if its Board of Directors determines that a takeover proposal is superior to the terms of the Merger Agreement and enters into a definitive agreement to effect the superior proposal, and M-Wave pays a termination fee of $750,000 to SunFuels;

•

SunFuels if the Board of Directors of M-Wave withdraws or modifies its approval of the Merger Agreement, unless such modification or withdrawal is due to the Merger Transaction not being closed by January 31, 2008;

•

SunFuels if (i) there is a successful tender offer for more than 50% of the shares of M-Wave common stock prior to the M-Wave stockholder meeting, (ii) any person acquires proxies to more than 50% of the M-Wave shares of common stock at the M-Wave stockholder meeting, and (iii) if the M-Wave stockholder approvals are not obtained at the meeting;

•

M-Wave if SunFuels or Blue Sun Biodiesel materially breaches any representation, warranty, covenant or agreement contained in the Merger Agreement or by SunFuels if M-Wave or Ocean Merger Sub, Inc. materially breaches any representation, warranty, covenant or agreement contained in the Merger Agreement.

We have no current intention of abandoning the Merger Transaction subsequent to the annual meeting if stockholder approval is obtained and the other conditions to the Merger Transaction are satisfied or waived. However, M-Wave and SunFuels each reserves the right to cancel or defer the Merger Transaction even if stockholders of M-Wave and/or shareholders of SunFuels vote to approve the proposals contained herein.

Treatment of Stock Options and Warrants

M-Wave will assume all obligations under the SunFuels 2005 Stock Option Plan. At the effective time of the Merger Transaction, each outstanding option to purchase SunFuels common stock granted under the SunFuels 2005 Stock Option Plan or otherwise granted, whether vested or unvested, shall be deemed assumed by M-Wave, and (i) each such stock option assumed by M-Wave may be exercised only for shares of M-Wave common stock on the same terms and conditions as were in effect prior to the effective time of the Merger Transaction, including, without limitation, any vesting periods, (ii) the number of shares of M-Wave common stock subject to each such stock option will be adjusted to the number of whole shares of M-Wave common stock (omitting any fractional share) determined by multiplying the number of shares of SunFuels common stock underlying each SunFuels stock option by 7.1217, and (iii) the per share exercise price under each such stock option will be adjusted by dividing the existing exercise price by 7.1217.

All rights of SunFuels warrantholders to acquire shares of common stock of SunFuels will be converted into rights to acquire common stock of M-Wave, in accordance with the terms of the Merger Agreement. At the effective time, each outstanding warrant to purchase SunFuels common stock (a “SunFuels Warrant”) shall be deemed assumed by M-Wave and (i) each SunFuels Warrant assumed by M-Wave may be exercised only for shares of M-Wave common stock on the same terms and conditions as were in effect prior to the effective time of the Merger Transaction, (ii) the number of shares of M-Wave common stock subject to each such SunFuels Warrant will be adjusted to the number of whole shares of M-Wave common stock (omitting any fractional share) determined by multiplying the number of shares of SunFuels common stock underlying each SunFuels Warrant by 7.1217 and (iii) the per share exercise price under each such SunFuels Warrant will be adjusted by dividing the existing exercise price by 7.1217.

INFORMATION WITH RESPECT TO M-WAVE, INC.

Description of Business of M-Wave

Overview

We are currently a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. As described elsewhere in this Joint Proxy Statement/Prospectus, we have entered into an agreement, subject to stockholder approval, completion of the Merger Transaction, and other customary conditions, to sell the assets related to our existing business to M-Wave International, LLC, an Illinois limited liability company. See “Proposal No. 5—Approve the Sale of Substantially all of the Assets Related to our Existing Business.”

Immediately following the Merger Transaction, we will hold the assets currently held by SunFuels and Blue Sun Biodiesel, and operate the business of SunFuels and Blue Sun Biodiesel. See “Information With Respect to SunFuels, Inc. and Blue Sun Biodiesel LLC” beginning on page 82.

Currently, we satisfy our customers’ requirements for telecommunications and industrial electronics printed circuit boards, either rigid, flexible or bonded, by directly booking orders, supervising and inspecting outsourced manufacture of such boards through our global base of production partners located in China and Southeast Asia, and domestically, through pre-screened production partners.

Our business model is referred to as virtual manufacturing. Through virtual manufacturing we contractually supply a wide range of printed circuit board needs of our customers, creating a “pipeline” between those customers and production that covers early prototypes and pilot production, directly into mass production, offering our customers one seamless source. We deliver products when our customers need them through consignment inventory control, demand pull, just in time, in plant storehouses, supplier or vendor managed inventory and other supply-chain programs.

We began virtual manufacturing during 2000 by developing subcontracting relationships with predominately Asian global manufacturers, from our base in Singapore. In virtual manufacturing, we assume many of the pre and post-production services of a manufacturer, while outsourcing the physical processes either adjunct to our personnel or in relatively close proximity to assure the highest quality fulfillment.

Our manufacturing partners maintain most certificates for quality, environmental and safety, including ISO, QS, UL, CE and others. We believe our manufacturing partners have a reputation for timely fulfillment of orders that are competitively priced, shipped from modern plants operating with the high standards of worker and environmental safety both within and outside of the United States.

We market our products through regional sales managers supported by independent sales organizations. Our base of approximately 50 customers represents a sophisticated group of purchasers.

In 2005, we started to solicit new orders and extend our product lines to include custom or engineered electronic products sourced from Asia on behalf of existing accounts. These products are sourced and imported on a pan-Asian basis and cover a broad range of components that include LED’s, wire bonding services, harnesses, extruded housing products, and other customer specific products. This effort has been geared toward diversifying and increasing our overall margins. Initially, we solicited existing customers, but we also intend to solicit new accounts.

Discontinued Operations

On February 25, 2005 M-Wave, Inc. through its wholly owned subsidiary, M-Wave DBS, Inc., an Illinois corporation purchased substantially all of the assets of Jayco Ventures Inc. (JVI), for approximately $1,700,000.

M-Wave DBS, Inc. was initially acquired as a distributor, virtual manufacturer and global supplier to the Digital Broadcasting Satellite (DBS) industry that includes a growing number of proprietary product lines including the TrunkLine Millenium® commercial SMATV head end gear, JVI L-Band passive splitters and multi-switches, Treadclip plastic fasteners, Signaloc® meters used in DBS installations and the Kompressor® universal RF connector line.

After attempts to finance and establish the business through July 2005, the Company determined the assets and business could not be re-established, and in December 2005 we determined to discontinue M-Wave DBS, Inc., formerly reported as the DBS segment. In consideration of that change, essentially all employees of the DBS subsidiary were terminated in December 2005, and the remaining assets located in warehouses in California and Florida were liquidated in the ordinary course of business.

M-Wave DBS, Inc. operated as a wholly owned Illinois subsidiary. The Company’s remaining core business continues to be printed circuit board and related custom component business is known informally as M-Wave EMG (Electro-Mechanical Group). Currently, Robert Duke serves as President-EMG division.

Facilities

In an effort to reduce operating expenses, M-Wave completed its move and consolidation from West Chicago, Illinois to Franklin Park, Illinois, close to Chicago’s O’Hare International airport, in December 2005. M-Wave entered into a short-term lease of space with Harbrook Tool & Manufacturing Company, located at 11533 Franklin Avenue, Franklin Park, Illinois 60131. The lease can be terminated upon 60 days written notice by either party.

Industry and Market

There is a large and varied market for lower to high technology digital circuit boards. The technology ranges between dual-sided circuit boards associated with applications like signaling or lighting devices to 20-plus layer boards with complex circuitry requirements associated with medical or military applications.

There has been an “outsourcing” trend whereby many end users have reduced their internal assembly of printed circuit boards and bonded assemblies and moved to buying these products from “contract manufacturing” shops. But within outsourcing, the domestic U.S. market has evolved to associate itself with pre-production short runs, prototypes, and niches while mass production has largely migrated to Asia. The total domestic market for printed circuit boards has shrunk dramatically since 1999, and is now about $2 billion according to our estimates.

We believe the global sourcing of other custom and engineered products allied with printed circuit boards is a growing niche as many small and middle market contract manufacturers or original equipment manufacturers seek alternative sourcing to U.S. production only.

Customers and Marketing

Our customers are highly varied and include both contract manufacturers (CM’s) and original equipment manufacturers (OEM’s) of specific products, both within the telecom sector and in a wide range of other diverse industries including electronic warning devices, irrigation equipment and automotive consumer components. We market our products through regional sales managers supported by 20 independent sales organizations. We currently service approximately 50 customers.

The sale of microwave printed circuit boards is technical in nature. We work with customer personnel who are frequently experts in microwave design and theory with added expertise in fabrication and design techniques for printed circuit boards. Typically, microwave system manufacturers provide us with fabrication details and guidelines. We have the products fabricated to customer specifications.

We adopted a program of early supplier involvement as part of our sales strategy. We have the opportunity to design-in our manufacturing processes as a means of reducing the cost of microwave systems. The emphasis upon a partnership underlies our relationship with our customers.

As of December 31, 2006, we had an order backlog of approximately $2,255,000 compared to $1,542,000 at December 31, 2005. Most of our backlog is subject to cancellation or postponement without significant penalty. This backlog is not necessarily indicative of our future results of operations or prospects.

Products and Production

We have exited direct domestic manufacturing by using operating and strategic partnerships with domestic and Asian printed circuit board manufacturers. Our suppliers manufacture to our specifications and under our review by our management based in Chicago and Singapore.

As a result of exiting manufacturing, we have transferred most of the risks of manufacturing including raw material acquisition, process controls, scrap, quality control, warranty expenses, human resources productivity, working asset absorption and plant failure to our suppliers. This allows us to move with greater flexibility as a marketing and service firm. We gear ourselves to market conditions to gain sales otherwise imprudent and outsource these using a “virtual manufacturing” approach. We may not be successful under our new business model as we compete increasingly with brokers, distributors, and some manufacturers who adopt similar strategies.

Diversification of Products

Commencing the second half of 2006, we have submitted to a test market in Asia purchase orders outside printed circuit boards. This has included plastic and metal extrusions, and specialized assembly for products that are within and without printed circuit boards. In addition we secured purchase orders for certain RF signal enhancement products focused in both the commercial and consumer markets.

Virtual Manufacturing

We out-source the manufacture of printed circuit boards as part of our virtual manufacturing process to unaffiliated manufacturers. Many of these suppliers are ISO 9000 certified. We believe that we maintain good business relationships with our unaffiliated manufacturers.

Our purchase orders are executed in United States dollars in order to maintain continuity in our pricing structure and to limit exposure to currency fluctuations.

Quality assurance is particularly important to our strategy and our product shipments are required to satisfy quality control tests established by our internal product design and engineering department. We typically perform quality control inspections prior to shipment of printed circuit boards to our customers. We warrant most printed circuit boards to our customers with a money-back guarantee for printed circuit boards and components. We also pass back the warranty costs of the printed circuit boards to our suppliers and share in the cost of components assembled on defective boards with them.

Competition

The market for our services is highly competitive. We compete for customers primarily on the basis of quality and on time delivery of products and our technical support. We face substantial competition from many companies, including many that have greater financial and other resources, broader product lines, greater customer service capabilities and larger and more established customer bases. Alternative methods of manufacturing microwave-related boards exist, including ceramic and thick-film technologies. Also, new materials are being introduced that are not Teflon-based and are easier to manufacture. These materials fit within existing manufacturing capabilities of other board shops. Increased competition could cause us to lose market share and/or accelerate the decline in the prices of our services. These factors could have a material adverse effect on our results of operations and financial condition.

Dependence on Domestic and Overseas Manufactures

We are dependent upon unaffiliated domestic and foreign companies for the manufacture of printed circuit boards as part of our virtual manufacturing process. Our arrangements with manufacturers are subject to the risks of doing business, such as import duties, trade restrictions, production delays due to unavailability of parts or components, transportation delays, work stoppages, foreign currency fluctuations, political instability and other factors, such as satisfaction of our liabilities with certain overseas vendors, which could have an adverse effect on our business, financial condition and results of operations. We believe that the loss of any one or more of our suppliers would not have a long term material adverse effect on our business, financial condition and results of operations because other manufacturers would be able to increase production to fulfill its requirements. However, the loss of certain suppliers, could adversely affect our business in the short term, until alternative supply arrangements were secured.

Environmental Regulations

The industry in which we operate is subject to environmental laws and regulations concerning, among other things, emissions into the air, discharges into waterways, the generation, handling and disposal of waste materials and certain record-keeping requirements. Our former manufacturing operations periodically generated and handled materials that are considered hazardous waste under applicable law and contracted for the off-site disposal of these materials. During the ordinary course of our former manufacturing operations, we received citations or notices from regulatory authorities that such operations may not be in compliance with applicable environmental regulations. Upon such receipt, we worked with authorities to resolve the issues raised by such citations or notices. Our past expenditures relating to environmental compliance have not had a material effect on our financial position or results of operations. We believe that the overall impact of compliance with regulations and legislation protecting the environment will not have a material effect on our future financial position or results of operations, particularly since we no longer manufacture products, although we can provide no assurance that any environmental laws and regulations will not have such a material effect.

Patents

Due to rapidly changing technology, we believe our success depends in part upon the engineering, marketing, manufacturing and support skills of its personnel, rather than upon patent protection. We developed the Flexlink™ process, the bonding of materials with dissimilar coefficients of thermal expansion, and the fusion bonding of Teflon-based laminate for multi-layer circuit fabrication. We developed an enhanced version called Flexlink II™ in 1995. We received patent grants for Flexlink ™ and Flexlink II™ in 1993, 1994, and 1995. Historically, we have used Flexlink II™ in our bonding process associated with RF applications.

We were granted three patents in 1998. Two patents were granted for a printed circuit board process using plasma spraying of conductive metal. The plasma spraying process eliminates a significant portion of the wet process currently used to produce printed circuit boards. At present, none of our current business is dependent upon these patented processes.

Employees

On December 31, 2006, we had approximately 21 full-time employees, compared to 20 on December 31, 2005. None of our employees are represented by a labor union and we have never experienced a work stoppage, slowdown or strike. We consider our labor relations to be very good.

Registration of Stock

On June 17, 2004, M-Wave agreed to use its best efforts to file a registration statement covering the resale of shares of common stock underlying certain warrants and M-Wave’s Series A Convertible Preferred Stock held by M.A.G. Capital, LLC, and certain investment funds managed by M.A.G. Capital, LLC.

On March 1, 2006, warrants to purchase 532,862 shares of common stock of M-Wave previously issued to M.A.G. Capital, LLC, and certain investment funds managed by M.A.G. Capital, LLC were modified to reduce the exercise prices of the warrants (previously between $5.08 and $4.08) to the price that was $0.01 above the closing bid price on the business day immediately preceding the closing date, or $2.48 per share. On September 29, 2006, M.A.G. Capital LLC exercised 212,500 of these warrants, which resulted in 212,500 shares of common stock of M-Wave to be issued to M.A.G. Capital LLC. On December 21, 2006, M.A.G. Capital LLC transferred 39,464 shares of common stock of M-Wave that had been issued to M.A.G. upon exercise of previously issued warrants to each of the Purchasers in the following amounts: 16,970 shares of common stock of M-Wave to Mercator Momentum Fund, LP; 11,931 shares of common stock of M-Wave to Mercator Momentum Fund III, LP; and 10,563 shares of common stock of M-Wave to Monarch Pointe Fund, Ltd. On December 21, 2006, M.A.G. Capital LLC also transferred as warrants to purchase 215,608 shares of common stock of M-Wave to each of the Purchasers in the following amounts: warrants to purchase 89,258 shares of common stock of M-Wave to Mercator Momentum Fund, LP; warrants to purchase 57,309 shares of common stock of M-Wave to Mercator Momentum Fund III, LP; and warrants to purchase 69,041 shares of common stock of M-Wave to Monarch Pointe Fund, Ltd.

Voting Agreements

On January 26, 2007, Joseph Turek, and Asset Managers International Limited who collectively own approximately 49% of the outstanding shares of common stock of M-Wave and 100% of M-Wave’s outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock entered into an agreement with SunFuels, pursuant to which such stockholders agreed to vote all of their shares of M-Wave common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock in favor of the Merger Agreement and the transactions contemplated thereby.

Exercise Agreement

On January 26, 2007, M-Wave entered into an agreement (the “Exercise Agreement”) with the holders of its Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that will require such holders to convert their shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into M-Wave common stock upon the closing of the Blue Sun Merger. On September 20, 2007, the parties entered into a first amendment to the Exercise Agreement that added all of the following terms to the Exercise Agreement. M-Wave agreed to use its remaining cash after paying all of its accrued liabilities as of the closing date of the Merger Transaction to pay to the holders of its Series B Convertible Preferred Stock, on a pro rata basis, up to the accrued but unpaid dividends on their shares of Series B Convertible Preferred Stock, which are currently $356,000. If M-Wave still has remaining cash after payment of such accrued dividends, it agreed to use such remaining cash to redeem shares of its Series A Convertible Preferred Stock from the holders thereof, on a pro rata basis, at a redemption price of $3.92 per share, which is equal to the current conversion price of the Series A Convertible Preferred Stock. This conversion price has not been changed by the Exercise Agreement or the first amendment thereto. If the accrued but unpaid dividends on the shares of Series B Convertible Preferred Stock exceed M-Wave’s remaining cash as of the closing date of the Merger Transaction, the holders of the Series B Convertible Preferred Stock agreed to waive and release M-Wave from any liability for such accrued but unpaid dividends. Holders of M-Wave’s Series B Convertible Preferred Stock have the right to receive a preferred dividend of 15% per annum until a resale registration statement is effective, at which point the dividend reduces to 9% per annum. If M-Wave redeemed all of its outstanding shares of Series A Convertible Preferred Stock pursuant to the terms of the Exercise Agreement, as amended, the holders of the Series A Convertible Preferred Stock will receive approximately $1,250,000. The Exercise Agreement, as amended, does not provide for the redemption of the Series B Convertible Preferred Stock. M-Wave does not anticipate having sufficient remaining cash after paying all of its accrued liabilities as of the closing date of the Merger Transaction to pay the accrued but unpaid dividends to the holders of its Series B Convertible Preferred Stock and M-Wave therefor anticipates that it will not have sufficient cash to redeem any shares of its Series A Convertible Preferred Stock. For purposes of the first amendment to the Exercise Agreement, “remaining cash” excludes the $200,000 that SunFuels has agreed to reimburse M-Wave for costs incurred in connection with the Merger Transaction pursuant to the second amendment to the Merger Agreement. The purpose of the first amendment to the Exercise Agreement was to eliminate certain put rights in favor of the holders of the Series A and Series B Convertible Preferred Stock that were previously contained in such agreement.

Dividend and Distribution Policy

No dividends have been paid on our common stock and we do not anticipate paying dividends in the foreseeable future. If transactions contemplated by the Merger Agreement are not completed, we do not have any intention of changing our existing dividend policy.

Transfer Agent and Registrar

The transfer agent and registrar for the shares is Computershare Limited.

Certain Relationships and Related Transactions

Certain of M-Wave’s directors and officers have interests in the Merger Transaction that are different from, and in addition to, the interests of other M-Wave stockholders. As a result, the directors and officers of M-Wave may be more likely to recommend that M-Wave’s stockholders approve the Merger Transaction than if they did not have these interests.

NASDAQ Capital Market Listing

M-Wave’s common stock is listed on the NASDAQ Capital Market under the symbol “MWAV.”

Certain Additional Information with Respect to M-Wave

Certain additional business and financial information about M-Wave is contained in the annual, quarterly, and current reports included as annexes to this Joint Proxy Statement/Prospectus. See “Where You Can Find Additional Information” beginning on page 159.

Quantitative And Qualitative Disclosures About Market Risk

To date, all of M-Wave’s sales have been denominated in United States dollars, although M-Wave does enter into agreements with parties located outside the United States. All of these expenses associated with agreements with parties located outside the United States are paid in U.S. dollars. If the exchange rate undergoes a change of 10%, M-Wave does not believe that it would have a material impact on its results of operations or cash flows. Accordingly, M-Wave believes that there is no material exposure to risk from changes in foreign currency exchange rates.

M-Wave holds no derivative financial instruments and does not currently engage in hedging activities.

M-Wave’s exposure to interest rate risk is related to the investment of M-Wave’s excess cash into interest-bearing accounts, such as money market funds. M-Wave’s excess cash is currently invested in non-interest bearing accounts; accordingly, M-Wave believes that there is no material exposure to risk from changes in interest rates. In the past, M-Wave has invested excess cash in money market funds in accordance with its investment policy. If M-Wave’s excess cash is reinvested in money market funds, due to the short term nature of such investments, M-Wave has assessed that there is unlikely to be material exposure to interest rate risk arising from such investments.

INFORMATION WITH RESPECT TO SUNFUELS, INC. AND BLUE SUN BIODIESEL, LLC

Description of Business of SunFuels and Blue Sun Biodiesel, LLC

Overview

SunFuels, through its subsidiary Blue Sun Biodiesel, is primarily a marketer of biodiesel fuel and is in the process of developing biodiesel production facilities in the United States. Through Blue Sun Biodiesel’s purchase and resale operations, SunFuels marketed and distributed approximately 2,558,000 gallons of biodiesel fuel in 2006. SunFuels expects that its initial refinery, to be located in Clovis, New Mexico, will be operational late in the fourth quarter of 2007 or early 2008 and intends to have two more refineries operational by the end of 2009.

SunFuels was incorporated in Colorado in November 2001. Since inception, SunFuels has been focused primarily on development and distribution of biodiesel fuel blends, research into and development of low-cost, high-quality biodiesel feedstocks, which are the raw materials from which biodiesel is manufactured, and the development of biodiesel production facilities. SunFuels has received funding from the United States Department of Energy and the United States Department of Agriculture and has worked closely with Colorado State University, Kansas State University, the University of Nebraska, and the University of Wyoming in researching and developing oilseeds that grow well in the high plains region of North America and can be used as a cost effective source from which to develop and produce biodiesel fuel.

On November 25, 2003, SunFuels formed Blue Sun Biodiesel to continue the work begun by SunFuels. On June 1, 2004, SunFuels contributed substantially all of its assets to Blue Sun Biodiesel in exchange for a 100% ownership interest in Blue Sun Biodiesel. As of October 31, 2007, SunFuels owned 95.17% of the membership interests of Blue Sun Biodiesel with the remaining 4.83% owned by Blue Sun Producers, Inc., a Colorado cooperative, and Progressive Producers Network Cooperative, a Nebraska cooperative. SunFuels’ membership interest in Blue Sun Biodiesel constitutes the primary asset of SunFuels. Since the contribution of assets by SunFuels, Blue Sun Biodiesel has conducted the biodiesel research, marketing, and distribution operations previously conducted by SunFuels. In this section of the Joint Proxy Statement/Prospectus, SunFuels and Blue Sun Biodiesel are together referred to as Blue Sun Biodiesel.

The Product

Diesel fuel is the motor fuel used in a compression-ignition engine that causes fuel to combust not by igniting the fuel with a spark (as is typically done with gasoline), but by injecting the fuel into a highly pressurized combustion chamber. There are two principal types of diesel fuel—petrodiesel and biodiesel. Petrodiesel is made from petroleum feedstock and comprises substantially all of the diesel fuel sold in the United States and elsewhere. Diesel fuel consisting of fatty acid methyl esters and made from vegetable oil or animal fat renewable feedstocks is called biodiesel. To be sold and distributed as biodiesel, the fuel must meet governmental standards, such as ASTM D6751 in the United States and EN14214 in the European Union. Petrodiesel currently comprises over 99% of the diesel transportation fuel market in the United States.

Biodiesel has important environmental and economic advantages over petrodiesel. It is derived from renewable agricultural-based resources, including vegetable oils, recycled grease and animal fats, and has significant environmental benefits. According to industry sources, biodiesel is non-toxic and bio-degradable with no emissions of sulfur and significantly lower emissions of particulate matter, carbon monoxide, and hydrocarbons than petrodiesel when burned. According to U.S. Department of Energy studies, the use of 100% biodiesel (B100) results in a 78.5% reduction in carbon dioxide emissions when compared to petrodiesel. In addition, biodiesel fuel has superior lubricity properties than petroleum diesel, which some studies suggest can result in the extended life and increased efficiency of diesel engines. Biodiesel is a registered fuel with the Environmental Protection Agency and is recognized by the Department of Transportation

Biodiesel can be blended with petrodiesel, or it can be used entirely on its own (known as B100 fuel, 100% biodiesel or “neat form” biodiesel) in diesel engines without major modifications. In the United States, the most common blends are between 2% to 20% biodiesel (known as B2 to B20 fuels). According to the National Biodiesel Board, most major engine companies have stated formally that the use of blends up to B20 will not void their parts and workmanship warranties. Formulations greater than B20 run the risk of increased viscosity in cold weather, incompatibility with certain natural or butyl rubbers, and clogged fuel filters.

As an alternative to petrodiesel and other petroleum-based fuels, biodiesel has several advantages, including:

•	extending domestic diesel fuel supplies;

•	reducing dependence on foreign crude oil supplies;

•	expanding markets for domestic and international agricultural products;

•	reducing emissions of greenhouse gases and other emissions that are regulated by the EPA; and

•	being usable by existing diesel engines, while potentially extending their useful lives.

The Market for Biodiesel

According to the Energy Information Administration of the U.S. Department of Energy, on-highway petrodiesel consumption in 2005 was approximately 39 billion gallons in the United States, or 22% of all ground transportation fuel currently consumed, and 228 billion gallons globally. Total United States petrodiesel sales in 2005 were $93 billion, nearly double the 2000 level. According to the United States Department of Agriculture, biodiesel constituted 75 million gallons (or approximately 0.2%) of this amount in 2005. Consumption of biodiesel in the United States has increased significantly over the past several years, growing from only 2 million gallons of biodiesel in 2000 to 225 million gallons in 2006 (according to the National Biodiesel Board).

Blue Sun Biodiesel believes that on-highway consumption of diesel is growing at over 3% annually, and that use of diesel will increase as a percentage of total on-highway ground transportation in the United States for several reasons, including:

•	reduced toxicity of petrodiesel after compliance with new low-sulfur diesel regulations;

•	greater fuel efficiency as compared to gasoline; and

•	larger numbers of commercially successful automobiles using diesel engines.

Biodiesel industry experts expect demand and production to continue to grow rapidly in the United States. The National Biodiesel Board, an industry trade group, has estimated that 150 million gallons of biodiesel were produced in the United States in 2006. The United States Department of Energy has estimated that the United States market for biodiesel could reach 2.7 billion gallons in 2016. Biodiesel has already made strong inroads into the European market, where biodiesel has been used since the early 1990’s. The Methanol Institute estimates that approximately 1.8 billion gallons of biodiesel were produced in the European Union in 2006, representing approximately 5% of total diesel usage.

Strategy

Blue Sun Biodiesel’s goal is to become a vertically integrated agriculture-energy company with the mission of developing and implementing solutions to meet increasing demands for renewable energy. To meet this goal, Blue Sun Biodiesel has developed an integrated business strategy that includes:

•	development of proprietary canola-type oil seeds;

•	management of grain production derived from these seeds;

•	development and operation of seed crushing facilities to extract oil from feedstock;

•	development and operation of biodiesel refining capacity;

•	development and utilization of automated blending systems to produce biodiesel blends at precise blending ratios;

•	development and utilization of proprietary, high performance fuel additives;

•	development and implementation of quality control protocols to ensure that Blue Sun Biodiesel branded fuels can be used in existing diesel motors without requiring modification; and

•	distribution of the product through an exclusive branded network of authorized distributors committed to brand and quality practices.

The integrated strategy enables Blue Sun Biodiesel to control cost, quality, and performance of its products.

To date, Blue Sun has focused on the development of low-cost, high-quality biodiesel feedstocks by working closely with Colorado State University, Kansas State University, University of Nebraska, and University of Wyoming and investing in research related to the development of proprietary oilseed stock as a cost-effective source from which to produce biodiesel. In addition to its research efforts, Blue Sun Biodiesel engages in the marketing and distribution of Blue Sun Biodiesel branded biodiesel produced by third parties. Blue Sun Biodiesel currently sells Blue Sun Biodiesel branded biodiesel fuel through an exclusive network of authorized distributors, each committed to, and trained in, a rigorous set of Blue Sun Biodiesel quality practices that regulate the following:

•	blending protocols;

•	use of Blue Sun Biodiesel high performance additives;

•	storage disciplines; and

•	customer service practices.

As a result, Blue Sun has become a leading biodiesel marketer in the Rocky Mountain region with sales of biodiesel fuel in Colorado, Nebraska, California, New Mexico, Iowa, Wyoming, Montana, Idaho, Utah, and Ontario, Canada.

Feedstock (typically soy oil in North America) constitutes roughly 75% of the cost of biodiesel production. To manage the cost of feedstock, Blue Sun Biodiesel is developing proprietary canola and other oilseeds that Blue Sun Biodiesel anticipates will deliver more than twice the oil per acre than soybeans with improved water use efficiency. Blue Sun Biodiesel is developing several oilseed varieties that Blue Sun Biodiesel intends to protect as trade secrets or with Plant Variety Protection (PVP) Certificates. These oilseeds are being developed by Blue Sun Biodiesel to produce lower cost feedstock in the High Plains and other regions of North America. In addition, certain winter and spring canola and camelina lines under development possess excellent potential for providing additional sources of vegetable oil feedstock. Most lines are still in the experimental stage and are not currently eligible for protection by PVP, however Blue Sun Biodiesel’s ownership of the genetic diversity and unique genetic combinations found in the collection of experimental oilseeds developed by Blue Sun Biodiesel (known as germplasm) protects Blue Sun Biodiesel’s intellectual property rights to this material even in the absence of a PVP. Blue Sun Biodiesel will pursue PVP protection for certain lines when appropriate. Germplasm is an important component of Blue Sun Biodiesel’s intellectual property portfolio.

Blue Sun Biodiesel has also developed, and filed a provisional patent application covering, a proprietary process to increase seed size, and therefore seedling vigor (a measure of durability and strength of the seed) in a crop established with this seed. The crop produced from seed utilizing this process has shown increased yields, thereby producing more oil per pound of seed.

Canola and camelina produce a crop with approximately 40% oil compared to approximately 18% oil for soybeans without additional cost. Also, canola and camelina produce oil with a fatty acid profile that has less saturated oil content than soybeans, which enables production of biodiesel fuel with better cold-flow properties and more stability than is exhibited by soybean-based biodiesel fuel. Developmental efforts are underway to improve both oil content and oil quality in future cultivars.

Blue Sun Biodiesel has supply agreements with two agricultural cooperatives, Blue Sun Producers, Inc., a Colorado cooperative, and Progressive Producers Network Cooperative, a Nebraska cooperative. Pursuant to the supply agreements, approximately 60 farmers are growing canola and camelina species on approximately 1,800 acres of high plains farmland for Blue Sun Biodiesel’s use. Blue Sun Biodiesel’s integrated strategy will require Blue Sun Biodiesel to substantially increase the acreage devoted to growing proprietary canola and camelina varieties.

Blue Sun Biodiesel’s strategy is dependent upon having a supply of B100 biodiesel fuel that consistently exceeds the standards established by the American Society for Testing and Materials and satisfies Blue Sun’s more stringent proprietary B100 specifications. In order to insure a consistent supply of high quality B100 biodiesel fuel, on January 30, 2007, Blue Sun Biodiesel entered into a joint venture arrangement with ARES Corporation to develop and jointly own biodiesel refining technology, to construct and operate Blue Sun Biodiesel branded B100 biodiesel refineries, and to identify and pursue other opportunities to commercialize the technology owned by the joint venture. ARES Corporation is a privately owned engineering company founded in 1992 with approximately 500 employees. ARES Corporation’s specialty is providing high-quality value-added engineering products and services to government agencies and industry. ARES offers its products and services in six broad categories: clean energy services, engineering and design services, maintenance services, project management services, risk management services, and software products and information technology services.

Pursuant to the joint venture agreement, ARES Blue Sun Development, LLC, a Delaware limited liability company, was formed. Blue Sun Biodiesel contributed $5,034,000 in cash and ARES Corporation contributed $2,541,000 in cash and a commitment to provide construction management services, engineering support, other general business support services, procurement services and start-up and testing support, construction and operation of first biodiesel production facility. In addition to cash and services, Blue Sun Biodiesel and ARES Corporation have each licensed on an exclusive basis certain intellectual property related to biodiesel production and processing to ARES Blue Sun Development, LLC. Blue Sun Biodiesel and ARES Corporation each own 50% of ARES Blue Sun Development, LLC. ARES Blue Sun Development, LLC is managed by a four person management committee, ARES Corporation and Blue Sun Biodiesel each have the right to appoint two members of the management committee.

ARES Blue Sun Development, LLC’s first production facility is under construction in Clovis, New Mexico, and will be owned and operated by Clovis Biodiesel, LLC, a wholly-owned subsidiary of ARES Blue Sun Development, LLC. The Clovis facility is expected to have an annual production capacity of approximately 15 million gallons per year and is expected to cost approximately $16.8 million to build, with an additional $2 million required to purchase various materials required to operate the plant once construction is complete. The City of Clovis and Bank of Albuquerque are providing financing through a construction loan facility, financed through the sale of up to $10,950,000 of City of Clovis, New Mexico, Industrial Revenue Bonds (Clovis Biodiesel, LLC Project), Series 2007A and a revolving line of credit of up to a maximum of $2 million to support Clovis Biodiesel’s needs for general working capital to purchase inventory. The Bank of Albuquerque agreed to purchase the Industrial Revenue Bonds from the City of Clovis on a rolling basis (up to a maximum purchase amount of $10,950,000), upon the receipt of draw requests from Clovis Biodiesel, assuming that certain covenants, representations and warranties set forth in a Credit Agreement, dated February 20, 2007, have been satisfied. The terms and conditions upon which the City of Clovis agreed to issue the Bonds are set forth in a Trust Indenture dated February 20, 2007, between the City of Clovis and the Bank of Albuquerque, as trustee. Clovis Biodiesel’s obligation to repay the Industrial Revenue Bonds and to fully perform under the Credit Agreement is secured by, among other things, a Mortgage, Assignment, Security Agreement and Fixture Filing in favor of the Bank of Albuquerque. Each of ARES Blue Sun Development, LLC, ARES Corporation, Blue Sun Biodiesel and SunFuels has provided an unlimited corporate guaranty of all amounts owed by Clovis Biodiesel to the Bank of Albuquerque. ARES Corporation and Blue Sun Biodiesel also agreed to adhere to certain debt coverage covenants as set forth in the Credit Agreement that will likely limit their respective abilities to incur additional debt for any purpose without incurring an event of default under the Credit Agreement.

On December 1, 2007 Blue Sun Biodiesel entered into a sale and leaseback agreement with IBM Credit LLC for certain computer and related technology equipment. The sale and leaseback is a capital lease and will cause Blue Sun Biodiesel to be in default under the loan documents related to the Clovis facility when the next compliance report is filed. Blue Sun Biodiesel intends to ask the Bank of Albuquerque to waive this event of default as of December 31, 2007. Blue Sun Biodiesel has commenced negotiations with the bank to amend the loan documents to permit this and other borrowings.

The Clovis facility will be located on approximately 10 acres of land in the City of Clovis Industrial Park located in Curry County, New Mexico that Clovis Biodiesel has leased from the City of Clovis. The lease provides for periodic rent payments in an amount sufficient to allow the City of Clovis to make any required payments to holders of the Industrial Revenue Bonds in satisfaction of interest, principal, and redemption at maturity. Blue Sun Biodiesel estimates that the rent payments will be $132,261 per month beginning in early 2008. Clovis Biodiesel has an option to purchase the land at any time prior to the expiration of the lease term for in an amount equal to an amount sufficient to (i) repay the Industrial Revenue Bonds, (ii) pay various fees and expenses under the Indenture and the lease, (iii) pay certain bank fees chargeable under the Credit Agreement, and (iv) $1.00.

In order to enable Clovis Biodiesel to obtain project financing from the Bank of Albuquerque, Blue Sun Biodiesel agreed to purchase all the biodiesel fuel produced by the Clovis Facility, provided that the fuel satisfies certain quality specifications. Assuming that the refinery produces biodiesel of sufficient quality, Blue Sun Biodiesel is obligated to purchase approximately 15 million gallons of biodiesel fuel annually. In addition, Blue Sun Biodiesel has agreed to purchase all glycerin produced by Clovis Biodiesel as a result of the process of refining feedstock oil into biodiesel. The purchase price that Blue Sun Biodiesel will pay for the glycerin will be equal to the gross sales proceeds from sales of glycerin to third parties less five percent.

Under the terms of a Development Agreement between Blue Sun Biodiesel and ARES Corporation, Blue Sun Biodiesel has a right of first refusal to supply feedstock to any subsidiary of ARES Blue Sun Development, LLC, (including, but not limited to, Clovis Biodiesel) for biodiesel refining. The price payable to Blue Sun Biodiesel for the feedstock will be determined by reference to the pricing offered to Clovis Biodiesel by a third party to supply feedstock of a similar character and quality.

Pursuant to the joint venture arrangement with ARES Corporation, Blue Sun Biodiesel currently intends to build two additional B100 refineries by the end of 2009.

Governmental Tax and Regulations

Federal

Biodiesel’s potential to reduce dependence on foreign petroleum imports in the United States, promote better environmental stewardship and to support domestic agriculture has prompted the introduction of favorable legislation to encourage its use and production, and to spur investment in the industry. Important regulatory initiatives include:

•

Energy Policy Act of 1992. This act establishes a goal of 30% alternative fuel usage in government fleets by 2010. Biodiesel is an alternative fuel and credits can be earned for blends of 20% or greater. The act also requires the federal government, alternative fuel providers, state and local governments, and private fleets to purchase vehicles that employ alternative fuels. Since 2000, 75% of all light-duty vehicles acquired by covered fleets of federal agencies have been required to have alternative fuel capabilities.

•

Energy Conservation and Re-Authorization Act of 1998. This act allows vehicle fleets that are required to purchase alternative fuel vehicles, or AFVs, to generate credits toward fulfilling this requirement by purchasing and using biodiesel in conventional-fuel vehicles. Since there are few cost-effective options for purchasing heavy-duty AFVs, federal and state fleet providers can meet up to 50% of the heavy-duty AFV purchase requirements by generating biodiesel fuel use credits.

•

American Jobs Creation Act of 2004. This act creates income and excise tax credits of $1.00 per gallon for agri-biodiesel when blended with petrodiesel or used unblended as fuel. SunFuels and Blue Sun have represented to M-Wave that they expect that all of their production will qualify as agri-biodiesel and that they intend to continue to have all of their production qualify as agri-biodiesel after completion of the Merger Transaction.

•

Energy Policy Act of 2005. This act extends through December 2008 the income and excise tax credits for biodiesel promulgated under the Jobs Creation Act of 2004. The act also establishes an additional small agri-biodiesel producer income tax credit of $.10 per gallon of agri-biodiesel produced by a producer having agri-biodiesel production capacity not exceeding 60 million gallons for the taxable year. SunFuels has represented to M-Wave that taking into account SunFuels’ aggregate production capacity together with that of all of its subsidiaries, including the capacity of the biodiesel refinery presently under construction in Clovis, New Mexico, SunFuels will continue to qualify as a small agri-biodiesel producer. The small agri-biodiesel producer credit is limited to 15 million gallons per taxable year and is scheduled to expire at the end of 2008. The Energy Policy Act of 2005, or EPAct, also mandates procuring AFVs and using alternative fuels, including biodiesel, in federal, state and utility fleets. The EPAct establishes minimum nationwide levels of renewable fuels, including biodiesel, ethanol and liquid fuel produced from biomass or biogas, to be blended into the domestic fuel supply. By 2012, these renewable fuel standards, or RFS, require that the national volume of renewable fuels equal or exceed 7.5 billion gallons. The U.S. Environmental Protection Agency, or EPA, is required, in consultation with the Secretary of Agriculture and the Secretary of Energy, to promulgate regulations for blenders to earn and trade renewable fuel credits for biodiesel blending. The EPA has established a credit trading program that defines who can generate credits and under what conditions, how credits may be transferred, and the appropriate value of credits. Under this program, blending biodiesel into fuel will earn 50% more credits than blending ethanol.

Various political leaders from both major political parties have recently made calls for increases in the use of renewable and alternative fuels. For example, in the January 23, 2007 State of the Union Address President Bush called for an increase in the renewable fuels standard to require 35 billion gallons of renewable and alternative fuels in 2017, which is nearly five times the present 2012 mandate of 7.5 billion gallons. Senators Tom Harkin and Richard Lugar introduced legislation in the Biofuels Security Act of 2007 which, if enacted into law, would set the RFS at 10 billion gallons per year (BGY) by 2010, 30 BGY by 2020 and 60 BGY by 2030. The Renewable Fuels and Energy Independence Promotion Act of 2007 introduced in the U.S. House of Representatives, if enacted into law, would make the $1.00 per gallon agri-biodiesel tax credit permanent. Additionally, the Energy Independence Through Biodiesel Act introduced in the U.S. House of Representatives in May 2007, if enacted into law, would require that, by 2012, all diesel motor vehicle fuel sold to consumers in the contiguous U.S. contain at least 2% biodiesel.

The Environmental Protection Agency recently announced significant reductions in the required emissions certification levels of all on-road diesel engines. Beginning in year 2006, sulfur levels in diesel fuel for on-road use were required to be reduced to a maximum of 15 parts per million (ppm), down from the previous maximum of 500 ppm. A similar reduction for the off-road market became effective in 2007, and for the marine and rail markets in 2008. However, reducing sulfur in diesel to 15 ppm substantially reduces its lubricity, enhancing the need for a lubricity additive. Biodiesel is well-positioned to be the lubricity additive of choice. Biodiesel has a much higher lubricity than petrodiesel and contains no sulfur. According to the National Biodiesel Board, a 2% blend of biodiesel can restore the lubricity of “Ultra Low Sulfur” diesel fuel. However, Blue Sun Biodiesel cannot can not give any assurance that biodiesel will become a widely-used lubricity additive. Currently, most of the Ultra Low Sulfur diesel fuel sold in the United States does not contain biodiesel.

State and local biodiesel mandates.

As of May 2007, tax credits or incentives for the use of renewable fuels, some of which include biodiesel, were available in a number of states. Renewable fuel requirements, including requirements only applicable to government vehicles, have been enacted in at least 18 states. Additionally, renewable fuel grant or loan programs, such as production facility construction loans or research grants, have been adopted in a number of states.

In addition, several states that collectively account for approximately 20% of U.S. carbon dioxide emissions have launched initiatives to reduce greenhouse emissions using cap-and-trade regimes. The Regional Greenhouse Gas Initiative, or RGGI, is a market-based effort by Connecticut, Delaware, Maine, Massachusetts, New Hampshire, New Jersey, New York, and Vermont to reduce carbon dioxide emissions from power plants. The initiative would set up the nation’s first mandatory cap-and-trade program for carbon dioxide. Starting in January 2009, RGGI states have agreed to implement a cap of 121 million short tons on carbon dioxide emissions from power plants, which would be further reduced by 10% by 2018. Under the RGGI cap-and-trade system, regulators would set a limit on the overall emissions of a given gas from a specified group of sources, such as power plants. Sources that emit more than their allowance must buy credits from those who emit less than their allowance, thus creating a financial incentive for sources to reduce their own emissions.

Other

In addition to greenhouse gas and clean air legislation, a variety of government programs specifically assist the biodiesel industry. Certain notable programs that support the biodiesel industry include:

•

The Renewable Energy and Energy Efficiency Program, administered by the Rural Business Cooperative Service of the U.S. Department of Agriculture, which provides grants, loans and loan guarantees for the development of renewable energy products.

•

The Biomass Research and Development Initiative, administered jointly by the U.S. Department of Energy and U.S. Department of Agriculture through the National Biomass Coordination Office, provides grants for biomass research, development and demonstration projects.

•

Project grants administered by the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy provide bioprocessing facility project funding for cooperative biomass research and development for the production of fuels, electric power, chemicals and other

•

The Loan Guarantee Program, administered by the U.S. Department of Energy, provides loan guarantees for energy projects that reduce air pollutants and greenhouse gas emissions, including biofuels projects.

Pricing

The price of biodiesel is closely linked with the price of petrodiesel, which has increased dramatically in recent years with the rapid rise in oil prices. Recently, the national average wholesale price of petro diesel was approximately $2.45 per gallon. Because agri-biodiesel is currently eligible for the $1 per gallon federal excise tax credit, it is generally sold at a wholesale price approximately $1 higher than the wholesale price of petrodiesel. Alternatively, a producer of agri-biodiesel who is also registered as a blender may blend the product with petrodiesel, sell the blended diesel (at the wholesale price) and then claim the tax credit directly. Blue Sun Biodiesel is a blender registered with the IRS.

Blue Sun expects that the following factors will have the greatest impact on its profitability, particularly once it begins producing biodiesel fuel at its own refineries:

•	Federal and state government regulation and market incentives;

•	Diesel fuel prices; and

•	Feedstock costs.

Production and Feedstock

Biodiesel is made through a chemical process called transesterification whereby the glycerin is separated from the fat or vegetable oil. The process leaves behind two products—methyl esters (the chemical name for biodiesel) and glycerin (a byproduct usually sold to be used in soaps and other products). Biodiesel can be made from renewable sources, such as:

•	refined virgin vegetable oils;

•	refined animal fats; and

•	used cooking oils and trap grease.

The choice of feedstock is determined primarily by the price and availability of each feedstock variety and the capabilities of the producer’s biodiesel production technology. In the U.S. the majority of biodiesel historically has been made from domestically produced soybean oil because it has been the least costly and most readily available virgin vegetable oil source. However, Blue Sun Biodiesel believes that canola and camelina seeds have the potential to be excellent alternative feedstock crops.

Although refined animal fats, used cooking oils, trap grease, and palm oil, may be used as alternative feedstocks, their fatty acid profiles are inferior to soy, canola and camelina oil for purposes of producing biodiesel. Feedstocks with high fatty acid concentrations result in a more viscous biodiesel which may cause performance issues such as cold temperature operability and may result in biodiesel that conflicts with original equipment manufacturer specifications. Worldwide biodiesel feedstock production has been increasing steadily. In 2005, worldwide production of palm oil surpassed soybean oil to take the lead as the most abundant vegetable oil produced worldwide. In the future, significant feedstock supplies may also be derived from algae and a small tree known as jatropha carcus.

To qualify as agri-biodiesel for tax purposes, the product must be made solely from virgin vegetable or animal oils, and animal fats.

Competition

Many of Blue Sun Biodiesel’s competitors in the biodiesel production and marketing industry have substantially greater production, financial, research and development, personnel and marketing resources than Blue Sun Biodiesel does. As a result, Blue Sun Biodiesel’s competitors may be able to compete more aggressively than Blue Sun Biodiesel can and sustain that competition over a longer period of time. Blue Sun Biodiesel’s lack of resources relative to many of our competitors may cause Blue Sun Biodiesel to fail to anticipate or respond adequately to new developments and other competitive pressures. As the biodiesel production industry grows, Blue Sun expects increased competition for suitable plant sites and feedstock.

Properties

Blue Sun Biodiesel leases its executive offices at 1400 West 122nd Avenue, Westminster, Colorado. The leased area of the executive offices is approximately 2,768 square feet. The current term of the lease expires September 30, 2008. On May 25, 2007, Blue Sun executed an agreement to lease approximately 7,600 square feet of office space beginning in the fourth quarter of 2007 (subject to completion of construction of the building and tenant improvements) for an initial term of 5 years and 3 months at a monthly cost of $11,403, net of taxes, insurance and occupancy costs and increasing to $12,987 during the last three months of the initial term of the lease. Blue Sun expects to either find a tenant to sub-lease the current space it occupies through the end of the lease or successfully negotiate an early termination of the lease without incurring significant penalties as a result of such early termination. Blue Sun anticipates moving into this space on or about December 15, 2007.

Clovis Biodiesel, LLC, leases approximately 10 acres from the City of Clovis. The lease term expires on the earlier to occur of February 20, 2022, or redemption of the industrial revenue bonds, issued in connection with the Clovis project. Clovis Biodiesel, LLC, has commenced construction of a 15 million gallon biodiesel refinery on this site. Clovis Biodiesel has an option to purchase the land at any time prior to the expiration of the lease term for an amount equal to an amount sufficient to (i) repay the industrial revenue bonds, (ii) pay various fees and expenses under the bond Indenture and the lease, (iii) pay certain bank fees chargeable under the Credit Agreement, and (iv) $1.00. Clovis Biodiesel, LLC, also has a right of first refusal to purchase a 10 acre parcel adjacent to the real property that is subject to the lease. The purchase price to be paid by Clovis Biodiesel, LLC, upon exercise of its right of first refusal will be determined by the terms of a bona fide third party offer.

Employees

Including the executive management team, Blue Sun Biodiesel currently employs 21 persons on a full-time basis. Of these persons, approximately two are engaged in scientific or technical matters, four are engaged in operations management, 4 are engaged in sales and marketing functions, and eleven are engaged in administrative functions.

Directors and Executive Officers and Key Employees After the Merger Transaction

The merger agreement provides that upon completion of the Merger Transaction all of the current directors and officers of M-Wave will resign and the SunFuels directors and officers identified below will become the directors and officers of M-Wave. The following table sets forth the name, age, and position with SunFuels of each person who will serve as director, executive officer or key employee of M-Wave after the Merger Transaction.

Name	Age	Position
Jeffrey Probst	49	President, Chief Executive Officer, and Director
Sean Lafferty	32	Vice President, Operations
Jerry Washburn	63	Chief Financial Officer
Todd M. Kleinman, Esq.	36	Vice President, General Counsel and Secretary
Justin Bzdek	41	Vice President, Research and Development
John Long	33	Director Business Development
Hugh Hanna	79	Director
Jack A. Henry	63	Director
Paul J. Jerde	60	Director

Mr. Probst has served as President and Chief Executive Officer and as a director of SunFuels since January 2003 and as a director since 2004. From May 2002 to December 2002, Mr. Probst served as interim President and CEO of SunFuels while also serving as president of Probst Consulting Group, Inc. Mr. Probst has held key management positions with several leading American corporations, including Duracell, now a division of The Proctor & Gamble Company, and Ecolab Inc. Mr. Probst earned a Master of International Management from the American Graduate School of International Management, Glendale, Arizona and a B.S. in Economics from Miami University, Oxford, Ohio.

Mr. Lafferty has served as Vice President, Operations of SunFuels since its founding in November, 2001. Mr. Lafferty has also served as Secretary and Treasurer during his time with SunFuels. Prior to joining SunFuels Mr. Lafferty gained experience in the electric power and renewable energy fields, while serving as an electrical engineer II for Exponential Engineering Co. Mr. Lafferty earned a B.S. in electrical engineering from Colorado State University.

Mr. Washburn has served as the Chief Financial Officer of SunFuels since June 2007 and as an independent contractor of SunFuels since March 2007. For the five years prior to joining SunFuels, Mr. Washburn was a partner at Tatum, LLC, a provider of executive services and consulting. While serving as SunFuels’ Chief

Financial Officer, Mr. Washburn remains a partner at Tatum, LLC. Mr. Washburn earned a B.S. in accounting from Brigham Young University.

Mr. Kleinman has served as Vice President, General Counsel and Secretary of SunFuels since March 2007 and as an independent contractor attorney of SunFuels since March 2006. Between February 2002 and March 2007 Mr. Kleinman was engaged in the private practice of law first as a sole practitioner and then between April 2005 and March 2007 with the Finberg Law Firm, P.C., in Boulder, Colorado. Mr. Kleinman earned a B.A. in political science from the College of Wooster and a J.D. from Case Western Reserve University School of Law.

Mr. Bzdek has served as a Vice President of SunFuels since January 2002. Since March 2007, Mr. Bzdek has served as Vice President, Research and Development; prior to that date Mr. Bzdek served as chief financial officer, company secretary and treasurer and a director. Prior to joining SunFuels Mr. Bzdek gained experience in research and financial management as assistant department manager of the Atmospheric Science Department in the College of Engineering at Colorado State University. Mr. Bzdek earned a B.S. in Chemistry from Colorado State University.

Key Employees

Mr. Long was a founder of SunFuels in November 2001, and served as a director of SunFuels from founding of SunFuels until June 2007. Mr. Long currently serves as the Director Business Development. In addition, Mr. Long served as President from the founding of SunFuels until Mr. Probst became CEO.

Directors

Mr. Jerde has served as a director of SunFuels since June 2007. Mr. Jerde is presently the Executive Director of the Robert H. and Beverly A. Deming Center for Entrepreneurship at the University of Colorado Leeds School of Business, and has served in this position since December 2004. From February 1999 to December 2004, Mr. Jerde was a Co-Founder and Member of Corboy and Jerde, LLC, a private investment banking firm that provides corporate finance and advisory services to companies engaging in mergers and acquisitions, and debt and equity financing. Mr. Jerde earned an A.B. in mathematics from Dartmouth College.

Mr. Hanna has served as a director of SunFuels since June 2007. Mr. Hanna served as a member of the SunFuels Advisory Board from April 2005 to June 2007. For the five years preceding Mr. Hanna’s appointment as a director of SunFuels, Mr. Hanna was retired. Mr. Hanna earned a B.A. in economics from Denison University.

Mr. Henry has served as a member of our Board of Directors since October 2007. In October 2000, Mr. Henry formed Sierra Blanca Ventures LLC, a private advisory and investment firm of which he is the Managing Director. Mr. Henry was employed with Arthur Andersen LLP from 1966 to 2000 and served for 18 years as the Managing Partner of Andersen’s Phoenix office. Mr. Henry currently serves on the Board of Directors of White Electronic Designs Corporation, DHB Industries, Inc. and a private company. Additionally, he continues his active involvement in community initiatives and as a board member for multiple business enterprises. Mr. Henry received his BA and MBA from the University of Michigan.

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Jeffrey Probst,	2006	124,800	—	—	—	—	—	—	124,800
Chief Executive Officer	2005	124,800	—	—	4,350		—	—	129,150

Sean Lafferty,	2006	91,686	—	—	—	—	—	—	91,686
Vice President, Operations	2005	91,686	—	—	4,350		—	—	96,036

Justin Bzdek,	2006	114,400	—	—	—	—	—	—	114,400
Vice President, Research and Development	2005	114,400	—	—	4,350	—	—	—	118,750

Jerry Washburn,	2006	—	—	—	—	—	—	—	—
Chief Financial Officer(2)	2005	—	—	—	—	—	—	—	—

Todd M. Kleinman,	2006	—	—	—	—	—	—	—	—
Vice President, General Counsel and Secretary(3)	2005	—	—	—	—	—	—	—	—

(1)	Each of the option grants made to Messrs. Probst, Bzdek and Lafferty in 2005 referenced in column “f” above was for a total of 29,000 shares of common stock at an exercise price of $0.85. Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans based on the fair value of options granted. SunFuels has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (Accounting for Stock Issued to Employees) and related interpretations (APB-25). In accordance with APB-25, compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. The options were valued under APB-25 on the basis of a per share fair market value of $1.00, the price paid in an arms-length transaction falling closest to the date of the grant. Each of the option grants included an award of 4,000 shares of common stock attributable to such person’s service to SunFuels as a director, the remaining 25,000 shares of common stock of each such award is attributable to such person’s service to SunFuels in the capacity as an executive officer. See Notes to Financial Statements.
(2)	Mr. Washburn began working for SunFuels in June 2007 and will be paid a base salary of $24,000 per month. Details of Mr. Washburn’s employment agreement are provided below.
(3)	Mr. Kleinman began working for SunFuels in March 2007 and will be paid a base salary of $135,000 per year. In 2006, the law firm employing Mr. Kleinman was paid $21,295 for legal work he performed for SunFuels as an independent contractor.

Employment and Consulting Agreements

SunFuels has employment agreements with the following executive officers, each of whom will be an executive officer of M-Wave after completion of the Merger Transaction. M-Wave will assume these agreements pursuant to the Merger Agreement.

SunFuels does not have employment agreements or other individual arrangements with executive officers that provide for specific benefits upon a termination of employment. In general, upon termination of employment, an executive officer will receive compensation and benefits for which he or she has already vested. This includes accrued but unpaid salary, accrued and unused vacation pay, and payments and benefits accrued under SunFuels’ benefit programs.

Mr. Probst’s employment agreement with SunFuels, effective as of January 1, 2007, provides for his employment as President and Chief Executive Officer through January 1, 2008. The employment agreement is automatically renewed for successive one year terms thereafter, unless terminated by either party with 90 days notice prior to the initial employment term or any extension thereof or with 30 days notice prior to any termination for cause. The employment agreement provides for a salary of $124,800 per year, subject to annual performance based bonuses in an amount determined in the Board of Directors’ discretion.

Mr. Bzdek’s employment agreement with SunFuels, effective as of January 1, 2007, provides for his employment as Interim Chief Financial Officer and Vice President through January 1, 2008. The employment agreement is automatically renewed for successive one year terms thereafter, unless terminated by either party with 90 days notice prior to the initial employment term or any extension thereof or with 30 days notice prior to any termination for cause. The employment agreement provides for a salary of $114,400 per year, subject to annual performance based bonuses in an amount determined in the Board of Directors’ discretion.

Mr. Lafferty’s employment agreement with SunFuels, effective as of January 1, 2007, provides for his employment as Vice President of Operations through January 1, 2008. The employment agreement is automatically renewed for successive one year terms thereafter, unless terminated by either party with 90 days notice prior to the initial employment term or any extension thereof or with 30 days notice prior to any termination for cause. The employment agreement provides for a salary of $91,686 per year, subject to annual performance based bonuses in an amount determined in the Board of Directors’ discretion.

Mr. Washburn is employed as its Chief Financial Officer by SunFuels pursuant to an Interim Resources Services Agreement by and between SunFuels and Tatum, LLC, dated June 26, 2007. Under this agreement, Mr. Washburn is an employee of SunFuels and is under SunFuels’ direction, yet also retains his partnership interest in Tatum, LLC. The agreement provides for the at will employment of Mr. Washburn, terminable by either party upon 30-days notice. However, if SunFuels hires Mr. Washburn outside this agreement, SunFuels will be obligated to pay Tatum, LLC a one-time fee equal to 45% of Mr. Washburn’s annualized compensation.

Material Terms of Option Grants

On January 1, 2005, each of Messrs. Bzdek, Lafferty and Probst were issued non-qualified stock options for the purchase of 29,000 shares of common stock under the SunFuels, Inc., 2005 Stock Option Plan. Each of the option awards was immediately exercisable with respect to all shares covered by the grant at an exercise price of $0.85 per share of common stock. Each of these option grants expires on December 31, 2014, if not sooner exercised.

Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Jeffrey Probst, Chief Executive Officer	29,000	—	—	0.85	December 31, 2014	—	—	—	—

Sean Lafferty, Vice President, Operations	29,000	—	—	0.85	December 31, 2014	—	—	—	—

Justin Bzdek, Vice President, Research and Development	29,000	—	—	0.85	December 31, 2014	—	—	—	—

Jerry Washburn, Chief Financial Officer	—	—	—	—	—	—	—	—	—

Todd M. Kleinman, Vice President, General Counsel and Secretary	—	—	—	—	—	—	—	—	—

Director Compensation

SunFuels did not pay compensation to any of its directors in 2006 for serving on its Board of Directors or for attendance at board meetings.

Voting Agreement

Jeffrey Probst, Justin Bzdek, Tony Falbo, Sean Lafferty, and John Long along with other shareholders of SunFuels who in the aggregate hold 51% of the voting power of SunFuels are parties to a Voting Agreement, dated January 26, 2007, with SunFuels, pursuant to which each has agreed to vote in favor of the Merger Transaction.

Certain Relationships and Related Transactions

In considering the recommendation of the SunFuels Board of Directors in favor of the Merger Transaction, shareholders of SunFuels should be aware that certain directors and officers of SunFuels may be deemed to have certain interests in the Merger Transaction that are different from, or in addition to, the interests of shareholders of SunFuels generally.

SUNFUELS, INC. – MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview and Plan of Operation

SunFuels, through its operating subsidiary Blue Sun Biodiesel, LLC, is primarily a marketer and distributor of biodiesel fuel and is in the process of developing biodiesel production and grain crushing facilities in the United States. Biodiesel can be blended with petrodiesel, or it can be used entirely on its own (known as B100 fuel, 100% biodiesel or “neat form” biodiesel) in diesel engines without major modifications. In the United States, the most common blends are between 2% to 20% biodiesel (known as B2 to B20 fuels). In this section of the Joint Proxy Statement/Prospectus, SunFuels and Blue Sun Biodiesel, LLC, are together referred to as “Blue Sun.”

Blue Sun’s goal is to become a vertically integrated agriculture-energy company with the mission of developing and implementing solutions to meet increasing demands for renewable energy. To meet this goal, Blue Sun has developed an integrated business strategy that includes:

•	development of proprietary canola-type oil seeds;

•	management of grain production derived from these seeds;

•	development and operation of seed crushing facilities to extract oil from feedstock;

•	development and operation of biodiesel refining capacity;

•	development and utilization of automated blending systems to produce biodiesel blends at precise blending ratios;

•	development and utilization of proprietary, high performance fuel additives;

•	development and implementation of quality control protocols to ensure that Blue Sun branded fuels can be used in existing diesel motors without requiring modification; and

•	distribution of the product through an exclusive branded network of authorized distributors committed to brand and quality practices.

SunFuels was incorporated in Colorado in November 2001. Since inception, SunFuels has been focused primarily on development and distribution of biodiesel fuels, conducting research into and development of low-cost, high-quality biodiesel feedstocks, which are the raw materials from which biodiesel is manufactured, development of grain crushing facilities which are used to extract oil from the feedstocks and the development of biodiesel production facilities.

On November 25, 2003, SunFuels formed Blue Sun Biodiesel, LLC, to continue the work begun by SunFuels. On June 1, 2004, SunFuels contributed substantially all of its assets to Blue Sun Biodiesel, LLC, in exchange for an initial 100% ownership interest. During the ensuing 18-month period, a combined 5.6% of Blue Sun Biodiesel, LLC, was acquired by Blue Sun Producers, Inc., a Colorado cooperative, and Progressive Producers Network Cooperative, a Nebraska cooperative. As of October 31, 2007 SunFuels owns 95.17% of the membership interests of Blue Sun Biodiesel, LLC. SunFuels’ ownership interest in Blue Sun Biodiesel, LLC, constitutes the primary asset of SunFuels. Since its formation, Blue Sun Biodiesel, LLC, has been solely responsible for conducting all business operations carried on under the Blue Sun name, including, but not limited to, biodiesel related research, marketing, and distribution. Blue Sun Biodiesel, LLC has previously received grant funding from the United States Department of Energy and the United States Department of Agriculture and has worked closely with Colorado State University, Kansas State University, the University of Nebraska, and the University of Wyoming in researching and developing oilseeds that grow well in the high plains region of North America and can be used as a cost effective source from which to develop and produce biodiesel fuel.

In October 2004, the United States Congress passed a biodiesel tax incentive as part of the American Jobs Creation Act. The incentive allows “blenders” registered with the Internal Revenue Service to claim an excise tax credit of $1.00 per gallon for biodiesel made from virgin vegetable oil or animal fats (“agri-biodiesel”), and $0.50 per gallon for biodiesel made from non-virgin oil. Under the Energy Policy Act of 2005, small producers of agri-biodiesel are eligible to receive an income tax credit of $0.10 per gallon of agri-biodiesel on production of up to 15 million gallons per taxable year. These tax credits allow producers of biodiesel to compete more effectively with petrodiesel. Originally scheduled to expire at the end of 2006, the tax credits were extended by the Energy Policy Act of 2005 to the end of 2008.

The wholesale and retail sales price of biodiesel is closely linked with the price of petrodiesel which has increased dramatically in recent years with the rapid rise in oil prices. Because B100 is currently eligible for the $1 per gallon federal excise tax credit available to certified blenders, it is generally sold at a wholesale price approximately $1 higher than the wholesale price of petrodiesel. Alternatively, a producer of agri-biodiesel who is also registered as a blender may blend B100 biodiesel with petrodiesel, sell the blended biodiesel (at the wholesale price) and then claim the tax credit directly. Blue Sun is a blender registered with the IRS.

The cost of producing biodiesel is highly dependent upon the availability of feedstock and feedstock oil. In the United States most biodiesel is produced from soy oil, although there are other types of feedstock oil that can be used to produce biodiesel, including, but not limited to, canola, camelina and corn oil. The prices of soybean oil and other alternative feedstocks may be influenced by among other things weather conditions and other factors affecting crop yields, farmer planting decisions, the output and proximity of oilseed crush facilities and general economic, market and regulatory factors, including, but not limited to government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the prices of soybean oil and other feedstock oil is difficult to predict, however, any event that tends to negatively affect the supplies of soybean oil or other alternative feedstocks, or, alternatively any increase in demand for soybean oil or other alternative feedstocks, should be expected to increase the cost of production of biodiesel and could result in a reduction of the margins Blue Sun realizes upon sale of biodiesel.

Blue Sun expects that the following factors will have the greatest impact on its profitability, particularly once it begins producing biodiesel fuel at its own refineries:

•	Federal and state government regulation and market incentives;

•	Diesel fuel prices; and

•	Feedstock costs.

Blue Sun currently has two internal operating segments: agriculture and fuel, each of which plays a distinct role related to achieving Blue Sun’s goal of becoming a vertically integrated agriculture-energy company. In addition Blue Sun has ongoing research and development activities to help achieve that goal.

Agriculture Division. To date, Blue Sun’s agriculture division has principally focused upon conducting research into plant breeding and maintaining and strengthening Blue Sun’s relationship with Blue Sun Producers, Inc. and Progressive Producers Nonstock Cooperative (the cooperatives) through which approximately 60 farmers have grown feedstock for Blue Sun’s exclusive use. Moving forward, the agriculture division will seek to develop and operate multiple grain crushing facilities and to work closely with the cooperatives to increase the acreage devoted to growing feedstock for Blue Sun’s exclusive use. Blue Sun presently anticipates that development of its first grain crushing facility will be completed during 2008. If successful, the agriculture division will enable Blue Sun to exercise greater control over the cost of raw materials required to produce biodiesel, provide additional revenue from the sale of meal generated as a byproduct of the crushing process and may provide Blue Sun with alternative sources of revenue through toll crushing arrangements with third parties.

In 2006, the Blue Sun purchased approximately 3,600,000 pounds of grain from the cooperatives. Blue Sun paid a third party to extract the oil from most of this grain through a process known as crushing or toll processing. In 2006, Blue Sun paid approximately $50.00/ton of grain for toll processing. Blue Sun believes that it can process grain and extract oil in a Blue Sun owned and operated crushing facility at a significant cost saving over the cost associated with toll processing by third parties. When viewed in conjunction with the completion of its first biodiesel production facility, a Blue Sun owned and operated grain crushing facility should enable Blue Sun to increase the margins at which it is able to sell biodiesel.

Fuel Division. Blue Sun’s fuel division has broad responsibility for the growth of all aspects of biodiesel marketing, production and sales. Blue Sun’s fuels division has developed a comprehensive set of quality control standards and a proprietary additive that together have enabled the development and sale of a premium performance blended fuel sold under the “Blue Sun” brand name. Since Blue Sun was founded, the fuels division has largely focused on serving the Western United States through a network of authorized distributors. However, in order to realize the full potential of the Blue Sun brand and to increase sales of Blue Sun branded product, the fuel division will need to increase the number of authorized distributors and develop and operate multiple biodiesel production facilities. Until these facilities are operational Blue Sun’s fuel distribution business is dependent upon third party producers to produce biodiesel that meets or exceeds Blue Sun’s quality specifications and Blue Sun’s ability to purchase that biodiesel at a competitive price. See “Information With Respect To SunFuels, Inc. and Blue Sun Biodiesel LLC” herein.

Operating as a buyer and reseller through its network of authorized distributors Blue Sun marketed and sold approximately 4,000,000 gallons of biodiesel through the first nine months of 2007 compared to 2.6 million and 1.7 million gallons, respectively, during calendar years 2006 and 2005. As discussed below in “Results of Operations”, sales increased each year, but Blue Sun was forced to sell its products at thin margins as a result of its reliance upon third-party producers. While Blue Sun believes that it has established itself as a provider of high quality biodiesel fuel, it will likely continue to sell fuel at low margins until a consistent supply of high quality B100 can be secured. Blue Sun has begun construction of a biodiesel production facility in Clovis, New Mexico, with a capacity of approximately 15 million gallons per year through a joint venture with ARES Corporation (ARES). Blue Sun presently anticipates that the Clovis production facility will be operational by the end of the first quarter of calendar year 2008 and hopes to develop two additional production facilities before the end of 2009. In connection with the formation of the joint venture Blue Sun agreed to purchase all of the biodiesel produced at the Clovis facility, thereby providing Blue Sun with a dedicated, high-quality supply of approximately 15 million gallons of biodiesel per year.

Blue Sun needs to increase the volume of product it sells through its distribution network, while still maintaining a focus on marketing high quality fuel. This expansion will likely require Blue Sun to hire additional sales and marketing personnel, identify potential new authorized distributors and sign them to authorized distributor agreements, and expansion of the geographical reach of its sales and marketing efforts.

The mission of Blue Sun’s research and development division encompasses aspects of both the agriculture and fuel divisions. To date, research and development has focused primarily upon improving canola and camelina seed varieties for use by Blue Sun affiliated farmers and development of additives and filtration systems necessary to help produce a high quality biodiesel fuel and deliver it to end users. Although these research efforts will continue to play an important role in Blue Sun’s successful growth, Blue Sun expects that research and development efforts during the next twelve months will likely begin to focus on additional areas of importance such as new feedstock oil sources including algae, and alternative processing methods and uses for glycerin and other byproducts of the grain crushing and biodiesel production process.

Recent Developments

Merger Agreement. On January 26, 2007, Blue Sun entered into an Agreement and Plan of Merger with M-Wave, Inc., and Ocean Merger Sub, Inc. pursuant to which Ocean Merger Sub, Inc. will merge with and into SunFuels and SunFuels will continue to exist as a wholly-owned subsidiary of M-Wave, which is sometimes referred to as the “SunFuels Merger.” Immediately following the close of the Merger, the Merger Agreement also provides for Blue Sun Biodiesel, LLC to be merged with and into SunFuels, which is sometimes referred to as the “Blue Sun Merger.” Following closing of the Merger Transaction, all of Blue Sun’s business activities will be carried out through SunFuels rather than Blue Sun Biodiesel, LLC. See “SunFuels Proposal No. 1 Approve the Merger Agreement” herein.

Series A Financing. On January 26, 2007, SunFuels agreed to sell 1,500,000 shares of Series A Convertible Preferred Stock in return for $20.25 million in gross proceeds from certain investors. SunFuels received $10.125 million of gross proceeds on January 26, 2007 in return for the issuance of 750,000 shares of preferred stock and warrants to purchase 750,000 shares of common stock. On November 20, 2007, the January 26, 2007 Subscription Agreement was amended. Pursuant to this amendment, the investors agreed to purchase $10,125,000 worth of M-Wave Series C Preferred Stock from M-Wave immediately following the Merger Transaction, in lieu of purchasing an additional $10,125,000 worth of SunFuels Series A Convertible Preferred Stock. Substantially all of the proceeds will be used to pay costs associated with the issuance of the Series A Convertible Preferred Stock, the Merger Transaction, investment in ARES Blue Sun Development, LLC, and to support current Blue Sun operating activities.

ARES Blue Sun Development, LLC. Blue Sun’s strategy is dependent upon having a supply of B100 biodiesel fuel that consistently exceeds the standards established by the American Society for Testing and Materials. In order to insure a consistent supply of high quality B100 biodiesel fuel, on January 30, 2007, Blue Sun entered into a joint venture arrangement with ARES to develop and jointly own biodiesel refining technology, to construct and operate Blue Sun branded B100 biodiesel refineries, and to identify, and to pursue other opportunities to commercialize the technology owned by the joint venture. ARES is a privately owned engineering company with approximately 500 employees. ARES’ specialty is providing high quality value-added engineering products and services to government agencies and industry. ARES offers its products and services in six broad categories: clean energy services; engineering and design services; maintenance services; project management services; risk management services; and software products and information technology services.

Pursuant to the joint venture agreement, ARES Blue Sun Development, LLC (ABSD), a Delaware limited liability company, was formed. Blue Sun contributed $5,034,000 in cash and ARES contributed $2,541,000 in cash and a commitment to provide engineering, construction management and other services valued at $2,493,000 in connection with the design, construction and operation of the joint venture’s first biodiesel production facility. In addition to cash and services, Blue Sun and ARES have each exclusively licensed certain intellectual property related to biodiesel production and processing to ABSD. Blue Sun and ARES each own 50% of ABSD, which is managed by a four person management committee with ARES and Blue Sun each having the right to appoint two members of the management committee.

ABSD’s first production facility is under construction in Clovis, New Mexico, and will be owned and operated by Clovis Biodiesel, LLC, (Clovis) a wholly-owned subsidiary of ABSD. The Clovis facility is expected to have an annual production capacity of approximately 15 million gallons per year and is expected to cost approximately $16.8 million to build, with an additional $2 million required to purchase the various materials required to operate the plant once construction is complete. The City of Clovis and Bank of Albuquerque are providing financing through a construction loan facility, financed through the sale of up to $10,950,000 of City of Clovis, New Mexico, Industrial Revenue Bonds (Clovis Biodiesel, LLC Project), Series 2007A and a revolving line of credit of up to a maximum of $2 million to support Clovis’ needs for general working capital to purchase inventory. The Bank of Albuquerque agreed to purchase the Industrial Revenue Bonds from the City of Clovis on a rolling basis (up to a maximum purchase amount of $10,950,000), upon the receipt of draw requests from Clovis, assuming that certain covenants, representations and warranties set forth in a Credit Agreement, dated February 20, 2007, have been satisfied. The terms and conditions upon which the City of Clovis agreed to issue the Bonds are set forth in a Trust Indenture dated February 20, 2007, between the City of Clovis and the Bank of Albuquerque, as trustee. Clovis’ obligation to repay the Industrial Revenue Bonds and to fully perform under the Credit Agreement is secured by, among other things, a Mortgage, Assignment,

Security Agreement and Fixture Filing in favor of the Bank of Albuquerque. ABSD, ARES, Blue Sun Biodiesel, LLC and SunFuels have each provided an unlimited corporate guaranty of all amounts owed by Clovis to the Bank of Albuquerque. ARES and Blue Sun also agreed to adhere to certain debt coverage covenants as set forth in the Credit Agreement that will likely limit their respective abilities to incur additional debt for any purpose without incurring an event of default under the Credit Agreement. As of the date of this prospectus, limited amounts have been drawn under the Credit Agreement.

On December 1, 2007 Blue Sun Biodiesel entered into a sale and leaseback agreement with IBM Credit LLC for certain computer and related technology equipment. The sale and leaseback is a capital lease and will cause Blue Sun Biodiesel to be in default under the loan documents related to the Clovis facility when the next compliance report is filed. Blue Sun Biodiesel intends to ask the Bank of Albuquerque to waive this event of default as of December 31, 2007. Blue Sun Biodiesel has commenced negotiations with the bank to amend the loan documents to permit this and other borrowings.

The Clovis facility will be located on approximately 10 acres of land in the City of Clovis Industrial Park located in Curry County, New Mexico that Clovis has leased from the City of Clovis. The lease provides for periodic rent payments in an amount sufficient to allow the City of Clovis to make any required payments to holders of the Industrial Revenue Bonds in satisfaction of interest, principal, and redemption at maturity. Monthly rent payments under the lease are calculated according to a formula that yields a periodic payment in an amount sufficient to cover periodic interest payments, periodic principal payments and any required redemption payments under the terms of the Trust Indenture. Blue Sun estimates that the rent payments will be $132,261 per month beginning in December 2007 or early 2008.

In order to enable Clovis to obtain project financing from the Bank of Albuquerque, Blue Sun agreed to purchase all the biodiesel fuel produced by the Clovis facility, provided that the fuel satisfies certain quality specifications. Assuming that the refinery produces biodiesel of sufficient quality, Blue Sun is obligated to purchase approximately 15 million gallons of biodiesel fuel annually.
Blue Sun will act as Clovis’ marketing agent for all glycerin produced as a result of the process of refining feedstock oil into biodiesel. In return for acting in this capacity, Blue Sun will earn a commission equal to 5% of the gross sales proceeds from sales of glycerin to third parties.

Under the terms of a Development Agreement between Blue Sun and ARES, Blue Sun has a right of first refusal to supply feedstock to any subsidiary of ABSD (including, but not limited to, Clovis) for biodiesel refining. The price payable to Blue Sun for the feedstock will be determined by reference to the pricing offered to Clovis by a third party to supply feedstock of a similar character and quality.

Seasonality

Due to Blue Sun’s short operating history, it cannot assess with certainty the degree to which sales of its biodiesel fuel is subject to seasonality. However, Blue Sun fuel sales, similar to other vendors of fuel, are subject to seasonal variation, with periods of maximum demand occurring during the summer driving months and periods of minimum demand occurring during the winter when automobile miles decrease and activity in the agriculture and off-highway sectors is diminished compared to the warmer weather months. This effect was significant in 2007 when fuel sales in the three-month period ended September 30, 2007 exceeded combined fuel sales for the first half of 2007. However and in addition, the significant increase in fuel sales in 2007 also resulted from the steady increase in retail distribution outlets for Blue Sun’s products. Due to superior formulation of its products, Blue Sun does not believe its fuel sales are affected by temperature extremes, especially very low temperatures, as can the be the case with diesel and other synthetic fuels.

Results of Operations

Nine Months Ended September 30, 2007, Compared to Nine Months Ended September 30, 2006

Net Sales Fuel Division. Fuel division net sales during the nine-month period ended September 30, 2007 were $10,195,564 compared to $5,939,739 during the nine-month period ended September 30, 2006, an increase of $4,264,835 or 7.2%. The increase was mainly due to increased market demand for biodiesel. Blue Sun sold 3,984,487 gallons of biodiesel at an average price of $2.56 per gallon in the nine-month period ended September 30, 2007 compared to 2,421,810 gallons at an average price of $2.45 per gallon in the nine-month period ended September 30, 2006, an increase of 1,562,677 gallons or 65%. The sales price of biodiesel is generally dictated by current market conditions, including, but not limited to, the price of diesel.

Net Sales Agriculture Division. Agriculture division net sales during the nine-month period ended September 30, 2007 were $547,604 compared to $11,956 during the nine-month period ended September 30, 2006. This increase was primarily the result of two sales of approximately 1,800,000 pounds of canola grain that generated total revenues of approximately $327,000 in revenue at $0.18 per pound and the sale to another customer of approximately 778,000 pounds of canola oil that generated revenues of approximately $218,000 at $0.28 per pound.

Gross profit Fuel Division. Gross profit represents net sales less the cost of goods sold. Cost of goods sold consists of raw materials including the cost of biodiesel, chemicals, labor, overhead incurred with the purchase and sale of biodiesel, and is net of any federal excise credits received related to the production and distribution of biodiesel fuels. Gross profit/loss for the fuel division for the nine-month period ended September 30, 2007, was $583,308 compared to $435,815 for the nine-month period ended September 30, 2006, an increase of $147,493 or 34%. This increase was primarily the result of the increase in gallons sold at a higher price being more than offset by increased costs of the fuel and higher fixed costs. Gross profit for the nine-month period ended September 30, 2007 includes federal excise credits of $1,557,344 compared to credits of $957,377 during the nine-month period ended September 30, 2006. The amount of the tax credit is impacted by the sales mix of the fuel products sold for any given period. For certain products, SunFuels is eligible for the tax credit, and for other products, SunFuels passes the credit along to its customers, who then apply to the Internal Revenue Service for the tax credit.

Gross profit Agriculture Division: Gross profit for the agriculture division for the nine-month period ended September 30, 2007 was $46,131 compared to a loss of $44,094 during the nine-month period ended September 30, 2006. The selling prices of the canola grain and oil were the result of market forces over which Blue Sun exercises no control.

Operating Costs and Expenses, Including Research and Development Expenses. Operating costs and expenses for the nine-month period ended September 30, 2007, were $3,302,607 compared to $731,488 for the nine-month period ended September 30, 2006, an increase of $2,571,119. Included in the increase for 2007 are $533,000 of construction-phase expenses related to the new production facility in Clovis, New Mexico, and costs of $584,000 (primarily legal and accounting) related to the merger transactions. Other operating costs and expenses were higher in the nine-month period ended September 30, 2007, compared to the same period of 2006 due primarily to additional salaries and employee benefits ($488,000), additional costs for consulting and accounting assistance ($393,000), additional legal and audit fees ($409,000), additional marketing and sales expenses ($44,000), additional travel expenses ($53,000) and increased general office expenses ($31,000). Blue Sun expects to incur additional expenses once it is a public company, including, without limitation, costs associated with fees for its annual audit, enhancement of its information system, costs associated with preparing for implementation of internal control requirements related to the Sarbanes Oxley Act, various factors related to increased marketing and sales activities, establishing an internal audit function, and additional liability insurance premiums for its directors and executive officers. Research and development expenses were $398,534 for the nine-month period ended September 30, 2007 compared to $324,424 for the nine-month period ended September 30, 2006. For the nine-month period ended September 30, 2007 grant income of $275,000 was recognized as a result of releasing to income $275,000 of the grant originally received from the United States Department of

Agriculture in 2005 for construction of a biodiesel production facility. Grant income of $239,588 was recognized for the comparable period in 2006.

Interest income. Interest income for the nine-month period ended September 30, 2007 was $253,202 compared to $29,086 for the nine-month period ended September 30, 2006, an increase of $224,116. The increase is primarily due to interest earned on funds invested in short-term bank investments from the issuance of the Series A Convertible Preferred Stock in January 2007 and on a restricted bank certificate of deposit held by ABSD.

Interest expense. Interest expense for the nine-month period ended September 30, 2007 was $3,563 compared to $53,898 for the nine-month period ended September 30, 2006. The decrease is due to improved management of balances carried on company credit cards and repayment of a loan in early 2007. The initial borrowings under the construction loan agreement related to the Clovis production facility occurred in September 2007. Interest on this loan will be capitalized beginning in October 2007 and will continue until construction is complete and production begins.

Other expense, net. Other income and expense is not significant for Blue Sun’s business.

Minority interest in loss of consolidated subsidiaries. The loss of $195,933 charged to the minority interest during the nine-month period ended September 30, 2007 is related to the loss incurred by ABSD during the construction phase of the production facility. The loss of $3,789 charged to the minority interest during the nine-month period ended September 30, 2006 is related to Blue Sun Biodiesel, LLC.

Net loss applicable to common stockholders. The net loss applicable to common stockholders for the nine-month period ended September 30, 2007 of $6,512,526 compared to a loss of $360,930 for the nine-month period ended September 30, 2006. The loss for 2007 includes a one-time charge of $3,720,815 related to the beneficial conversion option of Series A Convertible Preferred Stock and a charge of $564,659 for dividends on the Series A Convertible Preferred Stock through June 30, 2007. The dividends are payable in additional shares of preferred stock.

Year Ended December 31, 2006, Compared to Year Ended December 31, 2005

Net sales Fuel Division. Fuel division net sales during the year ended December 31, 2006 were $6,603,151 compared to $3,434,193 during the year ended December 31, 2005, an increase of $3,168,958 or 92%. The increase was mainly due to increased market demand for biodiesel and a $0.60 per gallon increase in the price of fuel sold. Blue Sun sold 2,571,493 gallons of biodiesel in the year ended December 31, 2006 compared to 1,742,074 gallons in the year ended December 31, 2005, an increase of 829,419 gallons or 48%.

Net sales Agriculture Division. Agriculture division net sales during the year ended December 31, 2006, were $216,158 compared to $665,547 during the year ended December 31, 2005, a decrease of $449,389 or 68%. The decrease was due primarily to holding inventory into 2007 prior to sale and electing to sell unprocessed grain in 2006 rather than toll crushing and selling feedstock oil.

Gross profit (loss) Fuel Division. Gross profit/loss for the fuel division for the year ended December 31, 2006, was $554,555 compared to $366,255 for the year ended December 31, 2005, an increase of $188,300 or 51%. This increase was primarily due to increased market demand for biodiesel fuel.

Gross profit (loss) Agriculture Division: Gross loss for the agriculture division for the year ended December 31, 2006, was $74,660 compared to a loss of $453 for the year ended December 31, 2005, an increase of $74,207. The increased loss was primarily due to costs associated with toll crushing feedstock to extract oil.

Operating Costs and Expenses, Including Stock-based Compensation. Operating cost and expense for the year ended December 31, 2006 was $1,429,939 compared to $1,126,797 million for the year ended December 31,

2005, an increase of $303,142 or 27%. Blue Sun’s operating cost and expense was higher in the year ended December 31, 2006 compared to the same period of 2005 due primarily to additional salaries and employee benefits ($377,000), outside and consulting services ($44,000), non-cash expense for stock option compensation ($129,000), marketing and sales ($24,000), bad debt expense ($23,000) and legal and professional expenses ($17,000). Offsetting these increases was a decrease of $309,000 in the loss on abandoned assets. Blue Sun expects to incur additional expenses once it is a public company, including, without limitation, costs associated with fees for its annual audit, enhancement of its information system, costs associated with preparing for implementation of internal control requirements related to the Sarbanes Oxley Act, various factors related to increased marketing and sales activities, compliance with the remaining elements of the Sarbanes Oxley Act, establishing an internal audit function, and additional liability insurance premiums for its directors and executive officers.

During the year ended December 31, 2006, Blue Sun incurred expenses of $158,494 representing the fair value of warrants and stock options issued to its consultants and employees compared to expenses of $29,280 during the year ended December 31, 2005, an increase of $129,214 or 441%. The increase was mainly due to the increase in the per share fair market value of SunFuels common stock and the change in accounting for stock option grants pursuant to SFAS No. 123R beginning on January 1, 2006.

Interest expense. Interest expense for the year ended December 31, 2006 was $41,187 compared to $6,354 for the year ended December 31, 2005, an increase of $34,833 or 548%. The increase is mainly due to carrying a balance of $300,000 for all of calendar year 2006 on a loan originally made on December 13, 2005 by a SunFuels shareholder.

Other income. Other income for the year ended December 31, 2006 was $1,300 compared to $1,427 for the year ended December 31, 2005, a decrease of $127.

Income Tax Carry-forwards. At December 31, 2006, SunFuels had $2,374,000 of net operating loss carry-forwards for forward both federal and state income tax purposes. SunFuels has provided a valuation allowance for the entire amount of the net operating loss carryforwards as management believes that it is likely that these net operating loss carryforwards will not be utilized to offset future taxable income prior to their expiration between 2023 and 2026.

Liquidity and Capital Resources

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities and other commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that would be necessary if Blue Sun is unable to continue as a going concern.

Blue Sun’s principal sources of liquidity consist of cash and cash equivalents, cash generated from product sales, and cash generated through the sale of equity securities. In addition to funding operations, Blue Sun’s principal short-term and long-term liquidity needs have been, and are expected to be, capital expenditures and general corporate expenditures. In addition, as operations begin at the Clovis production facility, Blue Sun anticipates that it may be required to contribute additional capital to ABSD to fund purchases of feedstock oil and other materials necessary for biodiesel production and perhaps to provide additional working capital.

At September 30, 2007, Blue Sun had unrestricted cash and cash equivalents of $1,583,735 compared to $319,260 at December 31, 2006. Cash and cash equivalents held by ABSD and Clovis and restricted in its use for construction of the new production facility amounted to $1,530,681 at September 30, 2007. Blue Sun had working capital of $542,744 at September 30, 2007 compared to $226,910 at December 31, 2006. The increase in cash and cash equivalents reflects the completion of the sale of 750,000 shares of Series A Convertible

Preferred Stock, and warrants to purchase 750,000 shares of common stock, which resulted in the receipt of gross proceeds of $10,125,000. Through September 30, 2007, Blue Sun had used $5,199,000 of the net proceeds from the Series A Convertible Preferred Stock placement to acquire a 50% interest in ABSD (which is included in the consolidated financial statements for the nine-month period ended September 30, 2007), and to pay costs of approximately $553,000 associated with consummation of the private placement of Series A Convertible Preferred Stock. The increase in cash and working capital is also due to the cash contribution of $2,206,000 by ARES in ABSD. Blue Sun intends to use the remaining net proceeds to pay costs associated with the issuance of the Series A Convertible Preferred Stock, the SunFuels Merger, the Blue Sun Merger, capital expenditures associated with funding the construction of its biodiesel production facility in Clovis, New Mexico, and to provide working capital.

Cash used in operating activities during the nine-month period ended September 30, 2007, was $2,337,363 compared to cash used in operating activities of $962,016 for the nine-month period ended September 30, 2006. Operating cash flows for the nine-month period ended September 30, 2007, include a net loss of $2,227,052. Included in the net loss is $456,546 related to non-cash, in-kind contributions to the joint venture by ARES, which is offset in part by $195,933 of the loss of the joint venture for the nine-month period ended September 30, 2007 allocated to ARES. Also included in the loss is $584,170 of costs (primarily for legal and accounting fees) related to the merger transactions. In addition, the net loss was partially offset by non-cash charges (depreciation, amortization and stock-based compensation expense) of $50,859. The increase in current and non-current assets of $903,513 was offset by an increase of $481,731 in accounts payable and accrued expenses. Cash used in operating activities during the year ended December 31, 2006, was $889,441 compared to $271,128 for the year ended December 31, 2005, an increase of $618,313. Operating cash flows for the year ended December 31, 2006, reflect a net loss of $948,035 and increased working capital requirements, partially offset by non-cash charges (depreciation, amortization, stock-based compensation, loss on abandonment of assets and non-cash transaction related expenses) of $352,632.

Cash used in investing activities during the nine-month period ended September 30, 2007, was $9,230,991 compared to $127,971 provided by investing activities during the nine-month period ended September 30, 2006. The change was mainly due to activities related to the joint venture including cash paid to date of $4,064,237 million for construction of the production facility. In addition, investing activities include restricted cash held by ABSD of $1,530,681 and the purchase of a restricted bank certificate of deposit of $3,229,544 from the capital cash contributions by Blue Sun and ARES. Cash used in investing activities during the year ended December 31, 2006, was $83,533 compared to $474,766 for the year ended December 31, 2005; a decrease of $391,233. The decrease was mainly due to the purchase of a $300,000 certificate of deposit during the year ended December 31, 2005. Blue Sun expects future capital expenditures may include additional expenditures to complete the production facility in Clovis, New Mexico. The total cost of the facility is estimated at $16.8 million, of which approximately $10 million will be financed by bank borrowings.

Cash provided by financing activities during the nine-month period ended September 30, 2007, was $12,832,829 compared to $604,403 during the nine-month period ended September 30, 2006. During the nine-month period ended September 30, 2007, Blue Sun received $1,031,148 from the bank facility related to construction of the Clovis production plant and gross proceeds of $10,125,000 from the issuance of 750,000 shares of Series A Convertible Preferred Stock and warrants for the purchase of 750,000 shares of common stock. In addition, a capital contribution of $2,706,000 to ABSD was received from ARES. Cash provided by financing activities during the year ended December 31, 2006, was $606,104 compared to $1,270,949 for the year ended December 31, 2005, a decrease of $664,845 or 52%. The decrease was mainly due to reduced sales of common stock during the year ended December 31, 2006, and receipt of $300,000 in loan proceeds during the year ended December 31, 2005.

Blue Sun believes that its existing sources of liquidity (including the expected receipt of an additional $10,125,000 in gross proceeds from the sale of 5,341,275 shares of M-Wave Series C Convertible Preferred Stock immediately after the closing of the Merger Transaction in January 2008), along with cash expected to be generated from product sales, will be sufficient to fund its operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. If the closing of the merger transactions are delayed beyond the above dates, Blue Sun will likely need to obtain interim or bridge financing in order to continue operations and meet obligations as these become due. Existing bank loan covenants related to the construction of the Clovis facility presently preclude Blue Sun from incurring any indebtedness outside of the ordinary course of business. Blue Sun is in discussions with its present senior lender in this regard and intends to initiate discussions with other potential lenders to obtain interim or bridge financing (subject to obtaining approval from Blue Sun’s present senior lender) in anticipation of the closing of the merger transactions. However, there can be no assurance that Blue Sun will be successful in these discussions with the present lender or other potential lenders or that Blue Sun will be able to obtain additional financing in amounts or on terms that are acceptable to it.

On December 1, 2007 Blue Sun Biodiesel entered into a sale and leaseback agreement with IBM Credit LLC for certain computer and related technology equipment. The sale and leaseback is a capital lease and will cause Blue Sun Biodiesel to be in default under the loan documents related to the Clovis facility when the next compliance report is filed. Blue Sun Biodiesel intends to ask the Bank of Albuquerque to waive this event of default as of December 31, 2007. Blue Sun Biodiesel has commenced negotiations with the bank to amend the loan documents to permit this and other borrowings.

Blue Sun believes that it will need to make significant capital expenditures to successfully implement its planned business expansion. In order to fund capital expenditures, increase its working capital or complete any acquisitions, Blue Sun will likely need to seek to obtain additional debt or equity financing after the merger transactions are completed. Blue Sun may also need to seek to obtain additional debt or equity financing if it experiences downturns or cyclical fluctuations in its business that are more severe or longer than anticipated, fails to achieve anticipated revenue, experiences significant increases in the cost of materials used to produce biodiesel fuel, experiences declines in the selling prices of its biodiesel fuel, experiences significant increases in fixed or variable costs of doing business, or if it engages in additional strategic transactions. However, such equity financing may not be available to Blue Sun on favorable terms, or at all, and certain debt coverage covenants contained in the Credit Agreement may restrict Blue Sun’s ability to obtain additional debt financing on favorable terms, or at all.

Critical Accounting Policies and Estimates

Blue Sun’s discussion and analysis of its financial condition and results of operations are based on its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty. Blue Sun reviews its estimates on an on-going basis, including those related to sales allowances, the allowance for doubtful accounts, inventories and related reserves, long-lived assets, income taxes, litigation and stock-based compensation. Blue Sun bases its estimates on its historical experience, knowledge of current conditions and its beliefs of what could occur in the future considering available information. Actual results may differ from these estimates, and material effects on its operating results and financial position may result. Blue Sun believes the following critical accounting policies involve its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition

Blue Sun generates its net sales from the sale of biodiesel fuel and recognizes net sales when the following fundamental criteria are met:

•	persuasive evidence that an arrangement exists;

•	the products and services have been delivered;

•	selling prices are fixed and determinable and not subject to refund or adjustment; and

•	collection of amounts due is reasonably assured.

Delivery occurs when goods are shipped and title and risk of loss transfer to the customer, in accordance with the terms specified in the arrangement with the customer. Revenue recognition is deferred in all instances where the earnings process is incomplete. Should changes in conditions cause management to determine that these criteria are not met for certain future transactions, revenue recognized for any reporting period could be adversely affected.

As a blender of biodiesel fuels SunFuels qualifies for certain federal tax credits of one dollar ($1.00) per gallon of fuel produced by SunFuels. Because the credits are not part of SunFuels’s operating structure but are an incentive for producers and blenders, SunFuels recognizes these credits as a reduction of cost rather than as a source of revenue. SunFuels’s core activities are the generation of revenues from suitable biodiesel feedstocks, biodiesel production and fuel blending and distribution of these products. Receipt of the tax credits is considered to be incidental to these activities.

Accounts Receivable

Blue Sun performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by its review of their current credit information. Blue Sun continuously monitors collections and payments from its customers and maintains an allowance for doubtful accounts based upon its historical experience and any specific customer collection issues that it has identified. While its credit losses have historically been within its expectations and the allowance established, Blue Sun may not continue to experience the same credit loss rates as it has in the past. Its accounts receivable are concentrated in a relatively few number of customers. Therefore, a significant change in the liquidity or financial position of any one customer could make it more difficult for Blue Sun to collect its accounts receivable and require it to increase its allowance for doubtful accounts, which could have a material adverse impact on its consolidated financial position, results of operations and cash flows.

Inventories

Blue Sun seeks to purchase and maintain biodiesel supplies at sufficient levels to meet lead times based on forecasted demand. If forecasted demand exceeds actual demand, we may need to provide an allowance for excess or obsolete quantities on hand. Blue Sun also reviews its inventories for changes in the market prices of biodiesel fuel and provides reserves as deemed necessary. If actual market conditions are less favorable than those projected by management, additional inventory reserves may be required. Blue Sun states its inventories at the lower of cost, using the first-in, first-out method on an average costs basis, or market.

Blue Sun adopted SFAS No. 151, “Inventory Costs, an amendment of Accounting Research Bulletin (ARB) No. 43, Chapter 4” beginning January 1, 2006, with no material effect on its financial condition or results of operations. Abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) are recognized as current-period charges. Fixed production overhead is allocated to the costs of conversion into inventories based on the normal capacity of the production facilities. Blue Sun uses an expected normal level of production units, based on its plant capacity. To the extent Blue Sun does not achieve normal expected production levels, it will charge such under-absorption of fixed overhead to operations. Blue Sun will continue to apply the provisions of SFAS No. 151 once the production facility currently under construction in Clovis, New Mexico begins producing products, which is expected to occur by the end of the first quarter of calendar 2008.

Long-lived Assets

Blue Sun continually monitors and reviews long-lived assets, including fixed assets, goodwill and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The determination of recoverability is based on an estimate of the cash flows expected to result from the use of an asset and its eventual disposition. The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Blue Sun’s estimates of cash flows may differ from actual cash flows due to, among other things, status of federal and state fuel tax credit programs, market spot rates for raw material used in its production process, market spot rates for biodiesel, all of which can cause material changes to its operating performance. If the sums of the cash flows are less than the carrying value, Blue Sun recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset.

Accounting for Income Taxes

Blue Sun accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes.” Under this method, Blue Sun determines deferred tax assets and liabilities based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. The tax consequences of most events recognized in the current year’s financial statements are included in determining income taxes currently payable. However, because tax laws and financial accounting standards differ in their recognition and measurement of assets, liabilities, equity, revenues, expenses, gains and losses, differences arise between the amount of taxable income and pre-tax financial income for a year and between the tax bases of assets or liabilities and their reported amounts in the financial statements. Because it is assumed that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount on the consolidated balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered. Blue Sun then assesses the likelihood that its deferred tax assets will be recovered from future taxable income and unless it believes that recovery is more likely than not, Blue Sun must establish a valuation allowance.

Blue Sun has provided a full valuation allowance against its U.S. federal and state deferred tax assets. If sufficient evidence of its ability to generate future U.S. federal and/or state taxable income becomes apparent, Blue Sun may be required to reduce its valuation allowance, resulting in income tax benefits in its statement of operations. Blue Sun evaluates the realizability of its deferred tax assets and assesses the need for a valuation allowance quarterly.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109. This pronouncement recommends a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in Blue Sun’s tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure requirements for uncertain tax positions. Effective January 1, 2007, Blue Sun adopted FIN 48 and has determined that FIN 48 did not have a significant effect on its financial statements.

Stock-Based Compensation

Effective January 1, 2006, Blue Sun adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R), using the modified prospective method. Under this method, compensation cost is recorded for all unvested stock options beginning in the period of adoption. Under the fair value recognition provisions of SFAS No. 123R, stock-based compensation is measured at the grant date based on the value of the awards and the value is recognized, for those awards with graded vesting, on a straight-line basis over the requisite service period (usually the vesting period). The fair value of stock options is based upon the market price of its common stock at the grant date. Blue Sun estimates the fair value of stock option awards, as of the grant date, using the Black-Scholes option-pricing model. The use of the Black-Scholes model requires that Blue Sun make a number of estimates, including the expected option term, the expected volatility in the price of Blue Sun’s common stock, the risk-free rate of interest and the dividend yield on its common stock. If its expected option term and stock-price volatility assumptions were different, the resulting determination of the fair value of stock option awards could be materially different and its results of operations could be materially impacted. The fair value of each option granted to nonemployees for goods and/or services is measured in accordance with EITF 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees For Acquiring, or in Conjunction with Selling, Goods or Services, on the earlier of either the date at which a commitment for performance to earn the equity instrument is reached, or the date at which the counter party’s performance is complete. To date, all compensation expense from stock-based compensation has been recorded in selling, general and administrative expenses in the statements of operations.

During the year ended December 31, 2005, Blue Sun recognized stock-based compensation expense for employees and directors in accordance with Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees” (APB No. 25). Transactions in which Blue Sun issued stock options or other equity instruments to acquire goods or services from non-employees were accounted for in accordance with SFAS No. 123 as further defined by EITF 96-18. Blue Sun accounted for stock-based compensation for employees via the intrinsic value method and for non-employees via the fair value method. During 2005, Blue Sun issued stock options to employees at a 15% discount to fair market value, resulting in a charge to income of $16,500 for the year under the provisions of APB No. 25. Blue Sun also issued stock options to its management advisory board and other outside consultants. These stock options were accounted for under the provisions of SFAS No. 123 and resulted in a charge to income of $12,780.

Equity Instruments Issued with Registration Rights Agreement

Blue Sun accounts for contingent liabilities in certain registration rights agreements by applying the accounting guidance of SFAS No. 5, “Accounting for Contingencies”. This accounting is consistent with views established by the Emerging Issues Task Force (EITF) in its consensus set forth in EITF 05-04 (view C) and FASB Staff Positions FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements”, which was issued December 21, 2006. Accordingly, Blue Sun recognizes damages when it becomes probable that they will be incurred and amounts are reasonably estimable. As of June 30, 2007, Blue Sun had not breached any of the provisions in any such agreements.

Off Balance Sheet Arrangements

Blue Sun has not entered into any off-balance sheet arrangements.

Contractual Commitments

As of September 30, 2007, Blue Sun’s contractual commitment is for a lease of 2,331 square feet of office space under a lease agreement dated September 21, 2005. The term of the lease is three years. Blue Sun has the option to renew the lease for two additional three-year terms. The lease provides for payments for the first year annual base rent of $21,375 payable in monthly installments of $1,781. The lease provides for increases in the annual payments of base rent to $30,500 in year two, payable in monthly installments of $2,542, and $44,980 in year three, payable in monthly installments of $3,748.

On May 25, 2007, Blue Sun executed an agreement to lease approximately 7,600 square feet of office space beginning in the fourth quarter of 2007 (subject to completion of construction of the building and tenant improvements) for an initial term of 5 years and 3 months at a monthly cost of $11,403, net of taxes, insurance and occupancy costs and increasing to $12,987 during the last three months of the initial term of the lease. Blue Sun expects to either find a tenant to sub-lease the current space it occupies through the end of the lease or successfully negotiate an early termination of the lease without incurring significant penalties as a result of such early termination.

Blue Sun has incurred costs associated with a now abandoned project originally planned to be built in Monte Vista, Colorado, and which was originally projected for completion in late 2006 or 2007. As of December 31, 2006, this project was completely abandoned. Blue Sun received United States Department of Agriculture (USDA) grant funds of $500,000 in connection with this project. On May 18, 2007, the USDA demanded that Blue Sun return all grant funds provided in connection with this project. The matter was resolved by Blue Sun agreeing to pay $225,000 to the USDA in three installments; $25,000 on December 19, 2007, $100,000 on January 18, 2008, and $100,000 on February 19, 2008. The amounts due on December 19, 2007 have been paid. As a result of the settlement, the Company credited to research and development grant income of $275,000 out of the original grant of $500,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF M-WAVE

The following table sets forth certain information regarding the beneficial ownership of M-Wave’s common stock as of the record date by (1) each person known to M-Wave to beneficially own 5% or more of M-Wave’s common stock, (2) each of the directors and each executive officer, and (3) all executive officers and directors of M-Wave as a group. The number of shares of common stock shown as owned below assumes the exercise of all currently exercisable options held by the applicable person or group, and the percentage shown assumes the exercise of such options and assumes that no options held by others are exercised. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their respective names. For purposes of the following table, each person’s “beneficial ownership” of M-Wave’s common stock has been determined in accordance with the rules of the SEC. Unless otherwise indicated, the address for each person or entity named below is c/o M-Wave, Inc., 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131.

Name of Beneficial Holder	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(10)
M.A.G. Capital, LLC(1)(2)	349,715	19.29%
Asset Managers International Limited(2)	198,177	10.93%
Gary L. Castagna(3)	43,944	2.42%
Jim Mayer(4)(11)	99,750	5.50%
Joseph A. Turek(5)(11)	394,750	21.77%
Bruce Nelson(6)	42,944	2.37%
Glenn Norem(7)	36,694	2.02%
Jeff Figlewicz(8)(11)	25,000	1.38%
All Directors and executive officers as a group (six persons)(9)	643,081	35.47%

(1)	The following table depicts the total number of shares that M.A.G. Capital, LLC beneficially owns on behalf of itself and certain of its managed investment funds (Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.). David F. Firestone is the managing member of M.A.G. Capital, LLC, and as such he has beneficial ownership of shares owned by M.A.G. Capital, LLC and its managed investment funds. M.A.G. Capital, LLC and certain of its managed investment funds (Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.) own 100% of M-Wave’s outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

Name	Number of Shares of common stock Currently Held	Number of Shares to be Received Upon Conversion of Series A Convertible Preferred Stock(*)	Number of Shares to be Received Upon Conversion of Series B Convertible Preferred Stock(*)	Number of Shares to be Received Upon Exercise of Warrants(*)	Number of Shares of common stock Beneficially Owned(*)
M.A.G. Capital, LLC	39,464	—	—	215,608	255,072
Mercator Momentum Fund, LP	59,609	137,117	224,684	104,754	526,164
Mercator Momentum Fund III, LP.	102,213	95,663	1,270,506	—	1,468,382
Monarch Pointe Fund, Ltd.	148,429	86,097	708,861	—	943,387

(*)	Each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock may be converted by the holder into that number of shares of common stock as is determined by dividing 100 by $3.92 and $3.16, respectively. The documentation governing the terms of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the warrants held by M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd., and their affiliates, contains provisions prohibiting any conversion of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock or exercise of the warrants that would result in M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd., and their affiliates, collectively beneficially owning more than 9.99% of the outstanding shares of our common stock as determined under Rule 13d-3 of the Securities Exchange Act of 1934. As a result of these provisions, none of such warrants or Convertible Preferred Stock are currently exercisable. However, for purposes of clarity, the table above shows the conversion and exercise figures in the columns with an asterisk as if there were no 9.99% limitation in place.

(2)	555 South Flower Street, Suite 4500, Los Angeles, California 90071.
(3)	Includes 43,944 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of October 31, 2007.
(4)	Includes 1,250 shares owned, 62,500 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of October 31, 2007, and 36,000 shares upon the exercise of immediately exercisable warrants, or warrants exercisable within 60 days of October 31, 2007.
(5)	Includes 344,750 shares owned.
(6)	Includes 42,944 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of October 31, 2007.
(7)	Includes 36,694 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of October 31, 2007.
(8)	Includes 25,000 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of October 31, 2007.
(9)	Includes 297,081 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of October 31, 2007.
(10)	Based on 1,813,150 shares outstanding on October 31, 2007.
(11)	c/o M-Wave, Inc., 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SUNFUELS

The following table sets forth, as of the record date, the beneficial ownership of the common stock and Series A Convertible Preferred Stock of SunFuels by:

•	all persons known by SunFuels to own beneficially more than 5% of any class of SunFuels common stock or Series A Convertible Preferred Stock;

•	the executive officers included in our Summary Compensation Table under “Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel—Executive Compensation;”

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of the record date are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder. As of the record date, there were 4,447,763 shares of common stock outstanding and 791,815 shares of Series A Convertible Preferred Stock outstanding. Unless otherwise noted, the address for each shareholder is 1400 W. 122nd Ave. Suite 110, Westminster, Colorado, 80234.

	Common Stock			Series A Convertible Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(8)	Amount and Nature of Beneficial Ownership	Percent of Class
Justin Bzdek	347,000	(1)	6.6%	—	—

Tony Falbo	326,000	(2)	6.2%	—	—

Sean Lafferty	474,641	(3)	8.6%	—	—

John Long	340,000	(4)	6.5%	—	—

Jeffrey Probst	349,000	(5)	6.6%	—	—

Hugh Hanna	6,000	(10)	0.1%

Jack A. Henry	—		—	—	—

Paul J. Jerde	—		—	—	—

Jerry Washburn	—		—	—	—

Todd Kleinman	—		—	—	—

Monarch Pointe Fund, Ltd. 555 S. Flower St. Suite 4200 Los Angeles, CA 90071	1,158,676	(6),(8)	20.0%	584,541	75.31%

Asset Managers International Limited 555 S. Flower St. Suite 4200 Los Angeles, CA 90071	383,139	(7),(8)	7.0%	191,650	24.69%

All directors and executive officers as a group (9 persons)	1,822,641	(9)	34.0%	—	—

(1)	Includes 29,000 shares of common stock issuable upon the exercise of stock options and 3,000 shares of common stock owned by James S. Bzdek, the father of Justin Bzdek, and 3,000 shares of common stock owned by Sharon M. Bzdek, the mother of Justin Bzdek.

(2)	Includes 4,000 shares of common stock issuable upon the exercise of stock options and 2,500 shares of common stock owned by Kellie Falbo, the wife of Tony Falbo.
(3)	Includes 29,000 shares of common stock issuable upon the exercise of stock options, 78,866 shares of common stock held by John Goodman and Aleia Schaum, the step-father and mother of Sean Lafferty, and 23,775 shares of common stock and 20,000 shares of common stock issuable upon conversion of stock options held by Ryan Lafferty, the brother of Sean Lafferty.
(4)	Includes 4,000 shares of common stock issuable upon the exercise of stock options and 25,000 shares of common stock owned by John G. and Francis Long, the parents of John Long.
(5)	Includes 29,000 shares of common stock issuable upon the exercise of stock options and 160,000 shares owned by Cindi Aslaksen, the wife of Jeff Probst.
(6)	Includes 564,815 shares of common stock issuable upon the exercise of warrants that vested on July 26, 2007.
(7)	Includes 185,185 shares of common stock issuable upon the exercise of warrants that vested on July 26, 2007.
(8)	Assumes the conversion of 100% of the outstanding Series A Convertible Preferred Stock into common stock of SunFuels. Even if not converted, the holders of the Series A Convertible Preferred Stock vote alongside the holders of the common stock on a one-for-one basis.
(9)	Includes 117,000 shares of common stock issuable upon the exercise of stock options.
(10)	Includes 2,000 shares of common stock issuable upon the exercise of stock options.

PRO FORMA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF M-WAVE

The following table sets forth certain information regarding the anticipated beneficial ownership of M-Wave’s common stock and Series C Convertible Preferred Stock if the Merger Transaction closes on December 31, 2007, and also gives effect to the Reverse Stock Split and the issuance of an additional 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock following the Merger Transaction as described herein, by: (1) each person known to M-Wave who would beneficially own 5% or more of M-Wave’s common stock following the Merger Transaction, (2) each of the directors and each executive officer following the Merger Transaction, and (3) all executive officers and directors of M-Wave following the Merger Transaction as a group. The number of shares of common stock shown as owned below assumes the exercise of all currently exercisable options held by the applicable person or group, and the percentage shown assumes the exercise of such options and assumes that no options held by others are exercised. For purposes of the following table, each person’s “beneficial ownership” of M-Wave’s common stock and preferred stock has been determined in accordance with the rules of the SEC.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Held	Percentage of Shares of Common Stock Beneficially Owned(10)	Number of Shares of Series C Convertible Preferred Stock Beneficially Held	Percentage of Shares of Series C Convertible Preferred Stock Beneficially Owned(11)
Justin Bzdek(1)	617,807	6.52%	—	—
Tony Falbo(2)	580,419	6.16%	—	—
Sean Lafferty(3)	787,075	8.31%	—	—
John Long(4)	605,345	6.42%	—	—
Jeffrey Probst(5)	621,368	6.56%	—	—
Hugh Hanna(6)	10,683	*	—	—
Jack A. Henry	—	—	—	—
Paul J. Jerde	—	—	—	—
Jerry Washburn	—	—	—	—
Todd Kleinman	—	—	—	—
M.A.G. Capital LLC(7)	1,803,862	13.53%	9,676,337	85.59%
Asset Managers International Limited(8)	379,252	3.02%	1,421,330	12.57%
All Directors and Executive Officers as a Group(9)	3,222,697	25.87%	—	—

*	Less than one percent (1%).
(1)	Includes 51,632 shares of common stock issuable upon the exercise of stock options, 5,341 shares of common stock owned by James S. Bzdek, the father of Justin Bzdek, and 5,341 shares of common stock owned by Sharon M. Bzdek, the mother of Justin Bzdek.
(2)	Includes 7,122 shares of common stock issuable upon the exercise of stock options and 4,451 shares of common stock owned by Kellie Falbo, the wife of Tony Falbo.
(3)	Includes 51,632 shares of common stock issuable upon the exercise of stock options and 78,866 shares of common stock held by John Goodman and Aleia Schaum, the step-father and mother of Sean Lafferty, and 42,330 shares of common stock and 35,609 shares of common stock issuable upon the exercise of stock options held by Ryan Lafferty, the brother of Sean Lafferty.
(4)	Includes 7,122 shares of common stock issuable upon the exercise of stock options and 44,511 shares of common stock owned by John G. and Francis Long, the parents of John Long.
(5)	Includes 51,632 shares of common stock issuable upon the exercise of stock options and 284,868 shares owned by Cindi Aslaksen, the wife of Jeffrey Probst.
(6)	Includes 3,561 shares of common stock issuable upon the exercise of stock options.
(7)	The following table depicts the total number of shares M.A.G. Capital, LLC beneficially owns on behalf of itself and Monarch Pointe Fund, Ltd., Mercator Momentum Fund, LP, and Mercator Momentum Fund III, LP. David F. Firestone is the managing member of M.A.G. Capital, LLC, and as such he has beneficial ownership of shares owned by M.A.G. Capital, LLC and its managed investment funds.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Held	Number of Shares of Common Stock to be Received Upon Exercise of Warrants	Number of Shares of Series C Convertible Preferred Stock Beneficially Held
M.A.G. Capital LLC	160,183	53,902	—
Monarch Pointe Fund Ltd.	204,201	1,005,611	9,676,337
Mercator Momentum Fund, LP	105,352	26,189	—
Mercator Momentum Fund III, LP	248,425	—	—

(8)	Includes 329,708 shares of common stock issuable upon the exercise of warrants
(9)	Includes 172,701 shares of common stock issuable upon the exercise of stock options.
(10)	Assumes 9,420,369 shares of common stock outstanding.
(11)	Assumes 11,304,858 shares of Series C Convertible Preferred Stock outstanding. The Reverse Stock Split will not affect the number of shares of M-Wave’s preferred stock that are outstanding, but it will affect the number of shares of M-Wave common stock into which each share of M-Wave’s preferred stock is convertible. Following the Reverse Stock Split, the 11,304,858 shares of Series C Convertible Preferred Stock will be convertible into approximately 2,826,215 shares of M-Wave common stock. The terms of the Series C Convertible Preferred Stock prohibit any conversion that would result in a holder of such Series C Convertible Preferred Stock and its affiliates collectively beneficially owning more than 9.99% of the outstanding shares of M-Wave’s common stock. See “The Merger Agreement—Terms of the Series C Convertible Preferred Stock” on page 71.

COMPARISON OF RIGHTS OF STOCKHOLDERS BEFORE AND AFTER THE MERGER TRANSACTION

M-Wave and SunFuels are incorporated in Delaware and Colorado, respectively. The rights of M-Wave stockholders are currently governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of M-Wave. In connection with the Merger Transaction, each share of common stock of SunFuels automatically will convert into the right to receive shares of common stock of M-Wave and such shares will become subject to the M-Wave certificate of incorporation and bylaws, which differ from the SunFuels articles of incorporation and bylaws in several respects. Because of these differences, the rights of a holder of M-Wave common stock differ from the rights of a holder of SunFuels common stock. The rights of holders of SunFuels common stock under the existing SunFuels articles of incorporation and bylaws are described in the section below. In connection with the Merger Transaction, each share of Series A Convertible Preferred Stock of SunFuels automatically will convert into the right to receive shares of Series C Convertible Preferred Stock of M-Wave and such shares will become subject to the M-Wave certificate of incorporation and bylaws. Because the rights of the holders of SunFuels Series A Convertible Preferred Stock will be substantially similar to the rights of holders of M-Wave Series C Convertible Preferred Stock, no discussion is included below explaining the differences between the rights associated with such shares of preferred stock.

Set forth below is a comparison of the material provisions in the certificate of incorporation and bylaws of M-Wave and the articles of incorporation and bylaws of SunFuels. It is not practical to summarize all of these provisions in this Joint Proxy Statement/Prospectus, but the differences that could materially affect the rights of stockholders include the following:

AUTHORIZED CAPITAL STOCK

M-Wave

M-Wave’s certificate of incorporation authorizes M-Wave to issue 200,000,000 shares of common stock, par value $.005 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, of which 30,000 shares are designated as Series A Convertible Preferred Stock and 70,000 shares are designated as Series B Convertible Preferred Stock.

As of October 31, 2007, there were issued and outstanding:

•	1,813,150 shares of common stock;

•	12,500 shares of Series A Convertible Preferred Stock; and

•	69,648 shares of Series B Convertible Preferred Stock.

If M-Wave’s proposal No. 3, as described elsewhere herein, is approved by its stockholders, then immediately prior to the completion of the Merger Transaction, M-Wave will increase the number of authorized shares of its preferred stock to 100,000,000. M-Wave’s certificate of incorporation authorizes it to designate, by resolution, different classes and/or series of preferred stock. M-Wave’s board of directors is also be empowered to fix the relative rights, preferences, privileges and limitations of each class or series of preferred stock. This means that our board of directors may, without stockholder approval, issue shares of preferred stock with rights and preferences, including, among other things, dividend, liquidation, redemption and voting rights, that are superior to the rights, preferences and privileges of the shares of M-Wave’s common stock.

SunFuels

SunFuels’ articles of incorporation authorize SunFuels to issue 100,000,000 shares of common stock, no par value, and 25,000,000 shares of preferred stock, no par value, of which 2,000,000 shares are designated Series A Convertible Preferred Stock.

As of October 31, 2007, there were issued and outstanding:

•	4,447,763 shares of common stock; and

•	791,815 shares of Series A Convertible Preferred Stock.

Blue Sun

Blue Sun’s operating agreement authorize Blue Sun to issue 200,000 membership units, 100,000 units of which have been designated Class A Units and 100,000 units of which have been classified as Class B Units.

As of October 31, 2007, there were issued and outstanding:

•	5,068 Class A Units.

DIVIDENDS AND DISTRIBUTIONS

M-Wave

Holders of M-Wave common stock are entitled to receive dividends when, as and if declared by the M-Wave Board of Directors.

SunFuels

Holders of SunFuels common stock are entitled to receive dividends when, as and if declared by the SunFuels Board of Directors.

Blue Sun

Holders of Blue Sun units are entitled to receive distributions when, as and if declared by the Blue Sun Board of Managers.

VOTING RIGHTS

M-Wave

Holders of M-Wave common stock have the right to one vote for each share of common stock held by them of record on the election of directors and for all other purposes, unless restricted by any applicable law or the bylaws of the corporation. M-Wave stockholders entitled to vote may vote either in person or by written proxy.

SunFuels

Holders of SunFuels common stock have the right to one vote for each share of common stock held by them of record on all matters, unless restricted by any provisions of the articles of incorporation, bylaws or otherwise by agreement. Except as provided by law and in some situations provided in SunFuels’ articles of incorporation, holders of SunFuels preferred stock vote together with holders of SunFuels common stock as a single class.

SunFuels stockholders entitled to vote may vote either in person or by written proxy, but no proxy dated more than eleven months from the date of its execution will confer the right to vote unless such proxy expressly provides for a longer period.

Blue Sun

Holders of Blue Sun units have the right to vote on a proportionate basis, commensurate with their respective percentage ownership of Blue Sun units. Blue Sun unit holders entitled to vote may vote either in person or by written proxy.

CUMULATIVE VOTING

M-Wave

Holders of M-Wave common stock may not cumulate their votes for the election of directors.

SunFuels

Holders of SunFuels common stock may not cumulate their votes for the election of directors.

Blue Sun

Not applicable.

STOCKHOLDER OR UNIT HOLDER ACTION

M-Wave

At any meeting of M-Wave stockholders, a quorum shall consist of a majority of all outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, except:

•	when a different quorum is required by M-Wave’s certificate of incorporation or bylaws; and

•	when a different quorum is required by any statute.

SunFuels

At any meeting of SunFuels shareholders, a quorum shall consist of a majority of all outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, except:

•	when a different quorum is required by SunFuels’ articles of incorporation or bylaws; and

•	when a different quorum is required by law.

When a quorum is present at any meeting, the vote of the holders of the majority of the shares of stock having the voting power present in person or represented by proxy shall decide any question, unless such question is one upon which a greater vote is required by law, the articles of incorporation or the bylaws.

Blue Sun

At any meeting of Blue Sun unit holders, a quorum shall consist of a majority of all outstanding membership interests entitled to vote at the meeting, present in person or represented by proxy, except:

•	when a different quorum is required by Blue Sun’s articles of organization or operating agreement; and

•	when a different quorum is required by law.

When a quorum is present at any meeting, the vote of the holders of the majority of the membership interests having the voting power present in person or represented by proxy shall decide any question, unless such question is one upon which a greater vote is required by law, the articles of organization or the operating agreement.

SPECIAL STOCKHOLDERS OR UNIT HOLDERS MEETINGS

M-Wave

Unless otherwise prescribed by statute, special meetings of the M-Wave stockholders may be called only by the affirmative vote of a majority of the directors then in office.

SunFuels

Unless otherwise prescribed by law, special meetings of the SunFuels shareholders may be called at any time by the president or by a majority of the directors, or by one or more shareholders who hold at least ten percent (10%) of the number of shares of outstanding stock entitled to vote at the meeting.

Blue Sun

Unless otherwise prescribed by law, special meetings of the Blue Sun members may be called at any time by a majority vote of the Board of Managers or by the written request of the members holding at least 40% of the outstanding membership interests in Blue Sun.

ACTION BY STOCKHOLDERS OR UNIT HOLDERS WITHOUT A MEETING

M-Wave

Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting and may not be taken by any consent in writing by such stockholders.

SunFuels

Any action required or permitted to be taken at any meeting of SunFuels shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing. Such consents shall be treated for all purposes as a vote at the meeting.

Blue Sun

Any action required or permitted to be taken at any meeting of Blue Sun members may be taken without a meeting if the affirmative written consent of a majority in interest of the members eligible to vote (unless a higher percentage or voting interest is required by law or by the operating agreement) is obtained.

CLASSIFIED BOARD OF DIRECTORS OR BOARD OF MANAGERS

M-Wave

M-Wave’s Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The Board of Directors is currently comprised of one Class I Director, Bruce Nelson, one Class II Director, Joseph A. Turek, and two class III Directors, Glenn Norem and Gary L. Castagna. The class III Directors’ term expires upon the election of directors at the 2007 annual meeting of shareholders, while the terms for the Class I and II expire upon the election of directors at the 2008 and 2009 annual meeting of shareholders, respectively.

SunFuels

SunFuels does not have a classified Board of Directors.

Blue Sun

Blue Sun does not have a classified Board of Managers.

REMOVAL AND APPOINTMENT OF DIRECTORS OR MANAGERS

M-Wave

The number of directors of M-Wave shall be not less that two nor more than seven. M-Wave directors are chosen at the annual meeting of the stockholders or at a deferred meeting for the election of directors by the stockholders entitled to vote in the election and each director holds office until a successor is elected and qualified or until the director’s death, resignation or removal.

Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors or by the sole remaining director.

SunFuels

SunFuels shareholders may remove a director with or without cause by vote of a majority of the shares entitled to vote for the election of directors. The vacancy in the Board of Directors caused by any such removal may be filled by such shareholders.

The number of directors of SunFuels shall not be less than five unless there are fewer than five shareholders, in which event the number of directors shall be not less than four. The number of directors of SunFuels shall not be more than seven.

SunFuels’ directors are chosen at the annual meeting of the shareholders by such shareholders as have the right to vote thereon, and, subject to the bylaw provisions governing resignation, removals, and vacancies, each director holds office until the next annual election of directors and until his successor is chosen and qualified.

Except for directors removed by a vote of shareholders, any other vacancy in the Board of Directors may be filled by vote of a majority of the directors then in office or, in the absence of such election by the directors, by the shareholders at a meeting called for that purpose.

Blue Sun

Under the operating agreement, SunFuels has the ability to appoint three managers and Blue Sun Producers Cooperative, Inc. has the ability to appoint one manager. Such member may also remove a respectively appointed manager, with or without cause, at the member’s discretion. The member removing the manager shall elect a manager to fill the vacancy caused by the removal.

The number of managers may be set by the Board of Managers, provided that any decrease in the number of managers that would result in the loss of any member’s right to appoint one or more managers will not be effective without the written consent of such member. Vacancies created by an increase in the size of the Board of Managers will be filled by the members holding authority to appoint managers.

Any manager shall remain in office until either the manager is removed by the member that appointed such manager or has the right to appoint such manager, or the right to appoint such manager has been eliminated by the Board of Managers.

BOARD OF DIRECTORS AND BOARD OF MANAGERS MEETINGS

M-Wave

The presence in person of a majority of the entire Board of Directors will constitute a quorum. Regular meetings of the board may be held without notice at such times and places determined by the board. Special meetings may be called by the chairman or by any two or more directors and shall be called by the chairman upon the request of any two or more directors. Action required or permitted to be taken at any meeting of the board may be taken without a meeting if all members of the Board of Directors consent in writing.

SunFuels

A majority of the then duly-elected directors will constitute a quorum. Regular meetings may be held at such times as may be determined by the Board of Directors and specified in the notice of such meeting. Special meetings of the directors may be called by the president and shall be called by the president or secretary upon the request of any two directors. Action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing.

Blue Sun

A majority of the then duly appointed managers will constitute a quorum. Regular meetings of the Board of Managers must occur no less frequently than once every fiscal quarter with 72-hour advance notice provided to each manager. Special meetings of the Board of Managers may be called by members holding not less than 25% of the outstanding membership interests. Action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all managers consent thereto in writing.

INDEMNIFICATION OF CERTAIN PERSONS

M-Wave

M-Wave’s certificate of incorporation includes provisions eliminating the personal liability of M-Wave’s directors for monetary damages resulting from breaches of their fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to M-Wave or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or which involve a knowing violation of law;

•	under Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which the director derived improper personal benefits.

The M-Wave bylaws also generally provide that M-Wave will indemnify each of its directors and officers (including persons who serve at its request as directors, officers, employees, agents or trustees of another organization, or in any capacity with respect to any employee benefit plan), except that no indemnification is provided for any person if he or she has been adjudicated not to have acted in good faith and in the reasonable belief that his or her action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such plan), or if he or she has been adjudged to be liable to the corporation.

SunFuels

As permitted by the Colorado Business Corporation Act, SunFuels’ articles of incorporation include provisions eliminating the personal liability of SunFuels’ directors for monetary damages resulting from breaches of their fiduciary duty, except for any breach of the director’s duty of loyalty to SunFuels or its shareholders:

•	in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

•

in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

The SunFuels’ articles of incorporation and bylaws also generally provide that SunFuels will indemnify to the fullest extent authorized by law each of its directors and officers (including persons who serve at its request as directors, officers, employees, agents or trustees of another organization, or in any capacity with respect to any employee benefit plan), except that no indemnification is provided for any person if he or she has been adjudicated not to have acted in good faith and in the reasonable belief that his or her action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such plan).

Blue Sun

Blue Sun’s operating agreement includes provisions eliminating the personal liability of Blue Sun’s managers for monetary damages relating to any manager’s liability or damage incurred by reason of any act performed or omitted to be performed by any manager in connection with the business, except for liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law which was material to the cause of action.

AMENDMENT OF CERTIFICATE OF INCORPORATION, ARTICLES OF INCORPORATION BYLAWS, OPERATING AGREEMENT, AND ARTICLES OF ORGANIZATION

M-Wave

The bylaws may be amended by a vote of not less than a majority of the entire board or by the affirmative vote of the holders of at least 60% of the stock entitled to vote, voting together as a single class. The certificate of incorporation may be amended by the corporation in any manner permitted or prescribed by statute, except with respect to certain sections, which must be amended in accordance with such sections.

SunFuels

Except for certain amendments to the articles of incorporation that can be approved by the Board of Directors pursuant to Section 7-110-102 of the Colorado Business Corporation Act, Section 7-110-103 of the Colorado Business Corporation Act provides that SunFuels’ articles of incorporation may be amended by the approval of shareholders holding a majority of the votes entitled to be cast on the matter. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the Board of Directors.

Blue Sun

The operating agreement may be amended by the affirmative vote of a majority in interest of the members eligible to vote. The operating agreement shall not be amended without the consent of each member adversely affected if such amendment would modify the limited liability of a member or alter a member’s economic interests under the operating agreement. The articles of organization may only be amended by the unanimous approval of the members.

DESCRIPTION OF M-WAVE SECURITIES

The authorized capital stock of M-Wave consists of 200,000,000 shares of $0.005 par value common stock, and 1,000,000 shares of $0.01 par value preferred stock. As of October 31, 2007, there were 1,813,150 of such common shares issued and outstanding, 12,500 and 69,648 shares of Series A and Series B Convertible Preferred Stock, respectively issued and outstanding. If M-Wave’s proposal No. 4, as described elsewhere herein, is approved by its stockholders, then immediately prior to the completion of the Merger Transaction, M-Wave will increase the number of authorized shares of its preferred stock to 100,000,000.

Common Stock

Holders of shares of our common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board out of funds legally available therefor. Upon liquidation, dissolution or winding up of M-Wave, after payment to creditors and subject to any preferential rights of holders of preferred stock, if any, the assets of M-Wave will be divided pro rata on a per share basis among the holders of the common stock. Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our bylaws require that only a majority of the shares entitled to vote need be represented to constitute a quorum and to transact business at a stockholders’ meeting. The common stock has no preemptive, subscription or conversion rights and is not redeemable by M-Wave.

Preferred Stock

Shares of our preferred stock may be issued from time to time in one or more series having some designations, rights and preferences as may be determined by the Board of Directors. We currently have two series of preferred stock outstanding:

Series A Convertible Preferred Stock. Holders of our Series A Convertible Preferred Stock have the right to receive dividends as may be declared from time to time by the Board of Directors and liquidation preference over the holders of the common stock or any other stock of M-Wave ranking junior to the Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock do not generally have the right to vote on matters that come before the shareholders. Holders of any issued and outstanding shares of Series A Convertible Preferred Stock may, at the option of the holder, be converted at any time and from time to time into fully paid and nonassessable shares of common stock at the conversion rate in effect at the time of conversion, provided, that a holder of Series A Convertible Preferred Stock may at any given time convert only up to that number of shares of Series A Convertible Preferred Stock so that, upon conversion, the aggregate beneficial ownership of our common stock (calculated pursuant to Rule 13d-3 of the Exchange Act) of such holder and all persons affiliated with such holder is not more than 9.99% of our common stock outstanding. As of the date of this Joint Proxy Statement/Prospectus, each share of Series A Convertible Preferred Stock is convertible into 25.51 shares of common stock.

Series B Convertible Preferred Stock. Holders of our Series B Convertible Preferred Stock have the right to receive a preferred dividend of 15% per annum until a resale registration statement is effective, at which point the dividend reduces to 9% per annum, payable in cash, and liquidation preference over existing and subsequent series of common and preferred stock other than the Series A Convertible Preferred Stock. The holders of Series B Convertible Preferred Stock do not generally have the right to vote on matters that come before the shareholders. Holders of any issued and outstanding shares of Series B Convertible Preferred Stock may, at the option of the holder, be converted at any time and from time to time into fully paid and nonassessable shares of common stock at the conversion rate in effect at the time of conversion, provided, that a holder of Series B Convertible Preferred Stock may at any given time convert only up to that number of shares of Series B Convertible Preferred Stock so that, upon conversion, the aggregate beneficial ownership of our common stock (calculated pursuant to Rule 13d-3 of the Exchange Act) of such holder and all persons affiliated with such holder is not more than 9.99% of our common stock outstanding. The number of shares into which one share of Series B Convertible Preferred Stock is convertible is determined by dividing $100.00 by the then existing conversion price. The Series B Convertible Preferred Stock currently has a conversion price of $3.16, subject to adjustment upon the occurrence of certain events.

M-WAVE PROPOSAL NO. 1

APPROVE THE ISSUANCE OF M-WAVE COMMON AND SERIES C CONVERTIBLE

PREFERRED STOCK PURSUANT TO THE MERGER AGREEMENT

AND SUBSCRIPTION AGREEMENT

At the M-Wave annual meeting, M-Wave stockholders will be asked to vote upon a proposal to approve the issuance of M-Wave common stock and Series C Convertible Preferred Stock pursuant to the Merger Agreement and Subscription Agreement. For a summary and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger Transaction throughout this Joint Proxy Statement/Prospectus, including the information set forth in “The Merger Transaction,” “The Merger Agreement” and “The M-Wave Annual Meeting.”

Stockholder approval of the issuance of M-Wave common and preferred stock is required by NASDAQ Marketplace Rules 4350(i)(1)(B), (C) and (D).

Stockholder Vote Required

Approval of the issuance of M-Wave common stock and Series C Convertible Preferred Stock pursuant to the Merger Agreement and Subscription Agreement will require the affirmative vote of a majority of the shares of M-Wave common stock outstanding.

Pursuant to voting agreement dated as of January 26, 2007, certain holders of our common stock, who collectively beneficially own an aggregate of approximately 49% of the outstanding shares of common stock of M-Wave, have each agreed to vote their shares to approve the Merger Agreement and the transactions contemplated thereby.

We cannot complete the Merger Transaction unless the holders of at least a majority of the issued and outstanding shares of M-Wave common stock entitled to cast votes vote in favor of this proposal.

Stockholder approval of the issuance of M-Wave common stock and Series C Convertible Preferred Stock pursuant to the Merger Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement. We cannot complete the Merger Transaction unless the holders of at least a majority of the issued and outstanding shares of M-Wave common stock entitled to cast votes vote in favor of this proposal.

The Board of Directors recommends a vote FOR the approval of the issuance of M-Wave common stock and Series C Convertible Preferred Stock pursuant to the Merger Agreement and Subscription Agreement.

M-WAVE PROPOSAL NO. 2

ELECTION OF DIRECTORS

At the M-Wave annual meeting, M-Wave stockholders will elect two Class III Directors to serve until their respective successors are elected and qualified. The Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The Board is comprised of one Class I Director, Bruce K. Nelson, one Class II Director, Joseph A. Turek, and two class III Directors, Glenn Norem and Gary L. Castagna.

The Board of Directors has nominated Glenn Norem and Gary L. Castagna to stand for reelection as Class III Directors for a term ending upon the election of directors at the 2010 annual meeting of stockholders.

The current Class I Director is not up for election this year and has a term ending upon the election of directors at the 2008 annual meeting of stockholders. The current Class II Director is not up for election this year and has a term ending upon the election of directors at the 2009 annual meeting of stockholders.

Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted “FOR” the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that the nominee will not be a candidate or will be unable to serve as a director. However, in the event a nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Nominees for Election at the 2007 Annual Meeting

Class III Directors

GARY L. CASTAGNA, 43, has been a director of M-Wave since 2001. Mr. Castagna presently serves as Senior Vice President, Chief Financial Officer, and Treasurer of Amcol International Corporation, a company that is engaged in the materials and environmental industries. Mr. Castagna was a consultant to Amcol from June 2000 to February 2001 and Vice President of Chemical International Corporation, a former subsidiary of Amcol, from August 1997 to May 2000. Mr. Castagna received his bachelor’s degree in accounting and finance from the University of Michigan, Ann Arbor. He has also completed graduate courses at University of Michigan, and is a certified public accountant.

GLENN A. NOREM, 55, has been a director of M-Wave since 2005. Mr. Norem has served as the Managing Partner of LoneStar CAPCO Fund, LLC, a Texas certified capital company, since its formation in March 2005. The LoneStar CAPCO Fund secures debt and equity investments in early-stage firms located in Texas.

Mr. Norem has served as Managing Partner of B2B Catalyst, LLC (previously Catalyst Financial Corporation), a business advisory firm to companies in the electronics, software, and communications industries since January 1990.

Mr. Norem has served as Executive Chairman of eeParts, Inc. since founding the company in April 1999. eeParts is a leading supply-chain software, systems and services provider for electronic equipment manufacturers. eeParts provides inventory management and sales order fulfillment requirements worldwide with operations in the United States and China.

Mr. Norem currently serves on the Board of Directors for AeA (the American Electronics Association) Texas Council and co-chairs the AeA Texas Economic Development Committee.

Previously, Mr. Norem co-founded ViewCast, Inc., the developer and supplier of streaming media technology. Mr. Norem served as Chief Executive Officer of ViewCast (and its affiliates ViewPoint Systems and Osprey Systems) until 1999.

Mr. Norem holds a BS degree in Electrical Sciences & Systems Engineering from Southern Illinois University and an MBA from the University of Chicago’s Graduate School of Business.

Directors Continuing in Office until 2008 Annual Meeting

Class I Director

BRUCE K. NELSON, 53, has been a director of M-Wave since 2005. Mr. Nelson most recently served as Chief Financial Officer of US Modular, a memory and storage company. Prior to joining US Modular, Mr. Nelson served as Chief Financial Officer of netGuru, Inc., a provider of engineering software and IT solutions for more than 19,000 clients worldwide. Prior to joining netGuru, Mr. Nelson served as Chief Operating Officer of Irvine-based Millennium Information Technologies, Inc. from 1997 to 2002. Mr. Nelson holds a B.S. in Finance from University of Southern California and an MBA from Bryant College in Smithfield, Rhode Island.

Directors Continuing in Office until 2009 Annual Meeting

Class II Director

JOSEPH A. TUREK, 50, is the founder of M-Wave and has served as a director of M-Wave since 1992. Mr. Turek served as President of M-Wave from 1992 to February 1997, as Chairman from 1993 to September 2004, and as Chief Executive Officer from 1993 to July 2004. Mr. Turek served for more than five years in various positions at West-Tronics, Inc., a manufacturer of low-frequency circuit boards and a contract assembler of electronic products, with his last position as President in 1987 and 1992. West-Tronics entered into an assignment for the benefit of creditors in December 1988 pursuant to which M-Wave purchased the assets and assumed certain liabilities of West-Tronics, Inc. Mr. Turek received a B.S.E.E. degree from the University of Notre Dame and an M.B.A. degree from Northwestern University.

Stockholder Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, directors will be elected by a plurality of the votes of M-Wave common stock cast at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” each of the above listed nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Directors and Executive Officers

The following table sets forth the name, age as of October 31, 2007, and position of each of the directors and executive officers of M-Wave:

Name	Age	Position
Joseph A. Turek	50	Chairman, President, and Chief Operating Officer
Jim Mayer	56	Interim Chief Executive Officer
Jeff Figlewicz	38	Chief Financial Officer
Gary L. Castagna	44	Director
Bruce K. Nelson	53	Director
Glenn A. Norem	55	Director

The Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The Board is comprised of one Class I Director, Bruce Nelson, one Class II Director, Joseph A. Turek, and two Class III Directors, Glenn Norem and Gary L. Castagna. The Class III Directors’ term expires upon the election of directors at the 2007 annual meeting of shareholders, while the terms for the Class I and II expire upon the election of directors at the 2008 and 2009 annual meeting of shareholders, respectively.

JOSEPH A. TUREK, 50, is the founder of M-Wave and has served as a director of M-Wave since 1992. Mr. Turek served as President of M-Wave from 1992 to February 1997, as Chairman from 1993 to September 2004, and as Chief Executive Officer from 1993 to July 2004. Mr. Turek served for more than five years in various positions at West-Tronics, Inc., a manufacturer of low-frequency circuit boards and a contract assembler of electronic products, with his last position as President in 1987 and 1992. West-Tronics entered into an assignment for the benefit of creditors in December 1988 pursuant to which M-Wave purchased the assets and assumed certain liabilities of West-Tronics, Inc. Mr. Turek received a B.S.E.E. degree from the University of Notre Dame and an M.B.A. degree from Northwestern University.

JIM MAYER, 56, has been our Interim Chief Executive Officer since July 28, 2004. He has 18 years of experience, including 12 years as CEO of DiversiCorp, Inc., has managed or directed more than 50 engagements with troubled companies, and has provided a variety of services directly to clients, including due diligence, workout, collateral control, corporate restructuring, bankruptcy support, cross-border secured finance and interim management. Mr. Mayer has served on several boards of directors including the Turnaround Management Association. He has been the Managing Member of Credit Support International, a specialized consulting firm devoted to transitional and troubled middle market companies, since 1985. Pursuant to an agreement between Credit Support International and M-Wave, Mr. Mayer acted as Chief Restructuring Advisor to the Board of Directors of M-Wave from April 15, 2003 through May 14, 2004.

JEFF FIGLEWICZ, 38, was appointed Chief Financial Officer in August 2006. From June 2004 to August 2006, Mr. Figlewicz served as Corporate Controller and Principal Accounting Officer. Mr. Figlewicz was a Controller with Ametek-National Controls Corp from July 2002 to June 2004. From February 1997 to June 2002 Mr. Figlewicz served as Controller with Meridian Rail Products. Mr. Figlewicz received his bachelor's degree in finance from Illinois State University and received his MBA from Keller Graduate School of Management.

GARY L. CASTAGNA, 44, has been a director of M-Wave since January 2001. Mr. Castagna presently serves as Senior Vice President, Chief Financial Officer, and Treasurer of Amcol International Corporation, a company that is engaged in the materials and environmental industries. Mr. Castagna was a consultant to Amcol from June 2000 to February 2001 and Vice President of Chemical International Corporation, a former subsidiary of Amcol, from August 1997 to May 2000. Mr. Castagna received his bachelor's degree in accounting and finance from the University of Michigan, Ann Arbor. He has also completed graduate courses at University of Michigan, and is a certified public accountant.

BRUCE K. NELSON, 53, has been a director of M-Wave since 2005. Mr. Nelson most recently served as Chief Financial Officer of US Modular, a memory and storage company. Prior to joining US Modular, Mr. Nelson served as Chief Financial Officer of netGuru, Inc., a provider of engineering software and IT solutions for more than 19,000 clients worldwide from 2002 to 2007. Prior to joining netGuru, Mr. Nelson served as Chief Operating Officer of Irvine-based Millennium Information Technologies, Inc. from 1997 to 2002. Mr. Nelson holds a B.S. in Finance from University of Southern California and an MBA from Bryant College in Smithfield, Rhode Island.

GLENN A. NOREM, 55, has been a director of M-Wave since 2005. Mr. Norem presently serves as CEO of LoneStar CAPCO Fund, LLC, a Texas certified capital company, since its formation in March 2005. The LoneStar CAPCO Fund secures debt and equity investments in early-stage companies located in Texas. Mr. Norem also has served as the Chairman & CEO of eeParts, Inc. since founding the company in April 1999. eeParts is a leading supply-chain software, systems and services provider for the electronic component spot market. eeParts serves customers worldwide from its bases of operations in the United States and China. Mr. Norem holds a BS degree in Electrical Sciences & Systems Engineering from Southern Illinois University and an MBA from the University of Chicago’s Graduate School of Business.

No family relationships exist between any director and executive officer of M-Wave.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires M-Wave's executive officers and directors and persons who own more than 10% of a registered class of M-Wave's equity securities, to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of common stock and other equity securities of M-Wave on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish M-Wave with copies of all Section 16(a) reports they file. To M-Wave's knowledge, Joseph A. Turek and M.A.G. Capital, LLC, comprising all of M-Wave's executive officers, directors and greater than 10% beneficial owners of its common stock, have complied with Section 16(a) filing requirements applicable to them during M-Wave's most recent fiscal year.

Audit Committee and Financial Expert

Bruce Nelson, Gary Castagna, and Glenn Norem serve as members of the Audit Committee. These individuals are all independent directors as defined by Section 10A(m) of the Exchange Act of 1934 and the rules promulgated thereunder, and Mr. Nelson qualifies as a financial expert pursuant to Item 401 of Regulation S-K. The board also appointed Mr. Nelson as Chairman of the Audit Committee.

Code of Conduct

A code of conduct relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

We have adopted a corporate code of conduct that applies to our officers, employees and directors.

Executive Compensation

The following table shows the compensation paid by M-Wave to the two individuals who served as the Company’s Chief Executive Officer in 2006 and its three other most highly compensated officers during 2006. No other executive officer of M-Wave had a total annual salary and bonus for 2006 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($) (1)		Nonequity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jim Mayer (Interim CEO)(2)	2006 2005	$ $	170,000 211,000	— —	— —	$ $	61,880 148,371	— —	— —	— —	$ $	231,880 359,371

Joseph A. Turek (President & COO)(3)	2006 2005	$ $	130,000 197,000	— —	— —		$123,759 —	— —	— —	— —	$ $	253,759 197,000

Robert Duke (President—EMG Division)	2006 2005	$ $	148,000 165,000	— —	— —		— —	— —	— —	— —	$ $	148,000 165,000

Jeff Figlewicz (CFO)(4)	2006 2005	$ $	95,000 95,000	— —	— —		$30,940 —	— —	— —	— —	$ $	125,940 95,000

(1)	Each non-employee director was granted options to purchase 24,194 shares of common stock at an exercise price of $2.72 per share. The options were valued using the Black-Scholes pricing model under the following assumptions: five year life, volatility of 275.48%, discount rate of 4.5%, and no dividend yield.
(2)	Named Chief Executive Officer on July 28, 2004. Prior to such date, he was a consultant to M-Wave.
(3)	Also served in the capacity of Chief Executive Officer through July 28, 2004.
(4)	Appointed Chief Financial Officer on August 26, 2006. He was hired on June 5, 2004 as Corporate Controller and Principal Accounting Officer.

OUTSTANDING EQUITY AWARDS

The following table presents the outstanding equity awards held as of December 31, 2006 by each named executive officer. All such awards were stock options.

Number of Securities

Underlying Unexercised Options

Name	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date
Jim Mayer	25,000(1)	—	$2.72	2/3/2011
	37,500(2)	—	$3.96	8/19/2010
	36,000(3)	—	$2.68	9/1/2008

Joseph A. Turek	50,000(4)	—	$2.72	2/3/2011

Robert Duke	25,000(5)	—	$2.20	12/18/2008

Jeff Figlewicz	18,750(6)	—	$2.72	2/3/2011
	6,250(7)	—	$4.72	7/2/2009

The vesting dates of the foregoing options are as follows: (1) February 3, 2006 (2) August 19, 2005 (3) September 1, 2003 (4) June 3, 2006 (5) December 18, 2005 (6) June 3, 2006 (7) July 23, 2006.

Employment Agreements

Each of Messrs. Turek and Mayer entered into an employment agreement with M-Wave, effective as of July 28, 2004, which provides for continued employment in their present capacities through December 31, 2006. Each of the foregoing agreements continues thereafter indefinitely, unless terminated by either party by giving notice at least 90 days notice prior to termination.

The executives are entitled to the following annual salaries under the employment agreements: Mr. Turek is entitled to an annual rate of $195,000 through April 2005 and $215,000 thereafter. Mr. Mayer is entitled to an annual rate of $208,000 through April 2005 and $239,000 thereafter. Each of Messrs. Turek and Mayer shall be eligible to receive an annual cash bonus (“Cash Bonus”) with respect to the fiscal year ending December 31, 2005 and the fiscal year ending December 31, 2006 equal to ten percent (10%) of the amount by which M-Wave’s Gross Margin (as defined below) for such fiscal year exceeds $4,500,000. Any cash bonus shall not exceed $200,000 with respect to any fiscal year occurring during the Term.

M-Wave also agreed to pay Mr. Turek, if M-Wave’s gross margin for the 2004 fiscal year exceeds $3,726,000, a bonus for the 2004 fiscal year equal to $15,000 multiplied by a fraction, the numerator of which is M-Wave’s gross margin in such fiscal year and the denominator of which is $3,726,000. Bonuses in subsequent years will be made at the discretion of M-Wave’s Board of Directors. If Mr. Turek’s employment is terminated by either Mr. Turek or M-Wave within certain periods following a “change of control” of M-Wave, Mr. Turek is entitled to a lump-sum payment equal to 150% of the then-remaining unpaid salary under the employment agreement and all outstanding stock options shall immediately become fully vested.

Mr. Duke entered into an employment agreement with M-Wave, effective May 1, 2004 at an annual rate of $150,000 through August 31, 2005 and $165,000 thereafter, and provides for his continued employment in his present capacity through December 31, 2006.

As of December 31, 2005, Messrs. Mayer, Turek, and Duke, agreed to voluntarily reduce compensation levels to $150,000, $135,000, and $150,000 respectively in an effort to assist M-Wave’s financial performance. The contracts of Messrs. Mayer, Turek, and Duke were not renewed by the Board of Directors and expired on December 31, 2006. However, each individual remains employed on an “at will” basis at their agreed upon rates as of December 31, 2006 on a month to month basis.

Director Compensation

On March 27, 2006, the Board of Directors unanimously approved a formal compensation package for non-executive directors. Provisions of the compensation package include the following for each independent director; a $10,000 quarterly retainer for service on the Board, fees for meeting participation, $500 for telephonic meetings and $1,500 for in person meetings, quarterly payments to non-executive Chairmen of the Audit Committee of $5,000, and Compensation committee of $1,500, and quarterly payments to non-executive members Audit committee of $1,500. Additional monthly compensation was also approved to the Chairman and non-executive members of the Special Committee, $12,000 for the Chairman and $8,000 for non-executive members for service during the existence of the Special Committee.

Each person who is a non-executive and independent member of the Board on the first business day of each calendar year is automatically granted options to purchase $60,000 worth of shares of M-Wave common stock at Fair Market Value on the first business day of each year. The options have an exercise price equal to 110% of the closing price on the first business day of each year and are fully vested upon issuance and have a life of five years.

A person who becomes a non-executive and independent member of the Board after the first business day of each calendar year is automatically granted options to purchase $60,000 worth of shares of M-Wave common stock at Fair Market Value upon the date of the grant. The options shall have an exercise price equal to 110% of the closing price on the business day before the date of the grant and are fully vested upon issuance.

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a non-employee director during the years ended December 31, 2005 and 2006.

Name	Year	Fees Earned or Paid in Cash	Option Awards ($)(1)	Non-equity Incentive Plan Compensation	All Other Compensation	Total
Gary L. Castagna	2006	$112,058	$59,885	$0	$0	$171,943
	2005	0	1,858	0	0	1,858

Bruce K. Nelson	2006	$157,087	$59,885	$0	$0	$216,972
	2005	0	74,935	0	0	74,935

Glenn A. Norem	2006	$118,358	$59,885	$0	$0	$178,243
	2005	0	49,957	0	0	49,957

(1)	Each non-employee director was granted automatic options to purchase 24,194 shares of common stock at an exercise price of $2.72 per share. The options were valued using the Black-Scholes pricing model under the following assumptions: five year life, volatility of 275.48%, discount rate of 4.5%, and no dividend yield.

M-WAVE PROPOSAL NO. 3

APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR PREFERRED STOCK TO 100,000,000 SHARES

At the M-Wave annual meeting, M-Wave stockholders will be asked to approve an amendment to our Certificate of Incorporation attached hereto as Annex D, to increase the number of authorized shares of our preferred stock to 100,000,000 shares. M-Wave will issue 5,963,583 shares of our Series C Convertible Preferred Stock in connection with the transactions contemplated by the Merger Agreement, which would exceed M-Wave’s authorized but unissued shares of preferred stock by 5,045,731 shares. Even if stockholders of M-Wave vote to approve this Proposal No. 3, M-Wave will not issue the Series C Convertible Preferred Stock until closing of the Merger Transaction.

Terms of the Amendment to our Certificate of Incorporation

The amendment to our Certificate of Incorporation would increase the number of authorized shares of our preferred stock from one million (1,000,000) shares to one hundred million shares (100,000,000), and the aggregate number of shares of all classes of capital stock which we shall have authority to issue from two-hundred one million (201,000,000) shares to three hundred million (300,000,000) shares, consisting of one hundred million (100,000,000) shares of preferred stock and two hundred million (200,000,000) shares of common stock.

The increase in the number of shares of authorized preferred stock is required to provide for the issuance of 5,963,583 shares of our Series C Convertible Preferred Stock in connection with the transactions contemplated by the Merger Agreement. In addition, the increased number of shares of preferred stock will be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, and for strategic transactions. M-Wave does not have any present intention, plan, arrangement or agreement, written or oral, to issue shares of preferred stock for any purpose, except for the issuance of 5,963,583 shares of our Series C Convertible Preferred Stock in connection with the transactions contemplated by the Merger Agreement. M-Wave believes that the availability of the additional shares of preferred stock will provide M-Wave with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Stockholder Vote Required

Approval of the amendment to our Certificate of Incorporation will require the affirmative vote of the holders of a majority of M-Wave’s common stock and the holders of a majority of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting separately.

Pursuant to voting agreements dated as of January 26, 2007, certain holders of our common stock, who collectively beneficially own an aggregate of approximately 49% of the outstanding shares of common stock of M-Wave and the holders of 100% of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, have each agreed to vote their shares for this proposal to approve the amendment to our Certificate of Incorporation.

We cannot complete the Merger Transaction unless the holders of at least a majority of the issued and outstanding shares of M-Wave common stock and the holders of at least a majority of the issued and outstanding shares of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock cast votes vote in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR PREFERRED STOCK TO 100,000,000 SHARES.

M-WAVE PROPOSAL NO. 4

AMENDMENT TO THE 2003 STOCK INCENTIVE PLAN

At the M-Wave annual meeting, M-Wave stockholders will be asked to approve an amendment to M-Wave’s 2003 Stock Incentive Plan. M-Wave’s stockholders approved our 2003 Stock Incentive Plan at the annual meeting of stockholders held on December 11, 2003 and an amendment to the 2003 Stock Incentive Plan at the annual meeting of stockholders held on June 7, 2005 (as amended, the “2003 Plan”). On January 22, 2007, our Board of Directors approved an amendment to the plan, subject to approval by our stockholders, to increase the number of shares of our common stock that may be issued pursuant to awards granted under the plan by 4,000,000 shares to 6,000,000 shares (prior to taking into account the proposed one-for-four reverse stock split described in “M-Wave Proposal No. 6: Approve an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split of One-For-Four (1:4)”), subject to adjustment in the event of stock splits and other similar events. We are seeking stockholder approval of this amendment to the 2003 Plan. Even if stockholders of M-Wave vote to approve this Proposal No. 4, M-Wave will not amend the 2003 Plan until closing of the Merger Transaction.

If the proposal to approve the amendment to the 2003 Plan is not passed at this meeting, the amendment approved by our Board of Directors will not take effect and the plan will remain as approved by our stockholders in 2003 and 2005. A summary of the features of the plan, as amended, is provided below. The full text of the amendment to the plan is set forth as Annex C to this Joint Proxy Statement/Prospectus. Except where otherwise noted, the references to the plan in the summary description are to the plan, as amended and restated.

Description of Amendment to M-Wave 2003 Stock Incentive Plan

The proposed amendment to the 2003 plan, subject to stockholder approval, would increase the number of shares of our common stock that may be issued pursuant to awards granted under the 2003 Plan by 4,000,000 shares to 6,000,000 shares (prior to taking into account the proposed one-for-four reverse stock split described in “M-Wave Proposal No. 6: Approve an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split of One-For-Four (1:4)”), subject to adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction.

Description of M-Wave 2003 Stock Incentive Plan

The 2003 Plan is integral to our compensation strategies and programs and provides the flexibility that we need to keep pace with competitors and effectively recruit, motivate and retain the caliber of employees, directors and consultants essential for achievement of our success. The Board of Directors believes that the 2003 Plan enhances long-term stockholder value by offering eligible individuals opportunities to acquire an equity interest in M-Wave and to link their interests and efforts to the long-term interests of our stockholders.

The 2003 Plan permits grants of incentive stock options and nonstatutory stock options to purchase M-Wave’s common stock, awards of common stock, awards of the right to receive common stock in the future, and stock appreciation rights (on either a stand-alone basis or in tandem with another award). A summary of the principal features of the 2003 Plan is provided below, but it is qualified in its entirety by reference to the full text of the 2003 Plan that is incorporated by reference into this Joint Proxy Statement/Prospectus.

General

The purpose of the Plan is to promote the long-term financial performance of M-Wave by attracting, retaining, and motivating highly qualified employees, directors, and consultants of M-Wave, its subsidiaries, and designated affiliates through opportunities for equity-based incentive compensation and for ownership of stock in M-Wave. Grants under the 2003 Plan may be stock options, awards of stock, awards of the right to receive stock in the future, and stock appreciation rights.

Administration of Plan

The 2003 Plan is administered by the Compensation Committee of the Board of Directors of M-Wave, and may be administered by such other committee appointed by the Board of Directors. The Committee has full power and authority to interpret the provisions of the 2003 Plan and to adopt, amend and rescind rules and regulations for the administration of the 2003 Plan. The Committee may also make any other determination it deems to be necessary or desirable for the 2003 Plan’s administration. Any determination by the Committee shall be final and conclusive on all persons affected.

Shares Available for Issuance

Prior to this proposed amendment to the 2003 Plan, the aggregate number of shares of M-Wave common stock available for issuance under the 2003 Plan could not exceed 2,000,000 shares. No individual may receive in any one calendar year grants relating to more than 500,000 shares of common stock. The shares of common stock delivered pursuant to the 2003 Plan may be authorized but unissued shares of stock or issued shares held by M-Wave as treasury stock. If all or any portion of an award is forfeited or expires or terminates without the issuance of shares of stock or payment of the cash equivalent of shares of stock, then the shares covered by that award (or portion of award) will again be available for grant under the 2003 Plan. In addition, shares that are tendered by a grantee or retained by M-Wave as payment for the exercise price of an award or to satisfy tax withholding obligations will be available for issuance under the 2003 Plan.

If there is any change in our common stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of M-Wave that affects the outstanding common stock, the Committee will make appropriate adjustments to the number and kinds of shares (or other securities) which may thereafter be subject to awards granted under the 2003 Plan, to the affected provisions of the 2003 Plan, and to the outstanding awards under the 2003 Plan.

Eligibility for Awards

Any common law employee, director, or consultant of M-Wave, its subsidiaries, and any designated affiliates of M-Wave is eligible to receive an award under the Plan. The Committee determines who will receive awards, the types of awards, the number of shares subject to the awards, and the terms of the award consistent with the limitations of Plan. Awards to directors that are not employees are determined by the Board of Directors.

Terms of Awards Generally

Awards under the 2003 Plan are evidenced by an agreement, in written or electronic form, between M-Wave and the grantee. The Committee determines provisions of each award, subject to the provisions of the Plan. The terms need not be the same for each award. The term of any award may not be more than 10 years from its grant date. The Committee may design any award to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986. Whether or not provided by an award agreement, the Committee may accelerate the exercisability or vesting of any award at any time and for any reason. If a change of control (as defined in the 2003 Plan) of M-Wave occurs, then, except as the Committee (as constituted immediately prior to the change of control) determines, all awards under the 2003 Plan that are outstanding when the change of control occurs will become fully exercisable and fully vested and all restrictions on such awards will lapse. Unless otherwise determined by the Committee, awards under the 2003 Plan may not be transferred other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by the grantee.

Types of Awards

Awards under the 2003 Plan may be stock awards, stock unit awards, stock options (both incentive and nonstatutory options), and stock appreciation rights.

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Stock Awards are grants of stock to the grantee. The Committee will determine any vesting requirements, restrictions on resale or other disposition, and repurchase rights of the shares of stock awarded.

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Stock Unit Awards are grants of a right to receive stock or the cash equivalent in the future. The Committee will determine any vesting requirements and any restrictions on resale or other disposition and repurchase rights on shares received pursuant to the award.

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Stock Options are grants of options to purchase shares. An option may be intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, or a nonstatutory option that is not an incentive stock option. The Committee will determine when the option becomes exercisable, the exercise prices, and restrictions on resale or other disposition of, and repurchase rights on, shares acquired on exercise of the option. The exercise price for a share under a nonstatutory option must be at least 80 percent of the fair market value of a share on the date the option is granted. Incentive stock options may be granted only to employees and the exercise price for a share under an incentive stock option must be at least 100 percent of the fair market value of a share on the date the option is granted. In the case of a grantee who owns more than 10 percent of the total combined voting power of all classes of stock of M-Wave, any parent corporation of M-Wave, or any subsidiary corporation of M-Wave within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986, the exercise price must be at least 110 percent of the fair market value of a share on the date the option is granted and the term of the option may not exceed 5 years. The exercise price of an option is payable in cash or, if permitted by the Committee, by the grantee’s delivery of shares of M-Wave common stock and/or by retention of shares by M-Wave that would otherwise be issued upon exercise. The shares delivered or retained will be valued at their fair market value on the date of exercise. For purposes of the 2003 Plan, fair market value means the closing price, regular way, for a share common stock of M-Wave on a national securities exchange or the NASDAQ Capital Market. If the stock is not listed for trading on a national securities exchange or authorized for quotation on the NASDAQ Capital Market, the fair market value means the average of the closing bid and asked prices as reported by the NASDAQ SmallCap Market, Pink Sheets LLC, NASD Bulletin Board or similar organization. If the stock is neither listed nor authorized for such quotation, then the fair market value will be determined in good faith by the Committee.

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Stock Appreciation Rights are grants of an option to receive, in any combination of cash and shares of common stock with an aggregate fair market value equal to the excess, if any, of the aggregate fair market value of a specified number of shares on the date of exercise over at least 80 percent of the aggregate fair market value of that number of shares on the date that the option was granted. A stock appreciation right may be, but need not be, granted in tandem with another award, so that a condition of exercise of all or any portion of one of the awards granted in tandem is the surrender of all or the appropriate portion of the other award. The Committee will determine any vesting requirements, form of payment exercise prices and with respect to a stock appreciation right.

Rights as Stockholder

An individual will not have any right as a stockholder of M-Wave with respect to the shares of common stock subject to an award until such shares have been delivered to the individual.

Amendment and Termination of the 2003 Plan

The 2003 Plan will terminate on the tenth anniversary of the 2003 Plan’s effective date, unless terminated earlier by the Board. Awards may not be granted under the 2003 Plan after the termination date. The Board may amend or terminate the Plan at any time, except that, without the approval of the stockholders of M-Wave, the Board may not amend the Plan to increase the number of shares of common stock for which awards may be granted under the 2003 Plan; extend the termination date of the 2003 Plan beyond the tenth anniversary of the effective date; reduce the minimum exercise price of options; or extend the permitted maximum term of an award. No amendment or termination of the 2003 Plan may be effective without the approval of the stockholders of M-Wave, if such approval is required to comply with any applicable law or stock exchange rule. Amendment or termination of the 2003 Plan may not affect the validity or terms of any award previously granted under the 2003 Plan in any way adverse to the grantee without the consent of the grantee.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the 2003 Plan and should not be relied upon as being a complete description. It does not address the state or local tax aspects of participation in the 2003 Plan.

A participant will not recognize taxable income at the time an option is granted and M-Wave will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and M-Wave will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option and M-Wave will not be allowed any deduction with respect to the exercise at that time. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and M-Wave will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the amount realized upon such disposition in excess of the exercise price for the shares, but only considering the amount realized to the extent it does not exceed the fair market value of the shares on the date of exercise, and M-Wave will be entitled to a corresponding deduction. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares have been held for more than 12 months or as a short-term capital gain if the shares have been held a shorter period. If the amount realized upon disposition is less than the exercise price for the shares, the excess of the exercise price over the amount realized will be treated as long-term or short-term capital loss, depending on the holding period of the shares, M-Wave will not be entitled to any deduction with respect to the amount recognized as capital gain.

A participant will not recognize taxable income at the time SARs are granted and M-Wave will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by M-Wave. This amount is deductible by M-Wave as compensation expense.

A participant will not recognize taxable income at the time a restricted stock award is granted and M-Wave will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making an election under Section 83(b) of the Code or upon the lapse of restrictions is deductible by M-Wave as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather then dividend income, in an amount equal to the dividends paid and M-Wave will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time unrestricted stock is granted in an amount equal to the then fair market value of such stock. This amount is deductible by M-Wave as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

A participant will not recognize taxable income at the time stock units (including restricted stock units) are granted and M-Wave will not be entitled to a tax deduction at such time. Upon the settlement of stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by M-Wave. This amount is deductible by M-Wave as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer and chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s shareholders and (3) if applicable, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

New Plan Benefits

We cannot determine at this time either the number of options that we will allocate to our directors and executive officers participating in the 2003 Plan and to other participants in the future or the number of options that these persons will actually receive in the future because the amount and value of awards that we will grant to any participant are within our discretion, subject to the limitations described above. The table below sets forth the number of options granted to certain individuals and groups under the 2003 Plan as of October 31, 2007.

Name and Position	NEW PLAN BENEFITS 2003 Stock Incentive Plan Dollar Value ($)	Number of Units
Jim Mayer	$312,980	98,500
Joseph A. Turek	$136,000	50,000
Robert Duke	$55,000	25,000
Jeff Figlewicz	$80,500	25,000
Executive Group	$584,480	198,500
Non-Executive Director Group	$515,385	158,537
Non-Executive Officer Employee Group	$50,220	12,600

Stockholder Vote Required

Approval of the amendment to the 2003 Plan will require the affirmative vote of a majority of the holders of M-Wave’s common stock.

Pursuant to a voting agreement dated as of January 26, 2007, certain holders of our common stock, who collectively beneficially own an aggregate of approximately 49% of the outstanding shares of common stock of M-Wave, have each agreed to vote their shares for the proposed amendment to the 2003 Plan.

We cannot complete the Merger Transaction unless the holders of at least a majority of the issued and outstanding shares of M-Wave common stock entitled to cast votes vote in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE AN AMENDMENT TO THE 2003 STOCK INCENTIVE PLAN.

M-WAVE PROPOSAL NO. 5

APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS RELATED TO OUR EXISTING BUSINESS

At the M-Wave meeting, M-Wave stockholders will be asked to vote upon a proposal to approve the Asset Purchase Agreement entered into on July 20, 2007 by and among M-Wave, Inc., M-Wave International, Joseph A. Turek and Robert Duke, pursuant to which we will sell substantially all of the assets used in our existing business to M-Wave International. M-Wave International is controlled by Joseph A. Turek, who is our Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of our EMG Division. We refer to the transaction contemplated by the Asset Purchase Agreement as the “Asset Sale.” The summary of the Asset Purchase Agreement and Asset Sale set forth below is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement attached as Annex G hereto. M-Wave stockholders should read carefully the Asset Purchase Agreement in its entirety, as it is the legal document that governs the Asset Sale.

The Companies

M-Wave, Inc.

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(630) 562-5550

We are a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. As described elsewhere in this Joint Proxy Statement/Prospectus, immediately following the Merger Transaction, the businesses of SunFuels and Blue Sun Biodiesel will be operated by M-Wave. M-Wave was incorporated on January 31, 1992. On April 1, 1992, M-Wave completed its initial public offering, or IPO. M-Wave’s common stock is listed on the NASDAQ Capital Market under the symbol “MWAV” and began trading on April 2, 1992.

M-Wave International, LLC

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(630) 562-5550

M-Wave International was formed under the laws of Illinois for the sole purpose of acquiring the assets and liabilities related to M-Wave’s existing business in the Asset Sale and operating such business following completion of the Asset Sale. M-Wave International is controlled by Joseph A. Turek, who is our Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of our EMG Division.

Description of the Assets to be Sold and Retained

Assets to be Sold to M-Wave International

Subject to and upon the terms and conditions set forth in the Asset Purchase Agreement, M-Wave has agreed to sell to M-Wave International substantially all of the assets relating to the existing business of M-Wave which we sometimes refer to as the “Acquired Assets.” The Acquired Assets include the following:

•

Tangible assets, including all equipment, computers, furniture, fixtures, samples marketing material and other tangible personal property used in the business, including the rights to leased equipment;

•	Inventory, including all raw materials, work in process and finished goods inventories, and supplies and packaging used in the business;

•	Accounts receivable, trade receivables, prepaid assets and other receivables;

•	Documents, records and files, whether in tangible or electronic format;

•	Intangibles, including all intellectual property used in the business;

•	Goodwill, causes of action, rights in action and other similar claims;

•	Telephone and fax numbers used in the business;

•	Customer deposits; and

•	Other assets, including prepaid expenses and lease, utility and other deposits, guaranties, letters of credit and other securities held by M-Wave.

Assets to be Retained by M-Wave

We will retain all assets relating to our business not sold to M-Wave International, including the following:

•	All assets and rights related to the Merger Transaction;

•	All cash and cash equivalent items other than certain customer deposits;

•	All corporate books and records, including stock ledgers and corporate minute books;

•	All accounting and tax information and records, including all tax returns;

•	Certain excluded contracts, including those related to insurance policies, employee benefit plans, and any contracts related to the Merger Transaction; and

•	All shares of stock of Ocean Merger Sub, Inc.

Description of Liabilities to be Assumed and Retained

Liabilities to be Assumed by M-Wave International

In connection with the purchase of the Acquired Assets, M-Wave International will assume certain liabilities related to our business, which we sometimes refer to as the “Assumed Obligations.” The Assumed Obligations include debts, claims, obligations and liabilities of M-Wave, including those related to (i) violations of environmental laws or hazardous substances, (ii) violation of employment laws or matters and claims for compensation and severance, and (iii) product warranties made by M-Wave.

Liabilities to be Retained by M-Wave

M-Wave will retain the following liabilities in the Asset Sale:

•	Costs, expenses, liabilities and obligations under certain excluded contracts, including contracts related to insurance policies, employee benefit plans, or the Merger Transaction;

•	Costs, expenses, liabilities and obligations related to the Merger Transaction and the transactions contemplated thereby; and

•	Liabilities and obligations related to violations or alleged violations of state or federal securities laws.

Background

The Board of Directors and senior management of M-Wave regularly discuss M-Wave’s business and strategic direction. The Board of Directors had established a special committee to evaluate the Merger Transaction. On January 26, 2007, M-Wave entered into the Merger Agreement, which provided in part that M-Wave would pursue the sale of its existing business to a third party. See “The Merger Transaction,” beginning on page 49.

In February 2007, Joseph A. Turek and Robert Duke entered into preliminary discussions with M-Wave regarding the purchase of its existing business. The parties continued preliminary discussions regarding such transaction through early April 2007. Additionally, M-Wave engaged B. Riley & Co. to locate other potential purchasers to acquire M-Wave’s existing business. B. Riley identified ten (10) potential strategic investors and ten (10) potential financial investors that were deemed to be suitable for soliciting indications of interest as buyers for M-Waves existing business. The list of strategic investors consisted largely of companies that are industry participants and the list of financial investors consisted largely of private equity firms that are actively involved in acquisition activities. B. Riley assisted M-Wave in developing a summary descriptive memorandum, which served as the primary marketing document. B. Riley made repeated attempts to solicit interest via phone calls and e-mail in conjunction with distributing the memorandum to these entities. The market test for both the strategic investors and financial investors yielded no competing interest for M-Wave’s existing business.

In June 2007, M-Wave, M-Wave International, Mr. Turek and Mr. Duke agreed upon the basic terms and conditions of the asset purchase agreement. The amount and type of consideration was agreed upon as a result of a series of negotiations between the parties. Several drafts of the definitive agreements were exchanged by the parties.

On July 12, 2007, M-Wave’s Board of Directors held a meeting to consider and take action on the proposed transaction. M-Wave’s senior management and legal and financial advisors provided updates regarding the final terms of the proposed asset purchase agreement and related agreements. Also at this meeting, B. Riley reviewed with M-Wave’s Board of Directors its financial analysis of the proposed asset sale and rendered to M-Wave’s Board of Directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated July 12, 2007.

Following deliberations, on July 12, 2007, M-Wave’s Board of Directors, without the vote of Joseph A. Turek, unanimously approved the asset purchase agreement and the transactions contemplated by that agreement, and resolved to recommend that its stockholders vote to approve such transactions.

On July 20, 2007, the parties executed the Asset Purchase Agreement, and M-Wave announced the transaction in a press release issued on July 20, 2007.

On December 3, 2007, the parties executed an amendment to the Asset Purchase Agreement, extending the termination date to January 31, 2008.

On December 14, 2007, the parties executed a second amendment to the Asset Purchase Agreement, which provided that M-Wave International can deliver cash or additional shares of M-Wave common stock if M-Wave’s working capital exceeds $770,000 at the closing of the Asset Sale, and that the determination of whether to pay cash or deliver shares of common stock shall be made by M-Wave International in its sole discretion.

Reasons for the Transaction

In reaching its determination to proceed with the Asset Sale, and to recommend to our stockholders the approval of the Asset Purchase Agreement, the M-Wave Board of Directors consulted with management, as well as financial and legal advisors, and considered various material factors, which are discussed below. M-Wave’s Board of Directors did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual directors may have given different weight to different considerations. M-Wave’s Board of Directors considered these factors as a whole, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. Among the material factors considered by M-Wave’s Board of Directors were the following:

•	strategic alternatives, including continuing to operate M-Wave’s existing business in a highly competitive environment;

•	in accordance with the terms of the Merger Agreement, M-Wave agreed to pursue the sale of its existing business to a third party;

•	the financial terms of the Asset Sale;

•	the ability of SunFuels and Blue Sun Biodiesel to contribute to M-Wave’s earnings after the Merger Transaction;

•	despite the efforts of M-Wave and B. Riley to market the existing business to third parties, there was no competing interest to purchase the existing business; and

•	the valuation opinion of B. Riley & Co., financial advisor to M-Wave.

M-Wave’s Board of Directors also considered a number of disadvantages or risks relating to the Asset Sale, including the risk that the proposed Asset Sale would not be consummated. M-Wave’s Board of Directors believes that these risks were outweighed by the potential benefits to be realized from the proposed Asset Sale.

The foregoing discussion of the information and factors considered by M-Wave’s Board of Directors is not intended to be exhaustive, but is believed to include all material factors considered by M-Wave’s Board of Directors in approving the proposed Asset Sale. For a discussion of the interests of M-Wave’s management and Board of Directors in the proposed Merger Transaction, see “Interests of Certain Persons in the Asset Sale” below. M-Wave’s Board of Directors recognized such interests and determined that such interests neither supported nor detracted from the fairness of the Asset Sale to M-Wave’s stockholders.

Purchase Price and Adjustments

M-Wave International has agreed to deliver to M-Wave 300,000 shares of M-Wave common stock, subject to adjustment for stock splits, reverse stock splits, stock dividends or similar transactions. In addition, M-Wave International has agreed to deliver cash or additional shares of M-Wave common stock to M-Wave if M-Wave’s working capital exceeds $770,000 at the closing of the Asset Sale. The determination of whether to pay cash or deliver shares of common stock shall be made by M-Wave International in its sole discretion. For this purpose, working capital excludes current assets and liabilities that are being retained by M-Wave and not being transferred to or assumed by M-Wave International in the Asset Sale, and excludes the $200,000 that SunFuels has agreed to reimburse M-Wave for costs incurred in connection with the Merger Transaction pursuant to the second amendment to the Merger Agreement. If working capital exceeds $770,000, the excess may be paid in a combination of (i) cash and/or (ii) by delivery of shares of M-Wave common stock with each such share valued at $3.00 per share, rounded to the nearest whole share. As of September 30, 2007, M-Wave had working capital of approximately $1,248,000, excluding current assets and liabilities that are being retained by M-Wave and not being transferred to or assumed by M-Wave International in the Asset Sale. Accordingly, if the Asset Sale closed as of September 30, 2007, M-Wave International would be required to deliver cash or additional shares of M-Wave common stock to M-Wave beyond the base 300,000 shares as described above.

M-Wave expects that the shares of M-Wave common stock that M-Wave International will deliver to M-Wave in the transaction were or will be contributed to M-Wave International by Joseph A. Turek, or will be delivered by Mr. Turek on behalf of M-Wave International. Mr. Turek, a founder of M-Wave, acquired the 300,000 shares as founders’ shares for nominal consideration in 1992.

Representations and Warranties

Under the terms of the Asset Purchase Agreement, M-Wave made certain customary representations and warranties to M-Wave International, including representations and warranties related to:

•	its valid corporate existence, authorization and organization;

•	the consents required in connection with the consummation of the asset purchase;

•	the absence of any violation of any law or contract provision or potential acceleration of any indebtedness of M-Wave; and

•	the absence of M-Wave’s use of a broker in connection with the asset purchase other than B. Riley & Co.

Under the terms of the Asset Purchase Agreement, M-Wave International has made certain customary representations and warranties to M-Wave, including representations and warranties related to:

•	its valid corporate existence, authorization and organization,

•	the absence of conflicts to consummate the asset purchase,

•	the consents which must be obtained to consummate the asset purchase,

•	the absence of its use of a broker,

•	acknowledgement of M-Wave’s intent to change its ticker symbol after the consummation of the asset purchase; and

•	acknowledgement that the assets are being transferred “as is” with no additional warranties and ownership of the shares of M-Wave common stock being delivered to M-Wave.

Covenants

Under the terms of the Asset Purchase Agreement, M-Wave and M-Wave International have agreed to customary covenants, including the following:

•	M-Wave and M-Wave International will take all action required to fulfill their respective obligation and will use commercially reasonable efforts to facilitate the consummation of the Asset Sale;

•

M-Wave and M-Wave International will each use their commercially reasonable efforts to obtain all required consents and approvals and make all filings, applications, or reports required to consummate the Asset Sale;

•

M-Wave will hold a stockholder’s meeting for the purpose of obtaining approval and adoption of the Asset Purchase Agreement, unless such stockholder meeting would be deemed inconsistent with the fiduciary duties of the Board of Directors of M-Wave;

•

M-Wave shall terminate the employment or engagement of M-Wave’s employees and M-Wave International shall offer an employment or consulting arrangement to all such employees, other than Jim Mayer and Jeff Figlewicz; and

•	M-Wave will purchase a six-year extended reporting period endorsement under its existing directors’ and officers’ liability insurance coverage.

Indemnification Provisions

Under the terms of the Asset Purchase Agreement, M-Wave International has agreed to indemnify M-Wave, its affiliates and their respective officers, directors and other representatives, from and against any and all damages incurred or suffered by any of them, arising, directly or indirectly, from or in connection with any liability assumed by M-Wave International.

M-Wave has agreed to indemnify M-Wave International, its affiliates and their respective officers, directors and other representatives, from and against any and all damages incurred or suffered by any of them, arising, directly or indirectly, from or in connection with any liability retained by M-Wave.

Conditions to Completion of the Asset Sale

The parties’ obligations to consummate the Asset Sale are subject to the prior satisfaction, or waiver by the requiring party, of the conditions set forth below:

•	the representations and warranties of M-Wave and M-Wave International in the Asset Purchase Agreement must be true and correct as of the closing date of the Asset Sale;

•	M-Wave and M-Wave International shall have performed and complied with all of their respective covenants, obligations and agreements contained in the Asset Purchase Agreement;

•	M-Wave International shall have received evidence that M-Wave has obtained all consents and approvals required for the consummation of the Asset Sale;

•	M-Wave and M-Wave International shall have received all of the agreements and documents required to be delivered by the other party at closing;

•

there shall not be any action or proceeding by any governmental authority or other person restraining or prohibiting the consummation of the asset purchase or the integration of operations expected to occur after closing;

•	the Merger Transaction shall have become effective; and

•	M-Wave stockholder approval of the Asset Sale shall have been obtained.

Termination of the Asset Purchase Agreement

The Asset Purchase Agreement may be terminated at any time prior to the closing (whether before or after stockholder approval) upon any of the following circumstances:

•	by mutual written consent of M-Wave and M-Wave International;

•

by M-Wave or M-Wave International if the closing of the asset purchase does not occur by January 31, 2008, other than as a result of a failure by the party proposing to terminate the Asset Purchase Agreement to perform any of its obligations;

•	by M-Wave if the closing of the Merger Transaction does not occur;

•

by M-Wave or M-Wave International if any court of competent jurisdiction, or other governmental authority shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the transaction described in the Asset Purchase Agreement;

•	by M-Wave or M-Wave International if M-Wave stockholder approval shall not have been obtained at a stockholder meeting;

•	by M-Wave if M-Wave International fails to timely cure a material breach of any of its representations, warranties, covenants or agreements contained within the Asset Purchase Agreement;

•

by M-Wave if, prior to obtaining stockholder approval, either (i) it receives a proposal or offer relating to the direct or indirect acquisition or purchase of all or substantially all of the equity securities or consolidated assets of M-Wave and its subsidiaries, which the Board of Directors of M-Wave deems a superior proposal, or; (ii) the Board of Directors of M-Wave determines, after consultation with outside counsel, that failure to terminate the Asset Purchase Agreement would be inconsistent with its fiduciary duties; provided that M-Wave pays a termination fee to M-Wave International;

•	by M-Wave International if M-Wave fails to timely cure a material breach of any of its representations, warranties, covenants or agreements contained within the Asset Purchase Agreement;

•

by M-Wave if it determines that the consummation of the Asset Sale significantly impedes, hinders, delays or otherwise obstructs the consummation of the Merger Transaction and the transactions contemplated thereby, including the effectiveness of the registration of the shares of M-Wave common stock and M-Wave Series C Convertible Preferred Stock that are being registered in connection with the Merger Transaction, the effectiveness of this Joint Proxy Statement/Prospectus, or any necessary approvals of governmental authorities or The NASDAQ Stock Market; provided that M-Wave pays a termination fee to M-Wave International;

•	by M-Wave International if the employment of Joseph A. Turek or Robert Duke is terminated prior to the closing date of the Asset Sale without cause; or

•	by M-Wave if the Merger Agreement is terminated or the Merger Transaction is otherwise called off.

Effect of Termination

If the Asset Purchase Agreement is properly terminated, all obligations of the parties thereto shall terminate, except for the payment of the termination fee by M-Wave to M-Wave International in the amount of $30,000 in the event of termination for certain specified reasons as described in “Termination of the Asset Purchase Agreement” above, provided, however, that neither party will be relieved of liability for a willful or knowing breach of the Asset Purchase Agreement.

Go Shop Provisions

The Asset Purchase Agreement provides that for a period the 51 days following the date of the Asset Purchase Agreement, M-Wave shall have the right to: (i) initiate, solicit, facilitate and encourage other proposals or offers relating to the direct or indirect acquisition or purchase of all or substantially all of the equity securities or consolidated assets of M-Wave and its subsidiaries, including by way of providing access to non-public information to any other persons and (ii) enter into and maintain or continue discussions or negotiations with respect to other proposals or offers relating to the direct or indirect acquisition or purchase of all or substantially all of the equity securities or consolidated assets of M-Wave and its subsidiaries, or otherwise cooperate with or assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations relating thereto.

Closing of the Asset Sale

Following the satisfaction or waiver by the appropriate party of all of the conditions to each party’s obligations to complete the Asset Sale, the closing of the Asset Sale will take place on or before January 31, 2008, unless extended to a later date in accordance with the terms of the Asset Purchase Agreement.

Use of Proceeds

M-Wave will not receive any cash proceeds from the Asset Sale unless M-Wave’s working capital exceeds $770,000 at the closing of the Asset Sale, in which case cash proceeds, if any, will be used for general working capital purposes.

Opinion of M-Wave’s Financial Advisor

Fairness Opinion

The following description of the opinion of B. Riley & Company (“B. Riley”) is qualified in its entirety by reference to the full text of the opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken, as such opinion is set forth in Annex I. M-Wave stockholders are urged to read the opinion carefully and in its entirety.

B. Riley provided to the Special Committee of the Board of Directors of M-Wave its written opinion on July 12, 2007 that, as of that date, based upon and subject to the various factors and assumptions set forth in the opinion, the consideration to be received for the Acquired Assets and Assumed Obligations of its existing business, pursuant to the Asset Purchase Agreement is fair, from a financial point of view, to the stockholders of M-Wave.

The full text of the opinion of B. Riley, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached as Annex I to this Proxy Statement and is incorporated herein by reference. Stockholders are urged to read the opinion carefully and in its entirety. The summary of the opinion of B. Riley set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

B. Riley ’s opinion is directed only to the fairness of the consideration to be received, from a financial point of view to the stockholders of M-Wave and does not address M-Wave’s underlying business decision to proceed with or effect the Asset Sale or the structure thereof, the relative merits of the Asset Sale compared to any alternative business strategy or transaction in which M-Wave might engage, and does not imply or constitute a recommendation to M-Wave stockholders as to how to vote with respect to the proposed Asset Sale or to any action a stockholder should take with respect to the proposed Asset Sale.

In rendering its opinion, among other things, B. Riley:

(i)	reviewed the draft Asset Purchase Agreement dated June 20, 2007, which, for purposes of this opinion we have assumed, with your permission, to be identical in all material respects to the document to be executed;

(ii)	reviewed certain financial and other information about M-Wave that was publicly available;

(iii)	reviewed information about the Acquired Assets furnished to us by M-Wave’s Management including certain internal financial analyses, financial planning data, reports and other information;

(iv)	held discussions with various members of senior management of M-Wave concerning historical and current operations, financial conditions and prospects, including recent financial performance;

(v)	reviewed the recent share trading price history of M-Wave common stock;

(vi)	reviewed the valuations of publicly traded companies that we deemed comparable in certain respects to M-Wave;

(vii)	solicited interest in the Acquired Assets from certain potential competing strategic and financial acquirers; and

(viii)	conducted such other studies, analyses, inquiries and investigations as we deemed appropriate in rendering this opinion.

For purposes of its opinion, B. Riley relied upon and assumed the accuracy and completeness of the financial statements and other information provided to it by M-Wave or otherwise made available to it, and did not assume responsibility for the independent verification of that information. B. Riley relied upon the assurances of the management of M-Wave that the information provided to it was prepared on a reasonable basis in accordance with industry practice, that the financial planning data and other business outlook information reflects the best currently available estimates and judgment of M-Wave, that no material changes occurred in the information reviewed between the date the information was provided and the date of the opinion, and that M-Wave was not aware of any information or facts that would make the information provided to B. Riley incomplete or misleading. B. Riley expressed no opinion as to such financial planning data or the assumptions on which it is based.

The following is a brief summary of the material financial analyses performed by B. Riley in connection with its oral opinion and the preparation of its written opinion dated July 12, 2007. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by B. Riley, the tables must be read together with the text of each summary. Considering the summary data and tables alone could create a misleading or incomplete view of B. Riley’s financial analyses.

Summary of Proposal

B. Riley reviewed the financial terms of the Contemplated Transaction. Pursuant to the Purchase Agreement, the consideration value of 300,000 shares of M-Wave common stock to be received is equal to $828 thousand based on M-Wave’s closing stock price as of July 10, 2007. B. Riley also reviewed the implied range of value of the consideration to be received based on the daily closing prices of M-Wave’s common stock over various periods ended July 10, 2007.

The range of implied values were calculated by multiplying the number of shares to be received by the average of the closing prices for the various periods ending July 10, 2007. The range of implied consideration value is presented in the table below.

Period	Calculated Price	Implied Value of Consideration ($000’s)
Closing Price as of July 10, 2007	$2.90	$870
1-week (5-day) simple average price	$2.76	$828
1-month (20-day) simple average price	$2.94	$881
3-month (60-day) simple average price	$3.12	$935
6-month (120-day) simple average price	$3.28	$985
1-year simple average price	$3.12	$935
52-week high closing price	$4.22	$1,266
52-week low closing price	$2.06	$618

Additionally, based upon financial information for M-Wave’s existing business for the latest twelve-month period ended March 31, 2007, B. Riley calculated the following ratios:

Transaction Ratios(1)
Transaction Price/LTM Revenue(2)	0.1	x
Transaction Price/LTM EBITDA(2)	N/M
Transaction Price/E 2007 Adjusted EBITDA(3)	3.9	x
Transaction Price/Book Value(4)	0.8	x

(1)	Transaction Price based on M-Waves closing stock price as of July 10, 2007.
(2)	LTM = Latest twelve months ending March 31, 2007.
(3)	Based on M-wave’s estimated fiscal 2007 financial forecast, excluding public company related expenses and other adjustments.
(4)	Reflects estimated net book value of Acquired Assets and Assumed Obligations as of March 31, 2007.
*	N/M = Not Meaningful

Discounted Cash Flow Analysis

B. Riley performed two separate discounted cash flow analyses of M-Wave’s existing business wherein the present value of projected after-tax unlevered net free cash flows was determined by discounting those cash flows using discount rates and terminal year growth rates indicated below. The first analysis began by using operating projections for fiscal years ended 2007 through 2010 provided by M-Wave for revenue, expense and balance sheet accounts based on latest-twelve month financial statements as of March 31, 2007, under the assumption the existing business was operated as a public company. The second analysis utilized the same forecast, excluding public company related operating expenses and other adjustments, under the assumption the existing business is operated as a private company.

B. Riley noted that under the first forecast scenario, as a stand-alone public entity, the existing business is expected to continue generating both negative operating earnings and negative net free-cash flow into the foreseeable future. Net free-cash flow is defined as net income plus all non-cash charges such as depreciation and amortization, less any investments into working capital, less capital expenditures. As such, under this scenario the existing business has no market value as a going concern.

B. Riley noted that under the second forecast scenario, as a stand-alone private entity, the existing business is expected to generate both positive operating earnings and net free-cash flow through the forecast period and into the foreseeable future. As such, B. Riley performed a discounted cash flow analysis wherein the present value of the after-tax unlevered net free cash flows were calculated using a range of discount rates from 14.5% to

19.5%, with a mid-point of 17.0%. The discount rates used were based on the weighted average cost of capital (“WACC”). The WACC reflects both the after-tax cost of debt and the cost of equity, and takes into account various premia for market and company specific risk.

The terminal year cash flows were calculated using a range of terminal growth rates into perpetuity from 1.0% to 3.0%. The terminal values were then calculated by capitalizing the terminal year cash flow by the growth-adjusted discount rate, which was then discounted to the present using the discount rates above. The discounted cash flow analysis yielded a total enterprise value of the existing business, which is defined as the total market value of equity plus total interest bearing debt less cash. From this value we subtracted the value of any interest bearing debt to arrive at an indication of the market value of equity. This value was then adjusted for a liquidity discount associated with operating a private company. The analyses yielded an implied value range as follows:

Private Company Scenario

Range of Equity Values ($000s)
Discount Rate	Terminal Growth Rate
	1.0%	2.0%	3.0%
14.5%	$710	$714	$718
17.0%	$610	$613	$616
19.5%	$535	$537	$540

The analysis indicated an equity value range of $535 thousand to $718 thousand with a midpoint of $613 thousand. The results of this analysis can be compared to the implied consideration value of $828 thousand based on M-Wave’s closing stock price as of July 10, 2007.

Comparable Company Analysis

B. Riley compared and analyzed M-Wave’s market value and trading multiples with those of five selected publicly traded companies in the printed circuit board manufacturing industry that B. Riley believed were reasonably comparable. The selected companies are as follows:

•	DDI Corp.

•	SigmaTron International Inc.

•	Eltek Ltd.

•	IEC Electronics Corp.

•	Elecsys Corp

In examining these comparable companies, B. Riley calculated the Enterprise Value (“EV”) of each company (i.e., the market value of common equity, plus total interest bearing debt and liquidation value of outstanding preferred stock less cash and equivalents) as a multiple of its latest twelve-month (“LTM”) earnings before interest and taxes plus depreciation and amortization (“EBITDA”) and the market value of common equity to book value (“Price/Book ratio”). All projected data were obtained through publicly available sources. The share prices used in calculating the market values of common equity were based on closing prices as of July 10, 2007.

Based on an analysis of the selected companies, B. Riley developed a range of multiples based on the high, low and adjusted mean of the selected companies. The adjusted mean of the observed range represents the mean average of the range excluding the high and low observations of each data set. The developed ranges of multiples were applied to the relevant operating data of the existing business under the private company scenario to arrive at indications of value. Given that LTM EBITDA for the existing business is negative, B. Riley relied on the existing business’ forecasted 2007 EBITDA, adjusted for public company related expenses and other non-recurring expenses. In applying the price/book ratio, B. Riley calculated the net book value of the existing business based upon the estimated Acquired Assets and Assumed of Obligations as of March 31, 2007. The indications of value were then discounted for certain company specific risks and lack of liquidity associated with operating a private company. B. Riley’s analysis of the comparable companies’ trading multiples yielded the following results:

	Indicated Multiple Range(1)
Valuation Metric	Low	Adjusted Mean	High
EV/EBITDA ratio	3.4x	4.8x	6.1x
Price/Book ratio	0.5x	1.3x	2.0x

	Indicated Range of Equity Value ($000s)
Operating Data	Low	Adjusted Mean	High
E2007 Adjusted EBITDA(2)	$760	$1,060	$1,360
Adjusted Book Value(3)	$550	$1,400	$2,210

(1)	Multiple range reflects discounts for company specific risks and liquidity.
(2)	Based on M-wave’s estimated fiscal 2007 financial forecast, excluding public company related expenses and other adjustments.
(3)	Reflects net book value of estimated Acquired Assets and Assumed Liabilities, as of March 31, 2007.

B. Riley noted that the implied consideration value of $828 thousand was within the range suggested by the EV/EBITDA analysis of $760 thousand to $1.4 million and with in the range suggested by the price/book analysis of $550 thousand to $2.2 million.

The analysis indicated an equity value range of with a midpoint of $1.1 million . The results of this analysis can be compared to the implied consideration value of $828 thousand based on M-Wave’s closing stock price as of June 30, 2007.

Since no company utilized in the comparable company analysis is identical to M-Wave’s existing business. In evaluating the comparable companies, B. Riley made judgments and assumptions with regard to industry performance, general business, financial condition and prospects of each company. B. Riley also made judgments as to the relative comparability of such companies with M-Wave’s existing business and judgments as to the relative comparability of the various valuation parameters with respect to the companies. Mathematical analysis (such as determining the average or median) is not, by itself, a sufficient method of using comparable transaction data.

Market Test Analysis

At the request of the Special Committee of the Board of Directors, B. Riley conducted a market test for M-Wave’s existing business by soliciting competing interest from various potential strategic and financial acquirers beginning in early May of 2007 through June 30, 2007.

Prior to conducting this market test, B. Riley noted that M-Wave did not receive any unsolicited indications of interest for its existing business subsequent to the public disclosure of the Merger Transaction through its Form 8-K filing with the SEC and associated press release as of February 1, 2007, nor did it receive any unsolicited competing bids subsequent to the public disclosure of having received a non-binding letter of intent from Joseph A. Turek, its Chairman and CEO and Robert Duke, president of its Electro-Mechanical Group division, to purchase M-Wave’s existing business through its 8-K filing with the SEC as of March 22, 2007.

B. Riley identified ten (10) potential strategic investors and ten (10) potential financial investors that were deemed to be suitable for soliciting indications of interest as buyers for M-Waves existing business. The list of strategic investors consisted largely of companies that are industry participants and the list of financial investors consisted largely of private equity firms that are actively involved in acquisition activities.

B. Riley assisted M-Wave in developing a summary descriptive memorandum, which served as the primary marketing document. B. Riley made repeated attempts to solicit interest via phone calls and e-mail in conjunction with distributing the memorandum. The market test for both the strategic investors and financial investors yielded no competing interest for M-Wave’ existing business. A summary the market test results are summarized below:

Potential Strategic Investors	Status
Strategic investor #1	No Response
Strategic investor #2	Declined
Strategic investor #3	Declined
Strategic investor #4	No Response
Strategic investor #5	Declined
Strategic investor #6	Declined
Strategic investor #7	Declined
Strategic investor #8	No Response
Strategic investor #9	No Response
Strategic investor #10	No Response
Potential Financial Investors	Status
Financial Investor #1	No Response
Financial Investor #2	Declined
Financial Investor #3	No Response
Financial Investor #4	No Response
Financial Investor #5	No Response
Financial Investor #6	Declined
Financial Investor #7	Declined
Financial Investor #8	No Response
Financial Investor #9	No Response
Financial Investor #10	No Response

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analysis and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to a partial analysis or summary description.

The summary of B. Riley’s analyses set forth above does not purport to be a complete description of the presentation by B. Riley to the Board of Directors of M-Wave. In arriving at its opinion, B. Riley did not rely on any single analysis or factor described above, assign any particular weight to any analysis or factor considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

In its analysis, B. Riley made numerous assumptions with respect to M-Wave’s existing business the proposed Asset Sale, industry performance, general business, economic, market and financial conditions and other matters. Accordingly, B. Riley believes that its analyses and the summary set forth above must be considered as a whole, and that considering any portion of such analyses and summary of the factors considered, without considering all such analyses and factors, could create a misleading or incomplete view of the processes underlying the opinion.

Analyses relating to the fairness of transactions do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. The ranges of valuations resulting from any particular analysis described above should not be taken to be B. Riley ‘s view of the actual value of M-Wave’s existing business nor are they indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses.

B. Riley’s opinion was based on the business, economic, market and other conditions, as they existed as of June 30, 2007, and on the forecasts and projections previously provided to B. Riley. Because this analysis is inherently subject to uncertainty, being based on numerous factors or events beyond M-Wave’s control, B. Riley assumes no responsibility for future results or actual values that are materially different from the forecast or assumptions.

In arriving at its opinion, B. Riley did not perform appraisals or valuations of any specific assets or liabilities of M-Wave’s existing business, including the Acquired Assets and Assumed Obligations, and was not furnished with any such appraisals or valuations. Without limiting the generality of the foregoing, B. Riley undertook no independent analysis of any owned real estate, or any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which M-Wave is a party or may be subject and B. Riley ‘s opinion made no assumption concerning and therefore did not consider the possible assertion of claims, outcomes or damages arising out of any such matters. B. Riley made no physical inspection of the assets of M-Wave’s existing business, including the Acquired Assets and Assumed Obligations. B. Riley analyzed M-Wave’s existing business as a going concern and, accordingly, expressed no opinion as to liquidation value.

B. Riley assumed that the Merger Transaction will be non-taxable for United States federal and state income tax purposes.

B. Riley has advised the Board of Directors expressly in its opinion that B. Riley does not believe that any person (including an M-Wave common stockholder) other than the Board of Directors has the legal right to rely upon its opinion to support any claims against B. Riley arising under applicable state law and that, should any such claims be brought against B. Riley by any such person, this assertion will be raised as a defense. Should a claim arise, the availability of such a defense would be resolved by a court of competent jurisdiction. Resolution of the question of the availability of such a defense, however, will have no effect on the rights and responsibilities of the Board of Directors of M-Wave under applicable state law. Nor would the availability of such a state law defense to B. Riley have any effect on the rights and responsibilities of either B. Riley or the Board of Directors of M-Wave under the federal securities laws.

Pursuant to a letter agreement dated as of March 21, 2007, M-Wave has agreed to pay B. Riley a fee of $25,000 for its services referred to above including rendering its opinion, and has agreed to reimburse B. Riley for its reasonable expenses incurred in connection with its engagement by M-Wave upon delivery of B. Riley’s written opinion. M-Wave has also agreed to indemnify B. Riley and its directors, officers, agents, employees, affiliates, and controlling persons against any losses, claims, or liabilities to which B. Riley becomes subject in connection with its rendering of services, except those that arise from B. Riley ‘s gross negligence or willful misconduct.

Whether or not the Asset Sale is consummated, M-Wave has agreed to pay the reasonable out-of-pocket expenses of B. Riley and to indemnify B. Riley against liabilities incurred. These liabilities include liabilities under the federal securities laws in connection with the engagement of B. Riley by M-Wave.

Nature of Our Business After the Asset Sale

Assuming the Asset Sale and Merger Transaction receive all necessary approvals, the businesses of SunFuels and Blue Sun Biodiesel will be operated by M-Wave. See “Information with Respect to SunFuels, Inc. and Blue Sun Biodiesel LLC—Description of Business of SunFuels and Blue Sun Biodiesel LLC,” beginning on page 82.

Interests of Certain Persons in the Asset Sale

M-Wave International is controlled by Joseph A. Turek, who is our Chairman of the Board, President and Chief Operating Officer, and Robert Duke, who is the President of our EMG Division. The Asset Purchase Agreement provides for M-Wave to purchase a six-year extended reporting period endorsement under its existing directors’ and officers’ liability insurance coverage for the benefit of M-Wave’s directors and officers, including Mr. Turek and Mr. Duke.

Certain United States Federal Income Tax Consequences of the Asset Sale

The following are certain United States federal income tax consequences in connection with the Asset Sale. This summary is based upon the provisions of the Internal Revenue Code the (“Code”), applicable current and proposed United States Treasury Regulations, judicial authorities and administrative rulings and practice, all as in effect as of the date of the Joint Proxy Statement/Prospectus and all of which are subject to change, possibly on a retroactive basis.

Holders of M-Wave’s common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will not recognize any gain or loss due to the Asset Sale. M-Wave will recognize gain, if any, but not loss as a result of the Asset Sale. M-Wave anticipates that the Asset Sale would result in a loss of less than $500,000 for M-Wave; however, such loss will not be recognized by M-Wave for federal income tax purposes. M-Wave has net operating loss carryforwards of approximately $17 million, which may be available to offset any gain recognized as a result of the Asset Sale. The surrender by Mr. Turek or M-Wave International of shares in M-Wave will be a taxable transaction for Mr. Turek or M-Wave International.

Appraisal and Dissenters’ Rights

Under Delaware corporate law and M-Wave’s charter, M-Wave stockholders will not be entitled to dissenters’ rights of appraisal as a result of the Asset Sale.

Stockholder Vote Required

Approval of the sale of substantially all of the assets related to our existing business will require the affirmative vote of the holders of a majority of M-Wave’s common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS RELATED TO OUR EXISTING BUSINESS PURSUANT TO THE ASSET PURCHASE AGREEMENT.

M-WAVE PROPOSAL NO. 6—APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ONE-FOR-FOUR (1:4)

At the M-Wave annual meeting, M-Wave stockholders will be asked to vote upon a proposal to approve a one-for-four reverse stock split of M-Wave’s common stock, which we sometimes refer to as the “Reverse Stock Split,” for the following reasons:

(1) To comply with the initial listing requirements of the NASDAQ Capital Market. NASDAQ’s initial listing requirements require, among other things, that we demonstrate a closing bid price of at least $4.00 per share if, and when, the Merger Transaction is consummated;

(2) the Board of Directors believes a higher stock price may help generate investor interest in M-Wave; and

(3) the Board of Directors believes this action may attract additional investment in M-Wave.

Accordingly, the Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Certificate of Incorporation, as amended, to effect the Reverse Stock Split. Even if stockholders of M-Wave vote to approve this Proposal No. 6, M-Wave will not effectuate the Reverse Stock Split until after the closing of the Merger Transaction.

THERE ARE RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT, INCLUDING THAT THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF M-WAVE’S COMMON STOCK OR THAT ANY INCREASE IN THE PER SHARE PRICE OF THE COMMON STOCK WILL NOT BE SUSTAINED.

M-Wave expects that a reverse stock split of the common stock will increase the market price of the common stock so as to enable it to satisfy the minimum bid price listing standards for the listing of M-Wave on the NASDAQ Capital Market after the Merger Transaction. The Company cannot predict whether the Reverse Stock Split will increase the market price for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

(1) the market price per share of the common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of M-Wave’s common stock outstanding before the Reverse Stock Split; and

(2) the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.

The market price of M-Wave’s common stock will also be based on M-Wave’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of M-Wave’s common stock declines, the percentage decline as an absolute number and as a percentage of M-Wave’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Determination of the Ratio for the Reverse Stock Split

The ratio of the Reverse Stock Split was determined by M-Wave’s Board of Directors, in its sole discretion to be a ratio of one-for-four (1:4). In determining the ratio of the Reverse Stock Split, M-Wave’s Board of Directors considered numerous factors including the historical and projected performance of M-Wave’s common stock, prevailing market conditions and general economic trends, and placed emphasis on the expected closing price of the common stock in the period following the effectiveness of the Reverse Stock Split. M-Wave’s Board of Directors also considered the impact of the Reverse Stock Split ratio on investor interest.

Principal Effects of the Reverse Stock Split

If and when the Board of Directors decides to implement the Reverse Stock Split, the Company will amend Article 4 of M-Wave’s certificate of incorporation, relating to M-Wave’s authorized capital, in its entirety to state as follows (the following assumes stockholder approval of the amendment to M-Wave’s certificate of incorporation described in “M-Wave Proposal No. 3: Approve an Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of our Preferred Stock to 100,000,000 Shares”):

“4. Authorized Capital.

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Three-Hundred Million (300,000,000) shares, consisting of:

(1) One-Hundred Million (100,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock”); and

(2) Two-Hundred Million (200,000,000) shares of common stock, par value $.005 per share (“Common Stock”).

Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the certificate of incorporation containing this sentence each four (4) shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No stockholders will receive cash in lieu of fractional shares.”

The Reverse Stock Split will affect all of the stockholders uniformly and will not affect any stockholder’s percentage ownership interests in M-Wave, except to the extent that the Reverse Stock Split results in any of the stockholders owning a fractional share. All shares of issued common stock will remain fully paid and nonassessable. The amount of authorized shares of common and preferred stock will not be reduced or otherwise modified by the Reverse Stock Split. The Reverse Stock Split will apply to shares of M-Wave’s common stock underlying the preferred stock, but will not apply to the number of outstanding shares of the Company’s preferred stock. Accordingly, the Reverse Stock Split will not affect the number of shares of M-Wave’s preferred stock that are outstanding, but it will affect the number of shares of M-Wave common stock into which each share of M-Wave’s preferred stock is convertible. The Reverse Stock Split will not affect M-Wave’s continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split will take effect immediately after the completion of the Merger Transaction. Because the Reverse Stock Split will not take effect until after completion of the Merger Transaction, neither the exchange ratio for the SunFuels Merger of 7.1217 nor the exchange ratio for the Blue Sun Merger of 6,935.7796 will be affected by the Reverse Stock Split.

Prior to giving effect to the Reverse Stock Split and the shares of common stock to be issued in connection with the Merger Transaction, there were 1,813,150 common shares issued and outstanding, 848,186 common shares reserved for issuance under outstanding stock options and warrants, and 198,186,850 common shares authorized but not issued. M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is convertible into 318,878 and 2,204,051 shares, respectively, of M-Wave common stock.

After giving effect to the shares of common stock to be issued in connection with the Merger Transaction and the conversion of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock

into common stock, as contemplated by the Exercise Agreement, and the redemption of 300,000 shares of M-Wave’s common stock in connection with the Asset Sale, but without giving effect to the Reverse Stock Split or the issuance to the purchasers of SunFuels’ Series A Convertible Preferred Stock an additional 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock at $1.8956 per share, there will be approximately 37,681,474 common shares issued and outstanding, 7,753,326 common shares reserved for issuance under outstanding stock options and warrants, and 162,318,526 common shares authorized but not issued. M-Wave’s Series C Convertible Preferred Stock will be convertible into 5,967,393 shares of M-Wave common stock.

After giving effect to the shares of common stock to be issued in connection with the Merger Transaction and the conversion of M-Wave’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into common stock, as contemplated by the Exercise Agreement, the redemption of 300,000 shares of M-Wave’s common stock in connection with the Asset Sale, the Reverse Stock Split, and the issuance to the purchasers of SunFuels’ Series A Convertible Preferred Stock an additional 5,341,275 shares of M-Wave’s Series C Convertible Preferred Stock at $1.8956 per share, there will be approximately 9,420,369 common shares issued and outstanding, 1,938,334 common shares reserved for issuance under outstanding stock options and warrants, and 190,579,632 common shares authorized but not issued. There will be 11,304,858 shares of M-Wave’s Series C Convertible Preferred Stock outstanding, which will be convertible into approximately 2,826,215 shares of M-Wave common stock.

M-Wave has outstanding convertible preferred stock, options and common stock purchase warrants. The general effect of the Reverse Stock Split on these instruments will be (i) to reduce the number of shares of common stock, issued upon conversion of the convertible preferred stock or upon exercise of the options or warrants, in an amount which corresponds to the ratio selected by the Board of Directors for the Reverse Stock Split, and (ii) to increase the conversion price or the exercise price, as the case may be, in an amount which corresponds to the ratio selected by the Board of Directors for the Reverse Stock Split.

The shares of authorized, but unissued common stock will be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, and sales of common stock or securities convertible into common stock. M-Wave does not have any present intention, plan, arrangement or agreement, written or oral, to issue shares of common stock for any purpose, except for the issuance of shares of common stock upon (1) stockholder approval of M-Wave Proposal No. 3 described in this Joint Proxy Statement/Prospectus (See “M-Wave Proposal No. 3: Approve an Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of our Preferred Stock to 100,000,000 Shares”), or (2) the exercise of outstanding convertible securities, options or warrants to purchase common stock. Although M-Wave does not have any present intention to issue shares of common stock, except as noted above, M-Wave may in the future raise funds through the issuance of common stock when conditions are favorable, even if M-Wave does not have an immediate need for additional capital at such time. M-Wave believes that the availability of the additional shares will provide M-Wave with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If M-Wave issues additional shares, the ownership interests of holders of M-Wave’s common stock may be diluted.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The Reverse Stock Split will become effective on the Split Effective Date. Beginning on the Split Effective Date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

If this proposal is approved, as soon as practicable after the Split Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. The Reverse Stock Split will take place on the Split Effective Date without any action on the part of the holders of M-Wave common stock and without regard to current certificates representing shares of M-Wave common stock being physically surrendered for certificates representing the number of shares of M-Wave common stock each stockholder is entitled to receive as a result of the Reverse Stock Split.

Effect on Certificated Shares

If you hold any of your shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions on how to surrender your certificates representing your pre-reverse stock split shares to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Effect On M-Wave’s Employees and Directors

If you are an M-Wave employee, the number of shares reserved for issuance under M-Wave’s existing stock option plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

If you are a current or former employee or a director of M-Wave, you may own M-Wave restricted securities, which would all be adjusted based on the reverse stock split ratio selected by the Board of Directors.

Accounting Matters

The Reverse Stock Split will not affect total stockholders’ equity on M-Wave’s balance sheet. However, because the par value of the M-Wave common stock will remain unchanged on the Split Effective Date, the components that make up total stockholders’ equity will change by offsetting amounts. The stated capital component will be reduced to an amount equal to a ratio of one-to-four shares of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the M-Wave common stock will be increased because there will be fewer shares of M-Wave’s common stock outstanding. Prior periods’ per share amounts will be restated to reflect the Reverse Stock Split.

Potential Anti-Takeover Effect

The increased proportion of authorized shares of preferred stock that may be issued could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of M-Wave’s Board of Directors or contemplating a tender offer or other transaction for the combination of M-Wave with another company). The Reverse Stock Split proposal is not being proposed in response to any effort of which M-Wave is aware of to accumulate shares of M-Wave’s common stock or to obtain control of M-Wave, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the Reverse Stock Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to reduce or interfere with the ability of third parties to take over or change the control of M-Wave.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split to “U.S. holders” (as defined below) of M-Wave common stock.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed United States Treasury Regulations, judicial authorities and administrative rulings and practice, all as in effect as of the date of the Joint Proxy Statement/Prospectus and all of which are subject to change, possibly on a retroactive basis. This summary does not purport to be complete and does not address the United States federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any state, municipality or foreign country in which the holders of M-Wave common stock may reside, and does not discuss any non-income tax consequences.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of M-Wave common stock that is for United States federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or (iv) an estate the income of which is subject to United States federal income tax regardless of its source.

Holders of M-Wave common stock who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under United States and non-United States tax laws.

The United States federal income tax consequence to a partner in an entity treated as a partnership, for United States federal income tax purposes, that holds M-Wave common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding M-Wave common stock should consult their own tax advisors.

This discussion does not address all aspects of United States federal income taxation that may be relevant to a U.S. holder in light of its personal circumstances or to U.S. holders subject to special treatment under the United States federal income tax laws (for example, insurance companies, dealers or brokers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass-through entities (and persons holding M-Wave common stock through a partnership or other pass-through entity), United States expatriates and stockholders subject to alternative minimum tax, U.S. holders who hold M-Wave common stock as part of a hedging, “straddle,” conversion, constructive sale or other integrated transaction, a person whose functional currency for United States federal income tax purposes is not the U.S. dollar or U.S. holders who acquired their M-Wave common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any aspect of foreign, state, local, estate or gift taxation that may be applicable to a U.S. holder.

Holders of M-Wave common stock are strongly urged to consult with their own tax advisors as to the United States federal income tax consequences of the Reverse Stock Split based on their particular circumstances as well as the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

No gain or loss should be recognized by a U.S. holder upon such U.S. holder’s exchange of old shares for new shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse

Stock Split (including any fraction of a new share deemed to have been received) should be the same as the stockholder’s aggregate tax basis in the old shares exchanged therefor. The U.S. holder’s holding period for the new shares should include the period during which the U.S. holder held the old shares surrendered in the Reverse Stock Split.

M-Wave’s view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

Appraisal and Dissenters’ Rights

Under Delaware corporate law and M-Wave’s charter, M-Wave stockholders will not be entitled to dissenters’ rights of appraisal as a result of the Reverse Stock Split, and M-Wave will not independently provide stockholders with any such right.

Stockholder Vote Required

Approval of the Reverse Stock Split will require the affirmative vote of the holders of majority of M-Wave’s common stock.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL NO. 6 TO APPROVE THE REVERSE STOCK SPLIT.

SUNFUELS PROPOSAL NO. 1

APPROVE THE MERGER AGREEMENT

At the SunFuels meeting, SunFuels shareholders will be asked to vote upon a proposal to approve the Merger Agreement entered into on January 26, 2007, by and among M-Wave, Ocean Merger Sub, Inc., SunFuels, Inc. and Blue Sun Biodiesel, LLC. For a summary and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger Transaction throughout this Joint Proxy Statement/Prospectus, including the information set forth in “The Merger Transaction,” “The Merger Agreement” and “The SunFuels Special Meeting.”

Shareholder Vote Required

The approval of the proposal by SunFuels shareholders requires that (i) the holders of at least a majority of the issued and outstanding shares of SunFuels common stock as of the record date, including shares of common stock issuable upon conversion of SunFuels Series A Convertible Preferred Stock, cast votes in favor of such proposal, and (ii) the holders of at least a majority of the issued and outstanding shares of SunFuels Series A Convertible Preferred Stock as of the record date cast votes in favor of such proposal, each voting as a separate group. As of [•], the record date for the special meeting, there were 4,447,763 shares of common stock and 791,815 shares of Series A Convertible Preferred Stock of SunFuels outstanding and entitled to vote.

Pursuant to voting agreements dated as of January 26, 2007, Jeffrey Probst, Justin Bzdek, Tony Falbo, Sean Lafferty, John Long, and the holders of 100% of the Series A Convertible Preferred Stock of SunFuels, along with certain other shareholders of SunFuels, who collectively beneficially own securities with the voting power equivalent to that of approximately 2,636,474 common shares (or approximately 51% of the voting power of our capital stock), have each agreed to vote their shares for this proposal to approve the Merger Agreement.

The SunFuels Board of Directors recommends a vote FOR the approval of the Merger Agreement.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law provides that if the certificate of incorporation so provides, the personal liability of a director for breach of fiduciary duty as a director may be eliminated or limited, but that the liability of a directors is not limited or eliminated for (a) any breach of the directors’ duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends, stock repurchases or redemptions, (d) any transaction in which the director received an improper personal benefit, or (e) any act or omission that occurs before the effective date of the provision in the articles eliminating or limiting liability. M-Wave’s Certificate of Incorporation contains a provision eliminating the personal liability of its directors for breach of fiduciary duty, subject to the foregoing limitations. We are not aware of any pending or threatened litigation to which the limitation of directors’ liability would apply.

LEGAL MATTERS

The validity of the shares representing the common stock of M-Wave being issued in connection with the Merger Agreement will be passed upon by Sidley Austin LLP. Certain U.S. federal income tax consequences relating to the Merger Transaction will be passed upon by Faegre & Benson LLP.

EXPERTS

The consolidated financial statements of M-Wave incorporated in this Joint Proxy Statement/Prospectus by reference from M-Wave’s Annual Report on Form 10-KSB for the year ended December 31, 2006 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of SunFuels as of December 31, 2006 and for the year then ended appearing in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of SunFuels for the year ended December 31, 2005 have been audited by Rickards Long & Rulon, LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to M-Wave in a timely manner.

Proposals submitted for inclusion in M-Wave’s proxy statement for the 2008 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act must be received on or before December 31, 2007. Under M-Wave’s Bylaws, stockholder proposals for consideration at the 2008 annual meeting, but not for inclusion in the proxy statement, must be submitted to M-Wave’s Secretary, 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131, by no later than 60 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2008 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date of the previous year’s annual meeting, then the deadline for submitting such proposals shall be the later of (i) 60 days before the meeting date or (ii) the 10th day following the day on which public announcement of the meeting date is first made. Notice of such proposals must also comply with the provisions of Section 2.6 of Article 2 of M-Wave’s Bylaws. M-Wave has received no stockholders nominations or proposals for the 2007 annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

M-Wave files annual, quarterly and special reports, proxy statements and other Information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, proxy statements and other information at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC Public Reference Room. The SEC also maintains a website that contains these reports, proxy statements and other information at http://www.sec.gov.

Certain important business and financial information about M-Wave is contained in the annual, quarterly, and current reports included as annexes to this Joint Proxy Statement/Prospectus. Specifically, each of the documents set forth below has previously been filed with the SEC, and is included as an annex to this Joint Proxy Statement/Prospectus:

Annex J:	Annual Report on Form 10-KSB (as amended) for the year ended December 31, 2006
Annex K:	Quarterly Report on Form 10-QSB (as amended) for the quarter ended March 31, 2007
Annex L:	Quarterly Report on Form 10-QSB (as amended) for the quarter ended June 30, 2007
Annex M:	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007
Annex N:	Current Report on Form 8-K dated as of January 4, 2007
Annex O:	Current Report on Form 8-K dated as of January 5, 2007
Annex P:	Current Report on Form 8-K dated as of February 1, 2007
Annex Q:	Current Report on Form 8-K dated as of March 22, 2007
Annex R:	Current Report on Form 8-K dated as of July 20, 2007
Annex S:	Current Report on Form 8-K dated as of November 20, 2007

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this Joint Proxy Statement/Prospectus other than those contained in this Joint Proxy Statement/Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by M-Wave. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities other than the common stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Joint Proxy Statement/Prospectus nor any sale made under this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of M-Wave or that information contained herein is correct as of any time subsequent to the date hereof.

SUNFUELS, INC. AND SUBSIDIARIES

SUNFUELS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,583,735	$319,260
Restricted cash held by consolidated subsidiary	1,530,681	—
Accounts receivable	1,086,044	274,082
Inventories	879,906	663,149
Prepaid expenses and other current assets	54,183	141,444

Total current assets	5,134,549	1,397,935
Property and equipment, net
Office furniture and equipment	153,678	18,834
Accumulated depreciation	(19,452)	(7,432)

Net office furniture and equipment	134,226	11,402
Construction in progress	9,310,124	56,748

Net property and equipment	9,444,350	68,150
Other assets:
Investments	5,038	155,570
Deferred bank financing costs	176,367	—
Deposits	44,596	29,626
Restricted bank certificate of deposit	3,229,544	—
Other	10,194	63,111

Total other assets	3,465,739	248,307

Total assets	$18,044,638	$1,714,392

Liabilities, minority interest and stockholders’ equity
Current liabilities:
Accounts payable	$1,769,349	$310,154
Accounts payable, related party	2,116,713	—
Deferred grant advances	225,000	500,000
Accrued payroll and vacation payable	107,325	51,038
Other current liabilities	373,418	9,833
Note payable, related party	—	300,000

Total current liabilities	4,591,805	1,171,025
Long-term debt	1,031,148	—
Minority interest in joint venture	4,494,482	—
Stockholders’ equity:
Convertible preferred stock; $13.50 par value; Series A 2,000,000 shares authorized; $10,125,000 liquidation preference plus 8% annual cumulative dividend; 806,633 and 0 shares issued and outstanding, respectively, at September 30, 2007 and December 31, 2006	10,136,707	—
Common stock, no par value, 100,000,000 shares authorized; 4,447,763 shares issued and outstanding	6,860,993	3,101,338
Accumulated deficit	(9,070,497)	(2,557,971)

Total stockholders’ equity	7,927,203	543,367

Total liabilities, minority interest and stockholders’ equity	$18,044,638	$1,714,392

See accompanying notes to unaudited condensed consolidated financial statements.

SUNFUELS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
	2007	2006
Operating income
Net sales	$10,743,168	$5,951,687
Cost of goods sold	(10,113,729)	(5,559,966)

Gross profit	629,439	391,721
Operating costs and expenses
Selling, general and administrative expenses	(2,646,365)	(646,653)
Construction-phase expenses related to joint venture	(532,708)	—
Research and development grant income	275,000	239,588
Research and development expenses	(398,534)	(324,424)

Total operating costs and expenses	(3,302,607)	(731,489)

Loss from operations	(2,673,168)	(339,768)
Other income (expense)
Interest income	253,202	29,086
Interest expense	(3,563)	(53,898)
Other income, net	544	400

Total other income (expense)	250,183	(24,412)

Loss before income taxes and minority interest	(2,422,985)	(364,180)
Minority interest in (income) loss of consolidated subsidiaries	195,933	3,789

Net loss before provision for income taxes	(2,227,052)	(360,391)
Provision for income taxes	—	—

Net loss	(2,227,052)	(360,391)
Beneficial conversion option of warrants	(3,720,815)	—
Preferred stock dividends	(564,659)	—

Net loss applicable to common stockholders	$(6,512,526)	$(360,391)

Weighted average shares outstanding	4,447,763	4,409,471
Net loss per share applicable to common stockholders	$(1.46)	$(0.08)

See accompanying notes to unaudited condensed consolidated financial statements.

SUNFUELS, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Shareholders’ Equity

Nine Months Ended September 30, 2007

(unaudited)

	Series A Convertible Preferred Stock		Common Stock		Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2006	—	$—	4,447,763	$3,101,338	$(2,557,971)	$543,367
Issuance of preferred stock	750,000	10,125,000	—	—	—	10,125,000
Preferred stock dividends	41,819	564,659	—	—	(564,659)	—
Fair value of warrants	—	(3,720,815)	—	3,720,815	—	—
Dividend related to beneficial conversion feature of preferred stock	—	3,720,815	—	—	(3,720,815)	—
Employee stock compensation	—	—	—	38,840	—	38,840
Preferred stock issued to investment advisor	14,814	200,000	—	—	—	200,000
Stock issuance costs	—	(752,952)	—	—		(752,952)
Net loss	—	—	—	—	(2,227,052)	(2,227,052)

Balance at September 30, 2007	806,633	$10,136,707	4,447,763	$6,860,993	$(9,070,497)	$7,927,203

See accompanying notes to unaudited condensed consolidated financial statements.

SUNFUELS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2007	2006
Operating activities
Net loss	$(2,227,052)	$(360,391)
Adjustments to reconcile to cash used in operating activities:
Minority interest in loss of consolidated subsidiaries	(195,933)	(3,789)
Expenses related to non-cash capital contribution to joint venture	456,546	—
Depreciation	12,020	1,543
Stock-based compensation expense	38,840	59,127
Change in assets, (increase) decrease:
Accounts receivable	(811,962)	(399,358)
Inventory	(216,757)	(378,930)
Prepaid expenses	87,262	25,254
Other assets	37,944	(7,711)
Change in liabilities, increase (decrease):
Accounts payable	336,858	137,220
Deferred grant revenue	(275,000)	(94,115)
Accrued expenses	419,872	59,133

Net cash used in operating activities	(2,337,361)	(962,017)
Investing activities
Purchases of office furniture and equipment	(134,844)	(3,611)
Cash payment for construction in progress	(4,486,454)	(18,925)
Proceeds from sales of investments	150,532	150,506
Increase in restricted cash held by consolidated subsidiary	(1,530,681)	—
Purchase of restricted bank certificate of deposit	(3,229,544)	—

Net cash (used in) provided by investing activities	(9,230,991)	127,971
Financing activities
Issuance of long-term debt	1,031,148	—
Repayment of loan from related party	(300,000)	(1,701)
Stock issuance costs	(552,952)	—
Deferred loan costs	(176,367)	—
Capital contribution to joint venture by minority interest	2,706,000	—
Gross proceeds from sales of preferred and common stock	10,125,000	606,104

Net cash provided by financing activities	12,832,829	604,403

Net increase (decrease) in cash	1,264,477	(229,643)
Cash and cash equivalents, beginning of period	319,260	519,064

Cash and cash equivalents, end of period	$1,583,737	$289,421

Supplemental information
Cash payments for interest	$3,563	$53,898
Non-cash expenses related to capital contribution to joint venture	456,546	—
In-kind capital contribution to joint venture included in construction-in-progress	1,527,873	—
Preferred stock issued to investment advisor	200,000	—

See accompanying notes to unaudited condensed consolidated financial statements.

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

September 30, 2007

1. Nature of Business and Significant Accounting Policies

Nature of Business and Organization

SunFuels, Inc. (SunFuels) was incorporated on November 19, 2001, in Colorado. In 2003, SunFuels formed Blue Sun Biodiesel, LLC (Blue Sun) and during 2004, contributed substantially all of its assets and activities to Blue Sun. SunFuels owned approximately 95% of Blue Sun at September 30, 2007. The other owners of Blue Sun are Blue Sun Producers, Inc. (4%), and Progressive Producers Non-Stock Cooperative (1%). Blue Sun’s current activities are the marketing and wholesale distribution of biodiesel motor fuel throughout the western United States.

In 2005, Blue Sun formed Blue Sun Energy Partners, LLC (BSEP) and Blue Sun Energy Partners Oklahoma, LLC (BSEPO) (collectively, the Subsidiaries). The Subsidiaries were established to engage in the future development of biodiesel production facilities that were intended to use virgin vegetable oils to produce high-grade biodiesel motor fuel and crude glycerin for resale. Currently, Blue Sun owns 100% of each of these subsidiaries. Blue Sun plans to liquidate these entities in favor of building biodiesel plants under the ARES/Blue Sun joint venture (see below). As used with these unaudited notes to financial statements of SunFuels, Inc. and Subsidiaries, SunFuels, Blue Sun, and each of the other consolidated entities are referred to as the Company.

Blue Sun Producers, Inc. (the Cooperative) is a Colorado cooperative whose members consist of agricultural producers who grow oilseed for the exclusive use of Blue Sun. The Cooperative was established to connect Colorado, Kansas, Oklahoma, Wyoming, and Montana oilseed producers to the Rocky Mountain biodiesel market through Blue Sun, and to coordinate and secure a production base that could supply a reliable source of oilseed that will be used as feedstock oil for a biodiesel production facility to be constructed by the Company.

On January 30, 2007, Blue Sun entered into a joint venture arrangement with ARES Corporation (ARES) to develop and jointly own biodiesel refining technology, to construct and operate Blue Sun branded B100 biodiesel production facilities, and to identify and to pursue other opportunities to commercialize the technology owned by the joint venture. Pursuant to the joint venture agreement, ARES Blue Sun Development, LLC (ABSD), a Delaware limited liability company, was formed. As of September 30, 2007, Blue Sun has contributed $5,199,000 in cash to ABSD. As of September 30, 2007, ARES has contributed $2,706,000 in cash to ABSD and engineering and other services valued at $2,493,000 for a total of $5,199,000 in connection with the design, construction and operation of ABSD’s first biodiesel production facility. The non-cash capital contribution by ARES of $2,493,000 includes ARES’ normal profit margin on such services of $508,581, and which has been eliminated upon the consolidation of ABSD with the Company. The resulting amount of $1,984,419 reflects the estimated direct cost incurred by ARES associated with the non-cash capital contribution to date. Of this amount, $456,546 was charged to expense during the nine-month period ended September 30, 2007. The remainder, $1,527,873, is included in construction-in-progress at September 30, 2007. At September 30, 2007, ARES’ total contribution to ABSD is included in the amount credited to “Minority interest in joint venture” in the consolidated balance sheet. This amount at September 30, 2007 is comprised of a cash contribution to ABSD of $2,706,000, non-cash contributions at ARES’ estimated cost of $1,984,419 and ARES’ share of the net loss to date of the joint venture of $195,933.

Consolidation Policy and Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of SunFuels and its majority owned subsidiaries, Blue Sun, BSEP, BSEPO, and the variable interest entities, Blue Sun Producers, Inc., and ABSD (see below). All significant intercompany amounts have been eliminated in these consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

accruals) considered necessary for a fair presentation of the results of operations for the nine-month periods ended September 30, 2007 and 2006 have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the years ended December 31, 2006 and 2005.

Consolidation of Variable Interest Entities

Under FASB Interpretation No.46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity, Blue Sun Producers, Inc. (the Cooperative) and ABSD have been determined to be variable interest entities (“VIEs”).

The Cooperative is a Colorado cooperative whose members consist of agricultural producers who grow oilseed for the exclusive use of Blue Sun. The Cooperative was established to connect Colorado, Kansas, Oklahoma, Wyoming, and Montana oilseed producers to the Rocky Mountain biodiesel market through Blue Sun, and to coordinate and secure a production base that could supply a reliable source of oilseed that will be used as feedstock oil for a biodiesel production facility to be constructed by the Company. Because all of the operations of the Cooperative are performed on behalf of the Company, and they have common management, the Company determined that the Cooperative should be consolidated in accordance with FIN 46(R). Although the Company is required by FIN 46(R) to consolidate the Cooperative in its financial statements, the Company has no equity ownership interest in the Cooperative. The Cooperative acquired a 4% interest in Blue Sun in 2004 for $208,000. As a result of the losses by Blue Sun, the Cooperative’s minority interest in Blue Sun is zero at September 30, 2007. The Company has recorded 100% of the loss incurred in 2007 by Blue Sun. Other than its investment in Blue Sun, the Cooperative has nominal assets and liabilities. The creditors of the cooperative have no recourse to the general credit of the Company.

ABSD is a joint venture between the Company and ARES, each of whom has a 50% equity interest in ABSD, to develop and jointly own biodiesel refining technology, to construct and operate Blue Sun-branded B100 biodiesel production facilities, and to identify and to pursue other opportunities to commercialize the technology owned by the joint venture. The first production facility is under construction and is expected to cost approximately $16 million at completion. Production is expected to begin by the end of the first quarter of calendar year 2008. The facility is designed to annually produce approximately 15 million gallons of biodiesel and synthetic fuels. ABSD may construct additional production facilities in the future. The Company is obligated under the joint venture agreement to purchase all saleable product produced by ABSD, which the Company will in turn market and distribute on a wholesale basis.

All of the assets of ABSD, consisting primarily of cash, a restricted certificate of deposit and construction-in-progress at September 30, 2007, which amount to approximately $1.5 million, $3.2 million, and $8.8 million, respectively, are pledged in support of future indebtedness. In addition, the Company and ARES have each guaranteed, individually and collectively, all of the bank indebtedness of ABSD (see below). The asset retirement obligation at September 30, 2007 is not significant. Because the Company is deemed to be the primary beneficiary of the joint venture, ABSD is included in the consolidated financial statements of the Company. The unsecured creditors of ABSD have no recourse to the general credit of the Company.

Use of Estimates

Preparing the Company’s unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The provisions of SFAS No. 157 should be applied prospectively as of the beginning of the fiscal year in which SFAS No. 157 is initially applied, except in limited circumstances. The Company expects to adopt SFAS No. 157 beginning January 1, 2008. The Company is currently evaluating the impact that this pronouncement may have on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company expects to adopt SFAS No. 159 beginning January 1, 2008. The Company is currently evaluating the impact that this pronouncement may have on its consolidated financial statements.

Cash, Cash Equivalents and Restricted Cash

The Company considers cash on hand, amounts held in banks, and highly liquid investments that have original maturities of less than three months when purchased to be cash equivalents. As of September 30, 2007, the Company’s cash and cash equivalents were deposited primarily in four financial institutions.

Restricted cash at September 30, 2007 is held by the joint venture in two financial institutions and is restricted for use solely in construction of the first fuel production facility in Clovis, New Mexico and payment of future interest on certain bank indebtedness. Future distributions, if any, to the joint venture partners are limited by certain bank debt agreements. Upon distribution of any cash to the joint venture partners, 50% of any distributions will be payable to ARES.

Certificate of Deposit, Restricted

As of September 30, 2007, ABSD holds a certificate of deposit (CD) in the amount of $3,229,544 that matures August 21, 2008 and is restricted as cash collateral for the construction loan (see Note 4). The deposit automatically renews at maturity and currently bears interest at a rate of 4.95%. Fifty percent of this CD is to be released from restriction two years from the expected loan closing date during the first quarter of calendar year 2008, and the remaining fifty percent released March 31, 2013, provided there are no events of default, and certain tax incentives have remained in place.

Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Due to the Company’s history with its customers, the Company has not recorded an allowance for uncollectible receivables at September 30, 2007.

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

Included in accounts receivable is approximately $341,000 for which application has been made under the Federal Biodiesel Incentives program.

Inventories

Inventories include canola oil, ground canola meal, seed, fuel additives, and biodiesel fuel. Inventories are stated at the lower of cost (first-in, first-out basis) or market.

As a certified blender of biodiesel fuel, the Company may be eligible for certain federal incentive programs. When all requirements of the applicable incentive program have been met, generally occurring at the time of blending, the Company records a reduction to cost of inventory for the credit expected to be received.

Investments

As of September 30, 2007, the Company holds a certificate of deposit that matures in April, 2008. The certificate allows for a withdrawal once a month of less than the entire balance ($5,038 at September 30, 2007) without penalty. The certificate bears interest at 4.28%.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the nine-month periods ended September 30, 2007 and 2006 was $21,514 and $2,680, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, certificates of deposit and accounts payable and long-term debt. The recorded amounts of these accounts approximate their fair values based on their short-term nature.

Property and Equipment

Property and equipment are recorded at cost at date of purchase. Depreciation is computed by the straight-line method, over estimated useful lives ranging from 5 to 10 years. Assets included in construction-in-progress are not depreciated until completed and placed into service.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence that an arrangement exists, products and services have been delivered, selling prices are fixed and determinable and not subject to refund or adjustment, and collection of amounts due is reasonably assured.

Delivery occurs when goods are shipped and title and risk of loss transfer to the customer, in accordance with the terms specified in the arrangement with the customer. Revenue recognition is deferred in all instances where the earnings process is incomplete.

As a blender of biodiesel fuels the Company qualifies for certain federal tax credits of one dollar ($1.00) per gallon of blended fuel produced by the Company. When the Company sells unblended fuel to a customer, who then blends the fuel with other additives, the customer becomes the blender of record and is entitled to the federal

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

tax credit. In the latter case, the sales price of the fuel to the customer is $1 higher than when the Company is the blender of record and entitled to the federal tax credit. During the nine-month periods ended September 30, 2007 and 2006, on fuel sales of $3,692,547 and $2,333,226, respectively, the Company was the blender of record and on fuel sales of $6,503,017 and $3,604,504, respectively, the customer was the blender of record. Because the credits, when due to the Company, are not part of the Company’s proceeds from sales to third parties but are an incentive for producers and blenders, the Company recognizes these credits as a reduction of cost. The Company’s core activities are the generation of revenues from suitable biodiesel feedstocks, biodiesel production and fuel blending and distribution of these products.

Grant Revenue

Grant revenue is recognized when earned.

Research and Development Costs

The Company expenses research and development costs in the period incurred and records the expense in research and development grant expense to the extent of grants received from third parties. For the nine-month periods ended September 30, 2007 and 2006, total research and development costs amounted to $398,534 and $324,424, respectively. Of these amounts for each of the above periods, $275,000 and $239,588, respectively, of these costs were offset by research and development grants received from third parties. The grant revenue amount for 2007 represents a portion of a grant received in 2005 that was in dispute until September 2007 when the matter was resolved (see Note 5).

Income Taxes

The Company will charge all future interest and penalties, if any, related to additional assessments to other costs. To date, the Company has not been examined by any tax authority to which the Company is subject to such jurisdiction. Thus, all years are open to possible examination, subject to applicable statutes of limitations.

2. Related-Party Transactions

Grain Purchases

Blue Sun entered into an exclusive oilseed supply agreement with the Cooperative on October 11, 2004, whereby the Cooperative’s producers will grow and harvest the oilseed crop for the exclusive use of Blue Sun. The Cooperative has a minority ownership interest in Blue Sun and shares management personnel with Blue Sun. The initial term of the agreement is five years but may be extended upon terms that are mutually acceptable to both parties. The agreement contains various requirements related to the seed to be planted, inspection and storage of the crop, and minimum oilseed quality standards.

Stock Rights

The Company, the original four founding shareholders (Founders) and approximately 72 other shareholders (Other Shareholders) have entered into an agreement giving the Company and the Founders rights of refusal (first to the Company and then to the Founders) and certain other rights regarding shares issued to any other party to this agreement. In the event any of the Other Shareholders wish to sell their equity interest in the Company and the Company does not exercise its rights under the agreement, then the Founders have the next right to purchase the selling shareholders’ equity interest.

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

Administrative Costs

Blue Sun provides administrative, capital fundraising, accounting, and other services to the Cooperative. Blue Sun does not allocate personnel costs to the Cooperative for the services that it provides.

Original Contribution of Assets

The Founders originally contributed assets having a cost basis of approximately $7,000 and intellectual property including processes, business plan, and experience for their initial 1,290,000 shares of Common Stock.

Joint Venture—Ares Blue Sun Development, LLC

At September 30, 2007, ABSD has accounts payable to ARES of $2,116,713 for services associated with the construction of the production facility in Clovis, New Mexico. This liability is expected to be settled from additional cash contributions to ABSD, conversion to a structured payout, conversion to a non-cash capital contribution or a combination of all three alternatives. All of these costs are included in construction-in-progress at September 30, 2007.

As of September 30, 2007, the Company and ARES each have a 50% equity interest in ABSD. It is the intention of the partners that this ownership ratio will be maintained going forward as ABSD potentially builds other production facilities. The Company has agreed to purchase all of the saleable products produced by the facilities at a price calculated weekly by a formula included as part of the joint venture agreement and handle all distribution, marketing, and selling of the products for its own account downstream from the production activities. Upon the commencement of production by ABSD, the Company will cease all present activities in the production and distribution of the fuels and not compete in any way with ABSD. ARES and the Company will license to ABSD all of their respective intellectual property in the formulation and production of the products.

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

3. Business Segments

The Company has two internal operating segments, which are the Company’s reportable segments—fuel distribution and agriculture—both of which play a distinct role related to achieving Blue Sun’s goal of becoming a vertically integrated agriculture-energy company. The Cooperative is included in the agriculture segment of the Company’s business. Each segment has distinct operating objectives in terms of markets, customers and suppliers that readily result in the activities of each being exclusive from the other. Because the daily operations of the two segments are combined as to resources and personnel, it is not practicable to fully disaggregate the assets and operating expenses of the Company into its two operating segments. Research and development activities are non-revenue producing and are funded by internally-generated cash and by grants received from third-parties. Operating results and assets by segment for the nine-month period ended September 30, 2007 were as follows:

	Agriculture	Fuel Distribution	Reconciling Items	Consolidated
For the nine-month period ended September 30, 2007:
Sales	$547,604	$10,195,564		$10,743,168
Cost of sales	(501,473)	(9,612,256)		(10,113,729)
Research and development expenses, net of grants received			$(123,534)	(123,534)
All other operating expenses			(3,179,073)	(3,179,073)

Operating income (loss)	46,131	583,308	(3,302,607)	(2,673,168)

For the nine-month period ended September 30, 2006:
Sales	11,956	5,939,731		5,951,687
Cost of sales	(56,051)	(5,503,915)		(5,559,966)
Research and development expenses, net of grants received			(84,836)	(84,836)
All other operating expenses			(646,653)	(646,653)

Operating income (loss)	(44,095)	435,816	(731,489)	(339,768)

Assets at September 30, 2007:
Accounts receivable	8,805	1,077,239		1,086,044
Inventories	23,819	856,087		879,906
Other current assets (1)			3,168,599	3,168,599
Property, plant and equipment, net (2)			9,444,350	9,444,350
Other assets (3)			3,465,739	3,465,739

Total assets	32,624	1,933,326	16,078,688	18,044,638

(1)	Includes unrestricted cash and cash equivalents of $1,583,735 and restricted cash of $1,530,781.
(2)	Includes construction-in-progress of $8,831,160 related to joint venture.
(3)	Includes restricted bank certificate of deposit of $3,229,554.

4. Construction Related to Joint Venture and Bank Indebtedness

ABSD’s first production facility is under construction in Clovis, New Mexico, and will be owned and operated by Clovis Biodiesel, LLC (Clovis), a wholly-owned subsidiary of ABSD, on land leased from the City of Clovis. At September 30, 2007, the capitalized construction-in-progress costs related to the Clovis facility totaled $8,831,160. Included in this amount is $1,527,873 of in-kind capital contributions by ARES and $2,116,713 due to ARES for capitalizable costs incurred by ARES and charged to the joint venture through September 30, 2007.

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

The City of Clovis and Bank of Albuquerque (the Bank) are providing financing through a construction loan facility, financed through the sale of up to $10,950,000 of City of Clovis, New Mexico, Industrial Revenue Bonds (the Bonds). As of September 30, 2007, $1,031,148 has been drawn under this facility during the construction phase, and which will be converted to a long-term obligation upon the completion of the construction of the facility. Included in the amount drawn as of September 30, 2007 is $565,282 of cash which is restricted as to future payments of interest on the Bonds. The interest rate on the loan during the construction phase is 8.165%. Interest during this phase will be capitalized beginning in October 2007. Additionally, the Bank has agreed to provide a revolving line of credit up to a maximum of $2,000,000 to support Clovis’ needs for general working capital and the purchase of inventory once the Clovis facility begins operations. By agreement with the Bank, all cash presently held by ABSD is restricted in its use toward the completion of the production facility in Clovis, New Mexico and payment of future interest on the Bonds. The origination fees and other costs associated with these loan facilities in the amount of $176,367 are expected to be amortized over the life of the bonds, and are shown at September 30, 2007 as deferred bank financing costs.

Future monthly rental payments under the Bonds are calculated according to a formula that yields a periodic payment in an amount sufficient to cover periodic interest and principal payments for the Bonds, at a rate of LIBOR plus 2.5%, not to exceed 12%, with a 10-year amortization period. The Company anticipates that at the completion of the Clovis facility, approximately $10,950,000 of Bonds will have been sold to the Bank, resulting in a monthly payment obligation of approximately $132,000. The bonds mature ten years from the completion of construction, which is expected to occur by the end of the first quarter of calendar year 2008.

Each of ABSD, ARES, and SunFuels and Blue Sun have provided unlimited corporate guarantees of all amounts owed by ABSD and its subsidiaries, and agreed to certain debt covenants that will limit their respective abilities to incur additional debt (see Note 12).

5. Commitments and Contingencies

The Company leases 2,331 square feet of office space under a lease agreement dated September 21, 2005. The term of the lease is three years, commencing September 20, 2005. The Company has the option to renew the lease for two additional three-year terms. The lease provides for payments for the first year annual base rent of $21,375 payable in monthly installments of $1,781. The lease provides for increases in the annual payments of base rent to $30,500 in year two, payable in monthly installments of $2,542, and $44,980 in year three, payable in monthly installments of $3,748. Rent expense for this lease is being recognized on a straight-line amortization method at a rate of $2,690 per month. The cumulative difference between the amount of $2,690 charged to expense each month and the monthly amount paid is included in other current liabilities in the balance sheet (approximately $12,700 at September 30, 2007). The Company recorded rent expense of approximately $24,000 for each of the nine-month periods ended September 30, 2007 and 2006.

In 2005 Blue Sun and BSEP were awarded a government grant from the U.S. Department of Agriculture (USDA), related to construction of its planned biodiesel production facility near Monte Vista, Colorado. The Company subsequently elected to abandon its efforts to build on the original site and attempted to identify an alternative. Because the grant was specifically for the Monte Vista site, and although the Company sought USDA approval to allow the grant monies to be used for an alternative project, the USDA declined the Company’s request and demanded a return of the full $500,000 in grant proceeds. The matter was resolved by Blue Sun agreeing to pay $225,000 to the USDA in three installments, with no restrictions placed on the Company with respect to the use of the remainder of the grant; $25,000 on December 19, 2007, $100,000 on January 18, 2008, and $100,000 on February 19, 2008. The amounts due on December 19, 2007 have been paid. As a result of the settlement, the Company credited to research and development grant income $275,000 of the original grant of $500,000.

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

On May 25, 2007, the Company executed an agreement to lease approximately 7,600 square feet of new office space beginning in the fourth quarter of 2007 (the effective date is subject to completion of construction of the building and tenant improvements) for an initial term of 5 years and 3 months at a monthly cost of $11,403, net of taxes, insurance and occupancy costs and increasing to $12,987 during the last three months of the initial term of the lease. The Company expects to either negotiate a favorable early termination or find a sub-tenant for the remaining term of its present lease.

The Company is subject to lawsuits, environmental claims, other claims, and proceedings in the ordinary course of business, including potential liabilities under Internal Revenue Code Section 409A. The Company believes that the amount of any potential loss arising from any of these matters would not be material to the Company’s consolidated financial statements. The ultimate resolution of such matters is inherently difficult to predict with certainty.

6. Income Taxes

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. This pronouncement recommends a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in the Company’s income tax returns. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure requirements for uncertain tax positions. The accounting provisions of FIN 48 became effective for the Company beginning January 1, 2007. The Company has determined that adoption of FIN 48 did not have a significant impact on its financial position or results of operations.

For the Company, deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of assets and liabilities. The Company has provided a valuation allowance for the entire amount of the deferred tax assets as management believes it is more likely than not these assets will not be realized. The variation of the effective tax rate from the federal statutory rate is due to changes in the valuation allowance.

7. Concentrations of Suppliers

Until the Company’s biodiesel production facility commences operations, the Company’s supply of biodiesel is purchased from independent suppliers. For the nine-month period ended September 30, 2007, the Company purchased its fuel primarily from two suppliers, comprising 64% and 27%, respectively, of the Company’s purchases. Management does not believe the Company and its subsidiaries are dependent on these suppliers due to the existence of other suppliers.

8. Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123R (revised 2004), Share-Based Payment, using the modified prospective method. Under this method, compensation cost is recorded for all unvested stock options beginning in the period of adoption. Under the fair value recognition provisions of SFAS No. 123R, stock-based compensation is measured at the grant date based on the fair value of the awards and the value is recognized, for those awards with graded vesting, on a straight-line basis over the requisite service period (usually the vesting period). The fair value of each option granted to nonemployees for goods and/or services is measured in accordance with EITF 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees For Acquiring, or in Conjunction with Selling, Goods or Services, on the earlier of either the date at which a commitment for performance to earn the equity instrument is reached, or the date at which the counterparty’s performance is complete.

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

SunFuels’ Stock Option Plan provides for granting of stock options for purposes of providing continuing, long-term incentives to eligible officers, employees and consultants of the Company, and to members of SunFuels’ Board of Directors. The term of all option grants to date has been ten years, vesting periods have ranged from immediate to five years from the date of grant, and volatility has been determined by the Company and included the use of historical, blended, and implied volatility rates. No options were granted and no options were forfeited during the nine-month period ended September 30, 2007.

The Company does not have a ready market for its shares of stock. As such, determining the fair market value of the stock is done by reviewing relevant factors. The Board utilizes recent sales with third parties and considers market conditions when determining the fair market value of the Company’s stock.

At September 30, 2007, SunFuels had issued options to purchase173,000 shares of its common stock to its employees. Options to purchase 144,329 shares of SunFuels’ common stock were exercisable at a weighted-average exercise price of $1.49 and a weighted-average remaining contractual term of 7.3 years. No options were exercised during the nine-month period ended September 30, 2007. The total expense of shares vested during the nine-month period ended September 30, 2007 was approximately $36,000. Unamortized stock-based compensation costs at September 30, 2007, were approximately $99,000. At September 30, 2007, SunFuels has issued options to purchase 29,496 shares of its common stock (all of which were exercisable) to its management advisory board and other third-party contractors for professional services procured by the Company. The options were exercisable at a weighted-average exercise price of $4.07 per share and had a weighted-average remaining contractual term of 8.23 years. The total expense of shares vested during the nine-month period ended September 30, 2007 was approximately $2,700. There are no unamortized stock-based professional fees as of September 30, 2007.

9. Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash equivalents and accounts receivable. The Company attempts to limit its credit risk associated with cash equivalents by placing the Company’s cash equivalents with major institutions. The Company has several operating accounts held at one bank and these accounts are funded as necessary to support the operating needs of the Company. A majority of the Company’s cash and cash equivalents balance at September 30, 2007, was in excess of federally insured limits.

For the nine-month period ended September 30, 2007, the Company had three major distributors that accounted for approximately 28%, 14% and 11% respectively, of total net sales. The Company’s clients are primarily oil and fuel distributors located throughout the United States. The Company grants credit, generally without collateral, to these clients under specific contractual terms. The Company has not experienced any material losses related to its accounts receivable to date, however, there can be no assurance that it will not experience material losses in the future.

10. Prospective Merger

On January 26, 2007, the Company entered into an Agreement and Plan of Merger with M-Wave, Inc., and its wholly owned subsidiary Ocean Merger Sub, Inc. (Merger Agreement). Pursuant to the terms of the Merger Agreement, Ocean Merger Sub, Inc., will merge with and into SunFuels (Company Merger) and Blue Sun will merge with and into SunFuels (Blue Sun Merger). In each case, SunFuels will be the surviving entity. The Merger Agreement includes a number of conditions to closing, including, but not limited to, approval by a majority of issued and outstanding shares of both M-Wave, Inc., and SunFuels, that must be satisfied or waived

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

in order for either the Company Merger or the Blue Sun Merger to close. Pursuant to a separate agreement, the current management of M-Wave, Inc. will purchase the assets and assume substantially all of the liabilities associated with M-Wave Inc.’s existing business operations. Therefore, the transaction with SunFuels is expected to be accounted for as a recapitalization.

Through September 30, 2007, the Company has incurred approximately $584,000 in costs (primarily of a legal and accounting nature) related to the merger transactions and expects these costs to approximate $1 million when the merger transactions are expected to close in December 2007. To date, all of these costs have been charged to current operations.

The Company does not expect M-Wave to have any significant assets at the time the merger with M-Wave is completed. Cash required by M-Wave to pay the costs (primarily of a legal and accounting nature) related to the sale of its present business and in connection with the merger, in addition to payment of a mandatory dividend on one of its classes of preferred stock, will likely result in full utilization of M-Wave’s remaining cash by the time the merger is expected to be completed in December 2007. Based on the above, the Company has not deferred any of its costs related to the merger at September 30, 2007.

On September 17, 2007, the Company agreed to reimburse M-Wave at the closing of the merger transaction up to $200,000 of costs (primarily of a legal and accounting nature) incurred by M-Wave through June 30, 2007. In the event the merger transaction does not close, the Company and M-Wave will each bear their own costs incurred in connection with the merger transaction.

11. Preferred Stock and Warrants

Concurrent with the execution of the Merger Agreement, on January 26, 2007, the Company entered into a Subscription Agreement with a private investment group (Purchasers) to issue and sell to the Purchasers an aggregate of 1,500,000 shares of its Series A Convertible Preferred Stock at $13.50 per share and warrants for the purchase of 750,000 shares of Common Stock with an exercise price of $22.75 per share, for a total consideration of $20,250,000. The Company issued 750,000 shares of Series A Convertible Preferred Stock to the Purchasers for which the Company received $10,125,000. The funds were used for investment in the ARES/Blue Sun joint venture, and to support the ongoing operations of Blue Sun Biodiesel. Funding of the remaining $10,125,000 is contingent upon closing of the Company Merger and Blue Sun Merger, and will occur immediately after such closings. The SunFuels Series A Preferred Stock includes a mandatory dividend (payable in cash or in-kind, at the Company’s option) calculated as an amount equal to 8% per annum, compounded monthly, based upon a purchase price of $13.50 per share. The 8% preferred dividend started accruing on the date that each share of Preferred Stock was issued by the Company and will continue to accrue until such time as there is an effective registration statement on file with the Securities and Exchange Commission registering the maximum number of shares of common stock to be issued upon conversion of the Preferred Stock. Dividends payable on the Series A Convertible Preferred Stock for the nine-month period ended September 30, 2007 amounted to $564,659. Payment of the dividends since the date of issuance of the Series A Convertible Preferred Stock was made in-kind.

The Preferred Stock is convertible into shares of the Company’s Common Stock, no par value. Upon conversion, each share of Series A Convertible Preferred Stock will be converted into a number of shares of Common Stock equal to the ratio of $13.50 over the conversion price. The conversion price equals $13.50 but is subject to adjustment to account for stock splits, combinations, and certain other events, all as set forth in the Certificate of Designations of Series A Convertible Preferred Stock. The liquidation value of the Series A Preferred is equal to the greater of (i) the Series A purchase price of $13.50 per share plus any accrued but unpaid

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

dividends thereon, or (ii) the amount holders of the Series A preferred stock would have received had they converted into shares of Common Stock.

The warrants attached to the Series A Convertible Preferred Stock expire on January 29, 2010. Using the Black-Scholes model, the warrants were valued based on the following assumptions: fair value per share of Common Stock of $13.50 (based on 1-for-1 conversion rate of the preferred stock into shares of Common Stock at the date of issuance); risk-free interest rate of 4.68% and expected volatility of 108%. Using the relative fair value method based on the Black-Scholes model, the shares of the Series A Preferred Stock have an imputed conversion price of $8.54 per share, resulting in a beneficial conversion feature of $4.96 per share. This resulted in an immediate dividend charge (as the preferred stock is immediately convertible) of $3,720,815. This charge increased the accumulated deficit and increased the carrying amount of the preferred stock. The total relative value of the warrants amounted to $3,720,815. This amount was credited to Common Stock as additional paid in capital and the value of the Series A Convertible Preferred Stock was reduced by the same amount. As of September 30, 2007, the Company incurred approximately $753,000 in offering costs related to the sale of the preferred stock, which have been charged against preferred stock during the nine-month period ended September 30, 2007. In addition, the Company issued 14,814 shares of Series A Convertible Preferred Stock and warrants covering 14,814 shares of common stock valued at $200,000 to an investment advisor in connection with the sale of the preferred stock.

12. Going Concern, Risks, Uncertainties; and Subsequent Events

The Company had recurring operating losses and negative cash flows from operations through September 30, 2007. In addition, the Company faces many uncertainties in undertaking this business venture, such as lack of consumer understanding, unpredictable legislative activity, and scope of future competitors and market values of petroleum and virgin soybean oil or other feedstock oils.

As discussed above, on January 26, 2007, pursuant to the terms of the Subscription Agreement, SunFuels received $10,125,000 in gross proceeds from the sale of 750,000 shares of Series A Convertible Preferred Stock and warrants covering 750,000 shares of common stock. The Company expects to receive an additional $10,125,000 in gross proceeds from the sale of 5,341,275 shares of M-Wave Series C Convertible Preferred Stock immediately after the closing of the Company Merger and the Blue Sun Merger in either December 2007 or January 2008. If the closing does not occur until January 2008, the Company has concluded that it will be able to avoid disruptions in its business due to a lack of liquidity and manage its relationships with its suppliers and other creditors over a period not expected to last beyond the end of January 2008. This conclusion is primarily based on the assumption that both the Company Merger and the Blue Sun Merger close and that the investment group, which is a party to the Subscription Agreement, fully satisfies its contractual obligation to fund the remaining $10,125,000 at that time.

The Company believes that its existing sources of liquidity (including the expected receipt of an additional $10,125,000 in gross proceeds immediately after the closing of the Company Merger and the Blue Sun Merger in either late December 2007 or January 2008), along with cash expected to be generated from product sales, will be sufficient to fund its operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. If the closing of the merger transactions are delayed beyond the above dates, the Company will likely need to obtain interim or bridge financing in order to continue operations and meet obligations as these become due. Existing bank loan covenants related to the construction of the Clovis facility presently preclude the Company from incurring any indebtedness outside of the ordinary course of business, and the Company is presently in full compliance with these covenants. The Company is in discussions with its present senior lender in this regard and intends to initiate discussions with other potential lenders to

SunFuels, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements—(Continued)

obtain interim or bridge financing (subject to obtaining approval from the Company’s present senior lender) in anticipation of the closing of the merger transactions. However, there can be no assurance that the Company will be successful in these discussions with the present lender or other potential lenders or that the Company will be able to obtain additional financing in amounts or on terms that are acceptable to it.

Notwithstanding the foregoing, on December 1, 2007 the Company entered into a sale and leaseback agreement with IBM Credit LLC for certain computer and related technology equipment. The sale and leaseback is a capital lease and will cause the Company to be in default under the loan documents related to the Clovis facility when the next compliance report is filed. The Company intends to ask the Bank of Albuquerque to waive this event of default as of December 31, 2007. The Company has commenced negotiations with the bank to amend the loan documents to permit this and other borrowings.

Report of Independent Auditors

The Board of Directors

SunFuels, Inc.

We have audited the accompanying consolidated balance sheet of SunFuels, Inc. and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SunFuels, Inc. and subsidiaries at December 31, 2006, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/    ERNST & YOUNG LLP

Denver, Colorado

April 30, 2007

SunFuels, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$319,260
Accounts receivable (net)	274,082
Inventories	663,149
Prepaid expenses	141,444

Total current assets	1,397,935

Property and equipment:
Office furniture and equipment	18,834
Less accumulated depreciation	(7,432)

Net office furniture and equipment	11,402
Construction in progress	56,748

Net property and equipment	68,150

Other assets:
Investments	155,570
Deferred stock issuance costs	63,111
Deposits	29,626

Total other assets	248,307

Total assets	$1,714,392

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$310,154
Deferred grant advances	500,000
Accrued payroll and vacation payable	51,038
Other current liabilities	9,833
Note payable	300,000

Total current liabilities	1,171,025

Stockholders’ equity:
Common stock, no par value, 100,000,000 shares authorized, 4,447,763 shares issued and outstanding	3,101,338
Accumulated deficit	(2,557,971)

Total stockholders’ equity	543,367

Total liabilities and stockholders’ equity	$1,714,392

See accompanying notes.

SunFuels, Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2006

Operating income
Net sales—fuel division	$6,603,151
Net sales—agriculture division	216,158
Cost of goods sold—fuel division	(6,048,596)
Cost of goods sold—agriculture division	(290,818)

Gross profit	479,895

Operating costs and expenses
Selling, general and administrative expense	(1,204,600)
Loss on abandonment of assets	(225,339)
R&D grant income	239,588
R&D grant expense	(239,588)

Total operating costs and expenses	(1,429,939)

Loss from operations	(950,044)

Other income (expense)
Interest income	8,639
Other income	1,300
Interest expense	(41,187)

Total other income (expense)	(31,248)

Loss before income taxes and minority interest	(981,292)

Minority interest in loss of consolidated subsidiary	33,257

Net loss before income taxes	(948,035)

Provision for income taxes	—

Net loss	$(948,035)

Weighted average number of shares outstanding	4,408,118

Net loss per share	$(0.22)

See accompanying notes.

SunFuels, Inc. and Subsidiaries

Consolidated Statement of Changes in Shareholders’ Equity

Year Ended December 31, 2006

	Common Stock		Accumulated (Deficit)	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2005	4,360,147	$2,336,740	$(1,609,936)	$726,804
Issuance of common stock	87,612	606,104	—	606,104
Employee stock compensation	—	61,395	—	61,395
Stock compensation for consulting/professional fees	—	97,099	—	97,099
Net loss	—	—	(948,035)	(948,035)

Balance at December 31, 2006	4,447,763	$3,101,338	$(2,557,971)	$543,367

See accompanying notes.

SunFuels, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2006

Operating activities
Net loss	$(948,035)
Adjustments to reconcile to cash used in operating activities:
Minority interest in loss of consolidated subsidiary	(33,258)
Depreciation	2,057
Loss on abandonment of assets	225,339
Stock-based compensation expense	158,494
Change in assets, (increase) decrease:
Accounts receivable	410,564
Inventory	(164,363)
Prepaid expenses	(99,158)
Other assets	(85,201)
Change in liabilities, increase (decrease):
Accounts payable	(245,712)
Deferred grant revenue	(94,115)
Accrued expenses and other liabilities	(16,053)

Net cash used in operating activities	(889,441)

Investing activities
Purchases of office furniture and equipment	(7,673)
Cash payments for construction in progress	(56,748)
Proceeds from sale of investments	147,954

Net cash provided by investing activities	83,533

Net cash provided by financing activities
Proceeds from stock sales	606,104

Net decrease in cash	(199,804)

Cash and cash equivalents, beginning of period	519,064

Cash and cash equivalents, end of period	$319,260

Supplemental information
Cash payments for interest	$42,888

See accompanying notes.

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2006

1. Nature Of Business And Significant Accounting Policies

Nature of Business

SunFuels, Inc. (SunFuels) was incorporated on November 19, 2001, in Colorado. In 2003, SunFuels formed Blue Sun Biodiesel, LLC (Blue Sun) and during 2004, contributed substantially all of its assets and activities to Blue Sun. SunFuels owned approximately 95% of Blue Sun at December 31, 2006. The other owners of Blue Sun are Blue Sun Producers, Inc. (4%), and Progressive Producers Non-Stock Cooperative (1%). Blue Sun’s current activities are the marketing and wholesale distribution of biodiesel motor fuel throughout the western United States.

In 2005, Blue Sun formed Blue Sun Energy Partners, LLC (BSEP) and Blue Sun Energy Partners Oklahoma, LLC (BSEPO) (collectively, the Subsidiaries). The Subsidiaries were established to engage in the future development of biodiesel production facilities that were intended to use virgin vegetable oils to produce high-grade biodiesel motor fuel and crude glycerin for resale. Currently, Blue Sun owns 100% of each of these subsidiaries. Blue Sun plans to liquidate these entities in favor of building biodiesel plants under the ARES Blue Sun joint venture. As used with these notes to financial statements of SunFuels, Inc. and Subsidiaries, SunFuels, Blue Sun, and each of the other consolidated entities are referred to as the Company.

Consolidation Policy

The accompanying consolidated financial statements include the accounts of SunFuels and its majority owned subsidiaries, Blue Sun, BSEP, BSEPO, and the variable interest entity Blue Sun Producers, Inc. All intercompany amounts have been eliminated in these consolidated financial statements. As Blue Sun has negative equity as of December 31, 2006, the minority interest in Blue Sun has been reduced to zero. Since that time, SunFuels has recorded 100% of Blue Sun losses.

Use of Estimates

Preparing the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Consolidation of variable interest entity

Blue Sun Producers, Inc. (the Cooperative) is a Colorado cooperative whose members consist of agricultural producers who grow oilseed for the exclusive use of Blue Sun. The Cooperative was established to connect Colorado, Kansas, Oklahoma, Wyoming, and Montana oilseed producers to the Rocky Mountain biodiesel market through Blue Sun, and to coordinate and secure a production base that could supply a reliable source of oilseed that will be used as feedstock oil for a biodiesel production facility to be constructed by the Company. Although the Company is required by Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities (FIN 46), to consolidate the Cooperative in its financial statements, the Company has no equity ownership interest in the Cooperative.

The Cooperative has three authorized classes of stock: 1,000 shares of membership common stock, no par value (Membership Stock); 100,000 shares of Class A preferred stock, no par value (Producers Stock); and

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

10,000,000 shares of Class B preferred stock, no par value (Non-Producers Stock). Any producer of agricultural products or associations of those producers may become a member of the Cooperative upon meeting certain ownership criteria, including approval of the Cooperative Board of Directors, ownership of one share of Membership Stock, and one share of Producers Stock. Of the authorized stock, only Membership Stock confers upon a holder the right to vote upon matters designated as appropriate for membership vote in the Cooperative’s Articles of Incorporation. The Producers Stock may be owned only by producers of agricultural products or associations of those producers, is non-voting, and holders of Producers Stock may be paid dividends in an amount not to exceed 8% of the purchase price originally paid for a share of Producers Stock at the discretion of the Board of Directors. Non-Producers Stock may be owned by anyone, is non-voting and holders may be paid dividends in an amount not to exceed 8% of the purchase price originally paid for a share of Producers Stock. The Cooperative has not issued any shares of Non-Producers Stock. Members must consent to take patronage distributions into income as well as agree to enter into an agreement with the Cooperative under which the person contracts to dedicate a certain number of acres to the planting, cultivation, and supply of oilseed crops. Only holders of Membership Stock have voting power in the Cooperative.

The Cooperative acquired a 4% interest in Blue Sun in 2004 for $208,000. Other than its investment in Blue Sun, the Cooperative has nominal assets and liabilities.

Because all of the operations of the Cooperative are performed on behalf of Blue Sun, and they have common management, the Company determined that the Cooperative should be consolidated in accordance with FIN 46. As substantially all net assets of the Cooperative consist of its investment in Blue Sun, the noncontrolling equity interest of the Cooperative has been presented as a component of minority interest.

Cash and Cash Equivalents

The Company considers cash on hand, amounts held in banks, and highly liquid investments that have original maturities of less than three months when purchased to be cash equivalents. As of December 31, 2006, the Company’s cash and cash equivalents were deposited primarily in two financial institutions.

Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Due to the Company’s history with its customers, the Company has not recorded an allowance for uncollectible receivables at December 31, 2006.

Included in accounts receivable is approximately $51,000 for excise tax credits receivable.

Inventories

Inventories include canola oil, ground canola meal, seed, fuel additives, and biodiesel fuel. Inventories are stated at the lower of cost (first-in, first-out basis) or market.

As the certified blender of biodiesel fuel, the Company may be eligible for certain federal incentive programs. When all requirements of the applicable incentive program have been met, generally occurring at the time of blending, the Company records a reduction to cost of inventory for the credit it is to receive.

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Investments

As of December 31, 2006, the Company holds a certificate of deposit that matures in April 2008. The certificate allows for a withdrawal once a month of less than the entire balance without penalty. The certificate bears interest at 4.28%.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for 2006 was approximately $4,000.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, and the note payable. The recorded amounts of these accounts approximate their fair values based on their short-term nature.

Property and Equipment

Property and equipment are recorded at cost at date of purchase. Depreciation is computed by the straight-line method, over estimated useful lives ranging from 5 to 10 years.

Loss on Abandoned Assets

The Company recorded an impairment charge in connection with writing down the remaining cost of equipment related to an abandoned project for the construction of a biodiesel production facility near Monte Vista, Colorado.

Revenue Recognition

The Company recognizes revenue when there is persuasive evidence that an arrangement exists, products and services have been delivered, selling prices are fixed and determinable and not subject to refund or adjustment, and collection of amounts due is reasonably assured.

Delivery occurs when goods are shipped and title and risk of loss transfer to the customer, in accordance with the terms specified in the arrangement with the customer. Revenue recognition is deferred in all instances where the earnings process is incomplete.

Deferred Grant Revenue

The Company recognizes grant revenue to the extent that grant expenses are incurred. In 2005 Blue Sun and BSEP were awarded a government grant from the U.S. Department of Agriculture, related to construction of its planned biodiesel production facility near Monte Vista, Colorado. The Company subsequently elected to abandon its efforts to build on the original site (see Note 3) and attempted to identify an alternative. The grant was specifically for the Monte Vista site, and although the Company sought USDA approval to allow the grant monies to be used for an alternative project, the USDA has declined. As such, the $500,000 of grant revenue that was received has not been recognized as income and is being held by the company pending a final decision from the USDA.

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Income Taxes

The Company accounts for its income tax assets and liabilities in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions. Deferred income taxes are computed using the liability method, in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Blue Sun, BSEP, and BSEPO are limited liability companies and have chosen to be taxed as partnerships, or disregarded entities under the internal revenue code. As such, any taxable income or loss is allocated to members in accordance with their percentage ownership. The effect of this allocation is reflected in the consolidated tax return.

The variable interest entity, the Cooperative, is taxed as a cooperative under Section 1382 of the Internal Revenue Code. The Cooperative files its own tax return. When applicable, patronage refunds are authorized in such a manner as to render them deductible for income tax purposes. Any resulting federal and state income taxes are primarily based on nonmember savings and the portion of member savings that is not allocated as qualified patronage refunds. The income tax expense provision for each year is disproportionate to the normal expected statutory income tax expense, primarily due to the deduction for distribution of qualified allocated patronage refunds to members. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between financial and income tax reporting. The deferred tax asset or liability, as applicable, represents future tax return consequences of those differences, which will either be taxable or deductible when the asset or liability is recovered or settled. When applicable, deferred taxes are recognized for operating losses that are available to offset future taxable income. Since its inception, the Cooperative has incurred losses for which no tax benefit is being recognized.

Research and Development Costs

The Company expenses research and development costs in the period incurred. For the year ended December 31, 2006, these costs totaled $433,048; $239,588 of these costs are shown as R&D grant expense. The remaining $193,460 is included in selling, general and administrative expense on the statement of operations.

2. Related-Party Transactions

Grain Purchases

Blue Sun entered into an exclusive oilseed supply agreement with the Cooperative on October 11, 2004, whereby the Cooperative’s producers will grow and harvest the oilseed crop for the exclusive use of Blue Sun. The Cooperative has a minority ownership interest in Blue Sun and shares management personnel with Blue Sun.

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The initial term of the agreement is five years but may be extended upon terms that are mutually acceptable to both parties. The agreement contains various requirements related to the seed to be planted, inspection and storage of the crop, and minimum oilseed quality standards.

Note Payable

A shareholder has made a loan to the Company. The balance at December 31, 2006, is $300,000 and was due to mature on December 13, 2007. The note bore interest at 11.5% and required interest-only payments of $2,875 monthly. The note was collateralized by 100,000 shares of company stock that have been authorized, but not issued. The note was paid in full during the first quarter of 2007.

Stock Rights

SunFuels, the original four founding shareholders (Founders) and approximately 72 other shareholders have entered into an agreement giving SunFuels and the Founders a right of first refusal and certain other rights regarding shares issued to any other party to this agreement. Should the Company not exercise its rights, the remaining Founders have the next right to purchase the selling shareholders stock.

Administrative Costs

Blue Sun provides administrative, capital fundraising, accounting, and other services to the Cooperative. Blue Sun does not allocate personnel costs to the Cooperative for the services that it provides.

Original Contribution of Assets

The Founders originally contributed assets having a cost basis of approximately $7,000 and intellectual property including processes, business plan, and experience for their initial 1,290,000 shares of Common Stock.

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

3. Business Segments

The Company has two internal operating segments which are the Company’s reportable segments—fuel distribution and agriculture—both of which play a distinct role related to achieving Blue Sun’s goal of becoming a vertically integrated agriculture-energy company. The Cooperative is included in the agriculture segment of the Company’s business. Each segment has distinct operating objectives in terms of markets, customers and suppliers that readily result in the activities of each being exclusive from the other. Because the daily operations of the two segments are combined as to resources and personnel, it is not practicable to fully disaggregate the assets and operating expenses of the Company into its two operating segments. Research and development activities are non-revenue producing and are funded by internally-generated cash and by grants received from third-parties. Operating results and assets by segment for the year ended December 31, 2006 were as follows:

	Agriculture	Fuel Distribution	Reconciling Items	Consolidated
Revenues and costs:
Sales	$216,158	$6,603,151		$6,819,309
Cost of sales	(290,818)	(6,048,596)		(6,339,414)
Research and development expenses, net of grants received				—
All other operating expenses			$(1,429,939)	(1,429,939)

Operating income ( loss)	(74,660)	554,555	(1,429,939)	(950,044)

Assets:
Accounts receivable		274,082		274,082
Inventories	336,764	326,385		663,149
Other current assets (1)			460,704	460,704
Property, plant and equipment, net			68,150	68,150
Other assets			248,307	248,307

Total assets	336,764	600,467	777,161	1,714,392

(1)	Includes cash and cash equivalents of $319,260.

4. Commitments And Contingencies

The Company leases 2,331 square feet of office space under a lease agreement dated September 21, 2005. The term of the lease is three years, commencing September 20, 2005. The Company has the option to renew the lease for two additional three-year terms. The lease provides for payments for the first year annual base rent of $21,375 payable in monthly installments of $1,781. The lease provides for increases in the annual payments of base rent to $30,500 in year two, payable in monthly installments of $2,542, and $44,980 in year three, payable in monthly installments of $3,748. Rent expense for this lease is being recognized on a straight-line amortization method at a rate of $2,690 per month. The difference between the $2,690 recorded each month and the monthly amount paid (approximately $8,800 at December 31, 2006), is accrued in other current liabilities in the balance sheet. The Company recorded rent expense of approximately $32,000 in 2006.

Blue Sun has incurred costs associated with a now abandoned project originally planned to be built in Monte Vista, Colorado, and which was originally projected for completion in late 2006 or 2007. As of December 31, 2006, since the inception of the project, Blue Sun has incurred and capitalized Construction in Progress of approximately $789,000. As of December 31, 2006, this project has been completely abandoned and an additional $255,339 has been written off as a loss on abandoned projects; when combined with the write-off in

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

2005, the total amount written off as a result of this project is approximately $789,000. As described in Note 1, in 2005 Blue Sun received USDA grant funds of $500,000 in connection with this project. The USDA has indicated verbally that they will demand a return of the full $500,000 in grant proceeds, however Blue Sun has not yet received a formal written request to that effect.

The Company is subject to lawsuits, environmental claims, other claims, and proceedings in the ordinary course of business, including potential liabilities under Internal Revenue Code Section 409A. The Company believes that the amount of any potential loss arising from any of these matters would not be material to the Company’s consolidated financial statements. The ultimate resolution of such matters is inherently difficult to predict with certainty.

5. Income Taxes

For the Company, deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of assets and liabilities. The temporary differences that give rise to the deferred tax (liabilities) and assets are as follows:

SunFuels, Inc.
Deferred tax assets:
Net operating loss carryforwards	$879,700
Net unamortized start-up expenses and other	27,700

Total gross deferred tax assets	907,400

Less valuation allowance	(907,400)

Net deferred tax assets	$—

The Company has $2,374,000 federal NOLs and $2,374,000 state NOLs. The Company has provided a valuation allowance for the entire amount of the deferred tax assets as management believes it is more likely than not these assets will not be realized. These carryforwards expire in 2023 through 2026. The variation of the effective tax rate from the federal statutory rate is due to changes in the valuation allowance.

6. Concentrations

In 2006, the Company had two major distributors that accounted for approximately 17% and 14%, respectively, of the total net sales for 2006.

Until the Company’s biodiesel production facility commences operations, Blue Sun’s supply of biodiesel is purchased from suppliers. In 2006, the Company purchased its fuel primarily from two suppliers, comprising 52% and 28% respectively of the Company’s purchases. Management does not believe the Company and its subsidiaries are dependent on these suppliers due to the existence of other suppliers.

7. Stock-Based Compensation

Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (SFAS No.123R), using the modified prospective method. Under this method, compensation cost is recorded for all unvested stock options beginning in the period of adoption. Under the fair value recognition provisions of SFAS No. 123R, stock-based compensation is measured at the grant date based on the value of the awards and

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

the value is recognized, for those awards with graded vesting, on a straight-line basis over the requisite service period (usually the vesting period). The fair value of each option granted to nonemployees for goods and/or services is measured in accordance with EITF 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees For Acquiring, or in Conjunction with Selling, Goods or Services, on the earlier of either the date at which a commitment for performance to earn the equity instrument is reached, or the date at which the counter parties’ performance is complete. During 2006, all compensation expense from stock-based compensation is recorded in selling, general and administrative expenses in the statement of operations.

As a result of adopting SFAS No. 123(R) on January 1, 2006, the Company’s net loss for the year ended December 31, 2006 is $54,561 higher than if it had continued to account for stock-based compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (Opinion No. 25). The net loss per share for the year ended December 31, 2006 is $0.01 higher than if the company had continued to account for stock-based compensation under Opinion No. 25.

SunFuels’ Stock Option Plan provides for granting of stock options for purposes of providing continuing, long-term incentives to eligible officers, employees and consultants of the Company, and to members of SunFuels’ Board of Directors. The term of all option grants to date has been ten years, vesting periods have ranged from immediate to five years from the date of grant, and volatility has been determined by the Company and included the use of historical, blended, and implied volatility rates.

The fair value of options granted in 2006 were estimated using a Black-Scholes pricing model. The following assumptions were used to compute the weighted-average fair market value of options granted during the year ended December 31, 2006:

Expected life of options	5 years
Risk-free interest rates	4.56%–5.10%
Estimated volatility	108.4%–108.9%
Dividend yield	0.0%

SunFuels does not have a ready market for its shares of stock. As such, determining the fair market value of the stock is done by reviewing relevant factors. The Board utilizes recent sales with third parties and considers market conditions when determining the fair market value of the Company’s stock.

The following table is a summary of option transactions between SunFuels and its employees and measures of the Company’s equity through the year ended December 31, 2006:

Options	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Grant Date Fair Value	Weighted- Average Contractual Term (Years)	Share Exercise Price
Outstanding at January 1, 2006	142,000	$0.89	$0.17		$0.30–$2.55
Granted	33,000	$6.99	$5.83		$6.16–$7.25
Forfeited or cancelled	2,000	$0.85	$0.15		$0.85

Outstanding at December 31, 2006	173,000	$2.06		8.21

At December 31, 2006, options to purchase 138,332 shares of SunFuels common stock were exercisable at a weighted-average exercise price of $1.27 and a weighted-average remaining contractual term of 7.95 years.

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The total fair value of shares vested during the year was approximately $62,000. Unamortized stock-based compensation costs for the year ended December 31, 2006, were approximately $136,000.

The following table is a summary of option transactions between SunFuels and its management advisory board and other third-party contractors for professional services procured by the Company during the year ended December 31, 2006:

Options	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Grant Date Fair Value	Weighted- Average Contractual Term (Years)	Share Exercise Price
Outstanding at January 1, 2006	15,000	$0.85	$0.85		$0.85
Granted	16,496	$6.60	$6.05		$6.16–$7.25
Exercised	2,000	$0.85	$0.85		$0.85

Outstanding at December 31, 2006	29,496	$4.07		8.98

The total fair market value of options exercised during 2006 was approximately $1,700. At December 31, 2006, options to purchase 29,121 shares of common stock were exercisable at a weighted-average exercise price of $4.12 and a weighted-average remaining contractual term of 8.97 years.

The total fair value of shares vested during the year was approximately $97,000. Unamortized stock-based professional fees as of December 31, 2006, were approximately $2,700.

8. Concentration Of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash equivalents and accounts receivable. The Company attempts to limit its credit risk associated with cash equivalents by placing the Company’s financial instruments with a major institution. The Company has several operating accounts held at one bank and these accounts are funded as necessary to support the operating needs of the Company. A majority of the Company’s cash and cash equivalents balance at December 31, 2006, was in excess of federally insured limits.

The Company’s clients are primarily oil and fuel distributors located throughout the United States. The Company grants credit, generally without collateral, to these clients under specific contractual terms. The Company has not experienced any material losses related to its accounts receivable to date, however, there can be no assurance that it will not experience material losses in the future.

9. Subsequent Events

On January 26, 2007, SunFuels and Blue Sun entered into an Agreement and Plan of Merger with M-Wave, Inc., and its wholly owned subsidiary Ocean Merger Sub, Inc. (Merger Agreement). Pursuant to the terms of the Merger Agreement, Ocean Merger Sub, Inc., will merge with and into SunFuels (Company Merger) and Blue Sun will merge with and into SunFuels (Blue Sun Merger). In each case, SunFuels will be the surviving entity. The Merger Agreement includes a number of conditions to closing, including, but not limited to, approval by a majority of issued and outstanding shares of both M-Wave, Inc., and SunFuels, that must be satisfied or waived in order for either the Company Merger or the Blue Sun Merger to close.

Concurrent with the execution of the Merger Agreement, SunFuels entered into a Subscription Agreement with a private investment group (Purchasers) to issue and sell to the Purchasers an aggregate of 1,500,000 shares

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

of its Series A Convertible Preferred Stock at $13.50 per share and warrants for the purchase of 750,000 shares of Common Stock with an exercise price of $22.75 per share, for a total consideration of $20,250,000. The SunFuels Series A Preferred Stock includes a mandatory dividend calculated as an amount equal to 8% per annum based upon a purchase price of $13.50 per share. The 8% preferred dividend started accruing on the date that each share of Preferred Stock was issued by the Company and will continue to accrue until such time as there is an effective registration statement on file with the Securities and Exchange Commission registering the maximum number of shares of common stock to be issued upon conversion of the Preferred Stock. The Preferred Stock is convertible into shares of the Company’s Common Stock, no par value. Upon conversion, each share of Series A Convertible Preferred Stock will be converted into a number of shares of Common Stock equal to the ratio of $13.50 over the conversion price. The conversion price equals $13.50 but is subject to adjustment to account for stock splits, combinations, and certain other events all as set forth in the Certificate of Designations of Series A Convertible Preferred Stock. On January 26, 2007, the Company issued 750,000 shares of Series A Convertible Preferred Stock to the Purchasers for which the Company received $10,125,000. The funds will be used for investment in the ARES/Blue Sun joint venture, and to support the ongoing operations of Blue Sun Biodiesel. Funding of the remaining $10,125,000 is contingent upon closing of the Company Merger and Blue Sun Merger, and will occur immediately before such closings. As of December 31, 2006, the Company incurred approximately $63,000 in offering costs, which are recorded in Other Assets on the balance sheet. Subsequent to year-end, these costs were reclassified to paid-in capital.

On January 30, 2007, Blue Sun entered into a joint venture arrangement with ARES Corporation to develop and jointly own biodiesel refining technology, to construct and operate Blue Sun branded B100 biodiesel refineries, and to identify and to pursue other opportunities to commercialize the technology owned by the joint venture. Pursuant to the joint venture agreement, ARES Blue Sun Development, LLC, a Delaware limited liability company, was formed. Blue Sun contributed $5,034,000 in cash and ARES Corporation contributed a commitment to provide engineering and other services valued at $5,034,000 in connection with the design, construction and operation of ARES Blue Sun Development, LLC’s first biodiesel production facility. In addition to cash and services, Blue Sun and ARES Corporation have each licensed on an exclusive basis certain intellectual property related to biodiesel production and processing to ARES Blue Sun Development, LLC. Blue Sun and ARES Corporation each own 50% of ARES Blue Sun Development, LLC. ARES Blue Sun Development, LLC is managed by its four person management committee; ARES Corporation and Blue Sun each have the right to appoint two members of the management committee of ARES Blue Sun Development, LLC.

As of April 20, 2007, ARES Blue Sun Development, LLC’s first production facility is under construction in Clovis, New Mexico, and will be owned and operated by Clovis Biodiesel, LLC, a wholly owned subsidiary of ARES Blue Sun Development, LLC. The Clovis facility is expected to have an annual production capacity of approximately 15 million gallons per year and to cost approximately $16.8 million to build, with an additional $2 million required to purchase the various materials required to operate the plant once construction is complete. The City of Clovis and Bank of Albuquerque are providing financing through a construction loan facility, financed through the sale of up to $10,950,000 of City of Clovis, New Mexico, Industrial Revenue Bonds (Clovis Biodiesel, LLC Project), Series 2007A, and a revolving line of credit of up to a maximum of $2 million to support Clovis Biodiesel’s needs for general working capital to purchase inventory. The Bank of Albuquerque agreed to purchase the Industrial Revenue Bonds from the City of Clovis on a rolling basis (up to a maximum purchase amount of $10,950,000), upon the receipt of draw requests from Clovis Biodiesel, assuming that certain covenants, representations, and warranties set forth in a Credit Agreement, dated February 20, 2007, have been satisfied. The terms and conditions upon which the City of Clovis agreed to issue the Bonds are set forth in a Trust Indenture dated February 20, 2007, between the City of Clovis and the Bank, as trustee. Clovis Biodiesel’s obligation to repay the Industrial Revenue Bonds and to fully perform under the Credit Agreement is secured by, among other things, a Mortgage, Assignment, Security Agreement, and Fixture Filing in favor of the Bank. Each

SunFuels, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

of ARES Blue Sun Development, LLC, ARES Corporation, Blue Sun, and SunFuels have provided an unlimited corporate guaranty of all amounts owed by Clovis Biodiesel to the Bank of Albuquerque. Blue Sun also agreed to adhere to certain debt coverage covenants as set forth in the Credit Agreement that will likely limit their respective abilities to incur additional debt for any purpose without incurring an event of default under the Credit Agreement.

10. Going Concern, Risks and Uncertainties

The Company had recurring operating losses and negative cash flows from operations through December 31, 2006. In addition, the Company faces many uncertainties in undertaking this business venture, such as lack of consumer understanding, unpredictable legislative activity, and scope of future competitors and market values of petroleum and virgin soybean oil or other feedstock oils.

As discussed in greater detail in Note 8 above, on January 26, 2007, pursuant to the terms of the Subscription Agreement, SunFuels received $10,125,000 in gross proceeds from the sale of 750,000 shares of Series A Convertible Preferred Stock and warrants covering 750,000 shares of common stock. SunFuels will receive an additional $10,125,000 in gross proceeds and will issue an additional 750,000 shares of Series A Convertible Preferred Stock immediately prior to the closing of the Company Merger and the Blue Sun Merger. The Company’s conclusion that it will have sufficient liquidity for 2007 assumes that both the Company Merger and the Blue Sun Merger close during 2007 and that the investment group, which is a party to the Subscription Agreement, fully satisfies its contractual obligation to fund the remaining $10,125,000 at that time. However, in the event that the mergers do not occur and the investment group does not fund the remaining $10,125,000, the Company believes it can reduce operations to an extent sufficient to maintain adequate liquidity to fund operations through the remainder of 2007.

INDEPENDENT AUDITOR’S REPORT

Board of Directors

SunFuels, Inc.

Westminster, Colorado

We have audited the accompanying consolidated balance sheet of SunFuels, Inc. and subsidiaries as of December 31, 2005 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SunFuels, Inc. and subsidiaries as of December 31, 2005 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

As described in Note 11 to the financial statements, the Company adopted Financial Accounting Standards Board Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, effective January 1, 2005.

/s/ RICKARDS LONG & RULON, LLP

Fort Collins, Colorado

March 8, 2006 except for Footnote 12 which is dated May 1, 2007

SUNFUELS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2005

As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$519,064
Certificate of deposit	303,524
Receivables (net)	684,646
Inventories	498,786
Prepaid expenses	42,286

Total current assets	2,048,306
PROPERTY AND EQUIPMENT
Office furniture and equipment	11,161
Less accumulated depreciation	(5,375)

Net office furniture and equipment	5,786
Construction in progress and equipment held for resale	225,339

Net property and equipment	231,125
OTHER ASSETS
Deposits	7,536

TOTAL ASSETS	$2,286,967

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$555,866
Deferred revenue	594,115
Accrued payroll and vacation payable	41,170
Other current liabilities	34,053

Total current liabilities	1,225,204
LONG TERM DEBT	301,701
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY	33,258
STOCKHOLDERS’ EQUITY
Common stock, no par value, 100,000,000 shares authorized, 4,360,147 shares issued and outstanding	2,336,740
Retained earnings (deficit) restated (Note 12)	(1,609,936)

Total stockholders’ equity	726,804

TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY	$2,286,967

See Accompanying Notes to Financial Statements.

SUNFUELS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2005

As Restated
Operating Income
Net sales	$4,099,740
Cost of goods sold	(3,733,938)

Gross profit	365,802

Operating Costs and Expenses
Selling, general and administrative expense	(547,295)
Loss on abandonment of assets	(533,621)
R&D Grant income	675,278
R&D Grant expense	(721,159)

Total operating costs and expenses	(1,126,797)
Loss from operations	(760,995)
Other income (expense)
Interest income	7,990
Other income	1,427
Interest expense	(6,354)

Total other income (expense)	3,063

Loss before income taxes and minority interest	(757,932)
Minority interest in loss of consolidated subsidiary	9,192
Net loss before income taxes	(748,740)
Provision for income taxes	—

Net Loss	$(748,740)

See Accompanying Notes to Financial Statements.

SUNFUELS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Year Ended December 31, 2005

	As Restated		Retained (Deficit)	Total Stockholder’s Equity
	Common Stock
	Shares	Amount
Balance at December 31, 2004	3,926,316	$1,336,511	$(861,196)	$475,315
Stock sales (net of costs)	433,831	970,949	—	970,949
Stock options vested	—	29,280	—	29,280
Net loss	—	—	(748,740)	(748,740)

Balance at December 31, 2005	4,360,147	$2,336,740	$(1,609,936)	$726,804

See Accompanying Notes to Financial Statements.

SUNFUELS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2005

As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(748,740)
Adjustments to reconcile comprehensive income to net cash provided by operating activities:
Minority interest in loss of consolidated subsidiary	(32,831)
Depreciation	3,627
Stock based compensation expense	29,280
Loss on abandonment of assets	533,621
Interest earnings reinvested in certificate of deposit	(3,524)
Change in assets, (increase) decrease:
Accounts receivable	(619,309)
Inventory	(318,681)
Prepaid expenses	(22,971)
Other assets	(4,714)
Change in liabilities, increase (decrease):
Accounts payable	321,484
Deferred grant revenue	541,939
Accrued expenses	49,691

NET CASH (USED) IN OPERATING ACTIVITIES	(271,128)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of office furniture and equipment	(1,850)
Cash payments for construction in progress	(172,916)
Purchase of certificate of deposit	(300,000)

NET CASH (USED) INVESTING ACTIVITIES	(474,766)
CASH FLOWS FROM FINANCING ACTIVITIES
Loan proceeds from related party	300,000
Net proceeds from stock sales	970,949

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,270,949

NET INCREASE IN CASH	525,055
OUTSTANDING CHECKS IN EXCESS OF BANK BALANCE, BEGINNING OF PERIOD	(5,991)

CASH EQUIVALENTS, END OF PERIOD	$519,064

SUPPLEMENTAL NON-CASH INFORMATION:
Cash payments for interest	$6,354

See Accompanying Notes to Financial Statements.

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

SunFuels, Inc. (SunFuels), was incorporated on November 19, 2001 in Colorado. In 2003, the Company formed Blue Sun Biodiesel, LLC (Blue Sun) and during 2004, contributed substantially all of its assets and activities to Blue Sun. At December 31, 2005, SunFuels owned approximately 95% of Blue Sun, the remaining 5% was owned by Blue Sun Producers, Inc. (approximately 4%) and Progressive Producers Nonstock Cooperative (approximately 1%). Blue Sun’s current activities are the marketing and wholesale distribution of biodiesel motor fuel throughout the seven state Rocky Mountain region. As used in these Notes to Financial Statements, SunFuels, Blue Sun and the Subsidiaries are referred to as the Company.

In 2005, Blue Sun formed Blue Sun Energy Partners, LLC (BSEP) and Blue Sun Energy Partners Oklahoma, LLC (BSEPO). BSEP and BSEPO are collectively referred to herein as the Subsidiaries. Both Subsidiaries had very little activity in 2005, each will be primarily engaged in the future development of biodiesel production facilities, that will take virgin vegetable oils and produce high-grade biodiesel motor fuel and crude glycerin, for resale. Currently, Blue Sun owns 100% of each of these Subsidiaries. It is Blue Sun’s intention to bring on equity partners to each of these entities, to provide additional capital and expertise in the operations of the production facilities, and has an intention to retain approximately a 51% ownership interest in each.

Consolidation of variable interest entity

Blue Sun Producers, Inc. (the Cooperative), is a Colorado cooperative whose members consist of agricultural producers who grow oilseed for the exclusive use of Blue Sun. The Cooperative was established to connect Colorado, Kansas, Oklahoma, Wyoming and Montana oilseed producers to the Rocky Mountain biodiesel market through Blue Sun, and to coordinate and secure a production base that could supply a reliable source of oilseed that will be used as feedstock oil for a biodiesel production facility to be constructed by the Company. Although the Company is required by Financial Accounting Standards Board Interpretation No. 46(R) (FIN 46) Consolidation of Variable Interest Entities, to consolidate the Cooperative in its financial statements, the Company has no equity ownership interest in the Cooperative.

The Cooperative has three authorized classes of stock: 1,000 shares of membership common stock no par value (Membership Stock); 100,000 shares of Class A preferred Stock no par value (Producers Stock); and 10,000,000 shares of Class B preferred Stock no par value (Non-Producers Stock). Any producer of agricultural products or associations of those producers may become a member of the Cooperative upon meeting certain ownership criteria, including approval of the Cooperative Board of Directors, ownership of 1 share of Membership Stock, and 1 share of Producers Stock. Of the authorized stock, only Membership Stock confers upon a holder the right to vote upon matters designated as appropriate for membership vote in the Cooperative’s Articles of Incorporation. The Producers Stock may be owned only by producers of agricultural products or associations of those producers, is non-voting and holders of Producers Stock may be paid dividends in an amount not to exceed 8% of the purchase price originally paid for a share of Producers Stock at the discretion of the Board of Directors. Non-Producers Stock may be owned by anyone, is non-voting and holders may be paid dividends in an amount not to exceed 8% of the purchase price originally paid for a share of Producers Stock. To date the Cooperative has not issued any shares of Non-Producers Stock. Members must consent to take patronage distributions into income as well as agree to enter into an agreement with the Cooperative under which the person contracts to dedicate a certain number of acres to the planting, cultivation and supply of oilseed crops. Only holders of membership stock have voting power in the Cooperative. The Cooperative acquired a 4% interest in Blue Sun in 2004 for $208,000. Other than its investment in Blue Sun, the Cooperative has nominal assets and liabilities.

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Because all of the operations of the Cooperative are performed on behalf of the Company, and they have common management, the Company determined that the Cooperative should be consolidated in accordance with Financial Accounting Standards Board Interpretation No. 46(R) (FIN 46) Consolidation of Variable Interest Entities. As substantially all net assets of the Cooperative consist of its investment in Blue Sun, the non-controlling equity interest of the Cooperative has been presented as a component of minority interest.

Consolidation Policy

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, Blue Sun, BSEP and the variable interest entity Blue Sun Producers, Inc. after elimination of all material inter-company accounts, transactions and profits.

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 2005, the Company’s cash and cash equivalents were deposited primarily in one financial institution.

Use of Estimates

Preparing the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $18,500 at December 31, 2005.

Inventory and Revenue Recognition

Inventories include vegetable oil, ground vegetable meal, seed, fuel additives, and biodiesel fuel. Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

The Company recognizes revenue when there is persuasive evidence that an arrangement exists, the products and services have been delivered, selling prices are fixed and determinable and not subject to refund or adjustment, and collection of amounts due is reasonably assured.

Delivery occurs when goods are shipped and title and risk of loss transfer to the customer, in accordance with the terms specified in the arrangement with the customer. Revenue recognition is deferred in all instances where the earnings process is incomplete.

Advertising

The company expenses advertising costs as they are incurred.

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fair Value of Financial Instruments

The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable and the note payable. The recorded amounts of these accounts approximate their fair values based on their short-term nature.

Property and Equipment

Property and equipment are recorded at cost or fair market value at date of contribution. Depreciation is computed principally by the straight-line method, over estimated useful lives of 5, 7 and 10 years.

Construction in Process and Equipment Not In Service

The Company has incurred approximately $45,000 in costs associated with the start-up, design and construction of a facility in Oklahoma. The project is still in early planning stages and final cost estimates are not available. As stated previously, it is the Company’s intention, to transfer the Construction in Process to the appropriate subsidiary (BSEPO), for additional ownership interest, at the time agreements with third party entities become finalized. In addition, the Company has recorded approximately $180,000 as the salvage value of equipment related to an abandoned project to construct a new facility in Colorado that was to have been undertaken by BSEP. The value is the expected net realizable value of the equipment.

Deferred Revenue

Blue Sun and BSEP were awarded a government grant from the U.S. Department of Agriculture, related to construction of its biodiesel production facility near Monte Vista, Colorado. The Company subsequently had to abandon its efforts to build on the original site (see Note 6) and is currently working on acquiring a lease for a site in Colorado. The grant was specifically for the original site, and the Company will be asking the USDA to review the new proposals to see if they will allow the grant monies to be used for the new biodiesel production facility. As such, the grant money that was received has not been recognized as income and is being held by the company pending the USDA’s decision.

Blue Sun was awarded a Small Business Innovation Research grant from the US Department of Energy, related to the research and development of improved adaptability of dryland mustard, flax, and canola oilseeds on the High Plains of the west-central U.S. As of December 31, 2005, Blue Sun had received grant revenue in excess of actual expenses of $94,115. Blue Sun has recognized these funds as deferred revenue to be recognized at the time when the grant expense occurs.

Income Taxes

The Company accounts for income taken under the liability method, in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Blue Sun and the Subsidiaries are limited liability companies that have chosen to be taxed as partnerships, or disregarded entities under the internal revenue code. As such, their respective taxable income or loss is allocated to members in accordance with their respective percentage ownership. The effect of this allocation is reflected in the consolidated tax return.

The variable interest entity, the Cooperative, is taxed as a cooperative under Section 1382 of the Internal Revenue Code. The Cooperative files its own tax return. When applicable, patronage refunds are authorized in such a manner as to render them deductible for income tax purposes. Any resulting Federal and State income taxes are primarily based on nonmember savings and the portion of member savings that is not allocated as qualified patronage refunds. The income tax expense provision for each year is disproportionate to the normal expected statutory income tax expense, primarily due to the deduction for distribution of qualified allocated patronage refunds to members. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between financial and income tax reporting. The deferred tax asset or liability, as applicable, represents future tax return consequences of those differences, which will either be taxable or deductible when the asset or liability is recovered or settled. When applicable, deferred taxes are recognized for operating losses that are available to offset future taxable income.

Research and Development Costs

The Company expenses research and development costs in the period incurred. For the year ended December 31, 2005, these costs totaled approximately $721,159.

Revenue Recognition from Grants

The Company was awarded government grants from the U.S. Department of Energy, the U.S. Department of Agriculture and the Colorado Department of Public Health and Environment. The grant proceeds are recognized into earnings in the period in which the related required expenditures are incurred.

NOTE 2: PRESENTATION OF MINORITY INTEREST AND NON CONTROLLING INTEREST IN THE CONSOLIDATED FINANCIAL STATEMENTS

Subsidiaries—Minority Interest

Minority interest represents the minority members’ proportionate share of the equity of Blue Sun. At December 31, 2005, SunFuels owned approximately 95% ownership interest in Blue Sun, which requires that Blue Sun’s operations be included in the Consolidated Financial Statements. The remaining 5% ownership interest of Blue Sun that is not owned by the Company is shown as “Minority interest in consolidated subsidiary” in the Consolidated Statement of Income and Consolidated Balance Sheet.

NOTE 3. BUSINESS SEGMENTS

The Company has two internal operating segments—fuel distribution and agriculture—both of which plays a distinct role related to achieving Blue Sun’s goal of becoming a vertically integrated agriculture-energy company. The Cooperative is included in the agriculture segment of the Company’s business. Each segment has distinct operating objectives in terms of markets, customers and suppliers that readily result in the activities of each being exclusive from the other. Because the daily operations of the two segments are combined as to resources and personnel, it is not practicable to fully disaggregate the assets and operating expenses of the Company into its two operating segments. Research and development activities are non-revenue producing and

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

are funded by internally-generated cash and by grants received from third-parties. Operating results and assets by segment for the year ended December 31, 2005 were as follows:

	Agriculture	Fuel Distribution	Reconciling Items	Consolidated
Revenues and costs:
Sales	$665,547	$3,434,193		$4,099,740
Cost of sales	(666,000)	(3,067,938)		(3,733,938)
Research and development expenses, net of grants received			$(45,881)	(45,881)
All other operating expenses			(1,080,916)	(1,080,916)

Operating income ( loss)	(453)	366,255	(1,126,797)	(760,995)

Assets:
Accounts receivable	5,990	678,696		684,686
Inventories	163,651	335,135		498,786
Other current assets (1)			864,834	864,834
Property, plant and equipment, net			231,125	231,125
Other assets			7,536	7,536

Total assets	169,641	1,013,831	1,103,495	2,286,967

(1)	Includes cash and cash equivalents of $519,064 and certificate of deposit of $303,524.

NOTE 4: GRAIN PURCHASES FROM RELATED PARTIES

Blue Sun entered into an exclusive oilseed supply agreement with the Cooperative on October 11, 2004 whereby the Cooperative’s producers will grow and harvest the oilseed crop for the exclusive use of Blue Sun. The Cooperative has a minority ownership interest in Blue Sun and shares management personnel with Blue Sun. The initial term of the agreement is five years but may be extended upon terms that are mutually acceptable to both parties. The agreement contains various requirements related to the seed to be planted, inspection and storage of the crop and minimum oilseed quality standards.

The Cooperative received a grant through the United States Department of Agriculture (USDA) through the Value Added Producer Grant (VAPG) program that provides for reimbursement of fifty percent of the costs associated with purchasing, testing and crushing the crop with the remaining fifty percent of the costs to be paid by Blue Sun. Blue Sun’s in-kind match amounted to $59,800 for the year ended December 31, 2005. The future purchase price for the Cooperative’s crop will be determined annually by agreement between Blue Sun and the Cooperative, depending on the quality of the oilseed. All inter-company amounts have been eliminated in these consolidated financial statements.

Upon completion of the Company’s biodiesel production facility, Blue Sun intends to use the producers’ crop to produce its biodiesel and crude glycerin.

Blue Sun and the Cooperative also purchased grain from Progressive Producers Non-stock Cooperative, which owns a minority interest in Blue Sun. Total purchases amounted to $44,500 during the year ended December 31, 2005 with a balance of $2,777 owing at December 31, 2005.

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 5: OTHER RELATED PARTY TRANSACTIONS

Stock Rights

SunFuels, the original four founding shareholders (Founders) and approximately 72 other shareholders have entered into an agreement giving SunFuels and the Founders a right of first refusal and certain other rights regarding shares issued to any party to this agreement. Should SunFuels not exercise its rights, the remaining Founders have the next right to purchase the selling shareholders stock.

Long Term Note Payable

On December 13, 2005 a shareholder made a loan of $300,000 to the Company. The balance at December 31, 2005 is $300,000 and matures on January 1, 2007. The note requires interest only payments, at 11.5%, monthly of $2,875. The note is collateralized with 100,000 shares of company stock that have been authorized, but not issued.

Administrative Costs

The Cooperative and Progressive Producers Non-Stock Cooperative, (PPNC) both of which own minority interests in Blue Sun, reimburse Blue Sun for certain allocated overhead and administrative expenses. These expenses generally consist of salaries and related benefits paid to corporate personnel and other corporate facilities costs. Blue Sun provides administrative, capital fundraising, accounting, and other services to the Cooperatives and PPNC. Allocations of personnel costs have been based primarily on estimated time spent by Blue Sun employees with respect to each cooperative managed. Blue Sun believes that all such allocation methods are reasonable. All inter-company amounts between Blue Sun and the Cooperatives have been eliminated in these consolidated financial statements.

At December 31, 2005, Blue Sun had amounts receivable from PPNC for management services totaling $1,000. All inter-company amounts and accounts have been eliminated in these consolidated financial statements.

Original Contribution of Assets

The Founders originally contributed assets having a cost basis of $6,915 and intellectual property including processes, business plan and experience for their initial 1,290,000 shares of stock.

NOTE 6: OUTSTANDING STOCK WARRANTS

SunFuels had an outstanding stock warrant that was issued to an employee on September 30, 2004. The warrant allows the employee to purchase up to 20,000 shares of the SunFuels’ common stock at $0.35 per share. The employee has 10 years from date of issue to exercise the rights represented by the warrant. SunFuels issued stock warrants to advisors of the company on January 1, 2005. The warrants allow the advisors to purchase up to 15,000 shares of SunFuels’ common stock at $0.85 per share. The advisors have 10 years from date of issue to exercise the rights represented by the warrant.

NOTE 7: COMMITMENTS AND CONTINGENCIES

Blue Sun has incurred costs associated with the start-up, design and construction of a new facility originally scheduled to be completed in late 2006 or 2007. As of December 31, 2005, Blue Sun had originally incurred and

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

capitalized Construction in Progress of approximately $728,000. As of year-end the project has been abandoned and $534,000 has been written-off as a loss on abandoned projects. The remaining balance is the estimated net realizable value of the salvaged equipment. In relation to this construction, and as earlier described in Note 1, deferred revenues, the Company received a $500,000 grant for this project. It has not been determined if the amount will have to be repaid.

The Company leases office space under a lease agreement dated September 21, 2005. The term of the lease is three years commencing September 20, 2005. The Company has the option to renew the lease for two additional three year terms. The lease provides for payments for the first year annual base rent of $21,375 payable in monthly installments of $1,781. The lease provides for increases in the annual payments of base rent to $30,500 in year two, monthly installments of $2,542, and $44,980 in year three, monthly installments of $3,748. Rent expense for this lease is being recognized on a straight line amortization method $2,690 per month. The Company recorded rent expense of $16,000 for rent in 2005.

Blue Sun had an irrevocable letter of credit for $300,000 with First National Bank of Fort Collins, in favor of one of its suppliers. The letter was cancelled in early 2006 and had not been drawn upon as of December 31, 2005.

NOTE 8: INCOME TAXES

For the Company and the Cooperative deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of assets and liabilities. The temporary differences that give rise to the deferred tax (liabilities) and assets are as follows:

	SunFuels, Inc.	Cooperative
Net operating loss carryforwards	$1,370,000	$44,000
Net unamortized setup expenses	$110,000	$—

The total deferred tax liabilities (assets) are as follows:

Deferred tax assets	$445,000	$13,000
Total valuation allowance recognized for deferred tax assets	(445,000)	(13,000)

Net Deferred Tax (Asset) Liability	$—	$—

The Company has net operating loss carryforwards of approximately $1,370,000 expiring through 2027, available to offset future taxable income. The Cooperative has net operating loss carryforwards of approximately $44,000 expiring through 2026 that are available to offset future taxable income. Due to the Company’s and Cooperative’s net operating losses for 2005 and prior years for income tax purposes, the Company had no current or deferred provisions for income taxes. The Company has recorded a 100% valuation allowance on its net deferred tax assets due to historical net losses.

NOTE 9: CONCENTRATIONS

In 2004, the Company had two major distributors that accounted for approximately 21% and 14% of the total net sales for 2005.

Until the Company’s biodiesel production facility commences operations, Blue Sun’s supply of biodiesel is purchased from suppliers. In 2005, the Company purchased fuel from two main suppliers, comprising 20% and

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16% of the companies’ purchases. However, management does not believe the Company and its Subsidiaries are dependent on this supplier due to the existence of other suppliers in the Rocky Mountain region.

NOTE 10: STOCK OPTION PLAN

Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans based on the fair value of options granted. SunFuels has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (Accounting for Stock Issued to Employees) and related interpretations.

In accordance with APB-25, compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of SunFuels’ common stock at the date of grant, thereby resulting in no recognition of compensation expense by SunFuels.

SunFuels Stock Option plan provides for granting of stock options to certain officers and other key employees. Stock options issued under the plan have terms of one to five years. The options vest starting in 2005. Options not exercised shall expire ten years after they have been granted. The exercise prices of the options are $0.85 and $2.55 per share.

Below is summary of option transactions through the year ended December 31, 2005:

	Number of Shares	Share Exercise Price
January 1, 2005 grants at $0.85	114,000	$0.85
October 1, 2005 grants at $2.55	10,000	$2.55
Cancelled	(1,000)

Outstanding and exercisable, December 31, 2005	123,000

The Company does not have a ready market for its shares of stock. As such, determining the fair market value of the stock is done by reviewing relevant factors. The SunFuels Board of Directors estimates the fair market value of SunFuels common stock at $1.00 a share at the time the shares vested in 2005. In 2005, the Company recognized $12,780 as a compensation expense in respect of options issued to employees and $16,500 in respect of options issued in payment of professional fees.

NOTE 11: CONCENTRATION OF CREDIT RISK

The Company has several accounts held at one bank and the amounts on deposit may from time to time exceed the federally insured amount of $100,000. At December 31, 2005, $720,000 exceeded the federally insured limit.

NOTE 12: CHANGE IN ACCOUNTING PRINCIPLE

The Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities and in December 2003, issued a revised FIN 46. Revised FIN 46 defines a variable interest entity as a corporation, partnership, trust or other legal structure used for business

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

purposes that has: (a) an insufficient amount of equity for the entity to carry on its principal operations without additional subordinated support from other parties; (b) a group of equity owners that do not have the authority to make decisions about the entity’s activities; or (c) equity that does not absorb the entity’s losses or receive the benefits of the entity.

The Company did not create or invest in any variable interest entities during the year ended December 31, 2005. The Company determined that Blue Sun Producers, Inc. (the Cooperative) an entity related through common management and which was created to coordinate and secure a production base, that could supply a reliable source of oilseed that will be used as feedstock oil for a biodiesel production facility to be constructed by the Company, should be consolidated in accordance with the guidance in FIN 46 and has elected to apply FIN 46 effective January 1, 2005.

NOTE 13: RESTATEMENT AND CORRECTION OF ERROR

During the year ended December 31, 2005 the Company discovered an error in previously reported expenses and related party receivables. The Company mistakenly, overstated the amount of management fees charged to the Cooperative. As a result, the correction of these errors had the effect of understating the net loss for 2004 by $79,000 and understating the net loss for 2003 by $24,000. Retained earnings (deficit) at December 31, 2004 has been decreased by $103,000 as a result of the correction.

Subsequent to the initial issuance of the December 31, 2005 financial statements the following errors were discovered that required the financial statements to be restated:

•

Stock option grants were erroneously under-reported. The correction of this error had the effect of understating the net loss by $29,280. Retained earnings has been reduced by $29,280 as a result of this correction.

•

The minority interest in subsidiary calculation changed as a result of the previous error. This resulted in a reduction in minority interest in consolidated subsidiary and corresponding increase in capital in the amount of $9,244.

•	The non-controlling interest in equity of $175,079 was reclassified to capital with no net effect on retained earnings.

•	A one year certificate of deposit was erroneously classified as cash and cash equivalents and has been reclassified to another current asset with no net effect on retained earnings.

•	Bio-diesel credits were originally reported in net sales. The amounts have been reclassified as a reduction of cost of goods sold with no net effect on retained earnings.

•	Minority interest in a subsidiary has been corrected. The correction of this error has the effect of increasing retained earnings by $9,192.

NOTE 14: GOING CONCERN, RISKS AND UNCERTAINTIES

The Company faces many uncertainties in undertaking this business venture; such as lack of consumer understanding, unpredictable legislative activity, and scope of future competitors and market values of petroleum and virgin soybean oil or other feedstock oils.

The Company’s consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of

SUNFUELS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

business. As shown in the accompanying financial statements, the Company’s consolidated retained earnings deficit was approximately ($1,610,000) as of December 31, 2005. Commitments relating to the construction of the Subsidiary’s production facility and the Subsidiary’s reliance on its plan to achieve profitability through the successful construction and operation of its planned production facility in a timely manner create an uncertainty as to the Company’s and Subsidiary’s ability to continue as a going concern.
Management is actively seeking capital infusions to provide additional operating capital and infrastructure, as well as construction loans to fund the new production facility. The ability of the Company and its Subsidiaries to continue as going concerns is dependent upon the success of these actions. The consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or the amounts of liabilities that might be necessary should the Company and or its Subsidiaries be unable to continue as going concerns.

EXECUTION COPY

Annex A

AGREEMENT AND PLAN OF MERGER

among

M-WAVE, INC.

(“Parent”)

OCEAN MERGER SUB, INC.

(“Merger Sub”)

SUNFUELS, INC.

(the “Company”)

and

BLUE SUN BIODIESEL LLC

(“Blue Sun”)

Dated as of January 26, 2007

i

EXHIBITS

Exhibit A	Members of Blue Sun
Exhibit B	Calculation of Fully-Diluted Common Stock
Exhibit C	Form of Series C Preferred Stock Certificate of Designations
Exhibit D	Persons to Become Officers of Parent
Exhibit E	Form of Opinion of Parent’s Counsel
Exhibit F	Form of Opinion of Company’s and Blue Sun’s Counsel

SCHEDULES
Schedule 1.1(a)	Audited Annual Company Financial Statements
Schedule 1.1(b)	Unaudited Interim Company Financial Statements
Schedule 1.1(c)	Company Latest Balance Sheet
Schedule 6.1(a)	Company Subsidiaries
Schedule 6.1(b)	Company Qualification to do Business
Schedule 6.3(a)	Company Consents and Approvals
Schedule 6.3(b)	Company No Conflicts
Schedule 6.4	Company Capitalization
Schedule 6.5	Company Undisclosed Liabilities
Schedule 6.6	Company Certain Changes
Schedule 6.7	Company Title to Assets; Liens and Encumbrances
Schedule 6.8	Company Condition and Sufficiency of Assets
Schedule 6.9	Company Real Property
Schedule 6.10	Company Intellectual Property
Schedule 6.11	Company Contracts
Schedule 6.12	Company Permits
Schedule 6.13	Company Insurance
Schedule 6.14	Company Employee Benefits
Schedule 6.15	Company Labor Matters
Schedule 6.16	Company Capital Improvements
Schedule 6.18	Company Defaults and Violations
Schedule 6.19	Company Environmental Matters
Schedule 6.20	Company Litigation
Schedule 6.21	Company Conflicts of Interest
Schedule 6.25	Company Brokers and Finders
Schedule 7.1(a)	Parent Subsidiaries
Schedule 7.1(b)	Parent Qualification to do Business

SCHEDULES
Schedule 7.3(a)	Parent Consents and Approvals
Schedule 7.3(b)	Parent No Conflicts
Schedule 7.4	Parent Capitalization
Schedule 7.5(d)	Parent Undisclosed Liabilities
Schedule 7.5(e)	Parent Severance Obligations
Schedule 7.6	Parent Certain Changes
Schedule 7.7	Parent Title to Assets; Liens and Encumbrances
Schedule 7.8	Parent Contracts
Schedule 7.9	Parent Permits
Schedule 7.10	Parent Insurance
Schedule 7.11	Parent Employee Benefits
Schedule 7.14	Parent Defaults and Violations
Schedule 7.15	Parent Environmental Matters
Schedule 7.16	Parent Litigation
Schedule 7.19	Parent Agreements Relating Sale of Assets
Schedule 7.20	Parent Brokers and Finders
Schedule 7.23	Parent Change in Control Payments

v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of January 26, 2007, by and among M-Wave, Inc., a Delaware corporation (“Parent”), Ocean Merger Sub, Inc., a Delaware corporation (“Merger Sub”), SunFuels, Inc., a Colorado corporation (the “Company”) and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”). Certain capitalized terms used herein are defined in Article I.

W I T N E S S E T H:

WHEREAS, Parent is a Delaware corporation having an authorized capital of (i) 200,000,000 shares of Common Stock, par value $0.005 per share (the “Parent Common Stock”), of which, as of the date hereof, 1,763,150 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”), (x) 30,000 shares of which have been designated as Series A Convertible Preferred Stock (the “Parent Series A Preferred Stock) of which, as of the date hereof, 12,500 shares are issued and outstanding, and (y) 70,000 shares of which have been designated as Series B Convertible Preferred Stock (the “Parent Series B Preferred Stock) of which, as of the date hereof, 69,648 shares are issued and outstanding.

WHEREAS, Merger Sub is a Delaware corporation having an authorized capital of 1,000 shares of Common Stock, par value $0.01 per share (the “Merger Sub Common Stock”) of which, as of the date hereof, 100 shares are issued and outstanding, all of which are owned of record and beneficially by Parent; and

WHEREAS, the Company is a Colorado corporation having an authorized capital of (i) 100,000,000 shares of common stock, no par value per share (the “Company Common Stock”), of which, as of the date hereof, 4,447,763 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, no par value per share (“Company Preferred Stock”), 2,000,000 shares of which have been designated as Series A Convertible Preferred Stock (the “Company Series A Preferred Stock) of which, as of the date hereof, 750,000 shares will be issued and outstanding;

WHEREAS, Blue Sun is a Colorado limited liability company having an authorized capital of 200,000 membership units (the “Blue Sun Units”), 100,000 units of which have been designated Class A Units (“Blue Sun Class A Units”) of which, as of the date hereof, 5,068 Blue Sun Units Class A Units are issued and outstanding and are owned by the Company and the other members of Blue Sun set forth on Exhibit A (the “Members”) and 100,000 units of which have been designated Class B Units, of which, as of the date hereof, no units are issued and outstanding;

WHEREAS, the Boards of Directors of the Company and Merger Sub have approved the merger of Merger Sub into the Company (the “Company Merger”) pursuant to the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of the Company and the Board of Managers of Blue Sun have approved the merger of Blue Sun into the Company (the “Blue Sun Merger” and, together with the Company Merger, the “Mergers”, each of which shall individually be referred to herein as a “Merger”), which Blue Sun Merger, would occur immediately after the Company Merger, pursuant to the terms and conditions of this Agreement;

WHEREAS, the Boards of Directors of Parent, the Company and the Board of Managers of Blue Sun, have directed that this Agreement be submitted to the stockholders of the Company and Parent and the Members for adoption;

WHEREAS, the parties hereto intend the Mergers to constitute a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) whereby at the Effective Time (a) the stockholders of Company Common Stock will be deemed to contribute their Company Common Stock to

Parent in exchange for shares of Parent Common Stock, and (b) the holders of Company Series A Preferred Stock will be deemed to contribute their Company Series A Preferred Stock to Parent in exchange for shares of Parent Series C Preferred Stock, and at the Blue Sun Effective Time the holders of Blue Sun Units other than the Company will be deemed to contribute their Blue Sun Units to Parent in exchange for shares of Parent Common Stock; and

WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements representations and warranties herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms have the following meanings for the purposes of this Agreement:

“Acquisition Proposal” has the meaning provided in Section 8.14.

“Affiliate” means, with respect to any specified Person, (i) any other Person that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (ii) any other Person which is a director, officer or partner or member or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, of the specified Person or a Person described in clause (i) of this paragraph, (iii) another Person of which the specified Person is a director, officer, or partner or member or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (iv) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity, or (v) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative.

“Agreement” means this Agreement and Plan of Merger, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

“Blue Sun” has the meaning provided in the Preamble.

“Blue Sun Effective Date” and “Blue Sun Effective Time” have the respective meanings provided in Section 5.2

“Blue Sun Exchange Ratio” means the exchange ratio for Blue Sun Units into Parent Common Stock, as determined in accordance with the calculations set forth in Exhibit B.

“Blue Sun Fully-Diluted Units” means the outstanding Blue Sun Units determined as of the Measurement Date. For purposes of determining the Blue Sun Fully-Diluted Units it shall be assumed that all outstanding options and warrants, if any, to purchase Blue Sun Units have been exercised in full for the maximum number of Blue Sun Units that could be purchased thereunder as if all such options and warrants were vested in full.

“Blue Sun Units” has the meaning provided in the Recitals.

“Blue Sun Member Meeting” has the meaning provided in Section 8.4.

“Blue Sun Merger” has the meaning provided in the Recitals.

“Blue Sun Merger Shares” has the meaning provided in Section 4.2(c).

“Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York generally are closed for business.

“CBCA” means the Colorado Business Corporations Act, as amended.

“CCAA” means the Colorado Corporations and Associations Act, as amended.

“Certificate of Designations” has the meaning provided in Section 2.4(a).

“CLLCA” means the Colorado Limited Liability Company Act, as amended.

“Class A Units” has the meaning provided in the Recitals.

“Closing” has the meaning provided in Section 5.1.

“Closing Date” has the meaning provided in Section 5.1.

“Closing Price” means the average closing price quotation of Parent Common Stock reported on the National Association of Securities Dealers, Inc. Automated Quotation System for the ten (10) consecutive days on which the Nasdaq Capital Market is open for trading immediately preceding the Measurement Date.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning provided in the Preamble.

“Company Benefit Plans” has the meaning provided in Section 6.14(b).

“Company Breakup Fee” has the meaning provided in Section 11.3.

“Company Capitalization” has the meaning provided in Section 6.4.

“Company Common Stock” has the meaning provided in the Recitals.

“Company Exchange Ratio” means the exchange ratio for shares of Company Common Stock and Company Preferred Stock into Parent Common Stock and Parent Preferred Stock, as determined in accordance with the calculations set forth in Exhibit B.

“Company Financial Statements” means all of the following:

(a) The audited consolidated financial statements of the Company as of December 31, 2004, and December 31, 2005 (including all notes thereto), which are set forth on Schedule 1.1(a), consisting of the consolidated balance sheets at such dates and the related consolidated statements of earnings and retained earnings and cash flows for the twelve-month periods then ended, and all notes thereto;

(b) The unaudited consolidated financial statements of the Company as of December 31, 2003, and March 31, June 30 and September 30, 2006, which are set forth on Schedule 1.1(b), consisting of the consolidated balance sheets at such dates and the related consolidated statements of earnings and retained earnings and cash flows for the six-month periods then ended, and all notes thereto; and

(c) The Latest Balance Sheet, which is set forth on Schedule 1.1(c).

“Company Fully-Diluted Common Stock” means the outstanding shares of Company Common Stock determined as of the Measurement Date. For purposes of determining the Company Fully-Diluted Common Stock it shall be assumed that (i) all shares of Company Series A Preferred Stock outstanding on the

Measurement Date and any shares of Company Series A Preferred Stock to be issued on the Closing Date pursuant to the Subscription Agreements are converted into the maximum number of shares of Company Common Stock into which they may be converted on the Measurement Date at the then effective conversion price. In addition, for purposes determining the Company Fully-Diluted Common Stock it shall be assumed that all outstanding options and warrants to purchase shares of Company Common Stock have been exercised in full for the full number of shares of Company Common Stock that could be purchased thereunder at the then effective exercise price as if all such options and warrants were vested in full; provided that up to 750,000 warrants to purchase Company Common Stock that are issued to purchasers of Company Series A Preferred Stock shall be excluded from such calculation. Finally, for purposes determining the Company Fully-Diluted Common Stock it shall be assumed that all shares of Company Common Stock that could be issued pursuant to preemptive rights have been issued.

“Company Group” shall mean any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included (1) the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor), (2) any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor) or (3) any Affiliate of the Company or any Subsidiary.

“Company Merger” has the meaning provided in the Recitals.

“Company Merger Shares” has the meaning provided in Section 4.1(c).

“Company Preferred Stock” has the meaning provided in the Recitals.

“Company Required Consents” has the meaning provided in Section 9.4.

“Company Series A Preferred Stock” has the meaning provided in the Recitals.

“Company Stockholder Meeting” has the meaning provided in Section 8.3.

“Company Stock Option Plan” has the meaning provided in Section 4.1(d).

“Company Warrant” has the meaning provided in Section 4.1(e).

“Confidentiality Agreement” has the meaning provided in Section 8.13.

“Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, that is intended or purports to be binding and enforceable.

“DGCL” means the Delaware General Corporation Law, as amended.

“Disclosure Documents” means the Company’s Confidential Private Placement Memorandum dated October 6, 2006 and the Supplement thereto dated January 18, 2007 (including exhibits thereto).

“Effective Date” and “Effective Time” have the respective meanings provided in Section 5.2.

“Environmental Law” means any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called “Superfund” or “Superlien” Law (including those already referenced in this definition) and any other Law of any Governmental Authority having a similar subject matter.

“Environmental Permit” means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, each corporation, trade or business that is, along with such Person, part of the same controlled group of corporations, trades or businesses under common control within the meaning of sections 414(b) or (c) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the Closing Price multiplied by the applicable number of shares of Parent Common Stock.

“GAAP” means U.S. generally accepted accounting principles at the time in effect.

“Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Hazardous Substance” means any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Parties” has the meaning provided in Section 12.2.

“Injunction” has the meaning provided in Section 9.5.

“Intellectual Property” has the meaning provided in Section 12.2.

“Knowledge of the Company” means the actual knowledge of Jeff Probst, Justin Bzdek or Sean Lafferty.

“Knowledge of the Parent” means the actual knowledge of Joe Turek or Jeff Figlewicz.

“Latest Balance Sheet” means the unaudited consolidated balance sheet of the Company dated as of November 30, 2006, set forth on Schedule 1.1(c).

“Law” means any Law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

“License Agreements” has the meaning provided in Section 6.10.

“Loss” or “Losses” means any and all liabilities, losses, costs, claims, damages, penalties and expenses (including attorneys’ fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms “Loss” and “Losses” shall include any and all reasonable and documented attorneys’ fees and expenses and costs of investigation and litigation incurred by the Indemnified Party in enforcing such indemnity.

“Material Adverse Change” means a change (or circumstance involving a prospective change) in (i) the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of a specified Person which is materially adverse or (ii) the ability of a specified Person to perform its obligations under this Agreement or any of its Related Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis, except that none of the following shall be deemed in themselves to constitute a Material Adverse Change (x) any changes in Laws of general applicability or interpretations thereof by Governmental Authorities that do not disproportionately affect the specified Person and (y) any changes in general economic conditions that do not disproportionately affect the specified Person.

“Material Adverse Effect” means an effect (or circumstance involving a prospective effect) on (i) the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of a specified Person which is materially adverse or (ii) the ability of a specified Person to perform its obligations under this Agreement or any of its Related Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis, except that none of the following shall be deemed in themselves to have a Material Adverse Effect (x) any changes in Laws of general applicability or interpretations thereof by Governmental Authorities that do not disproportionately affect the specified Person and (y) any changes in general economic conditions that do not disproportionately affect the specified Person.

“Measurement Date” means the third Business Day prior to the Closing Date.

“Members” has the meaning provided in the Recitals.

“Merger” and “Mergers” has the meaning provided in the Recitals.

“Merger Shares” has the meaning provided in Section 4.2(c).

“Merger Sub” has the meaning provided in the Preamble.

“Merger Sub Common Stock” has the meaning provided in the Recitals.

“Parent” has the meaning provided in the Preamble.

“Parent Benefit Plans” has the meaning provided in Section 7.11(b).

“Parent Capitalization” has the meaning provided in Section 7.4.

“Parent Common Stock” has the meaning provided in the Recitals.

“Parent Financial Statements” has the meaning provided in Section 7.5.

“Parent Fully-Diluted Common Stock” means the outstanding shares of Parent Common Stock determined as of the Measurement Date. For purposes of determining the Parent Fully-Diluted Common Stock it shall be assumed that (i) all shares of Parent Preferred Stock outstanding on the Measurement Date are converted into the maximum number of shares of Parent Common Stock into which they may be converted on the Measurement Date at the then effective conversion price and (ii) any shares of Parent Preferred Stock that are the subject of (i) a notice of redemption issued by Parent on or prior to the Measurement Date or (ii) a put notice issued by the holder of such shares of Parent Preferred Stock on or prior to the Measurement Date are no longer outstanding. In addition, for purposes determining the Parent Fully-Diluted Common Stock it shall be assumed that all outstanding options and warrants to purchase shares of Parent Common Stock with an exercise price less than the Closing Price are exercised as if all such options and warrants were vested in full on the Measurement Date for the full number of shares of Parent Common Stock that could be purchased upon exercise thereof on a cashless basis so that the holders thereof would receive the number of shares of Parent Common Stock for which such options and warrants could be exercised less a number of shares of Parent Common Stock having an aggregate Fair Market Value on the Measurement Date equal to the aggregate exercise price for all such options and warrants.

“Parent Preferred Stock” has the meaning provided in the Recitals.

“Parent Representatives” has the meaning provided in Section 8.14(b).

“Parent Required Consents” has the meaning provided in Section 10.4.

“Parent SEC Reports” has the meaning provided in Section 7.5(b).

“Parent Series A Preferred Stock” has the meaning provided in the Recitals.

“Parent Series B Preferred Stock” has the meaning provided in the Recitals.

“Parent Series C Preferred Stock” means the Series C Convertible Preferred Stock, no par value per share of Parent, as designated pursuant to the Certificate of Designations.

“Parent Stockholder Approvals” means the approval by the holders of the requisite number of shares of Parent Common Stock attending, in person or by proxy, the Parent Stockholder Meeting of this Agreement and the transactions contemplated herein to the extent required to be approved by Parent stockholders by the DGCL, the rules and regulations of Nasdaq Capital Market, Parent’s Certificate of Incorporation, Bylaws and any other applicable Laws, which may include, without limitation, approval of (i) the adoption of the Certificate of Designations described herein, (ii) the issuance of the Merger Shares, (iii) a reverse stock split to take effect immediately after the Blue Sun Effective Time if necessary to cause Parent to satisfy the initial listing requirements of the Nasdaq Capital Market immediately after the Effective Time or as otherwise agreed to by the parties hereto, (iv) the election of directors of Parent pursuant to Section 2.4(c) and (v) the adoption of an amendment to Parent’s 2003 Stock Incentive Plan to authorize an additional 4,000,000 shares of Parent Common Stock for issuance thereunder (subject to adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction).

“Parent Stockholder Meeting” has the meaning provided in Section 8.5(b).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permits” has the meaning provided in Section 6.12.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity or any Governmental Authority.

“Proxy Statement” has the meaning provided in Section 8.2(a).

“Real Property” has the meaning provided in Section 6.9(a).

“Real Property Lease” has the meaning provided in Section 6.9(a).

“Related Agreement” means any Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

“Registration Statement” has the meaning provided in Section 8.2(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Option” has the meaning provided in Section 4.1(d).

“Subsidiaries” has the meaning provided in Section 6.1(a).

“Superior Proposal” means any Takeover Proposal made by any Person prior to the conclusion of the Parent Stockholder Meeting on terms that are more favorable from a financial point of view to the stockholders of Parent than the terms set forth in this Agreement, including, without limitation, with respect to conditions to consummation, financing and the percentage of outstanding equity securities to be issued as consideration, as determined by the Board of Directors of Parent in its good faith judgment (based on the advice of an independent financial advisor or such other matters as Parent’s Board of Directors deems relevant).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Proposal” means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of business that constitutes 10% or more of the voting securities of Parent, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of the voting securities of Parent or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent, other than the transactions contemplated by this Agreement; provided, that a Takeover Proposal shall not include any inquiry, proposal or offer to acquire the existing business of Parent in any asset sale or similar transaction.

“Tax Return” means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund or amended return.

“Tax Sharing Arrangement” shall mean any written or unwritten agreement or arrangement providing for the allocation or payment of Tax liabilities or payment for Tax benefits between the Company or any Subsidiary, on the one hand, and any other Person including, but not limited to, members of any Company Group other than the Company and the Subsidiaries), on the other.

“Taxes” shall mean (i) all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and Personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto, and (ii) any liability of the Company or any Subsidiary for the payment of amounts determined by reference to amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any Subsidiary under any Tax Sharing Arrangement.

“Termination Date” has the meaning provided in Section 11.1.

“Trade Secrets” has the meaning provided in Section 6.10.

“Working Capital” means current assets less (i) accounts payable and (ii) accrued expenses.

1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and may not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein may not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules refer to those portions of this Agreement, and any underscored references to a clause, unless otherwise identified, refers to the appropriate clause within the same Section in which such reference occurs. The use of the terms “hereunder”, “hereof”, “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or clause of or Exhibit or Schedule to this Agreement. No specific representation, warranty or covenant contained herein limits the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant is not affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate. The parties expressly disclaim the holding of, and any interpretative conclusions or determinations reached in, IBP, Inc. v. Tyson Foods, Inc., No. CIV.A. 18373, 2001 Del. Ch. LEXIS 81 (Del. Ch. June 15, 2001) as they would be applicable to this Agreement, including any requirement that a Material Adverse Change or Material Adverse Effect be “durationally significant” or measured over a period of years rather than months.

ARTICLE II

THE COMPANY MERGER

2.1 Surviving Corporation. Subject to the conditions contained herein and in accordance with the provisions of this Agreement, the DGCL and the CCAA, at the Effective Time, Merger Sub shall be merged with and into the Company, which, as the corporation surviving in the Company Merger (the “Surviving Corporation”), shall continue unaffected and unimpaired by the Company Merger to exist under and be governed by the Laws of the State of Colorado. Upon the effectiveness of the Company Merger, the separate existence of Merger Sub shall cease except to the extent provided by Law in the case of a corporation after its merger into another corporation.

2.2 Effects of the Merger. The Company Merger shall have the effects set forth in Sections 259 through 261 of the DGCL, Section 7-90-204 of the CCAA and this Agreement.

2.3 Articles of Incorporation, Bylaws, Directors and Officers of Surviving Corporation. The Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation. The members of the Board of Directors of the Surviving Corporation immediately prior to the Effective Time shall be the initial members of the Board of Directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified. At the Effective Time and thereafter until changed as provided by law, the name of the Company shall be “Blue Sun Biodiesel, Inc.”

2.4 Certificate of Incorporation, Bylaws, Directors and Officers of Parent. As of the Effective Time, Parent shall take the following actions:

(a) Parent shall adopt a Certificate of Designations for the Parent Series C Preferred Stock, each in the form attached hereto as Exhibit C (the “Certificate of Designations”) by filing the same in the office of the Secretary of State of the State of Delaware;

(b) The Bylaws of Parent shall be amended and restated in a form and substance acceptable to the parties and shall become the Bylaws of Parent at the Effective Time, until thereafter amended as provided by the DGCL, the Certificate of Incorporation of Parent and such Bylaws;

(c) Such individuals as are specified by the Company prior to the filing of the definitive Proxy Statement by Parent shall be appointed to and constitute the entire Board of Directors of Parent; provided that (i) such individuals are reasonably acceptable to Parent’s Board of Directors and (ii) after the appointment of such individuals Parent’s Board of Directors would satisfy all Nasdaq and legal requirements regarding the composition of a Nasdaq Capital Market listed company. Unless otherwise agreed to by the Company and Parent, each existing director of Parent shall submit a written resignation from the Board Directors of Parent on the Closing Date which shall be effective as of the Effective Time;

(d) The individuals listed on Exhibit E shall be appointed as the executive officers of Parent. Each existing executive officer of Parent shall submit a written resignation from his or her position as an executive officer of Parent on the Closing Date which shall be effective as of the Effective Time; and

(e) At the Effective Time and thereafter until changed as provided by law, the name of the Parent shall be “Blue Sun Holdings, Inc.”

ARTICLE III

THE BLUE SUN MERGER

3.1 Surviving Corporation. Subject to the conditions contained herein and in accordance with the provisions of this Agreement and the CCAA, immediately after the Effective Time, Blue Sun shall be merged with and into the Surviving Company, which, as the corporation surviving in the Blue Sun Merger, shall continue unaffected and unimpaired by the Blue Sun Merger to exist under and be governed by the Laws of the State of Colorado. Upon the effectiveness of the Merger, the separate existence of Blue Sun shall cease except to the extent provided by Law in the case of a limited liability company after its merger into a corporation.

3.2 Effects of the Merger. The Blue Sun Merger shall have the effects set forth in Section 7-90-204 of the CCAA and this Agreement.

3.3 Articles of Incorporation, Bylaws, Directors and Officers of Surviving Corporation. The Articles of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately prior to the Blue Sun Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation. The members of the Board of Directors of the Surviving Corporation immediately prior to the Blue Sun Effective Time shall be the initial members of the Board of Directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Surviving Corporation immediately prior to the Blue Sun Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified.

3.4 Intercompany Loans. At the Blue Sun Effective Time, all intercompany loans between the Company and Blue Sun shall be deemed to be cancelled in full.

ARTICLE IV

CONVERSION OF SHARES AND INTERESTS

4.1 Company Merger Conversion Terms. As of the Effective Time, by virtue of the Company Merger and without any action on the part of any stockholder of the Company or Merger Sub:

(a) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled.

(b) All shares of Company Common Stock that immediately prior to the Effective Time are held in the treasury of the Company shall be cancelled and revert to the status of an authorized but unissued shares and no capital stock of Parent, capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

(c) Subject to the provisions of Section 4.3, all of the shares of Company Common Stock and Company Preferred Stock included in the Company Fully-Diluted Common Stock issued and outstanding immediately prior to the Effective Time (after taking into account the cancellation of shares of Company Common Stock pursuant to Section 4.1(b)) shall be converted into and become a number of equity securities of Parent determined by multiplying such shares of Company Common Stock and Company Preferred Stock by the Company Exchange Ratio (the “Company Merger Shares”). For purposes of the foregoing sentence, shares of Company Common Stock shall be converted into and become shares of Parent Common Stock and shares of Company Series A Preferred Stock shall be converted into and become shares of Parent Series C Preferred Stock. All such shares of Company Common Stock and Company Series A Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 4.3, shares of Parent Common Stock and, in the case of Company Common Stock only, cash in lieu of fractional shares as contemplated by Section 4.5. All calculations made pursuant to this Section 4.1(c) shall be made in the manner set forth in Exhibit B, which is based on the Blue Sun Fully-Diluted Units, the Company Fully-Diluted Common Stock and the Parent Fully-Diluted Common Stock as of the date hereof and assuming the Closing Price is equal to $4.00 per share.

(d) Stock Options.

(i) At the Effective Time, each outstanding option to purchase Company Common Stock granted under the Company’s 2005 Stock Option Plan (the “Company Stock Option Plan”) or otherwise granted (a “Stock Option”), whether vested or unvested, shall be deemed assumed by Parent and (i) each Stock Option assumed by Parent may be exercised only for shares of Parent Common Stock on the same terms and conditions as were in effect prior to the Effective Time, including, without limitation, any vesting periods, (ii) the number of shares of Parent Common Stock subject to each such Stock Option shall be adjusted to the number of whole shares of Parent Common Stock (omitting any fractional share) determined by multiplying the number of shares of Parent Common Stock subject to each Stock Option by the Company Exchange Ratio (not taking into account whether or not such option was in fact exercisable), and (iii) the per share exercise price under each such Stock Option shall be adjusted by dividing the exercise price thereof by the Company Exchange Ratio and such exercise price shall be rounded up to the nearest cent.

(ii) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder’s rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions.

(iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 4.1(d).

(iv) Subject to any applicable limitations under the Securities Act, and the rules and regulations thereunder, Parent shall file a Registration Statement on Form S-8 (or any successor form), as soon as reasonably practicable following the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options, and Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

(e) Company Warrants.

(i) At the Effective Time, each outstanding warrant to purchase Company Common Stock (a “Company Warrant”) shall be deemed assumed by Parent and (i) each Company Warrant assumed by Parent may be exercised only for shares of Parent Common Stock on the same terms and conditions as were in effect prior to the Effective Time, (ii) the number of shares of Parent Common Stock subject to each such Warrant shall be adjusted to the number of whole shares of Parent Common Stock (omitting any fractional share) determined by multiplying the number of shares of Parent Common Stock subject to each Warrant by the Company Exchange Ratio (not taking into account whether or not such warrant was in fact exercisable), and (iii) the per share exercise price under each such Warrant shall be adjusted by dividing the exercise price thereof by the Company Exchange Ratio and such exercise price shall be rounded up to the nearest cent.

(ii) After the Effective Time, each holder of an outstanding Company Warrant may deliver to Parent its outstanding Company Warrant with an appropriate instrument of transfer and Parent shall thereafter deliver to each such holder (i) a new warrant reflecting the conversion provisions of Section 4.1(e)(i) and (ii) an appropriate notice setting forth such holder’s rights pursuant thereto.

(iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Stock for delivery pursuant to the terms set forth in this Section 4.1(e).

4.2 Blue Sun Merger Conversion Terms. Immediately after the Effective Time, by virtue of the Blue Sun Merger and without any action on the part of Parent or any Member:

(a) Each of the Blue Sun Units issued and outstanding immediately prior to the Effective Time shall be cancelled.

(b) All Blue Sun Units that immediately prior to the Effective Time are held by the Surviving Corporation shall be cancelled and no capital stock of Parent, capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

(c) Subject to the provisions of Section 4.4, all of the equity securities included in the Blue Sun Fully-Diluted Units issued and outstanding immediately prior to the Effective Time (after taking into account the cancellation of Blue Sun Units pursuant to Section 4.2(b)) shall be converted into and become a number of shares of Parent Common Sock determined by multiplying such Blue Sun Units by the Blue Sun Exchange Ratio (the “Blue Sun Merger Shares” and, together with the Company Merger Shares, the “Merger Shares”). All such Blue Sun Units, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each Member shall cease to have any rights with respect thereto, except the right to receive, in accordance with Section 4.4, shares of Parent Common Stock and cash in lieu of fractional shares as contemplated by Section 4.5. All calculations made pursuant to this Section 4.2(c) shall be made in the manner set forth in Exhibit B, which is based on the Blue Sun Fully-Diluted Units, the Company Fully-Diluted Common Stock and the Parent Fully-Diluted Common Stock as of the date hereof and assuming the Closing Price is equal to $4.00 per share.

4.3 Delivery of Certificates and Payment of Cash to Stockholders of the Company. Immediately after the Effective Time, each holder of a certificate or certificates representing issued and outstanding shares of record of Company Common Stock or Company Series A Preferred Stock immediately prior to the Effective Time, other than any holder whose shares of Company Common Stock are cancelled in accordance with Section 4.1(b), may surrender such certificate or certificates to Parent or, in the case of certificates for Company Common Stock, Parent’s exchange agent, and, subject to the last two sentences of this Section 4.3, Parent or its exchange agent, as applicable, shall immediately deliver or cause to be delivered, in exchange therefor, one or more certificates representing the aggregate number of whole shares of Parent Common Stock into which the Company Common Stock represented by the certificate or certificates so surrendered shall have been converted pursuant to Section 4.1(c) and a check payable to such holder to effect the payment of cash in lieu of any fractional share pursuant to Section 4.5, and the aggregate number of whole shares of Parent Series C Preferred Stock into which the Company Series A Preferred Stock represented by the certificate or certificates so surrendered shall have been converted pursuant to Section 4.1(c). Until so surrendered, each outstanding certificate representing issued and outstanding shares of record of Company Common Stock or Company Series A Preferred Stock immediately prior to the Effective Time shall not be transferable on the books of the Surviving Corporation or Parent, but is shall be deemed for all corporate purposes to evidence the right to receive such ownership of the number of whole shares of Parent Common Stock, Parent Series C Preferred Stock and cash, as the case may be, into which the shares of Company Common Stock or Company Series A Preferred Stock, as applicable, which immediately prior to the Effective Time were represented thereby shall have been converted pursuant to Section 4.1 and Section 4.5. At the close of business on the Business Day next preceding the Effective Date, the stock transfer books of the Company must be closed and no transfer of Company Common Stock or Company Series A Preferred Stock may thereafter be made or consummated.

4.4 Delivery of Certificates and Payment of Cash to the Members. Immediately after the Blue Sun Effective Time, Parent shall cause its exchange agent to deliver or cause to be delivered to the each Member, other than any Member whose Blue Sun Units are cancelled in accordance with Section 4.2(b), without any action on their part, in exchange for their Blue Sun Units, one or more certificates representing the aggregate number of whole shares of Parent Common Stock into which Blue Sun Units held by them have been converted pursuant to Section 4.2 and a check payable to such holder to effect the payment of cash in lieu of any fractional share pursuant to Section 4.5. No transfer of Blue Sun Units may be made or consummated after the close of business on the Business Day next preceding the Blue Sun Effective Date.

4.5 Fractional Shares. No certificates for fractions of shares of Parent Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issued pursuant to Section 4.1 or Section 4.2. If the conversion of a Person’s aggregate holdings of Company Common Stock or Blue Sun Units at any time results in a fractional share of Parent Common Stock or interest therein, such Person shall, in lieu thereof, be paid cash in an amount equal to the value of such fractional share or interest based on the Closing Price of Parent Common Stock. Any Person otherwise entitled to a fractional share or interest shall not be entitled by reason thereof to any voting, dividend or other rights as a stockholder of Parent.

4.6 Delivery of Merger Shares to Exchange Agent. At or prior to the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of its exchange agent, in trust for the benefit of the holders of Company Common Stock and Blue Sun Units, for exchange in accordance with Section 4.1(c) and Section 4.2(c), through the exchange agent, certificates evidencing Merger Shares issuable pursuant to Section 4.1(c) and Section 4.2(c) in exchange for outstanding shares of Company Common Stock and outstanding Blue Sun Units. Parent agrees to make available to its exchange agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares and any dividends and distributions. Notwithstanding the foregoing, nothing in this Section 4.6 shall obligate Parent to (i) declare any dividends or distributions with respect to its capital stock or (ii) deliver any cash to its exchange agent prior to the Blue Sun Effective Time.

4.7 Lost, Stolen or Destroyed Certificates. In the event any certificates representing Company Common Stock, Company Series A Preferred Stock or Blue Sun Units shall have been lost, stolen or destroyed, the Exchange Agent shall issue such Merger Shares as may be required pursuant to Sections 4.1 or 4.2 in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof and delivery of bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or its exchange agent with respect to the certificates alleged to have been lost, stolen or destroyed.

4.8 No Liability. At any time following six months after the Blue Sun Effective Time, Parent shall be entitled to require its exchange agent to deliver to Parent any Merger Shares that had been made available to its exchange agent by or on behalf of Parent and which has not been disbursed to holders of Company Common Stock or Blue Sun Units, and thereafter such holders shall be entitled to look to Parent only as general creditors thereof with respect to the Merger Shares issuable in exchange for the shares of Company Common Stock or Blue Sun Units. Notwithstanding the foregoing, neither Parent, Merger Sub, the Company nor Blue Sun shall be liable to any holder of Company Common Stock or Blue Sun Units for any Merger Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any shares of Parent Common Stock or other amounts remaining unclaimed by holders of Company Common Stock or Blue Sun Units two years after the Blue Sun Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

4.9 Withholding Rights. Parent or its exchange agent shall be entitled to deduct and withhold from the Merger Shares otherwise payable pursuant to this Agreement such amounts as Parent or the exchange agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Parent or its exchange agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Blue Sun Units in respect of which such deduction and withholding was made by Parent or its exchange agent.

4.10 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock or Company Series A Preferred Stock that are outstanding immediately prior to the Effective Time and which are held by holders of the Company Common Stock or Company Series A Preferred Stock who have not voted in favor of the Company Merger or consented thereto in writing and who have demanded properly to exercise its rights in accordance with Sections 7-113-101 to 7-113-302 of the CBCA (collectively, the “Dissenting Shares”) will not be converted into or represent the right to receive the Merger Shares. Such shareholders are entitled to receive payment of the value of such shares held by them in accordance with the provisions of such Sections 7-113-101 to 7-113-302 of the CBCA, except that all Dissenting Shares held by shareholders who have failed to perfect or who effectively have withdrawn or lost their rights under Sections 7-113-101 to 7-113-302 of the CBCA are thereupon deemed to have been converted into and to have become exchangeable for, as of the Effective Time or the Blue Sun Effective Time, as applicable, the right to receive the Merger Shares without any interest thereon, upon surrender, in the manner provided in Section 4.3, of the certificate or certificates that formerly evidenced such shares.

(b) The Company shall give Parent prompt notice of any demands under Sections 7-113-101 to 7-113-302 of the CBCA received by the Company, withdrawals of such demands, and any other instruments served pursuant to the CBCA and received by the Company. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands made under Sections 7-113-101 to 7-113-302 of the CBCA or offer to settle or settle any such demand.

ARTICLE V

CLOSING

5.1 Closing; Closing Date. Unless this Agreement has been terminated pursuant to Section 11.1, and subject to the satisfaction or waiver of the conditions set forth in Article IX and Article X, the closing of the Mergers (the “Closing”) shall take place at 10:00 a.m. on a date to be specified by the parties (the “Closing Date”) that must be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article IX and Article X, at the offices of Sidley Austin LLP, 555 West Fifth Street, Los Angeles, California 90013, unless another time, date or place is agreed to in writing by the parties hereto.

5.2 Filing Certificate of Merger and Effectiveness. Subject to the fulfillment or waiver of the conditions to the respective obligations of each of the parties set forth in Article IX or Article X, as the case may be, at the Closing the parties shall cause the Merger to be consummated by filing in the following order (i) the Certificate of Designations, executed and acknowledged in accordance with the DGCL, in the office of the Secretary of State of the State of Delaware, (ii) a Certificate of Merger for the Company Merger (which shall be in form and substance reasonably satisfactory to the parties hereto), executed and acknowledged in accordance with the DGCL, in the office of the Secretary of State of the State of Delaware and a Statement of Merger for the Company Merger (which shall be in form and substance reasonably satisfactory to the parties hereto), executed and acknowledged in accordance with the CCAA, in the office of the Secretary of State of the State of Colorado, and (iii) a Statement of Merger for the Blue Sun Merger (which shall be in form and substance reasonably satisfactory to the parties hereto), executed and acknowledged in accordance with the CCAA, in the office of the Secretary of State of the State of Colorado. The Company Merger shall become effective upon the filing specified in clause (ii) above as provided by the DGCL and the CCAA. The Blue Sun Merger shall become effective upon the filing specified in clause (iii) above as provided by the CCAA. The date and time on such date of effectiveness of the Company Merger are herein called, respectively, the “Effective Date” and the “Effective Time”. The date and time on such date of effectiveness of the Blue Sun Merger are herein called, respectively, the “Blue Sun Effective Date” and the “Blue Sun Effective Time”.

5.3 Parent’s Deliveries. At the Closing, Parent shall deliver to the Company all of the following:

(a) A copy of the Certificate of Designations, certified as of a recent date by the Secretary of State of the State of Delaware;

(b) A certificate of good standing of Parent, issued as of the Effective Date by the Secretary of State of the State of Delaware;

(c) A certificate of the Secretary or an Assistant Secretary of Parent, dated the Effective Date, in form and substance reasonably satisfactory to the Company, as to (i) no amendments to Parent’s Certificate of Incorporation other than as contemplated by this Agreement; (ii) the Bylaws of Parent; (iii) the resolutions of the Board of Directors of Parent authorizing the execution and performance of this Agreement and the transactions contemplated herein; and (iv) the incumbency and signatures of the officers of Parent executing this Agreement and any Parent Related Agreement;

(d) Evidence in form and substance reasonably satisfactory to the Company, that all Parent Required Consents have been obtained;

(e) Duly executed copies of the agreement of each holder of Parent Series A Preferred Stock or Parent Series B Preferred Stock outstanding immediately prior to the Effective Time to convert its Parent Series A Preferred Stock or Parent Series B Preferred Stock, as applicable, into Parent Common Stock;

(f) Resignations of each of the officers and directors of Parent, effective as of the Effective Time;

(g) An opinion of Ellenoff, Grossman and Schole LLP, counsel to Parent and Merger Sub, dated the Effective Date and in form and substance reasonably satisfactory to the Company, substantially in the form contained in Exhibit E;

(h) A certificate dated as of the Effective Date, duly executed by the President or any Vice President of Parent, certifying as to the compliance by Parent with Section 9.1 and Section 9.2.

5.4 Merger Sub’s Deliveries. At the Closing, Merger Sub shall deliver to the Company all of the following:

(a) A copy of the Certificate of Incorporation of Merger Sub certified as of a recent date by the Secretary of State of the State of Delaware;

(b) A certificate of good standing of Merger Sub, issued as of a recent date by the Secretary of State of the State of Delaware;

(c) A certificate of the Secretary or an Assistant Secretary of Merger Sub, dated the Effective Date, in form and substance reasonably satisfactory to the Company, as to (i) no amendments to the Certificate of Incorporation of Merger Sub; (ii) the Bylaws of Merger Sub; (iii) the resolutions of the Board of Directors of Merger Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein and the written consent of Parent adopting this Agreement in accordance with Section 251 of the DGCL; and (iv) the incumbency and signatures of the officers of Merger Sub executing this Agreement and any Merger Sub Related Agreement; and

(d) A certificate dated as of the Effective Date, duly executed by the President or any Vice President of Parent, certifying as to the compliance by Merger Sub with Section 9.1 and Section 9.2.

5.5 The Company’s Deliveries. At the Closing, the Company shall deliver to Parent all of the following:

(a) A copy of the Articles of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Colorado;

(b) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Colorado;

(c) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Effective Date, in form and substance reasonably satisfactory to Parent, as to (i) no amendments to the Articles of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein and the resolutions of the stockholders of the Company adopting this Agreement in accordance with Section 70-90-203 of the CCAA; and (iv) the incumbency and signatures of the officers of the Company executing this Agreement and any Company Related Agreement;

(d) Evidence in form and substance reasonably satisfactory to Parent, that all Company Required Consents have been obtained;

(e) an opinion of Faegre & Benson LLP, counsel to the Company, dated the Effective Date and in form and substance reasonably satisfactory to Parent, substantially in the form contained in Exhibit F; and

(f) A certificate dated as of the Effective Date, duly executed by the President or any Vice President of the Company, certifying as to the compliance by the Company with Section 10.1 and Section 10.2.

5.6 Blue Sun’s Deliveries. At the Closing, Blue Sun shall deliver to Parent all of the following:

(a) A copy of the Articles of Organization of Blue Sun, certified as of a recent date by the Secretary of State of the State of Colorado;

(b) a certificate of good standing of Blue Sun, issued as of a recent date by the Secretary of State of the State of Colorado;

(c) a certificate of the Secretary or an Assistant Secretary of Blue Sun, dated the Effective Date, in form and substance reasonably satisfactory to Parent, as to (i) no amendments to the Articles of Organization of Blue Sun; (ii) the Operating Agreement of Blue Sun; (iii) the resolutions of the Board of Managers of Blue Sun authorizing the execution and performance of this Agreement and the transactions contemplated herein and the resolutions of the Members adopting this Agreement in accordance with Section 70-90-203 of the CCAA; and (iv) the incumbency and signatures of the officers of Blue Sun executing this Agreement and any Blue Sun Related Agreement;

(d) Evidence in form and substance reasonably satisfactory to Parent, that all Blue Sun Required Consents have been obtained;

(e) an opinion of Faegre & Benson LLP, counsel to Blue Sun, dated the Effective Date and in form and substance reasonably satisfactory to Parent, substantially in the form contained in Exhibit G; and

(f) A certificate dated as of the Effective Date, duly executed by the President or any Vice President of the Subsidiary, certifying as to the compliance by Blue Sun with Section 10.1 and Section 10.2.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND BLUE SUN

The Company and Blue Sun, jointly and severally, represent and warrant to Parent and Merger Sub, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

6.1 Due Incorporation, etc.; Subsidiaries.

(a) Schedule 6.1(a) sets forth a complete list of the subsidiaries of the Company (the “Subsidiaries”). Except as set forth on Schedule 6.1(a), (i) the Company does not have any direct or indirect subsidiaries, either wholly or partially owned, or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any direct or indirect economic, voting, equity or management interest in any other Person or directly or indirectly own any security issued by any Person, and (ii) all of the outstanding equity securities of the Subsidiaries are owned, directly or indirectly, by the Company. The Company and the Subsidiaries are duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of organization, with all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted.

(b) The jurisdictions in which the Company and each Subsidiary are licensed or qualified to do business as foreign companies are set forth on Schedule 6.1(b). The Company and each Subsidiary are licensed or qualified to do business and are in good standing as foreign corporations or limited liability companies, as applicable, in each jurisdiction where the nature of the properties owned, leased or operated by them and the businesses transacted by them require such licensing or qualification.

(c) True, accurate and complete copies of the articles of incorporation, articles of organization, limited liability company agreement and bylaws (or similar organizational instruments), as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the members, stockholders, boards of directors, board of managers (and all committees thereof) of the Company and the Subsidiaries have been delivered to Parent.

(d) The Disclosure Documents as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.2 Due Authorization. The Company and Blue Sun each have full power and authority to enter into this Agreement and its respective Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company and Blue Sun of this Agreement and its respective Related Agreements have been duly and validly approved by its Board of Directors, board of managers or other governing board, and no other actions or proceedings on the part the Company or Blue Sun are necessary to authorize this Agreement, its respective Related Agreements and the transactions contemplated hereby and thereby. The Company and Blue Sun have duly and validly executed and delivered this Agreement and have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of the Company and Blue Sun and each of their respective Related Agreements upon execution and delivery by the Company or Blue Sun, as applicable, will constitute their legal, valid and binding obligations, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

6.3 Consents and Approvals; No Conflicts, etc.

(a) Except for the Company Required Consents set forth on Schedule 6.3(a), no consent, authorization or approval of, notice to, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Company or Blue Sun of this Agreement and the execution, delivery and performance by the Company or Blue Sun of its respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

(b) Except as set forth on Schedule 6.3(b), the execution, delivery and performance by the Company and Blue Sun of this Agreement and the execution, delivery and performance by the Company and Blue Sun of any of their respective Related Agreements do not and will not (i) violate any Law applicable to the Company, any Subsidiary or any of their respective properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the respective assets or properties of the Company or any Subsidiary under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which the Company or any Subsidiary is a party or by which any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of the Company or any Subsidiary or indebtedness secured by any of the respective assets or properties of the Company or any Subsidiary; or (iv) violate or conflict with any provision of any of the articles of incorporation, articles of organization, limited liability company agreement, bylaws or similar organizational instruments of the Company or any Subsidiary.

6.4 Capitalization.

(a) The Company has the authorized, issued and outstanding capitalization set forth on Schedule 6.4 (the “Company Capitalization”). In addition, at the Closing Date the Company will have up to an additional 750,000 shares of Company Series A Preferred Stock outstanding. The Company has also reserved an aggregate of 260,000 shares of Company Common Stock for issuance to directors, officers, employees and consultants pursuant to the Company’s 2005 Stock Option Plan, 92,250 shares of which remain available for future grant. All of the outstanding shares of capital stock of the Company and each Subsidiary (i) have been duly authorized, validly issued, and are fully paid and nonassessable, (ii) are, and when issued were, free of preemptive or similar rights and (iii) are owned (legally and beneficially) free and clear of any and all Liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” Laws) or voting.

(b) Except as set forth on Schedule 6.4, there are no membership interests, shares of capital stock or other securities (whether or not such securities have voting rights) of the Company or any Subsidiary issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character (i) obligating any shareholder or member of the Company or any Subsidiary, the Company or any Subsidiary or any of their respective Affiliates, (ii) obligating any shareholder or member of the Company any Subsidiary or any of its Affiliates to cause the Company or any Subsidiary, or (iii) obligating the Company to cause any Subsidiary, in each case to issue, transfer or sell, or cause the issuance, transfer or sale of, any membership interests, shares of capital stock or other securities (whether or not such securities have voting rights) of the Company or any Subsidiary.

(c) Except as set forth on Schedule 6.4, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or members or any other Person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors or managers of the Company or any Subsidiary or the governance of the Company’s or any Subsidiary’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by this Agreement or any Related Agreement.

6.5 Company Financial Statements; No Undisclosed Liabilities.

(a) The Company Financial Statements present fairly the consolidated financial position, assets and liabilities of the Company and the Subsidiaries as of the dates thereof and the consolidated revenues, expenses, results of operations and cash flows of the Company and the Subsidiaries for the periods covered thereby and changes in financial position of the Company and the Subsidiaries as of the dates and for the periods covered thereby, in each case in conformity with GAAP applied consistently during such periods in accordance with the past accounting practices of the Company, subject (in the case only of any unaudited, interim financial statements included in the Company Financial Statements) to normal year-end audit adjustments required by the independent auditors of the Company in conformance with GAAP. The Company Financial Statements are in accordance with the books and records of the Company and the Subsidiaries, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

(b) The Company Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company and the Subsidiaries as of the dates thereof. The Company and the Subsidiaries have no liabilities, debts, claims or obligations (including “off-balance sheet” liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) as set forth on Schedule 6.5 or in the Latest Balance Sheet, (ii) trade payables and accrued expenses incurred in the ordinary course of business since the date of the Latest Balance Sheet and (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(c) Neither the Company nor Blue Sun has ever paid a distribution to its stockholders or members in respect of their equity securities in the Company or Blue Sun.

6.6 No Adverse Effects or Changes. Except as set forth on Schedule 6.6, since December 31, 2005, the Company and the Subsidiaries have conducted their respective businesses and operations in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 6.6, since December 31, 2005, neither the Company nor any Subsidiary has:

(a) suffered any Material Adverse Effect;

(b) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance);

(c) incurred any obligation or entered into any Contract which either (i) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000 or (ii) has a term, or requires the performance of any obligations by the Company or any Subsidiary over a period, in excess of six months;

(d) taken any action, or entered into or authorized any Contract or transaction other than in the ordinary course of business;

(e) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties, except sales of inventory in the ordinary course of business;

(f) waived, released or cancelled any claims against third parties or debts owing to it, or any rights which have any value;

(g) made any changes in its accounting systems, policies, principles or practices;

(h) entered into, authorized, or permitted any transaction with any Affiliate of any stockholder or any member of the Company or any Subsidiary;

(i) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, shares of its capital stock or any other securities, or amended any of the terms of any such securities;

(j) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its membership interests or capital stock, or redeemed or otherwise acquired any securities of the Company or any Subsidiary;

(k) made any borrowing, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

(l) made any loans, advances or capital contributions to, or investments in, any other Person;

(m) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, equity option, equity appreciation right, restricted equity, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increased in any manner the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

(n) except for capital expenditures contemplated by clause (o), acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company or any Subsidiary;

(o) authorized or made any capital expenditures which individually or in the aggregate are in excess of $50,000;

(p) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

(q) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, any Subsidiary or any of their respective directors, officers, employees or agents; or

(r) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount not required by Law or by any Contract.

6.7 Title to Properties. Except as set forth on Schedule 6.7, the Company and the Subsidiaries have good and valid record and marketable title to, and are the lawful owners of, all of the tangible and intangible assets, properties and rights used in connection with their respective businesses and all of the tangible and intangible assets, properties and rights reflected in the Company Financial Statements (other than assets disposed of in the ordinary course of business since the dates of such Company Financial Statements), free and clear of any Lien.

6.8 Condition and Sufficiency of Assets. Except as set forth on Schedule 6.8, all of the tangible assets and properties of the Company, whether real or Personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Immediately after the Closing, the Company and the Subsidiaries shall own or have a valid right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of their respective businesses as they are presently conducted. Such assets, properties, rights, know-how, key personnel, processes and ability were sufficient to produce the consolidated revenue of the Company and the Subsidiaries prior to the Closing Date, as shown on the income statement for that year set forth on Schedule 1.1(a).

6.9 Real Property.

(a) Schedule 6.9 sets forth true, accurate, and complete and insurable legal descriptions of all of the real estate (i) owned by the Company or any Subsidiary (the “Real Property”) and (ii) held or used by the Company or any Subsidiary under real property leases (the “Real Property Leases”). The Real Property and the land subject to the Real Property Leases constitute all of the land owned, held or used by the Company and the Subsidiaries in the conduct of their respective businesses. Seller has delivered to the Company true, accurate and complete copies of the Real Property Leases and the most recent title insurance policies and surveys (if any) for the Real Property in the possession of Seller, the Company or any Subsidiary, together with copies of all reports (if any) of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property or land subject to a Real Property Lease.

(b) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Real Property or the land subject to a Real Property Lease, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, environmental or health regulations or ordinance or any other similar Law.

(c) No parcel of land included in the Real Property or subject to a Real Property Lease relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements not subject to divestiture, the terms of which have been disclosed in writing to Parent prior to the date hereof. All covenants or other restrictions (if any) to which any of the Real Property is subject or to which any land subject to a Real Property Lease is subject are being in all respects properly performed and observed and, except for covenants contained in the Real Property Leases, do not provide for forfeiture or reversion of title if violated, and neither the Company nor any Subsidiary has received any notice of violation (or claimed violation) thereof.

(d) Each separate parcel of land included in the Real Property or subject to a Real Property Lease has adequate water supply, storm and sanitary sewer facilities, access to telephone, gas and electrical connections, fire protection, drainage and other public utilities, and has adequate parking facilities that meet all requirements imposed by applicable Laws. None of the Real Property is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or any Subsidiary.

(e) Except as set forth on Schedule 6.9, there is no pending or, to the Knowledge of the Company, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property or the land subject to the Real Property Leases.

(f) All of the Real Property Leases are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies. None of the Real Property Leases have been amended or modified except as set forth on Schedule 6.9.

(g) Neither the Company nor any Subsidiary has received any notice of any, and there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease. All rent and other amounts due and payable with respect to the Real Property Leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing Date.

(h) All lessors under the Real Property Leases have consented or prior to Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement or the Related Agreements without requiring modification in the rights or obligations thereunder. Except as set forth on Schedule 6.9, none of the Real Property Leases are expected to expire or terminate during the year following the Closing Date. Except as set forth on Schedule 6.9, there are no indications that the landlord with respect to any Real Property Lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases that would not be material.

6.10 Intellectual Property. Schedule 6.10 sets forth, for the Intellectual Property owned by the Company or any Subsidiary, an accurate list of all (i) issued and pending patents and patent applications; (ii) registered or pending trademarks; (iii) Internet domain registrations; and (iv) copyright registrations and mask work, and copyright and mask work applications. “Intellectual Property” shall mean all trademarks, service marks, whether registered or existing at common law, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, reexaminations and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); software, “mask works” (as defined under 17 USC §901) and any registrations and applications for “mask works”, and Trade Secrets, including those items set forth on Schedule 6.10. “Trade Secrets” shall mean trade secrets and other confidential information, know-how, technology, proprietary processes, formulae, algorithms, models, and methodologies. Schedule 6.10 also lists all proprietary processes, designs, and other Trade Secrets. The Intellectual Property of the Company and any Subsidiary includes all Intellectual Property used in connection with the business currently conducted by the Company or any Subsidiary, whether registered or existing at common law. Schedule 6.10 sets forth a complete and accurate list of all agreements (whether oral or written) to which the Company or any Subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (and specifying whether such right has been granted or obtained), or (ii) restricting the Company’s or any Subsidiary’s rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the “License Agreements”). Neither the Company nor any Subsidiary has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by the Company or any Subsidiary to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements. Except as set forth on Schedule 6.10:

(a) The Company owns, or has a valid right to use, free and clear of all Liens, all of the Intellectual Property. The Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Schedule 6.10.

(b) The Intellectual Property owned by the Company or any Subsidiary and, to the Knowledge of the Company, any Intellectual Property used by the Company or any Subsidiary, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable.

(c) Except as set forth on Schedule 6.10, there is no pending or, to the Knowledge of the Company, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (A) involving the Intellectual Property owned by the Company or any Subsidiary, or to the Knowledge of the Company, the Intellectual Property licensed to the Company or any Subsidiary or (B) alleging that the activities or the conduct of the Company’s or any Subsidiary’s business does or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by the Company or any Subsidiary. There are no settlements, forbearances to use, consents, judgments, or orders or similar obligations other than the License Agreements which (i) restrict the Company’s or any Subsidiary’s rights to use any Intellectual Property, (ii) restrict the Company’s or any Subsidiary’s business in order to accommodate a third party’s Intellectual Property or (iii) permit third parties to use any Intellectual Property owned or controlled by the Company or any Subsidiary.

(d) The conduct of the Company’s or any Subsidiary’s business as currently conducted or planned to be conducted does not infringe, directly or indirectly, upon any Intellectual Property owned or controlled by any third party. Except as set forth on Schedule 6.10, to the Knowledge of the Company, no third party is misappropriating, infringing or violating any Intellectual Property owned or used by the Company or any Subsidiary and no such claims, suits, arbitrations or other adversarial proceedings have been brought against any third party by the Company or any Subsidiary which remain unresolved.

(e) The Company and each Subsidiary have taken all measures necessary to protect the confidentiality of their respective Trade Secrets, including requiring their employees and other parties having access thereto to execute written confidentiality agreements. To the Knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a confidentiality or non-disclosure agreement. To the Knowledge of the Company, no party to any non-disclosure agreement relating to the Company’s or any Subsidiary’s Trade Secrets is in breach or default thereof.

(f) No current or former Affiliate, director, officer, or employee of the Company or any Subsidiary (or any of their respective predecessors in interest) or any shareholder will, after giving effect to the transactions contemplated by this Agreement, own or retain any rights in or to any of the Intellectual Property owned or used by the Company or any Subsidiary.

(g) The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any of the Intellectual Property, nor will it require the consent of any Governmental Authority or other Person in respect of any such Intellectual Property.

6.11 Contracts. Schedule 6.11 sets forth a true, accurate and complete list of all Contracts and arrangements to which the Company or any Subsidiary is a party or by which either of them is bound, or to which any of their respective assets or properties is subject, including for each such Contract or arrangement listing (i) the parties thereto, (ii) the date thereof, if any, and (iii) a brief description of the terms thereof. The Company has delivered to Parent true, accurate and complete copies of each document set forth on Schedule 6.11, and a written description of each oral arrangement so listed. Except as set forth on Schedule 6.11, all such Contracts and arrangements have been entered into by the Company or a Subsidiary, as the case may be, in the ordinary course of business and are on terms that are no less favorable to the Company and the Subsidiaries than the terms which could be obtained from an unrelated third party and, if cancelled at any time, would not have a Material Adverse Effect.

6.12 Permits. Schedule 6.12 sets forth a true, accurate and complete list of all licenses, certificates, permits, variances, interim permits, permit applications, approvals, franchises, rights, code approvals and private product approvals (collectively, “Permits”) held by the Company or any Subsidiary. All such Permits are in full force and effect and will not be affected by the Mergers. Except for the Permits set forth on Schedule 6.12, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the respective businesses of the Company and the Subsidiaries.

6.13 Insurance. Schedule 6.13 sets forth a true, accurate and complete list of all policies of fire, liability, workmen’s compensation, title and other forms of insurance owned, held by or applicable to the Company or any Subsidiary (and their respective businesses and assets), and the Company has delivered to Parent a true, accurate and complete copy of all such policies, including all occurrence-based policies applicable to the Company or any Subsidiary (and their respective businesses and assets) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which the Company or any Subsidiary is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Company and the Subsidiaries. Except as set forth on Schedule 6.13 neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years. Schedule 6.13 sets forth a true, accurate and complete list of all claims that have been made by the Company or any Subsidiary within the past three years under its insurance policies.

6.14 Employee Benefit Plans and Employment Agreements.

(a) General. Except as set forth on Schedule 6.14, neither the Company nor any ERISA Affiliate of the Company is a party to or participates in or has any liability or contingent liability with respect to:

(i) any “employee welfare benefit plan” or “employee pension benefit plan” as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, other than a “multiemployer plan” (as defined in section 3(37) of ERISA),

(ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an “employee benefit plan” (as defined in section 3(3) of ERISA), or

(iii) any employment agreement.

(b) Plan Documents and Reports. A true, accurate and complete copy of each of the plans, arrangements, and agreements set forth on Schedule 6.14 (collectively, the “Company Benefit Plans”), and all Contracts relating thereto, or to the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Company. In the case of any Company Benefit Plan that is not in written form, the Company has been supplied with a true, accurate and complete description of such Company Benefit Plan, as in effect on the date hereof. A true, accurate and complete copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description, and Internal Revenue Service determination letter with respect to each such Company Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Company Benefit Plan has been supplied to Parent, and there have been no material changes in the financial condition of the respective Company Benefit Plans from that stated in the annual reports and actuarial reports supplied.

(c) Compliance With Laws; Liabilities. As to all Company Benefit Plans:

(i) All Company Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

(ii) All Company Benefit Plans that are employee pension Company Benefit Plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such Company Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such Company Benefit Plan under such sections or to a tax under section 511 of the Code.

(iii) None of the assets of any Company Benefit Plan is invested in employer securities or employer real property.

(iv) There have been no “prohibited transactions” (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Company Benefit Plan and neither the Company nor any ERISA Affiliate of the Company has otherwise engaged in any prohibited transaction.

(v) There has been no act or omission which has given rise to or may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43, 47, or 68 of the Code for which either the Company or any ERISA Affiliate of the Company may be liable.

(vi) None of the payments contemplated by the Company Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

(vii) There are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving such Company Benefit Plans or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

(viii) No Company Benefit Plan is subject to Title IV of ERISA.

(ix) Each Company Benefit Plan which constitutes a “group health plan” (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any Company Benefit Plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, have been operated in compliance with applicable Law, including the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

(x) Actuarially adequate accruals for all obligations under the Company Benefit Plans are reflected in the Company Financial Statements and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Closing Date.

(xi) Since December 31, 1983, the requirements for the recordkeeping exemption for leased employees under proposed Treas. Reg. §1.414(n)-3 have been met.

(xii) Neither the Company nor any ERISA Affiliate of the Company has any liability or contingent liability under any Company Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code.

(xiii) There has been no act or omission that would impair the right or ability of the Company and any ERISA Affiliate of the Company unilaterally to amend or terminate any Company Benefit Plan.

(d) Multiemployer Plans. Neither the Company nor any ERISA Affiliate of the Company contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in Section 3(37) of ERISA).

6.15 Employment and Labor Matters.

(a) Schedule 6.15 sets forth a true, accurate and complete list of the names, titles, annual compensation and all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years for all directors, officers and employees of the Company and each Subsidiary. The Company and the Subsidiaries have and currently are conducting their respective businesses in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

(b) Except as set forth on Schedule 6.15, the relationships of the Company and the Subsidiaries with their respective employees are good and there is, and during the past three years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or, to the Knowledge of the Company, threatened, against or involving the Company or any Subsidiary. None of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement.

6.16 Capital Improvements. Schedule 6.16 sets forth a true, accurate and complete list of all of the capital improvements or purchases or other capital expenditures to which the Company or any Subsidiary has committed or for which they have contracted and which in any event have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

6.17 Taxes.

(a) Except as set forth on Schedule 6.17:

(i) The Company and the Subsidiaries have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company or any Subsidiary (whether or not shown on any Tax Return) have been paid. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) The Company and each Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) Neither the Company nor any Subsidiary expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed by the Company or any Subsidiary. There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (A) claimed or raised by any Governmental Authority in writing or (B) as to which the Company or any Subsidiary has any knowledge.

(iv) No stockholder of the Company or any Member is a “foreign Person” as defined in Section 1445(f)(3) of the Code.

(v) As of the Closing Date, the biodiesel produced by the Company its Subsidiaries constitutes both “biodiesel” and “agri-biodiesel” as defined in Section 40A(d) of the Code and as such is eligible for (i) the $1.00 agri-biodiesel mixture credit under Section 40A(b)(1) and (3) of the Code, (ii) the $1.00 agri-biodiesel under Section 40A(b)(2) and (3) of the Code and (iii) the $0.10 small agri-biodiesel producer credit under Section 40(A)(b)(5) of the Code. The Company and its Subsidiaries are each an “eligible small agri-biodiesel producer” as defined in Section 40A(e) of the Code.

(vi) Neither the Company, any Subsidiary nor any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes;

(vii) None of the Tax Returns referred to in Section 6.17(a)(i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed (taking into account all applicable extensions and waivers) has expired.

(viii) All deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full.

(ix) All Tax Sharing Arrangements and Tax indemnity arrangements relating to the Company or any Subsidiary (other than this Agreement), if any, have been terminated prior to the Effective Date and neither the Company nor any Subsidiary will have any liability thereunder on or after such termination.

(x) As a result of a change in accounting method for a taxable period beginning on or before the Effective Date or for any Straddle Period, neither the Company nor any Subsidiary will be required to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or other Tax law) in taxable income for any taxable period ending after the Effective Date.

(xi) There are no Tax rulings, requests for rulings, or closing agreements relating to the Company or any Subsidiary which could affect the Company’s or any Subsidiary’s liability for Taxes for any taxable period ending after the Effective Date.

(xii) Neither the Company nor any Subsidiary has been a member of any Company Group other than each Company Group of which it is a member as of the date hereof, and neither the Company nor any Subsidiary has had any direct or indirect ownership interest in any corporation, partnership, joint venture or other entity other than the Subsidiaries.

(xiii) Neither the Company nor any Subsidiary has any liability for Taxes of another person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law).

(xiv) Neither the Company or any Subsidiary has participated in a transaction that is described as a “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(1).

(xv) During the last three years, neither the Company nor any Subsidiary has been a party to any transaction (other than a transaction described in Section 355(e)(2)(C) of the Code) treated by the parties thereto as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

(xvi) There are no Tax credits, grants or similar amounts that are or will be subject to “clawback” or recapture as a result of (1) the transactions contemplated by this Agreement or (2) an act (or failure to act) by the Company or any Subsidiary to satisfy certain requirements on which the credit, grant or similar amount is or was conditioned.

(xvii) The accruals for deferred Taxes reflected in the Audited Financial Statements and Unaudited Financial Statements are adequate to cover any deferred Tax liability for the Company or any Subsidiary determined in accordance with GAAP, consistently applied, through the date thereof.

(xviii) Neither the Company nor any Subsidiary has disposed of property in a transaction being accounted for under the installment method pursuant to Section 453 or 453A of the Code.

(xix) Neither the Company nor any Subsidiary has corporate acquisition indebtedness, as described in Section 279(b) of the Code.

(xx) During the four taxable years ending on December 31, 2006, for federal (and corresponding state, local and foreign) income Tax purposes, neither the Company, any Subsidiary, nor Company Group has been subject to the alternative minimum tax imposed by Section 55 of the Code (or comparable provisions of state, local and foreign income Tax laws).

(xxi) None of the assets reflected on the Audited Financial Statements or Unaudited Financial Statements is “tax-exempt use property” within the meaning of Section 168(h) of the code and none of the property of the Company or any Subsidiary is properly treated as owned by persons other than such Company or any Subsidiary for income Tax purposes.

(xxii) Neither the Company, any Subsidiary nor any Company Group is currently the beneficiary of any extension of time within which to file any Tax Return.

(b) The Company and each Subsidiary have delivered to Parent a correct and complete schedule of any net operating loss (or alternative minimum tax net operating loss) carryover and capital loss carryover of the Company and each Subsidiary that will be available to such Company and each Subsidiary following the Closing Date (without regard to any limitations under sections 382 and 384 of the Code and the Treasury Regulations promulgated thereunder) and with respect to each such net operating loss carryover or capital loss carryover, (A) the amount of such carryover, (B) the year in which the carryover arose (C) any limitation, if any, to which such loss carryover was subject immediately prior to the transactions contemplated by this Agreement.

(c) The Company and each Subsidiary have delivered to Parent true and complete copies of all income Tax Returns of the Company and each Subsidiary (or, with respect to consolidated, combined or unitary returns, the portion thereof relating to such Company and Subsidiary) filed since January 1, 2003.

(d) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to “FIRPTA”) and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

(e) As a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth on Schedule 6.17(e), as a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits will be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

6.18 No Defaults or Violations. Except as set forth on Schedule 6.18:

(a) Neither the Company nor any Subsidiary has materially breached any provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and, to the Knowledge of the Company, no other party to any such Contract has breached such Contract or is in default thereunder.

(b) The Company and each Subsidiary and all of their respective properties and assets are in compliance in all material respects with, and no violation exists under, any and all Laws applicable to the Company or any Subsidiary or to such properties and assets.

(c) No notice from any Governmental Authority has been received by the Company or any Subsidiary claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

6.19 Environmental Matters. Except as set forth on Schedule 6.19:

(a) the business and operations of the Company and each Subsidiary are in full compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

(b) the Company and each Subsidiary are in possession of all Environmental Permits required for the conduct or operation of their respective businesses (or any part thereof), and are in full compliance with all of the requirements and limitations included in such Environmental Permits;

(c) there are no, and neither the Company nor any Subsidiary has used or stored any, Hazardous Substances in, on, or at any of the properties or facilities of the Company or any Subsidiary, and no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, any of the properties or facilities of the Company or any Subsidiary, except in each case for inventories of substances set forth on Schedule 6.19 which are used or are to be used in the ordinary course of business (which inventories have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called “Right To Know Laws”);

(d) neither the Company nor any Subsidiary has received any notice from any Governmental Authority or any other Person that any aspect of the business, operations or facilities of the Company or any Subsidiary is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

(e) neither the Company nor any Subsidiary has deposited or incorporated any Hazardous Substances into, on, beneath, or adjacent to any property;

(f) neither the Company nor any Subsidiary is the subject of any pending or, to the Knowledge of the Company, threatened, litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law;

(g) the Company and each Subsidiary have timely filed all reports and notifications required to be filed with respect to all of their properties and facilities and have generated and maintained all required records and data under all applicable Environmental Laws; and

(h) no condition has existed or event has occurred with respect to any property or asset that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by the Company, any Subsidiary, any predecessor to the Company or any Subsidiary or any Person that is or was an Affiliate of the Company or any Subsidiary, which property, asset or subsidiary has been sold, transferred or disposed or for which any lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of the Company or any Subsidiary pursuant to any Environmental Law.

6.20 Litigation.

(a) Except as set forth on Schedule 6.20, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any of their respective officers, directors, managers, employees, agents or members stockholders thereof in their capacity as such, or any of the properties or businesses of the Company or any Subsidiary, and neither the Company nor any Subsidiary is aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 6.20, all of the proceedings pending or, to the Knowledge of the Company, threatened, against the Company or any Subsidiary are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on Schedule 6.20. Except as set forth on Schedule 6.20, neither the Company nor any Subsidiary is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither the Company nor any Subsidiary has entered into any agreement to settle or compromise any proceeding pending or, to the Knowledge of the Company, threatened, against it which has involved any obligation other than the payment of money or for which the Company or any Subsidiary has any continuing obligation.

(b) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened, by or against the Company or any Subsidiary with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and neither the Company nor any Subsidiary has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

6.21 No Conflict of Interest. Except as set forth on Schedule 6.21, to the Knowledge of the Company, no stockholder of the Company, any Member nor any of their respective Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of the Company or the Subsidiaries, except as a holder of Company Common Stock or Blue Sun Units, as applicable.

6.22 Claims Against Officers and Directors. There are no pending or, to the Knowledge of the Company, threatened, claims against any manager, director, officer, employee or agent of the Company or any Subsidiary or any other Person which could give rise to any claim for indemnification against the Company or any Subsidiary.

6.23 Improper and Other Payments. Neither the Company, any Subsidiary, any of their respective Affiliates, any of their respective managers, directors, officers, employees, agents or representatives acting on behalf of any of them has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, any Subsidiary or any of their respective Affiliates, or (iv) in violation of any Law, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, (c) made or paid, directly or indirectly, contributions to a domestic or foreign political party or candidate, or (d) made or paid improper foreign payments (as defined in the Foreign Corrupt Practices Act).

6.24 No Other Agreement. Neither the Company nor any Subsidiary has any Contract or arrangement with respect to any merger, consolidation, sale of equity securities or all or substantially all of its assets or any similar transaction.

6.25 Brokers. Except as set forth on Schedule 6.25, neither the Company nor any Subsidiary has used any broker or finder in connection with the transactions contemplated hereby.

6.26 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company or Blue Sun to Parent or any representative or Affiliate of Parent in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company and Blue Sun, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

7.1 Due Incorporation; Subsidiaries.

(a) Except as set forth in Schedule 7.1(a), (i) Parent does not have any direct or indirect subsidiaries, either wholly or partially owned, or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any direct or indirect economic, voting, equity or management interest in any other Person or directly or indirectly own any security issued by any Person, and (ii) all of the outstanding equity securities of Merger Sub are owned, directly by Parent. Parent and Merger Sub are duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted.

(b) The jurisdictions in which Parent and Merger Sub are licensed or qualified to do business as foreign corporations are set forth on Schedule 7.1(b). Except as set forth on Schedule 7.1(b), Parent and Merger Sub are licensed or qualified to do business and are in good standing as foreign corporations in each jurisdiction where the nature of the properties owned, leased or operated by them and the businesses transacted by them require such licensing or qualification.

(c) True, accurate and complete copies of the Certificate of Incorporation Bylaws (or similar organizational instruments), as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the stockholders and boards of directors (and all committees thereof) of Parent and Merger Sub have been delivered to the Company.

7.2 Due Authorization. Each of Parent and Merger Sub has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and its Related Agreements have been duly and validly approved by the boards of directors of Parent and Merger Sub and no other actions or proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby, except for the Parent Stockholder Approvals. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of each of Parent and Merger Sub. Parent’s Related Agreements upon execution and delivery by Parent will constitute legal, valid and binding obligations of Parent, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies. Merger Sub’s Related Agreements upon execution and delivery by Merger Sub will constitute legal, valid and binding obligations of Merger Sub, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

7.3 Consents and Approvals; No Conflicts, etc.

(a) Except for the Parent Required Consents set forth on Schedule 7.3(a), no consent, authorization or approval of, notice to, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Parent or Merger Sub of this Agreement and the execution, delivery and performance by Parent or Merger Sub of its respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

(b) Except as set forth on Schedule 7.3(b), the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and its respective Related Agreements do not and will not (i) violate any Law applicable to Parent or Merger Sub, the Subsidiaries or any of its respective properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of its respective assets or properties under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Parent or Merger

Sub or indebtedness secured by any of their respective assets or properties; or (iv) violate or conflict with any provision of Parent’s or Merger Sub’s Certificate of Incorporation or Bylaws.

7.4 Capitalization.

(a) As of the date hereof, Parent has the authorized, issued and outstanding capitalization set forth in on Schedule 7.4 (the “Parent Capitalization”). Parent has also reserved an aggregate of 500,000 shares (after giving effect to the reverse stock split on December 18, 2006) of Parent Common Stock for issuance to directors, officers, employees and consultants pursuant to Parent’s Stock Incentive Plan, no shares of which remain available for future grant. All of the outstanding shares of capital stock of Parent and Merger Sub (i) have been duly authorized, validly issued, and are fully paid and nonassessable and (ii) are, and when issued were, free of preemptive or similar rights.

(b) The authorized stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 Shares of which were duly authorized, and are validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof, and all of which are owned by Parent.

(c) Except as set forth on Schedule 7.4 or as contemplated by this Agreement, there are no shares of capital stock or other securities (whether or not such securities have voting rights) of Parent or Merger Sub issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Parent or Merger Sub to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of Parent or Merger Sub.

(d) Except as set forth on Schedule 7.4, no options, warrants or other rights to purchase from Parent or Merger Sub, agreements or other obligations of Parent or Merger Sub to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in Parent or Merger Sub are outstanding; and, there is no agreement, understanding or arrangement binding on Parent or Merger Sub relating to the ownership or disposition of any capital stock of Parent or Merger Sub or the election of directors of Parent or Merger Sub or the governance of Parent’s or Merger Sub’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by this Agreement or any Related Agreement.

7.5 Parent Financial Statements and SEC Reports; No Undisclosed Liabilities.

(a) Parent has previously delivered or made available to the Company (via EDGAR) a true and complete copy of the audited financial statements of Parent for each of the years ended December 31, 2003, 2004 and 2005, and the unaudited financial statements of Parent for the three month periods ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the “Parent Financial Statements”). The Parent Financial Statements (including any related notes and schedules) fairly present in all material respects the financial position of Parent as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

(b) Parent has filed all forms, reports, statements, schedules and other documents (including all annexes, exhibits, schedules, amendments and supplements thereto) required to be filed by it with the SEC since December 31, 2003 (such forms, reports, statements, schedules and documents filed by it with the SEC, including any such forms, reports, statements, schedules and other documents filed by Parent with the SEC after the date of this Agreement and prior to the Closing Date, are referred to herein, collectively, as the “Parent SEC Reports”). As of their respective filing dates, the Parent SEC Reports (including all information incorporated therein by reference but excluding any information provided in writing by the Company for inclusion or incorporation by reference in any such Parent SEC Report) (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Parent Financial Statements are in accordance with the books and records of Parent and do not reflect any transactions which are not bona fide transactions.

(d) The Parent Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of Parent as of the date thereof. Parent has no liabilities, debts, claims or obligations (including “off-balance sheet” liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) as set forth on Schedule 7.5(d) or in Parent’s balance sheet dated September 30, 2006 included in the Parent SEC Reports, (ii) trade payables and accrued expenses incurred in the ordinary course of business since the date of Parent’s balance sheet dated September 30, 2006 included in the Parent SEC Reports and (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(e) Schedule 7.5(e) sets forth all severance or similar payments that Parent may be obligated to make to any of its employees as a result of the Merger.

7.6 [Reserved].

7.7 Title to Properties. Except as set forth on Schedule 7.7, Parent has a good and valid record and marketable title to or valid leasehold interest in, all of the tangible and intangible assets, properties and rights used in connection with its business and all of the tangible and intangible assets, properties and rights reflected in the Parent Financial Statements (other than assets disposed of in the ordinary course of business since the date of such Parent Financial Statements), free and clear of any Lien. Merger Sub has no assets.

7.8 Contracts. Schedule 7.8 sets forth a true, accurate and complete list of all Contracts to which Parent is a party or by which it is bound, or to which its assets or properties is subject that are material to its business. Merger Sub is not party to any Contract other than this Agreement and its Related Agreements. Parent has delivered to the Company true, accurate and complete copies of each document set forth on Schedule 7.8, and a written description of each oral arrangement so listed. Except as set forth on Schedule 7.8, all of Parent’s material Contracts have been entered into by Parent in the ordinary course of business and if cancelled at any time, would not have a Material Adverse Effect on Parent.

7.9 Permits. Schedule 7.9 sets forth a true, accurate and complete list of all Permits held by Parent. All such Permits are in full force and effect. Except for the Permits set forth on Schedule 7.9, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the Parent’s business. Merger Sub holds no Permits.

7.10 Insurance. Schedule 7.10 sets forth a true, accurate and complete list of all policies of fire, liability, workmen’s compensation, title and other forms of insurance owned, held by or applicable to Parent (and its business and assets), and Parent has delivered to the Company a true, accurate and complete copy of all such policies, including all occurrence-based policies applicable to Parent (and its business and assets) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which Parent is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of Parent. Except as set forth on Schedule 7.10 Parent has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years. Schedule 7.10 sets forth a true, accurate and complete list of all claims which have been made by Parent within the past three years under its insurance policies.

7.11 Employee Benefit Plans and Employment Agreements.

(a) General. Except as set forth on Schedule 7.11, neither Parent nor any ERISA Affiliate of Parent is a party to or participates in or has any liability or contingent liability with respect to:

(i) any “employee welfare benefit plan” or “employee pension benefit plan” as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, other than a “multiemployer plan” (as defined in section 3(37) of ERISA),

(ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an “employee benefit plan” (as defined in section 3(3) of ERISA), or

(iii) any employment agreement.

(b) Plan Documents and Reports. A true, accurate and complete copy of each of the plans, arrangements, and agreements set forth on Schedule 7.11 (collectively, the “Parent Benefit Plans”), and all Contracts relating thereto, or to the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Company. In the case of any Parent Benefit Plan which is not in written form, Parent has been supplied with a true, accurate and complete description of such Parent Benefit Plan, as in effect on the date hereof. A true, accurate and complete copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description, and Internal Revenue Service determination letter with respect to each such Parent Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Parent Benefit Plan has been supplied to the Company, and there have been no material changes in the financial condition of the respective Parent Benefit Plans from that stated in the annual reports and actuarial reports supplied.

(c) Compliance With Laws; Liabilities. As to all Parent Benefit Plans:

(i) All Parent Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

(ii) All Parent Benefit Plans that are employee pension Parent Benefit Plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such Parent Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such Parent Benefit Plan under such sections or to a tax under section 511 of the Code.

(iii) None of the assets of any Parent Benefit Plan is invested in employer securities or employer real property.

(iv) There have been no “prohibited transactions” (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Parent Benefit Plan and neither Parent nor any ERISA Affiliate of Parent has otherwise engaged in any prohibited transaction.

(v) There has been no act or omission which has given rise to or may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43, 47, or 68 of the Code for which either Parent or any ERISA Affiliate of Parent may be liable.

(vi) None of the payments contemplated by the Parent Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

(vii) There are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving such Parent Benefit Plans or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

(viii) No Parent Benefit Plan is subject to Title IV of ERISA.

(ix) Each Parent Benefit Plan which constitutes a “group health plan” (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any Parent Benefit Plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, have been operated in compliance with applicable Law, including the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

(x) Actuarially adequate accruals for all obligations under the Parent Benefit Plans are reflected in the Parent Financial Statements and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Closing Date.

(xi) Since December 31, 1983, the requirements for the recordkeeping exemption for leased employees under proposed Treas. Reg. §1.414(n)-3 have been met.

(xii) Neither Parent nor any ERISA Affiliate of Parent has any liability or contingent liability under any Parent Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code.

(xiii) There has been no act or omission that would impair the right or ability of Parent and any ERISA Affiliate of Parent unilaterally to amend or terminate any Parent Benefit Plan.

(d) Multiemployer Plans. Neither Parent nor any ERISA Affiliate of Parent contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in Section 3(37) of ERISA).

7.12 Employment and Labor Matters. Parent has and currently is conducting its business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

7.13 Taxes.

(a) Parent and Merger Sub have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Parent or Merger Sub (whether or not shown on any Tax Return) have been paid. Neither Parent nor Merger Sub are currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where Parent or Merger Sub does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of assets of Parent or Merger Sub that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) Parent and Merger Sub have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) Neither Parent nor Merger Sub expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed by Parent or Merger Sub. There is no dispute or claim concerning any Tax liability of Parent or Merger Sub either (A) claimed or raised by any Governmental Authority in writing or (B) as to which Parent or Merger Sub has any knowledge.

7.14 No Defaults or Violations. Except as set forth on Schedule 7.14:

(a) Parent has not breached any provision of, nor is it in material default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and to Parent’s Knowledge no other party to any such Contract has breached such Contract or is in default thereunder.

(b) Parent and all of its respective properties and assets are in material compliance with, and no material violation exists under, any and all Laws applicable to Parent and to such properties and assets.

(c) No notice from any Governmental Authority has been received by the Parent or Merger Sub claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

7.15 Environmental Matters.

Except as set forth on Schedule 7.15:

(a) the business and operations of Parent are in full compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

(b) Parent is in possession of all Environmental Permits required for the conduct or operation of their respective businesses (or any part thereof), and are in full compliance with all of the requirements and limitations included in such Environmental Permits;

(c) there are no, and Parent has not used or stored any, Hazardous Substances in, on, or at any of the properties or facilities of Parent, and no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, any of the properties or facilities of Parent or Merger Sub, except in each case for inventories of substances set forth on Schedule 7.15 which are used or are to be used in the ordinary course of business (which inventories have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called “Right To Know Laws”);

(d) Parent has not received any notice from any Governmental Authority or any other Person that any aspect of the business, operations or facilities of Parent is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

(e) Parent has not deposited or incorporated any Hazardous Substances into, on, beneath, or adjacent to any property;

(f) Parent is not the subject of any pending or, to the Knowledge of Parent, threatened, litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law;

(g) Parent has timely filed all reports and notifications required to be filed with respect to all of its properties and facilities and have generated and maintained all required records and data under all applicable Environmental Laws; and

(h) no condition has existed or event has occurred with respect to any property or asset that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by Parent any predecessor to Parent or any Person that is or was an Affiliate of Parent, which property, asset or subsidiary has been sold, transferred or disposed or for which any lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of Parent pursuant to any Environmental Law.

7.16 Litigation.

(a) Except as set forth on Schedule 7.16, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened, against or affecting Parent or Merger Sub or any of their respective officers, directors, managers, employees, agents, stockholders thereof in their capacity as such, or any of the properties or businesses of Parent and Merger Sub, and Parent is not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 7.16, all of the proceedings pending or, to the Knowledge of Parent, threatened, against Parent or Merger Sub are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on Schedule 7.16. Except as set forth on Schedule 7.16, neither Parent nor Merger Sub is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither Parent nor Merger Sub has entered into any agreement to settle or compromise any proceeding pending or, to the Knowledge of Parent, threatened, against them which has involved any obligation other than the payment of money or for which Parent or Merger Sub has any continuing obligation.

(b) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Parent, threatened, by or against any Member, Parent or Merger Sub with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and no Member has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

7.17 Claims Against Officers and Directors. There are no pending or, to the Knowledge of Parent, threatened, claims against any manager, director, officer, employee or agent of Parent or Merger Sub or any other Person which could give rise to any claim for indemnification against Parent or Merger Sub.

7.18 Improper and Other Payments. Neither Parent, Merger Sub, either of their Affiliates, any of their respective managers, directors, officers, employees, agents or representatives acting on behalf of any of them, nor any other Person acting on behalf of any of them, has (a) made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether Lawful or unlawful, (b) made or paid, directly or indirectly, contributions to a domestic or foreign political party or candidate, or (c) made or paid improper foreign payments (as defined in the Foreign Corrupt Practices Act).

7.19 No Other Agreement. Except as set forth on Schedule 7.19, neither Parent nor Merger Sub has any Contract or arrangement with respect to any merger, consolidation, sale of equity securities or all or substantially all of its assets or any similar transaction.

7.20 Brokers. Except as set forth on Schedule 7.20, neither Parent nor Merger Sub has used any broker or finder in connection with the transactions contemplated hereby.

7.21 Valid Issuance of Securities. The Merger Shares, when issued and delivered in accordance with the terms hereof in exchange for shares of Company Common Stock, Company Preferred Series A Preferred Stock and Blue Sun Units, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities Laws.

7.22 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Parent or Merger Sub or any representative or Affiliate of Parent or Merger Sub in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

7.23 Change in Control Payments. Except as set forth on Schedule 7.23, neither Parent nor Merger Sub has any plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of Parent or Merger Sub.

7.24 Formation of Merger Sub; No Prior Activities.

(a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

ARTICLE VIII

COVENANTS OF THE PARTIES

The respective parties hereto shall take the following actions between the date hereof and the Blue Sun Effective Time:

8.1 Efforts to Consummate; Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated herein. The parties hereto shall execute and deliver promptly such other documents, certificates, agreements, instruments and other writings (including any amendments or supplements thereto) and to take, or cause to be taken, such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated hereby, including, but not limited to, promptly making their respective filings and thereafter making any other required submissions under the HSR Act if any such filings or submissions are required to consummate the transactions contemplated in this Agreement and taking all such further action as reasonably may be necessary to resolve objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under relevant antitrust or competition Laws with respect to the transactions contemplated hereby. Except as otherwise expressly permitted hereby, each of parties hereto may not take any action that would have the effect of preventing or impairing such party’s performance of its obligations under this Agreement.

8.2 Registration Statement and Proxy.

(a) Parent and the Company shall prepare and file with the SEC as soon as practicable a preliminary joint proxy statement on Schedule 14A (the “Proxy Statement”) and a registration statement on Form S-4 (the “Registration Statement”) relating to the Mergers and the Merger Shares to be issued pursuant to Section 4.1 and Section 4.2. The Registration Statement shall provide for the resale under Rule 415 solely of the shares of Parent Common Stock underlying (i) the warrants to purchase Company Common Stock issued to purchasers of Company Series A Preferred Stock and (ii) the shares of Parent Series C Preferred Stock that are issued in the Company Merger pursuant to Section 1.1(d) and not any other Merger Shares. Each of Parent and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable. The Registration Statement and the Proxy Statement must comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations thereunder and the rules and regulations of the Nasdaq Capital Market, as the case may be. Without limiting the foregoing, the Proxy Statement must include the information required by Rule 14f-1 under the Exchange Act. Parent covenants, represents and warrants to the Company and Blue Sun that the Registration Statement, when declared effective by the SEC, and the Proxy Statement, at the time of its mailing or delivery to the stockholders of Parent and the Company and the Members and at the time of the Parent Stockholder Meeting, the Company Stockholder Meeting and the Blue Sun Member Meeting, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company, Blue Sun or their respective Affiliates furnished to Parent by the Company or any of its Affiliates expressly for inclusion in the Registration Statement. Parent shall also take any action required to be taken under state blue sky or securities Laws in connection with the issuance of the Merger Shares pursuant to the Mergers.

(b) The Company and Blue Sun shall, and shall cause their respective Affiliates to, (i) cooperate in the preparation of the Proxy Statement and Registration Statement and (ii) furnish to Parent all information concerning themselves required for use in the Registration Statement or the Proxy Statement, including, without limitation, financial statements of the Company and Blue Sun that are required to be included in the Registration Statement, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent to any third party and/or Governmental Authority in connection with the Mergers and transactions contemplated by this Agreement, including financial statements that are audited by a Public Company Accounting Oversight Board certified public accounting firm for the last three years and any information that is necessary to prepare pro forma financial statements and information to be included in the Registration Statement. The Company and Blue Sun shall use commercially reasonable efforts to assist Parent to resolve all SEC comments with respect to the Registration Statement and the Proxy Statement as promptly as practicable after receipt thereof. If the Company or Blue Sun learns of any event that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, it will promptly inform Parent of such event. The Company and Blue Sun covenant, represent and warrant to Parent that none of the information regarding the Company, Blue Sun or any of their respective Affiliates, or other information supplied in writing by the Company specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement or any amendment thereof or supplement thereto will, at the respective times filed with the SEC or other Governmental Authority, and with respect to the Proxy Statement, at the date mailed to Parent’s stockholders, the Company’s stockholders and the Members and at the time of the Parent Stockholder Meeting, the Company Stockholder Meeting and the Blue Sun Member Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company and Blue Sun covenant, represent and warrant to Parent that the Registration Statement or the Proxy Statement, insofar as they relates to information regarding the Company, Blue Sun or any of their respective Affiliates, or other information supplied in writing by the Company or Blue Sun for inclusion therein, will comply as to form and substance in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and the rules and regulations of the Nasdaq Capital Market, as the case may be.

(c) Parent shall provide the Company with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement and any amendment or supplement to the Registration Statement and the Proxy Statement prior to filing such with the SEC and will provide the Company with a reasonable number of copies of all such filings made with the SEC.

(d) Parent shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement or the Proxy Statement to the Company and advise the Company of any oral comments with respect to the Registration Statement or the Proxy Statement received from the SEC. Parent shall use commercially reasonable efforts to resolve all SEC comments with respect to the Registration Statement and the Proxy Statement as promptly as practicable after receipt thereof. If, at any time prior to the Effective Time, any event with respect to the Company, Blue Sun or any of their respective Affiliates should occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, Parent shall describe such event, and such amendment shall be promptly filed with the SEC and, as required by Law or the rules and regulations of the Nasdaq Capital Market, as the case may be, disseminated to stockholders of Parent and the Company and the Members. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification for offering or sale in any jurisdiction of the Merger Shares issuable pursuant to the Mergers or any request by the SEC for an amendment or supplement of the Registration Statement or the Proxy Statement or for additional information.

8.3 Action by Stockholders of the Company. The Company shall, through its Board of Directors, recommend to the stockholders of the Company the approval of the Company Merger and the adoption of this Agreement. As soon as practicable after the Registration Statement and the Proxy Statement become effective under the Securities Act, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the Company Merger and adopting this Agreement, all in accordance with the CCAA and the Articles of Incorporation and Bylaws of the Company (the “Company Stockholder Meeting”). In lieu of such meeting, the stockholders of the Company may take the actions described in the preceding sentence by unanimous written consent in accordance with the CBCA. In connection with the Company Stockholder Meeting, the Company shall take, at its own expense, all steps necessary for the solicitation of proxies from its stockholders, including the mailing of the Proxy Statement.

8.4 Action by the Members. Blue Sun shall, through its Board of Managers, recommend to the Members the approval of the Blue Sun Merger and the adoption of this Agreement. As soon as practicable after the Registration Statement and the Proxy Statement become effective under the Securities Act, Blue Sun shall duly call, give notice of, convene and hold a meeting of the Members for the purpose of approving the Blue Sun Merger and adopting this Agreement, all in accordance with the CCAA and the Articles of Organization and Operating Agreement of Blue Sun (the “Blue Sun Member Meeting”). In lieu of such meeting, the Members may take the actions described in the preceding sentence by unanimous written consent in accordance with the CLLCA. In connection with the Blue Sun Member Meeting, Blue Sun shall take, at its own expense, all steps necessary for the solicitation of proxies from its members, including the mailing of the Proxy Statement.

8.5 Action by Stockholders of Parent.

(a) Subject to its fiduciary duties and except as otherwise provided in this Agreement, Parent shall, though its the Board of Directors, recommend to the stockholders of Parent that they approve the Parent Stockholder Approvals.

(b) Unless Parent has received a Takeover Proposal that was unsolicited and did not otherwise result from a breach of Section 8.14(b) and Parent’s Board of Directors determines that such Takeover Proposal is reasonably likely to lead to a Superior Proposal, then as soon as practicable after the Registration Statement and the Proxy Statement become effective under the Securities Act, Parent shall duly call, give notice of, convene and hold a meeting of the stockholders of Parent for the purpose of approving the Stockholder Approvals, all in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Parent (the “Parent Stockholder Meeting”). In connection with the Parent Stockholder Meeting, Parent shall take, at its own expense, all steps necessary for the solicitation of proxies from its stockholders, including the mailing of the Proxy Statement.

8.6 Action by Parent. Parent, as the sole stockholder of Merger Sub, shall take such actions as may be necessary to approve the Company Merger and adopt this Agreement.

8.7 Nasdaq Initial Listing. From the date hereof until the earlier of the Closing Date or the Termination Date, each of the parties shall cooperate with each other in good faith and shall each use commercially reasonable efforts to (i) cause Parent to satisfy the initial listing requirements of the Nasdaq Capital Market immediately after the Blue Sun Effective Time, which may include, without limitation, effecting a reverse stock split of the Parent Common Stock concurrently with the Mergers, and (ii) cause (a) the shares of Parent Common Stock listed on the Nasdaq Capital Market immediately prior to the Effective Time and (b) the Merger Shares to be approved for listing on the Nasdaq Capital Market, subject to official notice of issuance, as of the Closing Date.

8.8 Consents and Approvals.

(a) The Company and Blue Sun shall use commercially reasonable efforts to obtain any consents and approvals of any Governmental Authority or other Person required to be obtained by them pursuant to any applicable Law, any Contract or otherwise in order to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 9.4; provided that no party hereto shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that neither the Company nor any of the Subsidiaries shall make any agreement or understanding affecting the Company or any of the Subsidiaries or any of their respective assets or business as a condition for obtaining any such consents or waivers except with the prior written consent of Parent.

(b) Parent and Merger Sub shall use commercially reasonable efforts to obtain any consents and approvals of any Governmental Authority or other Person required to be obtained by them pursuant to any applicable Law, any Contract or otherwise in order to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 10.4; provided that no party hereto shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that neither Parent nor Merger Sub shall make any agreement or understanding affecting Parent or Merger Sub or any of Parent’s assets or business as a condition for obtaining any such consents or waivers except with the prior written consent of the Company.

8.9 Notification of Certain Matters. Each of the parties shall promptly notify the other parties in writing of (i) any change or event having a Material Adverse Effect on such party, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and (iv) any material default under any Contract to which such party is bound or event which, with notice or lapse of time or both, would become such a default on or prior to the Effective Time and of which such party has knowledge. Each party shall promptly notify the other parties of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Company shall promptly notify Parent of any lawsuit, claim, proceeding or investigation that may be instituted or threatened against the Company or any Subsidiary which would have been listed in Schedule 6.20 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof. Parent shall promptly notify the Company of any lawsuit, claim, proceeding or investigation that may be instituted or threatened against the Company or Merger Sub which would have been listed in Schedule 7.16 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

8.10 Supplemental Information. From time to time prior to the Closing, each of the parties hereto will promptly disclose in writing to others any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Parent or which would render inaccurate any of its representations or warranties herein. No information provided to a party pursuant to this Section 8.10 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or in any Related Agreement.

8.11 Preservation of Business.

(a) Except as expressly contemplated by this Agreement, the Company shall and shall cause the Subsidiaries to incur and pay expenses and otherwise operate only in the usual, regular and ordinary course and in a manner consistent with past practice, and shall use commercially reasonable efforts to (i) preserve intact the present business organization and Personnel of the Company and the Subsidiaries, (ii) preserve the good will and advantageous relationships of the Company and the Subsidiaries with customers, suppliers, independent contractors, employees and other Persons material to the operation of their respective businesses, (iii) prevent any event which could have a Material Adverse Effect on the Company or any Subsidiary, and (iv) not take or permit any action or omission which would cause any of the representations or warranties of the Company and Blue Sun contained herein to become inaccurate or any of the covenants of the Company or Blue Sun to be breached.

(b) Without limiting the generality of Section 6.3(a), until the Closing, except as set forth on Schedule 6.3 or with the prior written consent of Parent, the Company shall not and shall not permit any Subsidiary to:

(i) incur any obligation or enter into any Contract which either (x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000, or (y) has a term of, or requires the performance of any obligations by the Company or Blue Sun over a period in excess of, six months,

(ii) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice,

(iii) do any act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any of the Contracts set forth on Schedule 3.11 or any other Contract or obligation the breach of which could have a Material Adverse Effect,

(iv) sell, lease, abandon, transfer, convey, assign or otherwise dispose of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice,

(v) suffer or permit the creation of any Lien over any of its assets or properties other than in the ordinary course of business and consistent with past practice,

(vi) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value,

(vii) make any changes in its accounting systems, policies, principles or practices,

(viii) enter into, authorize, or permit any transaction with any Member or any Affiliate of Member,

(ix) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, shares of capital stock or any other securities of the Company or Blue Sun other than up to $20,250,000 of Company Series A Preferred Stock, or amend any of the terms of any such membership interests, capital stock or other securities,

(x) split, combine, or reclassify any membership interests, shares of its capital stock or other equity securities, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its membership interests, capital stock or other equity securities, or redeem or otherwise acquire any capital stock or other securities of the Company or Blue Sun,

(xi) make any borrowing, incur any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice),

(xii) make any loans, advances or capital contributions to, or investments in, any other Person,

(xiii) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, equity option, equity appreciation right, restricted equity, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,

(xiv) except for capital expenditures contemplated by clause (xv), acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to the Company or Blue Sun,

(xv) authorize or make any capital expenditures which individually or in the aggregate are in excess of $50,000,

(xvi) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes,

(xvii) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, Blue Sun, or any of their respective managers, directors, officers, employees or agents, or

(xviii) terminate, rescind, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, pay any amount not required by Law or by any Contract, or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto.

(c) Without limiting the generality of Section 8.11, until the Closing the Company shall and shall cause the Subsidiaries to:

(i) maintain their respective books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the Company Financial Statements and past practices,

(ii) continue to carry their respective existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist, and

(iii) duly comply with all Laws applicable to their respective businesses and operations.

8.12 Reorganization of Parent. Parent represents that it is Parent’s present intention to pursue the sale of its existing business to a third party as further described in the Parent SEC Reports. However, the Company and Blue Sun acknowledge that Parent can give no assurance that Parent will be able to complete such a transaction or even obtain an offer for such a transaction prior to, at or at any time after the consummation of the Mergers. If Parent is not able to complete such a transaction by the Closing Date, then prior to the Closing, Parent will (i) transfer to a wholly-owned subsidiary of Parent (i) all of the assets (other than cash) and liabilities (other than any liabilities related to this Agreement or any related agreement) of its existing business and (ii) an amount of cash equal to any Working Capital deficit of such subsidiary on the Closing Date, as reasonably determined by Parent in accordance with GAAP. Any such transfer of assets and liabilities to a wholly-owned subsidiary or any sale of Parent’s existing business shall be made on an “as is” basis without any continuing liability of Parent to such wholly-owned subsidiary or purchaser of Parent’s existing business.

8.13 Investigation of the Company and Parent. The Company and Blue Sun shall afford to the officers, employees and authorized representatives of Parent and Parent shall afford the officers, employees and authorized representatives of the Company (in each case including, without limitation, its independent public accountants, attorneys, environmental consultants and financial advisors), reasonable access during normal business hours to the offices, properties, employees and business and financial records (including, without limitation, computer files, retrieval programs and similar documentation) of the Company or any Subsidiary or Parent, as the case may be, to the extent Parent or the Company, as the case may be, shall deem necessary or desirable, and shall furnish to Parent or the Company, as the case may be, or such party’s authorized representatives such additional information concerning the operations, properties and businesses of Parent, the Company or any Subsidiary, as the case may be, as may be reasonably requested in writing, to enable Parent or the Company or such party’s authorized representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify the accuracy of the Company Financial Statements or the Parent Financial Statements or information contained or referred to in the Parent SEC Documents, as the case may be, and to determine whether the conditions set forth in Article IX and Article X, as the case may be, have been satisfied. Such investigations shall be conducted in a manner as not to interfere unreasonably with the operation of the business of Parent or the Company or any Subsidiary, as the case may be. No investigation made by Parent or the Company or such party’s authorized representatives hereunder shall affect the representations and warranties of the parties hereunder. Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement, dated December 6 2006, between Parent and the Company (the “Confidentiality Agreement”).

8.14 No Solicitation.

(a) Neither the Company nor Blue Sun shall, nor shall either of them authorize or permit any of its Affiliates or any officer, director, manager, employee, investment banker, attorney or other adviser or representative of the Company, Blue Sun or any of their respective Affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) except to the extent required by Law as advised by counsel in writing, participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation, of which the Company, Blue Sun or any of their respective Affiliates had knowledge at the time of such violation, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee, or other adviser or representative of the Company, Blue Sun or any of their respective Affiliates, whether or not such Person is purporting to act on behalf of the Company, the Subsidiary or any of their respective Affiliates or otherwise, shall be deemed to be a breach of this Section 8.14 by the Company and Blue Sun. The Company promptly shall advise Parent of any Acquisition Proposal and any inquiries with respect to any Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means any proposal for a merger or other business combination involving the Company, Blue Sun or any of their respective Affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in the Company, Blue Sun or any of their respective Affiliates, any voting securities of the Company, Blue Sun or any of their Affiliates or a substantial portion of the assets of the Company or than up to $20,250,000 of Company Series A Preferred Stock as contemplated by the Subscription Agreement among the Company and the purchasers of Company Series A Preferred Stock party thereto dated as of January 26, 2007.

(b) Parent represents and warrants that it has terminated any discussions or negotiations with any Person other than the Company and Blue Sun concerning any Takeover Proposal prior to the date hereof. From and after the date hereof, Parent will not, and shall use its commercially reasonable efforts not to permit any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives (collectively, “Parent Representatives”) to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information) any Takeover Proposal from any Persons or engage in or continue discussions or negotiations relating thereto, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, except that, so long as Parent is in compliance with its obligations under this Section 8.14(b), Parent may, in response to a Takeover Proposal that the Parent Board of Directors determines is reasonably likely to constitute a Superior Proposal that was not solicited by Parent or any of its Parent Representatives, and that did not result from a breach of this Section 8.14(b), and subject to providing prior written notice of its decision to take such action to the Company, (x) furnish information with respect to Parent to any Person making such a Takeover Proposal pursuant to a customary confidentiality agreement with terms substantially similar to those of the Confidentiality Agreement, and (y) participate in discussions or negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is agreed that any action that is in violation of the restrictions set forth in the preceding sentence by any Parent Representative, whether or not such Parent Representative is purporting to act on behalf of Parent or otherwise, shall be deemed to be a breach of this Section 8.14(b) by Parent. Parent will advise the Company orally (within one Business Day) and in writing (as promptly as practicable) of the receipt of any inquiry or request for information with respect to, or which would reasonably be expected to lead to, any Takeover Proposal. In addition, Parent will provide the Company, within one Business Day of Parent’s receipt, with the material terms and conditions of any Takeover Proposal (and any change in the material terms and conditions thereof) and will promptly (but in no case later than two Business Days thereafter) notify the Company of any determination by Parent’s Board of Directors that a Superior Proposal has been made. Notwithstanding anything contained in this Agreement to the contrary, Parent and the Parent Representatives may (without violating any of the provisions of, or triggering any other responsibilities under this or any other Section of this Agreement, conduct negotiations or discussions with, make proposals to, or solicit or encourage proposals from, third parties for the sale of all or substantially all of the assets of Parent’s existing business to third parties. Except as permitted by this Section 8.14(b), the Board of Directors of Parent shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval by such Board of Directors of this Agreement or the Mergers or the recommendation by such Board of Directors that stockholders of Parent approve this Agreement or the Mergers or (ii) approve or recommend to the stockholders of Parent any Takeover Proposal, unless, in each case, Parent receives an unsolicited Takeover Proposal that such Board of Directors determines in good faith constitutes a Superior Proposal. The Board of Directors of Parent may not enter into an agreement with respect to a Takeover Proposal except in connection with a termination of this Agreement pursuant to Section 11.1(e). Nothing contained in this Section 8.14(b) shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Parent’s stockholders that, in the good faith reasonable judgment of the Board of Directors of Parent after consultation with outside counsel, is required under applicable law.

8.15 Public Announcements.

(a) The parties will agree on the text of a joint press release announcing, among other things, the execution of this Agreement, and cause such press release to be disseminated promptly after the execution of this Agreement.

(b) From the date of this Agreement until the Closing Date or Termination Date, the parties will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or filing prior to the issuance of such press release or other public statement or filing and may not issue any such press release or other public statement or filing without the prior approval of the other party, which consent may not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such other public statement as required by Law or the rules and regulations of Nasdaq Capital Market if it has (a) used its commercially reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner and (b) provided a copy of such release or public statement to such other party at a reasonable time prior to issuing such release or making such statement.

8.16 Resignation of Officers and Directors. Parent shall cause each of the officers and members of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, Parent, to tender his or her resignation from such position effective as of the Effective Time.

8.17 Certain Payments at Closing. The parties agree and acknowledge that (a) all amounts due and payable to B. Riley & Co. in connection with the consummation of the transactions contemplated by this Agreement shall be paid in cash at Closing by Parent and (b) all amounts then due and payable to Sidley Austin LLP, counsel to the Special Committee of the Board of Directors of Parent, and Ellenoff, Grossman and Schole LLP, counsel to Parent, shall be paid in cash at Closing by Parent and (c) Parent will promptly pay all fees and expenses of Sidley Austin LLP for post-closing matters after receipt of invoices therefor.

8.18 Parent Records. Prior to the Effective Time, Parent shall use commercially reasonable efforts to collect at the principal office of Parent all books and records of Parent and its subsidiaries, including originals of all contracts to which Parent or any of its subsidiaries is a party.

8.19 Financing Statements. Parent shall use commercially reasonable efforts to terminate all UCC-1 financing statements which name Parent as debtor prior to the Effective Time.

ARTICLE IX

CONDITIONS PRECEDENT

TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Mergers are subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by Parent and Merger Sub, respectively, in their sole discretion:

9.1 Warranties True as of Both Present Date and Closing Date. All representations and warranties of the Company and Blue Sun contained in this Agreement that are qualified by materiality or a Material Adverse Effect or words of similar effect must be correct and complete in all respects as of the Closing Date as if made on the Closing Date (or, if they relate to a specific date, as if made on such specific date), and those representations and warranties of the Company and Blue Sun contained in this Agreement that are not so qualified shall be correct and complete in all material respects as of the Closing Date as if made on the Closing Date (or, if they relate to a specific date, as if made on such specific date).

9.2 Compliance with Agreements and Covenants. The Company and Blue Sun shall have in all material respects performed, complied with and satisfied all covenants of the Company or Blue Sun contained in this Agreement required by this Agreement to be performed or satisfied by them at or prior to the Closing Date.

9.3 Documents. Parent must have received all of the agreements, documents and items specified in Section 5.5 and Section 5.6 and all other documents reasonably requested by Parent and contemplated by this Agreement or required to be delivered by the Company or Blue Sun to Parent pursuant to this Agreement and not previously delivered.

9.4 Consents and Authorizations. The Company and Blue Sun shall have delivered to Parent written confirmation that all notices, filings, consents, approvals, Permits or orders of and all registrations with third parties, including creditors, Contract parties or Governmental Authorities necessary for the authorization, execution and delivery of or performance by the Company and Blue Sun under this Agreement or their respective Related Agreements or the consummation by the Company and Blue Sun of the transactions contemplated hereby and thereby have been made or obtained (all of the foregoing notices, filings, consents, approvals, Permits, orders and registrations, including those set forth on Schedule 6.3, are referred to collectively herein as the “Company Required Consents”), except for such Company Required Consents, the absence of which would not reasonably be expected to have a Material Adverse Effect on Parent, the Company or Blue Sun.

9.5 No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority (an “Injunction”) nor any Law promulgated or enacted by any Governmental Authority must be in effect which would (i) make the consummation of the Mergers illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Mergers; provided, however, that, prior to invoking this condition, Parent and Merger Sub shall use commercially reasonable efforts to have any such Injunction vacated.

9.6 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of B. Riley & Co. substantially to the effect that the issuance of the Merger Shares pursuant to the terms of this Agreement is fair from a financial point of view, to the stockholders of Parent immediately prior to the Effective Time.

9.7 Expiration of HSR Waiting Period. If the Mergers requires HSR Act clearance, the applicable waiting period under the HSR Act must have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

9.8 Parent Stockholder Approval. The Parent Stockholder Approvals must have been obtained.

9.9 No Material Adverse Change. No Material Adverse Change with respect to the Company and Blue Sun continues to exist on the Closing Date, and no previously undisclosed material liabilities or commitments of the Company or Blue Sun have been discovered.

9.10 No Severance Payments. No severance, “golden parachute” or other similar payments have been made or are due to the Company’s personnel as a result of the Merger other than as set forth on Schedule 7.5(e).

9.11 Preferred Stock Proceeds. The Company must have received proceeds of not less than $20,250,000 from the sale of Parent Series A Preferred Stock to third party investors at or prior to the Closing.

ARTICLE X

CONDITIONS PRECEDENT

TO OBLIGATIONS OF THE COMPANY AND BLUE SUN

The obligations of the Company and Blue Sun to effect the Mergers are subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by the Company and Blue Sun, respectively, in their sole discretion:

10.1 Warranties True as of Both Present Date and Closing Date. All representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified by materiality or a Material Adverse Effect or words of similar effect shall be correct and complete in all respects as of the Closing Date as if made on the Closing Date (or, if they relate to a specific date, as if made on such specific date), and those representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified must be correct and complete in all material respects as of the Closing Date as if made on the Closing Date (or, if they relate to a specific date, as if made on such specific date).

10.2 Compliance with Agreements and Covenants. Parent and Merger Sub shall have in all material respects performed, complied with and satisfied all covenants of the Company and Blue Sun contained in this Agreement required by this Agreement to be performed or satisfied by them at or prior to the Closing Date.

10.3 Documents. The Company must have received all of the agreements, documents and items specified in Section 5.3 and Section 5.4 and all other documents reasonably requested by the Company and contemplated by this Agreement or required to be delivered by Parent or Merger Sub pursuant to this Agreement and not previously delivered.

10.4 Consents and Authorizations. Parent and Merger Sub shall have delivered to the Company written confirmation that all notices, filings, consents, approvals, Permits or orders of and all registrations with third parties, including creditors, Contract parties or Governmental Authorities necessary for the authorization, execution and delivery of or performance by Parent and Merger Sub under this Agreement or their respective Related Agreements or the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been made or obtained (all of the foregoing notices, filings, consents, approvals, Permits, orders and registrations, including those set forth on Schedule 7.3, are referred to collectively herein as the “Parent Required Consents”), except for such Parent Required Consents, the absence of which would not reasonably be expected to have a Material Adverse Effect on Parent, the Company or Blue Sun.

10.5 No Injunctions, Orders or Restraints; Illegality. No Injunction nor any Law promulgated or enacted by any Governmental Authority may be in effect which would (i) make the consummation of the Mergers illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Mergers; provided, however, that, prior to invoking this condition, the Company and Blue Sun shall use commercially reasonable efforts to have any such Injunction vacated.

10.6 Expiration of HSR Waiting Period. If the Mergers require HSR Act clearance, the applicable waiting period under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

10.7 Parent Stockholder Approval. The Parent Stockholder Approvals shall have been obtained.

10.8 Merger Consideration. Parent shall have reserved for issuance a sufficient number of shares of its Common Stock to allow for the issuance of the Merger Shares pursuant to Article II, and such shares shall be authorized for listing on the Nasdaq Capital Market, upon official notice of issuance.

10.9 Resignations. Parent shall have delivered the resignations, effective as of the Effective Time, of each of the directors and executive officers of Parent.

10.10 Exercise Agreements. Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., and Monarch Pointe Fund, Ltd. shall have entered into an agreement with Parent pursuant to which they each agree to convert all of the shares of Parent Series A Preferred Stock and Parent Series B Preferred Stock held by them at the Effective Time into shares of Parent Common Stock at the Blue Sun Effective Time.

10.11 Parent Financial Position. Parent’s assets shall exceed its liabilities on the Closing Date, as determined in accordance with GAAP.

ARTICLE XI

TERMINATION

11.1 Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the Parent Stockholder Approvals by the stockholders of Parent, or the approvals of the shareholders of the Company or Members of Blue Sun:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before June 30, 2007 and (ii) the party seeking to terminate this Agreement pursuant to this Section 11.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before such date;

(c) by either the Company or Parent if (i) a Law shall have been enacted, entered or promulgated prohibiting the consummation of the Mergers substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and nonappealable and the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used commercially reasonable efforts to remove such injunction, order or decree;

(d) by the Company or Parent if the Parent Stockholder Approvals shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders of Parent or at any adjournment thereof;

(e) by Parent if Parent’s Board of Directors in good faith determines that a Takeover Proposal constitutes a Superior Proposal, except that Parent may not terminate this Agreement pursuant to this Section 11.1(e) unless and until (i) three Business Days have elapsed following delivery to the Company of a written notice of such determination by the Board of Directors of Parent and during such three-business-day period Parent (A) informs the Company of the terms and conditions of such Takeover Proposal and the identity of the Person making such Takeover Proposal and (B) Parent in good faith considers any proposals made during such three day period by the Company to amend or modify the terms and conditions of this Agreement, (ii) at the end of such three-business-day period, the Board of Directors of Parent continues in good faith to believe that such Takeover Proposal constitutes a Superior Proposal and (iii) simultaneously with such termination, Parent enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

(f) by the Company if the Board of Directors of Parent shall have withdrawn or modified in a manner adverse to the Company its approval of this Agreement and the transactions contemplated hereby or its recommendation of approval of this Agreement to its stockholders, except the Company may not terminate this Agreement if the Parent Board of Directors withdraws or modifies such approval or recommendation in the event that (i) the Company fails to receive proceeds of and/or subscriptions for not less than $20,250,000 from the sale of Parent Series A Preferred Stock to third party investors or if such subscriptions have been terminated or (ii) if the Mergers are not closed on or before June 30, 2007;

(g) by the Company if (i)(A) there is a successful tender offer made by any Person for more than 50% of the shares of Parent Common Stock prior to the record date for the Parent Stockholder Meeting or (B) any Person other than the Parent Board of Directors acquires valid and unrevoked proxies to vote more than 50% of the shares of Parent Common Stock at the Parent Stockholder Meeting and (ii) the Parent Stockholder Approvals are not received at the Parent Stockholder Meeting.

(h) by either the Company or Parent if, in the case of the Company, there shall have been a material breach either Parent or Merger Sub of any of their respective representations or warranties, or covenants or agreements contained in this Agreement, or if, in the case of Parent, there shall have been a material breach by either the Company or Blue Sun of any of their respective representations or warranties, or covenants or agreements contained in this Agreement, which if not cured would cause the respective conditions set forth in Article IX or Article X, as the case may be, not to be satisfied, and such breach is incapable of being cured, or shall not have been cured after notice thereof shall have been received by the party alleged to be in breach, on or before June 30, 2007.

In the event of any termination pursuant to this Section 11.1 (other than pursuant to clause (a)), written notice setting forth the reasons thereof shall forthwith be given by the terminating party to the other parties. The date, if any, on which this Agreement is terminated pursuant to this Section 11.1, shall be referred to herein as the “Termination Date”.

11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Article XII, Section 11.3 and

Section 13.1, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior breach of this Agreement.

11.3 Company Breakup Fee. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Parent pursuant to Section 11.1(e) and Parent closes a transaction for a Superior Proposal, then Parent shall pay to the Company a fee equal to $750,000 (the “Company Breakup Fee”). The parties hereto agree that the Company Breakup Fee shall be paid to the Company in immediately available funds on the second Business Day following the closing of a transaction for a Superior Proposal.

ARTICLE XII

INDEMNIFICATION

12.1 No Survival of Representations, Warranties, Covenants and Agreements. Except for Article I and this Article XII, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement and no covenant or agreement that is to be performed entirely at or prior to the Effective Time shall survive the Mergers.

12.2 Indemnification and Insurance.

(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Parent or Merger Sub determined immediately prior to the Effective Time (the “Indemnified Parties”) against any Losses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, in connection with the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL and the CBCA for a period of six (6) years after the Effective Date (and Parent and the Surviving Corporation shall also advance reasonable expenses as incurred to the fullest extent permitted under applicable Law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

(b) Any Indemnified Party wishing to claim indemnification under Section 12.2(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent or the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), Parent shall have the right to assume the defense thereof, and neither Parent nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay all reasonable and documented fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that neither Parent or the Surviving Corporation shall be responsible for the payment of fees and expenses of more than one law firm to represent the Indemnified Parties in connection with a single action in a particular jurisdiction, except that if such law firm concludes that it cannot represent multiple Indemnified Parties, then Parent and the Surviving Corporation shall be responsible for the payment of reasonable and documented fees and expenses of up to one Law firm per Indemnified Party.

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and is not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall assume all of the obligations set forth in this Section.

(d) The provisions of this Section 12.2 are intended to be for the benefit of, and may be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

(e) Parent shall purchase a six-year extended reporting period endorsement (“reporting tail coverage”) under Parent’s existing directors’ and officers’ liability insurance coverage, provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof from the Effective Time on terms that in all material respects are no less advantageous to the intended beneficiaries thereof than the existing directors’ and officers’ liability insurance.

ARTICLE XIII

MISCELLANEOUS

13.1 Expenses. Except as expressly provided in this Agreement, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

13.2 Amendment. At any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Parent and prior to the Effective Time, this Agreement may be amended or supplemented by a writing signed by each of the parties hereto with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of Parent there shall be no amendment or change to the provisions hereof which by Law or in accordance with the rules of any relevant Securities Act or Nasdaq Capital Market requires further approval by such stockholders without such further approval or any amendment or change not permitted under applicable Law.

13.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in Person or by courier or a courier service, (b) on the date of transmission if sent by facsimile with written confirmation of receipt, (c) when received if sent by a nationally recognized overnight delivery service, or (d) five Business Days after being deposited in the mail, certified or registered, postage prepaid:

If to Parent or Merger Sub, addressed as follows:

M-Wave, Inc.

11533 Franklin Avenue

Franklin Park, IL 60131

Attention: Bruce Nelson

Telephone No.: (714) 974-2500 x5215

Facsimile No.: (714) 921-0683

with a copy to

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013

Attention: Stephen D. Blevit, Esq.

Telephone No.: (213) 896-6029

Facsimile No.: (213) 896-6600

If to the Company or Blue Sun, addressed as follows:

SunFuels, Inc.

1400 W. 122nd Ave., Suite 110

Westminster, CO 80234

Attention: Jeff Probst

Telephone No.: (303) 865-7700

Facsimile No.: (303) 865-7705

with a copy to

Faegre & Benson LLP

1900 15th Street

Boulder, CO 80302

Attention: James H. Carroll, Esq.

Telephone No.: (303) 447-7700

Facsimile No.: (303) 447-7800

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

13.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement is effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

13.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

13.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, the Indemnified Parties with respect to Article XII, B. Riley & Co., Sidley Austin LLP and Ellenoff, Grossman and Schole LLP with respect to Section 8.17, and each of their respective Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

13.7 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof is not affected thereby, and there must be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

13.8 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

13.9 Applicable Law. This Agreement is governed by and construed in accordance with the internal Laws of the State of New York, except that the Company Merger is governed by the DGCL, the CBCA and the CCAA and the Blue Sun Merger is governed by the CLLCA and the CCAA.

13.10 Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a state court of competent jurisdiction located within the State of Delaware; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to Personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the fullest extent permitted by Law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of Delaware; (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the State of Delaware, satisfactory to the Member Representative and Parent, to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 13.3 for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

13.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.12 Facsimile Signatures. Any signature page delivered pursuant to this Agreement, any Related Agreement or any other document delivered pursuant hereto via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

M-WAVE, INC., a Delaware corporation

By:	/S/ JOSEPH A. TUREK
Name:	Joseph A. Turek
Title:	President and Chief Operating Officer

OCEAN MERGER SUB, INC., a Delaware corporation

By:	/S/ JOSEPH A. TUREK
Name:	Joseph A. Turek
Title:	President and Chief Operating Officer

SUNFUELS, INC., a Colorado corporation

By:	/S/ JEFFREY R. PROBST
Name:	Jeffrey R. Probst
Title:	President and CEO

BLUE SUN BIODIESEL, LLC, a Colorado limited liability company

By:	/S/ JEFFREY R. PROBST
Name:	Jeffrey R. Probst
Title:	Manager

Signature Page to Agreement and Plan of Merger

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “First Amendment”) is entered into as of June 27, 2007 (the “Effective Date”), by and among M-Wave, Inc., a Delaware corporation (“Parent”), Ocean Merger Sub, Inc., a Delaware corporation (“Merger Sub”), SunFuels, Inc., a Colorado corporation (the “Company”), and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”).

PRELIMINARY STATEMENTS:

(1) WHEREAS, Parent, Merger Sub, the Company and Blue Sun entered into that certain Agreement and Plan of Merger, dated as of January 26, 2007 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

(2) WHEREAS, Parent, Merger Sub, the Company and Blue Sun agree to amend the Agreement to extend the deadlines set forth in Section 11 of the Agreement for consummation of the Mergers; and

(3) WHEREAS, the Board of Directors of each of Parent, the Company, and Merger Sub and the Board of Managers of Blue Sun have approved this First Amendment pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendments to Agreement. The Agreement is hereby amended as follows:

(a) By deleting the date “June 30, 2007” from Section 11.1(b) of the Agreement and replacing it with “December 31, 2007”.

(b) By deleting the date “June 30, 2007” from Section 11.1(f) of the Agreement and replacing it with “December 31, 2007”.

(c) By deleting the date “June 30, 2007” from 11.1(h) of the Agreement and replacing it with “December 31, 2007”.

2. Reference to and Effect on the Agreement.

(a) On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.

(b) Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

(c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

3. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

*        *        *

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date above written.

M-WAVE, INC., a Delaware corporation

By:	/S/ JIM MAYER
	Name:	Jim Mayer
	Title:	Interim CEO

OCEAN MERGER SUB, INC., a Delaware corporation

By:	/S/ JIM MAYER
	Name:	Jim Mayer
	Title:	President

SUNFUELS, INC., a Colorado corporation

By:	/S/ JEFFREY R. PROBST
Name:	Jeffrey R. Probst
Title:	President

BLUE SUN BIODIESEL, LLC, a Colorado limited liability company

By:	/S/ JEFFREY R. PROBST
Name:	Jeffrey R. Probst
Title:	President

SECOND AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of September 20, 2007 (the “Effective Date”), by and among M-Wave, Inc., a Delaware corporation (“Parent”), Ocean Merger Sub, Inc., a Delaware corporation (“Merger Sub”), SunFuels, Inc., a Colorado corporation (the “Company”), and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”).

RECITALS

WHEREAS, Parent, Merger Sub, the Company and Blue Sun entered into that certain Agreement and Plan of Merger, dated as of January 26, 2007 (as amended, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement; and

WHEREAS, Parent, Merger Sub, the Company and Blue Sun desire to amend the Agreement in order to fix the Company Exchange Ratio at 7.1217 and the Blue Sun Exchange Ratio at 6,935.7796.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendments to Section 1.1. The definition of “Blue Sun Exchange Ratio”, “Company Exchange Ratio” and “Parent Stockholder Approvals” in Section 1.1 of the Agreement are hereby amended by deleting the existing definitions thereof and replacing them with the following:

““Blue Sun Exchange Ratio” means 6,935.7796.”

““Company Exchange Ratio” means 7.1217.”

““Parent Stockholder Approvals” means the approval by the holders of the requisite number of shares of Parent Common Stock and Parent Preferred Stock of this Agreement and the transactions contemplated herein to the extent required to be approved by Parent stockholders by the DGCL, the rules and regulations of Nasdaq Capital Market, Parent’s Certificate of Incorporation, Bylaws and any other applicable Laws, which may include, without limitation, approval of (i) the adoption of an amendment to Parent’s Certificate of Incorporation to increase the authorized number of shares of Parent Preferred Stock to 100,000,000 shares, (ii) the adoption of the Certificate of Designations described herein, (iii) the issuance of the Merger Shares, (iv) a reverse stock split to take effect immediately after the Blue Sun Effective Time if necessary to cause Parent to satisfy the initial listing requirements of the Nasdaq Capital Market immediately after the Effective Time or as otherwise agreed to by the parties hereto, (v) the election of directors of Parent pursuant to Section 2.4(c) and (vi) the adoption of an amendment to Parent’s 2003 Stock Incentive Plan to authorize an additional 4,000,000 shares of Parent Common Stock for issuance thereunder (subject to adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction).””

2. Amendment to Section 4.1(c). Section 4.1(c) of the Agreement is hereby amended by deleting the last sentence thereof in its entirety.

3. Amendment to Section 4.2(c). Section 4.2(c) of the Agreement is hereby amended by deleting the last sentence thereof in its entirety.

4. Amendment to Exhibits. Exhibit B of the Agreement is hereby deleted in its entirety.

5. Amendment Regarding Fractional Shares. Notwithstanding anything to the contrary contained in the Agreement, including Sections 4.1(c), 4.2(c) and 4.5 thereof, if the conversion of a Person’s aggregate holdings of Company Common Stock, Company Preferred Stock or Blue Sun Units in the Company Merger or the Blue Sun Merger would result in the issuance of a fractional share of Parent Common Stock or Parent Preferred Stock, such Person shall, not be entitled to be paid cash in an amount equal to the value of such fractional share. Instead, the shares of Parent Common Stock issuable to such Person shall be aggregated and the shares of Parent Preferred Stock issuable to such Person shall be aggregated, and such aggregate number of shares of Parent Common Stock and Parent Preferred Stock issuable to such Person shall be rounded, up or down, to the nearest whole share.

6. Amendment to Section 13.1. Section 13.1 of the Agreement is hereby amended by deleting the existing text thereof and replacing it with the following:

“13.1. Expenses. Except as expressly provided in this Agreement, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby; provided that at the Closing the Company shall reimburse Parent for up to $200,000 of its out of pocket expenses incurred prior to July 1, 2007 in connection with the transactions contemplated by this Agreement.”

7. Representations and Warranties. Each of the parties hereto represents and warrants as follows:

(a) The execution, delivery and performance by such party of this Amendment and the performance by such party of the Agreement, as amended hereby, have been duly authorized by all necessary action, and such party has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Agreement, as amended hereby.

(b) Each of this Amendment and the Agreement, as amended hereby, is a legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

8. Reference to and Effect on the Agreement.

(a) On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

(b) Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date above written.

M-WAVE, INC., a Delaware corporation

By:	/S/ JIM MAYER
Name: Jim Mayer
Title: Interim CEO

OCEAN MERGER SUB, INC., a Delaware corporation

By:	/S/ JIM MAYER
	Name:	Jim Mayer
	Title:	President

SUNFUELS, INC., a Colorado corporation

By:	/S/ TODD M. KLEINMAN
Name:	Todd M. Kleinman
Title:	Vice President, General Counsel

BLUE SUN BIODIESEL, LLC, a Colorado limited liability company

By:	/S/ TODD M. KLEINMAN
Name:	Todd M. Kleinman
Title:	Vice President, General Counsel

THIRD AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of October __, 2007 (the “Effective Date”), by and among M-Wave, Inc., a Delaware corporation (“Parent”), Ocean Merger Sub, Inc., a Delaware corporation (“Merger Sub”), SunFuels, Inc., a Colorado corporation (the “Company”) and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”).

RECITALS

WHEREAS, Parent, Merger Sub, the Company and Blue Sun entered into that certain Agreement and Plan of Merger, dated as of January 26, 2007 (as amended, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

WHEREAS, Parent, Merger Sub, the Company and Blue Sun desire to amend the Agreement in order to provide holders of Blue Sun Units (other than the Company) with the opportunity to, immediately before the consummation of the Blue Sun Merger, contribute their Blue Sun Units to Parent in exchange for the identical number of Blue Sun Merger Shares that they would have received in the Blue Sun Merger (the “Contribution”);

WHEREAS, the Contribution would be offered to such holders of Blue Sun Units pursuant to the Registration Statement; and

WHEREAS, for Federal income tax purposes, (i) it is intended that the Contribution and the SunFuels Merger, taken together, shall qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended; (ii) it is intended that the SunFuels Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code; and (iii) the parties intend, by executing this Amendment, to adopt a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendment to the Agreement. Notwithstanding anything to the contrary contained in the Merger Agreement, the Registration Statement will provide that each holder of Blue Sun Units (other than the Company) will have the opportunity to contribute all of the Blue Sun Units held by each of them to Parent immediately before the consummation of the Blue Sun Merger in exchange for the identical number of Blue Sun Merger Shares that they would have received in the Blue Sun Merger pursuant to Section 4.2 of the Agreement. If each such holder of Blue Sun Units accepts this offer, then after the Contribution, 100% of the Blue Sun Units will be owned by SunFuels and Parent, all of which Blue Sun Units will be cancelled in the Blue Sun Merger and no capital stock of Parent, capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

2. Representations and Warranties of the Parties. Each of the parties hereto represents and warrants as follows:

(a) The execution, delivery and performance by such party of this Amendment and the performance by such party of the Agreement, as amended hereby, have been duly authorized by all necessary action, and such party has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Agreement, as amended hereby.

(b) Each of this Amendment and the Agreement, as amended hereby, is a legal, valid and binding obligation of such party, enforceable against such party if party thereto in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

3. Reference to and Effect on the Agreement.

(a) On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

(b) Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date above written.

M-WAVE, INC., a Delaware corporation

By:	/S/ JIM MAYER
Name:	Jim Mayer
Title:	Interim CEO

OCEAN MERGER SUB, INC., a Delaware corporation

By:	/S/ JIM MAYER
Name:	Jim Mayer
Title:	President

SUNFUELS, INC., a Colorado corporation

By:	/S/ TODD M. KLEINMAN
Name:	Todd M. Kleinman
Title:	Vice President, General Counsel

BLUE SUN BIODIESEL, LLC, a Colorado limited liability company

By:	/S/ TODD M. KLEINMAN
Name:	Todd M. Kleinman
Title:	Vice President, General Counsel

FOURTH AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of November 20, 2007 (the “Effective Date”), by and among M-Wave, Inc., a Delaware corporation (“Parent”), Ocean Merger Sub, Inc., a Delaware corporation (“Merger Sub”), SunFuels, Inc., a Colorado corporation (the “Company”) and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”).

RECITALS

WHEREAS, Parent, Merger Sub, the Company and Blue Sun entered into that certain Agreement and Plan of Merger, dated as of January 26, 2007 (as amended, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement; and

WHEREAS, Parent, Merger Sub, the Company and Blue Sun desire to amend the Agreement in order to eliminate the condition precedent set forth in Section 9.11 thereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendment to the Agreement. Section 9.11 of the Agreement is hereby deleted in its entirety.

2. Representations and Warranties of the Parties. Each of the parties hereto represents and warrants as follows:

(a) The execution, delivery and performance by such party of this Amendment and the performance by such party of the Agreement, as amended hereby, have been duly authorized by all necessary action, and such party has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Agreement, as amended hereby.

(b) Each of this Amendment and the Agreement, as amended hereby, is a legal, valid and binding obligation of such party, enforceable against such party if party thereto in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

3. Reference to and Effect on the Agreement.

(a) On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

(b) Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

[ Signature Pages Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date above written.

M-WAVE INC.,
a Delaware corporation

By:	/s/ Jim Mayer
Name: Jim Mayer
Title: Interim CEO

OCEAN MERGER SUB, INC.,
a Delaware corporation

By:	/s/ Jim Mayer
Name: Jim Mayer
Title: CEO

SUNFUELS, INC.,
a Colorado corporation

By:	/s/ Todd M. Kleinman
Name: Todd M. Kleinman
Title: Vice President, General Counsel

BLUE SUN BIODIESEL, LLC
a Colorado limited liability company

By:	/s/ Todd M. Kleinman
Name: Todd M. Kleinman
Title: Vice President, General Counsel

FIFTH AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This FIFTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Fifth Amendment”) is entered into as of December 3, 2007 (the “Effective Date”), by and among M-Wave, Inc., a Delaware corporation (“Parent”), Ocean Merger Sub, Inc., a Delaware corporation (“Merger Sub”), SunFuels, Inc., a Colorado corporation (the “Company”), and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”).

PRELIMINARY STATEMENTS:

(1) WHEREAS, Parent, Merger Sub, the Company and Blue Sun entered into that certain Agreement and Plan of Merger, dated as of January 26, 2007 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

(2) WHEREAS, Parent, Merger Sub, the Company and Blue Sun agree to amend the Agreement to extend the deadlines set forth in Section 11 of the Agreement for consummation of the Mergers; and

(3) WHEREAS, the Board of Directors of each of Parent, the Company, and Merger Sub and the Board of Managers of Blue Sun have approved this Fifth Amendment pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendments to Agreement. The Agreement is hereby amended as follows:

(a) By deleting the date “December 31, 2007” from Section 11.1(b) of the Agreement and replacing it with “January 31, 2008”.

(b) By deleting the date “December 31, 2007” from Section 11.1(f) of the Agreement and replacing it with “January 31, 2008”.

(c) By deleting the date “December 31, 2007” from 11.1(h) of the Agreement and replacing it with “January 31, 2008”.

2. Reference to and Effect on the Agreement.

(a) On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Fifth Amendment.

(b) Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

(c) The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

3. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Fifth Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

*        *        *

IN WITNESS WHEREOF, the undersigned have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date above written.

M-WAVE INC.,
a Delaware corporation

By:	/s/ Jim Mayer
Name: Jim Mayer
Title: Interim CEO

OCEAN MERGER SUB, INC.,
a Delaware corporation

By:	/s/ Jim Mayer
Name: Jim Mayer
Title: CEO

SUNFUELS, INC.,
a Colorado corporation

By:	/s/ Todd M. Kleinman
Name: Todd M. Kleinman
Title: Vice President, General Counsel

BLUE SUN BIODIESEL, LLC
a Colorado limited liability company

By:	/s/ Todd M. Kleinman
Name: Todd M. Kleinman
Title: Vice President, General Counsel

Annex B

CERTIFICATE OF DESIGNATIONS OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

M-WAVE, INC.

a Delaware corporation

The undersigned, Jim Mayer, does hereby certify that:

(i) He is the duly elected and acting Chief Executive Officer of M-WAVE Inc., a Delaware corporation (the “Corporation”).

(ii) Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board of Directors on January 22, 2007, adopted the following resolutions creating a series of its Preferred Stock designated as Series C Convertible Preferred Stock:

WHEREAS, the Corporation’s Articles of Incorporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any them.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

(a) Designation. The series of Preferred Stock is hereby designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”).

(b) Authorized Shares. The number of authorized shares constituting the Series C Preferred Stock shall be 11,304,858 shares of such series.

(c) Dividends. Until such date as the Registration Statement (as defined below) is declared effective, the Corporation shall pay on each outstanding share of Series C Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) out of funds legally available therefor a cumulative dividend (the “Dividend”), at an annual rate equal to the product of (i) $1.8956 per share (the “Series C Purchase Price”), multiplied by (ii) eight percent (8%). The Corporation shall pay the Dividend in cash or in additional shares of Series C Preferred Stock at the option of the Corporation. If the Corporation elects to pay such dividend in additional shares of Series C Preferred Stock, the value of each such share paid as a dividend shall be deemed to be the Series C Purchase Price. Such Dividends shall commence to accrue on the shares of Series C Preferred Stock and be cumulative from and after the original date of issuance of each particular share of the Series C Preferred Stock (the “Original Issuance Date”), and will accrue until paid whether or not the Board of Directors declares dividends. Such Dividends shall be paid pro rata among the holders of the Series C Preferred Stock. The Dividend shall be payable monthly in arrears on the last day of each month to the holders of record as of the first (1st) day of such month based upon the number of days during such month that the Series C Preferred Stock remained outstanding. The Dividend shall be calculated on the basis of a 360-day year. No dividends other than those payable solely in common stock of the Corporation, no par value, (the “Common Stock”) shall be paid on any Common Stock unless and until (i) the aforementioned Dividend is paid on each outstanding share of Series C Preferred Stock, and (ii) a dividend is paid with respect to all outstanding shares of Series C Preferred Stock in an amount equal to or greater that the aggregate amount of dividends which would be payable on each share of Series C Preferred Stock if, immediately prior to such dividend payment on Common Stock, it had been converted into Common Stock. The Corporation shall make no Distribution (as defined below) to the holders of shares of Common Stock except in accordance with this Section (c). “Distribution” means the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase of shares of the Corporation (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

(d) Liquidation Preference.

(i) Preference upon Liquidation, Dissolution or Winding Up. In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series C Preferred Stock shall be entitled to be paid, on a pro rata basis, first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to the greater of (A) an amount equal to the Series C Purchase Price per share of Series C Preferred Stock held (as adjusted for any stock splits, stock dividends or recapitalizations of the Series C Preferred Stock) and any declared but unpaid dividends on such share, or (B) the amount such holders would be entitled to receive had such holders converted such shares of Series C Preferred Stock into shares of Common Stock in accordance with paragraph (f) hereof immediately prior to such distribution (but disregarding for the purposes of the calculation of the number of shares of Common Stock into which such Series C Preferred Stock would be convertible the limitation set forth in paragraph (f)(i) hereof or any other limitation upon the number of shares of Common Stock which provides that a holder thereof may not beneficially own more than 9.99% of the Corporation’s then outstanding Common Stock), before any payment shall be made to the holders of the Common Stock, or any other series of Preferred Stock of the Corporation, whether issued prior to or subsequent to the Original Issuance Date, with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series C Preferred Stock shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to shareholders shall be distributed to the holders of Series C Preferred Stock, on a pro rata basis. Each holder of the Series C Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of outstanding shares of Series C Preferred Stock held by such holder bears to the total number of shares of Series C Preferred Stock then outstanding. Such payment shall constitute payment in full to the holders of the Series C Preferred Stock upon the liquidation, dissolution or winding up of the Corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series C Preferred Stock, so as to be available for such payment, such holders of Series C Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

(ii) Consolidation, Merger and Other Corporate Events. A (x) consolidation or merger of the Corporation (except into or with a subsidiary corporation or effected exclusively for the purpose of changing the domicile of the Corporation) or any reclassification of the stock of the Corporation (other than a change in par value or from no par to par, or from par to no par or as the result of an event described in subsections (iv) through (vii) of paragraph (f)), unless the Corporation’s stockholders of record as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration in respect of such transaction or otherwise), hold a majority of the voting power of the surviving or acquiring entity (or its parent corporation), or (y) a sale, lease, mortgage, pledge, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph (d) (a “Liquidation Event”). The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock. In no event shall the issuance in and of itself of any new classes of stock, whether senior, junior or on a parity with the Series C Preferred Stock, be deemed a “reclassification” under the terms hereof.

(iii) Distribution of Cash and Other Assets. In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to a distribution of cash and/or assets equal to the value of the liquidation preference stated in subsection (i) of this paragraph (d), which valuation shall be made solely by the Board of Directors, and provided that such Board of Directors was acting in good faith, shall be conclusive.

(iv) Distribution to Junior Security Holders. After the payment or distribution to the holders of the Series C Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding, or any other stock of the Corporation ranking as to assets upon liquidation, dissolution or winding up of the Corporation junior to the Series C Preferred Stock, shall be entitled to receive ratably all of the remaining assets of the Corporation.

(v) Preference; Priority. References to a stock that is “senior” to, on a “parity” with or “junior” to other stock as to liquidation shall refer, respectively, to rights of priority of one series or class of stock over another in the distribution of assets on any liquidation, dissolution or winding up of the Corporation. The Series C Preferred Stock shall be senior to the Common Stock of the Corporation, all other series of Preferred Stock of the Corporation and any other capital stock of the Corporation now or hereafter authorized, except as may be otherwise agreed in writing by holders of a majority of the then outstanding shares of Series C Preferred Stock.

(e) Voting Rights.

(i) The holder of each share of Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series C Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(ii) The Corporation shall not, without first obtaining the approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock:

(A) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock;

(B) increase or decrease the number of authorized shares of Series C Preferred Stock or the authorized shares of other capital stock of the Corporation;

(C) issue any additional shares of the Series C Preferred Stock (other than in accordance with this Certificate of Designation) to any person other than the purchasers pursuant to the Preferred Stock Subscription Agreement (as defined below);

(D) enter into any severance arrangement with, or pay any severance to, any employee of the Corporation;

(E) authorize, create or sell any securities of the Corporation which are senior to or on parity with the Series C Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt; or

(F) take or permit any action to be taken which allows any subsidiary of the Corporation to take any of the actions enumerated in this Section (e)(i).

(iii) For so long as twenty-five (25) percent or more of the shares of Preferred Stock issued pursuant to the Preferred Stock Subscription Agreement remain outstanding (as adjusted for the conversion of shares pursuant to the Merger (as defined below)), without first obtaining the approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock:

(A) take any action which involves the sale by the Corporation of a substantial portion of its assets, or any acquisition of the Corporation by any means, including without limitation any merger or other business combination of the Corporation with another entity;

(B) take any action which involves the acquisition of another entity, substantially all of the stock of another entity or substantially all of the assets of another entity;

(C) any declaration of any dividend or distribution, other than the Dividends contemplated hereby;

(D) any repurchase of Corporation capital stock other than pursuant to repurchase agreements between the Corporation and its employees, consultants or directors; and

(E) take or permit any action to be taken which allows any subsidiary of the Corporation to take any of the actions enumerated in this Section (e)(ii).

(f) Conversion Rights. The holders of Series C Preferred Stock will have the following conversion rights:

(i) Right to Convert. Subject to and in compliance with the provisions of this paragraph (f), any issued and outstanding shares of Series C Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, however, that the right to convert of any holder of Series C Preferred Stock who so elects in writing to the Corporation shall be limited such that such holder of Series C Preferred Stock may at any given time convert only up to that number of shares of Series C Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation’s Common Stock then outstanding.

(ii) Mandatory Conversion. Provided that (a) there is an effective Registration Statement (the “Registration Statement”) on file with the Securities and Exchange Commission (the “SEC”) registering the maximum number of shares of Common Stock to be issued upon conversion of the Series C Preferred Stock; (b) the Common Stock is listed on the NASDAQ Capital Market; (c) the closing price of the Common Stock for the twenty-five (25) preceding trading days is equal to or greater than 2.25 times the Conversion Price then in effect, and (d) the average daily dollar trading volume of the Common Stock for the twenty-five (25) preceding trading days is equal to or greater than $3,500,000, then the Corporation, at its option, may require any holder of Series C Preferred Stock to convert all, or a portion, of the then outstanding Series C Preferred Stock by delivery of written notice. The conversion shall be made within five (5) trading days after receipt of the notice. Notwithstanding the foregoing, any conversion by a holder of Series C Preferred Stock into Common Stock shall be limited, for each and any holder who so elects in writing to the Corporation, such that the beneficial ownership of such holder and its affiliates of Common Stock acquired from the Corporation (excluding shares of Common Stock issuable upon the conversion of the Series C Preferred Stock and the exercise of warrants which have not yet been converted or exercised) shall in the aggregate not exceed 9.99% of the total Common Stock then outstanding. In the event that the Corporation provides notice of the mandatory conversion of the then outstanding Series C Preferred Stock which is limited by the immediately preceding sentence, the provisions of Section (c) hereof with respect to dividends, Section (d) hereof with respect to liquidation preference of the Series C Preferred Stock, Sections

(e)(i) and (e)(ii) with respect to voting rights and Section (f)(ix) with respect to adjustments for issuances of additional stock hereof, shall each expire as of the effectiveness of such mandatory conversion.

(iii) Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series C Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series C Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, which such certificate or certificates shall bear such legends as are usual and customary to indicate any restrictions on transfer thereof, if applicable. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(iv) Conversion Price. The number of shares into which one share of Series C Preferred Stock shall be convertible shall be determined by dividing the Series C Purchase Price by the then existing Conversion Price (as set forth below), which shall be subject to adjustment from time to time in certain instances, as provided below in this paragraph (f). The “Conversion Price” per share for the Series C Preferred Stock shall be equal to $1.8956 per share. If an Event of Default (as defined in Section (h) hereof) occurs, the Conversion Price shall be reduced as set forth in Section (h) hereof.

(v) Adjustment for Stock Splits and Combinations. If at any time, or from time to time after the Original Issuance Date, the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If at any time, or from time to time after the Original Issuance Date, the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(vi) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series C Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series C Preferred Stock then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series C Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter, the Conversion Price for the Series C Preferred Stock shall be adjusted pursuant to this paragraph (f)(v) as of the time of actual payment of such dividends or distributions.

(vii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (f) with respect to the rights of the holders of the Series C Preferred Stock.

(viii) Adjustment for Reclassification Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (f)), then and in each such event the Holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(ix) Adjustment for Issuances of Additional Stock. In the event the Corporation at any time, or from time to time after the Original Issuance Date, shall issue or sell any shares of Common Stock (including shares of Common Stock deemed to have been issued pursuant to Section (f)(x) below) after the Original Issuance Date (the “Additional Stock”), then and in each such event the Conversion Price for the Series C Preferred Stock then in effect shall be decreased as of the time of such issuance by multiplying the Conversion Price for such Series C Preferred Stock then in effect by a fraction:

(A) the numerator of which shall be the sum of (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus (ii) all shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to the issuance of such Additional Stock, without giving effect to any adjustments to the conversion price of any such series of Preferred Stock as a result of the issuance of such Additional Stock (including shares of Common Stock deemed issued pursuant to Section (f)(x) below) (the sum of the amounts in clauses (i) and (ii) of this paragraph being the “Outstanding Common”) plus (iii) the number of shares of Common Stock given by the quotient of (x) the aggregate consideration received by the Corporation for such Additional Stock divided by (y) the Conversion Price in effect immediately prior to the adjustment contemplated hereby, and

(B) the denominator of which shall be the total number of shares of Outstanding Common plus the number of shares of such Additional Stock;

No adjustment to the Conversion Price shall be made pursuant to this Section (f)(ix) on account of any issuance of Additional Stock unless the consideration per share of Additional Stock issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue. In case at any time any shares of Additional Stock shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. In case at any time any shares of Additional Stock shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors. In case at any time any shares of Additional Stock shall be issued in connection with any merger of another corporation into the Corporation, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors after deducting therefrom all cash and other consideration (if any) paid by the Corporation in connection with such merger.

The term “Additional Stock” shall not include the following issuances of shares of Common Stock (including shares of Common Stock deemed to have been issued pursuant to Section (f)(x) below):

i.	to employees and directors pursuant to plans or agreements approved by the Board of Directors and, where required, the shareholders of the Corporation, including, without limitation, the Corporation’s 2003 Stock Incentive Plan; provided that the total number of such shares so issuable, when combined with the number of shares issued after January 25, 2007 pursuant to SunFuels, Inc.’s 2005 Stock Option Plan (as adjusted for the conversion of shares pursuant to the Merger (as defined below)), does not exceed 1,167,423;

ii.	issuable upon the conversion or exercise of convertible or exercisable securities outstanding (whether as a security of the Corporation or as a security of SunFuels, Inc.) on January 25, 2007;

iii.	issuable upon exercise of the warrants issued to certain purchasers pursuant to the Preferred Stock Subscription Agreement;

iv.	issuable to consultants, advisors, or service providers, or to lenders, financial institutions, equipment lessors, or real estate lessors to the Corporation in connection with bona fide borrowing or leasing transactions approved by the Board of Directors; provided that the total number of such shares so issuable, when combined with the number of shares so issued after January 25, 2007 but prior to the Merger (as defined below) (as adjusted for the conversion of shares pursuant to the Merger), does not exceed 1,813,150;

v.	issuable upon exercise of the options granted pursuant to the Corporation’s 2003 Stock Incentive Plan or pursuant to SunFuels, Inc.’s 2005 Stock Option Plan (as they may be converted in the Merger) on or prior to January 25, 2007; and

vi.	issued or deemed issued pursuant to Section f(x) below as a result of a decrease in the Conversion Price from the operation of this Section f(ix).

(x) Deemed Issuances of Common Stock. In the case of the issuance after the Original Issuance Date of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock, including, without limitation, any bonds, debentures, notes or other evidences of indebtedness, and any warrants, shares or any other securities convertible into, exercisable for, or exchangeable for Common Stock (“Convertible Securities”), the following provisions shall apply for all purposes of Section (f)(ix) and this Section (f)(x):

(A) In case at any time the Corporation shall grant any rights to subscribe for, or any rights or options to purchase, Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.

(B) In case at any time the Corporation shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this paragraph (f)(x), no further adjustment of the conversion price shall be made by reason of such issue or sale.

(C) In the event of any change in the number of shares of Common Stock deliverable upon conversion, exchange or exercise of any Convertible Securities including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price for the Series C Preferred Stock, to the extent in any way affected by or computed using such Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the conversion, exchange or exercise of such Convertible Securities.

(D) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Convertible Securities, the Conversion Price for the Series C Preferred Stock, to the extent in any way affected by or computed using such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Convertible Securities.

(E) The number of shares of Common Stock deemed issued pursuant to Sections (f)(x)(A) or (f)(x)(B) shall be appropriately adjusted to reflect any change, termination and expiration of the type described in Section (f)(x)(C) or Section (f)(x)(D).

(xi) No Increased Conversion Price. Notwithstanding any other provisions of Section (f)(ix) or Section (f)(x), except to the limited extent provided for in Sections (f)(x)(C) and Section (f)(x)(D), no adjustment of the Conversion Price pursuant to Section (f)(ix) or Section (f)(x) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(xii) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (f)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of such Series C Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (f) with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph (f) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(xiii) No Dilution or Impairment. The Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, without the approval of a majority of the then outstanding Series C Preferred Stock

(xiv) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(xv) Notices of Record Date. In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Preferred Stock at least 10 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares, of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(xvi) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

(xvii) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(xviii) Notices. Any notice required by the provisions of this paragraph (f) to be given to the holders of shares of Series C Preferred Stock shall be deemed given (A) if deposited in the United States mail, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

(xix) Payment of Taxes. The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock.

(g) No Reissuance of Preferred Stock. Any shares of Series C Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series C Preferred Stock that the Corporation shall be authorized to issue. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(h) Events of Default. An Event of Default shall include the commencement by the Corporation of a voluntary case or proceeding under applicable U.S. bankruptcy law or the Corporation’s failure to: (i) file the Registration Statement with the SEC by the date that is sixty (60) days from the closing of the merger contemplated by that certain Preferred Stock Subscription Agreement, dated January 26, 2007 (the “Preferred Stock Subscription Agreement”), by and between the Corporation and the purchasers named therein (such merger being referred to herein as the “Merger”); (ii) use commercially reasonable efforts to have the Registration Statement declared effective by the SEC within 120 days after filing; (iii) use best efforts to maintain the effectiveness after it is declared effective; (iv) after the closing of the Merger, maintain the listing of the Common Stock on the NASDAQ Capital Market; (v) discharge or stay a bankruptcy proceeding within sixty (60) days of such action being taken against the Corporation; or (vi) make any payment with respect to the Series C Preferred Stock within five (5) days of the due date. If an Event of Default occurs, the price at which the Series C Preferred Stock may be converted into shares of Common Stock shall be reduced to 75% of the Conversion Price. Notwithstanding the foregoing, nothing contained herein shall be deemed to limit the rights and remedies available to holders of the Series C Preferred Stock in the event of an Event of Default.

(i) Severability. If any right, preference or limitation of the Series C Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations on [                ], 2007, and hereby certify under penalties of perjury that this Certificate of Designations is the act and deed of the Corporation, and that the statements therein are true.

Jim Mayer, Chief Executive Officer

Annex C

AMENDMENT TO THE

M-WAVE, INC.

2003 STOCK INCENTIVE PLAN

                , 2007

1. Purpose of Amendment. The purpose of this Amendment (this “Amendment”) to the M-Wave, Inc. 2003 Stock Incentive Plan (the “Plan”) is to increase the number of shares available for issuance under the Plan.

2. Amendment to Section 3. The Plan is hereby amended by deleting the first sentence of Section 3 thereof and replacing said sentence with the following:

“The number of shares of common stock, par value of $.005, of the Company (“Stock”) for which Awards may be granted under the Plan shall not exceed, at any date, 6,000,000 shares.”

3. Miscellaneous.

(a) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, and construed in accordance therewith without giving effect to principles of conflicts of law.

(b) Entire Instrument. This Amendment, together with the Plan, shall be read together as one instrument. Except as expressly amended pursuant to this Amendment, the Plan shall remain in full force and effect.

(c) Titles and Subtitles; Construction. The titles of the Section of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

*        *        *

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Annex D

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

M-WAVE, INC.

Pursuant to the Delaware General Corporation Law Section 242, M-Wave, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

That the board of directors, and stockholders of the Corporation holding a majority in interest of the outstanding shares of common stock of the Corporation, approved the following amendments to the Corporation’s Certificate of Incorporation:

Section 4 of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“4. Authorized Capital.

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Three-Hundred Million (300,000,000) shares, consisting of:

(1) One-Hundred Million (100,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock”); and

(2) Two-Hundred Million (200,000,000) shares of common stock, par value $.005 per share (“Common Stock”).”

IN WITNESS WHEREOF, the undersigned, being the                              of the Corporation, has duly executed this Certificate of Amendment as of [                ], 2007.

M-WAVE, INC.

By:

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Annex E

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

M-WAVE, INC.

Pursuant to the Delaware General Corporation Law Section 242, M-Wave, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

That the board of directors, and stockholders of the Corporation holding a majority in interest of the outstanding shares of common stock of the Corporation, approved the following amendments to the Corporation’s Certificate of Incorporation:

Section 4 of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“4. Authorized Capital.

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Three-Hundred Million (300,000,000) shares, consisting of:

(1) One-Hundred Million (100,000,000) shares of preferred stock, par value $.01 per share (“Preferred Stock”); and

(2) Two-Hundred Million (200,000,000) shares of common stock, par value $.005 per share (“Common Stock”).

Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the certificate of incorporation containing this sentence each four (4) shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No stockholders will receive cash in lieu of fractional shares.”

IN WITNESS WHEREOF, the undersigned, being the                      of the Corporation, has duly executed this Certificate of Amendment as of [                ], 2007.

M-WAVE, INC.

By:

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Annex F

Sections 7-113-101 through 7-113-302 of the Colorado Business Corporations Act

COLORADO STATUTES GOVERNING DISSENTERS’ RIGHTS

ARTICLE 113

OF THE COLORADO BUSINESS CORPORATION ACT

DISSENTERS’ RIGHTS

Part 1—Right of Dissent—Payment for Shares

7-113-101. Definitions.

For purposes of this article:

(1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) “Shareholder” means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

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(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(e) Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

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(2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

Part 2 – Procedure for Exercise of Dissenters’ Rights

7-113-201. Notice of dissenters’ rights.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

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(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203. Dissenters’ notice.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment.

(1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder’s certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares.

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

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(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment.

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e) A copy of this article.

7-113-207. Failure to take action.

(1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

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7-113-209. Procedure if dissenter is dissatisfied with payment or offer.

(1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

Part 3—Judicial Appraisal of Shares

7-113-301. Court action.

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

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7-113-302. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited

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EXECUTION COPY

Annex G

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of July 20, 2007, by and among M-Wave International, LLC, an Illinois limited liability company (“Purchaser”), M-Wave, Inc., a Delaware corporation (“Seller”), Joseph Turek (“Turek”) and Robert Duke (“Duke”), individual residents of the State of Illinois. Certain capitalized terms used herein are defined in Article I.

RECITAL

WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell to Purchaser all of the Acquired Assets (as defined below), and Purchaser wishes to assume all of the Assumed Obligations (as defined below), all upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. The following terms shall have the corresponding meanings for the purposes of this Agreement:

“Acquired Assets” has the meaning provided in Section 2.3.

“Adverse Recommendation Change” has the meaning set forth in Section 5.3(d).

“Agreement” has the meaning set forth in the Preamble.

“Assumed Obligations” has the meaning provided in Section 2.6.

“Bankruptcy Code” has the meaning provided in Section 5.9.

“Board” means the Board of Directors of Seller.

“Business” means Seller’s existing business, which for the avoidance of doubt does not include the business of SunFuels, Inc. or Blue Sun Biodiesel, L.L.C.

“Closing” has the meaning set forth in Section 6.1.

“Closing Balance Sheet” means a balance sheet of Seller (including any notes thereto) as at the close of business on a date not more than three days prior to the Closing Date, prepared in accordance with GAAP consistently applied.

“Closing Date” has the meaning set forth in Section 6.1.

“Common Stock” means the common stock, par value $0.005 per share of Seller.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement.

“Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, which is intended or purports to be binding and enforceable.

“Customer Deposits” has the meaning set forth in Section 2.3(h).

“Duke” has the meaning provided in the Preamble.

“Employees” means all current employees of Seller and any independent contractors who regularly perform services for Seller as of the Closing Date.

“Excluded Assets” has the meaning provided in Section 2.5.

“Excluded Contracts” means the Contracts listed on Schedule 1.1.

“Excluded Obligations” has the meaning provided in Section 2.7.

“Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, or encumbrance.

“No-Shop Period Start Date” has the meaning set forth in Section 5.3.

“Notice Period” has the meaning set forth in Section 5.3(e)(i)(1).

“Permits” has the meaning set forth in Section 5.2.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity or Governmental Authority.

“Premises” means the premises located at 11533 Franklin Avenue, Franklin Park, IL 60131.

“Proxy Statement” means the proxy statement of Seller relating to the SunFuels Mergers.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Indemnified Persons” has the meaning provided in Section 5.6(b).

“Related Agreements” means the following documents, each of which are dated as of the Closing Date: (i) the Bill of Sale by Seller in favor of Purchaser relating to the transfer of assets, (ii) the Assignment and

Assumption Agreement between Seller and Purchaser, (iii) the Assignment of Patents between Seller and Purchaser, (iv) the Assignment of Uniform Resource Locators (“URLs”) between Seller and Purchaser, (v) the Assignment of the “M-Wave” trademark, (vi) an assignment of the name “M-Wave” that will enable Purchaser to use such name in the State of Illinois as its limited liability company name in a form reasonably acceptable to Purchaser and (vii) the Application for Withdrawal and Final Report of Seller (IL Form BCA 13.45).

“Required Consents” has the meaning set forth in Section 7.3.

“SEC” means the Securities and Exchange Commission.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnified Persons” has the meaning provided in Section 5.6(a).

“Seller Recommendation” shall have the meaning set forth in Section 5.4.

“Seller Representatives” has the meaning set forth in Section 5.3.

“Seller Stockholder Approval” has the meaning set forth in Section 5.4.

“Seller Stockholder Meeting” has the meaning set forth in Section 5.4.

“Shares” has the meaning set forth in Section 2.1.

“SunFuels Mergers” means the merger of SunFuels, Inc. into Ocean Merger Sub, Inc. and the merger of Blue Sun Biodiesel, L.L.C. into SunFuels, Inc.

“Superior Proposal” means any Takeover Proposal that, on its terms, the Board or any committee thereof determines in its good faith judgment would, if consummated, be more favorable to Seller or Seller’s stockholders from a financial point of view than the Contemplated Transactions (x) after taking into account the likelihood and timing of consummation (as compared to the Contemplated Transactions) and (y) after taking into account all material legal, financial (including the financing terms of any such Takeover Proposal), regulatory or other aspects of such Takeover Proposal.

“Takeover Proposal” means any proposal or offer, on its most recently amended and modified terms, from any Person or group of Persons (other than Purchaser and its affiliates) relating to any direct or indirect acquisition or purchase of all or substantially all of the equity securities or consolidated assets of Seller and its subsidiaries. For the avoidance of doubt, no discussions held or actions taken with respect to the SunFuels Mergers or any transactions related thereto shall constitute a Takeover Proposal.

“Termination Fee” means $30,000.

“Transaction Documents” has the meaning provided in Section 5.9.

“Turek” has the meaning provided in the Preamble.

“Working Capital” means the current assets of Seller, other than Excluded Assets, less the current liabilities of Seller, other than Excluded Obligations.

“Working Capital Excess” means the amount, if any, by which (x) the total Working Capital as derived from the Closing Balance Sheet is greater than (y) $770,000.

1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. References to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms “hereunder”, “hereof”, “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement.

ARTICLE II

PURCHASE AND SALE

2.1 Payment of Consideration. On the Closing Date, in consideration for the purchase and sale of the Acquired Assets and the assumption of the Assumed Obligations, Purchaser and Turek, jointly and severally, agree to deliver to Seller the following (collectively, the “Shares”): 300,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or similar transaction) plus a number of shares of Common Stock, rounded to the nearest whole share, equal to the result of (i) any Working Capital Excess divided by (ii) $3.00 (subject to adjustment for any stock split, reverse stock split, stock dividend or similar transaction).

2.2 Closing Balance Sheet. At least two Business Days prior to the Closing Date, Seller shall deliver to Purchaser the Closing Balance Sheet and a certificate of Seller’s chief financial officer setting forth any Working Capital Excess.

2.3 Acquired Assets. At the Closing, upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser hereby agrees to acquire and take assignment and delivery from Seller all of the assets owned by Seller (wherever located), except for those assets specifically excluded pursuant to Section 2.5 (all of the assets sold, transferred, assigned, conveyed and delivered to Purchaser hereunder are referred to collectively herein as the “Acquired Assets”). The Acquired Assets include, but are not limited to, all of Seller’s right, title and interest in and to the following:

(a) All equipment, computers, furniture, fixtures, samples, marketing materials and all other items of tangible personal property, of every kind and description, used in the operation of or relating to the Business or currently located on the Premises;

(b) All inventories wherever located, including all raw materials, work in process and finished goods inventories, and supplies and packaging used in the operation of the Business;

(c) Any and all accounts receivable, trade receivables, prepaid assets such as insurance and other receivables;

(d) All documents, records and files, whether in tangible or electronic format;

(e) All intangible property used in or relating to the Business, the Acquired Assets or used on or related to the Premises, including without limitation: all trademarks, service marks, whether registered or existing at common law, trade names, trade dress, logos, slogans, other indicia of origin and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, reexaminations and applications for any of the foregoing); copyrights, whether registered or existing at common law (including any registrations and applications for any of the foregoing); editorial content; Internet domain names (including any registrations, reservations and applications for any of the foregoing), URLs and the corresponding Internet sites, including without limitation mwav.com; software; “mask works” (as defined under 17 USC § 901) and any registrations and applications for “mask works”; and trade secrets and proprietary information or material of any type not otherwise listed in this Section 2.3(e), including without limitation, inventions (whether or not patentable or reduced to practice), technical data, customer lists, corporate and business names, trade names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, software programs, databases, data collections and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; all Contracts relating to the foregoing intellectual property used by or related to the Business, including those items set forth on Schedule 2.3(e);

(f) Goodwill, causes of action, rights in actions and other similar claims;

(g) All telephone and fax numbers used in Seller’s Business or at the Premises;

(h) Any cash customer deposit for a purchase order, where such cash has not already been used to fulfill such purchase order as of the Closing Date, as reasonably determined by Seller (“Customer Deposits”); and

(i) All other assets of Seller (except for Excluded Assets and those assets previously described in this Section 2.3), including prepaid expenses and lease, utility and similar deposits of Seller and any and all deposits, prepayments, guaranties, letters of credit and other security held by Seller.

2.4 Assignment of Contracts, Leases and Other Assets. At the Closing, Seller hereby agrees to assign and transfer to Purchaser all of Seller’s right, title and interest in and to, and Purchaser hereby agrees to take assignment of, the following (and all of the following shall be deemed included in the term “Acquired Assets” as used herein).

(a) All trade payables and accrued expenses;

(b) All customer orders;

(c) The Premises Lease and all other Contracts (other than the Excluded Contracts), including those items set forth on Schedule 2.4(c); and

(d) To the extent assignable, all Permits necessary to operate the Business and the Premises.

2.5 Excluded Assets. The following assets of Seller shall be retained by Seller and are not being contributed or assigned to Purchaser hereunder (all of the following are referred to collectively as the “Excluded Assets”):

(a) Cash and cash equivalents, other than Customer Deposits;

(b) All corporate books and records, including stock ledgers and corporate minute books;

(c) All accounting and tax information and records, including all tax returns; provided, that Purchaser shall be entitled to receive a copy of Seller’s accounting and tax records upon written request and shall be entitled to access during normal business hours to the originals of such records upon written request;

(d) The Excluded Contracts;

(e) All shares of stock of Ocean Merger Sub, Inc.; and

(f) All assets and rights related to the SunFuels Mergers.

2.6 Assumed Obligations. At the Closing, Purchaser hereby agrees to assume and to pay, perform, fulfill and discharge, all debts, claims, obligations and liabilities of Seller, whether accrued or unaccrued, absolute or contingent, other than the Excluded Obligations (the “Assumed Obligations”). The Assumed Obligations include all debts, claims, obligations and liabilities of Seller, whether accrued or unaccrued, absolute or contingent, relating to or arising out of (i) the violation of any environmental law or the handling, use or storage of any hazardous substance, toxic substance or pollutant, (ii) the violation of any employment law or any other employment matter, including any claim for compensation or severance and (iii) any product warranty made by Seller.

2.7 No Other Liabilities Assumed. Anything in this Agreement to the contrary notwithstanding, Purchaser shall not assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of the following obligations (the “Excluded Obligations”):

(a) All costs, expenses, liabilities and obligations under any Excluded Contract;

(b) All costs, expenses, liabilities and obligations related to the SunFuels Mergers;

(c) All costs, expenses, liabilities and obligations of Seller related to the Contemplated Transactions, including the fees of B. Riley & Co.;

(d) All liabilities and obligations relating to any violation or any alleged violation of state or federal securities laws;

(e) Any severance liabilities relating to the termination of employment of Seller’s employees; and

(f) Accrued payroll expenses for Seller’s employees (“Accrued Payroll”); provided that Accrued Payroll shall not be an Excluded Liability to the extent Seller’s liabilities exceed its assets, as determined in accordance with generally accepted accounting principles, after the consummation of the Contemplated Transactions but ignoring the effect of the SunFuels Mergers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

3.1 Due Incorporation. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.

3.2 Due Authorization. Seller has the full power and authority to enter into this Agreement and to consummate the Contemplated Transactions. Seller has duly and validly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

3.3 Consents and Approvals; No Conflicts, etc.

(a) Except for the consents set forth on Schedule 3.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of the Contemplated Transactions.

(b) Except as set forth on Schedule 3.3, the execution, delivery and performance by Seller of this Agreement do not and will not (i) violate any Law applicable to Seller or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Seller under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Seller is a party or by which any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or indebtedness secured by any of the assets or properties of Seller; or (iv) violate or conflict with any provision of the Charter or Bylaws of Seller.

3.4 Brokers. Except for B. Riley & Co., Seller has not used a broker or finder in connection with the Contemplated Transactions and neither Purchaser nor any affiliate of Purchaser has or will have any liability or otherwise suffer or incur any damage as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by Seller in connection with any of the Contemplated Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser, Turek and Duke, jointly and severally, represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows, except that Duke is not making the representations and warranties in Section 4.7:

4.1 Due Incorporation. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Illinois, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.

4.2 Due Authorization. Purchaser has full power and authority to enter into this Agreement and to consummate the Contemplated Transactions. The execution, delivery and performance by Purchaser of this Agreement have been duly and validly approved by the members of Purchaser and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement and the Contemplated Transactions. Purchaser, Turek and Duke have duly and validly executed and delivered this Agreement. This Agreement constitutes legal, valid and binding obligations of Purchaser, Turek and Duke, and upon the execution and delivery of the Related Agreements by Purchaser, the Related Agreements will constitute, legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

4.3 Consents and Approvals; No Conflicts, etc.

(a) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Purchaser, Turek or Duke of this Agreement and the consummation of the Contemplated Transactions.

(b) The execution, delivery and performance by Purchaser, Turek or Duke of this Agreement do not and will not (i) violate any Law applicable to Purchaser or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Purchaser, Turek or Duke under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Purchaser, Turek or Duke is a party or by which Purchaser, Turek or Duke or any of their respective assets or properties are bound; or (iii) violate or conflict with any provision of Purchaser’s Articles of Organization or Limited Liability Company Agreement.

4.4 Brokers. Neither Purchaser, Turek nor Duke have used a broker or finder in connection with the Contemplated Transactions and neither Seller nor any affiliate of any Seller has or will have any liability or otherwise suffer or incur any Damage as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by Purchaser, Turek or Duke in connection with any of the Contemplated Transactions.

4.5 MWAV Ticker Symbol. Purchaser acknowledges that, while Seller’s name will be changed upon the effective time of the SunFuels Mergers, Seller’s common stock will continue to trade on the Nasdaq Stock

Market or other electronic quotation system under the ticker symbol “MWAV” or a similar symbol until such symbol can be changed in accordance with Nasdaq or other applicable administrative procedures. Seller will use its commercially reasonable efforts to change its ticker symbol to a different ticker symbol as promptly as possible.

4.6 Limitation of Liability. Purchaser, Turek and Duke each acknowledges that, except as expressly set forth in this Agreement, neither Seller nor any of its representatives or affiliates makes or has made any representations or warranties, express or implied, in connection with the Contemplated Transactions. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, (i) the Acquired Assets shall be transferred to Purchaser pursuant to this Agreement in their present condition, “AS IS”, with all faults, and without any warranty, express or implied; and (ii) no patent or latent physical or other condition or defect in any of the Acquired Assets or the Business, whether or not now known or discovered, or the existence or occurrence of any obligation or liability, whether absolute, contingent, accrued or unaccrued, shall affect the rights of either party hereunder.

4.7 Ownership of the Shares. Turek is the owner of the Shares, free and clear of any and all Liens. Turek will deliver the Shares to Seller on behalf of Purchaser. To Turek’s knowledge, all of the Shares (i) are validly issued, fully paid and nonassessable and (ii) are, and when issued were, free of preemptive rights. There are no outstanding contractual obligations of Turek or any of his affiliates that relates to the purchase, sale, acquisition, transfer, disposition, holding or voting of any of the Shares. The instruments of transfer delivered by Turek to Seller at the Closing will be sufficient to transfer Turek’s entire interest, legal and beneficial, in all of the Shares. Turek has, and on the Closing Date will have, full power and authority to convey good and marketable title to all of the Shares, and upon transfer to Seller of the Shares, Seller will receive good and marketable title to the Shares, free and clear of all Liens.

ARTICLE V

COVENANTS

5.1 Implementing Agreement. Subject to the terms and conditions hereof, Seller, Turek, Duke and Purchaser shall take all action required of it to fulfill their respective obligations under the terms of this Agreement and shall otherwise use their commercially reasonable efforts to facilitate the consummation of the Contemplated Transactions. Except as otherwise expressly permitted hereby, Seller, Turek, Duke and Purchaser agree that they will not take any action that would have the effect of preventing or impairing the performance of their obligations under this Agreement.

5.2 Consents and Approvals. Seller, Turek, Duke and Purchaser shall each use its commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by them of this Agreement and the consummation of the Contemplated Transactions; provided that no contact will be made by Seller, Turek or Duke (or any representative of Seller, Turek or Duke) with any third party to obtain any such consent or approval except in accordance with a plan previously agreed to by Purchaser. Seller shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Seller or any of its affiliates pursuant to any applicable Law or Contract in connection with this Agreement and the Contemplated Transactions, including expedited submission of all materials required by any Governmental Authority in connection with such filings. Seller shall use its commercially reasonable efforts to obtain all required consents and approvals (if any) to assign and transfer Seller’s licenses and permits (“Permits”) to Purchaser at Closing if such transfer is required by applicable law, and, to the extent that one or more of the Permits are not transferable, to obtain replacements therefor. If certain Permits are not transferable or replacements therefor are not obtainable on or before the Closing, but such Permits are transferable or replacements therefor are obtainable after the Closing, Seller shall continue to use such efforts in cooperation with Purchaser after the Closing as may be required to obtain all required consents and approvals to transfer, or obtain replacements for, such Permits after Closing.

5.3 Solicitation; Change in Recommendation.

(a) During the period beginning on the date of this Agreement and continuing until 12:01 a.m. (Chicago time) on the 51st day following the date of this Agreement (the “No-Shop Period Start Date”), Seller and its subsidiaries and their respective officers, directors, employees, agents, advisors and other representatives (such Persons, together with the subsidiaries of Seller, collectively, the “Seller Representatives”) shall have the right to: (i) initiate, solicit, facilitate and encourage Takeover Proposals, including by way of providing access to non-public information to any other Person or group of Persons and (ii) enter into and maintain or continue discussions or negotiations with respect to Takeover Proposals or otherwise cooperate with or assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations regarding a Takeover Proposal.

(b) Except as permitted by this Section 5.3 Seller and its subsidiaries and their respective directors and officers shall, and Seller shall use its commercially reasonable efforts to cause the other Seller Representatives, to (i) on the No-Shop Period Start Date, immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal; and (ii) from the No-Shop Period Start Date until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article IX, not (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information other than in the ordinary course of business) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, a Takeover Proposal or (B) engage in, continue or otherwise participate in any discussions or negotiations regarding a Takeover Proposal.

(c) Notwithstanding anything to the contrary contained in Section 5.3(b), if, at any time on or after the No-Shop Period Start Date and prior to obtaining the Seller Stockholder Approval, Seller or any of the Seller Representatives receives a written Takeover Proposal by any Person or group of Persons, which Takeover Proposal was made on or after the No-Shop Period Start Date, (i) Seller and the Seller Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (ii) if the Board or any committee thereof determines in good faith (A) after consultation with its investment bankers, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (B) after consultation with outside legal counsel, that failure to take such action could be inconsistent with its fiduciary duties under applicable law, Seller and the Seller Representatives may (x) furnish information (including non-public information) with respect to Seller and its subsidiaries to the Person or group of Persons who has made such Takeover Proposal and (y) engage in or otherwise participate in discussions and negotiations regarding such Takeover Proposal. From and after the No-Shop Period Start Date, Seller shall promptly advise Purchaser of the receipt by Seller of any Takeover Proposal made on or after the No-Shop Period Start Date or any request for non-public information made by any Person or group of Persons that has informed Seller it is considering making a Takeover Proposal or any request for discussions or negotiations with Seller or the Seller Representatives relating to a Takeover Proposal, and Seller shall provide to Purchaser, at Seller’s option, either (i) a copy of any such Takeover Proposal made in writing provided to Seller or any of its subsidiaries (which, at the option of Seller, may be redacted to remove the identity of the Person or group of Persons making the Takeover Proposal) or (ii) a written summary of the material terms of such Takeover Proposal (it being understood that such material terms do not have to include the identity of the Person or group of Persons making the Takeover Proposal). Following the No-Shop Period Start Date, Seller shall keep Purchaser informed on a prompt basis of any material change to the terms and conditions of any Takeover Proposal.

(d) Except as set forth in this Section 5.3, neither the Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Purchaser, the Seller Recommendation; (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any of the actions referred to in the foregoing clauses (i) and (ii), whether taken by the Board or a committee thereof, an “Adverse Recommendation Change”); or (iii) cause or allow Seller or any of its subsidiaries to enter into any letter of intent, acquisition agreement or any similar agreement or understanding (other than a confidentiality agreement) to implement a Takeover Proposal.

(e) (i) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Seller Stockholder Approval, if Seller has received a Takeover Proposal that has not been withdrawn or abandoned and that the Board or any committee thereof concludes in good faith constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Purchaser pursuant to clause (2) below, if applicable, the Board or any committee thereof may (x) make an Adverse Recommendation Change and/or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal if the Board or any committee thereof determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, however, if the Adverse Recommendation Change pursuant to the foregoing clause (x) and/or termination of this Agreement pursuant to the foregoing clause (y) is to be effected, in either case, as the result of receipt by Seller of a Superior Proposal, then the Board or a committee thereof may not effect an Adverse Recommendation Change pursuant to the foregoing clause (x) and/or terminate this Agreement pursuant to the foregoing clause (y) unless:

(1) Seller shall have provided prior written notice to Purchaser, at least five calendar days in advance (the “Notice Period”), of its intention to effect an Adverse Recommendation Change in response to such Superior Proposal and/or to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (it being understood that such material terms and conditions do not have to include the identity of the Person or group of Persons making the Superior Proposal), and contemporaneously with providing such notice shall have provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents (provided that such copies of such agreements and other material documents, may exclude the identity of the Person or group of Persons making the Superior Proposal); and

(2) prior to effecting such Adverse Recommendation Change in response to a Superior Proposal and/or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, Seller shall, and shall cause its legal and financial advisors to, during the Notice Period, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments to the terms and conditions of this Agreement that are proposed by Purchaser so that such Takeover Proposal ceases to constitute a Superior Proposal.

In the event that during the Notice Period any revisions are made to the Superior Proposal to which the proviso in this Section 5.3(e)(i) applies and the Board or any committee thereof in its good faith judgment determines such revisions are material (it being agreed that any change in the purchase price in such Superior Proposal shall be deemed a material revision), Seller shall be required to deliver a new written notice to Purchaser and to comply with the requirements of this Section 5.3(e)(i) with respect to such new written notice, except that the Notice Period shall be reduced to two calendar days.

(ii) In addition to the rights of the Board and any committee thereof under clause (i) of this Section 5.3(e) and notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Seller Stockholder Approval, the Board or any committee thereof may, other than in response to any Takeover Proposal, (x) make an Adverse Recommendation Change and/or (y) terminate this Agreement if the Board or any committee thereof determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law; provided that prior to taking either of the actions set forth in the foregoing clause (x) or clause (y), Seller shall take the actions set forth in clauses (1) and (2) of Section 5.3(e)(i) above as if a Superior Proposal that is not an Excluded Superior Proposal had been received by Seller. No Adverse Recommendation Change shall change the approval of the Board for purposes of causing any state takeover statute or other state law to be inapplicable to the Contemplated Transactions.

(f) Nothing contained in this Agreement shall prohibit Seller or the Board or any committee thereof from complying with Rules 14a-9, 14d-9 or 14e-2 promulgated under the Exchange Act of 1934, as amended, or from making any disclosure to the Seller’s stockholders if, in the good faith judgment of the

Board or any committee thereof, after consultation with outside counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable law or is otherwise required under applicable law.

5.4 Seller Stockholder Approval. Subject to the terms and conditions of this Agreement, Seller shall, as soon as practicable after the Proxy Statement is cleared by the SEC for mailing to Seller’s stockholders, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof, the “Seller Stockholder Meeting”) for the purpose of obtaining the adoption of this Agreement by the requisite vote of Seller’s stockholders (the “Seller Stockholder Approval”); provided, however, that Seller shall not be required to hold the Seller Stockholder Meeting if the Board or any committee thereof, after consultation with outside counsel, reasonably believes that holding the Seller Stockholder Meeting would be inconsistent with its fiduciary duties under applicable law. Seller shall, through the Board or any committee thereof, but subject to the right of the Board or any committee thereof to make an Adverse Recommendation Change pursuant to Section 5.3(e)(i) or Section 5.3(e)(ii), recommend to its stockholders that the Seller Stockholder Approval be given (the “Seller Recommendation”) and shall include the Seller Recommendation in the Proxy Statement, and, unless there has been an Adverse Recommendation Change, Seller shall take all reasonable lawful action to solicit the Seller Stockholder Approval.

5.5 Employees. As of the Closing Date, (i) Seller shall terminate the employment or engagement of all of Seller’s Employees and (ii) Purchaser shall offer an employment or consulting arrangement, on an at-will basis, to all of such Employees, other than Jim Mayer and Jeff Figlewicz. Purchaser shall require each Employee who is hired by Purchaser, including Turek and Duke, to execute and deliver to Seller at the Closing a release and waiver of all claims against Seller and its directors, officers, employees, representatives and affiliates in a form reasonably acceptable to Seller; provided that, in the case or Turek and Duke, such release and waiver shall not be applicable to this Agreement and in the case of all Employees, such release shall not be applicable to any stock option agreement relating to Seller stock options.

5.6 Indemnification.

(a) Purchaser shall indemnify and hold harmless Seller, its affiliates and their respective officers, directors and other representatives (collectively, the “Seller Indemnified Persons”) for, and will pay to the Seller Indemnified Persons the amount of, any cost, loss, liability, claim, obligation, lawsuit, demand, damage, expense or diminution of value, whether or not involving a third-party claim, including without limitation, interest, penalties, damages to the environment, reasonable attorney’s fees and all amounts paid in investigation, defense or settlement of any of the foregoing, arising, directly or indirectly, from or in connection with any Assumed Obligation, including all liabilities to Employees required to hired by Purchaser pursuant to Section 5.5 arising on or after the Closing Date.

(b) Seller shall indemnify and hold harmless Purchaser, its affiliates and their respective officers, directors and other representatives (collectively, the “Purchaser Indemnified Persons”) for, and will pay to the Purchaser Indemnified Persons the amount of, any cost, loss, liability, claim, obligation, lawsuit, demand, damage, expense or diminution of value, whether or not involving a third-party claim, including without limitation, interest, penalties, damages to the environment, reasonable attorney’s fees and all amounts paid in investigation, defense or settlement of any of the foregoing, arising, directly or indirectly, from or in connection with any Excluded Obligation.

(c) Promptly after receipt by an indemnified party under Section 5.6(a) or Section 5.6(b) of notice of the commencement of any proceeding against it, such indemnified party shall, if a claim is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent (and only the extent) that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

(d) If any proceeding referred to in Section 5.6(c) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, unless the claim involves taxes, to the extent that it wishes (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 5.6 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of an proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification under this Section 5.6 and (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent (which consent may not be unreasonably withheld, delayed or conditioned) unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within 15 days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected in good faith by the indemnified party.

(e) Notwithstanding the foregoing, if any party entitled to indemnification hereunder determines in good faith that there is a reasonable probability that an proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of an proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld, delayed or conditioned).

5.7 Insurance. Seller shall purchase a six-year extended reporting period endorsement (“reporting tail coverage”) under Seller’s existing directors’ and officers’ liability insurance coverage, provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof from the effective time of the SunFuels Mergers on terms that in all material respects are no less advantageous to the intended beneficiaries thereof than the existing directors’ and officers’ liability insurance.

5.8 Seller Proxy Statement. Purchaser, Turek and Duke shall reasonably cooperate with Seller in the preparation of the Proxy Statement and shall furnish all information concerning itself and its affiliates, officers, members or managers that is required to be included in the Proxy Statement or, to the extent applicable, any other documents to be filed with the SEC in connection with the Contemplated Transactions, or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. None of the information supplied by Purchaser, Turek or Duke for inclusion or incorporation by reference in the Proxy Statement or any other documents to be filed with the SEC in connection with the Contemplated Transactions will, in the case of the Proxy Statement, at the date it is first mailed to Seller’s stockholders or at the time of the Seller Stockholder Meeting or at the time of any amendment or supplement thereto, in the case of any other documents to be filed with the SEC in connection with the Contemplated Transactions, at the date it is first mailed to Seller’s stockholders or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Seller Stockholder Meeting, any information relating to Purchaser, Turek or Duke or any of their respective affiliates, officers, members or managers, is discovered by Purchaser, which is required to be set forth in an amendment or supplement to the Proxy Statement or any other documents to be filed with the SEC in connection with the Contemplated Transactions, so that the Proxy Statement or any other document to be filed with the SEC in connection with the Contemplated Transactions shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If Purchaser, Turek or Duke discovers any such information it shall (i) promptly (and in any event within two business days) notify Seller and (ii) cooperate reasonably with Seller in the preparation and filing with the SEC of an appropriate amendment or supplement describing such information.

5.9 No Other Sale of Acquired Assets. Except as contemplated by Section 5.3 or except for sales of assets in ordinary course of business, prior to the Closing Date, Seller shall not sell, lease, mortgage, pledge or otherwise dispose of all or any substantial portion of the Acquired Assets to any third party, nor may Seller agree to do so.

5.10 Obligation to Cause Purchaser to Close. Turek agrees that he will cause Purchaser to consummate the Contemplated Transactions at the Closing. Turek represents and warrants to Seller that he has and will have through the Closing the authority and power to perform his obligations under this Section 5.10 without the consent or approval of any other Person.

ARTICLE VI

CLOSING

6.1 Closing. The Closing of the Contemplated Transactions (the “Closing”) shall take place at the offices of Sidley Austin LLP, at 555 West Fifth Street, 40th Floor, Los Angeles, California 90013, on the date of the satisfaction or waiver of the conditions precedent set forth in Articles VII and VIII, simultaneous with the closing of the SunFuels Mergers. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

6.2 Deliveries by Seller. At the Closing, in addition to any other documents or agreements required under this Agreement, Seller shall deliver to Purchaser the following:

(a) The Related Agreements;

(b) A certificate dated the Closing Date of Seller certifying as to the compliance by Seller with Sections 7.1 and 7.2;

(c) A certificate of Seller’s secretary certifying resolutions of the board of directors of Seller approving this Agreement and the Contemplated Transactions (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Seller).

6.3 Deliveries by Purchaser. At the Closing, in addition to any other documents or agreements required under this Agreement, Purchaser shall deliver to Seller the following:

(a) The Shares, duly endorsed to Seller or accompanied by duly executed stock powers reasonably satisfactory to Seller;

(b) A certificate, dated the Closing Date, of an executive officer of Purchaser, certifying as to compliance by Purchaser with Sections 8.1 and 8.2;

(c) A certificate of Purchaser’s secretary or equivalent officer certifying resolutions of the board of managers of Purchaser approving this Agreement and the Contemplated Transactions (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Purchaser).

ARTICLE VII

CONDITIONS PRECEDENT

TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under Article II are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein shall have been true, accurate and correct in all material respects on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

7.2 Compliance with Agreements and Covenants. Seller shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

7.3 Consents and Approvals. Purchaser shall have received written evidence reasonably satisfactory to it that all of the consents, approvals and filings set forth on Schedule 3.3 (“Required Consents”) have been made or obtained.

7.4 Documents. Purchaser shall have received all of the agreements, documents and items specified in Section 6.2.

7.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened that would reasonably be expected to enjoin, restrain or prohibit, or would reasonably be expected to result in substantial damages in respect of, the performance of any provision of this Agreement or the consummation of the Contemplated Transactions.

ARTICLE VIII

CONDITIONS PRECEDENT

TO OBLIGATIONS OF SELLER

The obligations of Seller under Article II are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

8.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein shall have been true, accurate and correct in all material respects on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

8.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

8.3 Consents and Approvals. Seller shall have received written evidence reasonably satisfactory to it that all of the Required Consents have been made or obtained.

8.4 Documents. Seller shall have received all of the agreements, documents and items specified in Section 6.3.

8.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened that would reasonably be expected to enjoin, restrain or prohibit, or would reasonably be expected to result in substantial damages in respect of, the performance of any provision of this Agreement or the consummation of the Contemplated Transactions.

8.6 Blue Sun Transaction. The SunFuels Mergers shall have become effective.

8.7 Seller Stockholder Approval. The Seller Stockholder Approval shall have been obtained.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after the Seller Stockholder Approval is obtained, as follows:

(a) by mutual written consent of Seller and Purchaser;

(b) by either Seller or Purchaser:

(i) if the Closing shall not have occurred on or before December 31, 2007 (such date, as it may be extended pursuant to the provisions hereof, the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation or other breach under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(ii) if any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Contemplated Transactions and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party who has not used its commercially reasonable efforts to cause such order to be lifted or otherwise taken such action as is required to comply with Section 5.2; or

(iii) if the Seller Stockholder Approval shall not have been obtained at the Seller Stockholder Meeting or any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken or the Seller Stockholder Meeting shall not have been held because of action taken by Seller pursuant to the proviso in the first sentence of Section 5.4;

(c) by Seller if Purchaser shall have breached any representation, warranty, covenant, obligation or other agreement contained in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement that (i) would give rise to the failure of a condition set forth in Section 8.1, or 8.2 to be satisfied and (ii) cannot be or has not been cured prior to the earlier to occur of (A) 30 days after the giving of written notice to Purchaser by Seller of such breach or (B) the Termination Date;

(d) by Seller (i) pursuant to Section 5.3(e)(i) or (ii) pursuant to Section 5.3(e)(ii); provided that prior to or concurrently with such termination, Seller pays as directed by Purchaser in immediately available funds the Termination Fee;

(e) by Purchaser if Seller shall have breached any representation, warranty, covenant, obligation or other agreement contained in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement that (i) would give rise to the failure of a condition set forth in Section 7.1, or 7.2 to be satisfied and (ii) cannot be or has not been cured prior to the earlier to occur of (A) 30 days after the giving of written notice to Seller by Purchaser of such breach or (B) the Termination Date;

(f) By Seller if Seller determines in good faith that the consummation of the Contemplated Transactions significantly impedes, hinders, delays or otherwise obstructs the consummation of the

SunFuels Mergers, including the completion and effectiveness of the registration of shares and the proxy statement related thereto and the receipt of any necessary approvals of Governmental Authorities or The Nasdaq Stock Market; provided that prior to or concurrently with such termination, Seller pays as directed by Purchaser in immediately available funds the Termination Fee;

(g) By Purchaser if the employment of Turek and Duke by Seller is terminated prior to the Closing Date without cause. For purposes of this clause (g), “cause” shall mean any cause for termination of employment, as determined by the Special Committee of the Board of Directors of Seller in good faith; or

(h) By Seller if the Agreement and Plan of Merger dated as of January 26, 2007, by and among M-Wave, Inc., Ocean Merger Sub, Inc., SunFuels, Inc. and Blue Sun Biodiesel, LLC is terminated or the SunFuels Mergers are otherwise called off.

9.2 Effect of Termination. In the event of a termination of this Agreement by either Seller or Purchaser as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Seller or Purchaser or their respective officers, directors, stockholders or affiliates, except for the payment of the Termination Fee as provided in Section 9.1(d); provided, however, that nothing herein shall relieve any party for liability for any willful or knowing breach of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Expenses. Each party hereto shall bear its own expenses with respect to the Contemplated Transactions.

10.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Purchaser and Seller.

10.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission, (c) on the next business day if sent by reputable overnight courier on a next day basis or (d) three business days after being deposited in the mail, certified or registered, postage prepaid:

If to Seller before the SunFuels Merger, addressed as follows:

M-Wave, Inc.

11533 Franklin Avenue

Franklin Park, IL 60131

Attn: Jim Mayer

Telephone No.: (630) 562-5550

Facsimile No.: (630) 562-2431

With a copy to:

Sidley Austin LLP

555 West 5th Street 40th Floor

Los Angeles, CA 90013

Attn: Stephen D. Blevit

Telephone No.: (213) 896-6029

Facsimile No.: (213) 896-6600

If to Seller after the SunFuels Merger, addressed as follows:

Blue Sun Biodiesel, Inc.

1400 West 122nd Ave., Suite 110

Westminster, CO 80234

Attn: Todd Kleinman

Telephone No.: (303) 865-7700 Facsimile No.: (303) 865-7705

With a copy to:

Faegre & Benson LLP

1900 15th Street

Boulder, CO 80302

Attn: James H. Carroll

Telephone No.: (303) 447-7700

Facsimile No.: (303) 447-7800

If to Purchaser, addressed as follows:

M-Wave International, Inc.

11533 Franklin Avenue

Franklin Park, IL 60131

Attn: Joe Turek

Telephone No.: (630) 562-5550

Facsimile No.: (630) 562-2431

With a copy to:

Chuhak & Tecson, P.C.

30 S. Wacker, Suite 2600

Chicago, IL 60606

Attn: Edwin I. Josephson

Telephone No.: (312) 855-9300

Facsimile No.: (312) 368-9027

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

10.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

10.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no assignment of any rights or obligations shall be made by Seller without the written consent of Purchaser or by Purchaser without the written consent of Seller.

10.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

10.7 Further Assurances. Upon the reasonable request of Purchaser, Seller will on and after the Closing Date execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, the Acquired Assets, and to otherwise carry out the purposes of this Agreement.

10.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

10.9 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the Contemplated Transactions and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

10.10 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 Facsimile Signatures. Any signature page delivered pursuant to this Agreement or any other document delivered pursuant hereto via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

10.13 Exclusion of Certain Damages. Each of the parties hereto agrees that none of the parties hereto shall be liable to the other for any incidental, consequential or special damages arising out of the breach of this Agreement by such party.

10.14 Certain Agreements of Turek and Duke. For the avoidance of doubt, Turek and Duke are executing this Agreement only for purposes of being bound by Sections 2.1, 5.1, 5.2, 5.8, 5.10, Article IV, Article IX and Article X, as applicable. Further, Turek and Duke acknowledge and agree to the provisions of Section 5.3, Section 6.1 and Article VIII. Turek and Duke agree that the defined terms used in any such Section or Article shall have the meaning ascribed to them in Article I. Turek and Duke’s acknowledgement and agreement of Section 5.3, Section 6.1 and Article VIII shall not be deemed to create any additional liability to either Turek or Duke.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

M-WAVE, INC.

By:	/s/ Jim Mayer
Name:	Jim Mayer
Title:	Interim Chief Executive Officer

M-WAVE INTERNATIONAL, LLC

By:	/s/ Joseph Turek
Name:	Joseph Turek
Title:

/s/ Joseph Turek
JOSEPH TUREK

/s/ Robert Duke
ROBERT DUKE

Schedule 1.1

Excluded Contracts

1. Agreement and Plan of Merger dated as of January 26, 2007, by and among M-Wave, Inc., Ocean Merger Sub, Inc., SunFuels, Inc. and Blue Sun Biodiesel, LLC.

2. Exercise Agreement dated as of January 26, 2007, by and among M-Wave, Inc., MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd.

3. Legal services agreement dated June 9, 2005, between M-Wave, Inc. and Ellenoff, Grossman, & Schole LLP.

4. Professional services agreement dated November 13, 2006, between M-Wave, Inc. and B. Riley & Co.

5. Professional services agreement dated October 9, 2006, between M-Wave, Inc. and Donohoe Advisory Services.

6. Legal services agreement dated December 7, 2006, between M-Wave, Inc. and Sidley Austin LLP.

7. All agreements, documents and instruments related to the offering or sale of Seller’s Series A Preferred Stock.

8. All agreements, documents and instruments related to the offering or sale of Seller’s Series B Preferred Stock.

9. All Stock Option Agreements.

10.	All Warrants to purchase securities of Seller.

11.	All D&O insurance policies, including any D&O “tail” policy.

12.	All employee benefit plans, including the following:

a. 2003 Stock Incentive Plan of Parent.

b. Medical Plan between Parent and Blue Cross/Blue Shield, HMO and PPO.

c. Dental Plan between Parent and First Commonwealth (HMO)/Guardian (PPO).

d. Vision Plan between Parent and Vision Service Plan.

e. Life and Long Term Disability Plans between Parent and Jefferson Pilot/Guardian

13.	Severance Agreement between Parent and Jeff Figlewicz dated July 12, 2006.

Schedule 2.3(e)

Intellectual Property

The following patents:

Item	Description	Serial #	Filing Date
1	Multilayer PC Board Using Polymer Thick Films	4775573	10/4/1988
2	Method of Making Multilayer PC Board Using Polymer Thick Films	4854040	8/8/1989
3	Method For Making Circuit Board Having a Metal Support	5210941	5/18/1993
4	Circuit Board Having A Bonded Metal Support	5366027	11/22/1994
5	Conductive Adhesive for Use in a Circuit Board	5432303	7/11/1995
6	Circuit Board Assembly With Foam Substrate and Method of Making Same	5733639	3/21/1998
7	Printed Circuit Board Process Using Plasma Spraying of Conductive Metal	5891527	4/6/1999
8	Printed Circuit Board Process Using Plasma Spraying of Conductive Metal	5891528	4/6/1999

Schedule 2.4(c)

Assigned Contracts

1.	Supply chain service agreement dated February 1, 2005 between M-Wave, Inc. and Pennatronics.

2.	Supply chain service agreement dated December 4, 2001 between M-Wave, Inc. and Federal Signal Corp.

3.	Supply chain service agreement dated November 9, 2005 between M-Wave, Inc. and Federal Signal APD.

4.	Consigned inventory agreement dated March 4, 2006 between M-Wave, Inc. and Federal Signal Vama.

5.	VAP agreement dated November 9, 2006 between M-Wave, Inc. and Richardson Electronics Corporation.

6.	Logistics services agreement dated November 13, 2006 between M-Wave, Inc. and NRC Corporation.

7.	Logistics services agreement dated November 13, 2006 between M-Wave, Inc. and RS Electronics Corporation.

8.	IT service agreement dated August 3, 2005 between M-Wave, Inc. and External IT.

9.	Cellular phone service agreement dated June 1, 2005 between M-Wave, Inc. and T-Mobile.

10.	Lease agreement dated December 1, 2005 between M-Wave, Inc. and Harbrook Tool & Mfg.

11.	Freight provider agreement dated February 1, 2005 between M-Wave, Inc. and United Parcel Service Inc.

12.	Maintenance agreement dated October 1, 2004 between M-Wave, Inc. and Microsoft Business Solutions, Inc.

13.	Voice over internet protocol service agreement dated October 3, 2005 between M-Wave, Inc. and Aptela Inc.

14.	Sales representative agreement dated February 2, 1996 between M-Wave, Inc. and Giga-Tron.

15.	Sales representative agreement dated September 1, 2004 between M-Wave, Inc. and DLS Electronics.

16.	Sales representative agreement dated June 1, 2004 between M-Wave, Inc. and Frontier Cable.

17.	Sales representative agreement dated September 1, 2003 between M-Wave, Inc. and Raven Hill.

18.	Sales representative agreement dated November 1, 2002 between M-Wave, Inc. and Bager Sales.

19.	Sales representative agreement dated March 11, 2002 between M-Wave, Inc. and New England Group.

20.	Sales representative agreement dated September 1, 2002 between M-Wave, Inc. and Tri-Tech.

21.	Sales representative agreement dated March 1, 2002 between M-Wave, Inc. and Unity Sales.

22.	Sales representative agreement dated March 1, 2003 between M-Wave, Inc. and PowerTek.

23.	Sales representative agreement dated April 1, 2005 between M-Wave, Inc. and Dragonfly.

24.	Joint venture agreement dated October 10, 2006 between M-Wave, Inc. and I.W.R.E.

25.	Sales agreement dated November 1, 2006 between M-Wave, Inc. and 3XA.

26.	To the extent assignable, the following insurance policies:

Policy Name	Policy Number	Expires	Insurer
Commercial	3583-41-06	7/5/2007	Chubb
Workers Comp	7171-18-78	7/5/2007	Chubb
Umbrella	7982-24-44	7/5/2007	Chubb
Ocean/Air Cargo-Marine	OC96076500	7/13/2007	Fireman Fund

Schedule 3.3

Required Consents

1. The approval of Seller’s shareholders.

2. The approval of the SEC of the Proxy Statement or the expiration of any applicable period during which the SEC could review the Proxy Statement.

3. Consent of the landlord under lease agreement dated December 1, 2005 between M-Wave, Inc. and Harbrook Tool & Mfg.

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) is entered into as of December 3, 2007 (the “Effective Date”), by and among M-Wave International, LLC, an Illinois limited liability company (“Purchaser”), M-Wave, Inc., a Delaware corporation (“Seller”), Joseph Turek (“Turek”) and Robert Duke (“Duke”), individual residents of the State of Illinois.

PRELIMINARY STATEMENTS:

(1) WHEREAS, Purchaser, Seller, Turek and Duke entered into that certain Asset Purchase Agreement, dated as of July 20, 2007 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

(2) WHEREAS, Purchaser, Seller, Turek and Duke agree to amend the Agreement to extend the Termination Date set forth in Section 9.1(b)(i) of the Agreement; and

(3) WHEREAS, the Board of Directors of Seller and the members of Purchaser have approved this First Amendment pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendments to Agreement. The Agreement is hereby amended by deleting the date “December 31, 2007” from Section 9.1(b)(i) of the Agreement and replacing it with “January 31, 2008”.

2. Reference to and Effect on the Agreement.

(a) On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.

(b) Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

(c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

3. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

M-WAVE, INC.

By:	/s/ Jim Mayer
Name:	Jim Mayer
Title:	Interim Chief Executive Officer

M-WAVE INTERNATIONAL, LLC

By:	/s/ Joseph Turek
Name:	Joseph Turek
Title:

/s/ Joseph Turek
JOSEPH TUREK

/s/ Robert Duke
ROBERT DUKE

SECOND AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) is entered into as of December 14, 2007 (the “Effective Date”), by and among M-Wave International, LLC, an Illinois limited liability company (“Purchaser”), M-Wave, Inc., a Delaware corporation (“Seller”), Joseph Turek (“Turek”) and Robert Duke (“Duke”), individual residents of the State of Illinois.

PRELIMINARY STATEMENTS:

(1) WHEREAS, Purchaser, Seller, Turek and Duke entered into that certain Asset Purchase Agreement, dated as of July 20, 2007 (as amended from time to time, the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

(2) WHEREAS, Purchaser, Seller, Turek and Duke agree to amend the Agreement to provide for a portion of the consideration for the transaction contemplated by the Agreement to be paid in cash, at Purchaser’s discretion and to extend the Termination Date set forth in Section 9.1(b)(i) of the Agreement; and

(3) WHEREAS, the Board of Directors of Seller and the members of Purchaser have approved this Second Amendment pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendments to Agreement. The Agreement is hereby amended as follows:

(a) by deleting Section 2.1 in its entirety and replacing it with:

“2.1 Payment of Consideration. On the Closing Date, in consideration for the purchase and sale of the Acquired Assets and the assumption of the Assumed Obligations, Purchaser and Turek, jointly and severally, agree to deliver to Seller the following: (i) 300,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or similar transaction) and (ii) an amount of cash or shares of Common Stock equal to the Working Capital Excess. The determination of whether to pay cash or deliver shares of Common Stock (rounded to the nearest whole share) in satisfaction of any Working Capital Excess pursuant to clause (ii) above shall be made by Purchaser in its sole discretion. For purposes of clause (ii) above, each share of Common Stock delivered to the Company shall be valued at $3.00 (subject to adjustment for any stock split, reverse stock split, stock dividend or similar transaction). The shares of Common Stock delivered pursuant to this Section 2.1, shall be referred to herein as the “Shares,” and the Shares and the amount of cash delivered pursuant to this Section 2.1 shall be referred to herein as the “Consideration”.”

(b) by adding a new clause (d) to Section 6.3 as follows:

“(d) The cash portion of the Consideration, if any, by wire transfer of immediately available funds to such bank account of Seller as Seller shall timely designate in writing.”

(c) deleting the date “January 31, 2008” from Section 9.1(b)(i) of the Agreement and replacing it with “February 29, 2008”.

2. Reference to and Effect on the Agreement.

(a) On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Second Amendment.

(b) Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

(c) The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

3. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Second Amendment.

***

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

M-WAVE, INC.

By:	/s/ Jim Mayer
Name:	Jim Mayer
Title:	Interim CEO

M-WAVE INTERNATIONAL, LLC

By:	/s/ Joseph Turek
Name:	Joseph Turek
Title:	Managing Partner

/s/ Joseph Turek
JOSEPH TUREK

/s/ Robert Duke
ROBERT DUKE

Annex H

11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Tel: 310-966-1444
Fax: 310-388-0147 www.brileyco.com

January 23, 2007

Personal & Confidential

Special Committee of the Board of Directors

M-Wave, Inc.

11533 Franklin Ave.

Franklin Park, IL 60131

Dear Members of the Special Committee of the Board of Directors of M-Wave, Inc.:

We understand that M-Wave, Inc., a Delaware corporation (“M-Wave” or “Parent”), M-Wave Merger Sub, Inc., a Delaware corporation (“Merger Sub”), SunFuels, Inc. a Colorado corporation (the “Company”), and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”), of which the Company owns 94.45%, propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of January 23, 2007 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger. Furthermore, immediately after the Effective Time, Blue Sun shall be merged with and into the Company, and the separate existence of Blue Sun shall cease except to the extent provided by law in the case of a limited liability company after its merger into a corporation.

The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, all of the equity securities of the Company issued and outstanding, which includes Company Common Stock, Company Series A Preferred Stock and options and warrants to purchase Company Common Stock, will be converted into a number of newly issued M-Wave equity securities determined by multiplying such shares of Company Common Stock and Company Series A Preferred Stock, options and warrants by the Company Exchange Ratio as follows:

(i) All shares of Company Common Stock shall be converted into shares of M-Wave Common Stock;

(ii) All shares of Company Series A Preferred Stock shall be converted into shares of M-Wave Series C Preferred Stock;

(iii) All options to purchase Company Common Stock shall be converted into options to purchase M-Wave Common Stock;

(iv) All warrants to purchase Company Common Stock shall be converted into warrants to purchase M-Wave Common Stock

Additionally, pursuant to the Merger Agreement, each Blue Sun Unit issued and outstanding immediately after the Effective Time and not owned by the Company, shall be cancelled and converted into newly issued M-Wave Common Stock determined by multiplying such Blue Sun Units by the Blue Sun Exchange Ratio.

We also understand that immediately prior to the Effective Time, each holder of M-Wave Series A and Series B Preferred Stock (collectively, “M-Wave Preferred Stock”), as applicable, will convert its M-Wave Preferred Stock into the maximum number of shares of M-Wave Common Stock into which they may be converted, excluding those shares of M-Wave Preferred Stock that are subject to (i) a notice of redemption issued by M-Wave on or prior to the Measurement Date or (ii) a put notice issued by the holder of such shares of M-Wave Preferred Stock on or prior to the Measurement Date. We understand that M-Wave’s Preferred Stock is owned by M.A.G. Capital, LLC and other entities or funds managed by M.A.G. Capital, LLC (collectively “M.A.G”).

Upon Closing of the Merger, the holders of equity securities included in the Company’s Fully Diluted Common Stock issued and outstanding will own in the aggregate, 92.0% of the number of shares of Parent Common Stock determined after giving effect to the Mergers represented by the Blue Sun Fully-Diluted Units, the Company Fully-Diluted Common Stock and the Parent Fully-Diluted Common Stock (the “Post-Merger Fully-Diluted Common Stock”). Holders of M-Wave equity securities included in the M-Wave Fully Diluted Common Stock issued and outstanding are expected to own 8.0% of the Post-Merger Fully-Diluted Common Stock.

The Measurement date for determination of M-Wave’s Fully Diluted Common Stock and Company’s Fully Diluted Common Stock is the third business day prior to the Closing Date.

As a condition to Closing, among other conditions as more fully described in the Agreement, we understand that the Company shall have received proceeds of not less than $20,250,000 from the sale of Company Series A Preferred Stock to third party investors at or prior to Closing. We understand that the Company has entered into an agreement through arms’ length negotiations for the sale of its Company Series A Preferred Stock with entities managed by M.A.G.

We understand that M-Wave’s present intention is to pursue the sale of its existing business to a third party as further described in M-Wave’s SEC Reports. However, M-Wave has given no assurance that it will be able to complete such a transaction or even obtain an offer for such a transaction prior to, at or at any time after the consummation of the Mergers. If M-Wave is not able to complete such a transaction by the Closing Date, then prior to the Closing, M-Wave will (i) transfer to a wholly-owned subsidiary of M-Wave (i) all of the assets (other than cash) and liabilities (other than any liabilities related to this Agreement or any related agreement) of its existing business and (ii) an amount of cash equal to any Working Capital deficit of such subsidiary on the Closing Date, as reasonably determined by M-Wave in accordance with GAAP.

It is our understanding that upon the Closing of the Merger, unless otherwise agreed by the Company, the officers and directors of M-Wave will resign and it is contemplated that the Company will designate a new board of directors for M-Wave.

B. Riley and Co. Inc. (“B. Riley”), as part of its investment banking business, is continually engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. You have asked us to render our opinion as to whether the Company Exchange Ratio and the Blue Sun Exchange Ratio are fair, from a financial point of view, to the stockholders of the M-Wave. We have not been requested to negotiate or structure the Agreement or advise you with respect to alternatives to it. Furthermore, we have not been engaged by M-Wave to solicit third-party indications of interest for the acquisition of all or any part of M-Wave.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. We have, among other things:

(i) reviewed the draft Merger Agreement dated January 23, 2007, which, for purposes of this opinion we have assumed, with your permission, to be identical in all material respects to the document to be executed;

(ii) reviewed certain financial and other information about M-Wave that was publicly available;

(iii) reviewed information furnished to us by M-Wave and the Company’s managements, including certain internal financial analyses, financial planning data, reports and other information;

(iv) held discussions with various members of senior management of M-Wave and the Company concerning historical and current operations, financial conditions and prospects, including recent financial performance;

(v) reviewed the recent share trading price history of M-Wave common stock;

(vi) reviewed the valuation of the Company implied by the Company’s Series A preferred Stock proceeds;

(vii) reviewed the valuations of publicly traded companies that we deemed comparable in certain respects to the Company;

(viii) reviewed the financial terms, to the extent publicly available, of certain “reverse-merger” type transactions that we deemed generally comparable to the Merger; and

(ix) conducted such other studies, analyses, inquiries and investigations as we deemed appropriate in rendering this opinion.

We have relied upon the representations of M-Wave and the Company and assumed, without independent verification, that financial statements and other information provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of M-Wave and the Company and that there has been no material change in the assets, financial condition and business prospects of M-Wave and the Company since the date of the most recent financial statements made available to us. We have further relied upon the assurances of M-Wave and the Company that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflects the best currently available estimates and judgments of M-Wave and the Company and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We express no opinion as to such financial planning data or the assumptions on which it is based.

We have assumed that the executed form of the Merger Agreement, including the exhibits and schedules thereto, will not vary in any respect that is material to our analysis from the unexecuted form of Merger Agreement reviewed by us as of the date of this opinion letter, and that the Merger will be consummated in accordance with the terms set forth in such draft, including, among other things, that the Merger will be accounted for as a tax-free exchange pursuant to Section 351 of the United States Internal Revenue Code of 1986, as amended.

We have not independently verified the accuracy or completeness of the financial and other information supplied to us or made publicly available and do not assume any responsibility with respect to it. We have not assumed any responsibility or liability for that information. We have relied upon M-Wave and the Company, or their respective legal counsel, as the case may be, with respect to interpretations of the provisions contained in the constituent documents and related agreements of M-Wave and the Company and the application of applicable law to such documents. We have not made any independent appraisal of any of the properties or assets of M-Wave or the Company or conducted any independent inquiry or investigation with respect to M-Wave, the Company or the Merger. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which

M-Wave or the Company is a party or may be subject and, at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

The financial markets in general, and the markets for the securities of M-Wave are subject to volatility, and this opinion does not purport to address potential developments in the financial markets or the markets for the securities of the M-Wave after the date hereof. This opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the date of this letter; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any circumstances or events occurring after the date hereof and we assume no responsibility to update, revise or reaffirm this opinion after the date hereof.

B. Riley has not acted as a financial advisor to M-Wave or the Company in connection with the Merger, other than pursuant to this opinion letter. This opinion and B. Riley’s fees are not contingent upon the consummation of the Merger. In addition, M-Wave has agreed to indemnify us for certain liabilities that may arise out of our engagement, including the rendering of this opinion.

This opinion is furnished solely for the benefit of the Special Committee of the Board of Directors of M-Wave and may not otherwise be reproduced, except that this opinion may be included in its entirety in any filing made by the Company, with respect to the Merger, with the Securities and Exchange Commission, including proxy statements to be provided to M-Wave’s stockholders.

This opinion addresses solely the fairness of the issuances of Merger Shares pursuant to the Merger Agreement, from a financial point of view, to the stockholders of M-Wave and does not address any other terms or agreement relating to the Merger. We were not requested to opine as to, and this opinion does not address, M-Wave’s underlying business decision to proceed with or effect the Merger or the structure thereof, the relative merits of the Merger compared to any alternative business strategy or transaction in which M-Wave might engage, or whether any alternative transaction might produce superior benefits to M-Wave and does not constitute an opinion or recommendation to any director or stockholder as how to vote with respect to the proposed Merger.

This opinion is delivered to the members of the Special Committee of the Board of Directors of M-Wave subject to the conditions, scope of engagement, limitations and understandings set forth in this opinion and our engagement letter, dated November 13, 2006, and subject to the understanding that the obligations of B. Riley in delivering this opinion in connection with the Merger are solely corporate obligations, and no officer, director, employee, agent, membership unit holder or controlling person of B. Riley shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any recipient of this opinion. M-Wave has also agreed to indemnify B. Riley for certain liabilities that may arise out of rendering this opinion.

Based upon and subject to the foregoing, and based upon such other matters as we deem relevant, it is our opinion that the issuance of M-Wave securities pursuant to the Merger Agreement is fair, from a financial point of view, to the stockholders of M-Wave.

Very truly yours,

B. RILEY AND CO. INC.

Annex I

Opinion of B. Riley & Co. with respect to the Asset Sale

11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
Tel: 310-966-1444
Fax: 310-388-0147 www.brileyco.com

July 12, 2007

Personal & Confidential

Special Committee of the Board of Directors

M-Wave, Inc.

11533 Franklin Ave.

Franklin Park, IL 60131

Dear Members of the Special Committee of the Board of Directors of M-Wave, Inc.:

We understand that M-Wave, Inc., a Delaware corporation (“M-Wave”) and M-Wave International, LLC, an Illinois, LLC, controlled by Joseph A. Turek, M-Wave’s Chairman of the Board, President and Chief Operating Officer and Robert Duke, who is President of M-Waves EMG division (the “Purchaser”), propose to enter into an asset purchase agreement, substantially in the form of the draft dated as of June 20, 2007 (the “Purchase Agreement”), pursuant to which the Purchaser will acquire certain assets (the “Acquired Assets”) and assume certain liabilities (the “Assumed Obligations”) of M-Wave’s existing business from M-Wave in exchange for 300,000 shares of M-Wave common stock.

The terms and conditions of the Contemplated Transaction are set forth in more detail in the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

We understand that M-Wave will sell to Purchaser all of the Acquired Assets, except for the Excluded Assets pursuant to Section 2.5 of the Purchase Agreement and assign and transfer all of the Assumed Obligations to Purchaser, except for the Excluded Obligations pursuant to Section 2.7 of the Purchase Agreement. The assets to be sold, as more fully described in Section 2.3 of the Purchase Agreement, include substantially all of M-Wave’s property, plant and equipment, inventory, working capital, and intangible assets, including goodwill. The obligations to be assigned and transferred, as more fully described in Section 2.6 of the Purchase Agreement, included substantially all of M-Wave’s trade payables, accrued expenses, and leases. The Excluded Assets include cash, all corporate books and records, all shares of stock of Ocean Merger Sub and all assets related to the SunFuels Merger.

We also understand Purchaser will acquire any Working Capital Excess in exchange for an additional number of shares of M-Wave common stock equal to the result of any Working Capital Excess divided by $3.00.

The Closing of the Contemplated Transaction is contingent upon customary representations and warranties by both M-Wave and Purchaser. Either M-Wave or Purchaser may terminate the Purchase Agreement at any time or by mutual written consent.

B. Riley and Co. Inc. (“B. Riley”), as part of its investment banking business, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. You have asked us to render our opinion as to whether the consideration paid in the Contemplated Transaction is fair, from a financial point of view, to the stockholders of M-Wave. We have not been requested to negotiate or structure the Purchase Agreement or advise you with respect to alternatives to it.

In arriving at our opinion, we have undertaken such review, analyses and inquiries, as we deemed necessary and appropriate under the circumstances. We have, among other things:

(i) reviewed the draft Purchase Agreement dated June 20, 2007, which, for purposes of this opinion we have assumed, with your permission, to be identical in all material respects to the document to be executed;

(ii) reviewed certain financial and other information about M-Wave that was publicly available;

(iii) reviewed information about the Acquired Assets furnished to us by M-Wave’s management including certain internal financial analyses, financial planning data, reports and other information;

(iv) held discussions with various members of senior management of M-Wave concerning historical and current operations, financial conditions and prospects, including recent financial performance;

(v) reviewed the recent share trading price history of M-Wave common stock;

(vi) reviewed the valuations of publicly traded companies that we deemed comparable in certain respects to M-Wave;

(vii) solicited interest in the Acquired Assets from certain potential competing strategic and financial acquirers; and

(viii) conducted such other studies, analyses, inquiries and investigations as we deemed appropriate in rendering this opinion.

We have relied upon the representations of M-Wave and assumed, without independent verification, that financial statements and other information provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of M-Wave’s existing business and that there has been no material change in the assets, financial condition and business prospects of M-Wave’s existing business, including the Acquired Assets and Assumed Obligations, since the date of the most recent financial statements made available to us. We have further relied upon the assurances M-Wave that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflects the best currently available estimates and judgments of M-Wave and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We express no opinion as to such financial planning data or the assumptions on which it is based.

We have assumed that the executed form of the Purchase Agreement, including the exhibits and schedules thereto, will not vary in any respect that is material to our analysis from the unexecuted form of Purchase Agreement reviewed by us as of the date of this opinion letter, and that the Contemplated Transaction will be consummated in accordance with the terms set forth in such draft.

We have not independently verified the accuracy or completeness of the financial and other information supplied to us or made publicly available and do not assume any responsibility with respect to it. We have not assumed any responsibility or liability for that information. We have relied upon M-Wave, or its respective legal counsel, as the case may be, with respect to interpretations of the provisions contained in the constituent documents and related agreements of M-Wave and the application of applicable law to such documents. We have not made any independent appraisal of any of the properties or assets of M-Wave’s excising business, including the Acquired Assets and Assumed Obligations or conducted any independent inquiry or investigation with respect to M-Wave or the Contemplated Transaction. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which M-Wave is a party or may be subject and, at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.

The financial markets in general, and the markets for the securities of M-Wave are subject to volatility, and this opinion does not purport to address potential developments in the financial markets or the markets for the securities of M-Wave after the date hereof. This opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the date of this letter; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any circumstances or events occurring after the date hereof and we assume no responsibility to update, revise or reaffirm this opinion after the date hereof.

This opinion and B. Riley’s fees are not contingent upon the consummation of the Contemplated Transaction. In addition, M-Wave has agreed to indemnify us for certain liabilities that may arise out of our engagement, including the rendering of this opinion.

This opinion is furnished solely for the benefit of the Special Committee of the Board of Directors of M-Wave and may not otherwise be reproduced, except that this opinion may be included in its entirety in any filing made by M-Wave, with respect to the Contemplated Transaction, with the Securities and Exchange Commission, including proxy statements to be provided to M-Wave’s stockholders.

This opinion addresses solely the fairness of the consideration to be received for the Acquired Assets and Assumed Obligations of M-Wave’s existing business, pursuant to the Purchase Agreement, from a financial point of view, to the stockholders of M-Wave and does not address any other terms or agreement relating to the Contemplated Transaction. We were not requested to opine as to, and this opinion does not address, M-Wave’s underlying business decision to proceed with or effect the Contemplated Transaction or the structure thereof, the relative merits of the Contemplated Transaction compared to any alternative business strategy or transaction in which M-Wave might engage, or whether any alternative transaction might produce superior benefits to M-Wave and does not constitute an opinion or recommendation to any director or stockholder as how to vote with respect to the Contemplated Transaction.

This opinion is delivered to the members of the Special Committee of the Board of Directors of M-Wave subject to the conditions, scope of engagement, limitations and understandings set forth in this opinion and our engagement letter, dated March 21, 2007, and subject to the understanding that the obligations of B. Riley in delivering this opinion in connection with the Contemplated Transaction are solely corporate obligations, and no officer, director, employee, agent, membership unit holder or controlling person of B. Riley shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any recipient of this opinion. M-Wave has also agreed to indemnify B. Riley for certain liabilities that may arise out of rendering this opinion.

Based upon and subject to the foregoing, and based upon such other matters as we deem relevant, it is our opinion that the value of the consideration to be received for the Acquired Assets and Assumed Obligations of M-Wave’s existing business, pursuant to the Purchase Agreement is fair, from a financial point of view, to the stockholders of M-Wave.

Very truly yours,

B. RILEY AND CO. INC.

Annex J

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-KSB/A

AMENDMENT No. 1

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

For the fiscal year ended December 31, 2006

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OF 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from              to

Commission file number 0-19944

M~WAVE, Inc.

(Name of small business issuer in its charter)

Delaware	36-3809819
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

11533 Franklin Ave., Franklin Park, Illinois	60131
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(630) 562-5550

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock ($.005 par value)

(Title of class)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐ .

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained herein, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes   ☐    No  ☒

Our revenue for the year ended December 31, 2006 was $9,762,154.

The aggregate market value of the voting stock held by non-affiliates of the Registrant as of March 29, 2007 was approximately $6,048,000, computed on the basis of the last reported sale price per share ($3.43) of such stock on the NASDAQ Capital Markets.

The Registrant has 1,763,150 common shares outstanding at March 31, 2007.

DOCUMENTS INCORPORATED BY REFERENCE

Transitional Small Business Disclosure Format (check one):

Yes   ☐    No  ☒

M~WAVE, INC.

FORM 10-KSB

This Annual Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements, other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Annual Report are forward looking. We use words such as “anticipates,” “believes,” “expects,” “future,” and “intends” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations, plans or projections and are inherently uncertain. Actual results could differ materially from management’s expectations, plans or projections. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Certain risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in the section entitled “Risk Factors.” This section, along with other sections of this Annual Report, describes some, but not all, of the factors that could cause actual results to differ significantly from management’s expectations. We undertake no obligation to publicly release any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are urged, however, to review the factors set forth in reports that we file from time to time with the Securities and Exchange Commission.

EXPLANATORY NOTE

This amendment on Form 10-KSB/A (the “Amendment”) amends M-Wave, Inc.’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006, as initially filed with the Securities and Exchange Commission on April 2, 2007 (the “Form 10-KSB”).

The Company has revised the disclosure in the Controls and Procedures disclosure in Item 8A.

The filing of this Amendment shall not be deemed an admission that the original Form 10-KSB, when filed, included any untrue statement of material fact or omitted to state a material fact necessary to make a statement not misleading.

PART I

In this report, the terms “M~Wave,” “Company,” “we,” “us,” and “our” refer to M~Wave, Inc. and its subsidiary M-Wave DBS, Inc.

Item 1.	Description of Business

M~Wave, Inc. was incorporated in Delaware in January 1992. Our executive offices are located at 11533 Franklin Ave., Franklin Park, Illinois, 60131, and our telephone number is (630) 562-5550; our website is http://www.mwav.com . Presently, SEC filings are not available on our website but, if requested, we will provide electronic or paper copies of SEC filings free of charge, or these can be obtained online via EDGAR.

Business

The Company

We are a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. We satisfy our customers’ requirements for telecommunications and industrial electronics printed circuit boards, either rigid, flexible or bonded, by directly booking orders, supervising and inspecting outsourced manufacture of such boards through our global base of production partners located in China and Southeast Asia, and domestically, through pre-screened production partners.

Our business model is referred to as Virtual Manufacturing. Through Virtual Manufacturing we contractually supply a wide range of printed circuit board needs of our customers, creating a “pipeline” between those customers and production that covers early prototypes and pilot production, directly into mass production, offering our customers one seamless source. We deliver products when our customers need them through consignment inventory control, demand pull, just in time, in plant storehouses, supplier or vendor managed inventory and other supply-chain programs.

We began Virtual Manufacturing during 2000 by developing subcontracting relationships with predominately Asian global manufacturers, from our base in Singapore. In virtual manufacturing, we assume many of the pre and post-production services of a manufacturer, while outsourcing the physical processes either adjunct to our personnel or in relatively close proximity to assure the highest quality fulfillment.

Our manufacturing partners maintain most certificates for quality, environmental and safety, including ISO, QS, UL, CE and others. We believe our manufacturing partners have a reputation for timely fulfillment of orders that are competitively priced, shipped from modern plants operating with the high standards of worker and environmental safety both within and outside of the United States.

We market our products through regional sales managers supported by independent sales organizations. Our base of approximately 50 customers represents a sophisticated group of purchasers.

In 2005, we started to solicit new orders and extend our product lines to include custom or engineered electronic products sourced from Asia on behalf of existing accounts. These products are sourced and imported on a pan-Asian basis and cover a broad range of components that include LED’s, wire bonding services, harnesses, extruded housing products, and other customer specific products. This effort has been geared toward diversifying and increasing our overall margins. Initially, we solicited existing customers, but we also intend to solicit new accounts.

Discontinued Operations

On February 25, 2005 M-Wave, Inc. through its wholly owned subsidiary, M-Wave DBS, Inc., an Illinois corporation purchased substantially all of the assets of Jayco Ventures Inc. (JVI), for approximately $1,700,000.

M-Wave DBS, Inc. was initially acquired as a distributor, virtual manufacturer and global supplier to the Digital Broadcasting Satellite (DBS) industry that includes a growing number of proprietary product lines including the TrunkLine Millenium® commercial SMATV head end gear, JVI L-Band passive splitters and multi-switches, Treadclip plastic fasteners, Signaloc® meters used in DBS installations and the Kompressor® universal RF connector line.

After attempts to finance and establish the business through July 2005, the Company determined the assets and business could not be re-established, and in December 2005 we determined to discontinue M-Wave DBS, Inc., formerly reported as the DBS segment. In consideration of that change, essentially all employees of the DBS subsidiary were terminated in December 2005, and the remaining assets located in warehouses in California and Florida were liquidated in the ordinary course of business.

M-Wave DBS, Inc. operated as a wholly owned Illinois subsidiary. The Company’s remaining core business continues to be printed circuit board and related custom component business is known informally as M-Wave EMG [Electro-Mechanical Group]. Concurrently, Robert Duke serves as President-EMG division.

Facilities

In an effort to reduce operating expenses, the Company completed its move and consolidation from West Chicago, Illinois to Franklin Park, Illinois close to Chicago’s O’Hare International airport in December 2005. The Company entered into a short-term lease of space with Harbrook Tool & Manufacturing Company, located at 11533 Franklin Avenue, Franklin Park, Illinois 60131. The lease can be terminated upon 60 days written notice by either party.

Series B Stock

On January 25, 2006, the Company entered into an Agreement with Mercator Momentum Fund III, amending the Loan Document Purchase Agreements which Mercator purchased from Silicon Valley Bank on November 9, 2005. This amendment included eliminating certain provisions and conditions of the loan originally between the Company and Silicon Valley Bank, including financial covenants. As part of this amendment, all previous defaults that had existed under the agreement at that time were waived.

The principal amount due under the note was amended to include interest accrued between November 9 and December 31, 2005. Future interest was to accrue at a rate equal to the prime rate plus 2% per annum. The maturity date on this obligation was June 28, 2006.

On March 1, 2006 the Company entered into, and simultaneously consummated, an agreement with (i) Mercator Momentum Fund, LP; (ii) Mercator Momentum Fund III, LP; (iii) Monarch Pointe Fund Ltd.; and (iv) M.A.G. Capital LLC, (“the Purchasers”), whereby the Company issued then an aggregate of 45,648 shares of Series B Convertible Preferred Stock, which are convertible into shares of the Company’s common stock. Each share of Series B Stock has a stated value of $100.00. The Company issued the Series B Stock in consideration of canceling $4,564,800 of indebtedness owed by the Company to them. In connection with the Agreement, the Company reduced the exercise prices of certain common stock purchase warrants previously issued to the purchasers and to M.A.G. Capital, LLC.

Pursuant to the terms of the March 1, 2006 Agreement, on March 15, 2006, the Company issued an additional 19,000 shares of Series B Stock to the purchasers in exchange for the payment of $1,900,000. The number of Common Shares that any of the Purchasers may acquire at any time upon conversion of the Series B Preferred Stock (“the Conversion Shares”)is subject to limitations in the Certificate of Designations of Preferences and Rights of Series B Stock, as filed with the Secretary of State of the State of Delaware on March 1, 2006, so that the aggregate number of shares of common stock which such Purchaser, and all persons affiliated with such Purchaser, have beneficial ownership does not at any time exceed 9.99% of the Company’s then outstanding common stock.

On December 29, 2006 the Company entered into, and simultaneously consummated, an agreement whereby the Company issued an aggregate of 5,000 shares of Series B Convertible Preferred Stock, which are convertible into shares of the Company’s common stock to Monarch Pointe Fund, Ltd. Each share of Series B Stock has a stated value of $100.00. The Company issued the Series B Stock in exchange for the payment of $500,000 to the Company on December 29, 2006.

The Agreement further stipulates that the sum of the number of Common Shares issued upon conversion of the Series B Preferred Stock plus the number of shares of the Company’s common stock already owned by any of the Purchasers, may not exceed 19.99% of the Company’s then outstanding common stock without the approval of the Company’s stockholders if such approval is required by the rules and regulations of the Nasdaq Capital Market.

The Series B Stock is non-voting and the holder is entitled to receive monthly dividends at an annual rate equal to 15%, subject to reduction to 9% after the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission. The monthly dividends are payable in cash, subject to board approval. The number of shares into which one share of Series B Stock is convertible into will be determined by dividing $100.00 by $3.16 (subject to adjustment) . In addition, the Series B Stock has liquidation preferences and certain other privileges.

Registration of Stock

The Company agreed to use it best efforts to file a registration statement covering the resale of the Conversion Shares, the shares of common stock underlying the Warrants (as defined below) and the Series A Convertible Preferred Stock issued by the Company to the purchasers on June 17, 2004.

On March 1, 2006, warrants to purchase 532,862 shares of common stock of the Company previously issued to MAG and to the purchasers were modified to reduce the exercise prices of the warrants (previously between $5.08 and $4.08) to the price that was $0.01 above the closing bid price on the business day immediately preceding the Closing Date, or $2.48 per share.

Voting Agreement

Joseph Turek, Chairman of the Board, President and Chief Operating Officer of the Company, has entered into a voting agreement on January 26, 2007 with MAG and Mercator Momentum Fund, LP whereby Mr. Turek agrees to vote all voting securities of the Company currently owned or thereafter acquired by him in favor of any proposal agreed to by the Special Committee to pursue a transaction in which the Company would make a significant acquisition of another company or of the business or assets of another company. The voting agreement terminates on the earlier of its one-year anniversary or upon the closing of any such acquisition.

Industry and Market

There is a large and varied market for lower to high technology digital circuit boards. The technology ranges between dual-sided circuit boards associated with applications like signaling or lighting devices to 20-plus layer boards with complex circuitry requirements associated with medical or military applications.

There has been an “outsourcing” trend whereby many end users have reduced their internal assembly of printed circuit boards and bonded assemblies and moved to buying these products from “contract manufacturing” shops. But within outsourcing, the domestic U.S. market has evolved to associate itself with pre-production short runs, prototypes, and niches while mass production has largely migrated to Asia. The total domestic market for printed circuit boards has shrunk dramatically since 1999, and is now about $2 billion according to our estimates.

We believe the global sourcing of other custom and engineered products allied with printed circuit boards is a growing niche as many small and middle market contract manufacturers or original equipment manufacturers seek alternative sourcing to U.S. production only.

Customers and Marketing

Our customers are highly varied and include both contract manufacturers (CM’s) and original equipment manufacturers (OEM’s) of specific products, both within the telecom sector and in a wide range of other diverse industries including electronic warning devices, irrigation equipment and automotive consumer components. We market our products through regional sales managers supported by 20 independent sales organizations. We currently service approximately 50 customers.

The sale of microwave printed circuit boards is technical in nature. We work with customer personnel who are frequently experts in microwave design and theory with added expertise in fabrication and design techniques for printed circuit boards. Typically, microwave system manufacturers provide us with fabrication details and guidelines. We have the products fabricated to customer specifications.

We adopted a program of early supplier involvement as part of our sales strategy. We have the opportunity to design-in our manufacturing processes as a means of reducing the cost of microwave systems. The emphasis upon a partnership underlies our relationship with our customers.

As of December 31, 2006, we had an order backlog of approximately $2,255,000 compared to $1,542,000 at December 31, 2005. Most of our backlog is subject to cancellation or postponement without significant penalty. This backlog is not necessarily indicative of our future results of operations or prospects.

Products and Production

We have exited direct domestic manufacturing by using operating and strategic partnerships with domestic and Asian printed circuit board manufacturers. Our suppliers manufacture to our specifications and under our review by our management based in Chicago and Singapore.

As a result of exiting manufacturing, we have transferred most of the risks of manufacturing including raw material acquisition, process controls, scrap, quality control, warranty expenses, human resources productivity, working asset absorption and plant failure to our suppliers. This allows us to move with greater flexibility as a marketing and service firm. We gear ourselves to market conditions to gain sales otherwise imprudent and outsource these using a “virtual manufacturing” approach. We may not be successful under our new business model as we compete increasingly with brokers, distributors, and some manufacturers who adopt similar strategies.

Diversification of Products

Commencing the second half of 2006, we have submitted to a test market in Asia purchase orders outside printed circuit boards. This has included plastic and metal extrusions, and specialized assembly for products that are within and without printed circuit boards. In addition we secured purchase orders for certain RF signal enhancement products focused in both the commercial and consumer markets. The intent of the company in the future is to widen the products we procure from Asian markets for a more diverse group of customers.

Virtual Manufacturing (VM)

We out-source the manufacture of printed circuit boards as part of our Virtual Manufacturing process to unaffiliated manufacturers. Many of these suppliers are ISO 9000 certified. We believe that we maintain good business relationships with our unaffiliated manufacturers.

Our purchase orders are executed in United States dollars in order to maintain continuity in our pricing structure and to limit exposure to currency fluctuations.

Quality assurance is particularly important to our strategy and our product shipments are required to satisfy quality control tests established by our internal product design and engineering department. We typically perform quality control inspections prior to shipment of printed circuit boards to our customers. We warrant most printed circuit boards to our customers with a money-back guarantee for printed circuit boards and components. We also pass back the warranty costs of the printed circuit boards to our suppliers and share in the cost of components assembled on defective boards with them.

Competition

The market for our services is highly competitive. We compete for customers primarily on the basis of quality and on time delivery of products and our technical support. We face substantial competition from many companies, including many that have greater financial and other resources, broader product lines, greater customer service capabilities and larger and more established customer bases. Alternative methods of manufacturing microwave-related boards exist, including ceramic and thick-film technologies. Also, new materials are being introduced that are not Teflon        -based and are easier to manufacture. These materials fit within existing manufacturing capabilities of other board shops. Increased competition could cause us to lose market share and/or accelerate the decline in the prices of our services. These factors could have a material adverse effect on our results of operations and financial condition.

Dependence on Domestic and Overseas Manufactures

We are dependent upon unaffiliated domestic and foreign companies for the manufacture of printed circuit boards as part of our Virtual Manufacturing process. Our arrangements with manufacturers are subject to the risks of doing business, such as import duties, trade restrictions, production delays due to unavailability of parts or components, transportation delays, work stoppages, foreign currency fluctuations, political instability and other factors, such as satisfaction of our delinquent liabilities with certain overseas vendors, which could have an adverse effect on our business, financial condition and results of operations. We believe that the loss of any one or more of our suppliers would not have a long term material adverse effect on our business, financial condition and results of operations because other manufacturers would be able to increase production to fulfill its requirements. However, the loss of certain suppliers, could adversely affect our business in the short term, until alternative supply arrangements were secured.

Environmental Regulations

The industry in which we operate is subject to environmental laws and regulations concerning, among other things, emissions into the air, discharges into waterways, the generation, handling and disposal of waste materials and certain record-keeping requirements. Our former manufacturing operations periodically generated and handled materials that are considered hazardous waste under applicable law and contracted for the off-site disposal of these materials. During the ordinary course of our former manufacturing operations, we received citations or notices from regulatory authorities that such operations may not be in compliance with applicable environmental regulations. Upon such receipt, we worked with authorities to resolve the issues raised by such citations or notices. Our past expenditures relating to environmental compliance have not had a material effect on our financial position or results of operations. We believe that the overall impact of compliance with regulations and legislation protecting the environment will not have a material effect on our future financial position or results of operations, particularly since we no longer manufacture products, although we can provide no assurance that any environmental laws and regulations will not have such a material effect.

Patents

Due to rapidly changing technology, we believe our success depends in part upon the engineering, marketing, manufacturing and support skills of its personnel, rather than upon patent protection. We developed the Flexlink™ process, the bonding of materials with dissimilar coefficients of thermal expansion, and the fusion bonding of Teflon-based laminate for multi-layer circuit fabrication. We developed an enhanced version called Flexlink II™ in 1995. We received patent grants for Flexlink ™ and Flexlink II™ in 1993, 1994, and 1995. Historically, we have used Flexlink II™ in our bonding process associated with RF applications.

We were granted three patents in 1998. Two patents were granted for a printed circuit board process using plasma spraying of conductive metal. The plasma spraying process eliminates a significant portion of the wet process currently used to produce printed circuit boards. At present, none of our current business is dependent upon these patented processes.

Employees

On December 31, 2006, we had approximately 21 full-time employees, compared to 20 on December 31, 2005.

None of our employees are represented by a labor union and we have never experienced a work stoppage, slowdown or strike. We consider our labor relations to be very good.

Risk Factors

You should carefully consider the following factors that may affect our business, future operating results and financial condition, as well as other information included in this prospectus. The risk and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

WE HAVE EXPERIENCED FLUCTUATIONS IN QUARTERLY OPERATING RESULTS .

Our quarterly results of operations are subject to significant variation for a variety of reasons, including the following:

•	The timing and volume of our customers’ orders;

•	Price and competition;

•	Changes in mix of products we sell; and

•	Demand for the products or the procurement and supply-chain services that we provide.

OUR LIQUIDITY AND CAPITAL RESOURCES ARE LIMITED.

Although we believe the Company has secured adequate finances from debt and equity transactions, which can be used with cash generated from operations to support continuing operations and fund growth plans, our ability to fund working capital and anticipated capital expenditures will depend on our future performance, which is subject to general economic conditions, financial conditions, our customers, actions of our domestic and international competitors, and other factors that are beyond our control. Our ability to fund operating activities is also dependent upon our ability to effectively manage our expenses in relation to revenues, and our ability to access external sources of financing. Based upon the current level of operations and anticipated growth, we believe that the net proceeds received from our March 2006 conversion of debt to equity, combined with our $2.4 million placements of additional equity, together with future cash flow from operations, and funds from external sources of debt financing, will be adequate to meet our anticipated liquidity requirements over the next 12 months. There can be no assurances that our operations and access to external sources of financing will continue to provide resources sufficient to service our indebtedness after satisfying liabilities arising in the ordinary course of business during the next 12 months or thereafter.

As a result of our restructuring and our credit history, we have limited credit terms available to us from our suppliers, increasing our reliance on other financing and internal working capital to fund our operations.

IN THE PRINTED CIRCUIT BOARD MARKET, WE ARE DEPENDENT ON THIRD-PARTY MANUFACTURERS LOCATED BOTH DOMESTICALLY AND OVERSEAS.

We are a value-added intermediary and service provider of high-performance printed circuit boards used in a variety of digital applications for telecommunications and industrial electronics applications. We satisfy our customers’ requirements for telecommunications and industrial electronics application by outsourcing and coordinating the manufacture of such boards through a base of suppliers located domestically and in the Far East. If our services and new business model do not gain sufficient positive market acceptance, we may not achieve anticipated revenue, profits or continued viability. We are now fully dependent on third-party manufacturers and have no manufacturing capability of our own.

We are dependent upon unaffiliated domestic and foreign companies for the manufacture of printed circuit boards as part of our Virtual Manufacturing process. Our arrangements with manufacturers are subject to the risks of doing business, such as import duties, trade restrictions, production delays due to unavailability of parts or components, transportation delays, work stoppages, foreign currency fluctuations, political instability and other factors, such as satisfaction of our delinquent liabilities with certain overseas vendors, which could have an adverse effect on our business, financial condition and results of operations. We believe that the loss of any one or more of our suppliers would not have a long-term material adverse effect on our business, financial condition and results of operations because other manufacturers would be able to increase production to fulfill our requirements. However, the loss of certain suppliers, could, in the short-term, adversely affect our business until alternative supply arrangements were secured.

IN THE PRINTED CIRCUIT BOARD MARKET, WE ARE SUBJECT TO INTENSE COMPETITION.

We provide our services strictly to customers that are seeking to purchase high-quality printed circuit boards. The market for printed circuit boards is extremely competitive, particularly with respect to price, and we expect such competition to increase. The market for such products is sensitive to new product introductions or enhancements and marketing efforts by our competitors. We expect to experience increasing levels of competition in the future. We may not be able to establish and maintain our competitive position against current or potential competitors, which could cause our sales and profitability to fail to meet expectations.

WE ARE DEPENDENT ON A SMALL NUMBER OF MAJOR CUSTOMERS.

We have discontinued our RF product line which accounted for approximately 54% of the Company’s sales in 2005. Our four largest customers in the RF product line accounted for 77% of our net product line sales in 2005. The sale of the RF product line business to ASC in October 2005 creates a further reliance on our digital customer base, especially as we begin to extend our product lines beyond printed circuit boards into our existing digital customer base. Our top ten customers in our digital product line accounted for approximately 90% of our net product line sales in 2006 and approximately 80% of our net product line sales in 2005. We expect that a small number of customers will continue to account for a substantial majority of our sales and that the relative dollar amount and mix of products sold to any of these customers can change significantly from year to year. There can be no assurance that our major customers will continue to purchase products from us at current levels, or that the mix of products purchased will be in the same ratio. The loss of our largest customer or a change in the mix of product sales would have a material adverse effect on our business and financial condition.

DIVERSIFICATION OF PRODUCT LINES

We are procuring products outside our historical markets and expertise. Our identification of Asian production may require assistance and research by third-parties outside our company. The business may or not be profitable, and it may require greater attention from our management to monitor its viability, potentially diluting our efforts in our core business.

OUR SUCCESS DEPENDS ON THE EFFORTS OF KEY MANAGEMENT.

We believe our success depends to a great degree upon the continued contributions of our key management, many of whom would be difficult to replace. In particular, we believe that our future success depends on Joseph A. Turek, our President and Chief Operating Officer. Mr. Turek provides significant sales and engineering expertise. We presently do not maintain key person life insurance on Mr. Turek. If we experience the loss of the services of any of our key personnel, we may be unable to identify, attract or retain qualified personnel in the future, making it difficult to manage our business and meet key objectives, or achieve or sustain profits.

SINCE OUR COMMON STOCK IS THINLY TRADED, IT CAN BE SUBJECT TO EXTREME RISES OR DECLINES IN PRICE, AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID.

You may have difficulty reselling shares of our common stock. You may not be able to resell your shares at or above the price you paid, or at a fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company.

NASDAQ COMPLIANCE

On January 9, 2006, the Company announced that it had received a determination and de-listing letter from NASDAQ’s Listing Qualifications staff on January 6, 2006, indicating it does not satisfy NASDAQ Marketplace Rule 4310(c)(2)(B) that requires the Company to have a minimum of $2.5 Million in shareholders’ equity to remain listed on The NASDAQ Capital Market. The Company appealed this determination and asked for a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to present a plan to regain compliance. As a result of the Series B Stock financing, the Company complied with the shareholders’ equity requirement for continued listing on The Nasdaq Capital Market and evidenced full compliance with the requirement upon the filing of the Form 10-QSB for the quarter ended March 31, 2006. As previously disclosed, as of the quarter and nine month period ended September 30, 2005, the Company failed to satisfy the $2.5 million shareholders’ equity requirement for continued listing on The Nasdaq Capital Market. The Company presented its plan to regain compliance with that requirement at a hearing before the Panel on February 16, 2006. On March 31, 2006, The Company received a formal decision from the Panel whereby the Company’s shares would continue to be listed on The Nasdaq Capital Market, subject to the following exception: 1) On or before April 17, the Company shall disclose in its Form 10-KSB for the fiscal year ended December 31, 2005, the consummation of transactions sufficient to bring shareholders’ equity to at least $2.5 million; 2) On or before May 15, 2006, the Company must report in its Form 10-QSB for the quarter ended March 31, 2006, actual shareholders’ equity of at least $2.5 million at March 31, 2006; and 3) On or before May 22, 2006, the Company must have a closing bid price of at least $1.00 per share and have evidenced a closing bid price of $1.00 or more per share for a minimum of ten consecutive business days. The Company was able to demonstrate compliance with the conditions set forth by the Panel within the prescribed timeframes.

On June 28, 2006, NASDAQ notified the Company that its common stock failed to meet a minimum closing bid price for 30 consecutive business days. NASDAQ provided the Company 180 calendar days for the minimum closing bid price to exceed $1.00 per share for a minimum of ten consecutive business days. If it does so, NASDAQ will then deem the Company to be in compliance with the rule. If the closing bid price does not exceed $1.00 per share for a minimum of ten consecutive business days prior to December 26, 2006, depending on our compliance with other listing standards, NASDAQ may provide an additional 180-day period or it may delist our common stock at that time.

The Company’s shareholders approved a reverse split of between one-for-two and one-for-ten at the discretion of the Board of Directors at its Annual Meeting held on October 31, 2006. On December 7, 2006, the Board of Directors unanimously approved a one-for-four reverse split of the Company’s Common Stock and established a record date of December 15th. Each four (4) shares of the Common Stock issued and outstanding will be automatically changed and reclassified into one (1) fully paid and nonassessable share of Common Stock. There were no fractional shares issued. A holder of record of Common Stock who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares were be rounded up if the fractional share was equal to or greater than 0.5 and rounded down if the fraction was less than 0.5. No stockholders received cash in lieu of fractional shares.

On January 4, 2007, the Company announced it had received letter from Nasdaq Listing Qualifications indicating that the Company was in compliance with Nasdaq Marketplace Rule 4310 (c)(4), having achieved a closing bid price above $1 for ten consecutive trading days.

The Company can provide no assurances that it will continue to satisfy all Marketplace requirements without further equity funding.

Item 2.	Description of Property

Until December 31, 2005, we leased a portion of our former West Chicago facility to maintain the offices from which we operate our domestic and international Virtual Manufacturing, supply chain management, and consulting business. In December 2005, we moved to our present location in Franklin Park, Illinois, whereby we lease space from the building’s owner on a month to month basis. We feel this provides us the flexibility we need to scale our business quickly as market conditions dictate.

On October 5, 2005, we entered into an Agreement to sell our real property located at 215 Park Street, Bensenville, Illinois for the purchase price of $500,000. We received proceeds of approximately $457,000, net of fees and closing costs. On August 25, 2006, we entered into an Agreement to sell our real property located at 544 Pine Street, Bensenville, Illinois for the purchase price of $170,000. We received proceeds of approximately $150,000, net of fees and closing costs.

Facilities

The following table lists our facilities at December 31, 2006:

Location	Function	Square Feet	Lease Expiration Date
Franklin Park, Illinois	Administrative	4,600	Leased-Monthly
Franklin Park, Illinois	Warehouse	5,800	Leased-Monthly

Item 3.	Legal Proceedings

We are not party to any litigation which is material to our business or financial condition.

Item 4.	Submission of Matters to a Vote of Security Holders

(a) The Company’s Annual Meeting of Stockholders was held on October 31, 2006.

(b) At the Company’s Annual Meeting of Stockholders, the Stockholders reelected to the Company’s Board of Directors Mr. Joseph A. Turek. Mr. Turek is a Class II Director and will serve a term ending upon the election of Class II Directors at the 2008 Annual Meeting of Stockholders. The aggregate number of votes cast for, against, or withheld, for the election of Mr. Turek was as follows: 5,468,604 for, 0 against, and 351,193 withheld.

(c) At the Company’s Annual Meeting of Stockholders, the Stockholders ratified the amendment of the Company’s Certificate of Incorporation, to effect a reverse split of the Company’s issued and outstanding Common Stock, par value $0.005 per share, at a range of between one-for-two and one-for-ten at the discretion of the Company’s Board of Directors. The aggregate number of votes cast for, against, or withheld, for the amendment of the Certificate of Incorporation was as follows: 5,620,195 for, 197,672 against, and 1,930 withheld.

(d) At the Company’s Annual Meeting of Stockholders, the Stockholders ratified the amendment of the Company’s Certificate of Incorporation, to increase the amount of the Company’s authorized Common Stock, par value $0.005 per share, from twenty million to two hundred million shares. The aggregate number of votes cast for, against, or withheld, for the amendment of the Certificate of Incorporation was as follows: 5,173,512 for, 498,269 against, and 148,016 withheld.

(e) At the Company’s Annual Meeting of Stockholders, the Stockholders ratified the appointment of McGladrey & Pullen, LLP as auditors of the Company for the 2006 calendar year. The aggregate number of votes cast for, against, or withheld, for the ratification of McGladrey & Pullen LLP as auditors were as follows: 5,703,413 for, 73,061 against, and 43,323 withheld.

Part II

Item 5.	Market for Common Equity and Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities

Our common stock is traded on the NASDAQ Capital Markets (trading symbol MWAV). The following table sets forth, for the calendar periods indicated, the range of the high and low sales prices (for 2005, the last reported sales prices) of the common stock from January 1, 2005 through December 31, 2006 as reported by the NASDAQ. The Company effectuated a reverse split of the Company’s Common stock at a rate of one-for-four on December 18, 2006, and is reflected in this chart:

	Year Ended December 31
	2006		2005
	Low	High	Low	High
First Quarter	$1.24	$4.08	$4.44	$8.28
Second Quarter	2.40	7.08	3.40	5.72
Third Quarter	2.48	4.20	2.80	4.40
Fourth Quarter	2.04	2.86	1.16	3.92

As of March 31, 2007, there were approximately 1,200 shareholders of record owning our common stock. We did not pay any dividends on our common stock in 2005 or 2006 and we intend not to pay dividends in the foreseeable future in order to reinvest future earnings in the business. Stock price on March 29, 2007 was $3.43.

Disclosure Regarding the Company’s Equity Compensation Plans

The following table summarizes information about equity awards under the 2003 Stock Incentive Plan as of December 31, 2006.

Plan Category	Number of shares of Common Stock to be Issued upon exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Common Stock Available for Future Issuances
Equity compensation plans approved by security holders	433,255	$3.49	70,777
Equity compensation plan not approved by security holders	26,042	$5.40	0
Total	459,297	$3.51	70,777

On December 31, 2004 we issued 26,042 options to the owner of ASC, with an exercise price of $5.40 per share, which were fully vested upon issuance and expire on December 31, 2008. The value of the options was determined using the Black-Scholes pricing model which calculated a value of approximately $137,000 based on a fair value price of $5.40, assuming an expected life of 4 years, a risk-free interest rate of 4.16%, volatility of 174%. And no dividend yield. Upon issuance, the value of these options were recorded as an increase to additional paid-in capital and recognized as stock compensation expense.

Item 6.	Managements Discussion and Analysis of Financial Condition and Results of Operation

A. Plan of Operation

B. RESULTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006 COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 2005

Significant Events

On January 26, 2007, the Company entered into a Merger Agreement with SunFuels, Inc. and Blue Sun Biodiesel, LLC (SunFuels).

SunFuel’s primary business is the acquisition and distribution of canola oils refined into a biodiesel blend that can operate in both commercial and passenger vehicles. The primary marketing of SunFuel’s products focuses on the branded Blue Sun Fusion™ that is a blend of premium Blue Sun Biodiesel (20%) with petroleum diesel fuel (80%), along with Blue Sun’s proprietary additive package specifically tailored for regional climates and seasons . Blue Sun indicates that it will also refine biodiesel product from plant it intends to break ground on early in 2007 located in Los Cruces, New Mexico

The transaction is expected to close before August 2007, pending satisfaction of conditions to closing. When the transaction closes, certain directors and the officers of SunFuels will assume control of the Company, which will change its name to Blue Sun Holdings, Inc. The Company’s operating subsidiary will be renamed Blue Sun Biodiesel, Inc. The Company will continue to be a publicly traded and reporting company following the closing of the transaction.

As consideration for the merger transaction, the outstanding equity securities of SunFuels will be exchanged for equity securities of M-Wave. Specifically, outstanding SunFuels Common Stock, Series A Convertible Preferred Stock, options and warrants will be exchanged for Company Common Stock, Series C Convertible Preferred Stock, options and warrants, respectively. As a result, the holders of such SunFuels equity securities will own approximately 87.2% of the Common Stock of the Company, on a fully-diluted basis, assuming (i) the completion of the SunFuels Series A Convertible Preferred Stock financing described below and (ii) conversion or exercise of all convertible or exercisable securities of the Company that will be outstanding after the completion of the merger. Similarly, all of the outstanding Blue Sun membership interests not already owned by SunFuels will be exchanged for shares of Company Common Stock. As a result, the holders of such Blue Sun membership interests will own approximately 3.8% of the Common Stock of the Company, as so calculated on a fully-diluted basis. The currently outstanding shares of M-Wave Common Stock will remain outstanding and, following the exchange of SunFuels and Blue Sun equity securities for M-Wave equity securities, the currently outstanding shares, warrants and options of M-Wave will represent approximately 9.0% of the outstanding shares, warrants, and options of the Company, as so calculated on a fully-diluted basis.

The merger transaction is subject to the approval by the stockholders of M-Wave and SunFuels and the members of Blue Sun, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions. Holders of a majority of the outstanding shares of each class of stock of SunFuels and holders of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave have agreed to vote in favor of the mergers. SunFuels, which holds 94.4% of the outstanding Blue Sun membership interests, has agreed to the Blue Sun merger. In addition, the merger transaction is subject to the receipt of the remaining $10.125 million in SunFuels Series A Convertible Preferred Stock. There can be no assurances that SunFuels will receive the remaining $10.125 million or that the merger transaction will be completed as contemplated.

Because the holders of the equity securities of SunFuels will acquire a majority of M-Wave’s shares of capital stock as a result of the merger transaction, the merger transaction will be treated as a reverse merger for accounting purposes, and SunFuels will be deemed to be the acquirer in the reverse merger. Consequently, the historical financial statements of the Company will be the historical financial statements of SunFuels rather than the historical financial statements of M-Wave, and the assets and liabilities of SunFuels will be recorded at their historical cost basis to SunFuels, and the assets and liabilities of M-Wave will be recorded as if they were purchased on the closing date at their fair market value on that date.

On August 25, 2006 the Company sold the real property located at 544 Pine Street, Bensenville, Illinois.

On August 26, 2006, the Board of Directors appointed Jeffrey Figlewicz to be the Chief Financial Officer of the Company. Mr. Figlewicz joined the Company in June 2004 as Corporate Controller and Principal Accounting Officer

Comparison of 2006 vs 2005

Net Sales

Net sales were approximately $9,762,000 for the twelve months ended December 31, 2006, a decrease of approximately $6,843,000, or 41% versus 2005. The decrease in sales is directly related to sale of our RF product line in October 2005. Sales within our RF product line were approximately $281,000 during 2006, a decrease of 97%, or approximately $8,571,000, below 2005. Sales within the RF product line represent the sale of remaining inventory.

As previously described, the Company discontinued its RF product line in 2005. In accordance with generally accepted accounting principles, these activities do not constitute a discontinued operation, primarily because discreet financial information is not available or reasonably determinable for this division of the business. As of October 21, 2005, substantially all of the Company’s sales from continuing operations will be generated by the digital product line.

Sales within our digital product line were approximately $7,867,000 during 2006, an increase of 6%, or approximately $418,000 above 2005. Sales within the digital product lines top ten customers accounted for approximately 90% of yearly sales of this product line in 2006 versus these ten customers accounting for 80% of yearly sales in 2005. We experienced sales increase within our top customers across the board due to general strength in their underlying businesses.

During 2006, we began to receive and ship orders for Non PCB product, beginning to execute on our diversification strategy announced in previous filings. We are initially focusing on serving our existing digital customers, sourcing products such as extrusions, spun metals, castings, wire harnesses, and assembly work associated with printed circuit boards. Sales within this new segment were approximately $894,000 during 2006 compared to $0 in 2005. We expect sales within this area to grow in future periods to the point where we expect to achieve comparable revenues and profitability to our digital PCB segment.

Other sales primarily represent revenues from tooling and commissions received subsequent to the sale of our RF product line per the terms of the sales agreement. Per the agreement, we received commissions for acting as a sales agent for certain RF customers during 2006. These revenues contractually ended on December 31, 2006. Other revenues for 2006 were approximately $719,000 in 2006 compared to approximately $304,000 in 2005, an increase of approximately $415,000. We recorded approximately $232,000 in commission revenues during 2006, and do not expect these to continue in future periods.

Gross Profit and Cost of Goods Sold

Our gross profit for the twelve months of 2006 was approximately $2,487,000, a decrease of approximately $973,000, or 28% versus 2005. The decrease in gross margin dollars was directly attributable to the sale of the RF product line in October 2005. Our gross margin based on percentage of sales was approximately 25.5% during 2006, compared to approximately 20.8% during 2005. Margins within our digital and Non PCB product lines are substantially higher compared to margins within our RF product line as digital and Non PCB products are generally imported from Asia while RF product was generally purchased domestically.

Operating Expenses

General and administrative expenses were approximately $3,976,000 or approximately 41% of net sales for 2006 compared to approximately $4,187,000 or approximately 25% of net sales for 2005.

General and administrative expenses consist primarily of salaries and benefits, professional services, depreciation of office, equipment and computer systems and occupancy expenses. Payroll related expenses decreased approximately $202,000. Professional services, which include legal, auditing, and consulting fees, decreased approximately $651,000. Included in this figure is a decrease in our legal expenses of approximately $465,000. Occupancy expenses at our new Franklin Park facility decreased approximately $451,000 compared to prior year expenses at our former West Chicago location. Loss on assets sold in 2006 was approximately $31,000 during 2006 compared to approximately $120,000 during 2005, a decrease of approximately $89,000. As a result of adopting FAS 123R during 2006, we recorded stock compensation expense of approximately $851,000 during 2006 compared to approximately $117,000 during 2005, an increase of approximately $734,000. Current year stock compensation expenses related to grants issued in 2006 were approximately $412,000. Expenses related to prior year grants that vested during 2006 were approximately $153,000. Expenses related to the re-pricing of the MAG warrants was approximately $286,000 during 2006. Prior year expenses were related to warrants issued to JAS Financial Services and warrants that were granted to Jason Cohen, former employee, in lieu of options. Corporate development expenses were approximately $1,127,000 during 2006 compared to approximately $447,000 during 2005, and increase of approximately $680,000. Included in these expenses are public related expenses such as Nasdaq fees, press release and SEC filing fees, board compensation expenses, legal, and merger and acquisition costs expensed during 2006.

Selling and marketing expenses were approximately $821,000 or 9% of net sales in 2006 compared to approximately $974,000 or 6% of net sales for 2005. Selling and marketing expenses include the cost of salaries, advertising and promotion of our products, and commissions paid to independent sales organizations. Commissions paid to independent sales organizations decreased approximately $124,000 due to decreased sales and lower commission rates paid to new reps hired during 2006. Expenses for our Singapore office increased approximately $55,000 during 2006. Payroll-related expenses decreased approximately $85,000 during 2006.

Operating Loss from Continuing Operations

Our operating loss from continuing operations was approximately $2,310,000 in 2006, compared to approximately $1,701,000 for 2005. The changes in operating loss reflect primarily the changes in gross profit, stock compensation, and other operating expenses as discussed above, which can be summarized as follows:

Decrease in gross margin	$973,000
Increase in stock compensation expense related to FAS123R	734,000
Decrease in other S G & A expenses	(1,098,000)

Increase in operating loss from continuing operations	$609,000

Interest Income

We recorded no interest income in 2006. Interest income of approximately $7,000 was recorded in the first nine months of 2005 related to income received on our interest bearing bank accounts.

Interest Expense

Interest expense was approximately $419,000 during 2006, primarily related to the financing costs with Mercator versus approximately $320,000 during 2005. The Company recorded non-cash interest expense of approximately $357,000 in 2006 related to expensing of the unamortized portion of Long Term Debt due to the conversion to equity. The 2005 interest expense was comprised primarily of approximately $596,000 of interest expenses related to our financing agreement with Silicon Valley Bank and interest payments on our subordinated debt with MAG Capital, LLC. We also recorded a reduction in interest expense of approximately $276,000 to reduce the warrants issued to MAG Capital, LLC in 2005 to their fair value at December 31, 2005.

Other Income/Expense

The Company recorded approximately $236,000 in preferred dividend expense during 2006 related to its issuance of Series B preferred stock to M.A.G. Capital, LLC, and its affiliates in March 2006. Other expenses of approximately $225,000 for 2005 primarily relates to impairment expense on equity securities received in connection with the recovery of a note receivable we recorded as other income in a prior period.

Income Taxes

We recorded no income tax expense during 2006. In 2005, we recorded an income tax expense of approximately $71,000, related to prior year state tax credits that we were required to pay back due to sale of assets that occurred within the lookback period.

Liquidity and Capital Resources

Net cash used by operations was approximately $1,868,000 in 2006 compared to approximately $2,448,000 in 2005.

Accounts receivable increased approximately $28,000 during 2006. Inventory decreased approximately $723,000 primarily due to liquidating inventory within our discontinued operations. Prepaid expenses decreased approximately $220,000 primarily due to deposits paid to inventory suppliers in the prior year related to our discontinued operations. Accounts payable decreased approximately $657,000 related to settlement of payables within our discontinued operations. Accrued expenses decreased approximately $25,000 during 2006.

Net cash provided by investing activities was approximately $215,000 for 2006, compared to approximately $1,390,000 used in investing activities in 2005. Sources of cash provided by investing activities during 2006 were primarily related to the sale of our land in Bensenville and payments received on our note receivable from American standard Circuits. Our acquisition of the DBS business, which was subsequently discontinued in 2005, was the primary increase in funds used in investing activities in 2005. Capital expenditures were approximately $21,000 in 2006 compared to approximately $142,000 in 2005.

Net cash provided by financing activities was approximately $3,102,000 in 2006, compared to approximately $2,765,000 in 2005. The conversion of our debt to equity combined with additional equity placements during 2006 were the primary sources of funding provided by financing activities during 2006. During 2005 the issuance of promissory notes and borrowings on our former credit facility were primary factors in cash flows provided by financing activities.

Currently the Company is committed to growing its core business, as it relates to the continuing operations of its digital product line and other non-PCB components and assemblies. The Company also announced a merger agreement with SunFuels, Inc. and Blue Sun Biodiesel LLC on January 26th that expects to close during 2007. However, if the Company is unable to secure adequate financing to grow its core business, or if the merger agreement is not consummated, the Company may be forced to modify its business and strategic plan.

Based upon the current level of operations and anticipated growth, restructuring of its business focusing on higher margin product lines, placement of follow on equity financing during the past year, we believe that future cash flows from operations will be adequate to meet our anticipated liquidity requirements through the next fiscal year.

Inflation

We believe inflation has not had a material effect on our operation or on its financial position. However, expected supplier price increases that average approximately 4% may have a material effect on the Company’s operations and financial position in 2007, if we are unable to pass through those increases under our present contracts.

Foreign Currency Transactions

All of our foreign transactions are negotiated, invoiced and paid in United States dollars.

Risk Factors Affecting Business and Results of Operations

This report, as well as our other reports filed with the SEC, our press releases, and other communications contain forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding our expected financial position, results of operations, cash flows, dividends, financing plans, strategy, budgets, capital and other expenditures, competitive positions, growth opportunities, benefits from new technology, plans and objectives of management, and markets for stock. These forward-looking statements are based largely on our expectations and, like any other business, are subject to a number of risks and uncertainties, many of which are beyond our control. The risks include those stated in the section entitled “Risk Factors” in Item 1 of our Annual Report on Form 10-KSB and the other documents we have filed with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this report will in fact prove accurate, and our actual results may differ materially from the forward-looking statements.

Item 7.	Financial Statements

Consolidated financial statements, related notes and exhibits for the years ended December 31, 2006 and 2005 are filed as part of this report.

The exhibits filed herewith are set forth on the Index to Exhibits filed as part of this report.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

M~Wave, Inc. and Subsidiaries

Franklin Park, Illinois

We have audited the consolidated balance sheets of M~Wave, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of M~Wave, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As described in Note 11 to the consolidated financial statements, on January 1, 2006, the Company changed its method of accounting for share based payments to adopt Statement of Financial Accounting Standard No. 123R.

/s/McGladrey & Pullen, LLP

Schaumburg, Illinois

March 30, 2007

Annual Financial Statements

M-WAVE, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2006 and 2005

	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,696,340	$247,731
Accounts receivable, net of allowance for doubtful accounts, 2006- $80,000: 2005- $168,000	$1,089,021	$1,061,443
Inventories, net	$1,348,004	$2,191,013
Prepaid expenses and other assets	$115,932	$336,386
Note receivable, net	$6,836	$88,833

Total current assets	$4,256,133	$3,925,406
EQUIPMENT:
Equipment	$434,156	$392,708
Less accumulated depreciation	$(145,607)	$(81,317)

Equipment, net	$288,549	$311,391
Land held for sale	$0	$177,238

TOTAL	$4,544,682	$4,414,035

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$1,449,083	$2,430,304
Accrued expenses	$277,746	$343,732
Note payable	$58,000	$1,599,208

Total current liabilities	$1,784,829	$4,373,244

COMMITMENTS AND CONTINGENCIES

LONG-TERM DEBT, net of unamortized discount 2006-$0: 2005-$356,787	$0	$2,043,213
COMMON STOCK WARRANTS	$0	$239,017

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $100 par value; Series A authorized, 30,000 shares; issued and outstanding: 2006 and 2005: 12,500 shares	$656,800	$656,800
Preferred stock, $100 par value; Series B authorized, 70,000 shares; issued and outstanding: 2006-69,648 shares: 2005-0 shares	$6,842,797	$0
Common stock, $.005 par value; authorized, 200,000,000 shares; issued and outstanding 2006: 1,763,150 shares; 2005 : 1,550,650 shares	$10,986	$39,692
Additional paid-in capital	$14,199,062	$12,558,653
Accumulated deficit	$(16,664,622)	$(13,211,414)
Treasury stock, at cost, 2006 and 2005: 433,954 shares	$(2,285,170)	$(2,285,170)

Total stockholders’ equity (deficit)	$2,759,853	$(2,241,439)

TOTAL	$4,544,682	$4,414,035

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2006 and 2005

	2006	2005
NET SALES	$9,762,154	$16,605,368
COST OF GOODS SOLD	7,275,029	13,145,733

Gross profit	2,487,125	3,459,635

OPERATING EXPENSES:
General and administrative	3,976,044	4,186,976
Selling and marketing	820,650	973,685

Total operating expenses	4,796,694	5,160,661

Operating loss from continuing operations	(2,309,569)	(1,701,026)

OTHER INCOME (EXPENSE):
Interest income	0	6,510
Interest expense	(419,028)	(320,467)
Impairment of investment of available for sale securities	0	(225,000)

Total other income (expense)	(419,028)	(538,957)

Loss from continuing operations, before income taxes	(2,728,597)	(2,239,983)

Income tax expense	0	71,328

Loss from continuing operations	$(2,728,597)	$(2,311,311)

Loss from discontinued operations, net of tax (Note 13)	$(488,668)	$(3,098,055)

Net loss	$(3,217,265)	$(5,409,366)

Preferred stock dividends	$(235,943)	$0

Net loss attributable to common shareholders	$(3,453,208)	$(5,409,366)

BASIC AND DILUTED LOSS PER COMMON SHARE
Continuing operations	$(1.84)	$(1.53)
Discontinued operations	$(0.31)	$(2.05)

	$(2.15)	$(3.58)

Weighted average basic and diluted shares outstanding	1,604,794	1,510,026

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 and 2005

	2006	2005
OPERATING ACTIVITIES:
Net loss	$(3,217,265)	$(5,409,368)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Loss on disposal of property, plant, and equipment	31,405	119,657
Depreciation	85,123	96,810
Amortization of intangible assets	0	25,000
Amortization of discount on note payable, bank	0	48,552
Amortization of discount on long-term debt	356,787	158,693
Impairment loss recognized on intangible assets and goodwill	0	893,472
Impairment loss recognized on equipment	0	125,975
Provision for note receivable	0	102,500
Provision for inventory at net realizable value	0	700,000
Trade debt forgiveness	(323,772)	0
Stock compensation recognized on options and warrants	850,679	116,660
Provision for inventory at net realizable value	107,000	0
Fair value adjustment to common stock warrants	(4,993)	(276,463)
Impairment of investment of available for sale securities	0	225,000
Changes in assets and liabilities, net of effects of acquired business:
Accounts receivable	(27,578)	1,479,326
Inventories	736,009	(1,994,034)
Prepaid expenses and other assets	220,455	(188,196)
Accounts payable	(657,449)	1,491,291
Accrued expenses	(24,881)	(163,159)

Net cash flows used in operating activities	(1,868,480)	(2,448,284)

INVESTING ACTIVITIES:
Purchase of equipment	(21,448)	(142,229)
Proceeds from sale of property, plant and equipment, net of selling costs	154,494	456,990
Repayments on note receivable	81,997	13,667
Acquisition of business	0	(1,718,472)

Net cash flows provided by (used in) investing activities	215,043	(1,390,044)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	527,000	3,150
Net borrowings on note payable, bank	0	361,464
Payments on short and long term debt	(12,000)	—
Proceeds from preferred stock issuance, net of stock issuance costs	2,277,989	0
Payment of preferred dividends	(235,943)	0
Borrowings on long-term debt from shareholders	545,000	2,400,000

Net cash flows provided by financing activities	3,102,046	2,764,614

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

YEARS ENDED DECEMBER 31, 2006 and 2005

	2006	2005
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,448,609	(1,073,714)
CASH AND CASH EQUIVALENTS:
Beginning of period	247,731	1,321,445

End of period	$1,696,340	$247,731

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest	$0	$353,186
Cash payments (refunds) for income taxes	0	71,328
SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of common stock warrants to stockholders’ equity	$230,424	$0
Conversion of long-term debt to stockholders’ equity	4,564,808	0
Accrued interest added to note payable balance	20,600	0
Conversion of prepaid product credits to note receivable	0	205,000
Exchange of prepaid product credits for reduction in accounts payable	0	135,000
Reduction of accrued selling costs on sale of property, plant, and equipment	20,506	11,593
Stock options issued in connection with consulting agreement	0	116,600
Note payable incurred for the purchase of equipment	70,000	—
Stock warrants issued as discount on long-term debt and note payable	0	515,480
Other assets received for sale of equipment	0	11,325

Acquisition of Jayco Ventures, Inc:
Purchase price:
Cash purchase price		$1,360,000
Acquisition costs paid		358,472

		$1,718,472

Assets acquired and liabilities assumed:
Working Capital		$700,000
Property and equipment		100,000
Goodwill		858,472
Intangible assets		60,000

		$1,718,472

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

YEARS ENDED DECEMBER 31, 2006 and 2005

	Common Stock	Preferred Stock Series A	Preferred Stock Series B	Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Total
Balance—December 31, 2004	$33,974	$1,261,010	$—	$11,840,351	$(7,802,047)	$(2,285,170)	$3,048,118

Issuance of 3,700 shares of common stock upon exercise of stock options	19	—	—	3,131	—	—	3,150
Conversion of 11,500 shares of preferred stock into 1,139,870 shares of common stock	5,699	(604,210)	—	598,511	—	—	—
Stock compensation relating to stock options and warrants	—	—	—	116,660	—	—	116,660
Net Loss	—	—	—	—	(5,409,367)	—	(5,409,367)

Balance—December 31, 2005	$39,692	$656,800	$—	$12,558,653	$(13,211,414)	$(2,285,170)	$(2,241,439)

Conversion of long-term debt to 45,648 shares of Series B Preferred stock	—	—	4,564,808	—	—	—	4,564,808
Issuance of 19,000 shares of Series B Preferred stock, net of issuance costs of $122,011	—	—	1,777,989	—	—	—	1,777,989
Reclassification of warrant liability	—	—	—	234,024	—	—	234,024
Issuance of 5,000 shares of Series B Preferred stock	—	—	500,000	—	—	—	500,000
Stock compensation relating to stock options and warrants	—	—	—	850,679	—	—	850,679
Issuance of 850,000 shares of common stock upon exercise of stock warrants	4,250	—	—	522,750	—	—	527,000
Effect of one-for-four reverse split	(32,956)	—	—	32,956	—	—	—
Series B Preferred Stock dividends					(235,943)		(235,943)
Net Loss	—	—	—	—	(3,217,265)	—	(3,217,265)

Balance—December 31, 2006	$10,986	$656,800	$6,842,797	$14,199,062	$(16,664,622)	$(2,285,170)	$2,759,853

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	ORGANIZATION AND OPERATIONS

M~Wave, Inc. (“M~Wave” or the “Company”), a Delaware corporation, was formed on January 31, 1992.

The Company is a value-added service provider of high performance printed circuit boards used in a variety of applications. M~Wave satisfies its customers needs for high performance printed circuit boards by outsourcing and coordinating the manufacture of such boards by unaffiliated manufacturers. (“Virtual Manufacturing”).

The Company’s shareholders approved a reverse split of between one-for-two and one-for-ten at the discretion of the Board of Directors at its Annual Meeting held on October 31, 2006. On December 7, 2006, the Board of Directors unanimously approved a one-for-four reverse split of the Company’s Common Stock and established a record date of December 15, 2006. Each four (4) shares of the Common Stock issued and outstanding were automatically changed and reclassified into one (1) fully paid and nonassessable share of Common Stock. There were no fractional shares issued. No stockholders received cash in lieu of fractional shares. All per share data, for all periods presented in the notes to the consolidated financial statements, have been translated on a one-for-four basis as a result of this reverse split.

The Company’s shareholders approved an increase in the authorized common shares at its Annual Meeting held on October 31, 2006. The amount of authorized shares increased from twenty million to two hundred million.

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation—The consolidated financial statements include the accounts of M~Wave and M-Wave DBS, its wholly owned subsidiary. Significant intercompany transactions and account balances have been eliminated.

Revenue Recognition—The Company recognizes revenue from customized product sales when each of the following conditions has been met: an arrangement exists, delivery has occurred, there is a fixed price, and collectability is reasonably assured, which is generally upon shipment. The Company has consignment agreements with certain customers that recognizes revenue when consumption of product by the customer is verified. The Company does not have any revenues related to post-shipment obligations.

Cash and cash equivalents—Cash and cash equivalents comprise cash in banks and highly liquid investments that are both readily convertible to known amounts of cash or purchased with maturity of three months or less. All cash is currently invested with Silicon Valley Bank.

Accounts Receivable—The majority of the Company’s accounts receivable are due from companies in the telecommunications industries. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Product sales include a right-of-return privilege. A liability for anticipated sales returns has been provided based on historical experience and management’s customer and product knowledge

	Allowance for Doubtful Accounts and Sales Returns
	2006	2005
Beginning Balance	$168,000	$150,000
Write-Offs	0	0
(Decrease) Increase to Reserve	(88,000)	18,000

Ending Balance	$80,000	$168,000

Inventories—Inventories are valued at the lower of cost (first-in, first-out method) or market value. The Company writes down inventory for estimated obsolescence or non-marketability equal to the difference between the cost of the inventory and its estimated market value based on assumptions about future demand and market conditions. Write downs of inventories establish a new cost basis which is not increased for future increases in the market value of inventories or changes in estimated obsolescence. If actual future demand or market conditions were to be less favorable than projected, additional inventory write-downs may be required.

	Allowance for Inventories
	2006	2005
Beginning Balance	$937,000	$187,000
Write-Offs	0	0
(Decrease) Increase to Reserve	(857,000)	750,000

Ending Balance	$80,000	$937,000

Prepaid Product Credits and Note Receivable—In connection with the amendment to the Strategic Operating Alliance (SOA) agreement discussed in Note 3, in 2004 the Company received $340,000 in prepaid product credits as partial consideration for its interest in Am-Wave, LLC. The credits will be applied to the purchase price of inventories purchased from ASC and will be utilized ratably over the contractual life of the amended SOA agreement which expires in August 2006. These prepaid product credits were converted to a promissory note issued by ASC to the Company upon execution of the agreement on October 21, 2005 that terminated the SOA. This note is recorded at its estimated net realizable value at December 31, 2006 and 2005 of approximately $7,000 and $89,000 respectively.

Equipment—Equipment are recorded at cost. The Company calculates depreciation using the straight-line method at annual rates as follows:

New	7 years
Used	5 years

Long Lived Assets—The Company accounts for long-lived assets in accordance with the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (FAS 144). This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized of the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments—The Company has no financial instruments for which the carrying value materially differs from fair value.

The Company has issued preferred stock with embedded conversion features and warrants to purchase common stock in connection with debt and equity raises. The Company has followed the accounting guidance of FAS 133, FAS 150, EITF 00-19 and related interpretations , ASR 268, EITF Abstract Topic D-98 and related interpretations to determine whether these financial instruments should be accounted for as a liability or equity. If the Company determines that a financial instrument is to be recorded as a liability, the Company accounts for that liability at fair value. The liability is marked to market each reporting period with the resulting gains or losses shown on the consolidated statement of operations as a decrease or increase to interest expense.

Earnings Per Share—Potentially dilutive common shares consist of the incremental common shares issuable upon conversion of convertible preferred shares, and the exercise of common stock options and warrants for all periods. For all periods ended December 31, 2006 and 2005, the basic and diluted shares reported are equal because the common share equivalents are anti-dilutive due to the net losses for each period. Because the common share equivalents are anti-dilutive, the preferred stock dividends have no effect on the computation of basic and diluted earnings per share. Below is a tabulation of the potentially dilutive securities:

	12 months ended December 31,
	2006	2005
Weighted average shares outstanding	1,604,794	1,510,026
Options in the money, net	35,902	28,214
Warrants in the money, net	85,991	27,706

Total Outstanding and Potentially Dilutive shares	1,726,687	1,565,946

Income Taxes—Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (FAS 109), requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also provided for carry forwards for income tax purposes. In addition, the amount of any future tax benefit is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

New accounting pronouncements: In June 2006, the FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes—an interpretation of SFAS 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 developed a two-step process to evaluate a tax position and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for the Company’s fiscal year ending December 31, 2007. Management has determined the adoption of FIN 48 will not have a material effect on the Company’s financial statements.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The requirements of SFAS 157 are effective for the Company’s fiscal year ending December 31, 2008. The Company does not believe the adoption of SFAS 157 will have a material effect on its financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities . SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. Under SFAS 159, a business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not believe that adoption of SFAS 159 will have a material effect on its financial statements.

In September 2006, the U.S. Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). The intent of SAB 108 is to reduce diversity in practice for the method companies use to quantify financial statement misstatements, including the effect of prior year uncorrected errors. SAB108 establishes an approach that requires quantification of financial statement errors using both an income statement and a cumulative balance sheet approach. SAB 108 is effective for the fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on our financial statements

Reclassifications: Certain items in the 2005 consolidated financial statements have been reclassified to conform to the 2006 presentation.

3.	STRATEGIC OPERATING ALLIANCE

In connection with the Company’s implementation of its “virtual manufacturing” model, on February 3, 2004, the Company and American Standard Circuits (ASC) entered into a Strategic Operating Alliance (SOA) agreement. Simultaneously, the Company sold its West Chicago facility to an affiliate of ASC for a cash price of $2,000,000, and. also sold a major portion of its manufacturing equipment at the West Chicago facility to a newly formed limited liability company, Am-Wave, LLC (LLC), for a cash price of $800,000 and a 20% preferred and secured interest in that entity. ASC is the other member of the LLC and has leased the use of the equipment from it.

On December 31, 2004 the Company and ASC amended the SOA agreement. Under terms of the amendment, the Company exchanged pieces of equipment, transferred raw materials used in the manufacturing process, and dissolved its equity interest in Am-Wave, LLC. In consideration, the Company received approximately $50,000 in cash and $340,000 in prepaid product credits, to be amortized over the remaining life of the SOA, which expired on August 31, 2006. The Company also rescinded the 500,000 warrants issued to Gordhan Patel, owner of ASC, and issued 26,042 options that are fully vested, have a four year life, have an exercise price of $5.40 per share, and are valued at $136,753 under the Black-Scholes Option Pricing Model, and were recorded as an increase to additional paid-in capital and recognized as stock compensation expense immediately upon issuance. The amendment also revised the Company’s monthly obligations to ASC to a fixed amount of approximately $56,000 per month.

On October 21, 2005, the Company entered into an agreement with ASC to sell various rights to certain customers for the Company’s RF business, as well as title and interest in the name “Poly Circuits.” Additional considerations included termination of the Strategic Operating Alliance (SOA) in its entirety, and issuance of a promissory note in the amount of $205,000 with a maturity date of December 31, 2006 in exchange for prepaid product credits, requiring ASC to make monthly principal payments of approximately $6,833 until the maturity date. If there are no breaches to this agreement by either party during the term of the agreement, a portion of the remaining balance of the promissory note will be forgiven by M-Wave on the maturity date. Based on the repayments received in 2005, the Company has recognized a provision of approximately $103,000 to adjust the carrying value of the note receivable to its estimated net realizable value, which is included in general and administrative expenses in the statement of operations for the year ended December 31, 2005. Considerations to the agreement also included ASC’s purchase of the Company’s on-hand inventory, at cost, to fulfill orders placed on ASC, and termination of the lease at the West Chicago facility as of October 31, 2005. Any occupancy between termination of the loft lease and December 31, 2005, was prorated on a daily basis and fully paid; the Company vacated the West Chicago facility in December 2005 and moved to its new location in Franklin Park, Illinois; the Company was also appointed as ASC’s exclusive sales representative in regards to specified customers through December 31, 2006 at a commission rate equal to 10% of sales price.

4.	BUSINESS PRODUCT LINES

Sales by product line consisted of the following:

	Twelve months ended December 31,
	2006	2005
Digital	$7,867,429	$7,449,374
RF	281,450	8,852,197
Non PCB	894,011	0
Other	719,264	303,797

Total sales	$9,762,154	$16,605,368

Sales within the digital product line include ten key customers, which represented approximately 90% of yearly sales in this product line in 2006 versus approximately 80% of yearly sales in the product line in 2005.

On October 21, 2005, the Company sold its RF customer list to ASC as described in Note 3. The Company follows the provisions of SFAS 144 to identify and account for discontinued operations. In accordance with SFAS 144, these activities do not constitute a discontinued operation, primarily because discreet financial information is not available or reasonably determinable for this division of the business. After the sale of the RF customer list, the Company’s continuing operations consist primarily of the digital product line.

The loss of, or a substantial reduction in the orders from, the Company’s major customers could have a material effect on the financial statements.

5.	INVENTORIES

Inventories consisted of the following:

	2006	2005
Components	$159,565	$—
Finished Goods	1,268,439	3,128,013
Less reserve for obsolete inventory	(80,000)	(937,000)

Net Inventory	$1,348,004	$2,191,013

6.	INVESTMENT IN EQUITY SECURITIES

On October 1, 2004 the Company received 1,500,000 common shares of Integrated Performance Systems, Inc. (IPFSE.OB) in settlement of an outstanding promissory note the Company held related to its sale of the PC Dynamics facility in 1999. These shares are restricted, and the Company has a demand registration right. This note had been fully reserved for in a prior year, and was recorded as miscellaneous income in the fourth quarter of 2004. These shares are classified as available-for-sale and were valued by taking an estimate of net realizable proceeds if the shares were sold on the open market. Based on the market price of the stock at the time of receipt combined with a review of the average trading volume in this security, it was estimated that these shares had a market value of approximately $225,000. During 2005, the Company recognized an impairment loss in the amount of $225,000 related to its investment in these securities based on the current market price of the stock combined with a review of the average trading volume and estimated that its net realizable value in these securities is negligible at this time.

7.	ACCRUED EXPENSES

Accrued expenses at December 31, 2006 and 2005 were comprised of:

	2006	2005
Salary Related	$127,489	$83,889
Commissions	23,713	24,636
Professional fees	36,179	103,508
Freight	54,000	0
Interest	0	36,498
Bensenville	0	24,280
Other	36,365	70,921

Total accrued expenses	$277,746	$343,732

8.	DEBT

On February 23, 2005 the Company issued $1,550,000 in aggregate principal amount of promissory notes and warrants to purchase an aggregate of 108,696 shares of common stock. The issuances were made to Mercator Momentum Fund, L.P., Monarch Pointe, Ltd., and M.A.G. Capital, LLC (formerly Mercator Advisory Group, LLC), all of which are affiliated entities. The warrants have a term of three years with an exercise price of $4.60 per share. The value of the warrants was determined using the Black-Scholes pricing model which calculated a value of approximately $497,000 based on a fair value price of the Company’s common stock of $4.56, assuming an expected life of 3 years, a risk-free interest rate of 3.63%, volatility of 260.7%, and no dividend yield. When combined with the face value of the notes, these warrants resulted in a debt discount with an allocated fair value of approximately $376,000. This debt discount was expensed using the effective interest rate method. This debt discount, combined with the stated interest rate of 10%, resulted in an effective interest rate of approximately 30%.

On June 16, 2005, the Company issued $2,400,000 in aggregate principal amount of promissory notes which amended the $1,550,000 in aggregate principal amount of promissory notes, dated February 23, 2005 in exchange for an additional aggregate principal amount of $850,000 (provided that the warrants issued in connection with the February 23, 2005 promissory notes were not cancelled and therefore remain outstanding). In connection with the issuance of notes, the Company issued 41,667 additional warrants to purchase our common stock. The issuances were made to Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Monarch Pointe, Ltd., and M.A.G. Capital, LLC, all of which are affiliated entities. The warrants have a term of three years with an exercise price of $4.08 per share. The Company granted registration rights to the holders of the warrants, which rights are exercisable as of February 1, 2006. The value of the warrants was determined using the Black-Scholes pricing model which calculated a value of approximately $166,000 based on a fair value price of the Company’s common stock of $4.00, assuming an expected life of 3 years, a risk-free interest rate of 3.76%, volatility of 261.0%, and no dividend yield. When combined with the face value of the notes, these warrants result in a debt discount with an allocated fair value of approximately $139,000. The total debt discount of approximately $515,000 was expensed using the effective interest rate method. This debt discount, combined with the stated interest rate of 10%, results in an effective interest rate of approximately 21%. On November 9, 2005, the Company announced that Mercator Momentum Fund III had purchased the revolving financing note from Silicon Valley Bank. At December 31, 2005, the remaining unamortized debt discount was $356,787. The remaining unamortized debt discount was expensed during the first quarter of 2006 upon the conversion of the debt to equity.

At December 31, 2005, the total amount outstanding on the promissory notes was $2,400,000. The promissory notes accrued interest at 10% per annum and were originally due in total on August 23, 2007, prior to the conversion to equity described below.

On January 25, 2006, the Company entered into an Agreement with Mercator Momentum Fund III, amending the Loan Document Purchase Agreements that Mercator purchased from Silicon Valley Bank on November 9, 2005. Provisions of this amendment include elimination of certain provisions and conditions of the loan originally between the Company and Silicon Valley Bank, including financial covenants that existed under the original agreement. As part of this amendment, all previous defaults that had existed under the original agreement were waived.

In connection with the loan purchase, the principal amount due was amended to include interest accrued between November 9 and December 31, 2005 of approximately $21,000. As of March 1, 2006, the balance due on the bank notes purchased by MAG Capital was approximately $1,620,000. During the first quarter of 2006, MAG Capital provided additional debt financing of approximately $545,000.

On March 1, 2006 the Company entered into an agreement with M.A.G. Capital, LLC to convert its debt of approximately $4,565,000 into approximately 45,648 shares of Series B Convertible Preferred Stock.

The amount of debt converted into the Series B Convertible Preferred Stock was comprised of the following amounts:

Promissory notes issued to MAG Capital	$2,400,000
Bank notes purchased by MAG Capital	$1,619,808
MAG debt financing first quarter	$545,000

Total debt converted to equity	$4,564,808

Upon the conversion of debt to equity described above, the remaining unamortized debt discount of approximately $357,000 was recognized as interest expense during the first quarter of 2006.

On October 10, 2006, the Company financed equipment for $70,000 with a note payable with eleven monthly installments of $6,000 and a final payment of $4,000. Amounts outstanding on the note payable at December 31, 2006 are $58,000 and are collateralized by the equipment with a depreciated cost of approximately $63,000.

9.	LEASE COMMITMENTS AND RENT EXPENSE

The Company rents administrative and warehouse space under operating leases at its facility in Franklin Park, Illinois. The terms of the agreement, signed November 22, 2005, require monthly rentals of approximately $6,750 with provisions for up to a five year occupancy, with the Company having the right to terminate the lease after each monthly period, provided it provides the landlord with a two month advanced written notice. The Company recorded rent expense for the years ended December 31, 2006 and 2005 of approximately $71,000 and $619,000 respectively.

Future minimum annual lease commitments at December 31, 2006 are as follows:

Year
2007	$83,000
2008	$86,000
2009	$89,000
2010	$91,000

Total	$349,000

10.	INCOME TAXES

The provision for income taxes charged to loss from continuing operations consists of:

	2006	2005
Current	$0	$71,328
Deferred	0	0

Total	$0	$71,328

The primary components comprising the net deferred tax assets (liabilities) are as follows:

	2006	2005
Deferred tax assets
Accounts receivable	$31,200	$42,900
Inventories	48,768	54,100
Long-lived assets	647,895	0
Accrued expenses and other	0	26,768
Stock compensation	220,410	0
Net operating loss	6,672,014	5,946,040

Deferred tax assets	7,620,287	6,069,808

Valuation Allowance	(7,580,838)	(6,004,022)

	39,449	65,786
Deferred tax liabilities
Accrued expenses and other	(39,449)	0
Long-lived assets	0	(65,786)

	(39,449)	(65,786)

Net deferred tax asset	$0	$0

The valuation allowance increased by $1,576,816 and $2,152,947, for the years ended December 31, 2006 and 2005, respectively.

As of December 31, 2006, we had federal and state net operating loss carry forwards of approximately $17,108,000 for income tax purposes expiring in years 2024 to 2026. Under the Internal Revenue Code, certain ownership changes, including the prior issuance of convertible preferred stock, may subject the Company to annual limitations on the utilization on its net operating loss carry forward. As of December 31, 2006, the amount subject to limitations has not yet been determined.

A reconciliation of income tax expense from continuing operations and the amount computed by applying the statutory federal income tax rate to loss before income taxes from continuing operations as of December 31, 2006 and 2005, is as follows:

	2006	2005
Income Taxes at Statutory Rate	$(927,723)	$(761,595)
Increase (decrease) resulting from:
SIT, net of federal tax effect	(129,303)	(106,148)
Nondeductible Expenses	1,291	5,093
Valuation Allowance	1,181,755	912,924
Other	(126,020)	21,054

	$0	$71,328

11.	SHARE BASED COMPENSATION

The Company has a stock option plan that authorizes the granting of options to officers, key employees and directors to purchase the Company’s common stock at prices equal to the market value of the stock at the date of grant. Under this plan, the Company has 34,778 shares available for future grants as of December 31, 2006. The exercise price of all employee and director options granted in 2006 and 2005 were at fair market value.

Under M-Wave’s share-based long-term incentive compensation plans (“incentive plans”) M-Wave grants non-qualified stock options to certain employees.

Effective January 1, 2006, we adopted Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised), “Share-Based Payment” (“SFAS 123R”). Among its provisions, SFAS 123R requires us to recognize compensation expense for equity awards over the vesting period based on their grant-date fair value. Prior to the adoption of SFAS 123R, we utilized the intrinsic-value based method of accounting under APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations, and adopted the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Under the intrinsic-value based method of accounting, compensation expense for stock options granted to our employees was measured as the excess of the quoted market price of M-Wave’s common stock at the grant date over the amount the employee must pay for the stock. M-Wave’s policy is to grant M-Wave stock options at fair value on the date of grant and as a result no compensation expense was historically recognized for stock options.

We adopted SFAS 123R in the first quarter of 2006 using the modified prospective approach. Under this transition method, the measurement and our method of amortization of costs for share-based payments granted prior to, but not vested as of January 1, 2006, would be based on the same estimate of the grant-date fair value and the same amortization method that was previously used in our SFAS 123 pro forma disclosure. Results for prior periods have not been restated as provided for under the modified prospective approach. For equity awards granted after the date of adoption, we will amortize share-based compensation expense on a straight-line basis over the vesting term.

Compensation expense is recognized only for share-based payments expected to vest. We estimate forfeitures at the date of grant based on our historical experience and future expectations. Estimated forfeitures are expected to be minimus and not material to the financial statements. Prior to the adoption of SFAS 123R, the effect of forfeitures on the pro forma expense amounts was recognized based on estimated forfeitures.

The Company recognized share-based compensation expense of approximately $565,000 in general and administrative expenses in the statement of operations for the twelve months ended December 31, 2006. Loss from continuing operations and net loss would have been approximately $2,164,000 and $2,652,000 respectively if the Company had not adopted SFAS 123R. Basic and diluted earnings per share for the twelve months ended December 31, 2006 would have been a loss of $1.80 per share if the Company had not adopted SFAS 123R, compared to reported basic and diluted earnings per share of a loss of $2.15 per share. The adoption of SFAS123R had no effect on the Company’s cash flow from operations and financing activities.

The following table shows the effect on net income for the twelve months ended December 31, 2005 had compensation expense been recognized based upon the estimated fair value on the grant date of awards, in accordance with SFAS 123, as amended by SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure”:

Period Ended December 31, 2005
Net loss, as reported	$(5,409,368)
Add: Total share-based employee compensation included in reported net income, net of taxes	0
Less: Total share-based employee compensation determined under fair-value based method for all awards, net of taxes	(425,845)

Pro forma net loss	$(5,835,213)

Earnings per share as reported for basic and diluted was a loss of $3.58 per share for the twelve months ended December 31, 2005. Pro forma earnings per share for basic and diluted was a loss of $3.86 per share for the twelve months ended December 31, 2005.

As of December 31, 2006, there was approximately no unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the incentive plans. The requisite service period for all outstanding options has been completed as of December 31, 2006.

The fair value of M-Wave stock options was estimated at the date of grant using the Black-Scholes-Merton option-valuation model. The Company did not grant any options during the second or third quarter of 2006. The table below outlines the weighted average assumptions for options granted during the twelve months ended December 31, 2006 and 2005:

	12 months ended December 31,
	2006	2005
Weighted Average Assumptions:
Risk-free interest rate	4.50%	3.97%
Expected term (in years)	5.0	5.0
Expected volatility	275.5%	303.1%
Expected dividend yield	0%	0%
Fair value	$2.48	$4.36

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. Expected stock price volatility is based on the historical volatility of M-Wave’s stock. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

M-Wave stock options expire in 5 years and prior to the 2006 grant year were generally exercisable 50 percent in first year, and 25 percent in each of the next two years, with full vesting after three years. Beginning in 2006, new stock option grants generally vested immediately at grant date.

The following table summarizes M-Wave option activity for employees during the twelve months ended December 31, 2005 and 2006:

Options	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2005	349,804	$8.00
Granted	162,500	4.36
Exercised	(925)	3.20
Forfeited or expired	(211,500)	10.24

Outstanding at December 31, 2005	299,879	$4.56
Granted	166,331	2.72
Exercised	—	0
Forfeited or expired	(6,913)	30.46

Outstanding at December 31, 2006	459,297	$3.52	3.25	$3,600

Exercisable at December 31, 2006	459,297	$3.52	3.25	$3,600

The aggregate intrinsic value in the table above is before income taxes, based on M-Wave’s closing stock price of $2.28 as of the last business day of the period ended December 31, 2006. There were no option exercises during 2006, and there were 925 option exercises during 2005 which provided cash proceeds of approximately $3,000. The aggregate intrinsic value of options exercised during 2005 was approximately $481. Based on the Company’s election of the “with and without” approach, no realized tax benefit from stock options was recognized for the years ended December 31, 2006 and 2005.

Common Stock Purchase Warrants

On February 23, 2005 the Company issued warrants to purchase an aggregate of 108,696 shares of common stock related to its issuance of $1,550,000 in aggregate principal amount of promissory notes. The issuances were made to Mercator Momentum Fund, L.P., Monarch Pointe, Ltd., and M.A.G. Capital, LLC (formerly Mercator Advisory Group, LLC), all of which are related entities. The warrants have a term of three years with an exercise price of $4.70 per share. The value of the warrants was determined using the Black-Scholes pricing model which calculated a value of approximately $497,000 based on a fair value price of $4.56, assuming an expected life of 3 years, a risk-free interest rate of 3.63%, volatility of 260.7%, and no dividend yield. When combined with the face value of the notes, these warrants result in a debt discount with an allocated fair value of approximately $376,000. This debt discount, combined with the stated interest rate of 10%, results in an effective interest rate of approximately 30%. The value of the warrants was recorded as a liability and as a debt discount that will be recognized ratably as interest expense over the term of the debt using the effective interest rate method.

On June 16, 2005, the Company issued $2,400,000 in aggregate principal amount of promissory notes which amended the $1,550,000 in aggregate principal amount of promissory notes, dated February 23, 2005 in exchange for an additional aggregate principal amount of $850,000 (provided that the warrants issued in connection with the February 23, 2005 promissory notes were not cancelled and therefore remain outstanding). In connection with the issuance of notes, the Company issued 41,667 warrants to purchase common stock. The issuances were made to Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Monarch Pointe, Ltd., and M.A.G. Capital, LLC (formerly Mercator Advisory Group, LLC), all of which are related entities. The warrants have a term of three years with an exercise price of $4.08 per share. The Company granted registration rights to the holders of the warrants, which rights are exercisable on or after February 1, 2006. The fair value of the warrants was determined using the Black-Scholes pricing model which calculated a value of approximately $166,000 based on a fair value price of $4.00, assuming an expected life of 3 years, a risk-free interest rate of 3.76%, volatility of 261.0%, and no dividend yield. When combined with the face value of the notes, these warrants result in a debt discount with an allocated fair value of approximately $139,000. This debt discount, combined with the stated interest rate of 10%, results in an effective interest rate of approximately 21%. The value of the warrants was recorded as a liability and as a debt discount that will be recognized ratably as interest expense over the term of the debt using the effective interest rate method.

The warrants to purchase a combined 150,362 shares discussed above has been recorded as a liability at the fair value of the warrants issued to M.A.G. Capital, LLC in conjunction with the promissory notes was approximately $515,000. At December 31, 2005, the fair value of these warrants was determined to be approximately $239,000 which resulted in the Company reducing interest expense by approximately $276,000 during the year ended December 31, 2005.

On September 9, 2005, the Company issued 5 year warrants, which vested immediately at the date of grant, to purchase an aggregate of 12,500 shares of Common Stock at an exercise price of $3.76 per share to JAS Financial Services. The fair value of the warrants was determined using the Black-Scholes pricing model which calculated a value of approximately $47,000 based on a fair value price of $3.76, assuming an expected life of 5 years, a risk-free interest rate of 4.14%, volatility of 295%, and no dividend yield. The fair value of the warrants were recorded as an increase to additional paid-in capital and recognized as stock compensation expense in 2005.

On December 9, 2005, the Company issued 2 year warrants, which vested immediately at the date of grant, to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $1.76 per share to Jason Cohen, former President of M Wave DBS, as part of his separation agreement with the Company that included the Company rescinding his options which were replaced by these warrants. The fair value of the warrants was determined using the Black-Scholes pricing model which calculated a value of approximately $70,000 based on a fair value price of $1.40, assuming an expected life of 2 years, a risk-free interest rate of 4.54%, volatility of 174%, and no dividend yield. The fair value of the warrants were recorded as an increase to additional paid-in capital and recognized as stock compensation expense in 2005.

On February 28, 2006, the Company re-priced all of their warrants issued to M.A.G. Capital, LLC and related entities. A total of 532,862 warrants were re-priced from between $4.08 and $5.08 per share to $2.48 per share, one cent above the closing market price on that date. The Company recorded approximately $286,000 of stock compensation expense during 2006 related to the re-pricing of these warrants. The fair value of the re-pricing was determined using the Black Scholes option pricing model assuming a risk-free interest rate of 4.00%, volatility of 73%, and no dividend yield.

During the third quarter of 2006, the Company’s Board of Directors amended the Purchaser’s maximum ownership percentage of the Company’s outstanding Common Stock from 9.99% to 19.99%. On September 29, 2006, M.A.G. Capital, LLC, exercised 212,500 of their warrants. The Company received proceeds of approximately $527,000. As of December 31, 2006, M.A.G. Capital, LLC still held 320,363 warrants.

The following table summarizes M-Wave warrant activity during the twelve months ended December 31, 2005 and 2006:

Warrants	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2005	403,750	$2.67
Granted	212,863	2.39
Exercised	—	0
Forfeited or expired	—	0

Outstanding at December 31, 2005	616,613	2.57
Granted	0	0
Exercised	(212,500)	2.48
Forfeited or expired	—	0

Outstanding at December 31, 2006	404,113	$2.62	4.89	$26,000

Exercisable at December 31, 2006	404,113	$2.62	4.89	$26,000

12.	PREFERRED STOCK

During the first quarter of 2006 the Company issued an aggregate of 45,648 shares of Series B Convertible Preferred Stock which is convertible into shares of the Company’s common stock. The Series B Preferred was issued to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd. in exchange for cancellation of indebtedness owed to them by the Company.

The Series B Stock is non-voting and is entitled to receive monthly dividends at an annual rate equal to 15%, subject to reduction to 9% after the registration statement is declared effective by the Securities and Exchange Commission (“SEC”). The monthly dividends are payable in cash. The number of shares into which one share of Series B Stock shall be convertible shall be determined by dividing $100.00 by $3.16 (subject to adjustment) . In addition, the Series B Stock has liquidation preferences and certain other privileges.

The Company also issued an additional 19,000 shares of Series B Preferred Stock in exchange for $1,900,000 which will be held in a reserve account to be released by a majority of the independent directors as appropriate to fund expenses of the company. These proceeds are included in cash and cash equivalents on the accompanying consolidated balance sheet at December 31, 2006 in the amount of approximately $1,511,000. These funds are not restricted by a third party, and therefore, are generally available for continuing operations.

On December 29, 2006, the Company issued an additional 5,000 shares of its Series B Preferred Stock, receiving proceeds of approximately $500,000.

The Company paid fees of approximately $122,000 in connection with the combination of debt to equity conversion and additional equity placement.

The Series B stock is non-voting and is entitled to receive monthly dividends at an annual rate of 15%, subject to reduction to 9% after the Registration Statement is declared effective by the Securities and Exchange Commission. The Company is to use its best efforts to file a registration statement covering the shares of common stock underlying the Series B Convertible Preferred Stock (the “Conversion Shares”), the shares of common stock underlying the Warrants (the “Warrant Shares”), and the shares of common stock underlying the Series A Preferred Stock issued by the Company to the Purchasers on June 17, 2004. Mercator waived their dividend payments for the months of May, June, August, September, October, November, and December 2006. For the period ended December 31, 2006, the Company paid dividends on the Series B shares in the amount of approximately $236,000 for the months March, April, and July 2006.

During 2006, Mercator did not convert any shares of their preferred stock into common shares. As of December 31, 2006 there are 12,500 Series A preferred shares outstanding and 69,648 Series B preferred shares outstanding.

With respect to the preferred shares convertible to common shares, the numbers of Conversion Shares and Warrant Shares that each of Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Monarch Pointe Fund, Ltd., and Mercator Advisory Group, LLC (each a “Purchaser” and collectively the “Purchasers”) may acquire at any time are subject to limitation in the Certificate of Designations and in the Warrants, respectively, so that the aggregate number of shares of Common Stock of which such Purchaser and all persons affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company’s then outstanding Common Stock.

The warrants to purchase a combined 150,362 shares had been previously recorded as a liability at the fair value of the warrants issued to M.A.G. Capital, LLC in conjunction with the promissory notes. At December 31, 2005, the fair value of these warrants was determined to be approximately $239,000. In accordance with SFAS 133 guidance, the Company is required to adjust the fair value of the warrants at each reporting period. For the twelve months ended December 31, 2006, the Company reduced interest expense by approximately $5,000 for the reduction in the warrants fair value.

On March 31, 2006, the Company received a waiver from M.A.G. Capital, LLC on all penalties and fees associated with the Company’s failure to register the warrant shares. As a result, the Company reclassified the value of these warrants from liabilities to equity.

On February 28, 2006, the Company re-priced all of their warrants issued to M.A.G. Capital, LLC and related entities. A total of 532,862 warrants were re-priced from between $4.08 and $5.08 per share to $2.48 per share, one cent above the closing market price on that date. The Company recorded approximately $286,000 of stock compensation expense during 2006 related to the re-pricing of these warrants. The fair value of the re-pricing was determined using the Black Scholes option pricing model.

During the third quarter of 2006, the Company’s Board of Directors amended the Purchaser’s maximum ownership percentage of the Company’s outstanding Common Stock from 9.99% to 19.99%. On September 29, 2006, M.A.G. Capital, LLC, exercised 212,500 of their warrants. The Company received proceeds of approximately $527,000. As of December 31, 2006, M.A.G. Capital, LLC still held 320,362 warrants.

13.	DISCONTINUED OPERATIONS

On February 25, 2005 M-Wave, Inc. through its wholly owned subsidiary, M-Wave DBS, Inc., an Illinois corporation purchased substantially all of the assets of Jayco Ventures Inc. (JVI), for cash of approximately $1,360,000.

M-Wave DBS, Inc. was initially reconstituted a distributor, virtual manufacturer and global supplier to the Digital Broadcasting Satellite (DBS) industry that includes a growing number of proprietary product lines including the TrunkLine Millenium® commercial SMATV head end gear, JVI L-Band passive splitters and multi-switches, Treadclip plastic fasteners, Signaloc® meters used in DBS installations and the Kompressor® universal RF connector line.

The purchase price was allocated to the assets acquired and liabilities assumed as of December 31, 2005, was as follows:

Working Capital	$700,000
Property and Equipment	100,000
Intangible assets	60,000
Goodwill	858,472

$1,718,472

Accounts receivable and inventories were recorded at the net realizable value. Equipment was recorded at an appraised value and was to be depreciated over an economic useful life of five years. Intangible assets consisted primarily of patents and customer lists which were recorded based on an appraised value and were to be amortized over an economic useful life of two years. Goodwill represents the excess of purchase price over the assets acquired of approximately $500,000, plus additional acquisition costs incurred by the Company for professional fees and the assumption of liabilities specific to key suppliers of approximately $358,000. The total purchase price as previously reported as of December 31, 2005 was approximately $1,718,000.

After attempts to finance and establish the business through July 2005, the Company determined the assets and business could not be re-established, and in December 2005 determined to discontinue M-Wave DBS, Inc., formerly reported as the DBS segment. In connection with that change, substantially all employees of DBS were terminated in December 2005, and the remaining assets located in warehouses in California and Florida were moved to the Company’s Franklin Park location until the inventory was completely liquidated.

M-Wave DBS, Inc. operated as a wholly owned Illinois subsidiary. The Company’s remaining core business continues to be printed circuit board and related custom component business is known informally as M-Wave EMG [Electro-Mechanical Group]. Concurrently, Robert Duke serves as President-EMG division.

The Company follows the provisions of SFAS 144 to identify and account for discontinued operations. The Company carried assets and liabilities related to its discontinued DBS operations on its balance sheet. These assets were carried at their net book value which approximated its estimated net realizable value less estimated costs to sell the assets, and were included with assets from continuing operations in the accompany consolidated balance sheet. These liabilities were carried at their net book value which approximated the full amount of consideration necessary to settle these obligations. The approximate carrying value of these assets and liabilities at December 31, 2006 and December 31, 2005 is below:

	2006	2005
Accounts Receivable	$65,000	$308,000
Inventory	0	1,832,000
Prepaid Expenses	0	230,000

Total assets	$65,000	$2,370,000

Accounts Payable	$0	$1,232,000
Accrued Expenses	0	6,000

Total Liabilities	$0	$1,238,000

On January 9, 2006, the Company announced it had taken steps to liquidate its M-Wave DBS, Inc (DBS) assets it previously acquired in February 2005. In connection with that activity, the Company announced that it had terminated all but its logistics and warehousing DBS personnel and discontinued current operations. Moreover, it stated that Jason Cohen, its former divisional president, terminated, by mutual agreement with the Company, his employment contract.

The Company entered into an agreement in October 2006 to complete the liquidation of all remaining inventory by the end of the year at a selling price which approximated the current carrying value of approximately $169,000. The Company also settled all of its remaining obligations to DBS inventory suppliers for nominal value. Based on these vendor settlements, the Company recorded approximately $324,000 in vendor debt forgiveness during the second quarter of 2006, which are included in the results from discontinued operations.

The net loss from discontinued operations for the twelve months ended December 31, 2006 and 2005 are as follows:

	12 Months Ended December 31,
	2006	2005
Net sales	$1,241,000	$2,955,000
Cost of goods sold	1,702,000	3,310,000

Gross (loss)/profit	(461,000)	(355,000)
Operating income/(expenses)	(28,000)	(2,743,000)

Income/(loss) from Discontinued operations	$(489,000)	$(3,098,000)

The loss from discontinued operations resulted in an increase to the basic and diluted loss per common share of approximately $0.31 and $2.05 for the twelve months ended December 31, 2006 and 2005 respectively.

14.	SUBSEQUENT EVENTS

On January 26, 2007, the Company entered into a Merger Agreement with SunFuels, Inc. and Blue Sun Biodiesel, LLC

The transaction is expected to close in the second quarter of 2007, pending satisfaction of conditions to closing. When the transaction closes, certain directors and the officers of SunFuels will assume control of the Company, which will change its name to Blue Sun Holdings, Inc. The Company’s operating subsidiary will be renamed Blue Sun Biodiesel, Inc. The Company will continue to be a publicly traded and reporting company following the closing of the transaction.

As consideration for the merger transaction, the outstanding equity securities of SunFuels will be exchanged for equity securities of M-Wave. Specifically, outstanding SunFuels Common Stock, Series A Convertible Preferred Stock, options and warrants will be exchanged for Company Common Stock, Series C Convertible Preferred Stock, options and warrants, respectively. As a result, the holders of such SunFuels equity securities will own approximately 87.2% of the Common Stock of the Company, on a fully-diluted basis, assuming (i) the completion of the SunFuels Series A Convertible Preferred Stock financing described below and (ii) conversion or exercise of all convertible or exercisable securities of the Company that will be outstanding after the completion of the merger. Similarly, all of the outstanding Blue Sun membership interests not already owned by SunFuels will be exchanged for shares of Company Common Stock. As a result, the holders of such Blue Sun membership interests will own approximately 3.8% of the Common Stock of the Company, as so calculated on a fully-diluted basis. The currently outstanding shares of M-Wave Common Stock will remain outstanding and, following the exchange of SunFuels and Blue Sun equity securities for M-Wave equity securities, the currently outstanding shares, warrants and options of M-Wave will represent approximately 9.0% of the outstanding shares, warrants, and options of the Company, as so calculated on a fully-diluted basis.

The merger transaction is subject to the approval by the stockholders of M-Wave and SunFuels and the members of Blue Sun, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions. Holders of a majority of the outstanding shares of each class of stock of SunFuels and holders of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave have agreed to vote in favor of the mergers. SunFuels, which holds 94.4% of the outstanding Blue Sun membership interests, has agreed to the Blue Sun merger. In addition, the merger transaction is subject to the receipt of the remaining $10.125 million in SunFuels Series A Convertible Preferred Stock. There can be no assurances that SunFuels will receive the remaining $10.125 million or that the merger transaction will be completed as contemplated.

Because the holders of the equity securities of SunFuels will acquire a majority of M-Wave’s shares of capital stock as a result of the merger transaction, the merger transaction will be treated as a reverse merger for accounting purposes, and SunFuels will be deemed to be the acquirer in the reverse merger. Consequently, the historical financial statements of the Company will be the historical financial statements of SunFuels rather than the historical financial statements of M-Wave, and the assets and liabilities of SunFuels will be recorded at their historical cost basis to SunFuels, and the assets and liabilities of M-Wave will be recorded as if they were purchased on the closing date at their fair market value on that date.

15.	MANAGEMENT’S PLAN FOR CONTINUING OPERATIONS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

Based upon the current level of operations and anticipated growth, management believes that the Company’s current cash plus future cash flow from operations, proceeds from the sale of certain fixed assets, funds obtained from MAG Capital, LLC through conversion of debt to equity as well as additional equity placements during 2006 are adequate to cover the Company’s needs during the upcoming year.

The Company expects to complete its merger during 2007 which will substantially alter the existing business, including, but not limited to; its industry, products, and customers. The Company plans to focus its efforts on growing this new business upon completion of the merger. The Company’s existing core business and customer base will either be sold or will become a subsidiary with minimal efforts focused on this business.

As of March 21, 2007, the Company had a bank balance of approximately $1.65 million and had no outstanding debt.

Item 8.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

Item 8A.	Controls and Procedures

(a) Disclosure controls and procedures. As of the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended).

Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective. It should be noted that in designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. The Company has designed its disclosure controls and procedures to reach a level of reasonable assurance of achieving desired control objectives and, based on the evaluation described above, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective at reaching that level of reasonable assurance.

During the evaluation of the Company’s disclosure controls and procedures as of the end of the period covered by this report, the Company’s management determined that a material weakness within its internal control framework, which had been identified earlier, was still present.

The weakness relates to segregation of duties. Current business conditions have led to limited financial resources, making it difficult to segregate duties within the financial area. To address this weakness, the Company has implemented levels of financial reviews performed by the Chief Financial Officer and/or Chief Executive Officer. In completing the evaluation of disclosure controls and procedures as of the end of the period covered by this report, the Company’s management concluded that the Company’s disclosure controls and procedures were effective despite the material weakness because of the implementation of financial controls by management.

(b) Changes in internal controls. There was no change in the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Securities and Exchange Act of 1934, as amended) during the twelve months ended December 31, 2006 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

Item 8B.	Other Information

None

Part III

Item 9.	Directors and Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act

The directors and executive officers of the Company are:

Name	Age	Position
Joseph A. Turek	49	Chairman, President, and Chief Operating Officer
Jim Mayer	56	Interim Chief Executive Officer
Jeff Figlewicz	38	Chief Financial Officer
Gary L. Castagna	44	Director
Bruce K. Nelson	52	Director
Glenn A. Norem	54	Director

The Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The Board is comprised of one Class I Directors, Bruce Nelson, one Class II Director, Joseph A. Turek, and two Class III Directors, Glenn Norem and Gary L. Castagna. The Class III Director’s term expires upon the election of directors at the 2007 annual meeting of shareholders, while the terms for the Class I and II expire upon the election of directors at the 2008 and 2009 annual meeting of shareholders, respectively.

JOSEPH A. TUREK, 49, is the founder of the Company and has served as a director of the Company since 1988. Mr. Turek served as President of the Company from 1988 to February 1997, as Chairman from 1993 to September 2004, and as Chief Executive Officer from 1993 to July 2004. Mr. Turek served for more than five years in various positions at West-Tronics, Inc., a manufacturer of low-frequency circuit boards and a contract assembler of electronic products, with his last position as President in 1987 and 1988. West-Tronics entered into an assignment for the benefit of creditors in December 1988 pursuant to which the Company purchased the assets and assumed certain liabilities of West-Tronics, Inc. Mr. Turek received a B.S.E.E. degree from the University of Notre Dame and an M.B.A. degree from Northwestern University.

JIM MAYER , 56, has been our Interim Chief Executive Officer since July 28, 2004. He has 18 years of experience, including 12 years as CEO of DiversiCorp, Inc., has managed or directed more than 50 engagements with troubled companies, and has provided a variety of services directly to clients, including due diligence, workout, collateral control, corporate restructuring, bankruptcy support, cross-border secured finance and interim management. Mr. Mayer has served on several boards of directors including the Turnaround Management Association. He has been the Managing Member of Credit Support International, a specialized consulting firm devoted to transitional and troubled middle market companies, since 1985. Pursuant to an agreement between Credit Support International and the Company, Mr. Mayer acted as Chief Restructuring Advisor to the Board of Directors of the Company from April 15, 2003 through May 14, 2004.

GARY L. CASTAGNA, 44, has been a director of the Company since January 2001. Mr. Castagna presently serves as Senior Vice President, Chief Financial Officer, and Treasurer of Amcol International Corporation, a company that is engaged in the materials and environmental industries. Mr. Castagna was a consultant to Amcol from June 2000 to February 2001 and Vice President of Chemical International Corporation, a former subsidiary of Amcol, from August 1997 to May 2000. Mr. Castagna received his bachelor’s degree in accounting and finance from the University of Michigan, Ann Arbor. He has also completed graduate courses at University of Michigan, and is a certified public accountant.

BRUCE K. NELSON, 52, has been a director of the Company since 2005. Mr. Nelson presently serves as Chief Financial Officer of US Modular, a memory and storage company. Prior to joining US Modular, Mr. Nelson served as Chief Financial Officer of netGuru, Inc., a provider of engineering software and IT solutions for more than 19,000 clients worldwide from 2002 to 2007. Prior to joining netGuru , Mr. Nelson served as Chief Operating Officer of Irvine-based Millennium Information Technologies, Inc. from 1997 to 2002 . Mr. Nelson holds a B.S. in Finance from University of Southern California and an MBA from Bryant College in Smithfield, Rhode Island.

GLENN A. NOREM, 54, has been a director of the Company since 2005. Mr. Norem presently serves as CEO of LoneStar CAPCO Fund, LLC, a Texas certified capital company, since its formation in March 2005. The LoneStar CAPCO Fund secures debt and equity investments in early-stage companies located in Texas.

Mr. Norem also has served as the Chairman & CEO of eeParts, Inc. since founding the company in April 1999. eeParts is a leading supply-chain software, systems and services provider for the electronic component spot market. eeParts serves customers worldwide from its bases of operations in the United States and China. Mr. Norem holds a BS degree in Electrical Sciences & Systems Engineering from Southern Illinois University and an MBA from the University of Chicago’s Graduate School of Business.

JEFF FIGLEWICZ, 38, was appointed Chief Financial Officer in August 2006. From June 2004 to August 2006, Mr. Figlewicz served as Corporate Controller and Principal Accounting Officer. Mr. Figlewicz was a Controller with Ametek-National Controls Corp from July 2002 to June 2004. From February 1997 to June 2002 Mr. Figlewicz served as Controller with Meridian Rail Products. Mr. Figlewicz received his bachelor’s degree in finance from Illinois State University and received his MBA from Keller Graduate School of Management.

No family relationships exist between any director and executive officer of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the “Commission”) initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, Joseph A. Turek, comprising all of the Company’s executive officers, directors and greater than 10% beneficial owners of its common Stock, have complied with Section 16(a) filing requirements applicable to them during the Company’s most recent fiscal year.

Audit Committee and Financial Expert

Bruce Nelson, Gary Castagna, and Glenn Norem serve as members of the Audit Committee. These individuals are all independent directors as defined by Section 10A(m) of the Exchange Act of 1934 and the rules promulgated thereunder, and Mr. Nelson qualifies as a financial expert pursuant to Item 401 of Regulation S-K. The board also appointed Mr. Nelson as Chairman of the Audit Committee.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions.

Item 10.	Executive Compensation

The following table shows the compensation paid by the Company to the two individuals who served as the Company’s Chief Executive Officer in 2006 and its three other most highly compensated officers during 2006. No other executive officer of the Company had a total annual salary and bonus for 2006 that exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)
Jim Mayer	2006	$170,000	$0	$0	$61,880
(Interim CEO)(2)	2005	$211,000	$0	$0	$148,371

Joseph A. Turek	2006	$130,000	$0	$0	$123,759
(President & COO)(3)	2005	$197,000	$0	$0	$0

Robert Duke	2006	$148,000	$0	$0	$0
(President-EMG Division)	2005	$165,000	$0	$0	$0

Jeff Figlewicz	2006	$95,000	$0	$0	$30,940
(CFO)(4)	2005	$95,000	$0	$0	$0

SUMMARY COMPENSATION TABLE (continued)

Name and Principal Position	Year	Nonequity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jim Mayer	2006	$0	$0	$0	$231,880
(Interim CEO)(2)	2005	$0	$0	$0	$359,371

Joseph A. Turek	2006	$0	$0	$0	$253,759
(President & COO)(3)	2005	$0	$0	$0	$197,000

Robert Duke	2006	$0	$0	$0	$148,000
(President-EMG Division)	2005	$0	$0	$0	$165,000

Jeff Figlewicz	2006	$0	$0	$0	$125,940
(CFO)(4)	2005	$0	$0	$0	$95,000

(1)	Each non-employee director was granted options to purchase 24,194 shares of common stock at an exercise price of $2.72 per share. The options were valued using the Black-Scholes pricing model under the following assumptions: five year life, volatility of 275.48%, discount rate of 4.5%, and no dividend yield.

(2)	Named Chief Executive Officer on July 28, 2004. Prior to such date, he was a consultant to the Company.
(3)	Also served in the capacity of Chief Executive Officer through July 28, 2004.
(4)	Appointed Chief Financial Officer on August 26, 2006. He was hired on June 5, 2004 as Corporate Controller and Principal Accounting Officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table presents the outstanding equity awards held as of December 31, 2006 by each named executive officer. All such awards were stock options.

Number of Securities Underlying

Unexercised Options

Name	Exercisable		Unexercisable	Option Exercise Price	Option Expiration Date
Jim Mayer	25,000	(1)	0	$2.72	2/3/2011
	37,500	(2)	0	$3.96	8/19/2010
	36,000	(3)	0	$2.68	9/1/2008

Joseph A. Turek	50,000	(4)	0	$2.72	2/3/2011

Robert Duke	25,000	(5)	0	$2.20	12/18/2008

Jeff Figlewicz	18,750	(6)	0	$2.72	2/3/2011
	6,250	(7)	0	$4.72	7/2/2009

The vesting dates of the foregoing options are as follows: (1) February 3, 2006 (2) August 19, 2005 (3) September 1, 2003 (4) June 3, 2006 (5) December 18, 2005 (6) June 3, 2006 (7) July 23, 2006.

Employment Agreements

Each of Messrs. Turek and Mayer entered into an employment agreement with the Company, effective as of July 28, 2004, which provides for his continued employment in his present capacity through December 31, 2006. Each of the foregoing agreements continues thereafter indefinitely, unless terminated by either party by giving notice at least 90 days notice prior to termination.

The executives are entitled to the following annual salaries under the employment agreements: Mr. Turek is entitled to an annual rate of $195,000 through April 2005 and $215,000 thereafter. Mr. Mayer is entitled to an annual rate of $208,000 through April 2005 and $239,000 thereafter. Each of Messrs. Turek and Mayer shall be eligible to receive an annual cash bonus (“Cash Bonus”) with respect to the fiscal year ending December 31, 2005 and the fiscal year ending December 31, 2006 equal to ten percent (10%) of the amount by which the Company’s Gross Margin (as defined below) for such fiscal year exceeds $4,500,000. Any cash bonus shall not exceed $200,000 with respect to any fiscal year occurring during the Term.

The Company also agreed to pay Mr. Turek, if the Company’s gross margin for the 2004 fiscal year exceeds $3,726,000, a bonus for the 2004 fiscal year equal to $15,000 multiplied by a fraction, the numerator of which is the Company’s gross margin in such fiscal year and the denominator of which is $3,726,000. Bonuses in subsequent years will be made at the discretion of the Company’s Board of Directors. If Mr. Turek’s employment is terminated by either Mr. Turek or the Company within certain periods following a “change of control” of the Company, Mr. Turek is entitled to a lump-sum payment equal to 150% of the then-remaining unpaid salary under the employment agreement and all outstanding stock options shall immediately become fully vested.

Mr. Duke entered into an employment agreement with the Company, effective May 1, 2004 at an annual rate of $150,000 through August 31, 2005 and $165,000 thereafter, and provides for his continued employment in his present capacity through December 31, 2006.

As of December 31, 2005, Messrs. Mayer, Turek, and Duke, agreed to voluntarily reduce compensation levels to $150,000, $135,000, and $150,000 respectively in an effort to assist the Company’s financial performance. The contracts of Messrs. Mayer, Turek, and Duke were not renewed by the Board of Directors and expired on December 31, 2006. However, each individual remains employed on an “at will” basis at their agreed upon rates as of December 31, 2006 on a month to month basis.

Director Compensation

On March 27, 2006, the Board of Directors unanimously approved a formal compensation package for non-executive directors. Provisions of the compensation package include the following for each independent director; a $10,000 quarterly retainer for service on the Board, fees for meeting participation, $500 for telephonic meetings and $1,500 for in person meetings, quarterly payments to non-executive Chairmen of the Audit Committee of $5,000, and Compensation committee of $1,500, and quarterly payments to non-executive members Audit committee of $1,500. Additional monthly compensation was also approved to the Chairman and non-executive members of the Special Committee, $12,000 for the Chairman and $8,000 for non-executive members for service during the existence of the Special Committee.

Each person who is a non-executive and independent member of the Board on the first business day of each calendar year is automatically granted options to purchase $60,000 worth of shares of M-Wave common stock at Fair Market Value on the first business day of each year. The options shall have an exercise price equal to 110% of the closing price on the first business day of each year and are fully vested upon issuance and have a life of five years.

A person who becomes a non-executive and independent member of the Board after the first business day of each calendar year is automatically granted options to purchase $60,000 worth of shares of M-Wave common stock at Fair Market Value upon the date of the grant. The options shall have an exercise price equal to 110% of the closing price on the business day before the date of the grant and are fully vested upon issuance.

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a non-employee director during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Option Awards ($) (1)	Non-equity Incentive Plan Compensation	All Other Compensation	Total
Gary L. Castagna	$112,058	$59,885	$0	$0	$171,943
Bruce K. Nelson	$157,087	$59,885	$0	$0	$216,972
Glenn A. Norem	$118,358	$59,885	$0	$0	$178,243

(1)	Each non-employee director was granted automatic options to purchase 24,194 shares of common stock at an exercise price of $2.72 per share. The options were valued using the Black-Scholes pricing model under the following assumptions: five year life, volatility of 275.48%, discount rate of 4.5%, and no dividend yield.

Item 11.	Security Owner ship of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2007 by (1) each person known to the Company to beneficially own 5% or more of the Company’s common stock, (2) each of the Directors and each executive officer, and (3) all executive officers and directors of the Company as a group. The number of shares of common stock shown as owned below assumes the exercise of all currently exercisable options held by the applicable person or group, and the percentage shown assumes the exercise of such options and assumes that no options held by others are exercised. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their respective names. For purposes of the following table, each person’s “beneficial ownership” of the Company’s common stock has been determined in accordance with the rules of the Commission.

Name of Beneficial Holder	Number of Shares Beneficially Held	Percentage of Shares Beneficially Owned (8)
M.A.G. Capital, LLC (1)(11)	349,715	19.83%
Gary L. Castagna (2)	43,944	2.49%
Jim Mayer (3)(10)	99,750	5.66%
Joseph A. Turek(4)(10)	394,750	22.39%
Bruce Nelson (5)	42,944	2.44%
Glenn Norem (6)	36,694	2.08%
Jeff Figlewicz (7)(10)	25,000	1.42%
All Directors and executive officers as a group (six persons) (8)
	643,081	36.47%

(1)	The following table depicts the total number of shares that M.A.G. Capital, LLC beneficially owns on behalf of itself and its affiliated funds (Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.). David F. Firestone is the managing member of M.A.G. Capital LLC, and as such he has beneficial ownership of shares owned by M.A.G. Capital LLC and its affiliated funds.

Name	Number of Shares of common stock Currently Held	Number of Shares to be Received Upon Conversion of Series A Preferred Stock (*)	Number of Shares to be Received Upon Conversion of Series B Preferred Stock (*)	Number of Shares to be Received Upon Exercise of Warrants (*)	Number of Shares of common stock Beneficially Owned (*)
M.A.G. Capital, LLC	39,464	0	0	215,608	255,072
Mercator Momentum Fund, LP	59,609	137,117	224,684	104,754	526,164
Mercator Momentum Fund III, LP.	102,213	95,663	1,270,506	0	1,468,382
Monarch Pointe Fund, Ltd.	148,429	86,097	708,861	0	943,387

(*)Each share of Series A Preferred Stock and Series B Preferred Stock may be converted by the holder into that number of shares of common stock as is determined by dividing 100 by $3.92 and $3.16, respectively. The documentation governing the terms of the Series A Preferred Stock, the Series B Preferred Stock and the warrants contains provisions prohibiting any conversion of the Series A Preferred Stock or the Series B Preferred Stock or exercise of the warrants that would result in M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd., and their affiliates, collectively beneficially owning more than 9.99% of the outstanding shares of our common stock as determined under Rule 13d-3 of the Securities Exchange Act of 1934. As a result of these provisions, none of such warrants or preferred stock are currently exercisable. However, for purposes of clarity, the table above shows the conversion and exercise figures in the columns with an asterisk as if there were no 19.99% limitation in place.

(2)	Includes 43,944 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 31, 2007.
(3)	Includes 1,250 shares owned, 62,500 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 31, 2007, and 36,000 shares upon the exercise of immediately exercisable warrants, or warrants exercisable within 60 days of March 31, 2007.
(4)	Includes 344,750 shares owned. On February 6, 2006, Joseph A. Turek, Chairman of the Board, President and Chief Operating Officer of the Company, entered into a voting agreement with MAG Capital, LLC and Mercator Momentum Fund, LP whereby Mr. Turek agreed to vote all voting securities of the Company currently owned or thereafter acquired by him in favor of a significant acquisition of another company, or of the business or assets of another company, that is recommended by the Special Committee of the Company’s Board of Directors. The voting agreement terminates on the earlier of its one-year anniversary (January 26, 2008), or upon the closing of any such acquisition.
(5)	Includes 42,944 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 31, 2007.
(6)	Includes 36,694 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 31, 2007.
(7)	Includes 25,000 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 31, 2007.
(8)	Includes 297,081 shares that may be acquired upon the exercise of immediately exercisable options, or options exercisable within 60 days of March 31, 2007.
(9)	Based on 1,763,150 shares outstanding on March 31, 2007.

(10)	c/o M-Wave, Inc., 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois 60131.
(11)	555 South Flower Street, Suite 4500, Los Angeles, California 90071.

Item 12.	Certain Relationships and Related Transactions

None

Item 13.	Exhibits

Exhibit Index

Exhibit No.	Description	Location
2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC	12

3.1	Certificate of Incorporation of the Company	1

3.2	Bylaws of the Company	1

3.3	Certificate of Designations for Series A Convertible Preferred Stock	4

3.4	Certificate of Designations for Series B Convertible Preferred Stock	10

4.1	Specimen Common Stock Certificate	3

10.1	2003 Stock Incentive Plan	2

10.2	Warrant to Purchase Stock dated March 31, 2004 by and between the Company and Silicon Valley Bank	2

10.3	Employment Agreement dated July 28, 2004 between the Company and Jim Mayer	3

10.4	Employment Agreement dated July 28, 2004 between the Company and Joe Turek	3

10.5	Employment Agreement dated May 1, 2004 between the Company and Robert Duke

10.6	Subscription Agreement date June 28, 2004 between the Company and Mercator Advisory Group	3

10.7	Stock Registration Rights Agreement date June 28, 2004 between the Company and Mercator Advisory Group	3

10.8	Non-statutory Stock Option Agreement date July 28, 2004 between the Company and Jim Mayer	3

10.9	Asset Purchase Agreement, dated February 25, 2005 by and between Jayco Ventures, Inc. and M-Wave DBS, Inc.	5

10.10	Promissory Note dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.	5

10.11	Promissory Note dated February 23, 2005, issued by M-Wave, Inc. to Monarch Pointe Fund, L.P.	5

10.12	Warrant , dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.	5

10.13	Warrant to dated February 23, 2005 issued by M-Wave, Inc, to Monarch Pointe Fund, L.P.	5

10.14	Warrant dated February 23, 2005, issued by M-Wave, Inc. to M.A.G. Capital, LLC	5

10.15	Non-statutory Stock Option Agreement dated December 31, 2004 between Company and Gordhan Patel	6

10.16	Amendment to 2003 Stock Incentive Plan	7

10.17	Sale of real property located at 215 Park Street Bensenville, Illinois	8

10.18	Asset sale and transition agreement dated October 21, 2005 between the Company and American Standard Circuits	8

10.19	Agreement with the Mercator Momentum Fund III amending Loan Document Purchase Agreements it acquired from Silicon Valley Bank on November 9, 2005	9

10.20	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006.	10

10.21	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006.	10

10.22	Amendment modifying the terms of existing warrants held by Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC, dated March 1, 2006.	10

10.23	Sale of real property located at 544 Pine Street	Filed Herewith

10.24	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.	11

10.25	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.	11

10.26	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.	12

10.27	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc.	12

23.1	Consent of McGladrey & Pullen, LLP	Filed Herewith

31.1	Certification of the CEO Pursuant to Sections 302 of the Sarbanes-Oxley Act	Filed Herewith

31.2	Certification of the CFO Pursuant to Sections 302 of the Sarbanes-Oxley Act	Filed Herewith

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act	Filed Herewith

(1)	Incorporated herein by reference to the applicable exhibit to Registrants Registration Statement on Form S-1 (Registration No. 33-45499)

(2)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10K for the year ended December 31, 2003

(3)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004

(4)	Incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed July 6, 2004

(5)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 2, 2005

(6)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004

(7)	Incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement filed April 29, 2005

(8)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed October 5, 2005

(9)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 2, 2006

(10)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 7, 2006

(11)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed January 4, 2007

(12)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 1, 2007

Item 14.	Principal Accounting Fees and Services

During the years 2006 and 2005 we retained McGladrey and Pullen, LLP and RSM McGladrey to provide services in the following categories and paid the following approximate amounts.

	2006	2005
Audit fees	$176,516	$174,728
Audit-related fees	61,178	76,918
Tax fees	10,713	17,141
All other	0	0

Total fees	$248,407	$268,787

Audit fees are those fees for professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-KSB and the review of our quarterly consolidated financial statements included in our Quarterly Report on Form 10-QSB.

Audit-related fees consist primarily of services rendered in connection with consultations on financial accounting and reporting standards, SEC registration statements, and assistance with SEC staff comments.

Tax fees are primarily for preparation of tax returns, assistance with tax audits and appeals, advice on acquisitions and technical assistance. All of the non-audit services disclosed above for 2006 and 2005 were pre-approved by the Audit Committee in accordance with the procedures described below. The Audit Committee considered whether the non-audit consulting services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.

All services to be provided by McGladrey & Pullen, LLP are subject to pre-approval by the Audit Committee. The Chairman of the Audit Committee informally pre-approves audit and non-audit services, up to $5,000, with such pre-approvals subsequently ratified by the full Audit Committee. Typically, however, the Audit Committee itself reviews the matters to be approved. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; the Company will not obtain any of these prohibited services from McGladrey & Pullen, LLP, and the Company is able to obtain such services from other service providers at competitive rates.

SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

M~WAVE, Inc.

By:	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer
October 22, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Jim Mayer Jim Mayer
Interim Chief Executive Officer
October 22, 2007

/s/ Joseph A. Turek Joseph A. Turek	/s/ Bruce Nelson Bruce Nelson
Chairman, President and COO Director	Director
October 22, 2007	October 22, 2007

/s/ Jeff Figlewicz Jeff Figlewicz	/s/ Glenn Norem Glenn Norem
Chief Financial Officer	Director
October 22, 2007	October 22, 2007

/s/ Gary Castagna Gary Gastagna
Director
October 22, 2007

AGREEMENT FOR THE PURCHASE AND

SALE OF REAL ESTATE

THIS AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE (“Agreement”) is entered into as of June     7    , 2006 (“Effective Date”) between M-Wave, Inc., a Delaware corporation (“Seller”) and Jorge and Adriana Martinez or their assignee (“Purchaser”).

SECTION 1 SALE OF PROPERTY.

Subject to the terms and conditions provided in this Agreement, Seller agrees to sell and Purchaser agrees to purchase all of Seller’s right, title and interest in and to the following described property:

The land legally described on Exhibit A attached hereto and made a part hereof and commonly known as a site at Evergreen & Pine, Bensenville, Illinois (the “Real Estate”), together with all right, title and interest of Seller in and to all privileges, rights, easements, hereditaments, and appurtenances belonging to the land, and all right, title and interest of Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (collectively, the “Property”).

SECTION 2 PURCHASE PRICE.

The purchase price to be paid by Purchaser to Seller for the Property is One Hundred Seventy Thousand and 00/100 Dollars ($170,000.00) (the “Purchase Price”). The Purchase Price will be paid by Purchaser at Closing subject to provisions as herein provided in immediate same day funds by a wire transfer to an account designated by Seller.

2.1 Earnest Money Deposit.

(a) Within Five (5) business day after the Sellers acceptance of this Agreement, Purchaser will deposit with the Title Company (as described below) in its customary joint order escrow the amount of Five Thousand and 00/100 Dollars ($5,000.00) as earnest money and as a deposit towards payment of the Purchase Price. If this Agreement is not terminated during the Due Diligence Period as provided in Section 3.4, then upon the expiration of the Due Diligence Period (as defined below), such earnest money deposit, together with all interest earned thereon (jointly, the “Earnest Money Deposit”) shall become non-refundable.

(b) All escrow fees, if any, charged by the Title Company in respect of the Earnest Money Deposit shall be paid for by Purchaser.

2.2 Funds at Closing. At Closing, Purchaser shall pay to Seller the balance of the Purchase Price, subject to prorations as herein provided, by a wire transfer in immediate same day funds to an account designated by Seller, and cause the Title Company to deliver the Earnest Money to Seller.

SECTION 3 TITLE MATTERS; DUE DILIGENCE.

3.1 Title Commitment; Survey. Seller will order and deliver to Purchaser upon receipt a commitment issued by Chicago Title Insurance Company (the “Title Company”) (ALTA 1992) to insure title to the Real Estate in the name of Purchaser (the “Title Commitment”), and Seller will deliver an Alta form survey no more than six months old to purchaser certified to purchaser tile company and purchasers lender its existing survey (“Survey”).

3.2 Permitted Exceptions. Seller shall transfer and convey its right, title and interest in the Property to Purchaser subject to the Permitted Exceptions. The term “Permitted Exceptions” shall mean the items set forth on Exhibit B attached hereto. Purchaser shall have the right to terminate this Agreement, if it is not satisfied with the Title Commitment or Survey, by notice in writing served upon Seller during the Due Diligence Period. If Purchaser fails to so serve said notice of it upon Seller within such time, Purchaser shall be deemed to have waived said right. Upon any termination of this Agreement pursuant to this Section 3.2, the Earnest Money Deposit and interest earned thereon shall be returned to Purchaser, and except as set forth in Section 3.4, neither party shall have any further obligation hereunder.

3.3 Delivery of Title Policy at Closing. As a condition to Purchaser’s obligation to close, the Title Company shall deliver to Purchaser at Closing an Alta form Owner’s Policy of Title Insurance including zoning endorsement (“Title Policy”), issued by the Title Company dated concurrent with Closing, in the amount of the Purchase Price, insuring Purchaser as owner of fee simple title to the Real Estate, subject only to the Permitted Exceptions. Seller shall execute at Closing a customary Seller’s mechanics and materialman’s lien affidavit and a standard parties in possession affidavit, in such forms as the Title Company shall reasonably and customarily require for the issuance of an extended coverage endorsement over those items (except to the extent not caused by, through or under Seller) on the Title Policy. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly executed “marked-up” Title Commitment with the Title Policy in the substance of the “marked-up” Title Commitment to be issued promptly after Closing. The premium for the Title Policy shall be paid by Seller, and Seller shall pay the cost of the Survey required hereunder. Purchaser shall have the right to negotiate endorsements to the Title Commitment during the Due Diligence Period , but Seller shall have no responsibility to have such endorsements included in the Title Policy and the premium for such endorsements shall be at Purchaser’s expense.

3.4 Due Diligence Period. Purchaser Shall have 30 business days from sellers acceptance of agreement to conduct due diligence “Due diligence period” at any time during the due diligence period the Purchaser shall have sole and exclusive right to terminate this agreement for any reason for failure of Due Diligence and receive a full return of earnest money deposit and has made certain inspections, applications, reviews, studies, evaluations or surveys (collectively, the “Inspections”) required to satisfy itself as to the acceptability and suitability of the Property for its purchase and Purchaser shall have no further rights of Inspection. Purchaser shall deliver to Seller upon any termination of this Agreement a copy of every report of findings which is issued as a result of such activities, and Purchaser shall cause the Property to be restored to its condition prior to any of Purchaser’s or its agents’ activities which alter the condition of the Property. Purchaser shall hold confidential all information it has generated or received with respect to the Property and shall not disclose same to any third party; and Purchaser shall cause its agents and employees to abide by such requirements. Seller shall deliver to purchaser within five (5) business days of acceptance of contract any environmental report in seller possession to the property and other notices and findings or request related to the property.

Purchaser agrees to keep the Property free and clear of liens and claims arising out of its Inspections, and to indemnify and save Seller and Seller’s members, managers, officers, agents and employees, harmless from and against any and all damages, costs, injuries and liabilities to the Property and/or any persons or property of any persons which may occur by reason of and which is caused by any such Inspections, including without limitation any environmental inspections, tests, surveys, studies or any other entry upon or use of the Property by Purchaser or its agents.

Seller has delivered to Purchaser and/or may be delivering to Purchaser certain reports and documents in its possession (“Reports”). Such Reports and any other reports or documents heretofore or hereafter provided to Purchaser are for informational purposes only and shall not constitute an assignment or conveyance by Seller to Purchaser of any rights or interests in, or right to rely upon such reports or their contents. Seller does not represent that such Reports are complete or accurate. Purchaser shall keep such Reports, and the information in them (and all other reports, documents and information concerning environmental and other matters that it or its consultants, attorneys or other agents (collectively, “Agents”) procure or receive in respect of the subject property) confidential (except for Purchaser delivering same to its Agents), unless otherwise authorized by Seller or required by law to divulge. If Purchaser or any of its Agents is required by law to divulge any such Reports or other reports, documents or information, then Seller shall be given not less than thirty (30) days notice in writing, which notice shall identify the parties by whom and to whom such divulgence is required and the date thereof and the documents, reports or information so required to be divulged. Purchaser shall impose such burden of confidentiality and notification upon its Agents and cause them to abide by same.

The obligations of Purchaser under this Section 3.4 shall survive any termination of this Agreement.

SECTION 4 CLOSING.

4.1 Closing Date. The closing of the purchase and sale of the Property (the “Closing”) shall take place on July 26, 2006 (“Closing Date”). The Closing shall occur at 2:00 p.m. at the office of the Title Company in the Chicago area office thereof designated by Seller.

4.2 Purchaser’s Obligations at Closing. In addition to delivery of the balance of the Purchase Price as described in Section 2.2., Purchaser shall execute and deliver the following to Seller at Closing:

(a) Such affidavits, instruments or agreements that may be required by the Title Company in its issuance of the policy of title insurance pursuant to the Title Commitment.

(b) Applicable Transfer Declarations.

(c) A statement which reflects the settlements and prorations provided for in Section 5.

(d) Such other documents as are required pursuant to the provisions hereof.

4.3 Seller’s Obligations at Closing. Seller shall execute and deliver the following to Purchaser at Closing:

(a) A Special Warranty Deed from Seller conveying the Real Estate to Purchaser, together with the Seller’s right, title and interest in and to the rest of the Property, subject to the Permitted Exceptions.

(b) A statement which reflects the settlements and prorations provided for in Section 5.

(c) Such affidavits, instruments or agreements that may be required by the Title Company in its issuance of the Title Policy pursuant to the Title Commitment, including the mechanics and materialman’s lien affidavit and parties in possession affidavit described in Section 3.3.

(d) Applicable Transfer Declarations.

(e) A Foreign Investment in Real Property Tax Act affidavit executed by Seller.

SECTION 5 SETTLEMENT AND PRORATIONS.

The following items shall be prorated or settled between Purchaser and Seller at Closing:

5.1 Taxes and Assessments. Real property taxes for the Real Estate for the fiscal year in which Closing occurs, and for taxes as to any prior year not due and payable as of Closing, shall be apportioned between Seller and Purchaser as of the date of Closing. Such apportionment shall be computed on the basis of 110 % of the most recent issued bills.

5.2 Miscellaneous Closing Costs. Seller shall pay the customary premium associated with providing Purchaser with the Title Policy described in subsection 3.3. All real estate recording fees payable in connection with the purchase and sale of the Property shall be paid by Purchaser. Seller shall pay for State and County transfer stamps. Purchaser shall pay for any municipal transfer stamps. Any fee for closing services which is charged by the Title Company shall be shared equally by Seller and Purchaser. Any other customarily proratable items shall be apportioned as of the Closing Date. Except as otherwise expressly provided in this Agreement, Purchaser and Seller shall pay their own fees and expenses incurred in the preparation, execution and performance of their respective obligations under this Agreement.

SECTION 6 CONDITION OF PROPERTY; REPRESENTATIONS AND WARRANTIES

6.1 DISCLAIMER AND RELEASE. SELLER IS SELLING THE PROPERTY WITHOUT REPRESENTATION OR WARRANTY, SHALL HAVE NO OBLIGATION TO MAKE ANY REPAIRS, PAY FOR ANY ENVIRONMENTAL INSPECTIONS OR OTHER REPORTS, OR DO OR PERFORM ANY OTHER WORK ON THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN SECTION 6.2 OF THIS AGREEMENT (THE “EXPRESS WARRANTIES”), PURCHASER IS RELYING SOLELY ON ITS OWN INSPECTION AND EXAMINATION IN PURCHASING THE PROPERTY; AND IS PURCHASING THE PROPERTY ON AN “AS-IS, WHERE-IS” BASIS WITH ALL FAULTS AND DEFECTS NOW KNOWN OR HEREAFTER DISCOVERED BY PURCHASER. EXCEPT FOR THE EXPRESS WARRANTIES, NONE OF SELLER, SELLER’S SHAREHOLDERS, OFFICERS, DIRECTORS, MANAGER(S), NOR ANY OF ITS AGENTS OR EMPLOYEES MAKE ANY REPRESENTATION OR WARRANTY TO PURCHASER, EXPRESS OR IMPLIED, AS TO (A) THE SUITABILITY OF THE PROPERTY FOR PURCHASER’S INTENDED USE, OR ANY PARTICULAR PURPOSE OR THE MERCHANTABILITY OR FITNESS THEREOF, (B) THE ENVIRONMENTAL CONDITION OF THE PROPERTY (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS CURRENT OR INTENDED OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY (INCLUDING WITHOUT LIMITATION, THE FEDERAL COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT (42 U.S.C SECTION 9601 ET SEQ.) AND OTHER ENVIRONMENTAL LAWS, RULES OR REGULATIONS) AND ANY CLAIMS MADE OR OBLIGATIONS OR LIABILITIES IMPOSED PURSUANT THERETO, AND ANY ZONING ORDINANCES; (E) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (F) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE REAL ESTATE OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY; OR (G) ANY OTHER MATTER WITH RESPECT TO THE CONDITION OF THE PROPERTY; AND, EXCEPT FOR THE EXPRESS WARRANTIES, ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY SELLER, AND PURCHASER HEREBY RELEASES SELLER, SELLER’S SHAREHOLDERS, DIRECTORS, OFFICERS, MANAGER(S), AGENTS AND EMPLOYEES (COLLECTIVELY THE “SELLER PROTECTED PARTIES”) FROM ANY AND ALL RESPONSIBILITY AND LIABILITY IN RESPECT THEREOF. WITHOUT LIMITATION OF THE PROVISIONS ABOVE, PURCHASER HEREBY RELEASES SELLER AND THE OTHER SELLER PROTECTED PARTIES FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITIES ARISING OUT OF OR RELATING DIRECTLY OR INDIRECTLY TO ANY ENVIRONMENTAL HAZARD AT, IN, ON OR UNDER THE PROPERTY. ANY REPRESENTATIONS, WARRANTIES OR STATEMENTS MADE BY ANY MEMBER, EMPLOYEE, AGENT OR REPRESENTATIVE OF SELLER, INCLUDING WITHOUT LIMITATION THE BROKER DEFINED BELOW, MAY NOT BE RELIED UPON BY PURCHASER AND DO NOT CONSTITUTE A PART OF THIS AGREEMENT. FOR PURPOSES OF THIS PARAGRAPH, THE TERM “ENVIRONMENTAL HAZARD” SHALL MEAN ANY HAZARDOUS MATERIAL, OR THE STORAGE, HANDLING, PRODUCTION, DISPOSAL, TREATMENT OR RELEASE THEREOF; AND THE TERM “HAZARDOUS MATERIAL” SHALL MEAN (A) ANY HAZARDOUS WASTE, ANY EXTREMELY HAZARDOUS WASTE, OR ANY RESTRICTED HAZARDOUS WASTE, OR WORDS OF SIMILAR IMPORT, AS DEFINED IN THE RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S. C. SECTION 6901 ET SEQ.); (B) ANY HAZARDOUS SUBSTANCES AS DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S. C. SECTION 9601 ET SEQ.); (C) ANY TOXIC SUBSTANCES AS DEFINED IN THE TOXIC SUBSTANCES CONTROL ACT (15 U.S. C. SECTION 2601 ET SEQ.); (D) ANY POLLUTANT AS DEFINED IN THE CLEAN WATER ACT (33 U.S. C. SECTION 1251 ET SEQ.); (E) GASOLINE, PETROLEUM OR OTHER HYDROCARBON PRODUCTS OR BY-PRODUCTS; (F) ASBESTOS; OR (G) ANY OTHER MATERIALS, SUBSTANCES, OR WASTES SUBJECT TO ENVIRONMENTAL REGULATION UNDER ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW, REGULATION, OR ORDINANCE NOW OR HEREAFTER IN EFFECT. ANY REPRESENTATIONS, WARRANTIES OR STATEMENTS MADE BY ANY AGENT OR REPRESENTATIVE OF SELLER, INCLUDING WITHOUT LIMITATION THE BROKERS (AS DEFINED BELOW), MAY NOT BE RELIED UPON BY PURCHASER AND DO NOT CONSTITUTE A PART OF THIS AGREEMENT.

6.2 Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that, except to the extent set forth on any Exhibit attached hereto or any materials or information delivered to or discovered by Purchaser or its agents during the Due Diligence Period:

(a) Organization and Authority. Seller is a corporation duly organized, existing and in good standing under the laws of Delaware. This Agreement has been duly and validly authorized by Seller, and no other action on the part of Seller is required in connection with this Agreement. When completed, this Agreement shall constitute a valid and binding obligation of Seller that is enforceable against Seller in accordance with the terms of this Agreement.

(b) Since Seller has owned the Property, Seller has not received any written notice from any municipal, county, state or other governmental agency or body stating that the Property, or any part thereof, is or will become the subject of condemnation proceedings.

(c) Option. No person, firm or corporation or other entity has any right or option to acquire the Property, or any part thereof.

(d) Foreign. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code (“Code”)), and is not subject to the provisions of Sections 897(a) or 1445 of the Code related to the withholding of sales proceeds to foreign persons.

6.3 Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

(a) Authority. Purchaser has all requisite power and authority to enter into and perform its obligations under this Agreement. When completed, this Agreement shall constitute a valid and binding obligation of Purchaser that is enforceable against Purchaser in accordance with the terms of this Agreement.

(b) Patriot Act. Purchaser (a) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”); (b) is not listed on any other list of terrorists or terrorist organizations maintained pursuant tot he Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (c) is not engaged in activities prohibited in the Orders, and (d) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

SECTION 7 LOSS OR CASUALTY.

In the event of substantial damage to, or the destruction of, all or any part of the Property prior to the Closing Date, Purchaser may terminate this Agreement and receive a return of its Earnest Money Deposit, or, at its option, Purchaser may elect to closing the purchase and sale pursuant to this Agreement without deduction from the Purchase Price, in which event Seller shall use good faith efforts to provide to Purchaser any insurance proceeds received or to be received by Seller for damage to the Property on account of such fire or other casualty. Seller makes no representation that it does or will carry any such insurance, or if it does, the terms thereof.

SECTION 8 CONDEMNATION.

If, between the Effective Date of this Agreement and Closing, all or any portion of the Property is taken in condemnation or a written notice (“Condemnation Notice”) from a governmental authority is received by Seller indicating its intention to take all or a portion of the Property, in condemnation, Purchaser shall have the option to terminate this Agreement. If Purchaser exercises its option to terminate in accordance with this Section 8, Seller shall return the Earnest Money Deposit to Purchaser, and neither party shall have any further obligation hereunder except as set forth in Section 3.4. If Purchaser does not so exercise its option to terminate as provided in this Section 8, this Agreement shall continue in full force and effect and title shall be subject thereto. In such event, the Purchase Price shall be paid by Purchaser at Closing without reduction, but Seller shall remit to Purchaser all awards received by Seller as a result of the condemnation. Seller shall notify Purchaser immediately upon receipt by Seller of any Condemnation Notice.

SECTION 9 DEFAULT AND REMEDIES.

In the event of default by either party under’ this Agreement, Purchaser and Seller agree as follows:

9.1 Purchaser’s Default. If this transaction fails to close due to the default of Purchaser, then Seller’s sole and exclusive remedy in such event shall be to terminate this Agreement and to retain the Earnest Money Deposit, as liquidated damages, Seller waiving all other rights or remedies in the event of such default by Purchaser, except as set forth in Section 3.4. The parties acknowledge that Seller’s actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties’ best estimate of such damages. For purposes of this Section 9.1, default shall include Purchaser’s failure to pay the Purchase Price in full when due, or any other breach of a representation, warranty or covenant in any material respect. Promptly upon becoming aware of any default by Purchaser, Seller shall so notify Purchaser.

9.2 Seller’s Default. If this transaction fails to close as a result of Seller’s default, Purchaser may, as its sole remedy, either (a) waive such default and purchase the Property subject to such default, (b) enforce its right of specific performance, or (c) terminate this Agreement and receive a refund of the Earnest Money Deposit, subject to Section 3.4, thereby waiving all rights or remedies in the event of such default by Seller. Promptly upon becoming aware of any default by Seller, Purchaser shall so notify Seller.

SECTION 10 BROKERS.

Seller represents and warrants to Purchaser that no broker or finder has been engaged by Seller in connection with the transaction contemplated by this Agreement, except CB Richard Ellis (“Seller’s Broker”). Purchaser represents and warrants to Seller that no broker or finder has been engaged by Purchaser in connection with the transaction contemplated by this Agreement, except     Kip Hennelly                                  (none if left blank) (“Purchaser’s Broker”). Seller shall pay Seller’s Broker 6% of the of the Purchase Price, to be split equally between Seller’s Broker and, if any, Purchaser’s Broker. (If there is no Purchaser’s broker, all will go to Seller’s Broker.) Each party agrees to hold the other party harmless from and against any and all costs, expenses, claims, losses or damages, including reasonable attorneys’ fees, resulting from any breach of the representations and warranties contained in this Section.

SECTION 11 ASSIGNMENT.

Seller shall not have the right to assign all or any part of its interest or right under this Agreement without the prior written consent of the other which consent the other may grant or withhold in its sole discretion. Any attempted assignment without such prior written consent, including assignments that would otherwise occur by operation of law, shall be without force or effect as against the other party. Any assignment in violation of this Section shall be void.

SECTION 12 MISCELLANEOUS.

12.1 Notices. All notices required or permitted under this Agreement shall be given by registered or certified mail, postage prepaid, by reliable overnight courier, by hand delivery, or by facsimile, directed as follows:

If intended for Seller, to:

M-Wave, Inc.

475 Industrial Drive

West Chicago, IL 60185

Attn: Jim Mayer

Facsimile: 630-562-2431

with a copy in each case to:

(Seller Attorney)

If intended for Purchaser, to:

Jorge Martinez MD. And Adriana Martinez

19 W. 110 Avenue La Tours

Oakbrook, Illinois 60523

Facsimile: 630 971 0362

Any notice delivered by mail in accordance with this paragraph shall be deemed to have been duly given three (3) days after the same is deposited in any post office or postal box regularly maintained by the United States. Any notice which is sent by overnight courier shall be effective the next day after delivery to the courier. Any notice which is hand delivered shall be effective upon receipt by the party to whom it is addressed. Any notice which is sent by facsimile shall be deemed to have been served on this date shown on the facsimile delivery notice. Either party, by notice given as above, may change the address to which future notices should be sent.

12.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

12.3 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between Seller and Purchaser, and may not be modified in any manner except by an instrument in writing signed by both parties.

12.4 Headings. The section and subsection headings contained in this Agreement are inserted only for convenient reference and do not define, limit or proscribe the scope of this Agreement or any exhibit attached hereto.

12.5 Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

12.6 Unenforceable Provisions. If any provision of this Agreement, or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall continue to be valid and enforceable to the fullest extent permitted by law.

12.7 Time of the Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Agreement, and the failure to timely perform any of the terms, conditions, obligations or provisions hereunder by either party shall constitute a breach of and a default under this Agreement by the party so failing to perform. In calculating any period of time provided for in this Agreement, the number of days allowed shall refer to calendar and not business days. If any day scheduled for performance of any obligation hereunder shall occur on a weekend or legal holiday, the time period allowed and day for performance shall be continued to the next business day.

12.8 Attorneys’ Fees and Costs. In the event of litigation between Seller and Purchaser arising out of the enforcement of or a default under this Agreement, the prevailing party shall be entitled to judgment for court costs and reasonable attorneys’ fees in an amount to be determined by the court.

12.9 Governing Law; Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Seller and Purchaser and their respective counsel have reviewed, revised and approved this Agreement. Accordingly, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

12.10 Knowledge. There shall be no liability on the part of Seller, whether prior to or after Closing, for breaches of any of its representations, warranties or covenants (i) if Purchaser had actual knowledge thereof prior to the Effective Date, or (ii) if Purchaser first had actual knowledge thereof after the Effective Date and prior to expiration of the Due Diligence Period and failed to terminate this Agreement during such period, or (iii) if Purchaser first had actual knowledge thereof after the Due Diligence Period and prior to Closing and failed to terminate this Agreement during such period.

12.11 Prior to Closing. From the Effective Date through the Closing Date Seller shall not:

(a) enter into any leases affecting the Property;

(b) enter into any other contracts, including, without limitation, service contracts, affecting the Property, without Purchaser’s prior written consent, unless the contract can be terminated by Purchaser at Closing without penalty.

SIGNATURE PAGE TO FOLLOW

This Agreement has been executed as of the date first appearing above.

SELLER:	PURCHASER:

M-WAVE, INC., a Delaware corporation

By:
Its:	Jorge Martinez MD. and Adriana Martinez

EXHIBITS

TO

AGREEMENT FOR THE PURCHASE

AND SALE OF REAL ESTATE

Exhibit A Legal Description of Property

Exhibit B Permitted Exceptions

EXHIBIT A

Legal Description

Lots 4, 5, 6, 7, 8 and 9, and the Northwesterly one-half of the vacated alley lying Southeasterly and adjoining Lots 4, 5 and 6, and the Southeasterly one-half of the vacated alley lying Northwesterly and adjoining Lots 7, 8 and 9, and all of the vacated alley lying between Lots 7 and 8, all in Block 4, in William L. Korthauer’s Addition to Bensenville, in the Southwest quarter of Section 13, Township 40 North, Range 11, East of the Third Principal Meridian, according to the Plat thereof recorded January 3, 1893 as document 50837, in DuPage County, Illinois.

Tax Parcel ID Nos.	03-13-327-011
03-13-327-012
03-13-327-013
03-13-327-014
03-13-327-015
03-13-327-016

Property Address:	544 Pine Street, Bensenville, Illinois

EXHIBIT B

PERMITTED EXCEPTIONS

1.	The exclusions, general exceptions (except for the items removed pursuant to delivery of Seller’s mechanics and matieralmen’s lien affidavit and parties in possession affidavit as provided in Section 3.3), and special exceptions shown on the Title Commitment (except for any mortgage lien of Seller’s lender, which shall be paid off at Closing).

2.	Real estate taxes and assessments not yet due and payable as of Closing, and subsequent years.

3.	Matters shown on the Survey or which an accurate survey would otherwise show.

4.	Building, zoning, health and other laws and ordinances.

5.	Environmental matters.

6.	Matters caused by, through or under Purchaser, or otherwise known by Purchaser.

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

M~Wave, Inc. and Subsidiaries

Franklin Park, Illinois

We have issued our report dated March 30, 2007, on the consolidated financial statements of M-Wave, Inc. and Subsidiaries which are included in the Annual Report of M~Wave, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 2006. We hereby consent to the incorporation by reference of our report in the Registration Statements of M~Wave, Inc. and Subsidiaries on Form S-8 (No. 333-119269).

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois

March 30, 2007

EXHIBIT 31.1

Certifications

I, Jim Mayer, Interim Chief Executive Officer of M-Wave, Inc., certify that:

1.	I have reviewed this 10-KSB of M-Wave, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: October 22, 2007

By:	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

EXHIBIT 31.2

Certifications

I, Jeff Figlewicz, Chief Financial Officer of M-Wave, Inc., certify that:

1.	I have reviewed this 10-KSB of M-Wave, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: October 22, 2007

By:	/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION UNDER SECTION 906 of the SARBANES-OXLEY ACT OF 2002

We, Jim Mayer, Interim Chief Executive Officer of M-Wave, Inc. (the “Company”), and Jeff Figlewicz, Chief Financial Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 10-KSB of the Company for the period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 22, 2007

/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

Dated: October 22, 2007

/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

Annex K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-QSB/A

AMENDMENT No. 1

QUARTERLY REPORT UNDER SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended March 31, 2007	Commission File No. 0-19944

M~WAVE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	36-3809819
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer identification No.)

11533 Franklin Ave. Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (630) 562-5550

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant is an Accelerated filer (as defined by rule 12b-6 of the Act)    Yes  ☐    No  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes   ☐    No  ☒

The registrant has 1,793,150 shares of common stock outstanding at May 11, 2007.

EXPLANATORY NOTE

This amendment on Form 10-QSB/A (the “Amendment”) amends M-Wave, Inc.’s quarterly report on Form 10-QSB/A for the quarter ended March 31, 2007, as initially filed with the Securities and Exchange Commission on May 15, 2007 (the “Form 10-QSB”).

The Company has expanded and enhanced the Controls and Procedures disclosure in Item 3.

The filing of this Amendment shall not be deemed an admission that the original Form 10-QSB, when filed, included any untrue statement of material fact or omitted to state a material fact necessary to make a statement not misleading.

M-WAVE, INC.

Part I - Financial Information

Item 1 - Financial Statements

M-Wave, Inc.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,442,450	$1,696,340
Accounts receivable, net of allowance for doubtful accounts, 2007- $80,000: 2006- $80,000	892,906	1,089,021
Inventories, net	1,408,952	1,348,004
Prepaid expenses and other assets	182,916	115,932
Note receivable, net	0	6,836

Total current assets	3,927,224	4,256,133
EQUIPMENT:
Equipment	434,156	434,156
Less accumulated depreciation	(167,875)	(145,607)

Equipment, net	266,281	288,549

TOTAL	$4,193,505	$4,544,682

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$1,368,510	$1,449,083
Accrued expenses	259,688	277,746
Note payable	40,000	58,000

Total current liabilities	1,668,198	1,784,829

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $100 par value; Series A authorized, 30,000 shares; issued and outstanding: 2007 and 2006: 12,500 shares	656,800	656,800
Series B authorized, 70,000 shares; issued and outstanding: 2007 and 2006: 69,648 shares	6,842,797	6,842,797
Common stock, $.005 par value; authorized, 200,000,000 shares; issued And outstanding 2007 and 2006: 1,763,150 shares	10,986	10,986
Additional paid-in capital	14,291,235	14,199,062
Accumulated deficit	(16,991,341)	(16,664,622)
Treasury stock, at cost, 2007 and 2006: 433,954 shares	(2,285,170)	(2,285,170)

Total stockholders’ equity (deficit)	2,525,307	2,759,853

TOTAL	$4,193,505	$4,544,682

See notes to consolidated financial statements

M-Wave, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31
	2007	2006
NET SALES	$2,262,921	$2,291,843
COST OF GOODS SOLD	1,700,396	1,689,841

Gross profit	562,525	602,002

OPERATING EXPENSES:
General and administrative	676,178	1,577,116
Selling and marketing	213,066	205,811

Total operating expenses	889,244	1,782,927

Operating loss from continuing operations	(326,719)	(1,180,925)

OTHER INCOME (EXPENSE):
Interest expense	0	(408,863)

Total other income (expense)	0	(408,863)

LOSS FROM CONTINUING OPERATIONS	(326,719)	(1,589,788)

Income tax expense	0	0

Loss from continuing operations	$(326,719)	$(1,589,788)
Loss from discontinued operations (note 9), net of tax	$0	$(249,390)

Net loss	$(326,719)	$(1,839,178)
Preferred stock dividends	$0	$(71,629)

Net loss attributable to common shareholders	$(326,719)	$(1,910,807)

BASIC AND DILUTED LOSS PER COMMON SHARE
Continuing operations	$(0.19)	$(1.07)
Discontinued operations	—	(0.16)

	$(0.19)	$(1.23)

Weighted average shares outstanding	1,763,150	1,550,650

See notes to consolidated financial statements

M-Wave, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31
	2007	2006
OPERATING ACTIVITIES:
Net loss	$(326,719)	$(1,839,177)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Loss on disposal of property, plant, and equipment	0	24,167
Depreciation	22,268	20,310
Amortization of discount on long-term debt	0	356,787
Stock compensation recognized on options and warrants	92,173	569,179
Fair value adjustment to common stock warrants	0	(15,158)
Changes in assets and liabilities:
Accounts receivable	196,115	(271,088)
Inventories	(60,948)	924,769
Prepaid expenses and other assets	(66,984)	234,090
Accounts payable	(80,573)	(158,009)
Accrued expenses	(18,058)	(60,310)

Net cash flows used in operating activities	(242,726)	(214,440)

INVESTING ACTIVITIES:
Purchase of equipment	0	(6,500)
Proceeds from sale of property, plant and equipment	0	5,000
Repayments on note receivable	6,836	20,500

Net cash flows provided by (used in) investing activities	6,836	19,000

FINANCING ACTIVITIES:
Net borrowings on note payable, bank	0	545,000
Payments on short and long term debt	(18,000)	0
Proceeds from preferred stock issuance	0	1,777,989
Payment of preferred dividends	0	(71,629)
Net cash flows provided by financing activities	(18,000)	2,251,360

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(253,890)	2,055,920
CASH AND CASH EQUIVALENTS:
Beginning of period	1,696,340	247,731

End of period	$1,442,450	$2,303,651

SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of common stock warrants to stockholders’ equity	$0	$270,163
Conversion of long-term debt to stockholders’ equity	0	4,564,808
Accrued interest added to note payable balance	0	20,601

See notes to consolidated financial statements

M-WAVE, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation, consisting only of normal recurring adjustments, have been included.

Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. For further information, refer to the financial statements and footnotes thereto included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2006.

2. Business Product Lines

Sales by product line for the three months ended March 31, 2007 and 2006 consisted of the following:

	2007	2006
Digital	$1,715,104	$1,976,189
Non PCB	457,715	4,211
Other	90,102	311,443

Total sales	$2,262,921	$2,291,843

Sales within the digital product line include ten key customers, which represented approximately 95% of sales in the first quarter of 2007 versus approximately 84% of sales in the first quarter of 2006. Year to date sales for the Company’s top ten digital customers were down approximately 2% compared to prior year to date sales.

Non printed circuit board (“Non PCB”) sales represent sales of new products, other than printed circuit boards, to the Company’s existing digital customer base. Sales within the Non PCB product line include three customers, which represented approximately 90% of sales in the first quarter of 2007 versus approximately 100% of sales in the first quarter of 2006.

Other sales primarily represent tooling charges billed to customers for either new products or existing products that have gone through a revision. Prior year other sales also include commission revenues billed per our October 2005 agreement with American Standard Circuits (“ASC”), pursuant to which the Company sold its “RF” (radio frequency) product line, but continued to assist ASC in transitioning the RF customers throughout 2006 as well as sales to former RF customers of its remaining inventory. Prior year sales included approximately $74,000 in commissions and approximately $129,000 in sales to former RF customers during the first quarter of 2006.

The loss of, or a substantial reduction in the orders from, the Company’s major customers could have a material effect on the financial statements.

3. Debt

On January 25, 2006, the Company entered into an Agreement with Mercator Momentum Fund III, amending the Loan Document Purchase Agreements that Mercator purchased from Silicon Valley Bank on November 9, 2005. Provisions of this amendment include elimination of certain provisions and conditions of the loan originally between the Company and Silicon Valley Bank, including financial covenants that existed under the original agreement. As part of this amendment, all previous defaults that had existed under the original agreement were waived.

In connection with the loan purchase, the principal amount due was amended to include interest accrued between November 9 and December 31, 2005 of approximately $21,000. As of March 1, 2006, the balance due on the bank notes purchased by MAG Capital was approximately $1,620,000. During the first quarter of 2006, MAG Capital provided additional debt financing of approximately $545,000.

On March 1, 2006 the Company entered into an agreement with M.A.G. Capital, LLC to convert its debt of approximately $4,565,000 into approximately 45,648 shares of Series B Convertible Preferred Stock.

The amount of debt converted into the Series B Convertible Preferred Stock was comprised of the following amounts:

Promissory notes issued to MAG Capital	$2,400,000
Bank notes purchased by MAG Capital	$1,619,808
MAG debt financing first quarter	$545,000

Total debt converted to equity	$4,564,808

Upon the conversion of debt to equity described above, the remaining unamortized debt discount was recognized as interest expense in the amount of approximately $357,000 during the first quarter of 2006.

On October 10, 2006, the Company financed equipment for $70,000 with a note payable with eleven monthly installments of $6,000 and a final payment of $4,000. Amounts outstanding on the note payable at March 31, 2007 are $40,000 and are collateralized by the equipment with a depreciated cost of approximately $59,000.

4. Equity

During the first quarter of 2006 the Company issued an aggregate of 45,648 shares of Series B Convertible Preferred Stock which are convertible into shares of the Company’s common stock. The Series B Preferred was issued to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd. in exchange for cancellation of indebtedness owed to them by the Company.

The Company also issued an additional 19,000 shares of Series B Preferred Stock in exchange for $1,900,000 which will be held in a reserve account to be released by a majority of the independent directors as appropriate to fund expenses of the company.

The Company paid fees of approximately $122,000 in connection with the combination of debt to equity conversion and additional equity placement.

On December 29, 2006 the Company issued an additional 5,000 shares of Series B Preferred Stock in exchange for $500,000.

The Series B stock is non-voting and is entitled to receive monthly dividends at an annual rate of 15%, subject to reduction to 9% after the Registration Statement is declared effective by the Securities and Exchange Commission. The Company is to use its best efforts to file a registration statement covering the shares of common stock underlying the Series B Convertible Preferred Stock (the “Conversion Shares”), the shares of common stock underlying the Warrants (the “Warrant Shares”), and the shares of common stock underlying the Series A Preferred Stock issued by the Company to the Purchasers on June 17, 2004. Mercator waived their dividend payments for the three months ended March 31, 2007.

During the first three months of 2007, Mercator did not convert any shares of their preferred stock into common shares. As of March 31, 2007 there are 12,500 Series A preferred shares outstanding and 69,648 Series B preferred shares outstanding.

Potentially dilutive common shares consist of the incremental common shares issuable upon conversion of convertible preferred shares, and the exercise of common stock options and warrants for all periods. For all periods ended March 31, 2007 and 2006, the basic and diluted shares reported are equal because the common share equivalents are anti-dilutive due to the net losses for each period. Below is a tabulation of the potentially dilutive securities:

	2007	2006
Weighted average shares outstanding	1,763,150	1,550,650
Options in the money, net	68,302	6,081
Warrants in the money, net	127,026	17,164
Preferred shares convertible to Common	2,204,051	—
Total Outstanding and Potentially

Dilutive shares	4,162,529	1,573,895

On February 28, 2006, the Company re-priced all of their warrants issued to M.A.G. Capital, LLC and related entities. A total of 532,862 warrants were re-priced from between $4.08 and $5.08 per share to $2.48 per share, one cent above the closing market price on that date. The Company recorded approximately $286,000 of stock compensation expense during 2006 related to the re-pricing of these warrants. The fair value of the re-pricing was determined using the Black Scholes option pricing model.

5. Litigation

The Company is not a party to any litigation whose outcome is expected to have a material adverse effect on the financial position or results of operations of the Company.

6. Share-Based Compensation

The Company has a stock option plan that authorizes the granting of options to officers, key employees and directors to purchase the Company’s common stock at prices equal to or above the market value of the stock at the date of grant. Under this plan the Company has 2 shares available for future grants as of March 31, 2007. The exercise price of all employee and director options granted in 2007 and 2006 were above fair market value.

Compensation expense is recognized only for share-based payments expected to vest. We estimate forfeitures at the date of grant based on our historical experience and future expectations. Estimated forfeitures are expected to be minimal and not material to the financial statements.

The Company recognizes share-based compensation expense in general and administrative expenses in the statement of operations. For the three months ended March 31, 2007 and 2006 respectively, the Company issued 11,592 and 166,331 options, respectively. These grants were priced at $3.41 and $2.72 respectively. There were no options exercised or forfeited during the three months ended March 31, 2007 and 2006, respectively.

Information related to the Company’s share-based compensation plan for the three months ended March 31, 2007 and 2006, is as follows:

	2007	2006
Total share-based compensation expense	$92,173	$331,422
Weighted average grant date fair value	$3.10	$2.48
Unrecognized compensation cost	0	233,733
Remaining weighted average period cost will be recognized over	0.00	0.80

Total common stock warrants outstanding at March 31, 2007 were 404,113, and were all exercisable at March 31, 2007.

7. Taxes

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48) “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes”. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109.

FIN 48 is effective for fiscal years beginning after December 15, 2006. Differences between amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption should be accounted for as cumulative-effect adjustment recorded to the beginning balance of retained earnings. The adoption of FIN 48 did not have a material impact on our loss from continuing operation, net loss, or earnings per share.

The Company currently has not developed a policy on classification of interest and penalties. The Company has no unrecognized tax benefits, accrued interest, or penalties as of the date of adoption. The Company has no tax positions at the date of adoption in which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase within one year of the adoption of FIN 48. Tax years 2004 through 2006 remain subject to examination by major tax jurisdictions upon the adoption of FIN 48.

8. Reclassifications

Certain items in the 2006 consolidated financial statements have been reclassified to conform to the 2007 presentation.

9. Discontinued Operations

The Company follows the provisions of SFAS 144 to identify and account for discontinued operations. The Company carried assets and liabilities related to its discontinued operations on its balance sheet. These assets were carried at their net book value which approximated its estimated net realizable value less estimated costs to sell the assets, and were included with assets from continuing operations in the accompanying consolidated balance sheet. These liabilities are carried at their net book value which approximated the full amount of consideration necessary to settle these obligations. The approximate carrying value of these assets and liabilities at March 31, 2007 and December 31, 2006 is below:

	2007	2006
Accounts Receivable	$60,000	$65,000
Inventory	0	0
Prepaid Expenses	0	0

Total assets	$60,000	$65,000

Accounts Payable	$0	$0
Accrued Expenses	0	0

Total Liabilities	$0	$0

On January 9, 2006, the Company announced it had taken steps to liquidate its M-Wave DBS, Inc (DBS) assets it previously acquired in February 2005. In connection with that activity, the Company announced that it had terminated all but its logistics and warehousing DBS personnel and discontinued current operations.

The Company entered into an agreement in October 2006 to complete the liquidation of all remaining inventory by the end of the year at a selling price which approximated the carrying value of approximately $169,000 at September 30, 2006. The Company also settled all of its remaining obligations to DBS inventory suppliers for nominal value. Based on these vendor settlements, the Company recorded approximately $324,000 in vendor debt forgiveness during the second quarter of 2006, which are included in the results from discontinued operations.

The net loss from discontinued operations for the three months ended March 31, 2007 and 2006 are as follows:

	2007	2006
Net sales	$0	$748,665
Cost of goods sold	0	941,830

Gross (loss)/profit	0	(193,165)
Operating expenses	0	56,225
Loss from discontinued operations	$0	$(249,390)

The loss from discontinued operations resulted in an increase to the basic and diluted loss per common share of approximately $0.00 and $0.16 for the three months ended March 31, 2007 and 2006 respectively.

10. New Accounting Pronouncements

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities . SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. Under SFAS 159, a business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not believe that adoption of SFAS 159 will have a material effect on its financial statements.

Item 2:	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. We satisfy our customers’ requirements for telecommunications and industrial electronics printed circuit boards, either rigid, flexible or bonded, by directly booking orders, supervising and inspecting outsourced manufacture of such boards through our global base of production partners located in China and Southeast Asia, and domestically, through pre-screened production partners.

Our business model is referred to as Virtual Manufacturing. Through Virtual Manufacturing we contractually supply a wide range of printed circuit board needs of our customers, creating a “pipeline” between those customers and production that covers early prototypes and pilot production, directly into mass production, offering one seamless source. We deliver products when our customers need them through consignment inventory control, demand pull, just in time, in plant storehouses, supplier or vendor managed inventory and other supply-chain programs.

We began Virtual Manufacturing during 2000 by developing subcontracting relationships with predominately Asian global manufacturers, from our base in Singapore. In virtual manufacturing, we assume many of the pre and post-production services of a manufacturer, while outsourcing the physical processes either adjunct to our personnel or in relatively close proximity to assure the highest quality fulfillment.

Our manufacturing partners maintain most certificates for quality, environmental and safety, including ISO, QS, UL, CE and others. We believe our manufacturing partners have a reputation for timely fulfillment of orders that are competitively priced, shipped from modern plants operating with the highest standards of worker and environmental safety both within and outside of the United States.

We market our products through regional sales managers supported by independent sales organizations. Our base of approximately 50 customers represents a highly sophisticated group of purchasers.

In 2005, we started to solicit new orders and extend our product lines to include custom or engineered electronic products sourced from Asia on behalf of existing accounts. These products are sourced and imported on a pan-Asian basis and cover a broad range of components that include LED’s, wire bonding services, harnesses, extruded housing products, and other customer specific products. This effort has been geared toward diversifying and increasing our overall margins. Initially, we solicited existing customers, but we also intend to solicit new accounts. Our niche focuses in a higher mix of products at lower volumes that larger scale distributors or brokers fail to address. Our customers tend to be smaller middle market companies through midsize firms with little presence or capability in Asia that elect us as their procurement partners.

Significant Event

On January 26, 2007, the Company entered into a Merger Agreement with SunFuels, Inc. and Blue Sun Biodiesel, LLC (SunFuels).

SunFuel’s primary business is the acquisition and distribution of canola oils refined into a biodiesel blend that can operate in both commercial and passenger vehicles. The primary marketing of SunFuel’s products focuses on the branded Blue Sun Fusion™ that is a blend of premium Blue Sun Biodiesel (20%) with petroleum diesel fuel (80%), along with Blue Sun’s proprietary additive package specifically tailored for regional climates and seasons. Blue Sun indicates that it will also refine biodiesel products from the plant it intends to break ground on early in 2007 located in Los Cruces, New Mexico

The transaction is expected to close in 2007, pending satisfaction of conditions to closing. When the transaction closes, certain directors and the officers of SunFuels will assume control of the Company, which will change its name to Blue Sun Holdings, Inc. The Company’s operating subsidiary will be renamed Blue Sun Biodiesel, Inc. The Company is expected to be a publicly traded and reporting company following the closing of the transaction.

As consideration for the merger transaction, the outstanding equity securities of SunFuels will be exchanged for equity securities of M-Wave. Specifically, outstanding SunFuels Common Stock, Series A Convertible Preferred Stock, options and warrants will be exchanged for Company Common Stock, Series C Convertible Preferred Stock, options and warrants, respectively. As a result, the holders of such SunFuels equity securities will own approximately 87.2% of the Common Stock of the Company, on a fully-diluted basis, assuming (i) the completion of the SunFuels Series A Convertible Preferred Stock financing described below and (ii) conversion or exercise of all convertible or exercisable securities of the Company that will be outstanding after the completion of the merger. Similarly, all of the outstanding Blue Sun membership interests not already owned by SunFuels will be exchanged for shares of Company Common Stock. As a result, the holders of such Blue Sun membership interests will own approximately 3.8% of the Common Stock of the Company, as so calculated on a fully-diluted basis. The currently outstanding shares of M-Wave Common Stock will remain outstanding and, following the exchange of SunFuels and Blue Sun equity securities for M-Wave equity securities, the currently outstanding shares, warrants and options of M-Wave will represent approximately 9.0% of the outstanding shares, warrants, and options of the Company, as so calculated on a fully-diluted basis.

The merger transaction is subject to the approval by the stockholders of M-Wave and SunFuels and the members of Blue Sun, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions. Holders of a majority of the outstanding shares of each class of stock of SunFuels and holders of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave have agreed to vote in favor of the mergers. SunFuels, which holds 94.4% of the outstanding Blue Sun membership interests, has agreed to the Blue Sun merger. In addition, the merger transaction is subject to the receipt of the remaining $10.125 million in SunFuels Series A Convertible Preferred Stock. There can be no assurances that SunFuels will receive the remaining $10.125 million or that the merger transaction will be completed as contemplated.

Because the holders of the equity securities of SunFuels will acquire a majority of M-Wave’s shares of capital stock as a result of the merger transaction, the merger transaction will be treated as a reverse merger for accounting purposes, and SunFuels will be deemed to be the acquirer in the reverse merger. Consequently, the historical financial statements of the Company will be the historical financial statements of SunFuels rather than the historical financial statements of M-Wave, and the assets and liabilities of SunFuels will be recorded at their historical cost basis to SunFuels, and the assets and liabilities of M-Wave will be recorded as if they were purchased on the closing date at their fair market value on that date.

RESULTS FOR THE THREE MONTHS ENDED March 31, 2007 COMPARED TO THE THREE MONTHS March 31, 2006

Net Sales

Net sales were approximately $2,263,000 for the three months ended March 31, 2007 versus approximately $2,292,000 during the three months ended March 31, 2006, a decrease of approximately $29,000 or 1.3%. Sales within our digital product line decreased approximately $261,000 during the first quarter of 2007, a decrease of approximately 13% of prior year first quarter sales. Primary factor was lower sales amongst our smaller customers of approximately $234,000. Sales to our top ten digital customers was approximately $1,636,000 during the three months ended March 31, 2007, a decrease of approximately $29,000 compared to the three months ended March 31, 2006. Sales amongst our top ten digital customers represented approximately 95% of sales within this product line for the three months ended March 31, 2007 compared to approximately 84% of sales within this product line for the three months ended March 31, 2006.

Sales within our non-PCB product line were approximately $458,000 for the three months ended March 31, 2007, approximately $454,000 above sales for the first three months offended March 31, 2006. As this line grows, we expect to achieve long-term revenues to approach those currently experienced within our digital product line. The non-PCB sales recorded in the first quarter were the result of our ongoing efforts to effectively grow our core business into other products that we initiated during the latter half of 2005. We continue to focus our efforts on growing our core business and customer base, primarily by concentrating efforts on expanding our customer base within our digital product line. In addition, we are expanding our global sourcing efforts beyond printed circuit boards into other product lines such as extrusions, wire harnesses, castings, spinning’s, etc. Sourcing of these additional product lines, initially to our existing customer base, we believe will improve our operating results by providing increased profits on these products than we experienced with our former radio frequency (“RF”) product line.

Other revenues for the three months ended March 31, 2007 were approximately $90,000, approximately $221,000 below other revenues recorded in the three months ended March 31, 2006. Other revenues primarily consist of tooling charges for new and redesigned products, freight charges billed, and cash discounts taken by customers for early payments, which are recorded as a reduction of sales. Other sales for the prior year also included sales of our remaining RF inventory during the first half of the year and commissions received on providing sales assistance after the sales of our RF product line in late 2005. Those commissions were received throughout 2006, and concluded on December 31, 2006. Primary drivers in the decrease were prior year sales of our remaining RF product of approximately $129,000 and a decrease in commissions of approximately $57,000. Tooling revenues decreased by approximately $24,000 in the first quarter of 2007 versus prior year sales.

Gross Profit and Cost of Goods Sold

The Company’s gross profit for the first three months ended March 31, 2007 was approximately $563,000, or 24.9% of net sales, compared to a gross profit of approximately $602,000, or 26.3% of net sales, for the three months ended March 31, 2006. Primary driver in the reduced margin dollars and percentage were commissions received during the prior year. Margins within our digital product line increased by approximately 0.7% over the prior year as we continue to focus sales efforts on our higher margin customers.

Operating Expenses

General and administrative expenses were approximately $676,000 or 29.9% of net sales in the first quarter of 2007 compared to approximately $1,577,000 or 68.8% of net sales in the first quarter of 2006, a decrease of approximately $901,000.

General and administrative expenses consist primarily of salaries and benefits, professional services, depreciation of office, equipment and computer systems and occupancy expenses. In comparison to the first quarter of 2006, payroll related expenses decreased approximately $12,000. Professional services, which include legal, auditing, and consulting fees, increased approximately $43,000 in 2007 compared to prior year expenses. Public company related costs such as investor relations, Sarbanes-Oxley expenses, and board and committee fees were approximately $124,000 in the first quarter of 2007 compared to approximately $483,000 during the first quarter of 2006, a decrease of approximately $359,000. We recorded stock compensation expenses during the first quarter of 2007 of approximately $92,000 compared to approximately $569,000 for the first quarter of 2006, a decrease of approximately $477,000. Stock compensation expense is primarily related to Board of Director and employee stock option grants issued during the first three months of 2007 and 2006, respectively. Prior year stock compensation expense also includes expenses of approximately $238,000 recorded when we re-priced warrants in connection with our debt to equity conversion in the first quarter of 2006. Other operating expenses decreased approximately $96,000 during the first quarter of 2007 compared to the first quarter of 2006, primarily due to a refund on prior year workers compensation premium of approximately $24,000, loss on the sale of assets in the prior year of approximately $24,000, and a reduction of miscellaneous operating expenses of approximately $48,000.

Selling and marketing expenses were approximately $213,000 or 9.4% of net sales in the first quarter of 2007 compared to approximately $206,000 or 9.0% of net sales in the first quarter of 2006. Selling and marketing expenses include the cost of salaries, advertising and promotion of the Company’s products, and commissions paid to independent sales organizations. In comparison to the first quarter of 2006, commission paid to independent sales organizations decreased by approximately $5,000; payroll-related expenses increased by approximately $15,000. Costs related to our Singapore office increased by approximately $6,000; other sales expenses, including travel related expenses decreased by approximately $9,000 in the first quarter of 2007 versus 2006.

Operating Loss

Operating loss from continuing operations was approximately $327,000 in the first quarter of 2007 compared to an operating loss of approximately $1,181,000 in the first quarter of 2006. The decrease in operating loss of approximately $854,000 was primarily related to lower administrative expenses of approximately $901,000 described above.

Interest Income

We recorded no interest income during the first quarter of 2007 or 2006.

Interest Expense

We recorded no interest expense during the first quarter of 2007, compared to approximately $404,000 during the first quarter of 2006. Primary factor in the decrease in interest expense related to our conversion of our debt to equity in March 2006, whereby we expensed the remaining unamortized debt discount as interest expense in the amount of approximately $357,000 for the period ended March 31, 2006. We paid approximately $62,000 in interest expenses related to interest on our promissory notes during the first quarter of 2006. We recorded a reduction of interest expense of approximately $15,000 related to the re-valuation of warrants during the first quarter of 2006.

Preferred Stock Dividends

We did not record any preferred stock dividends in the first quarter of 2007, primarily due to the waiver of dividend payments by our preferred stockholder. The Company recorded approximately $72,000 in preferred dividend expense during the first quarter of 2006 related to the issuance of Series B preferred stock to M.A.G. Capital, LLC, and its affiliates, in March 2006.

Liquidity and Capital Resources

Net cash used by operations was approximately $243,000 for the first three months of 2007 compared to approximately $214,000 used by operations for the first three months of 2006.

Accounts Receivable decreased approximately $196,000 due to improved collections. Inventories decreased approximately $61,000 related to normal monitoring of inventory levels. Accounts Payable decreased approximately $81,000 primarily due to the payments to suppliers in the normal course of business.

Net cash provided by investing activities was approximately $7,000 for the first three months of 2007 compared to approximately $19,000 in the first three months of 2006. Capital expenditures were $0 in the three months of 2007 compared to approximately $7,000 in the first three months of 2006.

Net cash used in financing activities was approximately $18,000 during the first three months of 2007, primarily through payments on our note payable for equipment acquired in the prior year. Net cash provided by financing activities in the first three months of 2006 was approximately $2,251,000 related to borrowings of approximately $545,000 and issuance of preferred stock of approximately $1,778,000.

Currently the Company is committed to growing its core business, as it relates to the continuing operations of its digital product line and other non-PCB components and assemblies. The Company also announced a merger agreement with SunFuels, Inc. and Blue Sun Biodiesel LLC on January 26th that expects to close during 2007. However, if the Company is unable to secure adequate financing to grow its core business, or if the merger agreement is not consummated, the Company may be forced to modify its business and strategic plan.

Based upon the current level of operations and anticipated growth, restructuring of its business focusing on higher margin product lines, placement of follow on equity financing during the past year, we believe that future cash flows from operations will be adequate to meet our anticipated liquidity requirements through this fiscal year.

Inflation

Management believes inflation has not had a material effect on the Company’s operations or on its financial position. However, expected supplier price increases averaging approximately 4% may have a material effect on the Company’s operations and financial position in the remainder of 2007, if the Company is unable to pass through those increases under its present contracts.

Foreign Currency Transactions

All of the Company’s foreign transactions are negotiated, invoiced and paid in United States dollars.

Risk Factors Affecting Business and Results of Operations

This report, as well as our other reports filed with the SEC, our press releases, and other communications contain forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding our expected financial position, results of operations, cash flows, dividends, financing plans, strategy, budgets, capital and other expenditures, competitive positions, growth opportunities, benefits from new technology, plans and objectives of management, and markets for stock. These forward-looking statements are based largely on our expectations and, like any other business, are subject to a number of risks and uncertainties, many of which are beyond our control. The risks include those stated in the section entitled “Risk Factors Affecting Business and Results of Operations” at the end of Item 6 of our Annual Report on Form 10-KSB and economic, competitive and other factors affecting our operations, markets, products and services, expansion strategies and other factors discussed elsewhere in this report, our Annual Report on Form 10-KSB and the other documents we have filed with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this report will in fact prove accurate, and our actual results may differ materially from the forward-looking statements.

Item 3:	Controls and Procedures

a) Disclosure controls and procedures. As of the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended). Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective. It should be noted that in designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. The Company has designed its disclosure controls and procedures to reach a level of reasonable assurance of achieving desired control objectives and, based on the evaluation described above, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective at reaching that level of reasonable assurance.

During the evaluation of the Company’s disclosure controls and procedures as of the end of the period covered by this report, the Company’s management determined that a material weakness within its internal control framework, which had been identified earlier, was still present.

The weakness relates to segregation of duties. Current business conditions have led to limited financial resources, making it difficult to segregate duties within the financial area. To address this weakness, the Company has implemented levels of financial reviews performed by the Chief Financial Officer and/or Chief Executive Officer. In completing the evaluation of disclosure controls and procedures as of the end of the period covered by this report, the Company’s management concluded that the Company’s disclosure controls and procedures were effective despite the material weakness because of the implementation of financial controls by management.

(b) Changes in internal controls. There was no change in the Company’s internal control over financial reporting during the three months ended March 31, 2007 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

Part II - Other Information

Item 1:	Legal Proceedings

None

Item 2:	Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3:	Defaults Upon Senior Securities

None

Item 4:	Submission of Matters to a Vote of Security Holders

None

Item 5:	Other Information

None

Item 6:	Exhibits

(a) Exhibits

31.1	Certification of the CEO pursuant to Section 302 of the Sarbanes-Oxley Act.

31.2	Certification of the CFO pursuant to Section 302 of the Sarbanes-Oxley Act.

32.1	Certification pursuant to 18 U.S.C. Section 135O, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M~WAVE, Inc.

Date: October 22, 2007	/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description	Location
2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC	12

3.1	Certificate of Incorporation of the Company	1

3.2	Bylaws of the Company	1

3.3	Certificate of Designations for Series A Convertible Preferred Stock	4

3.4	Certificate of Designations for Series B Convertible Preferred Stock	10

4.1	Specimen Common Stock Certificate	3

10.1	2003 Stock Incentive Plan	2

10.2	Warrant to Purchase Stock dated March 31, 2004 by and between the Company and Silicon Valley Bank	2

10.3	Employment Agreement dated July 28, 2004 between the Company and Jim Mayer	3

10.4	Employment Agreement dated July 28, 2004 between the Company and Joe Turek	3

10.5	Employment Agreement dated May 1, 2004 between the Company and Robert Duke	3

10.6	Subscription Agreement date June 28, 2004 between the Company and Mercator Advisory Group	3

10.7	Stock Registration Rights Agreement date June 28, 2004 between the Company and Mercator Advisory Group	3

10.8	Non-statutory Stock Option Agreement date July 28, 2004 between the Company and Jim Mayer	3

10.9	Asset Purchase Agreement, dated February 25, 2005 by and between Jayco Ventures, Inc. and M-Wave DBS, Inc.	5

10.10	Promissory Note dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.	5

10.11	Promissory Note dated February 23, 2005, issued by M-Wave, Inc. to Monarch Pointe Fund, L.P.	5

10.12	Warrant , dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.	5

10.13	Warrant to dated February 23, 2005 issued by M-Wave, Inc, to Monarch Pointe Fund, L.P.	5

10.14	Warrant dated February 23, 2005, issued by M-Wave, Inc. to M.A.G. Capital, LLC	5

10.15	Non-statutory Stock Option Agreement dated December 31, 2004 between Company and Gordhan Patel	6

10.16	Amendment to 2003 Stock Incentive Plan	7

10.17	Sale of real property located at 215 Park Street Bensenville, Illinois	8

10.18	Asset sale and transition agreement dated October 21, 2005 between the Company and American Standard Circuits	8

10.19	Agreement with the Mercator Momentum Fund III amending Loan Document Purchase Agreements it acquired from Silicon Valley Bank on November 9, 2005	9

10.20	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006.	10

10.21	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006.	10

10.22	Amendment modifying the terms of existing warrants held by Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC, dated March 1, 2006.	10

10.23	Sale of real property located at 544 Pine Street Bensenville, Illinois	13

10.24	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.	11

10.25	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.	11

10.26	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.	12

10.27	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc.	12

31.1	Certification of the CEO Pursuant to Sections 302 of the Sarbanes-Oxley Act	Filed Herewith

31.2	Certification of the CFO Pursuant to Sections 302 of the Sarbanes-Oxley Act	Filed Herewith

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act	Filed Herewith

(1)	Incorporated herein by reference to the applicable exhibit to Registrants Registration Statement on Form S-1 (Registration No. 33-45499)

(2)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10K for the year ended December 31, 2003

(3)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004

(4)	Incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed July 6, 2004

(5)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 2, 2005

(6)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004

(7)	Incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement filed April 29, 2005

(8)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed October 5, 2005

(9)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 2, 2006

(10)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 7, 2006

(11)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed January 4, 2007

(12)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 1, 2007

(13)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jim Mayer, Interim Chief Executive Officer of M~Wave, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of M~Wave, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: October 22, 2007

/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeff Figlewicz, Chief Financial Officer of M~Wave, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of M~Wave, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: October 22, 2007

/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

EXHIBIT 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of M~Wave, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 22, 2007	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

Annex L

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-QSB/A

AMENDMENT No. 1

QUARTERLY REPORT UNDER SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended June 30, 2007	Commission File No. 0-19944

M~WAVE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	36-3809819
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer identification No.)

11533 Franklin Ave. Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (630) 562-5550

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant is an Accelerated filer (as defined by rule 12b-6 of the Act)    Yes  ☐    No  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes   ☐    No  ☒

The registrant has 1,813,150 shares of common stock outstanding at August 10, 2007.

EXPLANATORY NOTE

This amendment on Form 10-QSB/A (the “Amendment”) amends M-Wave, Inc.’s quarterly report on Form 10-QSB/A for the quarter ended June 30, 2007, as initially filed with the Securities and Exchange Commission on August 14, 2007 (the “Form 10-QSB”).

The Company has expanded and enhanced the Controls and Procedures disclosure in Item 3.

The filing of this Amendment shall not be deemed an admission that the original Form 10-QSB, when filed, included any untrue statement of material fact or omitted to state a material fact necessary to make a statement not misleading.

M-WAVE, INC.

Part I - Financial Information

Item 1 - Financial Statements

M-Wave, Inc.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,412,713	$1,696,340
Accounts receivable, net of allowance for doubtful accounts, 2007- $80,000: 2006- $80,000	1,009,042	1,089,021
Inventories, net	1,635,583	1,348,004
Prepaid expenses and other assets	361,486	115,932
Note receivable, net	0	6,836

Total current assets	4,418,823	4,256,133
EQUIPMENT:
Equipment	434,156	434,156
Less accumulated depreciation	(190,141)	(145,607)

Equipment, net	244,015	288,549
TOTAL	$4,662,838	$4,544,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,405,668	$1,449,083
Accrued expenses	675,102	277,746
Note payable	22,000	58,000

Total current liabilities	2,102,770	1,784,829

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $100 par value; Series A authorized, 30,000 shares; issued and outstanding: 2007 and 2006: 12,500 shares	656,800	656,800
Series B authorized, 70,000 shares; issued and outstanding: 2007 and 2006: 69,648 shares	6,842,797	6,842,797
Common stock, $.005 par value; authorized, 200,000,000 shares; issued and outstanding 2007: 1,813,150 shares; 2006: 1,763,150 shares	11,236	10,986
Additional paid-in capital	14,378,985	14,199,062
Accumulated deficit	(17,044,580)	(16,664,622)
Treasury stock, at cost, 2007 and 2006: 433,954 shares	(2,285,170)	(2,285,170)

Total stockholders’ equity	2,560,068	2,759,853

TOTAL	$4,662,838	$4,544,682

See notes to consolidated financial statements

M-Wave, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30
	2007	2006
NET SALES	$2,785,983	$2,286,994
COST OF GOODS SOLD	2,073,619	1,684,207

Gross profit	712,364	602,787

OPERATING EXPENSES:
General and administrative	554,937	1,035,413
Selling and marketing	210,666	191,111

Total operating expenses	765,603	1,226,524

LOSS FROM CONTINUING OPERATIONS	(53,239)	(623,737)

Income from discontinued operations (note 9), net of tax	$0	$119,086

Net loss	$(53,239)	$(504,651)
Preferred stock dividends	$0	$(80,810)

Net loss attributable to common shareholders	$(53,239)	$(585,461)

BASIC AND DILUTED LOSS PER COMMON SHARE
Continuing operations	$(0.03)	$(0.45)
Discontinued operations	—	0.08

	$(0.03)	$(0.38)

Weighted average shares outstanding	1,796,447	1,550,650

See notes to consolidated financial statements

M-Wave, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Six Months Ended June 30
	2007	2006
NET SALES	$5,048,904	$4,578,837
COST OF GOODS SOLD	3,774,015	3,374,048

Gross profit	1,274,889	1,204,789
OPERATING EXPENSES:
General and administrative	1,231,115	2,612,529
Selling and marketing	423,732	396,922

Total operating expenses	1,654,847	3,009,451

Operating loss from continuing operations	(379,958)	(1,804,662)
OTHER EXPENSE:
Interest expense	0	(408,863)

Total other expense	0	(408,863)

Loss from continuing operations	$(379,958)	$(2,213,525)
Loss from discontinued operations (note 9), net of tax	$0	$(130,303)

Net loss	$(379,958)	$(2,343,828)
Preferred stock dividends	$0	$(152,439)

Net loss attributable to common shareholders	$(379,958)	$(2,496,267)

BASIC AND DILUTED LOSS PER COMMON SHARE
Continuing operations	$(0.21)	$(1.53)
Discontinued operations	—	(0.08)

	$(0.21)	$(1.61)

Weighted average shares outstanding	1,779,890	1,550,650

See notes to consolidated financial statements

M-Wave, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30
	2007	2006
OPERATING ACTIVITIES:
Net loss	$(379,958)	$(2,343,828)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Loss on disposal of property, plant, and equipment	0	24,167
Depreciation	44,534	39,297
Amortization of discount on long-term debt	0	356,787
Trade debt forgiveness	0	(323,772)
Stock compensation recognized on options and warrants	92,173	690,312
Fair value adjustment to common stock warrants	0	(15,158)
Changes in assets and liabilities:
Accounts receivable	79,979	132,751
Inventories	(287,579)	1,362,532
Prepaid expenses and other assets	(245,554)	193,102
Accounts payable	(43,415)	(1,019,452)
Accrued expenses	397,356	(46,888)

Net cash flows used in operating activities	(342,463)	(950,150)

INVESTING ACTIVITIES:
Purchase of equipment	0	(21,448)
Proceeds from sale of property, plant and equipment	0	5,000
Repayments on note receivable	6,836	40,999

Net cash flows provided by investing activities	6,836	24,551

FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	88,000	0
Net borrowings on note payable, bank	0	545,000
Payments on short and long term debt	(36,000)	0
Proceeds from preferred stock issuance	0	1,777,989
Payment of preferred dividends	0	(152,439)

Net cash flows provided by financing activities	52,000	2,170,550

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(283,627)	1,244,951
CASH AND CASH EQUIVALENTS:
Beginning of period	1,696,340	247,731

End of period	$1,412,713	$1,492,682

SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of common stock warrants to stockholders’ equity	$0	$270,163
Conversion of long-term debt to stockholders’ equity	0	4,564,808
Accrued interest added to note payable balance	0	20,601

See notes to consolidated financial statements

M-WAVE, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation, consisting only of normal recurring adjustments, have been included.

Operating results for the three and six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. For further information, refer to the financial statements and footnotes thereto included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2006.

2. Business Product Lines

Sales by product line for the three and six months ended June 30, 2007 and 2006 consisted of the following:

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Digital	$1,941,931	$1,802,479	$3,657,035	$3,778,668
Non PCB	769,679	94,905	1,227,394	99,116
Other	74,373	389,610	164,475	701,053

Total sales	$2,785,983	$2,286,994	$5,048,904	$4,578,837

Sales within the digital product line include ten key customers, which represented approximately 92% of sales in the second quarter of 2007 versus approximately 92% of sales in the second quarter of 2006. Year to date sales for these key customers within the digital product line represented approximately 94% of sales versus approximately 88% of year to date sales in 2006. Year to date sales for the Company’s top ten digital customers were up approximately 3% compared to prior year to date sales.

Non printed circuit board (“Non PCB”) sales represent sales of new products, other than printed circuit boards, to the Company’s existing digital customer base. Sales within the Non PCB product line include three primary customers, which represented approximately 93% of sales of Non PCB products in the second quarter of 2007 versus approximately 68% of sales in the second quarter of 2006. Year to date sales for these key Non PCB customers represented approximately 92% of sales of non PCB products versus approximately 69% of year to date sales in 2006. Year to date sales for the Company’s top three Non PCB customers were up approximately 1,547% compared to prior year to date sales.

Other sales primarily represent tooling charges billed to customers for either new products or existing products that have gone through a revision. Prior year other sales also include commission revenues billed per our October 2005 agreement with American Standard Circuits (“ASC”), pursuant to which the Company sold its “RF” (radio frequency) product line, but continued to assist ASC in transitioning the RF customers throughout 2006 as well as sales to former RF customers of its remaining inventory. Prior year sales included approximately $83,000 in commissions and approximately $153,000 in sales to former RF customers during the second quarter of 2006. Prior year to date sales included approximately $157,000 in commissions and approximately $282,000 in sales to former RF customers.

The loss of, or a substantial reduction in the orders from, the Company’s major customers could have a material effect on the financial statements.

3. Debt

On January 25, 2006, the Company entered into an Agreement with Mercator Momentum Fund III, amending the Loan Document Purchase Agreements that Mercator purchased from Silicon Valley Bank on November 9, 2005. Provisions of this amendment include elimination of certain provisions and conditions of the loan originally between the Company and Silicon Valley Bank, including financial covenants that existed under the original agreement. As part of this amendment, all previous defaults that had existed under the original agreement were waived.

In connection with the loan purchase, the principal amount due was amended to include interest accrued between November 9 and December 31, 2005 of approximately $21,000. As of March 1, 2006, the balance due on the bank notes purchased by MAG Capital was approximately $1,620,000. During the first quarter of 2006, MAG Capital provided additional debt financing of approximately $545,000.

On March 1, 2006 the Company entered into an agreement with M.A.G. Capital, LLC to convert its debt of approximately $4,565,000 into approximately 45,648 shares of Series B Convertible Preferred Stock.

The amount of debt converted into the Series B Convertible Preferred Stock was comprised of the following amounts:

Promissory notes issued to MAG Capital	$2,400,000
Bank notes purchased by MAG Capital	$1,619,808
MAG debt financing first quarter	$545,000

Total debt converted to equity	$4,564,808

Upon the conversion of debt to equity described above, the remaining unamortized debt discount was recognized as interest expense in the amount of approximately $357,000 during the first quarter of 2006.

On October 10, 2006, the Company financed equipment for $70,000 with a note payable with eleven monthly installments of $6,000 and a final payment of $4,000. Amounts outstanding on the note payable at June 30, 2007 are $22,000 and are collateralized by the equipment with a depreciated cost of approximately $56,000.

4. Equity

During the first quarter of 2006 the Company issued an aggregate of 45,648 shares of Series B Convertible Preferred Stock which are convertible into shares of the Company’s common stock. The Series B Preferred was issued to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd. in exchange for cancellation of indebtedness owed to them by the Company.

The Company also issued an additional 19,000 shares of Series B Preferred Stock in exchange for $1,900,000 which was held in a reserve account to be released by a majority of the independent directors as appropriate to fund expenses of the company. As of June 30, 2007, there was approximately $1,000,000 remaining in the account to fund future expenses.

The Company paid fees of approximately $122,000 in connection with the combination of debt to equity conversion and additional equity placement.

On December 29, 2006 the Company issued an additional 5,000 shares of Series B Preferred Stock in exchange for $500,000.

The Series B stock is non-voting and is entitled to receive monthly dividends at an annual rate of 15%, subject to reduction to 9% after the Registration Statement is declared effective by the Securities and Exchange Commission. The Company is to use its best efforts to file a registration statement covering the shares of common stock underlying the Series B Convertible Preferred Stock (the “Conversion Shares”), the shares of common stock underlying the Warrants (the “Warrant Shares”), and the shares of common stock underlying the Series A Preferred Stock issued by the Company to the Purchasers on June 17, 2004. Mercator waived their dividend payments for the three and six months ended June 30, 2007.

During the first six months of 2007 and 2006, Mercator did not convert any shares of their preferred stock into common shares. As of June 30, 2007 there are 12,500 Series A preferred shares outstanding and 69,648 Series B preferred shares outstanding.

Potentially dilutive common shares consist of the incremental common shares issuable upon conversion of convertible preferred shares, and the exercise of common stock options and warrants for all periods. For all periods ended June 30, 2007 and 2006, the basic and diluted shares reported are equal because the common share equivalents are anti-dilutive due to the net losses for each period. Below is a tabulation of the potentially dilutive securities:

	3 months ended June 30,		6 months ended June 30,
	2007	2006	2007	2006
Weighted average shares outstanding	1,796,447	1,550,650	1,779,890	1,550,650
Options in the money, net	31,706	83,566	50,228	50,228
Warrants in the money, net	59,014	60,326	82,013	31,419
Total Outstanding and Potentially

Dilutive shares	1,887,167	1,694,542	1,912,131	1,632,297

On February 28, 2006, the Company re-priced all of their warrants issued to M.A.G. Capital, LLC and related entities. A total of 532,862 warrants were re-priced from between $4.08 and $5.08 per share to $2.48 per share, one cent above the closing market price on that date. The Company recorded approximately $286,000 of stock compensation expense during 2006 related to the re-pricing of these warrants. The fair value of the re-pricing was determined using the Black Scholes option pricing model.

5. Litigation

The Company is not a party to any litigation whose outcome is expected to have a material adverse effect on the financial position or results of operations of the Company.

6. Share-Based Compensation

The Company has a stock option plan that authorizes the granting of options to officers, key employees and directors to purchase the Company’s common stock at prices equal to or above the market value of the stock at the date of grant. Under this plan, substantially all shares authorized under the plan have been granted as of June 30, 2007. The exercise price of all employee and director options granted in 2007 and 2006 were above fair market value.

Compensation expense is recognized only for share-based payments expected to vest. We estimate forfeitures at the date of grant based on our historical experience and future expectations. Estimated forfeitures are expected to be minimal and not material to the financial statements.

The Company recognizes share-based compensation expense in general and administrative expenses in the statement of operations. The Company did not issue any options during the three months ended June 30, 2007 and 2006 respectively. For the six months ended June 30, 2007 and 2006 respectively, the Company issued 11,592 and 166,331 options, respectively. These grants were priced at $3.41 and $2.72 respectively. There were no options exercised or forfeited during the three and six months ended June 30, 2007 and 2006, respectively.

Information related to the Company’s share-based compensation plan for the three and six months ended June 30, 2007 and 2006, is as follows:

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Total share-based compensation expense	$—	$121,133	$92,173	$452,555
Weighted average grant date fair value	$—	$—	$3.10	$2.48
Unrecognized compensation cost	0	0	0	112,600
Remaining weighted average period cost will be recognized over	0.00	0.00	0.00	0.70

Total common stock warrants outstanding at June 30, 2007 were 354,113, and were all exercisable at June 30, 2007. During the second quarter of 2007, 50,000 warrants priced at $1.76 were exercised. The Company received cash of approximately $88,000 and recorded an increase to common stock and additional paid in capital.

7. Taxes

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48) “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes”. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109.

FIN 48 is effective for fiscal years beginning after December 15, 2006. Differences between amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption should be accounted for as cumulative-effect adjustment recorded to the beginning balance of retained earnings. The adoption of FIN 48 did not have a material impact on our loss from continuing operation, net loss, or earnings per share.

The Company adopted FIN 48 as of March 31, 2007. The Company has no unrecognized tax benefits, accrued interest, or penalties as of the date of adoption. The Company has no tax positions at the date of adoption in which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase within one year of the adoption of FIN 48. Tax years 2004 through 2006 remain subject to examination by major tax jurisdictions upon the adoption of FIN 48.

8. Reclassifications

Certain items in the 2006 consolidated financial statements have been reclassified to conform to the 2007 presentation.

9. Discontinued Operations

The Company follows the provisions of SFAS 144 to identify and account for discontinued operations. The Company carried assets and liabilities related to its discontinued operations on its balance sheet. These assets were carried at their net book value which approximated its estimated net realizable value less estimated costs to sell the assets, and were included with assets from continuing operations in the accompanying consolidated balance sheet. These liabilities are carried at their net book value which approximated the full amount of consideration necessary to settle these obligations. The approximate carrying value of these assets and liabilities at June 30, 2007 and December 31, 2006 is below:

	2007	2006
Accounts Receivable	$3,000	$65,000

Total assets	$3,000	$65,000

On January 9, 2006, the Company announced it had taken steps to liquidate its M-Wave DBS, Inc (DBS) assets it previously acquired in February 2005. In connection with that activity, the Company announced that it had terminated all but its logistics and warehousing DBS personnel and discontinued current operations.

The Company entered into an agreement in October 2006 to complete the liquidation of all remaining inventory by the end of the year at a selling price which approximated the carrying value of approximately $169,000 at September 30, 2006. The Company also settled all of its remaining obligations to DBS inventory suppliers for nominal value. Based on these vendor settlements, the Company recorded approximately $324,000 in vendor debt forgiveness during the second quarter of 2006, which are included in the results from discontinued operations.

The net loss from discontinued operations for the three and six months ended June, 2007 and 2006 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net sales	$—	$256,000	$—	$831,000
Cost of goods sold	—	322,000	—	1,090,000

Gross (loss)/profit	—	(66,000)	—	(259,000)
Operating income/(expenses)	—	185,000	—	124,000

Income/(loss) from Discontinued operations	$—	$119,000	$—	$(135,000)

The loss from discontinued operations resulted in a decrease to the basic and diluted loss per common share of approximately $0.00 and $0.08 for the three months ended June 30, 2007 and 2006 respectively. The loss from discontinued operations resulted in an increase to the basic and diluted loss per common share of approximately $0.00 and $0.08 for the six months ended June 30, 2007 and 2006 respectively.

10. New Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The requirements of SFAS 157 are effective for the Company’s fiscal year ending December 31, 2008. The Company does not believe the adoption of SFAS 157 will have a material effect on its financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. Under SFAS 159, a business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not believe that adoption of SFAS 159 will have a material effect on its financial statements.

Item 2:	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. We satisfy our customers’ requirements for telecommunications and industrial electronics printed circuit boards, either rigid, flexible or bonded, by directly booking orders, supervising and inspecting outsourced manufacture of such boards through our global base of production partners located in China and Southeast Asia, and domestically, through pre-screened production partners.

Our business model is referred to as Virtual Manufacturing. Through Virtual Manufacturing we contractually supply a wide range of printed circuit board needs of our customers, creating a “pipeline” between those customers and production that covers early prototypes and pilot production, directly into mass production, offering one seamless source. We deliver products when our customers need them through consignment inventory control, demand pull, just in time, in plant storehouses, supplier or vendor managed inventory and other supply-chain programs.

We began Virtual Manufacturing during 2000 by developing subcontracting relationships with predominately Asian global manufacturers, from our base in Singapore. In virtual manufacturing, we assume many of the pre and post-production services of a manufacturer, while outsourcing the physical processes either adjunct to our personnel or in relatively close proximity to assure the highest quality fulfillment.

Our manufacturing partners maintain most certificates for quality, environmental and safety, including ISO, QS, UL, CE and others. We believe our manufacturing partners have a reputation for timely fulfillment of orders that are competitively priced, shipped from modern plants operating with the highest standards of worker and environmental safety both within and outside of the United States.

We market our products through regional sales managers supported by independent sales organizations. Our base of approximately 50 customers represents a highly sophisticated group of purchasers.

In 2005, we started to solicit new orders and extend our product lines to include custom or engineered electronic products sourced from Asia on behalf of existing accounts. These products are sourced and imported on a pan-Asian basis and cover a broad range of components that include LED’s, wire bonding services, harnesses, extruded housing products, and other customer specific products. This effort has been geared toward diversifying and increasing our overall margins. Initially, we solicited existing customers, but we also intend to solicit new accounts. Our niche focuses in a higher mix of products at lower volumes that larger scale distributors or brokers fail to address. Our customers tend to be smaller middle market companies through midsize firms with little presence or capability in Asia that elect us as their procurement partners.

Significant Events

On January 26, 2007, the Company entered into a Merger Agreement with SunFuels, Inc. and Blue Sun Biodiesel, LLC (SunFuels).

SunFuel’s primary business is the acquisition and distribution of canola oils refined into a biodiesel blend that can operate in both commercial and passenger vehicles. The primary marketing of SunFuel’s products focuses on the branded Blue Sun Fusion™ that is a blend of premium Blue Sun Biodiesel (20%) with petroleum diesel fuel (80%), along with Blue Sun’s proprietary additive package specifically tailored for regional climates and seasons. Blue Sun indicates that it will also refine biodiesel products from the plant it intends to break ground on in 2007 located in Los Cruces, New Mexico.

The transaction is expected to close in the fourth quarter of 2007, pending satisfaction of conditions to closing. When the transaction closes, certain directors and the officers of SunFuels will assume control of the Company, which will change its name to Blue Sun Holdings, Inc. The Company’s operating subsidiary will be renamed Blue Sun Biodiesel, Inc. The Company is expected to be a publicly traded and reporting company following the closing of the transaction.

As consideration for the merger transaction, the outstanding equity securities of SunFuels will be exchanged for equity securities of M-Wave. Specifically, outstanding SunFuels Common Stock, Series A Convertible Preferred Stock, options and warrants will be exchanged for Company Common Stock, Series C Convertible Preferred Stock, options and warrants, respectively. As a result, the holders of such SunFuels equity securities will own approximately 87.2% of the Common Stock of the Company, on a fully-diluted basis, assuming (i) the completion of the SunFuels Series A Convertible Preferred Stock financing described below and (ii) conversion or exercise of all convertible or exercisable securities of the Company that will be outstanding after the completion of the merger. Similarly, all of the outstanding Blue Sun membership interests not already owned by SunFuels will be exchanged for shares of Company Common Stock. As a result, the holders of such Blue Sun membership interests will own approximately 3.8% of the Common Stock of the Company, as so calculated on a fully-diluted basis. The currently outstanding shares of M-Wave Common Stock will remain outstanding and, following the exchange of SunFuels and Blue Sun equity securities for M-Wave equity securities, the currently outstanding shares, warrants and options of M-Wave will represent approximately 8.0% of the outstanding shares, warrants, and options of the Company, as so calculated on a fully-diluted basis.

The merger transaction is subject to the approval by the stockholders of M-Wave and SunFuels and the members of Blue Sun, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions. Holders of a majority of the outstanding shares of each class of stock of SunFuels and holders of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave have agreed to vote their Common Stock in favor of the mergers. SunFuels, which holds 94.4% of the outstanding Blue Sun membership interests, has agreed to the Blue Sun merger. In addition, the merger transaction is subject to the receipt of the remaining $10.125 million in SunFuels Series A Convertible Preferred Stock. There can be no assurances that SunFuels will receive the remaining $10.125 million or that the merger transaction will be completed as contemplated.

Because the holders of the equity securities of SunFuels will acquire a majority of M-Wave’s shares of capital stock as a result of the merger transaction, the merger transaction will be treated as a reverse merger for accounting purposes, and SunFuels will be deemed to be the acquirer in the reverse merger. Consequently, the historical financial statements of the Company will be the historical financial statements of SunFuels rather than the historical financial statements of M-Wave, and the assets and liabilities of SunFuels will be recorded at their historical cost basis to SunFuels, and the assets and liabilities of M-Wave will be recorded as if they were purchased on the closing date at their fair market value on that date.

On July 20, 2007, the Company entered into an Asset Purchase Agreement for the sale of the Company’s current business operations, by and among the Company, M-Wave International, LLC, an Illinois limited liability company (the “Purchaser”), Joseph Turek, and Robert Duke. The Purchaser is a company formed by Joseph Turek, the Company’s Chairman and Chief Operating Officer and Robert Duke, the President of the Company’s Electro-Mechanical Group division.

In accordance with the terms of the Asset Purchase Agreement, the Purchaser will acquire substantially all of the assets and will assume substantially all of the liabilities of the Company related to its current business operations. As consideration for the acquisition, the Purchaser will deliver to the Company 300,000 shares of the Company’s common stock that are currently owned by Mr. Turek. In addition, if the net working capital of the sold business exceeds $770,000 at the closing of the acquisition, the Purchaser will be required to deliver to the Company additional shares of the Company’s common stock, which shares will be valued at $3.00 per share for such purpose.

On July 12, 2007, the Board of Directors authorized a six month extension of M.A.G. Capital’s warrants that were set to expire on July 23, 2007. This action extended the life of approximately 253,000 of approximately 320,000 warrants, all priced at $2.48, to January 23, 2008. The value of the warrants was determined using the Black-Scholes pricing model which calculated a value of approximately $49,000 based on a fair value price of $0.19, assuming an expected life of 6 months, a risk-free interest rate of 5.13%, volatility of 21.3%, and no dividend yield. M.A.G. Capital has approximately 50,000 warrants set to expire on February 23, 2008, and approximately 17,000 warrants set to expire on June 16. 2008. All warrants owned by M.A.G. Capital are fully vested and exercisable as of June 30, 2007.

RESULTS FOR THE THREE MONTHS ENDED June 30, 2007 COMPARED TO THE THREE MONTHS ENDED June 30, 2006

Net Sales

Net sales were approximately $2,786,000 for the three months ended June 30, 2007 versus approximately $2,287,000 during the three months ended June 30, 2006, an increase of approximately $499,000 or 21.8%. Sales within our digital product line increased approximately $140,000 during the second quarter of 2007, an increase of approximately 8% of prior year second quarter sales. Sales to our top ten digital customers were approximately $1,791,000 during the three months ended June 30, 2007, an increase of approximately $138,000 compared to the three months ended June 30, 2006. Sales amongst our top ten digital customers represented approximately 92% of sales within this product line for the three months ended June 30, 2007 compared to approximately 92% of sales within this product line for the three months ended June 30, 2006.

Sales within our non-PCB product line were approximately $770,000 for the three months ended June 30, 2007, approximately $675,000 above sales for the three months ended June 30, 2006. As this line grows, we expect to achieve long-term revenues to approach those currently experienced within our digital product line. The non-PCB sales recorded in the second quarter were the result of our ongoing efforts to effectively grow our core business into other products that we initiated during the latter half of 2005. We continue to focus our efforts on growing our core business and customer base, primarily by concentrating efforts on expanding our customer base within our digital product line. In addition, we are expanding our global sourcing efforts beyond printed circuit boards into other product lines such as extrusions, wire harnesses, castings, spinning’s, etc. Sourcing of these additional product lines, initially to our existing customer base, we believe will improve our operating results by providing increased profits on these products than we experienced with our former radio frequency (“RF”) product line.

Other revenues for the three months ended June 30, 2007 were approximately $74,000, approximately $316,000 below other revenues recorded in the three months ended June 30, 2006. Other revenues primarily consist of tooling charges for new and redesigned products, freight charges billed, and cash discounts taken by customers for early payments, which are recorded as a reduction of sales. Other sales for the prior year also included sales of our remaining RF inventory during the first half of the year and commissions received on providing sales assistance after the sales of our RF product line in late 2005. Primary drivers in the decrease were prior year sales of our remaining RF product of approximately $153,000. Commissions for the three months ended June 30, 2007 were approximately $15,000, a decrease of approximately $68,000 versus commissions recorded in the three months ended June 30, 2006. Tooling revenues were approximately $73,000 for the three months ended June 30, 2007, a decrease of approximately $47,000 versus tooling revenues recorded in the three months ended June 30, 2006.

Gross Profit and Cost of Goods Sold

The Company’s gross profit for the three months ended June 30, 2007 was approximately $712,000, or 25.6% of net sales, compared to a gross profit of approximately $603,000, or 26.4% of net sales, for the three months ended June 30, 2006. Increased sales levels was the primary driver of increased margin dollars, while lower commissions recorded attributed to the slight decrease in margin percentage. Margins within our digital product line increased by approximately 0.3% over the prior year as we continue to focus sales efforts on our higher margin customers.

Operating Expenses

General and administrative expenses were approximately $555,000 or 19.9% of net sales in the second quarter of 2007 compared to approximately $1,035,000 or 45.2% of net sales in the second quarter of 2006, a decrease of approximately $480,000.

General and administrative expenses consist primarily of salaries and benefits, professional services, depreciation of office, equipment and computer systems and occupancy expenses. In comparison to the second quarter of 2006, payroll related expenses decreased approximately $45,000. Professional services, which include legal, auditing, and consulting fees, decreased approximately $25,000 in 2007 compared to prior year expenses. Public company related costs such as investor relations, Sarbanes-Oxley expenses, and board and committee fees were approximately $54,000 in the second quarter of 2007 compared to approximately $353,000 during the second quarter of 2006, a decrease of approximately $299,000. We recorded no stock compensation expenses during the second quarter of 2007 compared to approximately $121,000 for the second quarter of 2006. Stock compensation expense is primarily related to Board of Director and employee stock option grants issued during the first quarter of 2007 and 2006, respectively. Other operating expenses increased approximately $10,000 during the second quarter of 2007 compared to the second quarter of 2006. These expenses include travel, telephone, insurance, depreciation, and rent.

Selling and marketing expenses were approximately $211,000 or 7.6% of net sales in the second quarter of 2007 compared to approximately $191,000 or 8.3% of net sales in the second quarter of 2006. Selling and marketing expenses include the cost of salaries, advertising and promotion of the Company’s products, and commissions paid to independent sales organizations. In comparison to the second quarter of 2006, commission paid to independent sales organizations increased by approximately $5,000 due to higher sales levels; payroll-related expenses increased by approximately $10,000. Costs related to our Singapore office increased by approximately $6,000; other sales expenses, including travel related expenses decreased by approximately $1,000 in the second quarter of 2007 compared to the second quarter of 2006.

Operating Loss

Operating loss from continuing operations was approximately $53,000 in the second quarter of 2007 compared to an operating loss of approximately $624,000 in the second quarter of 2006. The decrease in operating loss of approximately $571,000 was primarily related to lower administrative expenses of approximately $480,000 described above combined with increased gross profit attributable to higher sales levels.

Interest Income

We recorded no interest income during the second quarter of 2007 or 2006.

Interest Expense

We recorded no interest expense during the second quarter of 2007 or 2006.

Preferred Stock Dividends

We did not record any preferred stock dividends in the second quarter of 2007, primarily due to the waiver of dividend payments by our preferred stockholder. The Company recorded approximately $81,000 in preferred dividend expense during the second quarter of 2006 related to the issuance of Series B preferred stock to M.A.G. Capital, LLC, and its affiliates, in March 2006.

RESULTS FOR THE SIX MONTHS ENDED June 30, 2007 COMPARED TO THE SIX MONTHS ENDED June 30, 2006

Net Sales

Net sales were approximately $5,049,000 for the six months ended June 30, 2007 versus approximately $4,579,000 during the six months ended June 30, 2006, an increase of approximately $470,000 or 10.3%. Sales within our digital product line decreased approximately $122,000 during the first six months of 2007, a decrease of approximately 3%. Sales to our top ten digital customers were approximately $3,427,000 during the six months ended June 30, 2007, an increase of approximately $109,000 compared to the six months ended June 30, 2006. Sales amongst our top ten digital customers represented approximately 94% of sales within this product line for the six months ended June 30, 2007 compared to approximately 88% of sales within this product line for the six months ended June 30, 2006.

Sales within our non-PCB product line were approximately $1,227,000 for the six months ended June 30, 2007, approximately $1,128,000 above sales for the six months ended June 30, 2006. As this line grows, we expect to achieve long-term revenues to approach those currently experienced within our digital product line. The non-PCB sales recorded in the first six months of 2007 were the result of our ongoing efforts to effectively grow our core business into other products that we initiated during the latter half of 2005. We continue to focus our efforts on growing our core business and customer base, primarily by concentrating efforts on expanding our customer base within our digital product line. In addition, we are expanding our global sourcing efforts beyond printed circuit boards into other product lines such as extrusions, wire harnesses, castings, spinning’s, etc. Sourcing of these additional product lines, initially to our existing customer base, we believe will improve our operating results by providing increased profits on these products than we experienced with our former radio frequency (“RF”) product line.

Other revenues for the six months ended June 30, 2007 were approximately $164,000, approximately $537,000 below other revenues recorded in the six months ended June 30, 2006. Other revenues primarily consist of tooling charges for new and redesigned products, freight charges billed, and cash discounts taken by customers for early payments, which are recorded as a reduction of sales. Other sales for the prior year also included sales of our remaining RF inventory during the first half of the year and commissions received on providing sales assistance after the sales of our RF product line in late 2005. Primary drivers in the decrease were prior year sales of our remaining RF product of approximately $282,000. Commissions for the six months ended June 30, 2007 were approximately $32,000, a decrease of approximately $125,000 versus commissions recorded in the six months ended June 30, 2006. Tooling revenues were approximately $166,000 for the six months ended June 30, 2007, a decrease of approximately $72,000 versus tooling revenues recorded in the six months ended June 30, 2006.

Gross Profit and Cost of Goods Sold

The Company’s gross profit for the six months ended June 30, 2007 was approximately $1,275,000, or 25.3% of net sales, compared to a gross profit of approximately $1,205,000, or 26.3% of net sales, for the six months ended June 30, 2006. Increased sales levels was the primary driver of increased margin dollars, while lower commissions recorded attributed to the slight decrease in margin percentage. Margins within our digital product line increased by approximately 0.2% over the prior year as we continue to focus sales efforts on our higher margin customers.

Operating Expenses

General and administrative expenses were approximately $1,231,000 or 24.4% of net sales in the first six months of 2007 compared to approximately $2,613,000 or 57.0% of net sales in the first six months of 2006, a decrease of approximately $1,382,000.

General and administrative expenses consist primarily of salaries and benefits, professional services, depreciation of office, equipment and computer systems and occupancy expenses. In comparison to the first six months of 2006, payroll related expenses decreased approximately $57,000. Professional services, which include legal, auditing, and consulting fees, increased approximately $18,000 in the first six months of 2007 compared to prior year expenses. Public company related costs such as investor relations, Sarbanes-Oxley expenses, and board and committee fees were approximately $178,000 in the first six months of 2007 compared to approximately $836,000 during the second quarter of 2006, a decrease of approximately $658,000. We recorded stock compensation expenses of approximately $92,000 during the first six months of 2007 compared to approximately $690,000 for the first six months of 2006. Stock compensation expense is primarily related to Board of Director and employee stock option grants issued during the first quarter of 2007 and 2006, respectively. Prior year stock compensation expense also includes expenses of approximately $238,000 recorded when we re-priced warrants in connection with our debt to equity conversion in the first quarter of 2006. Other operating expenses decreased approximately $87,000 during the first six months of 2007 compared to the first six months of 2006. These expenses include travel, telephone, insurance, depreciation, and rent.

Selling and marketing expenses were approximately $424,000 or 8.4% of net sales in the first six months of 2007 compared to approximately $397,000 or 8.7% of net sales in the first six months of 2006, an increase of approximately $27,000. Selling and marketing expenses include the cost of salaries, advertising and promotion of the Company’s products, and commissions paid to independent sales organizations. In comparison to the first six months of 2006, commission paid to independent sales organizations increased by approximately $1,000 due to higher sales levels; payroll-related expenses increased by approximately $27,000. Costs related to our Singapore office increased by approximately $12,000; other sales expenses, including travel related expenses decreased by approximately $11,000 in the first six months of 2007 compared to the first six months of 2006.

Operating Loss

Operating loss from continuing operations was approximately $380,000 in the first six months of 2007 compared to an operating loss of approximately $1,805,000 in the first six months of 2006. The decrease in operating loss of approximately $1,425,000 was primarily related to lower administrative expenses of approximately $1,382,000 described above combined with increased gross profit attributable to higher sales levels.

Interest Income

We recorded no interest income during the second quarter of 2007 or 2006.

Interest Expense

We recorded no interest expense during the first six months of 2007, compared to approximately $409,000 during the first six months of 2006. Primary factor in the decrease in interest expense related to our conversion of our debt to equity in March 2006, whereby we expensed the remaining unamortized debt discount as interest expense in the amount of approximately $357,000 for the period ended March 31, 2006. We paid approximately $67,000 in interest expenses related to interest on our promissory notes during the first quarter of 2006. We recorded a reduction of interest expense of approximately $15,000 related to the re-valuation of warrants during the first quarter of 2006.

Preferred Stock Dividends

We did not record any preferred stock dividends in the first six months of 2007, primarily due to the waiver of dividend payments by our preferred stockholder. The Company recorded approximately $152,000 in preferred dividend expense during the first six months of 2006 related to the issuance of Series B preferred stock to M.A.G. Capital, LLC, and its affiliates, in March 2006.

Liquidity and Capital Resources

Net cash used by operations was approximately $342,000 for the first six months of 2007 compared to approximately $950,000 used by operations for the first six months of 2006.

Accounts Receivable decreased approximately $80,000 due to improved collections. Inventories increased approximately $288,000 related to higher inventory levels to support increased sales levels. Accounts Payable decreased approximately $43,000 primarily due to the payments to suppliers in the normal course of business.

Net cash provided by investing activities was approximately $7,000 for the first six months of 2007 compared to approximately $25,000 in the first six months of 2006. Capital expenditures were $0 in the first six months of 2007 compared to approximately $21,000 in the first six months of 2006.

Net cash provided by financing activities was approximately $52,000 during the first six months of 2007, primarily through a second quarter warrant exercise offset by payments on our note payable for equipment acquired in the prior year. Net cash provided by financing activities in the first six months of 2006 was approximately $2,171,000 related to borrowings of approximately $545,000 and issuance of preferred stock of approximately $1,778,000.

Currently the Company is committed to growing its core business, as it relates to the continuing operations of its digital product line and other non-PCB components and assemblies. The Company also announced a merger agreement with SunFuels, Inc. and Blue Sun Biodiesel LLC on January 26 th that expects to close during 2007. However, if the Company is unable to secure adequate financing to grow its core business, or if the merger agreement is not consummated, the Company may be forced to modify its business and strategic plan.

Based upon the current level of operations and anticipated growth, restructuring of its business focusing on higher margin product lines, placement of follow on equity financing during the past year, we believe that future cash flows from operations will be adequate to meet our anticipated liquidity requirements through this fiscal year.

Off-Balance Sheet Arrangements

The Company has not created, nor are a party to, any special-purpose or off-balance sheet entities for the purposes of raising capital, incurring debt, or operating our business. The Company does not have any off-balance sheet arrangements or relationships with entities that are not consolidated into our financial statements that are reasonably likely to materially affect our liquidity or the availability of capital resources.

Inflation

Management believes inflation has not had a material effect on the Company’s operations or on its financial position. However, expected supplier price increases averaging approximately 4% may have a material effect on the Company’s operations and financial position in the remainder of 2007, if the Company is unable to pass through those increases under its present contracts.

Foreign Currency Transactions

All of the Company’s foreign transactions are negotiated, invoiced and paid in United States dollars.

Risk Factors Affecting Business and Results of Operations

This report, as well as our other reports filed with the SEC, our press releases, and other communications contain forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding our expected financial position, results of operations, cash flows, dividends, financing plans, strategy, budgets, capital and other expenditures, competitive positions, growth opportunities, benefits from new technology, plans and objectives of management, and markets for stock. These forward-looking statements are based largely on our expectations and, like any other business, are subject to a number of risks and uncertainties, many of which are beyond our control. The risks include those stated in the section entitled “Risk Factors Affecting Business and Results of Operations” at the end of Item 6 of our Annual Report on Form 10-KSB and economic, competitive and other factors affecting our operations, markets, products and services, expansion strategies and other factors discussed elsewhere in this report, our Annual Report on Form 10-KSB and the other documents we have filed with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this report will in fact prove accurate, and our actual results may differ materially from the forward-looking statements.

Item 3:	Controls and Procedures

a) Disclosure controls and procedures. As of the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended). Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective. It should be noted that in designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. The Company has designed its disclosure controls and procedures to reach a level of reasonable assurance of achieving desired control objectives and, based on the evaluation described above, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective at reaching that level of reasonable assurance.

During the evaluation of the Company’s disclosure controls and procedures as of the end of the period covered by this report, the Company’s management determined that a material weakness within its internal control framework, which had been identified earlier, was still present.

The weakness relates to segregation of duties. Current business conditions have led to limited financial resources, making it difficult to segregate duties within the financial area. To address this weakness, the Company has implemented levels of financial reviews performed by the Chief Financial Officer and/or Chief Executive Officer. In completing the evaluation of disclosure controls and procedures as of the end of the period covered by this report, the Company’s management concluded that the Company’s disclosure controls and procedures were effective despite the material weakness because of the implementation of financial controls by management.

b) Changes in internal controls. There was no change in the Company’s internal control over financial reporting during the three and six months ended June 30, 2007 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

Part II - Other Information

Item 1:	Legal Proceedings

None

Item 2:	Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3:	Defaults Upon Senior Securities

None

Item 4:	Submission of Matters to a Vote of Security Holders

None

Item 5:	Other Information

None

Item 6:	Exhibits

(a) Exhibits

31.1	Certification of the CEO pursuant to Section 302 of the Sarbanes-Oxley Act.

31.2	Certification of the CFO pursuant to Section 302 of the Sarbanes-Oxley Act.

32.1	Certification pursuant to 18 U.S.C. Section 135O, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification pursuant to 18 U.S.C. Section 135O, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M~WAVE, Inc.

Date: October 22, 2007	/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description	Location
2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC	12

3.1	Certificate of Incorporation of the Company	1

3.2	Bylaws of the Company	1

3.3	Certificate of Designations for Series A Convertible Preferred Stock	4

3.4	Certificate of Designations for Series B Convertible Preferred Stock	10

4.1	Specimen Common Stock Certificate	3

10.1	2003 Stock Incentive Plan	2

10.2	Warrant to Purchase Stock dated March 31, 2004 by and between the Company and Silicon Valley Bank	2

10.3	Employment Agreement dated July 28, 2004 between the Company and Jim Mayer	3

10.4	Employment Agreement dated July 28, 2004 between the Company and Joe Turek	3

10.5	Employment Agreement dated May 1, 2004 between the Company and Robert Duke	3

10.6	Subscription Agreement date June 28, 2004 between the Company and Mercator Advisory Group	3

10.7	Stock Registration Rights Agreement date June 28, 2004 between the Company and Mercator Advisory Group	3

10.8	Non-statutory Stock Option Agreement date July 28, 2004 between the Company and Jim Mayer	3

10.9	Asset Purchase Agreement, dated February 25, 2005 by and between Jayco Ventures, Inc. and M-Wave DBS, Inc.	5

10.10	Promissory Note dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.	5

10.11	Promissory Note dated February 23, 2005, issued by M-Wave, Inc. to Monarch Pointe Fund, L.P.	5

10.12	Warrant , dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.	5

10.13	Warrant to dated February 23, 2005 issued by M-Wave, Inc, to Monarch Pointe Fund, L.P.	5

10.14	Warrant dated February 23, 2005, issued by M-Wave, Inc. to M.A.G. Capital, LLC	5

10.15	Non-statutory Stock Option Agreement dated December 31, 2004 between Company and Gordhan Patel	6

10.16	Amendment to 2003 Stock Incentive Plan	7

10.17	Sale of real property located at 215 Park Street Bensenville, Illinois	8

10.18	Asset sale and transition agreement dated October 21, 2005 between the Company and American Standard Circuits	8

10.19	Agreement with the Mercator Momentum Fund III amending Loan Document Purchase Agreements it acquired from Silicon Valley Bank on November 9, 2005	9

10.20	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006.	10

10.21	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006.	10

10.22	Amendment modifying the terms of existing warrants held by Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC, dated March 1, 2006.	10

10.23	Sale of real property located at 544 Pine Street Bensenville, Illinois	13

10.24	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.	11

10.25	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.	11

10.26	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.	12

10.27	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc.	12

10.28	Asset Purchase Agreement, dated July 20, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph Turek, and Robert Duke	14

31.1	Certification of the CEO Pursuant to Sections 302 of the Sarbanes-Oxley Act	Filed Herewith

31.2	Certification of the CFO Pursuant to Sections 302 of the Sarbanes-Oxley Act	Filed Herewith

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act	Filed Herewith

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act	Filed Herewith

(1)	Incorporated herein by reference to the applicable exhibit to Registrants Registration Statement on Form S-1 (Registration No. 33-45499)

(2)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10K for the year ended December 31, 2003

(3)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004

(4)	Incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed July 6, 2004

(5)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 2, 2005

(6)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004

(7)	Incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement filed April 29, 2005

(8)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed October 5, 2005

(9)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 2, 2006

(10)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 7, 2006

(11)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed January 4, 2007

(12)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 1, 2007

(13)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006

(14)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed July 20, 2007

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jim Mayer, Interim Chief Executive Officer of M~Wave, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of M~Wave, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: October 22, 2007

/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeff Figlewicz, Chief Financial Officer of M~Wave, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of M~Wave, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: October 22, 2007

/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of M~Wave, Inc. for the three months ended June 30, 2007, I, Jim Mayer, Interim Chief Executive Officer of M~Wave, Inc. do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-QSB for the three months ended June 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the three months ended June 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of M~Wave, Inc.

Dated: October 22, 2007	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of M~Wave, Inc. for the three months ended June 30, 2007, I, Jeff Figlewicz, Chief Financial Officer of M~Wave, Inc. do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-QSB for the three months ended June 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the three months ended June 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of M~Wave, Inc.

Dated: October 22, 2007	/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

Annex M

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-QSB

QUARTERLY REPORT UNDER SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarter ended September 30, 2007	Commission File No. 0-19944

M~WAVE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	36-3809819
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer identification No.)

11533 Franklin Ave. Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (630) 562-5550

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 and 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant is an Accelerated filer (as defined by rule 12b-6 of the Act)    Yes  ☐    No  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The registrant has 1,813,150 shares of common stock outstanding at November 14, 2007.

M-WAVE, INC.

Part I - Financial Information

Item 1 - Financial Statements

M-Wave, Inc.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$659,082	$1,696,340
Accounts receivable, net of allowance for doubtful accounts, 2007- $80,000: 2006- $80,000	1,099,014	1,089,021
Inventories, net	1,611,039	1,348,004
Prepaid expenses and other assets	172,160	115,932
Other receivable	200,000	6,836

Total current assets	3,741,295	4,256,133
EQUIPMENT:
Equipment	424,910	434,156
Less accumulated depreciation	(208,247)	(145,607)

Equipment, net	216,663	288,549

TOTAL	$3,957,958	$4,544,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,323,897	$1,449,083
Accrued expenses	701,660	277,746
Note payable	0	58,000

Total current liabilities	2,025,557	1,784,829

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $100 par value; Series A authorized, 30,000 shares; issued and outstanding: 2007 and 2006: 12,500 shares	656,800	656,800
Series B authorized, 70,000 shares; issued and outstanding: 2007 and 2006: 69,648 shares	6,842,797	6,842,797
Common stock, $.005 par value; authorized, 200,000,000 shares; issued and outstanding 2007: 1,813,150; 2006: 1,763,150 shares	11,236	10,986
Additional paid-in capital	14,427,683	14,199,062
Accumulated deficit	(17,720,945)	(16,664,622)
Treasury stock, at cost, 2007 and 2006: 433,954 shares	(2,285,170)	(2,285,170)

Total stockholders’ equity	1,932,401	2,759,853

TOTAL	$3,957,958	$4,544,682

See notes to consolidated financial statements

M-Wave, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30
	2007	2006
NET SALES	$2,942,854	$2,597,939
COST OF GOODS SOLD	2,223,813	2,006,869

Gross profit	719,041	591,070

OPERATING EXPENSES:
General and administrative	918,535	649,691
Selling and marketing	209,887	188,308

Total operating expenses	1,128,422	837,999

Operating loss from continuing operations	(409,381)	(246,929)
Total interest expense	0	(10,165)

LOSS FROM CONTINUING OPERATIONS	(409,381)	(257,094)

Loss from discontinued operations (note 9), net of tax	$0	$(276,131)

Net loss	$(409,381)	$(533,225)
Preferred stock dividends	$(266,984)	$(83,504)

Net loss attributable to common shareholders	$(676,365)	$(616,729)

BASIC AND DILUTED LOSS PER COMMON SHARE
Continuing operations	$(0.37)	$(0.22)
Discontinued operations	—	(0.18)

	$(0.37)	$(0.40)

Weighted average shares outstanding	1,813,150	1,552,960

See notes to consolidated financial statements

M-Wave, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Nine Months Ended September 30
	2007	2006
NET SALES	$7,991,758	$7,176,776
COST OF GOODS SOLD	5,997,828	5,380,916

Gross profit	1,993,930	1,795,860

OPERATING EXPENSES:
General and administrative	2,149,650	3,262,220
Selling and marketing	633,619	585,229

Total operating expenses	2,783,269	3,847,449

Operating loss from continuing operations	(789,339)	(2,051,589)
Total interest expense	0	(419,028)

Loss from continuing operations	$(789,339)	$(2,470,617)
Loss from discontinued operations (note 9), net of tax	$0	$(406,435)

Net loss	$(789,339)	$(2,877,052)
Preferred stock dividends	$(266,984)	$(235,943)

Net loss attributable to common shareholders	$(1,056,323)	$(3,112,995)

BASIC AND DILUTED LOSS PER COMMON SHARE
Continuing operations	$(0.59)	$(1.74)
Discontinued operations	—	(0.26)

	$(0.59)	$(2.01)

Weighted average shares outstanding	1,791,099	1,551,429

See notes to consolidated financial statements

M-Wave, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30
	2007	2006
OPERATING ACTIVITIES:
Net loss	$(789,339)	$(2,877,052)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Loss on disposal of property, plant, and equipment	334	31,405
Depreciation	66,338	58,710
Amortization of discount on long-term debt	0	356,787
Trade debt forgiveness	0	(323,772)
Provision for inventories	0	120,000
Stock compensation recognized on options and warrants	140,871	755,967
Fair value adjustment to common stock warrants	0	(4,993)
Changes in assets and liabilities, net of effects of acquired business:
Accounts receivable	(9,993)	(76,859)
Inventories	(263,035)	1,034,821
Prepaid expenses and other assets	(256,229)	119,958
Accounts payable	(125,186)	(362,927)
Accrued expenses	156,931	(40,244)

Net cash flows used in operating activities	(1,079,308)	(1,208,199)

INVESTING ACTIVITIES:
Purchase of equipment	0	(21,448)
Proceeds from sale of property, plant and equipment	5,214	154,494
Repayments on note receivable	6,836	61,498

Net cash flows provided by investing activities	12,050	194,544

FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	88,000	527,000
Net borrowings on note payable, bank	0	545,000
Payments on short and long term debt	(58,000)	0
Proceeds from preferred stock issuance	0	1,777,989
Payment of preferred dividends	0	(235,943)
Net cash flows provided by financing activities	30,000	2,614,046

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,037,258)	1,600,391
CASH AND CASH EQUIVALENTS:
Beginning of period	1,696,340	247,731

End of period	$659,082	$1,848,122

SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of common stock warrants to stockholders’ equity	$0	$290,494
Conversion of long-term debt to stockholders’ equity	0	4,564,808
Accrued interest added to note payable balance	0	20,601
Accrued dividends preferred stock	266,984	0

See notes to consolidated financial statements

M-WAVE, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation, consisting only of normal recurring adjustments, have been included.

Operating results for the three and nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. For further information, refer to the financial statements and footnotes thereto included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2006.

2. Business Product Lines

Sales by product line for the three and nine months ended September 30, 2007 and 2006 consisted of the following:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Digital	$1,707,565	$2,295,876	$5,364,600	$6,074,544
Non PCB	1,166,886	141,787	2,394,280	240,903
Other	68,403	160,276	232,878	861,329

Total sales	$2,942,854	$2,597,939	$7,991,758	$7,176,776

Sales within the digital product line include ten key customers, which represented approximately 90% of sales in the third quarter of 2007 versus approximately 93% of sales in the third quarter of 2006. Year to date sales for these key customers within the digital product line represented approximately 92% of sales versus approximately 90% of year to date sales in 2006. Year to date sales for the Company’s top ten digital customers were down approximately 9% compared to prior year to date sales.

Non printed circuit board (“Non PCB”) sales represent sales of new products, other than printed circuit boards, to the Company’s existing digital customer base. Sales within the Non PCB product line include three primary customers, which represented approximately 84% of sales of Non PCB products in the third quarter of 2007 versus approximately 100% of sales in the third quarter of 2006. Year to date sales for these key Non PCB customers represented approximately 88% of sales of non PCB products versus approximately 88% of year to date sales in 2006. Year to date sales for the Company’s top three Non PCB customers were up approximately 902% compared to prior year to date sales.

Other sales primarily represent tooling charges billed to customers for either new products or existing products that have gone through a revision. Prior year other sales also include commission revenues billed per our October 2005 agreement with American Standard Circuits (“ASC”), pursuant to which the Company sold its “RF” (radio frequency) product line, but continued to assist ASC in transitioning the RF customers throughout 2006 as well as sales to former RF customers of its remaining inventory. Prior year sales included approximately $38,000 in commissions during the third quarter of 2006. Prior year to date sales included approximately $195,000 in commissions and approximately $282,000 in sales to former RF customers.

The loss of, or a substantial reduction in the orders from, the Company’s major customers could have a material effect on the financial statements.

3. Debt

On January 25, 2006, the Company entered into an Agreement with Mercator Momentum Fund III (“Mercator”), amending the Loan Document Purchase Agreements that Mercator purchased from Silicon Valley Bank on November 9, 2005. Provisions of this amendment include elimination of certain provisions and conditions of the loan originally between the Company and Silicon Valley Bank, including financial covenants that existed under the original agreement. As part of this amendment, all previous defaults that had existed under the original agreement were waived.

In connection with the loan purchase, the principal amount due was amended to include interest accrued between November 9 and December 31, 2005 of approximately $21,000. As of March 1, 2006, the balance due on the bank notes purchased by Mercator Advisory Group, LLC (“M.A.G. Capital”) was approximately $1,620,000. During the first quarter of 2006, M.A.G. Capital provided additional debt financing of approximately $545,000. Mercator is affiliated with M.A.G. Capital.

On March 1, 2006 the Company entered into an agreement with M.A.G. Capital to convert its debt of approximately $4,565,000 into approximately 45,648 shares of Series B Convertible Preferred Stock.

The amount of debt converted into the Series B Convertible Preferred Stock was comprised of the following amounts:

Promissory notes issued to MAG Capital	$2,400,000
Bank notes purchased by MAG Capital	$1,619,808
MAG debt financing first quarter	$545,000

Total debt converted to equity	$4,564,808

Upon the conversion of debt to equity described above, the remaining unamortized debt discount was recognized as interest expense in the amount of approximately $357,000 during the first quarter of 2006.

On October 10, 2006, the Company financed equipment for $70,000 with a note payable with eleven monthly installments of $6,000 and a final payment of $4,000. Amount outstanding on the note payable at September 30, 2007 was $0.

4. Equity

During the first quarter of 2006 the Company issued an aggregate of 45,648 shares of Series B Convertible Preferred Stock which are convertible into shares of the Company’s common stock. The Series B Preferred was issued to Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd. (“the Purchasors”) in exchange for cancellation of indebtedness owed to them by the Company.

The Company also issued an additional 19,000 shares of Series B Preferred Stock in exchange for $1,900,000 which was held in a reserve account to be released by a majority of the independent directors as appropriate to fund expenses of the company. As of September 30, 2007, there was approximately $445,000 remaining in the account to fund future expenses.

The Company paid fees of approximately $122,000 in connection with the combination of debt to equity conversion and additional equity placement.

On December 29, 2006 the Company issued an additional 5,000 shares of Series B Preferred Stock in exchange for $500,000.

The Series B stock is non-voting and is entitled to receive monthly dividends at an annual rate of 15%, subject to reduction to 9% after the Registration Statement is declared effective by the Securities and Exchange Commission. The Company is to use its best efforts to file a registration statement covering the shares of common stock underlying the Series B Convertible Preferred Stock (the “Conversion Shares”), the shares of common stock underlying the Warrants (the “Warrant Shares”), and the shares of common stock underlying the Series A Preferred Stock issued by the Company to the Purchasers on June 17, 2004. Mercator waived their dividend payments for the months of January through June 2007. Dividends for the three months ended September 30, 2007 of approximately $267,000 has been accrued but unpaid.

During the first nine months of 2007 and 2006, Mercator did not convert any shares of their preferred stock into common shares. As of September 30, 2007 there are 12,500 Series A preferred shares outstanding and 69,648 Series B preferred shares outstanding.

Potentially dilutive common shares consist of the incremental common shares issuable upon conversion of convertible preferred shares, and the exercise of common stock options and warrants for all periods. For all periods ended September 30, 2007 and 2006, the basic and diluted shares reported are equal because the common share equivalents are anti-dilutive due to the net losses for each period. Below is a tabulation of the potentially dilutive securities:

	3 months ended September 30,		9 months ended September 30,
	2007	2006	2007	2006
Weighted average shares outstanding	1,813,150	1,552,960	1,791,099	1,551,429
Options in the money, net	290	43,690	25,433	48,096
Warrants in the money, net	0	96,861	51,041	102,759

Total Outstanding and Potentially Dilutive shares	1,813,440	1,693,511	1,867,572	1,702,284

On February 28, 2006, the Company re-priced all of their warrants issued to M.A.G. Capital, LLC and related entities. A total of 532,862 warrants were re-priced from between $4.08 and $5.08 per share to $2.48 per share, one cent above the closing market price on that date. The Company recorded approximately $286,000 of stock compensation expense during 2006 related to the re-pricing of these warrants. The fair value of the re-pricing was determined using the Black Scholes option pricing model.

On July 12, 2007, the Board of Directors authorized a six month extension of M.A.G. Capital’s warrants that were set to expire on July 23, 2007. This action extended the life of approximately 253,000 of approximately 320,000 warrants, all priced at $2.48, to January 23, 2008. The value of the warrants was determined using the Black-Scholes pricing model which calculated a value of approximately $49,000 based on a fair value price of $0.19, assuming an expected life of 6 months, a risk-free interest rate of 5.13%, volatility of 21.3%, and no dividend yield. M.A.G. Capital has approximately 50,000 warrants set to expire on February 23, 2008, and approximately 17,000 warrants set to expire on June 16, 2008. All warrants owned by M.A.G. Capital are fully vested and exercisable as of September 30, 2007.

5. Litigation

The Company is not a party to any litigation whose outcome is expected to have a material adverse effect on the financial position or results of operations of the Company.

6. Share-Based Compensation

The Company has a stock option plan that authorizes the granting of options to officers, key employees and directors to purchase the Company’s common stock at prices equal to or above the market value of the stock at the date of grant. Under this plan, substantially all shares authorized under the plan have been granted as of September 30, 2007. The exercise price of all employee and director options granted in 2007 and 2006 were above fair market value.

Compensation expense is recognized only for share-based payments expected to vest. We estimate forfeitures at the date of grant based on our historical experience and future expectations. Estimated forfeitures are expected to be minimal and not material to the financial statements.

The Company recognizes share-based compensation expense in general and administrative expenses in the statement of operations. The Company did not issue any options during the three months ended September 30, 2007 and 2006 respectively. For the nine months ended September 30, 2007 and 2006 respectively, the Company issued 34,776 and 166,331 options, respectively. These grants were priced at $3.41 and $2.72 respectively. There were no options exercised or forfeited during the three and nine months ended September 30, 2007 and 2006, respectively.

Information related to the Company’s share-based compensation plan for the three and nine months ended September 30, 2007 and 2006, is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Total share-based compensation expense	$—	$121,133	$92,173	$452,555
Weighted average grant date fair value	$—	$—	$3.10	$2.48
Unrecognized compensation cost	0	0	0	112,600
Remaining weighted average period cost will be recognized over	0.00	0.00	0.00	0.70

Total common stock warrants outstanding at September 30, 2007 were 354,113, and were all exercisable at September 30, 2007. During the second quarter of 2007, 50,000 warrants priced at $1.76 were exercised. The Company received cash of approximately $88,000 and recorded an increase to common stock and additional paid in capital.

7. Taxes

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48) “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes”. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109.

FIN 48 is effective for fiscal years beginning after December 15, 2006. Differences between amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption should be accounted for as cumulative-effect adjustment recorded to the beginning balance of retained earnings. The adoption of FIN 48 did not have a material impact on our loss from continuing operation, net loss, or earnings per share.

The Company adopted FIN 48 as of January 1, 2007. The Company has no unrecognized tax benefits, accrued interest, or penalties as of the date of adoption. The Company has no tax positions at the date of adoption in which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase within one year of the adoption of FIN 48. Tax years 2004 through 2006 remain subject to examination by major tax jurisdictions upon the adoption of FIN 48.

8. Reclassifications

Certain items in the 2006 consolidated financial statements have been reclassified to conform to the 2007 presentation.

9. Discontinued Operations

The Company follows the provisions of SFAS 144 to identify and account for discontinued operations. The Company carried assets and liabilities related to its discontinued operations on its balance sheet. These assets were carried at their net book value which approximated its estimated net realizable value less estimated costs to sell the assets, and were included with assets from continuing operations in the accompanying consolidated balance sheet. These liabilities are carried at their net book value which approximated the full amount of consideration necessary to settle these obligations. The approximate carrying value of these assets and liabilities at September 30, 2007 and December 31, 2006 is below:

	2007	2006
Accounts Receivable	$0	$65,000

Total assets	$0	$65,000

On January 9, 2006, the Company announced it had taken steps to liquidate its M-Wave DBS, Inc (DBS) assets it previously acquired in February 2005. In connection with that activity, the Company announced that it had terminated all but its logistics and warehousing DBS personnel and discontinued current operations.

The Company entered into an agreement in October 2006 to complete the liquidation of all remaining inventory by the end of the year at a selling price which approximated the carrying value of approximately $169,000 at September 30, 2006. The Company also settled all of its remaining obligations to DBS inventory suppliers for nominal value. Based on these vendor settlements, the Company recorded approximately $324,000 in vendor debt forgiveness during the second quarter of 2006, which are included in the results from discontinued operations.

The net loss from discontinued operations for the three and nine months ended September, 2007 and 2006 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net sales	$—	$68,000	$—	$899,000
Cost of goods sold	—	269,000	—	1,359,000

Gross (loss)/profit	—	(201,000)	—	(460,000)
Operating income/(expenses)	—	(75,000)	—	49,000

Income/(loss) from Discontinued operations	$—	$(276,000)	$—	$(411,000)

The loss from discontinued operations resulted in an increase to the basic and diluted loss per common share of approximately $0.00 and $0.18 for the three months ended September 30, 2007 and 2006 respectively. The loss from discontinued operations resulted in an increase to the basic and diluted loss per common share of approximately $0.00 and $0.26 for the nine months ended September 30, 2007 and 2006 respectively.

10. New Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The requirements of SFAS 157 are effective for the Company’s fiscal year ending December 31, 2008. The Company does not believe the adoption of SFAS 157 will have a material effect on its financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. Under SFAS 159, a business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective for fiscal years beginning after November 15, 2007. The Company does not believe that adoption of SFAS 159 will have a material effect on its financial statements.

Item 2:	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a value added service provider of high performance printed circuit boards used in a variety of digital and high frequency communications applications for a variety of telecommunications and industrial electronics applications. We satisfy our customers’ requirements for telecommunications and industrial electronics printed circuit boards, either rigid, flexible or bonded, by directly booking orders, supervising and inspecting outsourced manufacture of such boards through our global base of production partners located in China and Southeast Asia, and domestically, through pre-screened production partners.

Our business model is referred to as Virtual Manufacturing. Through Virtual Manufacturing we contractually supply a wide range of printed circuit board needs of our customers, creating a “pipeline” between those customers and production that covers early prototypes and pilot production, directly into mass production, offering one seamless source. We deliver products when our customers need them through consignment inventory control, demand pull, just in time, in plant storehouses, supplier or vendor managed inventory and other supply-chain programs.

We began Virtual Manufacturing during 2000 by developing subcontracting relationships with predominately Asian global manufacturers, from our base in Singapore. In virtual manufacturing, we assume many of the pre and post-production services of a manufacturer, while outsourcing the physical processes either adjunct to our personnel or in relatively close proximity to assure the highest quality fulfillment.

Our manufacturing partners maintain most certificates for quality, environmental and safety, including ISO, QS, UL, CE and others. We believe our manufacturing partners have a reputation for timely fulfillment of orders that are competitively priced, shipped from modern plants operating with the highest standards of worker and environmental safety both within and outside of the United States.

We market our products through regional sales managers supported by independent sales organizations. Our base of approximately 50 customers represents a highly sophisticated group of purchasers.

In 2005, we started to solicit new orders and extend our product lines to include custom or engineered electronic products sourced from Asia on behalf of existing accounts. These products are sourced and imported on a pan-Asian basis and cover a broad range of components that include LED’s, wire bonding services, harnesses, extruded housing products, and other customer specific products. This effort has been geared toward diversifying and increasing our overall margins. Initially, we solicited existing customers, but we also intend to solicit new accounts. Our niche focuses in a higher mix of products at lower volumes that larger scale distributors or brokers fail to address. Our customers tend to be smaller middle market companies through midsize firms with little presence or capability in Asia that elect us as their procurement partners.

Significant Events

On January 26, 2007, the Company entered into a Merger Agreement with SunFuels, Inc. and Blue Sun Biodiesel, LLC (“SunFuels”).

SunFuel’s primary business is the acquisition and distribution of canola oils refined into a biodiesel blend that can operate in both commercial and passenger vehicles. The primary marketing of SunFuel’s products focuses on the branded Blue Sun Fusion™ that is a blend of premium Blue Sun Biodiesel (20%) with petroleum diesel fuel (80%), along with Blue Sun’s proprietary additive package specifically tailored for regional climates and seasons. Blue Sun indicates that it will also refine biodiesel product s from the plant it intends to break ground on in 2007 locate d in La s Cruces , New Mexico.

The transaction is expected to close in the fourth quarter of 2007, pending satisfaction of conditions to closing. When the transaction closes, certain directors and the officers of SunFuels will assume control of the Company, which will change its name to Blue Sun Holdings, Inc. The Company’s operating subsidiary will be renamed Blue Sun Biodiesel, Inc. The Company is expected to remain a publicly traded and reporting company following the closing of the transaction.

As consideration for the merger transaction, the outstanding equity securities of SunFuels will be exchanged for equity securities of M-Wave. Specifically, outstanding SunFuels Common Stock, Series A Convertible Preferred Stock, options and warrants will be exchanged for Company Common Stock, Series C Convertible Preferred Stock, options and warrants, respectively. As a result, the holders of such SunFuels equity securities will own approximately 87.2% of the Common Stock of the Company, on a fully-diluted basis, assuming (i) the completion of the SunFuels Series A Convertible Preferred Stock financing described below and (ii) conversion or exercise of all convertible or exercisable securities of the Company that will be outstanding after the completion of the merger. Similarly, all of the outstanding Blue Sun membership interests not already owned by SunFuels will be exchanged for shares of Company Common Stock. As a result, the holders of such Blue Sun membership interests will own approximately 3.8% of the Common Stock of the Company, as so calculated on a fully-diluted basis. The currently outstanding shares of M-Wave Common Stock will remain outstanding and, following the exchange of SunFuels and Blue Sun equity securities for M-Wave equity securities, the currently outstanding shares, warrants and options of M-Wave will represent approximately 8.0% of the outstanding shares, warrants, and options of the Company, as so calculated on a fully-diluted basis.

The merger transaction is subject to the approval by the stockholders of M-Wave and SunFuels and the members of Blue Sun, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions. Holders of a majority of the outstanding shares of each class of stock of SunFuels and holders of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave have agreed to vote their Common Stock in favor of the mergers. SunFuels, which holds 94.4% of the outstanding Blue Sun membership interests, has agreed to the Blue Sun merger. In addition, the merger transaction is subject to the receipt of the remaining $10.125 million in SunFuels Series A Convertible Preferred Stock. There can be no assurances that SunFuels will receive the remaining $10.125 million or that the merger transaction will be completed as contemplated.

On July 24, 2007, the Company filed Form S-4 with the Securities and Exchange Commission (“SEC”). This filing included Amendment 1 to the Merger Agreement between the Company and Blue Sun, dated June 27, 2007, which extended the date to complete the merger from June 30, 2007 to December 31, 2007.

On September 21, 2007, the Company filed Amendment 1 to Form S-4 that responded to SEC comments in connection with Form S-4. In connection with this filing, the Company filed Amendment 2 to the Merger Agreement between the Company and Blue Sun, dated September 20, 2007 , in which the exchange ratio of conversion shares was fixed. In addition, the amendment also provided that a portion of the Company’s costs associated with the merger will be reimbursed by Blue Sun at closing, up to $200,000. As of September 30, 2007 , the Company has recorded merger costs of approximately $609,000, of which approximately $409,000 has been expensed during the nine months ended September 30, 2007.

On October 29, 2007, the Company filed Amendment 2 to Form S-4 that responded to additional comments from the SEC. In connection with this filing, the Company filed Amendment 3 to the Merger Agreement between the Company and Blue Sun, dated October 26, 2007 , which allows the transaction to be classified as described under Section 351 of the Internal Revenue Code of 1986. As of November 14, 2007, the Company’s Form S-4 had not yet been deemed effective by the SEC.

Because the holders of the equity securities of SunFuels will acquire a majority of M-Wave’s shares of capital stock as a result of the merger transaction, the merger transaction will be treated as a reverse merger for accounting purposes, and SunFuels will be deemed to be the acquirer in the reverse merger. Consequently, the historical financial statements of the Company will be the historical financial statements of SunFuels rather than the historical financial statements of M-Wave, and the assets and liabilities of SunFuels will be recorded at their historical cost basis to SunFuels, and the assets and liabilities of M-Wave will be recorded as if they were purchased on the closing date at their book value on that date.

On July 20, 2007, the Company entered into an Asset Purchase Agreement for the sale of the Company’s current business operations, by and among the Company, M-Wave International, LLC, an Illinois limited liability company (the “Purchaser”), Joseph Turek, and Robert Duke. The Purchaser is a company formed by Joseph Turek, the Company’s Chairman and Chief Operating Officer and Robert Duke, the President of the Company’s Electro-Mechanical Group division.

In accordance with the terms of the Asset Purchase Agreement, the Purchaser will acquire substantially all of the assets and will assume substantially all of the liabilities of the Company related to its current business operations. As consideration for the acquisition, the Purchaser will deliver to the Company 300,000 shares of the Company’s common stock that are currently owned by Mr. Turek. In addition, if the net working capital of the sold business exceeds $770,000 at the closing of the acquisition, the Purchaser will be required to deliver to the Company additional shares of the Company’s common stock, which shares will be valued at $3.00 per share for such purpose.

RESULTS FOR THE THREE MONTHS ENDED September 30, 2007 COMPARED TO THE THREE MONTHS ENDED September 30, 2006

Net Sales

Net sales were approximately $2,943,000 for the three months ended September 30, 2007 versus approximately $2,598,000 during the three months ended September 30, 2006, an increase of approximately $345,000 or 13.3%. Sales within our digital product line decreased approximately $588,000 during the third quarter of 2007, a decrease of approximately 26% of prior year third quarter sales. Sales to our top ten digital customers were approximately $1,535,000 during the three months ended September 30, 2007, a decrease of approximately $599,000 compared to the three months ended September 30, 2006. Primary factors in the decrease were the loss of one customer and general softness in orders among two other customers. Sales amongst our top ten digital customers represented approximately 90% of sales within this product line for the three months ended September 30, 2007 compared to approximately 93% of sales within this product line for the three months ended September 30, 2006.

Sales within our non-PCB product line were approximately $1,167,000 for the three months ended September 30, 2007, approximately $1,015,000 above sales for the three months ended September 30, 2006. As this line grows, we expect to achieve long-term revenues to approach those currently experienced within our digital product line. The non-PCB sales recorded in the third quarter were the result of our ongoing efforts to effectively grow our core business into other products that we initiated during the latter half of 2005. We continue to focus our efforts on growing our core business and customer base, primarily by concentrating efforts on expanding our customer base within our digital product line. In addition, we are expanding our global sourcing efforts beyond printed circuit boards into other product lines such as extrusions, wire harnesses, castings, spinning’s, etc. Sourcing of these additional product lines, initially to our existing customer base, we believe will improve our operating results by providing increased profits on these products than we experienced with our former radio frequency (“RF”) product line.

Other revenues for the three months ended September 30, 2007 were approximately $68,000, approximately $92,000 below other revenues recorded in the three months ended September 30, 2006. Other revenues primarily consist of tooling charges for new and redesigned products, freight charges billed, and cash discounts taken by customers for early payments, which are recorded as a reduction of sales. Other sales for the prior year also included sales of our remaining RF inventory during the first half of the year and commissions received on providing sales assistance after the sales of our RF product line in late 2005. Commissions for the three months ended September 30, 2007 were approximately $7,000, a decrease of approximately $31,000 versus commissions recorded in the three months ended September 30, 2006. Tooling revenues were approximately $82,000 for the three months ended September 30, 2007, a decrease of approximately $40,000 versus tooling revenues recorded in the three months ended September 30, 2006.

Gross Profit and Cost of Goods Sold

The Company’s gross profit for the three months ended September 30, 2007 was approximately $719,000, or 24.4% of net sales, compared to a gross profit of approximately $591,000, or 22.8% of net sales, for the three months ended September 30, 2006. Increased sales levels was the primary driver of increased margin dollars, while lower sales commissions recorded in prior year results attributed to the slight decrease in margin percentage. Margins within our digital product line increased by approximately 0.4% over the prior year as we continue to focus sales efforts on our higher margin customers.

Operating Expenses

General and administrative expenses were approximately $918,000 or 31.2% of net sales in the third quarter of 2007 compared to approximately $650,000 or 25.0% of net sales in the third quarter of 2006, an increase of approximately $268,000.

General and administrative expenses consist primarily of salaries and benefits, professional services, depreciation of office, equipment and computer systems and occupancy expenses. In comparison to the third quarter of 2006, payroll related expenses decreased approximately $6,000. Professional services, which include legal, auditing, and consulting fees, decreased approximately $27,000 in 2007 compared to prior year expenses. Public company related costs such as investor relations, Sarbanes-Oxley expenses, and board and committee fees were approximately $425,000 in the third quarter of 2007 compared to approximately $92,000 during the third quarter of 2006, an increase of approximately $333,000. Approximately $409,000 of expenses recorded during the third quarter of 2007 related to merger costs associated with the Blue Sun transaction. We recorded stock compensation expenses during the third quarter of 2007 of approximately $49,000 compared to approximately $66,000 for the third quarter of 2006. Stock compensation expense for the third quarter of 2007 related to extending the life of warrants held by M.A.G. Capital, LLC while prior year expenses related to the vested portion of prior options granted. Other operating expenses decreased approximately $15,000 during the third quarter of 2007 compared to the third quarter of 2006. These expenses include travel, telephone, insurance, depreciation, and rent.

Selling and marketing expenses were approximately $210,000 or 7.1% of net sales in the third quarter of 2007 compared to approximately $188,000 or 7.2% of net sales in the third quarter of 2006. Selling and marketing expenses include the cost of salaries, advertising and promotion of the Company’s products, and commissions paid to independent sales organizations. In comparison to the third quarter of 2006, commission paid to independent sales organizations increased by approximately $1,000 due to higher sales levels; payroll-related expenses increased by approximately $10,000. Costs related to our Singapore office increased by approximately $9,000; other sales expenses, including travel related expenses increased by approximately $2,000 in the third quarter of 2007 compared to the third quarter of 2006.

Operating Loss

Operating loss from continuing operations was approximately $409,000 in the third quarter of 2007 compared to an operating loss of approximately $249,000 in the third quarter of 2006. The increase in operating loss of approximately $160,000 was primarily related to merger related expenses of approximately $409,000 described above offset by increased gross profit dollars attributable to higher sales levels.

Interest Income

We recorded no interest income during the third quarter of 2007 or 2006.

Interest Expense

We recorded no interest expense during the third quarter of 2007 compared to approximately $10,000 recorded during the third quarter of 2006.

Preferred Stock Dividends

We recorded preferred stock dividends in the third quarter of 2007 of approximately $267,000. The Company recorded approximately $84,000 in preferred stock dividends during the third quarter of 2006. In the prior year, we received a waiver of dividends for two months during the third quarter of 2006, only recording one month of preferred stock dividends. Dividends relate to the issuance of Series B preferred stock to M.A.G. Capital, LLC, and its affiliates, in March 2006.

RESULTS FOR THE NINE MONTHS ENDED September 30, 2007 COMPARED TO THE NINE MONTHS ENDED September 30, 2006

Net Sales

Net sales were approximately $7,992,000 for the nine months ended September 30, 2007 versus approximately $7,177,000 during the nine months ended September 30, 2006, an increase of approximately $815,000 or 11.4%. Sales within our digital product line decreased approximately $710,000 during the first nine months of 2007, a decrease of approximately 11.7%. Sales to our top ten digital customers were approximately $4,962,000 during the nine months ended September 30, 2007, a decrease of approximately $490,000 compared to the nine months ended September 30, 2006. Sales amongst our top ten digital customers represented approximately 93% of sales within this product line for the nine months ended September 30, 2007 compared to approximately 90% of sales within this product line for the nine months ended September 30, 2006. Primary factor in sales decrease within our digital line was loss of one customer which represented approximately $461,000 of prior year sales.

Sales within our non-PCB product line were approximately $2,394,000 for the nine months ended September 30, 2007, approximately $2,153,000 above sales for the nine months ended September 30, 2006. As this line grows, we expect to achieve long-term revenues to approach those currently experienced within our digital product line. The non-PCB sales recorded in the first nine months of 2007 were the result of our ongoing efforts to effectively grow our core business into other products that we initiated during the latter half of 2005. We continue to focus our efforts on growing our core business and customer base, primarily by concentrating efforts on expanding our customer base within our digital product line. In addition, we are expanding our global sourcing efforts beyond printed circuit boards into other product lines such as extrusions, wire harnesses, castings, spinning’s, etc. Sourcing of these additional product lines, initially to our existing customer base, we believe will improve our operating results by providing increased profits on these products than we experienced with our former radio frequency (“RF”) product line.

Other revenues for the nine months ended September 30, 2007 were approximately $233,000, approximately $628,000 below other revenues recorded in the nine months ended September 30, 2006. Other revenues primarily consist of tooling charges for new and redesigned products, freight charges billed, and cash discounts taken by customers for early payments, which are recorded as a reduction of sales. Other sales for the prior year also included sales of our remaining RF inventory during the first half of the year and commissions received on providing sales assistance after the sales of our RF product line in late 2005. Primary drivers in the decrease were prior year sales of our remaining RF product of approximately $282,000. Commissions for the nine months ended September 30, 2007 were approximately $39,000, a decrease of approximately $156,000 versus commissions recorded in the nine months ended September 30, 2006. Tooling revenues were approximately $248,000 for the nine months ended September 30, 2007, a decrease of approximately $111,000 versus tooling revenues recorded in the nine months ended September 30, 2006.

Gross Profit and Cost of Goods Sold

The Company’s gross profit for the nine months ended September 30, 2007 was approximately $1,994,000, or 24.9% of net sales, compared to a gross profit of approximately $1,796,000, or 25.0% of net sales, for the nine months ended September 30, 2006. Increased sales levels was the primary driver of increased margin dollars, while lower sales commissions recorded in prior year results attributed to the slight decrease in margin percentage. Margins within our digital product line increased by approximately 0.2% over the prior year as we continue to focus sales efforts on our higher margin customers.

Operating Expenses

General and administrative expenses were approximately $2,150,000 or 26.9% of net sales in the first nine months of 2007 compared to approximately $3,262,000 or 45.5% of net sales in the first nine months of 2006, a decrease of approximately $1,112,000.

General and administrative expenses consist primarily of salaries and benefits, professional services, depreciation of office, equipment and computer systems and occupancy expenses. In comparison to the first nine months of 2006, payroll related expenses decreased approximately $62,000. Professional services, which include legal, auditing, and consulting fees, decreased approximately $10,000 in the first nine months of 2007 compared to prior year expenses. Public company related costs such as merger costs, investor relations, Sarbanes-Oxley expenses, and board and committee fees were approximately $603,000 in the first nine months of 2007 compared to approximately $928,000 during the first nine months of 2006, a decrease of approximately $325,000. Approximately $409,000 of current year public costs is related to the Blue Sun transaction. We recorded stock compensation expenses of approximately $141,000 during the first nine months of 2007 compared to approximately $756,000 for the first nine months of 2006. Stock compensation expense is primarily related to Board of Director and employee stock option grants issued during the first quarter of 2007 and 2006, respectively, though approximately $49,000 of current year expense relates to extending approximately 253,000 warrants issued to M.A.G. Capital, LLC and its affiliates by six months, extending the life of these warrants until January 28, 2008. Prior year stock compensation expense also includes expenses of approximately $238,000 recorded when we re-priced warrants in connection with our debt to equity conversion in the first quarter of 2006. Other operating expenses decreased approximately $99,000 during the first nine months of 2007 compared to the first nine months of 2006. These expenses include travel, telephone, insurance, depreciation, and rent.

Selling and marketing expenses were approximately $633,000 or 7.9% of net sales in the first nine months of 2007 compared to approximately $585,000 or 8.2% of net sales in the first nine months of 2006, an increase of approximately $48,000. Selling and marketing expenses include the cost of salaries, advertising and promotion of the Company’s products, and commissions paid to independent sales organizations. In comparison to the first nine months of 2006, commission paid to independent sales organizations increased by approximately $1,000 due to higher sales levels; payroll-related expenses increased by approximately $36,000. Costs related to our Singapore office increased by approximately $21,000; other sales expenses, including travel related expenses decreased by approximately $10,000 in the first nine months of 2007 compared to the first nine months of 2006.

Operating Loss

Operating loss from continuing operations was approximately $789,000 in the first nine months of 2007 compared to an operating loss of approximately $2,052,000 in the first nine months of 2006. The decrease in operating loss of approximately $1,263,000 was primarily related to lower administrative expenses of approximately $1,112,000 described above combined with increased gross profit attributable to higher sales levels.

Interest Income

We recorded no interest income during the first nine months of 2007 or 2006.

Interest Expense

We recorded no interest expense during the first nine months of 2007, compared to approximately $419,000 during the first nine months of 2006. Primary factor in the decrease in interest expense related to our conversion of our debt to equity in March 2006, whereby we expensed the remaining unamortized debt discount as interest expense in the amount of approximately $357,000 for the period ended March 31, 2006. We paid approximately $67,000 in interest expenses related to interest on our promissory notes during the first quarter of 2006. We recorded a reduction of interest expense of approximately $5,000 related to the re-valuation of warrants during the first quarter of 2006.

Preferred Stock Dividends

We recorded preferred stock dividends of approximately $267,000 in the first nine months of 2007 compared to approximately $236,000 during the first nine months of 2006. During 2007, we received waivers on dividends for the first six months of the year. During 2006, we recorded dividends for the months of March, April, and August. Dividends were waived for the months of May, June, July, and September. Preferred stock dividends are related to the issuance of Series B preferred stock to M.A.G. Capital, LLC, and its affiliates, in March 2006.

Liquidity and Capital Resources

Net cash used by operations was approximately $1,079,000 for the first nine months of 2007 compared to approximately $1,208,000 used by operations for the first nine months of 2006.

Accounts Receivable increased approximately $10,000 due to increased sales levels. Inventories increased approximately $263,000 related to higher inventory levels to support increased sales levels. Accounts Payable decreased approximately $125,000 primarily due to the payments to suppliers in the normal course of business.

Net cash provided by investing activities was approximately $12,000 for the first nine months of 2007 compared to approximately $195,000 in the first nine months of 2006. Capital expenditures were $0 in the first nine months of 2007 compared to approximately $21,000 in the first nine months of 2006.

Net cash provided by financing activities was approximately $30,000 during the first nine months of 2007, primarily due to a second quarter warrant exercise, offset by payments on our note payable for equipment acquired in the prior year. Net cash provided by financing activities in the first nine months of 2006 was approximately $2,614,000 related to borrowings of approximately $545,000, warrant exercise of approximately $527,000, and issuance of preferred stock of approximately $1,778,000.

Currently the Company is committed to growing its core business, as it relates to the continuing operations of its digital product line and other non-PCB components and assemblies. The Company also announced a merger agreement with SunFuels, Inc. and Blue Sun Biodiesel LLC on January 26th that expects to close during 2007. However, if the Company is unable to secure adequate financing to grow its core business, or if the merger agreement is not consummated, the Company may be forced to modify its business and strategic plan.

Based upon the current level of operations and anticipated growth, restructuring of its business focusing on higher margin product lines, placement of follow on equity financing during the past year, we believe that future cash flows from operations will be adequate to meet our anticipated liquidity requirements through this fiscal year.

Off-Balance Sheet Arrangements

The Company has not created, nor is a party to, any special-purpose or off-balance sheet entities for the purposes of raising capital, incurring debt, or operating our business. The Company does not have any off-balance sheet arrangements or relationships with entities that are not consolidated into our financial statements that are reasonably likely to materially affect our liquidity or the availability of capital resources.

Inflation

Management believes inflation has not had a material effect on the Company’s operations or on its financial position. However, expected supplier price increases averaging approximately 4% may have a material effect on the Company’s operations and financial position in the remainder of 2007, if the Company is unable to pass through those increases under its present contracts.

Foreign Currency Transactions

All of the Company’s foreign transactions are negotiated, invoiced and paid in United States dollars.

Risk Factors Affecting Business and Results of Operations

This report, as well as our other reports filed with the SEC, our press releases, and other communications contain forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding our expected financial position, results of operations, cash flows, dividends, financing plans, strategy, budgets, capital and other expenditures, competitive positions, growth opportunities, benefits from new technology, plans and objectives of management, and markets for stock. These forward-looking statements are based largely on our expectations and, like any other business, are subject to a number of risks and uncertainties, many of which are beyond our control. The risks include those stated in the section entitled “Risk Factors Affecting Business and Results of Operations” at the end of Item 6 of our Annual Report on Form 10-KSB and economic, competitive and other factors affecting our operations, markets, products and services, expansion strategies and other factors discussed elsewhere in this report, our Annual Report on Form 10-KSB and the other documents we have filed with the Securities and Exchange Commission, as well as the following paragraphs below.

In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this report will in fact prove accurate, and our actual results may differ materially from the forward-looking statements.

To maintain the listing of our common stock on the NASDAQ Capital Markets, we must maintain compliance with their continuing listing requirements, including a minimum tangible net worth of $2.5 million. As of September 30, 2007, we are not in compliance with this requirement. We anticipate closing our merger with Blue Sun before the end of the year, though there can be no assurances that will happen. Upon completion of the merger, it is anticipated that the new entity will satisfy the initial listing requirements for listing on the Nasdaq Capital Markets.

We may not be able to maintain a minimum tangible net worth of $2.5 million, or meet one or more of the other continuing listing requirements of the NASDAQ Capital Markets, any of which would make our common stock subject to delisting. Upon a delisting of our common stock from the NASDAQ Capital Markets, our common stock would trade on the over-the-counter bulletin board, which may have an adverse impact on the market price and liquidity of our common stock.

Item 3:	Controls and Procedures

a) Disclosure controls and procedures. As of the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended). Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective. It should be noted that in designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. The Company has designed its disclosure controls and procedures to reach a level of reasonable assurance of achieving desired control objectives and, based on the evaluation described above, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective at reaching that level of reasonable assurance.

During the evaluation of the Company’s disclosure controls and procedures as of the end of the period covered by this report, the Company’s management determined that a material weakness within its internal control framework, which had been identified earlier, was still present.

The weakness relates to segregation of duties. Current business conditions have led to limited financial resources, making it difficult to segregate duties within the financial area. To address this weakness, the Company has implemented levels of financial reviews performed by the Chief Financial Officer and/or Chief Executive Officer. In completing the evaluation of disclosure controls and procedures as of the end of the period covered by this report, the Company’s management concluded that the Company’s disclosure controls and procedures were effective despite the material weakness because of the implementation of financial controls by management.

(b) Changes in internal controls. There was no change in the Company’s internal control over financial reporting during the three and nine months ended September 30, 2007 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

Part II - Other Information

Item 1:	Legal Proceedings

None

Item 2:	Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3:	Defaults Upon Senior Securities

None

Item 4:	Submission of Matters to a Vote of Security Holders

None

Item 5:	Other Information

None

Item 6:	Exhibits

(a)	Exhibits

31.1	Certification of the CEO pursuant to Section 302 of the Sarbanes-Oxley Act.

31.2	Certification of the CFO pursuant to Section 302 of the Sarbanes-Oxley Act.

32.1	Certification pursuant to 18 U.S.C. Section 135O, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification pursuant to 18 U.S.C. Section 135O, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M~WAVE, Inc.

Date: November 14, 2007	/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description	Location
2.1	First Amendment to the Agreement and Plan of Merger, dated June 27, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC	2

2.2	Second Amendment to the Agreement and Plan of Merger, dated September 20, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC	3

2.3	Third Amendment to the Agreement and Plan of Merger, dated October 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC	4

10.1	Asset Purchase Agreement, dated July 20, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph Turek, and Robert Duke	1

31.1	Certification of the CEO Pursuant to Sections 302 of the Sarbanes-Oxley Act	Filed Herewith

31.2	Certification of the CFO Pursuant to Sections 302 of the Sarbanes-Oxley Act	Filed Herewith

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act	Filed Herewith

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act	Filed Herewith

(1)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed July 20, 2007

(2)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form S-4 filed July 24, 2007

(3)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form S-4/A filed September 21, 2007

(4)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form S-4/A filed October 29, 2007

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jim Mayer, Interim Chief Executive Officer of M~Wave, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of M~Wave, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2007

/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeff Figlewicz, Chief Financial Officer of M~Wave, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of M~Wave, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2007

/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of M~Wave, Inc. for the three months ended September 30, 2007, I, Jim Mayer, Interim Chief Executive Officer of M~Wave, Inc. do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-QSB for the three months ended September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the three months ended September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of M~Wave, Inc.

Dated: November 14, 2007	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of M~Wave, Inc. for the three months ended September 30, 2007, I, Jeff Figlewicz, Chief Financial Officer of M~Wave, Inc. do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-QSB for the three months ended September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the three months ended September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of M~Wave, Inc.

Dated: November 14, 2007	/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

Annex N

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 29, 2006 (the “Closing Date”), M-Wave, Inc., a Delaware corporation (the “Registrant”) entered into, and simultaneously consummated, an agreement (“Agreement”) whereby it issued an aggregate of 5,000 shares of Series B Convertible Preferred Stock (“Series B Stock”), which are convertible into shares of the Registrant’s common stock (the “Conversion Shares “ ), to the following entities: (i) Mercator Momentum Fund, LP; (ii) Mercator Momentum Fund III, LP; and (iii) Monarch Pointe Fund, Ltd. (collectively, the “Purchasers”). Each share of Series B Stock has a stated value of $100.00. The Registrant issued the Series B Stock in exchange for the payment of $500,000 to the Registrant on the Closing Date.

Background

On the Closing Date, the Registrant issued 5,000 shares of Series B Stock to the Purchasers in exchange for the payment by the Purchasers of $500,000 on such date; such funds to be held in a reserve account at the bank currently utilized by the Registrant and released therefrom only upon a resolution by a majority of the Registrant’s independent directors to the effect that the release of such funds (or any portion thereof) is necessary or appropriate under the Registrant’s budget (as approved by the audit committee of the Registrant’s Board of Directors).

The number of Conversion Shares that any of the Purchasers may acquire at any time is subject to limitations in the Certificate of Designations of Preferences and Rights of Series B Stock, as filed with the Secretary of State of the State of Delaware on March 1, 2006, such that the sum of the number of Conversion Shares plus the number of shares of the Registrant’s common stock already owned by any of the Purchasers, does not exceed 9.99% of the Registrant’s then outstanding common stock.

The Agreement further stipulates that the sum of the number of Conversion Shares plus the number of shares of the Registrant’s common stock already owned by any of the Purchasers, may not exceed 19.99% of the Registrant’s then outstanding common stock without the approval of the Registrant’s stockholders if such approval is required by the rules and regulations of the Nasdaq Capital Market.

Series B Stock

The Series B Stock is non-voting and is entitled to receive monthly dividends at an annual rate equal to 15%, subject to reduction to 9% after the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (“SEC”). The monthly dividends are payable in cash. The number of shares into which one share of Series B Stock shall be convertible shall be determined by dividing $100.00 by $3.16 (subject to adjustment) . In addition, the Series B Stock has liquidation preferences and certain other privileges.

Registration of Stock

Pursuant to a Registration Rights Agreement between the Purchasers, M.A.G. Capital, LLC and the Registrant, the Registrant agreed to use it best efforts to file a registration statement covering the resale of the Conversion Shares (the “Registration Statement”). Such registration rights are more fully set forth in the Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

The information set forth herein with respect to the Agreement, the Series B Stock and the Registration Rights Agreement is intended to be a summary only. The entire agreements are attached hereto as Exhibits to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, for a description of the terms of a preferred stock instrument which is convertible into shares of the Registrant’s common stock.

Item 7.01.	Regulation FD Disclosure.

On January 3, 2007, the Registrant issued a press release announcing completion of the transaction described in Items 1.01 and 3.02 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release and the information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of M-Wave, Inc. (incorporated herein by reference to Exhibit 3.1 of the M-Wave, Inc. Current Report on Form 8-K filed with the SEC on March 7, 2006 (File No. 000-19944, Accession Nos. 0001140361-06-003520)).

10.1	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006.

10.2	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006 .

99.1	Press Release of M-Wave, Inc. dated January 3, 2007.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Registrant’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

By	/s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Chief Financial Officer

Dated: January 4, 2007

M-Wave, Inc.

Shares of Series B Convertible Preferred Stock

SUBSCRIPTION AGREEMENT

December 29, 2006

M.A.G. Capital, LLC

Mercator Momentum Fund, LP

Mercator Momentum Fund III, LP

Monarch Pointe Fund, Ltd.

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Ladies and Gentlemen:

M-Wave, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with Mercator Momentum Fund, LP ( “MMF”), Mercator Momentum Fund III, LP (“MMF III”), and Monarch Pointe Fund, Ltd. (“Monarch” and, together with MMF and MMF III, the “Purchasers”), and M.A.G. Capital, LLC (“MAG”) as set forth below.

1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers an aggregate of: (a) 5,000 shares (the “Shares”) of its Series B Convertible Preferred Stock (the “Series B Stock”), which shall be convertible into shares (the “Conversion Shares”) of the Company’s Common Stock (the “Common Stock”) in accordance with the formula set forth in the Certificate of Designations further described below. The rights, preferences and privileges of the Series B Stock are as set forth in the Certificate of Designations of Series B Preferred Stock as filed with the Secretary of State of the State of Delaware (the “Certificate of Designations”) in the form attached hereto as Exhibit A. The numbers of Conversion Shares that any Purchaser may acquire at any time are subject to limitation in the Certificate of Designations, so that the aggregate number of shares of Common Stock of which such Purchaser and all persons affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company’s then outstanding Common Stock. The Purchasers also agree that the number of Conversion Shares that the Purchasers may acquire at any time, together with any other shares of Common Stock held by the Purchasers, in the aggregate, shall not exceed 19.99% of the Company’s then outstanding Common Stock without the approval of the stockholders of the Company if such approval is required by the rules and regulations of the Nasdaq Capital Market. The Company shall not record on its stock ledger or permit its transfer agent to record the conversion of any shares of Series B Stock into Conversion Shares in violation of the foregoing limitation and any such attempt to so convert the Series B Stock shall be void

The Shares are sometimes herein referred to as the “Securities.” This Agreement, the Certificate of Designations and the Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) are sometimes herein collectively referred to as the “Transaction Documents.”

The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

Each Purchaser acknowledges that notwithstanding the terms of the Registration Rights Agreement, the Company may issue the Conversion Shares in unregistered form; provided, however, that the immediately preceding clause shall not affect the obligations of the Company under this Agreement and under Section 2 and Section 3 of the Registration Rights Agreement to file the Registration Statement and to use its best efforts to cause the Registration Statement to become effective with the SEC within the applicable periods described herein or in the Registration Rights Agreement.

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC’s EDGAR system) to Purchasers its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the “Disclosure Documents.” All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

2. Representations and Warranties of the Company. Except as set forth in the Disclosure Documents and on the Disclosure Schedule contained in Schedules A through D attached hereto and made a part hereof (the “Disclosure Schedule”), the Company represents and warrants to and agrees with Purchasers as follows:

(a) The Disclosure Documents as of their respective dates did not and will not as of the Closing Date (after giving effect to any updated disclosures therein), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b) Schedule A attached hereto sets forth a complete list of the subsidiaries of the Company (the “Subsidiaries”). Except as set forth in the Disclosure Documents or on Schedule A, each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”); as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in on Schedule B attached hereto (the “Company Capitalization”); except as set forth in the Disclosure Documents or on Schedule A, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Disclosure Documents or on Schedule C, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company’s or any Subsidiary’s affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(c) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(d) The Shares have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Conversion Shares issuable have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Shares in accordance with the terms of the Certificate of Designations, will have been validly issued, fully paid and non-assessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Except as set forth on Schedule D, none of the Company or the Subsidiaries is (i) in material violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

(g) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the Certificate of Designations or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim un-audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act.

(i) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

(j) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(o) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(p) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) None of the Company or the Subsidiaries or, to the knowledge of any of such entities’ directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(r) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(s) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(t) Each of the Company and the Subsidiaries carries general liability insurance coverage comparable to other companies of its size and similar business.

(u) Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management’s authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(v) The Company does not know of any claims for services, either in the nature of a finder’s fee or financial advisory fee, with respect to the offering of the Shares and the transactions contemplated by the Transaction Documents.

(w) The Common Stock is traded on the NASDAQ Capital Market. Except as described in the Disclosure Documents, the Company currently is not in violation of, and subject to approval of the Company’s shareholders, the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the NASDAQ Capital Market.

(x) The Company is eligible to use SB-2 for the resale of the Conversion Shares by Purchasers or their transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares under the securities or “blue sky” laws of any jurisdiction within the United States.

3. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and Purchasers agree to purchase from the Company on the Closing Date (as defined below), 5,000 Shares of Series B Stock; provided, however, that the Purchasers shall have no obligation to consummate the transactions contemplated to occur on the Closing Date unless all of the following conditions have been met as of the Closing Date: (i) no Event of Default shall have occurred and remain uncured, (ii) there shall have been no breach by the Company of any covenant under this Agreement, (iii) the Company shall be current in all of its public filings, (iv) the Purchasers shall have received an opinion from the Company’s counsel with respect to the authorization of the securities to be issued to the Purchasers and other customary matters, and (v) the Company shall not, after the date of this Agreement have consummated or entered into any agreement to effect a transaction that would be regarded as a liquidation, dissolution or winding up of the affairs of the Company under the Certificate of Designations.

(b) One or more certificates in definitive form for the Shares that the Purchasers have agreed to purchase, shall be delivered by or on behalf of the Company, against delivery of $500,000, each of the Purchasers and the Company shall deliver the Registration Rights Agreement, duly executed by such party. Such delivery of and payment for the Shares shall be made at the offices of M.A.G., LLC, 555 South Flower Street, Suite 4200, Los Angeles, California 90071, at not later than 5:00 p.m. (Los Angeles Time) on December 29, 2006 (the “Closing”), or at such date as the Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”

(c) The proceeds shall be held in a reserve account at the bank currently utilized by the Company and shall be released therefrom only upon a resolution by a majority of the Company’s independent directors (as defined in the NASD Manual) that the release of such proceeds (or a portion thereof) is necessary or appropriate under the Company’s budget (as approved by the Finance Committee of the Company’s Board of Directors).

4. Certain Covenants of the Company. The Company covenants and agrees with each Purchaser as follows:

(a) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c) None of the proceeds of the Series B Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d) Subject to Section 9 of this Agreement, the Conversion Shares will be traded on the NASDAQ Capital Market, or such market on which the Company’s shares are subsequently listed or traded, immediately following the later of (i) their issuance or (ii) declaration of effectiveness of the Registration Statement by the SEC.

(e) The Company will use commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

(f) The Purchasers shall have a right of first refusal on any financing in which the Company is the issuer of debt or equity securities between the date of this Agreement and the date of effectiveness of the Registration Statement.

(g) For so long as any shares of Series B Stock are outstanding, the Company shall not issue any debt or equity securities with rights or preferences superior to those of the Series B Stock with respect to the distribution of assets on any liquidation, dissolution or winding up of the Company.

(h) Additional Covenants:

(i) Not less than five business days after the Closing Date, the Company shall prepare and submit to the Purchasers a detailed budget showing all anticipated expenses for the six-month period commencing January 1, 2007. In addition, by noon pacific time of each Monday of each week during which the Series B Stock is outstanding, the Company shall submit to the Purchasers a reconciliation of actual expenses to budgeted expenses for the prior week and the Company shall cause its officers to make themselves reasonably available to the Purchasers to discuss such reconciliation.

(ii) Except with the prior written consent of the Purchasers, the Company shall not and shall not permit any of its subsidiaries to voluntarily incur any obligation or enter into any contract, agreement or other arrangement that requires a payment by the Company or any of its subsidiaries in excess of, or a series of payments, which in the aggregate exceed, $5,000.

In addition to any other remedy provided under law, if the Company breaches any of the covenants in this Section 4(h), then the Purchasers shall be entitled to cause the Company to repurchase the Series B Stock for cash in immediately payable funds in an amount equal to the original purchase price therefor plus all accrued but unpaid dividends thereon. If the Purchasers so elect to cause the Company to repurchase Series B Stock pursuant to the previous sentence, then the Purchasers shall give a written notice to the Company of such election and the Company shall, within three business days of receipt of such notice, make the payment specified in the previous sentence.

5. Conditions of the Purchasers’ Obligations. The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by the Purchaser:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company’s knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c) The Purchasers shall have received an opinion of legal counsel to the Company, with respect to the authorization of the Shares and other customary matters in the form attached hereto as Exhibit C.

6. Representations and Warranties of the Purchasers.

(a) Each Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares that it may acquire upon conversion thereof) are being acquired for its own account for investment and with no intention of distributing or reselling such Securities (including the Conversion Shares that it may acquire upon conversion thereof) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit a Purchaser’s right to sell or otherwise dispose of all or any part of such Conversion Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

(b) Each Purchaser understands that the Securities (including the Conversion Shares that it may acquire upon conversion thereof) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Each Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares that it may acquire upon conversion thereof):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

Further with regard to the Series B Stock, the following legend shall be included:

Additional restrictions on transfer pursuant to agreements exist and are available upon request from the Company.

The legend set forth above may be removed if and when the Conversion Shares are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Shares and the Conversion Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of the Conversion Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Shares or the Conversion Shares.

(c) Each Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Neither Purchaser learned of the opportunity to acquire Shares or any other security issuable by the Company through any form of general advertising or public solicitation.

(d) Each Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e) Each Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on the Purchaser under or pursuant to any applicable law or governmental regulation.

(f) Each Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, or will take, directly or indirectly, any actions designed, or that might reasonably be expected to cause or result in, the destabilization or manipulation of the price of the Common Stock.

(g) Each Purchaser acknowledges it or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(h) Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to its inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(i) Each Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(j) Each Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

7. Covenants of Purchasers. Purchasers, on behalf of themselves and their affiliates and the permitted assignee of any Conversion Shares hereby covenant and agree not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” any securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series B Stock.

8. Termination.

(a) This Agreement may be terminated in the sole discretion of the Company by notice to each Purchaser if at the Closing Date:

(i) the representations and warranties made by any Purchaser in Section 6 are not true and correct in all material respects; or

(ii) as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to such Purchaser, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

(b) This Agreement may be terminated by any Purchaser by notice to the Company given in the event that (i) the Company shall have failed, refused or been unable to satisfy all material conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or (ii) if after the date of this Agreement but prior to the Closing Date, trading in securities of the Company on the NASDAQ Capital Market shall have been suspended and the Company ceases to be publicly traded.

(c) This Agreement may be terminated by mutual written consent of all parties.

9. Registration. The Company shall use its best efforts to prepare and file with the SEC on or prior to the Filing Deadline (as defined below) a Registration Statement covering the resale of the maximum number of Conversion Shares issuable upon conversion of the Shares (collectively, the “Registrable Securities”), for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”) based on the Conversion Price set forth in the Certificate of Designations. The term “Filing Deadline” means (i) in the event that within 45 days after the Closing Date the Company enters into any agreement (a “Merger Agreement”) to effect a merger, reorganization, consolidation, recapitalization, sale of substantial assets or similar transaction, the date that is 45 days after the Company enters into such Merger Agreement, or (ii) in the event that the Company does not enter into a Merger Agreement within 45 days after the Closing Date, the date that is 60 days after the Closing Date. The Company shall use its best efforts to ensure that the Registration Statement is declared effective by the SEC (i) in the event that the Company enters into a Merger Agreement within 45 days after the Closing Date, not later than 150 days after the date the Company enters into such Merger Agreement and (ii) in the event that the Company does not enter into a Merger Agreement within 45 days after the Closing Date, within 60 days of the date the Registration Statement is filed with the SEC.

10. Event of Default. An “Event of Default” means the Company’s failure to: (i) file the Registration Statement with the SEC on or prior to the Filing Deadline (as defined in Section 9 hereof), (ii) maintain trading of the Company’s Common Stock on the NASDAQ Small Cap Market or other publicly traded market, or (iii) deliver to Purchasers, or Purchasers’ broker, as directed, Common Stock that Purchasers have converted within three (3) business days of such conversions.

11. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser or MAG, to the address set forth for such party on the signature page hereto, with a copy to Latham & Watkins, LLP, 633 West Fifth Street, Los Angeles, California 90071, Attention: Justin O’Neill, Esq.

If to the Company:

M-Wave, Inc.

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

Attention: Jeff Figlewicz

Telephone: 630-562-4751

Facsimile: 630-562-1775

with a copy to:

Ellenoff Grossman & Schole LLP

370 Lexington Avenue, Floor 19

New York, New York 10017

Attn: Barry I. Grossman

Telephone: 212-370-1300

Facsimile: 212-370-7889

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. (Pacific time) on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. (Pacific time) or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

12. Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall survive until the first anniversary of the Closing.

13. [Reserved]

14. Enforcement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Designations, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

15. Successors. This Agreement shall inure to the benefit of and be binding upon Purchasers, MAG and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

16. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, MAG or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, MAG or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company, MAG or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company, MAG and the Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, MAG or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

17. Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof. Disclosure by the Company in any Schedule to this Agreement shall be deemed applicable to all applicable provisions hereof.

18. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

19. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

20. Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Purchasers and MAG.

Very truly yours,

M-Wave, Inc.

By:	/s/ Joseph A. Turek
Name:	Joseph A. Turek
Title:	President and COO

ACCEPTED AND AGREED:

Mercator Momentum Fund, LP		Mercator Momentum Fund III, LP

By:	M.A.G. Capital, LLC	By:	M.A.G. Capital, LLC
Its:	General Partner	Its:	General Partner

By:		By:
Its:		Its:

M.A.G. Capital, LLC		Monarch Pointe Fund, Ltd.

By:		By:
Its:		Its:

Addresses for Notice:
M.A.G. Capital, LLC
555 South Flower Street, Suite 4200
Los Angeles, California 90071
Attention: David Firestone
Facsimile: (213) 533-8285

with copy to:

Justin O’Neill, Esq.
Latham & Watkins LLP
633 West Fifth Street, 40th Floor
Los Angeles, California 90071
Facsimile: (213) 891-8763

Schedule A

Direct and Indirect Subsidiaries of M-Wave, Inc.

M-Wave DBS, Inc., an Illinois corporation (not in good standing)

Schedule B

Company Capitalization

[See the Balance Sheet of the Company set forth in the Form 10-QSB for the period ended September 30, 2006 included in the Disclosure Documents.]

Schedule C

Agreements regarding ownership or disposition of capital stock

None

Schedule D

Violations/Breaches

None

Exhibit A

Certificate of Designations of

Series B Convertible Preferred Stock

of

M-Wave, Inc.

Exhibit B

Registration Rights Agreement

Exhibit C

Form of Legal Opinion

(Delivered to Purchasers at the Closing)

This opinion is furnished to you pursuant to the Subscription Agreement by and among the purchasers signatory thereto (the “Purchasers”), M.A.G. Capital, LLC (“MAG”) and M-Wave, Inc., a Delaware corporation (the “Company”), dated as of December 29, 2006, (the “Subscription Agreement”). This opinion is rendered at the request of the Company. Except as otherwise defined herein, capitalized terms used in this opinion are defined as set forth in the Subscription Agreement.

In rendering this opinion, we have examined originals or copies of the following:

(i)	the documents listed on Exhibit A hereto with respect to the formation, status and/or authority of the Company (the “Authority Documents”);

(ii)	the Transaction Documents executed by the Company; and

(iii)	the certificate of an officer of the Company attached to this opinion as Exhibit B (the “Certificate”) .

As to matters of fact, as opposed to matters of law, relevant to this opinion, we have relied without independent investigation on, and assumed the accuracy and completeness of the Certificate and the certificates of public officials listed on Exhibit A . We have not made an investigation as to, and have not independently verified, the facts underlying the matters covered by the Certificate. For purposes of this opinion, we have not undertaken any search of court dockets or records in any jurisdiction.

As used in this opinion, the expression “to our knowledge” refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Transaction Documents and the transactions contemplated thereby, and without any independent investigation of any underlying facts or situations.

In rendering this opinion we have made the following assumptions, each without any investigation or independent verification:

(a) For all parties other than the Company, we have assumed (i) the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, (ii) the conformity with the originals of all documents, certificates and instruments submitted to us as copies, (iii) the legal capacity to sign of all individuals executing such documents, (iv) the due authorization, execution and delivery of the Transaction Documents and the Authority Documents, as applicable, executed by each such party and the validity and enforceability thereof against such party, (v) that each such party is validly existing, qualified and in good standing in each jurisdiction where qualification is required and has full power, authority and legal right to execute and deliver the Transaction Documents, as applicable, to which it is a signatory and to carry out the transactions contemplated to be performed by it thereunder, (vi) that each such party has complied with any order, rule, regulation or law which may be applicable to such party with regard to any aspect of the transactions contemplated by the Transaction Documents, and that the observance and performance of the provisions contained therein by such other parties will not conflict with or result in a breach of any requirements of law applicable to such party, and (vii) that each of the Transaction Documents constitutes a legal, valid, binding and enforceable obligation of such party, and such party will observe and perform the conditions, covenants, obligations and other liabilities applicable to such party and arising with respect to each document to which such party is a signatory.

(b) We have assumed that there are no oral modifications or written agreements or understandings which limit, modify or otherwise alter the terms, provisions, or conditions of, or relate to, the transactions contemplated by the Transaction Documents.

(c) We have assumed the truth and accuracy of the representations and warranties of the Purchasers and MAG in the Transaction Documents.

Statements in this opinion as to validity, binding effect and enforceability are subject to (i) limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent transfer and other laws of general application (statutory or otherwise) relating to or affecting the enforceability of creditors’ rights, (ii) general principles of equity including, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) the invalidity or unenforceability, under certain circumstances, of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to, or with, any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or another remedy, (iv) limitations that may exist under federal and state laws or the public policy underlying such laws with respect to rights to indemnity, and (v) limitations that may exist in equity with respect to waiver of rights or defenses.

Our opinions are limited to the laws of the State of New York, Delaware corporate law and the federal law of the United States and we do not express any opinion as to the laws of any other state or jurisdiction or what effect, if any, laws of other jurisdiction may have upon our opinions expressed herein under conflicts of law principles or otherwise. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

Our opinions set forth below are subject to the following qualifications:

A. We express no opinion as to the enforceability of (i) the choice of California law under the Transaction Documents in an action in a Federal Court or state court outside of the State of New York and (ii) any consent to subject matter jurisdiction of any Federal court.

B. We express no opinion as to the requirements of, effects of, or any entity’s compliance with laws or regulations related to (i) environmental or hazardous substance laws, rules or regulations, (ii) land use or zoning laws, ordinances, regulations or restrictions, (iii) antitrust and unfair competition laws, (iv) fiduciary duty laws, (v) pension and employee benefit laws, (vi) labor laws, (vii) building codes, (viii) landlord/tenant laws, (ix) the Americans With Disabilities Act, and (x) tax laws, or any related regulations, except as specifically set forth herein.

C. In addition to the exceptions and limitations above, we advise you that certain provisions of the Transaction Documents may be further limited or rendered unenforceable by applicable law, rules, regulations, court decisions and constitutional requirements in and of the State of New York, California or the United States; provided that the qualification expressed in this sentence will not render the Transaction Documents invalid as a whole or make the remedies afforded by the Transaction Documents inadequate for the practical realization of the rights or benefits provided by the Transaction Documents, except for the economic consequences of any judicial, administrative or other procedural delay which may be imposed by, relate to, or result from such laws, rules, regulations, decisions or constitutional requirements.

Based upon and subject to the foregoing, we are of the opinion that:

(i) Based solely on the Authority Documents, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own its properties and to conduct its business.

(ii) The Company has the corporate power to execute, deliver and perform the Transaction Documents, including the Exhibits, thereto. The Transaction Documents have been duly authorized by all requisite corporate action by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

(a) As of the date hereof, in accordance with its Certificate of Incorporation on file with the Secretary of State of the State of Delaware, the authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock and 200,000,000 shares of Common.

(b) The shares of the Company’s Series B Stock have been duly authorized and, upon issuance, delivery, and payment therefor as described in the Subscription Agreement, will be validly issued, fully paid and non-assessable.

(c) The shares of the Company’s Common Stock initially issuable upon conversion of the shares of Series B Stock sold have been duly authorized and reserved for issuance and, upon issuance and delivery upon conversion of the Series B Stock as described in the Certificate of Designations, will be validly issued, fully paid and non-assessable.

(iii) The Company’s execution and delivery of the Transaction Documents and the issue and sale of the Series B Stock, on the terms and conditions set forth in the Subscription Agreement, will not violate any law of the United States or the General Corporation Law of the State of Delaware, or, to our knowledge, any rule or regulation of any governmental authority or regulatory body of the United States or the State of Delaware or any provision of the Company’s Certificate of Incorporation or Bylaws.

(iv) To our knowledge, no consent, approval, order or authorization of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issuance and sale of the Series B Stock pursuant to the Transaction Documents, except such as have been obtained or made and such as may be required under applicable federal and/or state securities laws.

(v) On the assumption that the representations of the Purchasers and MAG in the Subscription Agreement are correct and complete, the offer and sale of the Series B Stock pursuant to the terms of the Subscription Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and under such securities laws as they presently exist, the issuance of the Company’s Common Stock upon conversion of the Series B Stock by the Purchasers and MAG would also be exempt from such registration requirements.

This opinion is furnished to the Purchasers and MAG for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

EXHIBIT B

to Subscription Agreement

REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of December 29 , 2006, between MERCATOR MOMENTUM FUND, L.P., MERCATOR MOMENTUM FUND III, L.P, MONARCH POINTE FUND, LTD. (collectively, the “Funds”) and M.A.G. CAPITAL, LLC (“MAG”) (the Funds and MAG are referred to individually as a “Holder” and collectively as the “Holders”), and M-WAVE, INC., a Delaware corporation (the “Company”).

WHEREAS , pursuant to that certain Subscription Agreement, dated as of December 29, 2006, among the Company and the Holders (the “Subscription Agreement”), the Funds are purchasing, in exchange for certain securities and the cancellation of certain indebtedness, an aggregate of 5,000 shares of Series B Convertible Preferred Stock (together, the “Series B Stock”) from the Company, and have the right to cause their Series B Stock to be converted into shares of Common Stock (the “Common Stock”), of the Company, pursuant to the conversion formula set forth in the Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of M-Wave, Inc. (the “Certificate of Designations”);

WHEREAS , the Company desires to grant to the Holders the registration rights set forth herein with respect to the shares of Common Stock issuable upon the conversion of the Series B Stock.

NOW, THEREFORE , the parties hereto mutually agree as follows:

1. Registrable Securities. As used herein the terms “Registrable Security” means each of the shares of Common Stock issued upon the conversion of the Series B Stock (the “B Conversion Shares”), provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination that (a) it has been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”), and disposed of pursuant thereto, or (b) registration under the Securities Act is no longer required for the immediate public distribution of such security. The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

2. Registration.

(a) The Company shall file a registration statement (the “Registration Statement ”) with the Securities and Exchange Commission (the “Commission”) on or prior to the Filing Deadline (as defined below), in order to register the resale of the Registrable Securities under the Securities Act. Once effective, the Company shall maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Company receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise. The term “Filing Deadline” means (i) in the event that within 45 days after the Closing Date (as that term is defined in the Subscription Agreement) the Company enters into any agreement (a “Merger Agreement”) to effect a merger, reorganization, consolidation, recapitalization, sale of substantial assets or similar transaction, the date that is 45 days after the Company enters into such Merger Agreement, or (ii) in the event that the Company does not enter into a Merger Agreement within 45 days after the Closing Date, the date that is 60 days after the Closing Date.

(b) The Company will initially include in the Registration Statement as Registrable Securities the number of shares of Common Stock into which the Series B Stock is convertible at the date of the initial filing of the Registration Statement.

(c) Depending on whether the Registration Statement has previously become effective with the Commission, the Company shall register additional shares if and as required pursuant to the Subscription Agreement or the Certificate of Designations either by amending the Registration Statement to increase the number of shares that it covers or by filing a new registration statement. Any such new registration statement shall thereafter be deemed part of the Registration Statement for the purposes of this Agreement.

3. Covenants of the Company with Respect to Registration.

The Company covenants and agrees as follows:

(a) The Company shall use its best efforts to cause the Registration Statement to become effective with the Commission as promptly as possible and (i) in the event that the Company enters into a Merger Agreement within 45 days after the Closing Date, not later than 150 days after the date the Company enters into such Merger Agreement and (ii) in the event that the Company does not enter into a Merger Agreement within 45 days after the Closing Date, within 60 days of the date the Registration Statement is filed with the Commission. If any stop order shall be issued by the Commission in connection therewith, the Company shall use its best efforts to obtain promptly the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of any Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and any other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder’s Registrable Securities. The obligations of the Company hereunder with respect to the Holder’s Registrable Securities are subject to the Holder’s furnishing to the Company such appropriate information concerning the Holder, the Holder’s Registrable Securities and the terms of the Holder’s offering of such Registrable Securities as the Company may reasonably request in writing.

(b) The Company shall pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to Section 2 hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that each Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

(c) The Company will take all necessary actions which may be required to qualify or register the Registrable Securities included in the Registration Statement for the offer and sale under the securities or blue sky laws of such states as are reasonably requested by each Holder of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

4. Additional Terms.

(a) The Company shall indemnify and hold harmless the Holders and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holders or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any Holder or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of each Holder and underwriter; provided, however, that the indemnification in this Section 4(a) with respect to any prospectus shall not inure to the benefit of any Holder or underwriter (or to the benefit of any person controlling any Holder or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Holder or underwriter by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder or underwriter to the purchaser prior to such sale and provided further, that the Company shall not be obligated to so indemnify any Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

(b) If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

(c) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon any Holder any obligation to sell the Holder’s Registrable Securities.

(d) Each Holder, upon receipt of notice from the Company that an event has occurred which requires a Post-Effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

(e) If the Company fails to keep the Registration Statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of any Holder, use its best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

(f) Each Holder agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning the Holder in the Registration Statement or in order to promote compliance by the Company or the Holder with the Securities Act.

(g) The Company agrees that it shall cause each of its directors, officers and shareholders owning ten percent (10%) or more of the Company’s outstanding Common Stock to refrain from selling any shares of the Company’s Common Stock until the Registration Statement has been declared effective.

(h) Each Holder, on behalf of itself and its affiliates and the permitted assignee of any Conversion Shares, hereby covenants and agrees not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” any securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series B Stock.

5. Governing Law. The Registrable Securities will be, if and when issued, delivered in California . This Agreement shall be deemed to have been made and delivered in the State of California and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of California, without giving effect to the choice of law rules thereof.

6. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holders.

7. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Holders,	M.A.G. Capital, LLC
Mercator Momentum Fund, L.P.
Mercator Momentum Fund III, L.P.
Monarch Pointe Fund, Ltd.
555 South Flower Street, Suite 4200
Los Angeles, CA 90071
Attention: David Firestone

With a copy to	Latham & Watkins LLP
633 West Fifth Street
40th Floor
Los Angeles, CA 90071
Telephone No.: (213) 891-7874
Facsimile No.: (213) 891-8763
Attention: Justin O’Neill

If to the Company,	M-Wave, Inc.
11533 Franklin Avenue, 2nd Floor
Franklin Park, Illinois 60131
Telephone No.: 630-562-4751
Facsimile No.: 630-562-1775
Attention: Jeff Figlewicz

With a copy to	Ellenoff Grossman & Schole LLP
370 Lexington Avenue, Floor 19
New York, New York 10017
Telephone No.: 212-370-1300
Facsimile No.: 212-370-7889
Attention: Barry I. Grossman

10. Binding Effect; Benefits. Any Holder may assign its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Jurisdiction. Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in the City of Los Angeles, California and consents to the jurisdiction of such courts for such purpose. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court. Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth in Section 8 shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of other party to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

14. Attorneys’ Fees and Disbursements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

[The balance of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

M-WAVE, INC.

By:	/s/ Joseph A. Turek
Name:	Joseph A. Turek
Its:	President

HOLDERS:

MERCATOR MOMENTUM FUND, L.P.
BY: M.A.G. CAPITAL, LLC
ITS GENERAL PARTNER

By:
Name:
Its:

MERCATOR MOMENTUM FUND III, L.P.
BY: M.A.G. CAPITAL, LLC
ITS GENERAL PARTNER

By:
Name:
Its:

M.A.G. CAPITAL, LLC

By:
Name:
Its:

MONARCH POINTE FUND, LTD.

By:
Name:
Its:

M-Wave Closes $500,000 of New Equity Financing

FRANKLIN PARK, IL—(MARKET WIRE)—January 3, 2007—M-Wave, Inc. (NasdaqCM: MWAVD—News ), an international electronic procurement services firm and virtual manufacturer of customer-specified electronic components (the “Company”) indicated it has closed a $500,000 financing agreement lead by affiliates of M.A.G. Capital of Los Angeles (“M.A.G.”). The financing will add approximately $500,000 of new capital as the Company continues to seek out a strategic alternative to sell part or substantially all of its assets.

The Company issued 5,000 shares of Series B Convertible Preferred Stock that includes a stipulation that M.A.G. will not have a voting stake in the Company nor hold common shares on a fully aggregated basis greater than 19.99% at any time. The conversion price is a fixed price of $3.16 that represents approximately a 43% premium to market based upon pricing directly preceding closing. The dividend on the Series B reduces from 15% to 9% at such time when registration of the underlying common shares becomes effective.

Jim Mayer, Interim CEO and Chief Restructuring office commented: “The new capital provides the Company the resources it needs to retain NASDAQ compliance and complete its restructuring efforts. It also allows us to investigate strategic options including, but not limited to, the eventual sale or merger, or acquisition or strategic combination of the Company with another company that would seek to achieve measurable shareholder value. We look at this as a significantly positive event.”

The Company expects to make further public announcements in the coming weeks.

Contact:

Jim Mayer, Interim CEO or

Jeff Figlewicz, CFO

630 562-5550 Ext. 4751

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components and direct broadcasting satellite parts domestically and from Asia. M-Wave’s Electro-Mechanical Group division (EMG) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications and industrial electronics products. EMG also offers domestic and international supply chain services and annual forecast financing for its middle market customers. M-Wave’s website is located at www.mwav.com.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties, including M-Wave’s ability to develop a plan that will bring the company into compliance with the Nasdaq Capital Market listing requirements, Nasdaq’s determination that the plan is adequate, and M-Wave’s ability to effect its plan. M-Wave’s plan will be dependent on its anticipated future operations which may differ materially depending on a variety of factors, including, but not limited to the following: the achievement of M-Wave’s projected operating results, the achievement of efficient volume production and related sales revenue, the ability to integrate acquired companies into M-Wave’s existing business, the ability to restructure or dispose of some of its operations, and its ability to raise additional capital. Additional information with respect to the risks and uncertainties faced by M-Wave may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in the company’s filings with the Securities and Exchange Commission including M-Wave’s Report on Form 10-KSB for the year ended December 31, 2005, its Forms 10-QSB, and other SEC filings.

Annex O

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2007

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items.

On January 4, 2007, the Registrant issued a press release announcing it had received letter from Nasdaq Listing Qualifications indicating that the Registrant is in compliance with Nasdaq Marketplace Rule 4310 (c)(4), whereby the Registrant has achieved a closing bid price above $1 for ten consecutive trading days. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of M-Wave, Inc. dated January 5, 2007.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Registrant’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

	By	/s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Chief Financial Officer

Dated: January 5, 2007

M-Wave Achieves Bid Price Compliance

FRANKLIN PARK, IL—(MARKET WIRE)—January 5, 2007—M-Wave, Inc. (NasdaqCM: MWAVD—News ), an international electronic procurement services firm and virtual manufacturer of customer-specified electronic components (the “Company”), announced that it has received confirmation from Nasdaq Listing Qualifications that it has successfully regained compliance with Nasdaq Marketplace Rule 4310 (c) (4) whereby the closing bid price of the Company’s common stock has closed above $1 for ten consecutive trading days.

The Company expects to make further public announcements in the coming weeks.

Contact:

Jim Mayer, Interim CEO or

Jeff Figlewicz, CFO

630 562-5550 Ext. 4751

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components and direct broadcasting satellite parts domestically and from Asia. M-Wave’s Electro-Mechanical Group division (EMG) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications and industrial electronics products. EMG also offers domestic and international supply chain services and annual forecast financing for its middle market customers. M-Wave’s website is located at www.mwav.com .

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties, including M-Wave’s ability to develop a plan that will bring the company into compliance with the Nasdaq Capital Market listing requirements, Nasdaq’s determination that the plan is adequate, and M-Wave’s ability to effect its plan. M-Wave’s plan will be dependent on its anticipated future operations which may differ materially depending on a variety of factors, including, but not limited to the following: the achievement of M-Wave’s projected operating results, the achievement of efficient volume production and related sales revenue, the ability to integrate acquired companies into M-Wave’s existing business, the ability to restructure or dispose of some of its operations, and its ability to raise additional capital. Additional information with respect to the risks and uncertainties faced by M-Wave may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in the company’s filings with the Securities and Exchange Commission including M-Wave’s Report on Form 10-KSB for the year ended December 31, 2005, its Forms 10-QSB, and other SEC filings.

Q-4

Annex P

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On January 26, 2007, M-Wave, Inc., a Delaware corporation (“M-Wave”), Ocean Merger Sub Inc., a Delaware corporation (“Merger Sub”), Sunfuels Inc., a Colorado corporation (“Sunfuels”), and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, upon the effectiveness of the merger, Sunfuels and Blue Sun will be merged with and into Merger Sub and become wholly-owned subsidiaries of M-Wave. The merger transaction is subject to the approval by the stockholders of M-Wave and Sunfuels and the members of Blue Sun, receipt of necessary financing, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Exercise Agreement

Concurrently with the execution of the Merger Agreement, M-Wave also entered into an agreement (the “Exercise Agreement”) with the holders of its Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that will require them to convert their shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into Common Stock upon the closing of the mergers. In consideration for entering into the Exercise Agreement, M-Wave agreed to redeem, subsequent to the closing of the mergers, certain of the shares of Common Stock issued upon such conversion up to the amount of M-Wave’s cash immediately before the mergers plus any cash proceeds from the sale of M-Wave’s existing business and the exercise of outstanding M-Wave options and warrants.

The foregoing description of the Exercise Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exercise Agreement , which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Voting Agreements

On January 26, 2007, certain shareholders of M-Wave who own an aggregate of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave entered into agreements with Sunfuels (the “Voting Agreements”), pursuant to which such shareholders agreed to vote their shares of M-Wave in favor of the mergers described above.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements , a form of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01.	Other Items.

On January 29, 2007, M-Wave issued a joint press release in connection with the Merger Agreement. A copy of such press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC ✓

10.1	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd. ✓

10.2	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc. ✓

99.1	Press Release of M-Wave, Inc. dated January 29, 2007. ✓

✓	Filed herewith.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Registrant’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

By	/s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Chief Financial Officer

Dated: February 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC ✓

10.1	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd. ✓

10.2	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc. ✓

99.1	Press Release of M-Wave, Inc. dated January 29, 2007. ✓

✓	Filed herewith.

AGREEMENT AND PLAN OF MERGER

among

M-WAVE, INC.

(“Parent”)

OCEAN MERGER SUB, INC.

(“Merger Sub”)

SUNFUELS, INC.

(the “Company”)

and

BLUE SUN BIODIESEL LLC

(“Blue Sun”)

Dated as of January 26, 2007

EXHIBITS

Exhibit A	Members of Blue Sun
Exhibit B	Calculation of Fully-Diluted Common Stock
Exhibit C	Form of Series C Preferred Stock Certificate of Designations
Exhibit D	Persons to Become Officers of Parent
Exhibit E	Form of Opinion of Parent’s Counsel
Exhibit F	Form of Opinion of Company’s and Blue Sun’s Counsel

SCHEDULES

Schedule 1.1(a)	Audited Annual Company Financial Statements
Schedule 1.1(b)	Unaudited Interim Company Financial Statements
Schedule 1.1(c)	Company Latest Balance Sheet
Schedule 6.1(a)	Company Subsidiaries
Schedule 6.1(b)	Company Qualification to do Business
Schedule 6.3(a)	Company Consents and Approvals
Schedule 6.3(b)	Company No Conflicts
Schedule 6.4	Company Capitalization
Schedule 6.5	Company Undisclosed Liabilities
Schedule 6.6	Company Certain Changes
Schedule 6.7	Company Title to Assets; Liens and Encumbrances
Schedule 6.8	Company Condition and Sufficiency of Assets
Schedule 6.9	Company Real Property
Schedule 6.10	Company Intellectual Property
Schedule 6.11	Company Contracts
Schedule 6.12	Company Permits
Schedule 6.13	Company Insurance
Schedule 6.14	Company Employee Benefits
Schedule 6.15	Company Labor Matters
Schedule 6.16	Company Capital Improvements
Schedule 6.18	Company Defaults and Violations
Schedule 6.19	Company Environmental Matters
Schedule 6.20	Company Litigation
Schedule 6.21	Company Conflicts of Interest
Schedule 6.25	Company Brokers and Finders
Schedule 7.1(a)	Parent Subsidiaries
Schedule 7.1(b)	Parent Qualification to do Business
Schedule 7.3(a)	Parent Consents and Approvals
Schedule 7.3(b)	Parent No Conflicts
Schedule 7.4	Parent Capitalization
Schedule 7.5(d)	Parent Undisclosed Liabilities
Schedule 7.5(e)	Parent Severance Obligations
Schedule 7.6	Parent Certain Changes
Schedule 7.7	Parent Title to Assets; Liens and Encumbrances
Schedule 7.8	Parent Contracts
Schedule 7.9	Parent Permits
Schedule 7.10	Parent Insurance
Schedule 7.11	Parent Employee Benefits
Schedule 7.14	Parent Defaults and Violations
Schedule 7.15	Parent Environmental Matters
Schedule 7.16	Parent Litigation
Schedule 7.19	Parent Agreements Relating Sale of Assets
Schedule 7.20	Parent Brokers and Finders
Schedule 7.23	Parent Change in Control Payments

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of January 26, 2007, by and among M-Wave, Inc., a Delaware corporation (“Parent”), Ocean Merger Sub, Inc., a Delaware corporation (“Merger Sub”), SunFuels, Inc., a Colorado corporation (the “Company”) and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”). Certain capitalized terms used herein are defined in Article I .

WITNESSETH:

WHEREAS, Parent is a Delaware corporation having an authorized capital of (i) 200,000,000 shares of Common Stock, par value $0.005 per share (the “Parent Common Stock”), of which, as of the date hereof, 1,763,150 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”), (x) 30,000 shares of which have been designated as Series A Convertible Preferred Stock (the “Parent Series A Preferred Stock”) of which, as of the date hereof, 12,500 shares are issued and outstanding, and (y) 70,000 shares of which have been designated as Series B Convertible Preferred Stock (the “Parent Series B Preferred Stock”) of which, as of the date hereof, 69,648 shares are issued and outstanding.

WHEREAS, Merger Sub is a Delaware corporation having an authorized capital of 1,000 shares of Common Stock, par value $0.01 per share (the “Merger Sub Common Stock”) of which, as of the date hereof, 100 shares are issued and outstanding, all of which are owned of record and beneficially by Parent; and

WHEREAS, the Company is a Colorado corporation having an authorized capital of (i) 100,000,000 shares of common stock, no par value per share (the “Company Common Stock”), of which, as of the date hereof, 4,447,759 shares are issued and outstanding, and (ii) 25,000,000 shares of preferred stock, no par value per share (“Company Preferred Stock”), 2,000,000 shares of which have been designated as Series A Convertible Preferred Stock (the “Company Series A Preferred Stock”) of which, as of the date hereof, 750,000 shares will be issued and outstanding;

WHEREAS, Blue Sun is a Colorado limited liability company having an authorized capital of 200,000 membership units (the “Blue Sun Units”), 100,000 units of which have been designated Class A Units (“Blue Sun Class A Units”) of which, as of the date hereof, 5,068 Blue Sun Units Class A Units are issued and outstanding and are owned by the Company and the other members of Blue Sun set forth on Exhibit A (the “Members”) and 100,000 units of which have been designated Class B Units, of which, as of the date hereof, no units are issued and outstanding;

WHEREAS, the Boards of Directors of the Company and Merger Sub have approved the merger of Merger Sub into the Company (the “Company Merger”) pursuant to the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of the Company and the Board of Managers of Blue Sun have approved the merger of Blue Sun into the Company (the “Blue Sun Merger” and, together with the Company Merger, the “Mergers”, each of which shall individually be referred to herein as a “Merger”), which Blue Sun Merger, would occur immediately after the Company Merger, pursuant to the terms and conditions of this Agreement;

WHEREAS, the Boards of Directors of Parent, the Company and the Board of Managers of Blue Sun, have directed that this Agreement be submitted to the stockholders of the Company and Parent and the Members for adoption;

WHEREAS, the parties hereto intend the Mergers to constitute a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) whereby at the Effective Time (a) the stockholders of Company Common Stock will be deemed to contribute their Company Common Stock to Parent in exchange for shares of Parent Common Stock, and (b) the holders of Company Series A Preferred Stock will be deemed to contribute their Company Series A Preferred Stock to Parent in exchange for shares of Parent Series C Preferred Stock, and at the Blue Sun Effective Time the holders of Blue Sun Units other than the Company will be deemed to contribute their Blue Sun Units to Parent in exchange for shares of Parent Common Stock; and

WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements representations and warranties herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms have the following meanings for the purposes of this Agreement:

“Acquisition Proposal” has the meaning provided in Section 8.14.

“Affiliate” means, with respect to any specified Person, (i) any other Person that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (ii) any other Person which is a director, officer or partner or member or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, of the specified Person or a Person described in clause (i) of this paragraph, (iii) another Person of which the specified Person is a director, officer, or partner or member or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (iv) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity, or (v) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative.

“Agreement” means this Agreement and Plan of Merger, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

“Blue Sun” has the meaning provided in the Preamble.

“Blue Sun Effective Date” and” Blue Sun Effective Time” have the respective meanings provided in Section 5.2

“Blue Sun Exchange Ratio” means the exchange ratio for Blue Sun Units into Parent Common Stock, as determined in accordance with the calculations set forth in Exhibit B.

“Blue Sun Fully-Diluted Units” means the outstanding Blue Sun Units determined as of the Measurement Date. For purposes of determining the Blue Sun Fully-Diluted Units it shall be assumed that all outstanding options and warrants, if any, to purchase Blue Sun Units have been exercised in full for the maximum number of Blue Sun Units that could be purchased thereunder as if all such options and warrants were vested in full.

“Blue Sun Units” has the meaning provided in the Recitals.

“Blue Sun Member Meeting” has the meaning provided in Section 8.4.

“Blue Sun Merger” has the meaning provided in the Recitals.

“Blue Sun Merger Shares” has the meaning provided in Section 4.2(c).

“Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York generally are closed for business.

“CBCA” means the Colorado Business Corporations Act, as amended.

“CCAA” means the Colorado Corporations and Associations Act, as amended.

“Certificate of Designations” has the meaning provided in Section 2.4(a).

“CLLCA” means the Colorado Limited Liability Company Act, as amended.

“Class A Units” has the meaning provided in the Recitals.

“Closing” has the meaning provided in Section 5.1.

“Closing Date” has the meaning provided in Section 5.1.

“Closing Price” means the average closing price quotation of Parent Common Stock reported on the National Association of Securities Dealers, Inc. Automated Quotation System for the ten (10) consecutive days on which the Nasdaq Capital Market is open for trading immediately preceding the Measurement Date.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning provided in the Preamble.

“Company Benefit Plans” has the meaning provided in Section 6.14(b).

“Company Breakup Fee” has the meaning provided in Section 11.3.

“Company Capitalization” has the meaning provided in Section 6.4.

“Company Common Stock” has the meaning provided in the Recitals.

“Company Exchange Ratio” means the exchange ratio for shares of Company Common Stock and Company Preferred Stock into Parent Common Stock and Parent Preferred Stock, as determined in accordance with the calculations set forth in Exhibit B.

“Company Financial Statements” means all of the following:

(a) The audited consolidated financial statements of the Company as of December 31, 2004, and December 31, 2005 (including all notes thereto), which are set forth on Schedule 1.1(a), consisting of the consolidated balance sheets at such dates and the related consolidated statements of earnings and retained earnings and cash flows for the twelve-month periods then ended, and all notes thereto;

(b) The unaudited consolidated financial statements of the Company as of December 31, 2003, and March 31, June 30 and September 30, 2006, which are set forth on Schedule 1.1(b), consisting of the consolidated balance sheets at such dates and the related consolidated statements of earnings and retained earnings and cash flows for the six-month periods then ended, and all notes thereto; and

(c) The Latest Balance Sheet, which is set forth on Schedule 1.1(c).

“Company Fully-Diluted Common Stock” means the outstanding shares of Company Common Stock determined as of the Measurement Date. For purposes of determining the Company Fully-Diluted Common Stock it shall be assumed that (i) all shares of Company Series A Preferred Stock outstanding on the Measurement Date and any shares of Company Series A Preferred Stock to be issued on the Closing Date pursuant to the Subscription Agreements are converted into the maximum number of shares of Company Common Stock into which they may be converted on the Measurement Date at the then effective conversion price. In addition, for purposes determining the Company Fully-Diluted Common Stock it shall be assumed that all outstanding options and warrants to purchase shares of Company Common Stock have been exercised in full for the full number of shares of Company Common Stock that could be purchased thereunder at the then effective exercise price as if all such options and warrants were vested in full; provided that up to 750,000 warrants to purchase Company Common Stock that are issued to purchasers of Company Series A Preferred Stock shall be excluded from such calculation. Finally, for purposes determining the Company Fully-Diluted Common Stock it shall be assumed that all shares of Company Common Stock that could be issued pursuant to preemptive rights have been issued.

“Company Group” shall mean any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included (1) the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor), (2) any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor) or (3) any Affiliate of the Company or any Subsidiary.

“Company Merger” has the meaning provided in the Recitals.

“Company Merger Shares” has the meaning provided in Section 4.1(c).

“Company Preferred Stock” has the meaning provided in the Recitals.

“Company Required Consents” has the meaning provided in Section 9.4.

“Company Series A Preferred Stock” has the meaning provided in the Recitals.

“Company Stockholder Meeting” has the meaning provided in Section 8.3.

“Company Stock Option Plan” has the meaning provided in Section 4.1(d).

“Company Warrant” has the meaning provided in Section 4.1(e).

“Confidentiality Agreement” has the meaning provided in Section 8.13.

“Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, that is intended or purports to be binding and enforceable.

“DGCL” means the Delaware General Corporation Law, as amended.

“Disclosure Documents” means the Company’s Confidential Private Placement Memorandum dated October 6, 2006 and the Supplement thereto dated January 18, 2007 (including exhibits thereto).

“Effective Date” and” Effective Time” have the respective meanings provided in Section 5.2.

“Environmental Law” means any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called “Superfund” or “Superlien” Law (including those already referenced in this definition) and any other Law of any Governmental Authority having a similar subject matter.

“Environmental Permit” means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, each corporation, trade or business that is, along with such Person, part of the same controlled group of corporations, trades or businesses under common control within the meaning of sections 414(b) or (c) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the Closing Price multiplied by the applicable number of shares of Parent Common Stock.

“GAAP” means U.S. generally accepted accounting principles at the time in effect.

“Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Hazardous Substance” means any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Parties” has the meaning provided in Section 12.2.

“Injunction” has the meaning provided in Section 9.5.

“Intellectual Property” has the meaning provided in Section 12.2.

“Knowledge of the Company” means the actual knowledge of Jeff Probst, Justin Bzdek or Sean Lafferty.

“Knowledge of the Parent” means the actual knowledge of Joe Turek or Jeff Figlewicz.

“Latest Balance Sheet” means the unaudited consolidated balance sheet of the Company dated as of November 30, 2006, set forth on Schedule 1.1(c).

“Law” means any Law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

“License Agreements” has the meaning provided in Section 6.10.

“Loss” or “Losses” means any and all liabilities, losses, costs, claims, damages, penalties and expenses (including attorneys’ fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms “Loss” and “Losses” shall include any and all reasonable and documented attorneys’ fees and expenses and costs of investigation and litigation incurred by the Indemnified Party in enforcing such indemnity.

“Material Adverse Change” means a change (or circumstance involving a prospective change) in (i) the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of a specified Person which is materially adverse or (ii) the ability of a specified Person to perform its obligations under this Agreement or any of its Related Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis, except that none of the following shall be deemed in themselves to constitute a Material Adverse Change (x) any changes in Laws of general applicability or interpretations thereof by Governmental Authorities that do not disproportionately affect the specified Person and (y) any changes in general economic conditions that do not disproportionately affect the specified Person.

“Material Adverse Effect” means an effect (or circumstance involving a prospective effect) on (i) the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of a specified Person which is materially adverse or (ii) the ability of a specified Person to perform its obligations under this Agreement or any of its Related Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis, except that none of the following shall be deemed in themselves to have a Material Adverse Effect (x) any changes in Laws of general applicability or interpretations thereof by Governmental Authorities that do not disproportionately affect the specified Person and (y) any changes in general economic conditions that do not disproportionately affect the specified Person.

“Measurement Date” means the third Business Day prior to the Closing Date.

“Members” has the meaning provided in the Recitals.

“Merger” and “Mergers” has the meaning provided in the Recitals.

“Merger Shares” has the meaning provided in Section 4.2(c).

“Merger Sub” has the meaning provided in the Preamble.

“Merger Sub Common Stock” has the meaning provided in the Recitals.

“Parent” has the meaning provided in the Preamble.

“Parent Benefit Plans” has the meaning provided in Section 7.11(b).

“Parent Capitalization” has the meaning provided in Section 7.4.

“Parent Common Stock” has the meaning provided in the Recitals.

“Parent Financial Statements” has the meaning provided in Section 7.5.

“Parent Fully-Diluted Common Stock” means the outstanding shares of Parent Common Stock determined as of the Measurement Date. For purposes of determining the Parent Fully-Diluted Common Stock it shall be assumed that (i) all shares of Parent Preferred Stock outstanding on the Measurement Date are converted into the maximum number of shares of Parent Common Stock into which they may be converted on the Measurement Date at the then effective conversion price and (ii) any shares of Parent Preferred Stock that are the subject of (i) a notice of redemption issued by Parent on or prior to the Measurement Date or (ii) a put notice issued by the holder of such shares of Parent Preferred Stock on or prior to the Measurement Date are no longer outstanding. In addition, for purposes determining the Parent Fully-Diluted Common Stock it shall be assumed that all outstanding options and warrants to purchase shares of Parent Common Stock with an exercise price less than the Closing Price are exercised as if all such options and warrants were vested in full on the Measurement Date for the full number of shares of Parent Common Stock that could be purchased upon exercise thereof on a cashless basis so that the holders thereof would receive the number of shares of Parent Common Stock for which such options and warrants could be exercised less a number of shares of Parent Common Stock having an aggregate Fair Market Value on the Measurement Date equal to the aggregate exercise price for all such options and warrants.

“Parent Preferred Stock” has the meaning provided in the Recitals.

“Parent Representatives” has the meaning provided in Section 8.14(b).

“Parent Required Consents” has the meaning provided in Section 10.4.

“Parent SEC Reports” has the meaning provided in Section 7.5(b).

“Parent Series A Preferred Stock” has the meaning provided in the Recitals.

“Parent Series B Preferred Stock” has the meaning provided in the Recitals.

“Parent Series C Preferred Stock” means the Series C Convertible Preferred Stock, no par value per share of Parent, as designated pursuant to the Certificate of Designations.

“Parent Stockholder Approvals” means the approval by the holders of the requisite number of shares of Parent Common Stock attending, in person or by proxy, the Parent Stockholder Meeting of this Agreement and the transactions contemplated herein to the extent required to be approved by Parent stockholders by the DGCL, the rules and regulations of Nasdaq Capital Market, Parent’s Certificate of Incorporation, Bylaws and any other applicable Laws, which may include, without limitation, approval of (i) the adoption of the Certificate of Designations described herein, (ii) the issuance of the Merger Shares, (iii) a reverse stock split to take effect immediately after the Blue Sun Effective Time if necessary to cause Parent to satisfy the initial listing requirements of the Nasdaq Capital Market immediately after the Effective Time or as otherwise agreed to by the parties hereto, (iv) the election of directors of Parent pursuant to Section 2.4(c) and (v) the adoption of an amendment to Parent’s 2003 Stock Incentive Plan to authorize an additional 4,000,000 shares of Parent Common Stock for issuance thereunder (subject to adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction).

“Parent Stockholder Meeting” has the meaning provided in Section 8.5(b).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permits” has the meaning provided in Section 6.12.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity or any Governmental Authority.

“Proxy Statement” has the meaning provided in Section 8.2(a).

“Real Property” has the meaning provided in Section 6.9(a).

“Real Property Lease” has the meaning provided in Section 6.9(a).

“Related Agreement” means any Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

“Registration Statement” has the meaning provided in Section 8.2(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Option” has the meaning provided in Section 4.1(d).

“Subsidiaries” has the meaning provided in Section 6.1(a).

“Superior Proposal” means any Takeover Proposal made by any Person prior to the conclusion of the Parent Stockholder Meeting on terms that are more favorable from a financial point of view to the stockholders of Parent than the terms set forth in this Agreement, including, without limitation, with respect to conditions to consummation, financing and the percentage of outstanding equity securities to be issued as consideration, as determined by the Board of Directors of Parent in its good faith judgment (based on the advice of an independent financial advisor or such other matters as Parent’s Board of Directors deems relevant).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Proposal” means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of business that constitutes 10% or more of the voting securities of Parent, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of the voting securities of Parent or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent, other than the transactions contemplated by this Agreement; provided , that a Takeover Proposal shall not include any inquiry, proposal or offer to acquire the existing business of Parent in any asset sale or similar transaction.

“Tax Return” means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund or amended return.

“Tax Sharing Arrangement” shall mean any written or unwritten agreement or arrangement providing for the allocation or payment of Tax liabilities or payment for Tax benefits between the Company or any Subsidiary, on the one hand, and any other Person including, but not limited to, members of any Company Group other than the Company and the Subsidiaries), on the other.

“Taxes” shall mean (i) all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and Personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto, and (ii) any liability of the Company or any Subsidiary for the payment of amounts determined by reference to amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any Subsidiary under any Tax Sharing Arrangement.

“Termination Date” has the meaning provided in Section 11.1.

“Trade Secrets” has the meaning provided in Section 6.10.

“Working Capital” means current assets less (i) accounts payable and (ii) accrued expenses.

1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and may not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein may not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules refer to those portions of this Agreement, and any underscored references to a clause, unless otherwise identified, refers to the appropriate clause within the same Section in which such reference occurs. The use of the terms “hereunder”, “hereof”, “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or clause of or Exhibit or Schedule to this Agreement. No specific representation, warranty or covenant contained herein limits the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant is not affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate. The parties expressly disclaim the holding of, and any interpretative conclusions or determinations reached in, IBP, Inc. v. Tyson Foods, Inc. , No. CIV.A. 18373, 2001 Del. Ch. LEXIS 81 (Del. Ch. June 15, 2001) as they would be applicable to this Agreement, including any requirement that a Material Adverse Change or Material Adverse Effect be “durationally significant” or measured over a period of years rather than months.

ARTICLE II

THE COMPANY MERGER

2.1 Surviving Corporation. Subject to the conditions contained herein and in accordance with the provisions of this Agreement, the DGCL and the CCAA, at the Effective Time, Merger Sub shall be merged with and into the Company, which, as the corporation surviving in the Company Merger (the “Surviving Corporation”), shall continue unaffected and unimpaired by the Company Merger to exist under and be governed by the Laws of the State of Colorado. Upon the effectiveness of the Company Merger, the separate existence of Merger Sub shall cease except to the extent provided by Law in the case of a corporation after its merger into another corporation.

2.2 Effects of the Merger. The Company Merger shall have the effects set forth in Sections 259 through 261 of the DGCL, Section 7-90-204 of the CCAA and this Agreement.

2.3 Articles of Incorporation, Bylaws, Directors and Officers of Surviving Corporation. The Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation. The members of the Board of Directors of the Surviving Corporation immediately prior to the Effective Time shall be the initial members of the Board of Directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified. At the Effective Time and thereafter until changed as provided by law, the name of the Company shall be “Blue Sun Biodiesel, Inc.”

2.4 Certificate of Incorporation, Bylaws, Directors and Officers of Parent. As of the Effective Time, Parent shall take the following actions:

(a) Parent shall adopt a Certificate of Designations for the Parent Series C Preferred Stock, each in the form attached hereto as Exhibit C (the “Certificate of Designations”) by filing the same in the office of the Secretary of State of the State of Delaware;

(b) The Bylaws of Parent shall be amended and restated in a form and substance acceptable to the parties and shall become the Bylaws of Parent at the Effective Time, until thereafter amended as provided by the DGCL, the Certificate of Incorporation of Parent and such Bylaws;

(c) Such individuals as are specified by the Company prior to the filing of the definitive Proxy Statement by Parent shall be appointed to and constitute the entire Board of Directors of Parent; provided that (i) such individuals are reasonably acceptable to Parent’s Board of Directors and (ii) after the appointment of such individuals Parent’s Board of Directors would satisfy all Nasdaq and legal requirements regarding the composition of a Nasdaq Capital Market listed company. Unless otherwise agreed to by the Company and Parent, each existing director of Parent shall submit a written resignation from the Board Directors of Parent on the Closing Date which shall be effective as of the Effective Time;

(d) The individuals listed on Exhibit E shall be appointed as the executive officers of Parent. Each existing executive officer of Parent shall submit a written resignation from his or her position as an executive officer of Parent on the Closing Date which shall be effective as of the Effective Time; and

(e) At the Effective Time and thereafter until changed as provided by law, the name of the Parent shall be “Blue Sun Holdings, Inc.”

ARTICLE III

THE BLUE SUN MERGER

3.1 Surviving Corporation. Subject to the conditions contained herein and in accordance with the provisions of this Agreement and the CCAA, immediately after the Effective Time, Blue Sun shall be merged with and into the Surviving Company, which, as the corporation surviving in the Blue Sun Merger, shall continue unaffected and unimpaired by the Blue Sun Merger to exist under and be governed by the Laws of the State of Colorado. Upon the effectiveness of the Merger, the separate existence of Blue Sun shall cease except to the extent provided by Law in the case of a limited liability company after its merger into a corporation.

3.2 Effects of the Merger. The Blue Sun Merger shall have the effects set forth in Section 7-90-204 of the CCAA and this Agreement.

3.3 Articles of Incorporation, Bylaws, Directors and Officers of Surviving Corporation. The Articles of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately prior to the Blue Sun Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation. The members of the Board of Directors of the Surviving Corporation immediately prior to the Blue Sun Effective Time shall be the initial members of the Board of Directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Surviving Corporation immediately prior to the Blue Sun Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified.

3.4 Intercompany Loans. At the Blue Sun Effective Time, all intercompany loans between the Company and Blue Sun shall be deemed to be cancelled in full.

ARTICLE IV

CONVERSION OF SHARES AND INTERESTS

4.1 Company Merger Conversion Terms. As of the Effective Time, by virtue of the Company Merger and without any action on the part of any stockholder of the Company or Merger Sub:

(a) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled.

(b) All shares of Company Common Stock that immediately prior to the Effective Time are held in the treasury of the Company shall be cancelled and revert to the status of an authorized but unissued shares and no capital stock of Parent, capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

(c) Subject to the provisions of Section 4.3 , all of the shares of Company Common Stock and Company Preferred Stock included in the Company Fully-Diluted Common Stock issued and outstanding immediately prior to the Effective Time (after taking into account the cancellation of shares of Company Common Stock pursuant to Section 4.1(b)) shall be converted into and become a number of equity securities of Parent determined by multiplying such shares of Company Common Stock and Company Preferred Stock by the Company Exchange Ratio (the “Company Merger Shares”). For purposes of the foregoing sentence, shares of Company Common Stock shall be converted into and become shares of Parent Common Stock and shares of Company Series A Preferred Stock shall be converted into and become shares of Parent Series C Preferred Stock. All such shares of Company Common Stock and Company Series A Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 4.3 , shares of Parent Common Stock and, in the case of Company Common Stock only, cash in lieu of fractional shares as contemplated by Section 4.5. All calculations made pursuant to this Section 4.1(c) shall be made in the manner set forth in Exhibit B , which is based on the Blue Sun Fully-Diluted Units, the Company Fully-Diluted Common Stock and the Parent Fully-Diluted Common Stock as of the date hereof and assuming the Closing Price is equal to $4.00 per share.

(d) Stock Options.

(i) At the Effective Time, each outstanding option to purchase Company Common Stock granted under the Company’s 2005 Stock Option Plan (the “Company Stock Option Plan”) or otherwise granted (a “Stock Option”), whether vested or unvested, shall be deemed assumed by Parent and (i) each Stock Option assumed by Parent may be exercised only for shares of Parent Common Stock on the same terms and conditions as were in effect prior to the Effective Time, including, without limitation, any vesting periods, (ii) the number of shares of Parent Common Stock subject to each such Stock Option shall be adjusted to the number of whole shares of Parent Common Stock (omitting any fractional share) determined by multiplying the number of shares of Parent Common Stock subject to each Stock Option by the Company Exchange Ratio (not taking into account whether or not such option was in fact exercisable), and (iii) the per share exercise price under each such Stock Option shall be adjusted by dividing the exercise price thereof by the Company Exchange Ratio and such exercise price shall be rounded up to the nearest cent.

(ii) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder’s rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions.

(iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 4.1(d).

(iv) Subject to any applicable limitations under the Securities Act, and the rules and regulations thereunder, Parent shall file a Registration Statement on Form S-8 (or any successor form), as soon as reasonably practicable following the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options, and Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

(e) Company Warrants.

(i) At the Effective Time, each outstanding warrant to purchase Company Common Stock (a “Company Warrant”) shall be deemed assumed by Parent and (i) each Company Warrant assumed by Parent may be exercised only for shares of Parent Common Stock on the same terms and conditions as were in effect prior to the Effective Time, (ii) the number of shares of Parent Common Stock subject to each such Warrant shall be adjusted to the number of whole shares of Parent Common Stock (omitting any fractional share) determined by multiplying the number of shares of Parent Common Stock subject to each Warrant by the Company Exchange Ratio (not taking into account whether or not such warrant was in fact exercisable), and (iii) the per share exercise price under each such Warrant shall be adjusted by dividing the exercise price thereof by the Company Exchange Ratio and such exercise price shall be rounded up to the nearest cent.

(ii) After the Effective Time, each holder of an outstanding Company Warrant may deliver to Parent its outstanding Company Warrant with an appropriate instrument of transfer and Parent shall thereafter deliver to each such holder (i) a new warrant reflecting the conversion provisions of Section 4.1(e)(i) and (ii) an appropriate notice setting forth such holder’s rights pursuant thereto.

(iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Stock for delivery pursuant to the terms set forth in this Section 4.1(e).

4.2 Blue Sun Merger Conversion Terms. Immediately after the Effective Time, by virtue of the Blue Sun Merger and without any action on the part of Parent or any Member:

(a) Each of the Blue Sun Units issued and outstanding immediately prior to the Effective Time shall be cancelled.

(b) All Blue Sun Units that immediately prior to the Effective Time are held by the Surviving Corporation shall be cancelled and no capital stock of Parent, capital stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

(c) Subject to the provisions of Section 4.4 , all of the equity securities included in the Blue Sun Fully-Diluted Units issued and outstanding immediately prior to the Effective Time (after taking into account the cancellation of Blue Sun Units pursuant to Section 4.2(b)) shall be converted into and become a number of shares of Parent Common Sock determined by multiplying such Blue Sun Units by the Blue Sun Exchange Ratio (the “Blue Sun Merger Shares” and, together with the Company Merger Shares, the “Merger Shares”). All such Blue Sun Units, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each Member shall cease to have any rights with respect thereto, except the right to receive, in accordance with Section 4.4 , shares of Parent Common Stock and cash in lieu of fractional shares as contemplated by Section 4.5. All calculations made pursuant to this Section 4.2(c) shall be made in the manner set forth in Exhibit B , which is based on the Blue Sun Fully-Diluted Units, the Company Fully-Diluted Common Stock and the Parent Fully-Diluted Common Stock as of the date hereof and assuming the Closing Price is equal to $4.00 per share.

4.3 Delivery of Certificates and Payment of Cash to Stockholders of the Company. Immediately after the Effective Time, each holder of a certificate or certificates representing issued and outstanding shares of record of Company Common Stock or Company Series A Preferred Stock immediately prior to the Effective Time, other than any holder whose shares of Company Common Stock are cancelled in accordance with Section 4.1(b), may surrender such certificate or certificates to Parent or, in the case of certificates for Company Common Stock, Parent’s exchange agent, and, subject to the last two sentences of this Section 4.3, Parent or its exchange agent, as applicable, shall immediately deliver or cause to be delivered, in exchange therefor, one or more certificates representing the aggregate number of whole shares of Parent Common Stock into which the Company Common Stock represented by the certificate or certificates so surrendered shall have been converted pursuant to Section 4.1(c) and a check payable to such holder to effect the payment of cash in lieu of any fractional share pursuant to Section 4.5, and the aggregate number of whole shares of Parent Series C Preferred Stock into which the Company Series A Preferred Stock represented by the certificate or certificates so surrendered shall have been converted pursuant to Section 4.1(c). Until so surrendered, each outstanding certificate representing issued and outstanding shares of record of Company Common Stock or Company Series A Preferred Stock immediately prior to the Effective Time shall not be transferable on the books of the Surviving Corporation or Parent, but is shall be deemed for all corporate purposes to evidence the right to receive such ownership of the number of whole shares of Parent Common Stock, Parent Series C Preferred Stock and cash, as the case may be, into which the shares of Company Common Stock or Company Series A Preferred Stock, as applicable, which immediately prior to the Effective Time were represented thereby shall have been converted pursuant to Section 4.1 and Section 4.5. At the close of business on the Business Day next preceding the Effective Date, the stock transfer books of the Company must be closed and no transfer of Company Common Stock or Company Series A Preferred Stock may thereafter be made or consummated.

4.4 Delivery of Certificates and Payment of Cash to the Members. Immediately after the Blue Sun Effective Time, Parent shall cause its exchange agent to deliver or cause to be delivered to the each Member, other than any Member whose Blue Sun Units are cancelled in accordance with Section 4.2(b), without any action on their part, in exchange for their Blue Sun Units, one or more certificates representing the aggregate number of whole shares of Parent Common Stock into which Blue Sun Units held by them have been converted pursuant to Section 4.2 and a check payable to such holder to effect the payment of cash in lieu of any fractional share pursuant to Section 4.5. No transfer of Blue Sun Units may be made or consummated after the close of business on the Business Day next preceding the Blue Sun Effective Date.

4.5 Fractional Shares. No certificates for fractions of shares of Parent Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issued pursuant to Section 4.1 or Section 4.2. If the conversion of a Person’s aggregate holdings of Company Common Stock or Blue Sun Units at any time results in a fractional share of Parent Common Stock or interest therein, such Person shall, in lieu thereof, be paid cash in an amount equal to the value of such fractional share or interest based on the Closing Price of Parent Common Stock. Any Person otherwise entitled to a fractional share or interest shall not be entitled by reason thereof to any voting, dividend or other rights as a stockholder of Parent.

4.6 Delivery of Merger Shares to Exchange Agent. At or prior to the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of its exchange agent, in trust for the benefit of the holders of Company Common Stock and Blue Sun Units, for exchange in accordance with Section 4.1(c) and Section 4.2(c), through the exchange agent, certificates evidencing Merger Shares issuable pursuant to Section 4.1(c) and Section 4.2(c) in exchange for outstanding shares of Company Common Stock and outstanding Blue Sun Units. Parent agrees to make available to its exchange agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares and any dividends and distributions. Notwithstanding the foregoing, nothing in this Section 4.6 shall obligate Parent to (i) declare any dividends or distributions with respect to its capital stock or (ii) deliver any cash to its exchange agent prior to the Blue Sun Effective Time.

4.7 Lost, Stolen or Destroyed Certificates. In the event any certificates representing Company Common Stock, Company Series A Preferred Stock or Blue Sun Units shall have been lost, stolen or destroyed, the Exchange Agent shall issue such Merger Shares as may be required pursuant to Sections 4.1 or 4.2 in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof and delivery of bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or its exchange agent with respect to the certificates alleged to have been lost, stolen or destroyed.

4.8 No Liability. At any time following six months after the Blue Sun Effective Time, Parent shall be entitled to require its exchange agent to deliver to Parent any Merger Shares that had been made available to its exchange agent by or on behalf of Parent and which has not been disbursed to holders of Company Common Stock or Blue Sun Units, and thereafter such holders shall be entitled to look to Parent only as general creditors thereof with respect to the Merger Shares issuable in exchange for the shares of Company Common Stock or Blue Sun Units. Notwithstanding the foregoing, neither Parent, Merger Sub, the Company nor Blue Sun shall be liable to any holder of Company Common Stock or Blue Sun Units for any Merger Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any shares of Parent Common Stock or other amounts remaining unclaimed by holders of Company Common Stock or Blue Sun Units two years after the Blue Sun Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

4.9 Withholding Rights. Parent or its exchange agent shall be entitled to deduct and withhold from the Merger Shares otherwise payable pursuant to this Agreement such amounts as Parent or the exchange agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Parent or its exchange agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Blue Sun Units in respect of which such deduction and withholding was made by Parent or its exchange agent.

4.10  Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock or Company Series A Preferred Stock that are outstanding immediately prior to the Effective Time and which are held by holders of the Company Common Stock or Company Series A Preferred Stock who have not voted in favor of the Company Merger or consented thereto in writing and who have demanded properly to exercise its rights in accordance with Sections 7-113-101 to 7-113-302 of the CBCA (collectively, the “Dissenting Shares”) will not be converted into or represent the right to receive the Merger Shares. Such shareholders are entitled to receive payment of the value of such shares held by them in accordance with the provisions of such Sections 7-113-101 to 7-113-302 of the CBCA, except that all Dissenting Shares held by shareholders who have failed to perfect or who effectively have withdrawn or lost their rights under Sections 7-113-101 to 7-113-302 of the CBCA are thereupon deemed to have been converted into and to have become exchangeable for, as of the Effective Time or the Blue Sun Effective Time, as applicable, the right to receive the Merger Shares without any interest thereon, upon surrender, in the manner provided in Section 4.3, of the certificate or certificates that formerly evidenced such shares.

(b) The Company shall give Parent prompt notice of any demands under Sections 7-113-101 to 7-113-302 of the CBCA received by the Company, withdrawals of such demands, and any other instruments served pursuant to the CBCA and received by the Company. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands made under Sections 7-113-101 to 7-113-302 of the CBCA or offer to settle or settle any such demand.

ARTICLE V

CLOSING

5.1 Closing; Closing Date. Unless this Agreement has been terminated pursuant to Section 11.1, and subject to the satisfaction or waiver of the conditions set forth in Article IX and Article X, the closing of the Mergers (the “Closing”) shall take place at 10:00 a.m. on a date to be specified by the parties (the “Closing Date”) that must be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article IX and Article X, at the offices of Sidley Austin LLP, 555 West Fifth Street, Los Angeles, California 90013, unless another time, date or place is agreed to in writing by the parties hereto.

5.2 Filing Certificate of Merger and Effectiveness. Subject to the fulfillment or waiver of the conditions to the respective obligations of each of the parties set forth in Article IX or Article X, as the case may be, at the Closing the parties shall cause the Merger to be consummated by filing in the following order (i) the Certificate of Designations, executed and acknowledged in accordance with the DGCL, in the office of the Secretary of State of the State of Delaware, (ii) a Certificate of Merger for the Company Merger (which shall be in form and substance reasonably satisfactory to the parties hereto), executed and acknowledged in accordance with the DGCL, in the office of the Secretary of State of the State of Delaware and a Statement of Merger for the Company Merger (which shall be in form and substance reasonably satisfactory to the parties hereto), executed and acknowledged in accordance with the CCAA, in the office of the Secretary of State of the State of Colorado, and (iii) a Statement of Merger for the Blue Sun Merger (which shall be in form and substance reasonably satisfactory to the parties hereto), executed and acknowledged in accordance with the CCAA, in the office of the Secretary of State of the State of Colorado. The Company Merger shall become effective upon the filing specified in clause (ii) above as provided by the DGCL and the CCAA. The Blue Sun Merger shall become effective upon the filing specified in clause (iii) above as provided by the CCAA. The date and time on such date of effectiveness of the Company Merger are herein called, respectively, the “Effective Date” and the “Effective Time”. The date and time on such date of effectiveness of the Blue Sun Merger are herein called, respectively, the “Blue Sun Effective Date” and the “Blue Sun Effective Time”.

5.3 Parent’s Deliveries. At the Closing, Parent shall deliver to the Company all of the following:

(a) A copy of the Certificate of Designations, certified as of a recent date by the Secretary of State of the State of Delaware;

(b) A certificate of good standing of Parent, issued as of the Effective Date by the Secretary of State of the State of Delaware;

(c) A certificate of the Secretary or an Assistant Secretary of Parent, dated the Effective Date, in form and substance reasonably satisfactory to the Company, as to (i) no amendments to Parent’s Certificate of Incorporation other than as contemplated by this Agreement; (ii) the Bylaws of Parent; (iii) the resolutions of the Board of Directors of Parent authorizing the execution and performance of this Agreement and the transactions contemplated herein; and (iv) the incumbency and signatures of the officers of Parent executing this Agreement and any Parent Related Agreement;

(d) Evidence in form and substance reasonably satisfactory to the Company, that all Parent Required Consents have been obtained;

(e) Duly executed copies of the agreement of each holder of Parent Series A Preferred Stock or Parent Series B Preferred Stock outstanding immediately prior to the Effective Time to convert its Parent Series A Preferred Stock or Parent Series B Preferred Stock, as applicable, into Parent Common Stock;

(f) Resignations of each of the officers and directors of Parent, effective as of the Effective Time;

(g) An opinion of Ellenoff, Grossman and Schole LLP, counsel to Parent and Merger Sub, dated the Effective Date and in form and substance reasonably satisfactory to the Company, substantially in the form contained in Exhibit E ;

(h) A certificate dated as of the Effective Date, duly executed by the President or any Vice President of Parent, certifying as to the compliance by Parent with Section 9.1 and Section 9.2.

5.4 Merger Sub’s Deliveries. At the Closing, Merger Sub shall deliver to the Company all of the following:

(a) A copy of the Certificate of Incorporation of Merger Sub certified as of a recent date by the Secretary of State of the State of Delaware;

(b) A certificate of good standing of Merger Sub, issued as of a recent date by the Secretary of State of the State of Delaware;

(c) A certificate of the Secretary or an Assistant Secretary of Merger Sub, dated the Effective Date, in form and substance reasonably satisfactory to the Company, as to (i) no amendments to the Certificate of Incorporation of Merger Sub; (ii) the Bylaws of Merger Sub; (iii) the resolutions of the Board of Directors of Merger Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein and the written consent of Parent adopting this Agreement in accordance with Section 251 of the DGCL; and (iv) the incumbency and signatures of the officers of Merger Sub executing this Agreement and any Merger Sub Related Agreement; and

(d) A certificate dated as of the Effective Date, duly executed by the President or any Vice President of Parent, certifying as to the compliance by Merger Sub with Section 9.1 and Section 9.2.

5.5 The Company’s Deliveries. At the Closing, the Company shall deliver to Parent all of the following:

(a) A copy of the Articles of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Colorado;

(b) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Colorado;

(c) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Effective Date, in form and substance reasonably satisfactory to Parent, as to (i) no amendments to the Articles of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein and the resolutions of the stockholders of the Company adopting this Agreement in accordance with Section 70-90-203 of the CCAA; and (iv) the incumbency and signatures of the officers of the Company executing this Agreement and any Company Related Agreement;

(d) Evidence in form and substance reasonably satisfactory to Parent, that all Company Required Consents have been obtained;

(e) an opinion of Faegre & Benson LLP, counsel to the Company, dated the Effective Date and in form and substance reasonably satisfactory to Parent, substantially in the form contained in Exhibit F ; and

(f) A certificate dated as of the Effective Date, duly executed by the President or any Vice President of the Company, certifying as to the compliance by the Company with Section 10.1 and Section 10.2.

5.6 Blue Sun’s Deliveries. At the Closing, Blue Sun shall deliver to Parent all of the following:

(a) A copy of the Articles of Organization of Blue Sun, certified as of a recent date by the Secretary of State of the State of Colorado;

(b) a certificate of good standing of Blue Sun, issued as of a recent date by the Secretary of State of the State of Colorado;

(c) a certificate of the Secretary or an Assistant Secretary of Blue Sun, dated the Effective Date, in form and substance reasonably satisfactory to Parent, as to (i) no amendments to the Articles of Organization of Blue Sun; (ii) the Operating Agreement of Blue Sun; (iii) the resolutions of the Board of Managers of Blue Sun authorizing the execution and performance of this Agreement and the transactions contemplated herein and the resolutions of the Members adopting this Agreement in accordance with Section 70-90-203 of the CCAA; and (iv) the incumbency and signatures of the officers of Blue Sun executing this Agreement and any Blue Sun Related Agreement;

(d) Evidence in form and substance reasonably satisfactory to Parent, that all Blue Sun Required Consents have been obtained;

(e) an opinion of Faegre & Benson LLP, counsel to Blue Sun, dated the Effective Date and in form and substance reasonably satisfactory to Parent, substantially in the form contained in Exhibit G ; and

(f) A certificate dated as of the Effective Date, duly executed by the President or any Vice President of the Subsidiary, certifying as to the compliance by Blue Sun with Section 10.1 and Section 10.2.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND BLUE SUN

The Company and Blue Sun, jointly and severally, represent and warrant to Parent and Merger Sub, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

6.1 Due Incorporation, etc.; Subsidiaries.

(a) Schedule 6.1(a) sets forth a complete list of the subsidiaries of the Company (the “Subsidiaries”). Except as set forth on Schedule 6.1(a), (i) the Company does not have any direct or indirect subsidiaries, either wholly or partially owned, or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any direct or indirect economic, voting, equity or management interest in any other Person or directly or indirectly own any security issued by any Person, and (ii) all of the outstanding equity securities of the Subsidiaries are owned, directly or indirectly, by the Company. The Company and the Subsidiaries are duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of organization, with all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted.

(b) The jurisdictions in which the Company and each Subsidiary are licensed or qualified to do business as foreign companies are set forth on Schedule 6.1(b). The Company and each Subsidiary are licensed or qualified to do business and are in good standing as foreign corporations or limited liability companies, as applicable, in each jurisdiction where the nature of the properties owned, leased or operated by them and the businesses transacted by them require such licensing or qualification.

(c) True, accurate and complete copies of the articles of incorporation, articles of organization, limited liability company agreement and bylaws (or similar organizational instruments), as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the members, stockholders, boards of directors, board of managers (and all committees thereof) of the Company and the Subsidiaries have been delivered to Parent.

(d) The Disclosure Documents as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.2 Due Authorization. The Company and Blue Sun each have full power and authority to enter into this Agreement and its respective Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company and Blue Sun of this Agreement and its respective Related Agreements have been duly and validly approved by its Board of Directors, board of managers or other governing board, and no other actions or proceedings on the part the Company or Blue Sun are necessary to authorize this Agreement, its respective Related Agreements and the transactions contemplated hereby and thereby. The Company and Blue Sun have duly and validly executed and delivered this Agreement and have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of the Company and Blue Sun and each of their respective Related Agreements upon execution and delivery by the Company or Blue Sun, as applicable, will constitute their legal, valid and binding obligations, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

6.3 Consents and Approvals; No Conflicts, etc.

(a) Except for the Company Required Consents set forth on Schedule 6.3(a), no consent, authorization or approval of, notice to, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Company or Blue Sun of this Agreement and the execution, delivery and performance by the Company or Blue Sun of its respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

(b) Except as set forth on Schedule 6.3(b), the execution, delivery and performance by the Company and Blue Sun of this Agreement and the execution, delivery and performance by the Company and Blue Sun of any of their respective Related Agreements do not and will not (i) violate any Law applicable to the Company, any Subsidiary or any of their respective properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the respective assets or properties of the Company or any Subsidiary under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which the Company or any Subsidiary is a party or by which any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of the Company or any Subsidiary or indebtedness secured by any of the respective assets or properties of the Company or any Subsidiary; or (iv) violate or conflict with any provision of any of the articles of incorporation, articles of organization, limited liability company agreement, bylaws or similar organizational instruments of the Company or any Subsidiary.

6.4 Capitalization.

(a) The Company has the authorized, issued and outstanding capitalization set forth on Schedule 6.4 (the “Company Capitalization”). In addition, at the Closing Date the Company will have up to an additional 750,000 shares of Company Series A Preferred Stock outstanding. The Company has also reserved an aggregate of 260,000 shares of Company Common Stock for issuance to directors, officers, employees and consultants pursuant to the Company’s 2005 Stock Option Plan, 92,250 shares of which remain available for future grant. All of the outstanding shares of capital stock of the Company and each Subsidiary (i) have been duly authorized, validly issued, and are fully paid and nonassessable, (ii) are, and when issued were, free of preemptive or similar rights and (iii) are owned (legally and beneficially) free and clear of any and all Liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” Laws) or voting.

(b) Except as set forth on Schedule 6.4, there are no membership interests, shares of capital stock or other securities (whether or not such securities have voting rights) of the Company or any Subsidiary issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character (i) obligating any shareholder or member of the Company or any Subsidiary, the Company or any Subsidiary or any of their respective Affiliates, (ii) obligating any shareholder or member of the Company any Subsidiary or any of its Affiliates to cause the Company or any Subsidiary, or (iii) obligating the Company to cause any Subsidiary, in each case to issue, transfer or sell, or cause the issuance, transfer or sale of, any membership interests, shares of capital stock or other securities (whether or not such securities have voting rights) of the Company or any Subsidiary.

(c) Except as set forth on Schedule 6.4, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or members or any other Person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors or managers of the Company or any Subsidiary or the governance of the Company’s or any Subsidiary’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by this Agreement or any Related Agreement.

6.5 Company Financial Statements; No Undisclosed Liabilities.

(a) The Company Financial Statements present fairly the consolidated financial position, assets and liabilities of the Company and the Subsidiaries as of the dates thereof and the consolidated revenues, expenses, results of operations and cash flows of the Company and the Subsidiaries for the periods covered thereby and changes in financial position of the Company and the Subsidiaries as of the dates and for the periods covered thereby, in each case in conformity with GAAP applied consistently during such periods in accordance with the past accounting practices of the Company, subject (in the case only of any unaudited, interim financial statements included in the Company Financial Statements) to normal year-end audit adjustments required by the independent auditors of the Company in conformance with GAAP. The Company Financial Statements are in accordance with the books and records of the Company and the Subsidiaries, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

(b) The Company Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company and the Subsidiaries as of the dates thereof. The Company and the Subsidiaries have no liabilities, debts, claims or obligations (including “off-balance sheet” liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) as set forth on Schedule 6.5 or in the Latest Balance Sheet, (ii) trade payables and accrued expenses incurred in the ordinary course of business since the date of the Latest Balance Sheet and (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(c) Neither the Company nor Blue Sun has ever paid a distribution to its stockholders or members in respect of their equity securities in the Company or Blue Sun.

6.6 No Adverse Effects or Changes. Except as set forth on Schedule 6.6, since December 31, 2005, the Company and the Subsidiaries have conducted their respective businesses and operations in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 6.6, since December 31, 2005, neither the Company nor any Subsidiary has:

(a) suffered any Material Adverse Effect;

(b) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance);

(c) incurred any obligation or entered into any Contract which either (i) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000 or (ii) has a term, or requires the performance of any obligations by the Company or any Subsidiary over a period, in excess of six months;

(d) taken any action, or entered into or authorized any Contract or transaction other than in the ordinary course of business;

(e) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties, except sales of inventory in the ordinary course of business;

(f) waived, released or cancelled any claims against third parties or debts owing to it, or any rights which have any value;

(g) made any changes in its accounting systems, policies, principles or practices;

(h) entered into, authorized, or permitted any transaction with any Affiliate of any stockholder or any member of the Company or any Subsidiary;

(i) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, shares of its capital stock or any other securities, or amended any of the terms of any such securities;

(j) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its membership interests or capital stock, or redeemed or otherwise acquired any securities of the Company or any Subsidiary;

(k) made any borrowing, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

(l) made any loans, advances or capital contributions to, or investments in, any other Person;

(m) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, equity option, equity appreciation right, restricted equity, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increased in any manner the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

(n) except for capital expenditures contemplated by clause (o), acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company or any Subsidiary;

(o) authorized or made any capital expenditures which individually or in the aggregate are in excess of $50,000;

(p) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

(q) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, any Subsidiary or any of their respective directors, officers, employees or agents; or

(r) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount not required by Law or by any Contract.

6.7 Title to Properties. Except as set forth on Schedule 6.7, the Company and the Subsidiaries have good and valid record and marketable title to, and are the lawful owners of, all of the tangible and intangible assets, properties and rights used in connection with their respective businesses and all of the tangible and intangible assets, properties and rights reflected in the Company Financial Statements (other than assets disposed of in the ordinary course of business since the dates of such Company Financial Statements), free and clear of any Lien.

6.8 Condition and Sufficiency of Assets. Except as set forth on Schedule 6.8, all of the tangible assets and properties of the Company, whether real or Personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Immediately after the Closing, the Company and the Subsidiaries shall own or have a valid right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of their respective businesses as they are presently conducted. Such assets, properties, rights, know-how, key personnel, processes and ability were sufficient to produce the consolidated revenue of the Company and the Subsidiaries prior to the Closing Date, as shown on the income statement for that year set forth on Schedule 1.1(a).

6.9 Real Property.

(a) Schedule 6.9 sets forth true, accurate, and complete and insurable legal descriptions of all of the real estate (i) owned by the Company or any Subsidiary (the “Real Property”) and (ii) held or used by the Company or any Subsidiary under real property leases (the “Real Property Leases”). The Real Property and the land subject to the Real Property Leases constitute all of the land owned, held or used by the Company and the Subsidiaries in the conduct of their respective businesses. Seller has delivered to the Company true, accurate and complete copies of the Real Property Leases and the most recent title insurance policies and surveys (if any) for the Real Property in the possession of Seller, the Company or any Subsidiary, together with copies of all reports (if any) of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property or land subject to a Real Property Lease.

(b) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Real Property or the land subject to a Real Property Lease, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, environmental or health regulations or ordinance or any other similar Law.

(c) No parcel of land included in the Real Property or subject to a Real Property Lease relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements not subject to divestiture, the terms of which have been disclosed in writing to Parent prior to the date hereof. All covenants or other restrictions (if any) to which any of the Real Property is subject or to which any land subject to a Real Property Lease is subject are being in all respects properly performed and observed and, except for covenants contained in the Real Property Leases, do not provide for forfeiture or reversion of title if violated, and neither the Company nor any Subsidiary has received any notice of violation (or claimed violation) thereof.

(d) Each separate parcel of land included in the Real Property or subject to a Real Property Lease has adequate water supply, storm and sanitary sewer facilities, access to telephone, gas and electrical connections, fire protection, drainage and other public utilities, and has adequate parking facilities that meet all requirements imposed by applicable Laws. None of the Real Property is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or any Subsidiary.

(e) Except as set forth on Schedule 6.9, there is no pending or, to the Knowledge of the Company, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property or the land subject to the Real Property Leases.

(f) All of the Real Property Leases are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies. None of the Real Property Leases have been amended or modified except as set forth on Schedule 6.9.

(g) Neither the Company nor any Subsidiary has received any notice of any, and there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease. All rent and other amounts due and payable with respect to the Real Property Leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing Date.

(h) All lessors under the Real Property Leases have consented or prior to Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement or the Related Agreements without requiring modification in the rights or obligations thereunder. Except as set forth on Schedule 6.9, none of the Real Property Leases are expected to expire or terminate during the year following the Closing Date. Except as set forth on Schedule 6.9, there are no indications that the landlord with respect to any Real Property Lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases that would not be material.

6.10  Intellectual Property. Schedule 6.10 sets forth, for the Intellectual Property owned by the Company or any Subsidiary, an accurate list of all (i) issued and pending patents and patent applications; (ii) registered or pending trademarks; (iii) Internet domain registrations; and (iv) copyright registrations and mask work, and copyright and mask work applications. “Intellectual Property” shall mean all trademarks, service marks, whether registered or existing at common law, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, reexaminations and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); software, “mask works” (as defined under 17 USC §901) and any registrations and applications for “mask works”, and Trade Secrets, including those items set forth on Schedule 6.10. “Trade Secrets” shall mean trade secrets and other confidential information, know-how, technology, proprietary processes, formulae, algorithms, models, and methodologies. Schedule 6.10 also lists all proprietary processes, designs, and other Trade Secrets. The Intellectual Property of the Company and any Subsidiary includes all Intellectual Property used in connection with the business currently conducted by the Company or any Subsidiary, whether registered or existing at common law. Schedule 6.10 sets forth a complete and accurate list of all agreements (whether oral or written) to which the Company or any Subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (and specifying whether such right has been granted or obtained), or (ii) restricting the Company’s or any Subsidiary’s rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the “License Agreements”). Neither the Company nor any Subsidiary has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by the Company or any Subsidiary to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements. Except as set forth on Schedule 6.10 :

(a) The Company owns, or has a valid right to use, free and clear of all Liens, all of the Intellectual Property. The Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Schedule 6.10.

(b) The Intellectual Property owned by the Company or any Subsidiary and, to the Knowledge of the Company, any Intellectual Property used by the Company or any Subsidiary, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable.

(c) Except as set forth on Schedule 6.10, there is no pending or, to the Knowledge of the Company, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (A) involving the Intellectual Property owned by the Company or any Subsidiary, or to the Knowledge of the Company, the Intellectual Property licensed to the Company or any Subsidiary or (B) alleging that the activities or the conduct of the Company’s or any Subsidiary’s business does or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by the Company or any Subsidiary. There are no settlements, forbearances to use, consents, judgments, or orders or similar obligations other than the License Agreements which (i) restrict the Company’s or any Subsidiary’s rights to use any Intellectual Property, (ii) restrict the Company’s or any Subsidiary’s business in order to accommodate a third party’s Intellectual Property or (iii) permit third parties to use any Intellectual Property owned or controlled by the Company or any Subsidiary.

(d) The conduct of the Company’s or any Subsidiary’s business as currently conducted or planned to be conducted does not infringe, directly or indirectly, upon any Intellectual Property owned or controlled by any third party. Except as set forth on Schedule 6.10, to the Knowledge of the Company, no third party is misappropriating, infringing or violating any Intellectual Property owned or used by the Company or any Subsidiary and no such claims, suits, arbitrations or other adversarial proceedings have been brought against any third party by the Company or any Subsidiary which remain unresolved.

(e) The Company and each Subsidiary have taken all measures necessary to protect the confidentiality of their respective Trade Secrets, including requiring their employees and other parties having access thereto to execute written confidentiality agreements. To the Knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a confidentiality or non-disclosure agreement. To the Knowledge of the Company, no party to any non-disclosure agreement relating to the Company’s or any Subsidiary’s Trade Secrets is in breach or default thereof.

(f) No current or former Affiliate, director, officer, or employee of the Company or any Subsidiary (or any of their respective predecessors in interest) or any shareholder will, after giving effect to the transactions contemplated by this Agreement, own or retain any rights in or to any of the Intellectual Property owned or used by the Company or any Subsidiary.

(g) The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any of the Intellectual Property, nor will it require the consent of any Governmental Authority or other Person in respect of any such Intellectual Property.

6.11  Contracts. Schedule 6.11 sets forth a true, accurate and complete list of all Contracts and arrangements to which the Company or any Subsidiary is a party or by which either of them is bound, or to which any of their respective assets or properties is subject, including for each such Contract or arrangement listing (i) the parties thereto, (ii) the date thereof, if any, and (iii) a brief description of the terms thereof. The Company has delivered to Parent true, accurate and complete copies of each document set forth on Schedule 6.11, and a written description of each oral arrangement so listed. Except as set forth on Schedule 6.11, all such Contracts and arrangements have been entered into by the Company or a Subsidiary, as the case may be, in the ordinary course of business and are on terms that are no less favorable to the Company and the Subsidiaries than the terms which could be obtained from an unrelated third party and, if cancelled at any time, would not have a Material Adverse Effect.

6.12  Permits. Schedule 6.12 sets forth a true, accurate and complete list of all licenses, certificates, permits, variances, interim permits, permit applications, approvals, franchises, rights, code approvals and private product approvals (collectively, “Permits”) held by the Company or any Subsidiary. All such Permits are in full force and effect and will not be affected by the Mergers. Except for the Permits set forth on Schedule 6.12, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the respective businesses of the Company and the Subsidiaries.

6.13  Insurance. Schedule 6.13 sets forth a true, accurate and complete list of all policies of fire, liability, workmen’s compensation, title and other forms of insurance owned, held by or applicable to the Company or any Subsidiary (and their respective businesses and assets), and the Company has delivered to Parent a true, accurate and complete copy of all such policies, including all occurrence-based policies applicable to the Company or any Subsidiary (and their respective businesses and assets) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which the Company or any Subsidiary is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Company and the Subsidiaries. Except as set forth on Schedule 6.13 neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years. Schedule 6.13 sets forth a true, accurate and complete list of all claims that have been made by the Company or any Subsidiary within the past three years under its insurance policies.

6.14  Employee Benefit Plans and Employment Agreements.

(a) General. Except as set forth on Schedule 6.14, neither the Company nor any ERISA Affiliate of the Company is a party to or participates in or has any liability or contingent liability with respect to:

(i) any “employee welfare benefit plan” or “employee pension benefit plan” as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, other than a “multiemployer plan” (as defined in section 3(37) of ERISA),

(ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an “employee benefit plan” (as defined in section 3(3) of ERISA), or

(iii) any employment agreement.

(b) Plan Documents and Reports. A true, accurate and complete copy of each of the plans, arrangements, and agreements set forth on Schedule 6.14 (collectively, the “Company Benefit Plans”), and all Contracts relating thereto, or to the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Company. In the case of any Company Benefit Plan that is not in written form, the Company has been supplied with a true, accurate and complete description of such Company Benefit Plan, as in effect on the date hereof. A true, accurate and complete copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description, and Internal Revenue Service determination letter with respect to each such Company Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Company Benefit Plan has been supplied to Parent, and there have been no material changes in the financial condition of the respective Company Benefit Plans from that stated in the annual reports and actuarial reports supplied.

(c) Compliance With Laws; Liabilities. As to all Company Benefit Plans:

(i) All Company Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

(ii) All Company Benefit Plans that are employee pension Company Benefit Plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such Company Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such Company Benefit Plan under such sections or to a tax under section 511 of the Code.

(iii) None of the assets of any Company Benefit Plan is invested in employer securities or employer real property.

(iv) There have been no “prohibited transactions” (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Company Benefit Plan and neither the Company nor any ERISA Affiliate of the Company has otherwise engaged in any prohibited transaction.

(v) There has been no act or omission which has given rise to or may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43, 47, or 68 of the Code for which either the Company or any ERISA Affiliate of the Company may be liable.

(vi) None of the payments contemplated by the Company Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

(vii) There are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving such Company Benefit Plans or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

(viii) No Company Benefit Plan is subject to Title IV of ERISA.

(ix) Each Company Benefit Plan which constitutes a “group health plan” (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any Company Benefit Plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, have been operated in compliance with applicable Law, including the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

(x) Actuarially adequate accruals for all obligations under the Company Benefit Plans are reflected in the Company Financial Statements and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Closing Date.

(xi) Since December 31, 1983, the requirements for the recordkeeping exemption for leased employees under proposed Treas. Reg. §1.414(n)-3 have been met.

(xii) Neither the Company nor any ERISA Affiliate of the Company has any liability or contingent liability under any Company Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code.

(xiii) There has been no act or omission that would impair the right or ability of the Company and any ERISA Affiliate of the Company unilaterally to amend or terminate any Company Benefit Plan.

(d) Multiemployer Plans. Neither the Company nor any ERISA Affiliate of the Company contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in Section 3(37) of ERISA).

6.15  Employment and Labor Matters.

(a) Schedule 6.15 sets forth a true, accurate and complete list of the names, titles, annual compensation and all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years for all directors, officers and employees of the Company and each Subsidiary. The Company and the Subsidiaries have and currently are conducting their respective businesses in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

(b) Except as set forth on Schedule 6.15, the relationships of the Company and the Subsidiaries with their respective employees are good and there is, and during the past three years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or, to the Knowledge of the Company, threatened, against or involving the Company or any Subsidiary. None of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement.

6.16  Capital Improvements. Schedule 6.16 sets forth a true, accurate and complete list of all of the capital improvements or purchases or other capital expenditures to which the Company or any Subsidiary has committed or for which they have contracted and which in any event have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

6.17  Taxes.

(a) Except as set forth on Schedule 6.17:

(i) The Company and the Subsidiaries have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company or any Subsidiary (whether or not shown on any Tax Return) have been paid. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) The Company and each Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) Neither the Company nor any Subsidiary expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed by the Company or any Subsidiary. There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (A) claimed or raised by any Governmental Authority in writing or (B) as to which the Company or any Subsidiary has any knowledge.

(iv) No stockholder of the Company or any Member is a “foreign Person” as defined in Section 1445(f)(3) of the Code.

(v) As of the Closing Date, the biodiesel produced by the Company its Subsidiaries constitutes both “biodiesel” and “agri-biodiesel” as defined in Section 40A(d) of the Code and as such is eligible for (i) the $1.00 agri-biodiesel mixture credit under Section 40A(b)(1) and (3) of the Code, (ii) the $1.00 agri-biodiesel under Section 40A(b)(2) and (3) of the Code and (iii) the $0.10 small agri-biodiesel producer credit under Section 40(A)(b)(5) of the Code. The Company and its Subsidiaries are each an “eligible small agri-biodiesel producer” as defined in Section 40A(e) of the Code.

(vi) Neither the Company, any Subsidiary nor any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes;

(vii) None of the Tax Returns referred to in Section 6.17(a)(i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed (taking into account all applicable extensions and waivers) has expired.

(viii) All deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full.

(ix) All Tax Sharing Arrangements and Tax indemnity arrangements relating to the Company or any Subsidiary (other than this Agreement), if any, have been terminated prior to the Effective Date and neither the Company nor any Subsidiary will have any liability thereunder on or after such termination.

(x) As a result of a change in accounting method for a taxable period beginning on or before the Effective Date or for any Straddle Period, neither the Company nor any Subsidiary will be required to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or other Tax law) in taxable income for any taxable period ending after the Effective Date.

(xi) There are no Tax rulings, requests for rulings, or closing agreements relating to the Company or any Subsidiary which could affect the Company’s or any Subsidiary’s liability for Taxes for any taxable period ending after the Effective Date.

(xii) Neither the Company nor any Subsidiary has been a member of any Company Group other than each Company Group of which it is a member as of the date hereof, and neither the Company nor any Subsidiary has had any direct or indirect ownership interest in any corporation, partnership, joint venture or other entity other than the Subsidiaries.

(xiii) Neither the Company nor any Subsidiary has any liability for Taxes of another person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law).

(xiv) Neither the Company or any Subsidiary has participated in a transaction that is described as a “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(1).

(xv) During the last three years, neither the Company nor any Subsidiary has been a party to any transaction (other than a transaction described in Section 355(e)(2)(C) of the Code) treated by the parties thereto as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

(xvi) There are no Tax credits, grants or similar amounts that are or will be subject to “clawback” or recapture as a result of (1) the transactions contemplated by this Agreement or (2) an act (or failure to act) by the Company or any Subsidiary to satisfy certain requirements on which the credit, grant or similar amount is or was conditioned.

(xvii) The accruals for deferred Taxes reflected in the Audited Financial Statements and Unaudited Financial Statements are adequate to cover any deferred Tax liability for the Company or any Subsidiary determined in accordance with GAAP, consistently applied, through the date thereof.

(xviii) Neither the Company nor any Subsidiary has disposed of property in a transaction being accounted for under the installment method pursuant to Section 453 or 453A of the Code.

(xix) Neither the Company nor any Subsidiary has corporate acquisition indebtedness, as described in Section 279(b) of the Code.

(xx) During the four taxable years ending on December 31, 2006, for federal (and corresponding state, local and foreign) income Tax purposes, neither the Company, any Subsidiary, nor Company Group has been subject to the alternative minimum tax imposed by Section 55 of the Code (or comparable provisions of state, local and foreign income Tax laws).

(xxi) None of the assets reflected on the Audited Financial Statements or Unaudited Financial Statements is “tax-exempt use property” within the meaning of Section 168(h) of the code and none of the property of the Company or any Subsidiary is properly treated as owned by persons other than such Company or any Subsidiary for income Tax purposes.

(xxii) Neither the Company, any Subsidiary nor any Company Group is currently the beneficiary of any extension of time within which to file any Tax Return.

(b) The Company and each Subsidiary have delivered to Parent a correct and complete schedule of any net operating loss (or alternative minimum tax net operating loss) carryover and capital loss carryover of the Company and each Subsidiary that will be available to such Company and each Subsidiary following the Closing Date (without regard to any limitations under sections 382 and 384 of the Code and the Treasury Regulations promulgated thereunder) and with respect to each such net operating loss carryover or capital loss carryover, (A) the amount of such carryover, (B) the year in which the carryover arose (C) any limitation, if any, to which such loss carryover was subject immediately prior to the transactions contemplated by this Agreement.

(c) The Company and each Subsidiary have delivered to Parent true and complete copies of all income Tax Returns of the Company and each Subsidiary (or, with respect to consolidated, combined or unitary returns, the portion thereof relating to such Company and Subsidiary) filed since January 1, 2003.

(d) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to “FIRPTA”) and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

(e) As a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, an “excess parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth on Schedule 6.17(e), as a direct or indirect result of the transactions contemplated by this Agreement, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits will be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

6.18  No Defaults or Violations. Except as set forth on Schedule 6.18:

(a) Neither the Company nor any Subsidiary has materially breached any provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and, to the Knowledge of the Company, no other party to any such Contract has breached such Contract or is in default thereunder.

(b) The Company and each Subsidiary and all of their respective properties and assets are in compliance in all material respects with, and no violation exists under, any and all Laws applicable to the Company or any Subsidiary or to such properties and assets.

(c) No notice from any Governmental Authority has been received by the Company or any Subsidiary claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

6.19  Environmental Matters. Except as set forth on Schedule 6.19:

(a) the business and operations of the Company and each Subsidiary are in full compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

(b) the Company and each Subsidiary are in possession of all Environmental Permits required for the conduct or operation of their respective businesses (or any part thereof), and are in full compliance with all of the requirements and limitations included in such Environmental Permits;

(c) there are no, and neither the Company nor any Subsidiary has used or stored any, Hazardous Substances in, on, or at any of the properties or facilities of the Company or any Subsidiary, and no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, any of the properties or facilities of the Company or any Subsidiary, except in each case for inventories of substances set forth on Schedule 6.19 which are used or are to be used in the ordinary course of business (which inventories have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called “Right To Know Laws”);

(d) neither the Company nor any Subsidiary has received any notice from any Governmental Authority or any other Person that any aspect of the business, operations or facilities of the Company or any Subsidiary is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

(e) neither the Company nor any Subsidiary has deposited or incorporated any Hazardous Substances into, on, beneath, or adjacent to any property;

(f) neither the Company nor any Subsidiary is the subject of any pending or, to the Knowledge of the Company, threatened, litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law;

(g) the Company and each Subsidiary have timely filed all reports and notifications required to be filed with respect to all of their properties and facilities and have generated and maintained all required records and data under all applicable Environmental Laws; and

(h) no condition has existed or event has occurred with respect to any property or asset that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by the Company, any Subsidiary, any predecessor to the Company or any Subsidiary or any Person that is or was an Affiliate of the Company or any Subsidiary, which property, asset or subsidiary has been sold, transferred or disposed or for which any lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of the Company or any Subsidiary pursuant to any Environmental Law.

6.20  Litigation.

(a) Except as set forth on Schedule 6.20, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any of their respective officers, directors, managers, employees, agents or members stockholders thereof in their capacity as such, or any of the properties or businesses of the Company or any Subsidiary, and neither the Company nor any Subsidiary is aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 6.20, all of the proceedings pending or, to the Knowledge of the Company, threatened, against the Company or any Subsidiary are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on Schedule 6.20. Except as set forth on Schedule 6.20, neither the Company nor any Subsidiary is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither the Company nor any Subsidiary has entered into any agreement to settle or compromise any proceeding pending or, to the Knowledge of the Company, threatened, against it which has involved any obligation other than the payment of money or for which the Company or any Subsidiary has any continuing obligation.

(b) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened, by or against the Company or any Subsidiary with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and neither the Company nor any Subsidiary has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

6.21  No Conflict of Interest. Except as set forth on Schedule 6.21, to the Knowledge of the Company, no stockholder of the Company, any Member nor any of their respective Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of the Company or the Subsidiaries, except as a holder of Company Common Stock or Blue Sun Units, as applicable.

6.22  Claims Against Officers and Directors. There are no pending or, to the Knowledge of the Company, threatened, claims against any manager, director, officer, employee or agent of the Company or any Subsidiary or any other Person which could give rise to any claim for indemnification against the Company or any Subsidiary.

6.23  Improper and Other Payments. Neither the Company, any Subsidiary, any of their respective Affiliates, any of their respective managers, directors, officers, employees, agents or representatives acting on behalf of any of them has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, any Subsidiary or any of their respective Affiliates, or (iv) in violation of any Law, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, (c) made or paid, directly or indirectly, contributions to a domestic or foreign political party or candidate, or (d) made or paid improper foreign payments (as defined in the Foreign Corrupt Practices Act).

6.24  No Other Agreement. Neither the Company nor any Subsidiary has any Contract or arrangement with respect to any merger, consolidation, sale of equity securities or all or substantially all of its assets or any similar transaction.

6.25  Brokers. Except as set forth on Schedule 6.25, neither the Company nor any Subsidiary has used any broker or finder in connection with the transactions contemplated hereby.

6.26  Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company or Blue Sun to Parent or any representative or Affiliate of Parent in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company and Blue Sun, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

7.1 Due Incorporation; Subsidiaries.

(a) Except as set forth in Schedule 7.1(a), (i) Parent does not have any direct or indirect subsidiaries, either wholly or partially owned, or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any direct or indirect economic, voting, equity or management interest in any other Person or directly or indirectly own any security issued by any Person, and (ii) all of the outstanding equity securities of Merger Sub are owned, directly by Parent. Parent and Merger Sub are duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted.

(b) The jurisdictions in which Parent and Merger Sub are licensed or qualified to do business as foreign corporations are set forth on Schedule 7.1(b). Except as set forth on Schedule 7.1(b), Parent and Merger Sub are licensed or qualified to do business and are in good standing as foreign corporations in each jurisdiction where the nature of the properties owned, leased or operated by them and the businesses transacted by them require such licensing or qualification.

(c) True, accurate and complete copies of the Certificate of Incorporation Bylaws (or similar organizational instruments), as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the stockholders and boards of directors (and all committees thereof) of Parent and Merger Sub have been delivered to the Company.

7.2 Due Authorization. Each of Parent and Merger Sub has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and its Related Agreements have been duly and validly approved by the boards of directors of Parent and Merger Sub and no other actions or proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby, except for the Parent Stockholder Approvals. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its respective Related Agreements. This Agreement constitutes legal, valid and binding obligations of each of Parent and Merger Sub. Parent’s Related Agreements upon execution and delivery by Parent will constitute legal, valid and binding obligations of Parent, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies. Merger Sub’s Related Agreements upon execution and delivery by Merger Sub will constitute legal, valid and binding obligations of Merger Sub, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

7.3 Consents and Approvals; No Conflicts, etc.

(a) Except for the Parent Required Consents set forth on Schedule 7.3(a), no consent, authorization or approval of, notice to, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Parent or Merger Sub of this Agreement and the execution, delivery and performance by Parent or Merger Sub of its respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

(b) Except as set forth on Schedule 7.3(b), the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and its respective Related Agreements do not and will not (i) violate any Law applicable to Parent or Merger Sub, the Subsidiaries or any of its respective properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of its respective assets or properties under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Parent or Merger Sub or indebtedness secured by any of their respective assets or properties; or (iv) violate or conflict with any provision of Parent’s or Merger Sub’s Certificate of Incorporation or Bylaws.

7.4 Capitalization.

(a) As of the date hereof, Parent has the authorized, issued and outstanding capitalization set forth in on Schedule 7.4 (the “Parent Capitalization”). Parent has also reserved an aggregate of 500,000 shares (after giving effect to the reverse stock split on December 18, 2006) of Parent Common Stock for issuance to directors, officers, employees and consultants pursuant to Parent’s Stock Incentive Plan, no shares of which remain available for future grant. All of the outstanding shares of capital stock of Parent and Merger Sub (i) have been duly authorized, validly issued, and are fully paid and nonassessable and (ii) are, and when issued were, free of preemptive or similar rights.

(b) The authorized stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 Shares of which were duly authorized, and are validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof, and all of which are owned by Parent.

(c) Except as set forth on Schedule 7.4 or as contemplated by this Agreement, there are no shares of capital stock or other securities (whether or not such securities have voting rights) of Parent or Merger Sub issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Parent or Merger Sub to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of Parent or Merger Sub.

(d) Except as set forth on Schedule 7.4, no options, warrants or other rights to purchase from Parent or Merger Sub, agreements or other obligations of Parent or Merger Sub to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in Parent or Merger Sub are outstanding; and, there is no agreement, understanding or arrangement binding on Parent or Merger Sub relating to the ownership or disposition of any capital stock of Parent or Merger Sub or the election of directors of Parent or Merger Sub or the governance of Parent’s or Merger Sub’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by this Agreement or any Related Agreement.

7.5 Parent Financial Statements and SEC Reports; No Undisclosed Liabilities.

(a) Parent has previously delivered or made available to the Company (via EDGAR) a true and complete copy of the audited financial statements of Parent for each of the years ended December 31, 2003, 2004 and 2005, and the unaudited financial statements of Parent for the three month periods ended March 31, 2006, June 30, 2006 and September 30, 2006 (collectively, the “Parent Financial Statements”). The Parent Financial Statements (including any related notes and schedules) fairly present in all material respects the financial position of Parent as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

(b) Parent has filed all forms, reports, statements, schedules and other documents (including all annexes, exhibits, schedules, amendments and supplements thereto) required to be filed by it with the SEC since December 31, 2003 (such forms, reports, statements, schedules and documents filed by it with the SEC, including any such forms, reports, statements, schedules and other documents filed by Parent with the SEC after the date of this Agreement and prior to the Closing Date, are referred to herein, collectively, as the “Parent SEC Reports”). As of their respective filing dates, the Parent SEC Reports (including all information incorporated therein by reference but excluding any information provided in writing by the Company for inclusion or incorporation by reference in any such Parent SEC Report) (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Parent Financial Statements are in accordance with the books and records of Parent and do not reflect any transactions which are not bona fide transactions.

(d) The Parent Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of Parent as of the date thereof. Parent has no liabilities, debts, claims or obligations (including “off-balance sheet” liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) as set forth on Schedule 7.5(d) or in Parent’s balance sheet dated September 30, 2006 included in the Parent SEC Reports, (ii) trade payables and accrued expenses incurred in the ordinary course of business since the date of Parent’s balance sheet dated September 30, 2006 included in the Parent SEC Reports and (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(e) Schedule 7.5(e) sets forth all severance or similar payments that Parent may be obligated to make to any of its employees as a result of the Merger.

7.6 [Reserved].

7.7 Title to Properties. Except as set forth on Schedule 7.7, Parent has a good and valid record and marketable title to or valid leasehold interest in, all of the tangible and intangible assets, properties and rights used in connection with its business and all of the tangible and intangible assets, properties and rights reflected in the Parent Financial Statements (other than assets disposed of in the ordinary course of business since the date of such Parent Financial Statements), free and clear of any Lien. Merger Sub has no assets.

7.8 Contracts. Schedule 7.8 sets forth a true, accurate and complete list of all Contracts to which Parent is a party or by which it is bound, or to which its assets or properties is subject that are material to its business. Merger Sub is not party to any Contract other than this Agreement and its Related Agreements. Parent has delivered to the Company true, accurate and complete copies of each document set forth on Schedule 7.8, and a written description of each oral arrangement so listed. Except as set forth on Schedule 7.8, all of Parent’s material Contracts have been entered into by Parent in the ordinary course of business and if cancelled at any time, would not have a Material Adverse Effect on Parent.

7.9 Permits. Schedule 7.9 sets forth a true, accurate and complete list of all Permits held by Parent. All such Permits are in full force and effect. Except for the Permits set forth on Schedule 7.9, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the Parent’s business. Merger Sub holds no Permits.

7.10  Insurance. Schedule 7.10 sets forth a true, accurate and complete list of all policies of fire, liability, workmen’s compensation, title and other forms of insurance owned, held by or applicable to Parent (and its business and assets), and Parent has delivered to the Company a true, accurate and complete copy of all such policies, including all occurrence-based policies applicable to Parent (and its business and assets) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which Parent is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of Parent. Except as set forth on Schedule 7.10 Parent has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years. Schedule 7.10 sets forth a true, accurate and complete list of all claims which have been made by Parent within the past three years under its insurance policies.

7.11  Employee Benefit Plans and Employment Agreements.

(a) General. Except as set forth on Schedule 7.11, neither Parent nor any ERISA Affiliate of Parent is a party to or participates in or has any liability or contingent liability with respect to:

(i) any “employee welfare benefit plan” or “employee pension benefit plan” as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, other than a “multiemployer plan” (as defined in section 3(37) of ERISA),

(ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an “employee benefit plan” (as defined in section 3(3) of ERISA), or

(iii) any employment agreement.

(b) Plan Documents and Reports. A true, accurate and complete copy of each of the plans, arrangements, and agreements set forth on Schedule 7.11 (collectively, the “Parent Benefit Plans”), and all Contracts relating thereto, or to the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Company. In the case of any Parent Benefit Plan which is not in written form, Parent has been supplied with a true, accurate and complete description of such Parent Benefit Plan, as in effect on the date hereof. A true, accurate and complete copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description, and Internal Revenue Service determination letter with respect to each such Parent Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Parent Benefit Plan has been supplied to the Company, and there have been no material changes in the financial condition of the respective Parent Benefit Plans from that stated in the annual reports and actuarial reports supplied.

(c) Compliance With Laws; Liabilities. As to all Parent Benefit Plans:

(i) All Parent Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

(ii) All Parent Benefit Plans that are employee pension Parent Benefit Plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such Parent Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such Parent Benefit Plan under such sections or to a tax under section 511 of the Code.

(iii) None of the assets of any Parent Benefit Plan is invested in employer securities or employer real property.

(iv) There have been no “prohibited transactions” (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Parent Benefit Plan and neither Parent nor any ERISA Affiliate of Parent has otherwise engaged in any prohibited transaction.

(v) There has been no act or omission which has given rise to or may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43, 47, or 68 of the Code for which either Parent or any ERISA Affiliate of Parent may be liable.

(vi) None of the payments contemplated by the Parent Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

(vii) There are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving such Parent Benefit Plans or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

(viii) No Parent Benefit Plan is subject to Title IV of ERISA.

(ix) Each Parent Benefit Plan which constitutes a “group health plan” (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any Parent Benefit Plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, have been operated in compliance with applicable Law, including the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

(x) Actuarially adequate accruals for all obligations under the Parent Benefit Plans are reflected in the Parent Financial Statements and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Closing Date.

(xi) Since December 31, 1983, the requirements for the recordkeeping exemption for leased employees under proposed Treas. Reg. §1.414(n)-3 have been met.

(xii) Neither Parent nor any ERISA Affiliate of Parent has any liability or contingent liability under any Parent Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code.

(xiii) There has been no act or omission that would impair the right or ability of Parent and any ERISA Affiliate of Parent unilaterally to amend or terminate any Parent Benefit Plan.

(d) Multiemployer Plans. Neither Parent nor any ERISA Affiliate of Parent contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in Section 3(37) of ERISA).

7.12  Employment and Labor Matters. Parent has and currently is conducting its business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

7.13  Taxes.

(a) Parent and Merger Sub have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Parent or Merger Sub (whether or not shown on any Tax Return) have been paid. Neither Parent nor Merger Sub are currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where Parent or Merger Sub does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of assets of Parent or Merger Sub that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) Parent and Merger Sub have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) Neither Parent nor Merger Sub expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed by Parent or Merger Sub. There is no dispute or claim concerning any Tax liability of Parent or Merger Sub either (A) claimed or raised by any Governmental Authority in writing or (B) as to which Parent or Merger Sub has any knowledge.

7.14  No Defaults or Violations. Except as set forth on Schedule 7.14 :

(a) Parent has not breached any provision of, nor is it in material default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and to Parent’s Knowledge no other party to any such Contract has breached such Contract or is in default thereunder.

(b) Parent and all of its respective properties and assets are in material compliance with, and no material violation exists under, any and all Laws applicable to Parent and to such properties and assets.

(c) No notice from any Governmental Authority has been received by the Parent or Merger Sub claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

7.15  Environmental Matters.

Except as set forth on Schedule 7.15:

(a) the business and operations of Parent are in full compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

(b) Parent is in possession of all Environmental Permits required for the conduct or operation of their respective businesses (or any part thereof), and are in full compliance with all of the requirements and limitations included in such Environmental Permits;

(c) there are no, and Parent has not used or stored any, Hazardous Substances in, on, or at any of the properties or facilities of Parent, and no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, any of the properties or facilities of Parent or Merger Sub, except in each case for inventories of substances set forth on Schedule 7.15 which are used or are to be used in the ordinary course of business (which inventories have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called “Right To Know Laws”);

(d) Parent has not received any notice from any Governmental Authority or any other Person that any aspect of the business, operations or facilities of Parent is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

(e) Parent has not deposited or incorporated any Hazardous Substances into, on, beneath, or adjacent to any property;

(f) Parent is not the subject of any pending or, to the Knowledge of Parent, threatened, litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law;

(g) Parent has timely filed all reports and notifications required to be filed with respect to all of its properties and facilities and have generated and maintained all required records and data under all applicable Environmental Laws; and

(h) no condition has existed or event has occurred with respect to any property or asset that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by Parent any predecessor to Parent or any Person that is or was an Affiliate of Parent, which property, asset or subsidiary has been sold, transferred or disposed or for which any lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of Parent pursuant to any Environmental Law.

7.16  Litigation.

(a) Except as set forth on Schedule 7.16, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened, against or affecting Parent or Merger Sub or any of their respective officers, directors, managers, employees, agents, stockholders thereof in their capacity as such, or any of the properties or businesses of Parent and Merger Sub, and Parent is not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 7.16, all of the proceedings pending or, to the Knowledge of Parent, threatened, against Parent or Merger Sub are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on Schedule 7.16. Except as set forth on Schedule 7.16, neither Parent nor Merger Sub is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither Parent nor Merger Sub has entered into any agreement to settle or compromise any proceeding pending or, to the Knowledge of Parent, threatened, against them which has involved any obligation other than the payment of money or for which Parent or Merger Sub has any continuing obligation.

(b) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Parent, threatened, by or against any Member, Parent or Merger Sub with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and no Member has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

7.17  Claims Against Officers and Directors. There are no pending or, to the Knowledge of Parent, threatened, claims against any manager, director, officer, employee or agent of Parent or Merger Sub or any other Person which could give rise to any claim for indemnification against Parent or Merger Sub.

7.18  Improper and Other Payments. Neither Parent, Merger Sub, either of their Affiliates, any of their respective managers, directors, officers, employees, agents or representatives acting on behalf of any of them, nor any other Person acting on behalf of any of them, has (a) made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether Lawful or unlawful, (b) made or paid, directly or indirectly, contributions to a domestic or foreign political party or candidate, or (c) made or paid improper foreign payments (as defined in the Foreign Corrupt Practices Act).

7.19  No Other Agreement. Except as set forth on Schedule 7.19, neither Parent nor Merger Sub has any Contract or arrangement with respect to any merger, consolidation, sale of equity securities or all or substantially all of its assets or any similar transaction.

7.20  Brokers. Except as set forth on Schedule 7.20, neither Parent nor Merger Sub has used any broker or finder in connection with the transactions contemplated hereby.

7.21  Valid Issuance of Securities. The Merger Shares, when issued and delivered in accordance with the terms hereof in exchange for shares of Company Common Stock, Company Preferred Series A Preferred Stock and Blue Sun Units, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities Laws.

7.22  Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Parent or Merger Sub or any representative or Affiliate of Parent or Merger Sub in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

7.23  Change in Control Payments. Except as set forth on Schedule 7.23, neither Parent nor Merger Sub has any plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of Parent or Merger Sub.

7.24  Formation of Merger Sub; No Prior Activities.

(a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

ARTICLE VIII

COVENANTS OF THE PARTIES

The respective parties hereto shall take the following actions between the date hereof and the Blue Sun Effective Time:

8.1 Efforts to Consummate; Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated herein. The parties hereto shall execute and deliver promptly such other documents, certificates, agreements, instruments and other writings (including any amendments or supplements thereto) and to take, or cause to be taken, such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated hereby, including, but not limited to, promptly making their respective filings and thereafter making any other required submissions under the HSR Act if any such filings or submissions are required to consummate the transactions contemplated in this Agreement and taking all such further action as reasonably may be necessary to resolve objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under relevant antitrust or competition Laws with respect to the transactions contemplated hereby. Except as otherwise expressly permitted hereby, each of parties hereto may not take any action that would have the effect of preventing or impairing such party’s performance of its obligations under this Agreement.

8.2 Registration Statement and Proxy.

(a) Parent and the Company shall prepare and file with the SEC as soon as practicable a preliminary joint proxy statement on Schedule 14A (the “Proxy Statement”) and a registration statement on Form S-4 (the “Registration Statement”) relating to the Mergers and the Merger Shares to be issued pursuant to Section 4.1 and Section 4.2. The Registration Statement shall provide for the resale under Rule 415 solely of the shares of Parent Common Stock underlying (i) the warrants to purchase Company Common Stock issued to purchasers of Company Series A Preferred Stock and (ii) the shares of Parent Series C Preferred Stock that are issued in the Company Merger pursuant to Section 1.1(d) and not any other Merger Shares. Each of Parent and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable. The Registration Statement and the Proxy Statement must comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations thereunder and the rules and regulations of the Nasdaq Capital Market, as the case may be. Without limiting the foregoing, the Proxy Statement must include the information required by Rule 14f-1 under the Exchange Act. Parent covenants, represents and warrants to the Company and Blue Sun that the Registration Statement, when declared effective by the SEC, and the Proxy Statement, at the time of its mailing or delivery to the stockholders of Parent and the Company and the Members and at the time of the Parent Stockholder Meeting, the Company Stockholder Meeting and the Blue Sun Member Meeting, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company, Blue Sun or their respective Affiliates furnished to Parent by the Company or any of its Affiliates expressly for inclusion in the Registration Statement. Parent shall also take any action required to be taken under state blue sky or securities Laws in connection with the issuance of the Merger Shares pursuant to the Mergers.

(b) The Company and Blue Sun shall, and shall cause their respective Affiliates to, (i) cooperate in the preparation of the Proxy Statement and Registration Statement and (ii) furnish to Parent all information concerning themselves required for use in the Registration Statement or the Proxy Statement, including, without limitation, financial statements of the Company and Blue Sun that are required to be included in the Registration Statement, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent to any third party and/or Governmental Authority in connection with the Mergers and transactions contemplated by this Agreement, including financial statements that are audited by a Public Company Accounting Oversight Board certified public accounting firm for the last three years and any information that is necessary to prepare pro forma financial statements and information to be included in the Registration Statement. The Company and Blue Sun shall use commercially reasonable efforts to assist Parent to resolve all SEC comments with respect to the Registration Statement and the Proxy Statement as promptly as practicable after receipt thereof. If the Company or Blue Sun learns of any event that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, it will promptly inform Parent of such event. The Company and Blue Sun covenant, represent and warrant to Parent that none of the information regarding the Company, Blue Sun or any of their respective Affiliates, or other information supplied in writing by the Company specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement or any amendment thereof or supplement thereto will, at the respective times filed with the SEC or other Governmental Authority, and with respect to the Proxy Statement, at the date mailed to Parent’s stockholders, the Company’s stockholders and the Members and at the time of the Parent Stockholder Meeting, the Company Stockholder Meeting and the Blue Sun Member Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company and Blue Sun covenant, represent and warrant to Parent that the Registration Statement or the Proxy Statement, insofar as they relates to information regarding the Company, Blue Sun or any of their respective Affiliates, or other information supplied in writing by the Company or Blue Sun for inclusion therein, will comply as to form and substance in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and the rules and regulations of the Nasdaq Capital Market, as the case may be.

(c) Parent shall provide the Company with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement and any amendment or supplement to the Registration Statement and the Proxy Statement prior to filing such with the SEC and will provide the Company with a reasonable number of copies of all such filings made with the SEC.

(d) Parent shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement or the Proxy Statement to the Company and advise the Company of any oral comments with respect to the Registration Statement or the Proxy Statement received from the SEC. Parent shall use commercially reasonable efforts to resolve all SEC comments with respect to the Registration Statement and the Proxy Statement as promptly as practicable after receipt thereof. If, at any time prior to the Effective Time, any event with respect to the Company, Blue Sun or any of their respective Affiliates should occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, Parent shall describe such event, and such amendment shall be promptly filed with the SEC and, as required by Law or the rules and regulations of the Nasdaq Capital Market, as the case may be, disseminated to stockholders of Parent and the Company and the Members. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification for offering or sale in any jurisdiction of the Merger Shares issuable pursuant to the Mergers or any request by the SEC for an amendment or supplement of the Registration Statement or the Proxy Statement or for additional information.

8.3 Action by Stockholders of the Company. The Company shall, through its Board of Directors, recommend to the stockholders of the Company the approval of the Company Merger and the adoption of this Agreement. As soon as practicable after the Registration Statement and the Proxy Statement become effective under the Securities Act, the Company shall duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the Company Merger and adopting this Agreement, all in accordance with the CCAA and the Articles of Incorporation and Bylaws of the Company (the “Company Stockholder Meeting”). In lieu of such meeting, the stockholders of the Company may take the actions described in the preceding sentence by unanimous written consent in accordance with the CBCA. In connection with the Company Stockholder Meeting, the Company shall take, at its own expense, all steps necessary for the solicitation of proxies from its stockholders, including the mailing of the Proxy Statement.

8.4 Action by the Members. Blue Sun shall, through its Board of Managers, recommend to the Members the approval of the Blue Sun Merger and the adoption of this Agreement. As soon as practicable after the Registration Statement and the Proxy Statement become effective under the Securities Act, Blue Sun shall duly call, give notice of, convene and hold a meeting of the Members for the purpose of approving the Blue Sun Merger and adopting this Agreement, all in accordance with the CCAA and the Articles of Organization and Operating Agreement of Blue Sun (the “Blue Sun Member Meeting”). In lieu of such meeting, the Members may take the actions described in the preceding sentence by unanimous written consent in accordance with the CLLCA. In connection with the Blue Sun Member Meeting, Blue Sun shall take, at its own expense, all steps necessary for the solicitation of proxies from its members, including the mailing of the Proxy Statement.

8.5 Action by Stockholders of Parent.

(a) Subject to its fiduciary duties and except as otherwise provided in this Agreement, Parent shall, though its the Board of Directors, recommend to the stockholders of Parent that they approve the Parent Stockholder Approvals.

(b) Unless Parent has received a Takeover Proposal that was unsolicited and did not otherwise result from a breach of Section 8.14(b) and Parent’s Board of Directors determines that such Takeover Proposal is reasonably likely to lead to a Superior Proposal, then as soon as practicable after the Registration Statement and the Proxy Statement become effective under the Securities Act, Parent shall duly call, give notice of, convene and hold a meeting of the stockholders of Parent for the purpose of approving the Stockholder Approvals, all in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Parent (the “Parent Stockholder Meeting”). In connection with the Parent Stockholder Meeting, Parent shall take, at its own expense, all steps necessary for the solicitation of proxies from its stockholders, including the mailing of the Proxy Statement.

8.6 Action by Parent. Parent, as the sole stockholder of Merger Sub, shall take such actions as may be necessary to approve the Company Merger and adopt this Agreement.

8.7 Nasdaq Initial Listing. From the date hereof until the earlier of the Closing Date or the Termination Date, each of the parties shall cooperate with each other in good faith and shall each use commercially reasonable efforts to (i) cause Parent to satisfy the initial listing requirements of the Nasdaq Capital Market immediately after the Blue Sun Effective Time, which may include, without limitation, effecting a reverse stock split of the Parent Common Stock concurrently with the Mergers, and (ii) cause (a) the shares of Parent Common Stock listed on the Nasdaq Capital Market immediately prior to the Effective Time and (b) the Merger Shares to be approved for listing on the Nasdaq Capital Market, subject to official notice of issuance, as of the Closing Date.

8.8 Consents and Approvals.

(a) The Company and Blue Sun shall use commercially reasonable efforts to obtain any consents and approvals of any Governmental Authority or other Person required to be obtained by them pursuant to any applicable Law, any Contract or otherwise in order to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 9.4; provided that no party hereto shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that neither the Company nor any of the Subsidiaries shall make any agreement or understanding affecting the Company or any of the Subsidiaries or any of their respective assets or business as a condition for obtaining any such consents or waivers except with the prior written consent of Parent.

(b) Parent and Merger Sub shall use commercially reasonable efforts to obtain any consents and approvals of any Governmental Authority or other Person required to be obtained by them pursuant to any applicable Law, any Contract or otherwise in order to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 10.4; provided that no party hereto shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that neither Parent nor Merger Sub shall make any agreement or understanding affecting Parent or Merger Sub or any of Parent’s assets or business as a condition for obtaining any such consents or waivers except with the prior written consent of the Company.

8.9 Notification of Certain Matters. Each of the parties shall promptly notify the other parties in writing of (i) any change or event having a Material Adverse Effect on such party, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and (iv) any material default under any Contract to which such party is bound or event which, with notice or lapse of time or both, would become such a default on or prior to the Effective Time and of which such party has knowledge. Each party shall promptly notify the other parties of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Company shall promptly notify Parent of any lawsuit, claim, proceeding or investigation that may be instituted or threatened against the Company or any Subsidiary which would have been listed in Schedule 6.20 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof. Parent shall promptly notify the Company of any lawsuit, claim, proceeding or investigation that may be instituted or threatened against the Company or Merger Sub which would have been listed in Schedule 7.16 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

8.10  Supplemental Information. From time to time prior to the Closing, each of the parties hereto will promptly disclose in writing to others any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Parent or which would render inaccurate any of its representations or warranties herein. No information provided to a party pursuant to this Section 8.10 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or in any Related Agreement.

8.11  Preservation of Business.

(a) Except as expressly contemplated by this Agreement, the Company shall and shall cause the Subsidiaries to incur and pay expenses and otherwise operate only in the usual, regular and ordinary course and in a manner consistent with past practice, and shall use commercially reasonable efforts to (i) preserve intact the present business organization and Personnel of the Company and the Subsidiaries, (ii) preserve the good will and advantageous relationships of the Company and the Subsidiaries with customers, suppliers, independent contractors, employees and other Persons material to the operation of their respective businesses, (iii) prevent any event which could have a Material Adverse Effect on the Company or any Subsidiary, and (iv) not take or permit any action or omission which would cause any of the representations or warranties of the Company and Blue Sun contained herein to become inaccurate or any of the covenants of the Company or Blue Sun to be breached.

(b) Without limiting the generality of Section 6.3(a), until the Closing, except as set forth on Schedule 6.3 or with the prior written consent of Parent, the Company shall not and shall not permit any Subsidiary to:

(i) incur any obligation or enter into any Contract which either (x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000, or (y) has a term of, or requires the performance of any obligations by the Company or Blue Sun over a period in excess of, six months,

(ii) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice,

(iii) do any act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any of the Contracts set forth on Schedule 3.11 or any other Contract or obligation the breach of which could have a Material Adverse Effect,

(iv) sell, lease, abandon, transfer, convey, assign or otherwise dispose of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice,

(v) suffer or permit the creation of any Lien over any of its assets or properties other than in the ordinary course of business and consistent with past practice,

(vi) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value,

(vii) make any changes in its accounting systems, policies, principles or practices,

(viii) enter into, authorize, or permit any transaction with any Member or any Affiliate of Member,

(ix) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, shares of capital stock or any other securities of the Company or Blue Sun other than up to $20,250,000 of Company Series A Preferred Stock, or amend any of the terms of any such membership interests, capital stock or other securities,

(x) split, combine, or reclassify any membership interests, shares of its capital stock or other equity securities, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its membership interests, capital stock or other equity securities, or redeem or otherwise acquire any capital stock or other securities of the Company or Blue Sun,

(xi) make any borrowing, incur any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice),

(xii) make any loans, advances or capital contributions to, or investments in, any other Person,

(xiii) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, equity option, equity appreciation right, restricted equity, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,

(xiv) except for capital expenditures contemplated by clause (xv), acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to the Company or Blue Sun,

(xv) authorize or make any capital expenditures which individually or in the aggregate are in excess of $50,000,

(xvi) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes,

(xvii) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, Blue Sun, or any of their respective managers, directors, officers, employees or agents, or

(xviii) terminate, rescind, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, pay any amount not required by Law or by any Contract, or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto.

(c) Without limiting the generality of Section 8.11, until the Closing the Company shall and shall cause the Subsidiaries to:

(i) maintain their respective books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the Company Financial Statements and past practices,

(ii) continue to carry their respective existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist, and

(iii) duly comply with all Laws applicable to their respective businesses and operations.

8.12  Reorganization of Parent. Parent represents that it is Parent’s present intention to pursue the sale of its existing business to a third party as further described in the Parent SEC Reports. However, the Company and Blue Sun acknowledge that Parent can give no assurance that Parent will be able to complete such a transaction or even obtain an offer for such a transaction prior to, at or at any time after the consummation of the Mergers. If Parent is not able to complete such a transaction by the Closing Date, then prior to the Closing, Parent will (i) transfer to a wholly-owned subsidiary of Parent (i) all of the assets (other than cash) and liabilities (other than any liabilities related to this Agreement or any related agreement) of its existing business and (ii) an amount of cash equal to any Working Capital deficit of such subsidiary on the Closing Date, as reasonably determined by Parent in accordance with GAAP. Any such transfer of assets and liabilities to a wholly-owned subsidiary or any sale of Parent’s existing business shall be made on an “as is” basis without any continuing liability of Parent to such wholly-owned subsidiary or purchaser of Parent’s existing business.

8.13  Investigation of the Company and Parent. The Company and Blue Sun shall afford to the officers, employees and authorized representatives of Parent and Parent shall afford the officers, employees and authorized representatives of the Company (in each case including, without limitation, its independent public accountants, attorneys, environmental consultants and financial advisors), reasonable access during normal business hours to the offices, properties, employees and business and financial records (including, without limitation, computer files, retrieval programs and similar documentation) of the Company or any Subsidiary or Parent, as the case may be, to the extent Parent or the Company, as the case may be, shall deem necessary or desirable, and shall furnish to Parent or the Company, as the case may be, or such party’s authorized representatives such additional information concerning the operations, properties and businesses of Parent, the Company or any Subsidiary, as the case may be, as may be reasonably requested in writing, to enable Parent or the Company or such party’s authorized representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify the accuracy of the Company Financial Statements or the Parent Financial Statements or information contained or referred to in the Parent SEC Documents, as the case may be, and to determine whether the conditions set forth in Article IX and Article X, as the case may be, have been satisfied. Such investigations shall be conducted in a manner as not to interfere unreasonably with the operation of the business of Parent or the Company or any Subsidiary, as the case may be. No investigation made by Parent or the Company or such party’s authorized representatives hereunder shall affect the representations and warranties of the parties hereunder. Each party shall keep such information confidential in accordance with the terms of the Confidentiality Agreement, dated December 6 2006, between Parent and the Company (the “Confidentiality Agreement” ).

8.14  No Solicitation.

(a) Neither the Company nor Blue Sun shall, nor shall either of them authorize or permit any of its Affiliates or any officer, director, manager, employee, investment banker, attorney or other adviser or representative of the Company, Blue Sun or any of their respective Affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) except to the extent required by Law as advised by counsel in writing, participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation, of which the Company, Blue Sun or any of their respective Affiliates had knowledge at the time of such violation, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee, or other adviser or representative of the Company, Blue Sun or any of their respective Affiliates, whether or not such Person is purporting to act on behalf of the Company, the Subsidiary or any of their respective Affiliates or otherwise, shall be deemed to be a breach of this Section 8.14 by the Company and Blue Sun. The Company promptly shall advise Parent of any Acquisition Proposal and any inquiries with respect to any Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means any proposal for a merger or other business combination involving the Company, Blue Sun or any of their respective Affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in the Company, Blue Sun or any of their respective Affiliates, any voting securities of the Company, Blue Sun or any of their Affiliates or a substantial portion of the assets of the Company or than up to $20,250,000 of Company Series A Preferred Stock as contemplated by the Subscription Agreement among the Company and the purchasers of Company Series A Preferred Stock party thereto dated as of January 26, 2007.

(b) Parent represents and warrants that it has terminated any discussions or negotiations with any Person other than the Company and Blue Sun concerning any Takeover Proposal prior to the date hereof. From and after the date hereof, Parent will not, and shall use its commercially reasonable efforts not to permit any of its officers, directors, employees, attorneys, financial advisors, agents or other representatives (collectively, “Parent Representatives”) to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information) any Takeover Proposal from any Persons or engage in or continue discussions or negotiations relating thereto, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, except that, so long as Parent is in compliance with its obligations under this Section 8.14(b), Parent may, in response to a Takeover Proposal that the Parent Board of Directors determines is reasonably likely to constitute a Superior Proposal that was not solicited by Parent or any of its Parent Representatives, and that did not result from a breach of this Section 8.14(b), and subject to providing prior written notice of its decision to take such action to the Company, (x) furnish information with respect to Parent to any Person making such a Takeover Proposal pursuant to a customary confidentiality agreement with terms substantially similar to those of the Confidentiality Agreement, and (y) participate in discussions or negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is agreed that any action that is in violation of the restrictions set forth in the preceding sentence by any Parent Representative, whether or not such Parent Representative is purporting to act on behalf of Parent or otherwise, shall be deemed to be a breach of this Section 8.14(b) by Parent. Parent will advise the Company orally (within one Business Day) and in writing (as promptly as practicable) of the receipt of any inquiry or request for information with respect to, or which would reasonably be expected to lead to, any Takeover Proposal. In addition, Parent will provide the Company, within one Business Day of Parent’s receipt, with the material terms and conditions of any Takeover Proposal (and any change in the material terms and conditions thereof) and will promptly (but in no case later than two Business Days thereafter) notify the Company of any determination by Parent’s Board of Directors that a Superior Proposal has been made. Notwithstanding anything contained in this Agreement to the contrary, Parent and the Parent Representatives may (without violating any of the provisions of, or triggering any other responsibilities under this or any other Section of this Agreement, conduct negotiations or discussions with, make proposals to, or solicit or encourage proposals from, third parties for the sale of all or substantially all of the assets of Parent’s existing business to third parties. Except as permitted by this Section 8.14(b), the Board of Directors of Parent shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval by such Board of Directors of this Agreement or the Mergers or the recommendation by such Board of Directors that stockholders of Parent approve this Agreement or the Mergers or (ii) approve or recommend to the stockholders of Parent any Takeover Proposal, unless, in each case, Parent receives an unsolicited Takeover Proposal that such Board of Directors determines in good faith constitutes a Superior Proposal. The Board of Directors of Parent may not enter into an agreement with respect to a Takeover Proposal except in connection with a termination of this Agreement pursuant to Section 11.1(e). Nothing contained in this Section 8.14(b) shall prohibit Parent from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Parent’s stockholders that, in the good faith reasonable judgment of the Board of Directors of Parent after consultation with outside counsel, is required under applicable law.

8.15  Public Announcements.

(a) The parties will agree on the text of a joint press release announcing, among other things, the execution of this Agreement, and cause such press release to be disseminated promptly after the execution of this Agreement.

(b) From the date of this Agreement until the Closing Date or Termination Date, the parties will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or filing prior to the issuance of such press release or other public statement or filing and may not issue any such press release or other public statement or filing without the prior approval of the other party, which consent may not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such other public statement as required by Law or the rules and regulations of Nasdaq Capital Market if it has (a) used its commercially reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner and (b) provided a copy of such release or public statement to such other party at a reasonable time prior to issuing such release or making such statement.

8.16  Resignation of Officers and Directors. Parent shall cause each of the officers and members of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, Parent, to tender his or her resignation from such position effective as of the Effective Time.

8.17  Certain Payments at Closing. The parties agree and acknowledge that (a) all amounts due and payable to B. Riley & Co. in connection with the consummation of the transactions contemplated by this Agreement shall be paid in cash at Closing by Parent and (b) all amounts then due and payable to Sidley Austin LLP, counsel to the Special Committee of the Board of Directors of Parent, and Ellenoff, Grossman and Schole LLP, counsel to Parent, shall be paid in cash at Closing by Parent and (c) Parent will promptly pay all fees and expenses of Sidley Austin LLP for post-closing matters after receipt of invoices therefor.

8.18  Parent Records. Prior to the Effective Time, Parent shall use commercially reasonable efforts to collect at the principal office of Parent all books and records of Parent and its subsidiaries, including originals of all contracts to which Parent or any of its subsidiaries is a party.

8.19  Financing Statements. Parent shall use commercially reasonable efforts to terminate all UCC-1 financing statements which name Parent as debtor prior to the Effective Time.

ARTICLE IX

CONDITIONS PRECEDENT

TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Mergers are subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by Parent and Merger Sub, respectively, in their sole discretion:

9.1 Warranties True as of Both Present Date and Closing Date. All representations and warranties of the Company and Blue Sun contained in this Agreement that are qualified by materiality or a Material Adverse Effect or words of similar effect must be correct and complete in all respects as of the Closing Date as if made on the Closing Date (or, if they relate to a specific date, as if made on such specific date), and those representations and warranties of the Company and Blue Sun contained in this Agreement that are not so qualified shall be correct and complete in all material respects as of the Closing Date as if made on the Closing Date (or, if they relate to a specific date, as if made on such specific date).

9.2 Compliance with Agreements and Covenants. The Company and Blue Sun shall have in all material respects performed, complied with and satisfied all covenants of the Company or Blue Sun contained in this Agreement required by this Agreement to be performed or satisfied by them at or prior to the Closing Date.

9.3 Documents. Parent must have received all of the agreements, documents and items specified in Section 5.5 and Section 5.6 and all other documents reasonably requested by Parent and contemplated by this Agreement or required to be delivered by the Company or Blue Sun to Parent pursuant to this Agreement and not previously delivered.

9.4 Consents and Authorizations. The Company and Blue Sun shall have delivered to Parent written confirmation that all notices, filings, consents, approvals, Permits or orders of and all registrations with third parties, including creditors, Contract parties or Governmental Authorities necessary for the authorization, execution and delivery of or performance by the Company and Blue Sun under this Agreement or their respective Related Agreements or the consummation by the Company and Blue Sun of the transactions contemplated hereby and thereby have been made or obtained (all of the foregoing notices, filings, consents, approvals, Permits, orders and registrations, including those set forth on Schedule 6.3, are referred to collectively herein as the “Company Required Consents”), except for such Company Required Consents, the absence of which would not reasonably be expected to have a Material Adverse Effect on Parent, the Company or Blue Sun.

9.5 No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority (an “Injunction”) nor any Law promulgated or enacted by any Governmental Authority must be in effect which would (i) make the consummation of the Mergers illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Mergers; provided, however, that, prior to invoking this condition, Parent and Merger Sub shall use commercially reasonable efforts to have any such Injunction vacated.

9.6 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of B. Riley & Co. substantially to the effect that the issuance of the Merger Shares pursuant to the terms of this Agreement is fair from a financial point of view, to the stockholders of Parent immediately prior to the Effective Time.

9.7 Expiration of HSR Waiting Period. If the Mergers requires HSR Act clearance, the applicable waiting period under the HSR Act must have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

9.8 Parent Stockholder Approval. The Parent Stockholder Approvals must have been obtained.

9.9 No Material Adverse Change. No Material Adverse Change with respect to the Company and Blue Sun continues to exist on the Closing Date, and no previously undisclosed material liabilities or commitments of the Company or Blue Sun have been discovered.

9.10  No Severance Payments. No severance, “golden parachute” or other similar payments have been made or are due to the Company’s personnel as a result of the Merger other than as set forth on Schedule 7.5(e).

9.11  Preferred Stock Proceeds. The Company must have received proceeds of not less than $20,250,000 from the sale of Parent Series A Preferred Stock to third party investors at or prior to the Closing.

ARTICLE X

CONDITIONS PRECEDENT

TO OBLIGATIONS OF THE COMPANY AND BLUE SUN

The obligations of the Company and Blue Sun to effect the Mergers are subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by the Company and Blue Sun, respectively, in their sole discretion:

10.1  Warranties True as of Both Present Date and Closing Date. All representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified by materiality or a Material Adverse Effect or words of similar effect shall be correct and complete in all respects as of the Closing Date as if made on the Closing Date (or, if they relate to a specific date, as if made on such specific date), and those representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified must be correct and complete in all material respects as of the Closing Date as if made on the Closing Date (or, if they relate to a specific date, as if made on such specific date).

10.2  Compliance with Agreements and Covenants. Parent and Merger Sub shall have in all material respects performed, complied with and satisfied all covenants of the Company and Blue Sun contained in this Agreement required by this Agreement to be performed or satisfied by them at or prior to the Closing Date.

10.3  Documents. The Company must have received all of the agreements, documents and items specified in Section 5.3 and Section 5.4 and all other documents reasonably requested by the Company and contemplated by this Agreement or required to be delivered by Parent or Merger Sub pursuant to this Agreement and not previously delivered.

10.4  Consents and Authorizations. Parent and Merger Sub shall have delivered to the Company written confirmation that all notices, filings, consents, approvals, Permits or orders of and all registrations with third parties, including creditors, Contract parties or Governmental Authorities necessary for the authorization, execution and delivery of or performance by Parent and Merger Sub under this Agreement or their respective Related Agreements or the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been made or obtained (all of the foregoing notices, filings, consents, approvals, Permits, orders and registrations, including those set forth on Schedule 7.3, are referred to collectively herein as the “Parent Required Consents”), except for such Parent Required Consents, the absence of which would not reasonably be expected to have a Material Adverse Effect on Parent, the Company or Blue Sun.

10.5  No Injunctions, Orders or Restraints; Illegality. No Injunction nor any Law promulgated or enacted by any Governmental Authority may be in effect which would (i) make the consummation of the Mergers illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Mergers; provided, however, that, prior to invoking this condition, the Company and Blue Sun shall use commercially reasonable efforts to have any such Injunction vacated.

10.6  Expiration of HSR Waiting Period. If the Mergers require HSR Act clearance, the applicable waiting period under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

10.7  Parent Stockholder Approval. The Parent Stockholder Approvals shall have been obtained.

10.8  Merger Consideration. Parent shall have reserved for issuance a sufficient number of shares of its Common Stock to allow for the issuance of the Merger Shares pursuant to Article II, and such shares shall be authorized for listing on the Nasdaq Capital Market, upon official notice of issuance.

10.9  Resignations. Parent shall have delivered the resignations, effective as of the Effective Time, of each of the directors and executive officers of Parent.

10.10 Exercise Agreements. Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., and Monarch Pointe Fund, Ltd. shall have entered into an agreement with Parent pursuant to which they each agree to convert all of the shares of Parent Series A Preferred Stock and Parent Series B Preferred Stock held by them at the Effective Time into shares of Parent Common Stock at the Blue Sun Effective Time.

10.11  Parent Financial Position. Parent’s assets shall exceed its liabilities on the Closing Date, as determined in accordance with GAAP.

ARTICLE XI

TERMINATION

11.1  Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the Parent Stockholder Approvals by the stockholders of Parent, or the approvals of the shareholders of the Company or Members of Blue Sun:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before June 30, 2007 and (ii) the party seeking to terminate this Agreement pursuant to this Section 11.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before such date;

(c) by either the Company or Parent if (i) a Law shall have been enacted, entered or promulgated prohibiting the consummation of the Mergers substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and nonappealable and the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used commercially reasonable efforts to remove such injunction, order or decree;

(d) by the Company or Parent if the Parent Stockholder Approvals shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders of Parent or at any adjournment thereof;

(e) by Parent if Parent’s Board of Directors in good faith determines that a Takeover Proposal constitutes a Superior Proposal, except that Parent may not terminate this Agreement pursuant to this Section 11.1(e) unless and until (i) three Business Days have elapsed following delivery to the Company of a written notice of such determination by the Board of Directors of Parent and during such three-business-day period Parent (A) informs the Company of the terms and conditions of such Takeover Proposal and the identity of the Person making such Takeover Proposal and (B) Parent in good faith considers any proposals made during such three day period by the Company to amend or modify the terms and conditions of this Agreement, (ii) at the end of such three-business-day period, the Board of Directors of Parent continues in good faith to believe that such Takeover Proposal constitutes a Superior Proposal and (iii) simultaneously with such termination, Parent enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

(f) by the Company if the Board of Directors of Parent shall have withdrawn or modified in a manner adverse to the Company its approval of this Agreement and the transactions contemplated hereby or its recommendation of approval of this Agreement to its stockholders, except the Company may not terminate this Agreement if the Parent Board of Directors withdraws or modifies such approval or recommendation in the event that (i) the Company fails to receive proceeds of and/or subscriptions for not less than $20,250,000 from the sale of Parent Series A Preferred Stock to third party investors or if such subscriptions have been terminated or (ii) if the Mergers are not closed on or before June 30, 2007;

(g) by the Company if (i)(A) there is a successful tender offer made by any Person for more than 50% of the shares of Parent Common Stock prior to the record date for the Parent Stockholder Meeting or (B) any Person other than the Parent Board of Directors acquires valid and unrevoked proxies to vote more than 50% of the shares of Parent Common Stock at the Parent Stockholder Meeting and (ii) the Parent Stockholder Approvals are not received at the Parent Stockholder Meeting.

(h) by either the Company or Parent if, in the case of the Company, there shall have been a material breach either Parent or Merger Sub of any of their respective representations or warranties, or covenants or agreements contained in this Agreement, or if, in the case of Parent, there shall have been a material breach by either the Company or Blue Sun of any of their respective representations or warranties, or covenants or agreements contained in this Agreement, which if not cured would cause the respective conditions set forth in Article IX or Article X, as the case may be, not to be satisfied, and such breach is incapable of being cured, or shall not have been cured after notice thereof shall have been received by the party alleged to be in breach, on or before June 30, 2007.

In the event of any termination pursuant to this Section 11.1 (other than pursuant to clause (a)), written notice setting forth the reasons thereof shall forthwith be given by the terminating party to the other parties. The date, if any, on which this Agreement is terminated pursuant to this Section 11.1, shall be referred to herein as the “Termination Date”.

11.2  Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Article XII, Section 11.3 and Section 13.1, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior breach of this Agreement.

11.3 Company Breakup Fee. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Parent pursuant to Section 11.1(e) and Parent closes a transaction for a Superior Proposal, then Parent shall pay to the Company a fee equal to $750,000 (the “Company Breakup Fee”). The parties hereto agree that the Company Breakup Fee shall be paid to the Company in immediately available funds on the second Business Day following the closing of a transaction for a Superior Proposal.

ARTICLE XII

INDEMNIFICATION

12.1  No Survival of Representations, Warranties, Covenants and Agreements. Except for Article I and this Article XII, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement and no covenant or agreement that is to be performed entirely at or prior to the Effective Time shall survive the Mergers.

12.2  Indemnification and Insurance.

(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Parent or Merger Sub determined immediately prior to the Effective Time (the “Indemnified Parties”) against any Losses incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, in connection with the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL and the CBCA for a period of six (6) years after the Effective Date (and Parent and the Surviving Corporation shall also advance reasonable expenses as incurred to the fullest extent permitted under applicable Law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

(b) Any Indemnified Party wishing to claim indemnification under Section 12.2(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent or the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), Parent shall have the right to assume the defense thereof, and neither Parent nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay all reasonable and documented fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that neither Parent or the Surviving Corporation shall be responsible for the payment of fees and expenses of more than one law firm to represent the Indemnified Parties in connection with a single action in a particular jurisdiction, except that if such law firm concludes that it cannot represent multiple Indemnified Parties, then Parent and the Surviving Corporation shall be responsible for the payment of reasonable and documented fees and expenses of up to one Law firm per Indemnified Party.

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and is not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall assume all of the obligations set forth in this Section.

(d) The provisions of this Section 12.2 are intended to be for the benefit of, and may be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

(e) Parent shall purchase a six-year extended reporting period endorsement (“reporting tail coverage”) under Parent’s existing directors’ and officers’ liability insurance coverage, provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof from the Effective Time on terms that in all material respects are no less advantageous to the intended beneficiaries thereof than the existing directors’ and officers’ liability insurance.

ARTICLE XIII

MISCELLANEOUS

13.1  Expenses. Except as expressly provided in this Agreement, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

13.2 Amendment. At any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Parent and prior to the Effective Time, this Agreement may be amended or supplemented by a writing signed by each of the parties hereto with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of Parent there shall be no amendment or change to the provisions hereof which by Law or in accordance with the rules of any relevant Securities Act or Nasdaq Capital Market requires further approval by such stockholders without such further approval or any amendment or change not permitted under applicable Law.

13.3  Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in Person or by courier or a courier service, (b) on the date of transmission if sent by facsimile with written confirmation of receipt, (c) when received if sent by a nationally recognized overnight delivery service, or (d) five Business Days after being deposited in the mail, certified or registered, postage prepaid:

If to Parent or Merger Sub, addressed as follows:

M-Wave, Inc.

11533 Franklin Avenue

Franklin Park, IL 60131

Attention: Bruce Nelson

Telephone No.: (714) 974-2500 x5215

Facsimile No.: (714) 921-0683

with a copy to

Sidley Austin LLP

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013

Attention: Stephen D. Blevit, Esq.

Telephone No.: (213) 896-6029

Facsimile No.: (213) 896-6600

If to the Company or Blue Sun, addressed as follows:

SunFuels, Inc.

1400 W. 122nd Ave., Suite 110

Westminster, CO 80234

Attention: Jeff Probst

Telephone No.: (303) 865-7700

Facsimile No.: (303) 865-7705

with a copy to

Faegre & Benson LLP

1900 15th Street

Boulder, CO 80302

Attention: James H. Carroll, Esq.

Telephone No.: (303) 447-7700

Facsimile No.: (303) 447-7800

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

13.4  Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement is effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

13.5  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

13.6  No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, the Indemnified Parties with respect to Article XII, B. Riley & Co., Sidley Austin LLP and Ellenoff, Grossman and Schole LLP with respect to Section 8.17, and each of their respective Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

13.7  Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof is not affected thereby, and there must be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

13.8  Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

13.9  Applicable Law. This Agreement is governed by and construed in accordance with the internal Laws of the State of New York, except that the Company Merger is governed by the DGCL, the CBCA and the CCAA and the Blue Sun Merger is governed by the CLLCA and the CCAA.

13.10  Jurisdiction of Disputes; Waiver of Jury Trial. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a state court of competent jurisdiction located within the State of Delaware; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to Personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the fullest extent permitted by Law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of Delaware; (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the State of Delaware, satisfactory to the Member Representative and Parent, to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 13.3 for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

13.11  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.12  Facsimile Signatures. Any signature page delivered pursuant to this Agreement, any Related Agreement or any other document delivered pursuant hereto via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

M-WAVE, INC.,
a Delaware corporation

By:	/s/ Joseph A. Turek
Name:	Joseph A. Turek
Title:	President and Chief Operating Officer

OCEAN MERGER SUB, INC., a Delaware corporation

By:	/s/ Joseph A. Turek
Name:	Joseph A. Turek
Title:	President and Chief Operating Officer

SUNFUELS, INC., a Colorado corporation

By:	/s/ Jeffrey R. Probst
Name:	Jeffrey R. Probst
Title:	President and CEO

BLUE SUN BIODIESEL, LLC, a Colorado limited liability company

By:	/s/ Jeffrey R. Probst
Name:	Jeffrey R. Probst
Title:	Manager

Signature Page to Agreement and Plan of Merger

M-WAVE, INC.

EXERCISE AGREEMENT

THIS EXERCISE AGREEMENT (this “Agreement”), is made as of January 26, 2007, by and among M-Wave, Inc., a Delaware corporation (the “Company”) and MAG Capital, LLC, a California limited liability company, Mercator Momentum Fund, LP, a California limited partnership, Mercator Momentum Fund III, LP, a California limited partnership, and Monarch Pointe Fund, Ltd., an international business company organized under the laws of the British Virgin Islands (collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company, Ocean Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), SunFuels, Inc., a Colorado corporation (“SunFuels”), and Blue Sun Biodiesel LLC, a Colorado limited liability company and subsidiary of SunFuels (“Blue Sun”), are parties to a Merger Agreement dated as of January 26, 2007 (the “Merger Agreement”);

WHEREAS, the Stockholders are the holders of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company set forth on the signature pages hereto (collectively, the “Shares”);

WHEREAS, it is a condition to the closing of the transactions contemplated by the Merger Agreement that the Company obtain the agreement of the Stockholders to convert their Shares into shares of Common Stock of the Company (“Common Stock”) at the Blue Sun Effective Time (as defined in the Merger Agreement); and

WHEREAS, the Stockholders are entering into this Agreement to convert the Shares into Common Stock in exchange for the right to put the shares of Common Stock received upon conversion of the Shares to the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO EXERCISE OR CONVERT

Section 1.1 Agreement to Convert Shares. Each Stockholder hereby agrees to convert the Shares, held by such Stockholder into Common Stock, effective as of Blue Sun Effective Time. In furtherance of the foregoing, each Stockholder will comply with all of the terms and conditions for conversion of its Shares as set forth in the terms and conditions of the Shares, not later than the Blue Sun Effective Time. The Company will notify each Stockholder of the expected date of the Blue Sun Effective Time not later than two business days prior to the such date, which notice may be given orally or in writing. The shares of Common Stock issued upon conversion of the Shares shall be referred to herein as the “Conversion Shares”.

Section 1.2 Adjustment Upon Changes In Capitalization. In the event of any change in the Shares, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Shares subject to this Agreement shall be appropriately adjusted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to the Company as follows:

Section 2.1 Title to Shares. As of the date hereof, the Stockholder is the record or beneficial owner of the number of Shares set forth on under the Stockholder’s name on the signature pages hereto and such Shares are, or will be as of the Closing all of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company owned, either of record or beneficially, by the Stockholder. Such Shares, are and will be as of the Blue Sun Effective Time owned free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to the Company prior to the execution and delivery of this Agreement in writing.

Section 2.2 Authority Relative to This Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all proceedings on the part of Stockholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.3 No Conflict.

(a) Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which its Shares are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or its Shares are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

ARTICLE III

COVENANTS OF THE STOCKHOLDERS

Section 3. No Inconsistent Agreements. Each Stockholder, for the benefit of the Company, hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder shall not enter into any agreement or grant a proxy or power of attorney with respect to its Shares that is inconsistent with this Agreement.

Section 3.2 Transfer Of Title. Each Stockholder, for the benefit of the Company, hereby covenants and agrees that, so long as this Agreement is in effect, the Stockholder will not transfer record or beneficial ownership of any of its Shares unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE IV

STOCKHOLDER PUT RIGHTS

Section 4.1 Put Rights. Upon the occurrence of the following events the Stockholders shall have the right, in its sole discretion, to require the Company to redeem the Conversion Shares:

(a) If at any time after the Blue Sun Effective Time the Company or any subsidiary of the Company receives cash proceeds (“Sale Proceeds”) from the sale of its existing business (a “Business Sale”) then the Stockholders shall have the right to require the Company to redeem Conversion Shares with an aggregate Redemption Price (as defined below) equal to the Sale Proceeds, or such lesser number of Conversion Shares as is determined by the Stockholders in their sole discretion.

(b) If at any time after the Blue Sun Effective Time the Company receives cash proceeds (“Exercise Proceeds”) from the exercise of any stock options or warrants of the Company outstanding on the date hereof (an “Exercise Event”) then the Stockholders shall have the right to require the Company to redeem a number of Conversion Shares with an aggregate Redemption Price equal to the total amount of Exercise Proceeds or such lesser number of Conversion Shares as is determined by the Stockholders in their sole discretion.

(c) If at the Blue Sun Effective Time the Company has cash in excess of its current liabilities, as reasonably determined by the Company in accordance with GAAP (“Excess Cash”), then the Stockholders shall have the right to require the Company to redeem Conversion Shares with an aggregate Redemption Price equal to the amount of such Excess Cash or such lesser number of Conversion Shares as is determined by the Stockholders in their sole discretion.

Section 4.2 Redemption Price. The redemption price per Conversion Share (the “Redemption Price”) shall be (i) $3.92 per share for the first 318,877 Conversion Shares redeemed and (ii) $3.16 per share for each Conversion Share redeemed thereafter.

Section 4.3 Put Rights Pro Rata. Conversion Shares shall be redeemed pro rata from the Stockholders based upon the following: (i) the number of shares of Series A Preferred Stock of the Company owned by each Stockholder for the first 318,877 Conversion Shares redeemed and (ii) the number of shares of Series B Preferred Stock of the Company owned by each Stockholder for all subsequent Conversion Shares redeemed.

Section 4.4 Company Notice. The Company shall provide a written notice to the Stockholders not more than five business days after the occurrence of any Business Sale or any Exercise Event. In addition, the Company shall provide an estimate of Excess Cash to the Stockholders not less than two business days prior to the Closing (as defined in the Merger Agreement).

Section 4.5 Stockholder Notice. In order to exercise its rights under this Article IV a Stockholder shall give a written notice of exercise to the Company (an “Exercise Notice”). Within five business days of receipt of an Exercise Notice, the Company shall cause its transfer agent to redeem the applicable Conversion Shares and make payment, in immediately available funds, of the aggregate Redemption Price for the redeemed Conversion Shares.

Section 4.6 Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Conversion Shares subject to this Article IV and the Redemption Price shall be appropriately adjusted.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate automatically upon the date on which the Company notifies the Stockholders in writing that it has abandoned the transactions contemplated by the Merger Agreement for any reason other than as the result of a breach of this Agreement by a Stockholder.

Section 5.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder:	At such address as is set forth on its signature page hereto.

If to the Company:	M-Wave, Inc. 11533 Franklin Avenue Franklin Park, IL 60131 Attention: Bruce Nelson Telephone No.: (714) 974-2500 x5215 Facsimile No.: (714) 921-0683

Or its chief executive office as listed in any subsequent filings with the Securities Exchange Commission

With a copy to:

Sidley Austin LLP 555 W. Fifth Street, Suite 4000 Los Angeles, California 90013 Attention: Stephen D. Blevit, Esq. Telephone Number: (213) 896-6029 Facsimile Number: (213) 896-6600

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

Section 6.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, among the parties hereto, relating to the conversion of the Shares.

Section 6.3 Stockholder Capacity. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of the Shares set forth on its signature page hereto.

Section 6.4 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the United States located in Los Angeles County California or New York, New York, without any requirement to post a bond, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a state or federal court sitting in Los Angeles County California or New York, New York; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 6.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

Section 6.6 Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

Section 6.7 Assignment. Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 6.8 Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

Section 6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10 Facsimile Signatures. Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

M-Wave, Inc.

By:	/s/ Joseph A. Turek
Name:	Joesph A. Turek
Title:	President and Chief Operating Officer

Monarch Pointe Fund Ltd.		Mercator Momentum Fund, L.P.

By:	M.A.G. CAPITAL, LLC	By:	M.A.G. CAPITAL, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ Harry Aharonian	By:	/s/ Harry Aharonian
	Harry Aharonian		Harry Aharonian
	Portfolio Administrator		Portfolio Administrator

By:	/s/ Todd Bomberg	By:	/s/ Todd Bomberg
	Todd Bomberg		Todd Bomberg
	Chief Investment Officer		Chief Investment Officer

Shares of Series A Preferred Stock: 3,375		Shares of Series A Preferred Stock: 5,375
Shares of Series B Preferred Stock: 22,400		Shares of Series B Preferred Stock: 7,100

Mercator Momentum Fund III, L.P.

		By:	M.A.G. CAPITAL, LLC
		Its:	General Partner

		By:	/s/ Harry Aharonian
Harry Aharonian
Portfolio Administrator

		By:	/s/ Todd Bomberg
Todd Bomberg
Chief Investment Officer

Shares of Series A Preferred Stock: 3,750
Shares of Series B Preferred Stock: 40,148

SIGNATURE PAGE

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made as of January 26, 2007, by and between SunFuels, Inc., a Colorado corporation (the “SunFuels”) and the undersigned stockholder (“Stockholder”) of M-Wave, Inc., a Delaware corporation (“MWAV”).

RECITALS

WHEREAS, SunFuels and MWAV are presently negotiating a Merger Agreement in the form attached hereto as Exhibit A (“Merger Agreement”), by and among MWAV, Ocean Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the MWAV (“Merger Sub”), SunFuels, and Blue Sun Biodiesel LLC, a Colorado limited liability company and subsidiary of SunFuels (“Blue Sun”);

WHEREAS, on the terms and subject to the conditions of the Merger Agreement, (i) upon the consummation of the Company Merger (as defined in the Merger Agreement), Merger Sub will be merged with and into SunFuels, with SunFuels as the surviving corporation, and the separate existence of Merger Sub will cease, and (ii) upon the completion of the Blue Sun Merger (as defined in the Merger Agreement), Blue Sun will be merged with and into SunFuels, with SunFuels as the surviving corporation, and the separate existence of Blue Sun will cease (collectively, the “Mergers”);

WHEREAS, as of the date hereof, Stockholder, owns the equity securities of MWAV (the “Securities”) set forth on Stockholder’s signature page hereto; and

WHEREAS, Stockholder is entering into this Agreement to vote its Securities in favor of the Parent Stockholder Approvals (as defined in the Merger Agreement), in order to induce SunFuels to consummate the Mergers and the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE SHARES

Section 1.1 Agreement to Vote.

(a) Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of MWAV, however called, and in any action by consent of the stockholders of MWAV, Stockholder will vote or cause to be voted in favor of the Parent Stockholder Approvals: (i) all Securities owned legally or beneficially by Stockholder and (ii) any and all Securities acquired by Stockholder on or after the date hereof.

(b) Stockholder acknowledges that (i) Stockholder has reviewed and understands the Merger Agreement and the transactions contemplated thereby, (ii) Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the transactions contemplated by the Merger Agreement, (iii) Stockholder has carefully considered and has, to the extent Stockholder believes such discussion necessary, discussed the Mergers with Stockholder’s professional legal, tax and financial advisers, (iv) SunFuels has made available to Stockholder the opportunity to ask questions of, and receive answers from, SunFuels concerning the terms and conditions of the Mergers, and to obtain any additional information which SunFuels had in its possession or was able to acquire without unreasonable effort or expense and (v) Stockholder has reviewed the SunFuels Confidential Private Placement Memorandum dated October 6, 2006 and the Supplement thereto dated January 15, 2007.

Section 1.2 Adjustment Upon Changes In Capitalization. In the event of any change in the Securities, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of MWAV, the number and kind of Securities subject to this Agreement shall be appropriately adjusted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF STOCKHOLDER

Stockholder hereby represents and warrants to SunFuels as follows:

Section 2.1 Title to Equity Securities. As of the date hereof, Stockholder is the record and beneficial owner of the number of Securities set forth on Stockholder’s signature page hereto. Such Securities, are and will be on the Effective Date (as defined in the Merger Agreement) owned free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to SunFuels prior to the execution and delivery of this Agreement in writing. Stockholder has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such Securities.

Section 2.2 Authority Relative to This Agreement. Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all proceedings on the part of Stockholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.3 No Conflict.

(a) Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Stockholder or by which its Securities are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Securities, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or its Securities are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

(b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

ARTICLE III

COVENANTS OF THE STOCKHOLDERS

Section 3.1 No Inconsistent Agreements. Stockholder covenants and agrees that, except as contemplated by this Agreement, Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its Securities that is inconsistent with this Agreement.

Section 3.2 Transfer Of Title. Stockholder hereby covenants and agrees that, so long as this Agreement is in effect, Stockholder will not transfer record or beneficial ownership of any of its Securities unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE IV

COVENANTS OF THE COMPANY

Section 4.1 Other Agreements. SunFuels hereby covenants that it shall not amend, waive, forgive performance of or terminate any agreement it now has or hereafter enters into obligating one or more MWAV stockholders to vote, or pursuant to which one or more MWAV stockholders agrees to vote, in favor of approving the Parent Stockholder Approvals and that it shall enforce any rights it has pursuant to any such agreement.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate automatically upon the earlier of (a) the date on which MWAV obtains stockholder approval of the Parent Stockholder Approvals in accordance with the Delaware Business Corporations Act, and (b) the date on which SunFuels notifies Stockholder in writing that it has abandoned the Mergers for any reason other than as the result of a breach of this Agreement by Stockholder.

Section 5.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder:	At such address as is set forth on its signature page hereto.

If to SunFuels:	SunFuels, Inc.
1400 W. 122nd Ave., Suite 110
Westminster, CO 80234
Attention: [Jeff Probst]
Telephone No.: (303) 865-7700
Facsimile No.: (303) 865-7705

With a copy to:

Faegre & Benson LLP
1900 15th Street
Boulder, CO 80302
Attention: James H. Carroll, Esq.
Telephone No.: (303) 447-7700
Facsimile No.: (303) 447-7800

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

Section 6.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, between the parties hereto, relating to the voting of Stockholder’s Securities with respect to the Parent Stockholder Approvals.

Section 6.3 Stockholder Capacity. Stockholder signs solely in its capacity as the record holder and beneficial owner of the Securities set forth on its signature page hereto.

Section 6.4 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the United States located in the State of Colorado, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a state or federal court sitting in the State of Colorado; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 6.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

Section 6.6 Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

Section 6.7 Assignment. Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 6.8 Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware.

Section 6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10 Facsimile Signatures. Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SUNFUELS, INC.

By:	/s/ Justin Bzdek
Name:	Justin Bzdek
Title:	Chief Financial Officer

[Counterpart Stockholder Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement, effective as of the date first written above.

INDIVIDUAL:

Joseph A. Turek
(Print or Type Name of Individual)

/s/ Joseph A. Turek
(Signature of Individual)

ENTITY:

(Print or Type Name of Entity)

By:
(Signature of Authorized Signatory)

Name:
(Print or Type Name of Authorized Signatory)

Title:
(Print or Type Title of Authorized Signatory)

ADDRESS FOR NOTICES:	11533 Franklin Avenue
2nd Floor
Franklin Park, IL 60131
Fax No.: (630) 396-9100

EQUITY SECURITIES OF MWAV OWNED BY STOCKHOLDER:	344,750	shares of Common Stock

shares of Series A Preferred Stock

shares of Series B Preferred Stock

IN WITNESS WHEREOF, the undersigned has executed this Voting Agreement, effective as of the date first written above.

INDIVIDUAL :

(Print or Type Name of Individual)

(Signature of Individual)

ENTITY:

Asset Managers International Limited
(Print or Type Name of Entity)

By:	/s/ Carolynn D. Hiron
(Signature of Authorized Signatory)

Name:	Carolynn D. Hiron
(Print or Type Name of Authorized Signatory)

Title:	Director
(Print or Type Title of Authorized Signatory)

ADDRESS FOR NOTICES:	Pentagon Capital Management PLC
One Knightsbridge, London SW1X 7LX
United Kingdom
Fax No.: +44 203 100 9960

EQUITY SECURITIES OF MWAV OWNED BY STOCKHOLDER:	151,375	shares of Common Stock

shares of Series A Preferred Stock

shares of Series B Preferred Stock

Monarch Pointe Fund Ltd.		Mercator Momentum Fund, L.P.

By:	M.A.G. CAPITAL, LLC	By:	M.A.G. CAPITAL, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ Harry Aharonian	By:	/s/ Harry Aharonian
	Harry Aharonian		Harry Aharonian
	Portfolio Administrator		Portfolio Administrator

By:	/s/ Todd Bomberg	By:	/s/ Todd Bomberg
	Todd Bomberg		Todd Bomberg
	Chief Investment Officer		Chief Investment Officer

Shares of Series A Preferred Stock: 3,375		Shares of Series A Preferred Stock: 5,375
Shares of Series B Preferred Stock: 22,400		Shares of Series B Preferred Stock: 7,100
Shares of Common Stock: 148,429		Shares of Common Stock: 59,609

M.A.G. Capital, LLC		Mercator Momentum Fund III, L.P.

		By:	M.A.G. CAPITAL, LLC
		Its:	General Partner

By:	/s/ Harry Aharonian	By:	/s/ Harry Aharonian
	Harry Aharonian		Harry Aharonian
Portfolio Administrator

By:	/s/ Todd Bomberg	By:	/s/ Todd Bomberg
	Todd Bomberg		Todd Bomberg
	Chief Investment Officer		Chief Investment Officer

Shares of Common Stock: 39,464		Shares of Series A Preferred Stock: 3,750
Shares of Series B Preferred Stock: 40,148
Shares of Common Stock: 102,213

EXHIBIT A

MERGER AGREEMENT

M-Wave to Merge with SunFuels and Blue Sun a leading biodiesel company

SunFuels completes $10.125 million equity investment in connection with merger

Denver, CO and Franklin Park, IL (January 29, 2007)—SunFuels, Inc. (“SunFuels”) a leading biodiesel fuel company, Blue Sun Biodiesel LLC (“Blue Sun”), the operating subsidiary of SunFuels, and M-Wave, Inc. (NasdaqCM: MWAV) (“M-Wave”) jointly announced today that they entered into a definitive merger agreement whereby SunFuels and Blue Sun would merge into a wholly-owned subsidiary of M-Wave. The transaction is expected to close in the second quarter of 2007, pending satisfaction of conditions to closing. When the transaction closes, certain directors and the officers of SunFuels will assume control of M-Wave, which will change its name to Blue Sun Holdings, Inc. (the “Company”). The Company’s operating subsidiary will be renamed Blue Sun Biodiesel, Inc. The Company will continue to be a publicly traded and reporting company following the closing of the transaction.

Jeff Probst, President and CEO of SunFuels and Blue Sun, said, “SunFuels is merging with M-Wave as part of Blue Sun’s strategy to meet expanding consumer demand for high-quality, premium-performance biodiesel fuel. We believe that now is an ideal time to be positioned as a public company in the biodiesel fuel business. With this transaction and our investors, Blue Sun is fully prepared to expand its business strategy and to meet the growing demand for high-quality biodiesel fuels.”

Joe Turek, Chairman and President of M-Wave, commented: “This transaction represents a milestone in our efforts to provide value to our stockholders. We are excited to have M-Wave play a role in the growing biodiesel market in the United States. We look at this transaction as a significant positive event for the company.”

In addition to the merger transaction, SunFuels completed a $10.125 million private placement of its Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible into SunFuels Common Stock. In connection with the issuance of the Series A Convertible Preferred Stock, SunFuels also issued warrants to purchase additional shares of SunFuels Common Stock to the investors in this round of financing. M.A.G. Capital, LLC, a Los Angeles-based private investment firm, was the lead investor in the Series A financing, which included one other institutional investor. In addition, M.A.G. Capital committed to purchase $10.125 million in additional Series A Convertible Preferred Stock upon the closing of the merger transaction.

Jeff Probst of SunFuels and Blue Sun commented, “As a leading vertically integrated biodiesel company, the $20.25 million equity investment provides the company with the capital necessary to complete construction of biodiesel refinery assets aggregating 45 million gallons of biodiesel per year. We intend to begin construction of our first biodiesel refinery site at Clovis, New Mexico immediately and to continue to build out our vertically integrated business model, including the construction of oilseed crushing facilities and advanced biodiesel blending terminals. With the combination of this merger transaction and the infusion of equity capital, we believe we will be well positioned to compete in the burgeoning biodiesel market in the United States.”

As consideration for the merger transaction, the outstanding equity securities of SunFuels will be exchanged for equity securities of M-Wave. Specifically, outstanding SunFuels Common Stock, Series A Convertible Preferred Stock, options and warrants will be exchanged for Company Common Stock, Series C Convertible Preferred Stock, options and warrants, respectively. As a result, the holders of such SunFuels equity securities will own 87.2% of the Common Stock of the Company, on a fully-diluted basis, assuming (i) the completion of the SunFuels Series A Convertible Preferred Stock financing described below and (ii) conversion or exercise of all convertible or exercisable securities of the Company that will be outstanding after the completion of the merger. Similarly, all of the outstanding Blue Sun membership interests not already owned by SunFuels will be exchanged for shares of Company Common Stock. As a result, the holders of such Blue Sun membership interests will own 3.8% of the Common Stock of the Company, as so calculated on a fully-diluted basis. The currently outstanding shares of M-Wave Common Stock will remain outstanding and, following the exchange of SunFuels and Blue Sun equity securities for M-Wave equity securities, the currently outstanding shares, warrants and options of M-Wave will represent 9.0% of the outstanding shares, warrants, and options of the Company, as so calculated on a fully-diluted basis.

The merger transaction is subject to the approval by the stockholders of M-Wave and SunFuels and the members of Blue Sun, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions. Holders of a majority of the outstanding shares of each class of stock of SunFuels and holders of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave have agreed to vote in favor of the mergers. SunFuels, which holds 94.4% of the outstanding Blue Sun membership interests, has agreed to the Blue Sun merger. In addition, the merger transaction is subject to the receipt of the remaining $10.125 million in SunFuels Series A Convertible Preferred Stock. There can be no assurances that SunFuels will receive the remaining $10.125 million or that the merger transaction will be completed as contemplated.

Because the holders of the equity securities of SunFuels will acquire a majority of M-Wave’s shares of capital stock as a result of the merger transaction, the merger transaction will be treated as a reverse merger for accounting purposes, and SunFuels will be deemed to be the acquiror in the reverse merger. Consequently, the historical financial statements of the Company will be the historical financial statements of SunFuels rather than the historical financial statements of M-Wave, and the assets and liabilities of SunFuels will be recorded at their historical cost basis to SunFuels, and the assets and liabilities of M-Wave will be recorded as if they were purchased on the closing date at their fair market value on that date.

Important Information

M-Wave and SunFuels plan to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to their stockholders a joint proxy statement (the “Merger Proxy Statement”) and registration statement on Form S-4 (the “Registration Statement”) relating to the merger transaction and related transactions. M-Wave and/or SunFuels may file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE MERGER PROXY STATEMENT AND REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. When available, security holders may obtain a free copy of the Merger Proxy Statement, the Registration Statement and other documents that M-Wave and/or SunFuels files with the SEC at the SEC’s website at www.sec.gov. The Merger Proxy Statement, the Registration Statement and these other documents may also be obtained free of charge from M-Wave by directing a request to M-Wave, Inc., Attention: Joe Turek, Chairman and President or Jeff Figlewicz, CFO at (630) 562-5550.

This press release is neither an offer to sell nor a solicitation of an offer to purchase securities. Neither the SEC nor any state securities commission has approved or disapproved of the securities described in this presentation or passed upon the accuracy or adequacy of the information contained in this presentation, or endorsed the merits of the presentation.

About SunFuels, Inc. and Blue Sun Biodiesel LLC

Headquartered in Denver, SunFuels, through Blue Sun, is a vertically integrated agriculture-energy company and marketer of premium agricultural and renewable fuels products and is a leading biodiesel marketer in the Rocky Mountain States, including Colorado, New Mexico, and Wyoming, and in Ontario, Canada.

Blue Sun differentiates its products through proprietary oilseed crops, additives, quality assurance, blending, and distribution infrastructure. Blue Sun oilseed crop R&D and established farmer network, industry-leading QA/QC policies, retail pump network, and distributor network bring customers high and consistent quality diesel fuel. Blue Sun’s distribution network features its high-volume, advanced ratio blending terminals, which are fully automated and allow Blue Sun’s flagship product, Blue Sun Fusion TM , to be transported via rail or truck throughout the Rocky Mountain region.

Blue Sun Fusion, Blue Sun’s flagship product, is currently distributed in 10 states including Colorado, New Mexico, Nebraska, Wyoming, Idaho, and Montana, and in Ontario, Canada. Blue Sun is seeking to expand its distribution network with 12 new authorized distributors that will expand distribution in new markets, including Arizona, California, Kansas, Texas, Nevada, Oregon, Washington, North Dakota, South Dakota, Oklahoma, and States east of the Mississippi river.

Blue Sun’s customers include Denver Public Schools, City and County of Denver, City of Colorado Springs, City of Fort Collins, City of Santa Fe, Durango Mountain Resort, Aspen Ski Company, New Belgium Brewing Company, Odell Brewing Company and PNM, a large public utility in New Mexico, among others.

For the year ended December 31, 2005, SunFuels generated consolidated revenues of $4.5 million and a consolidated net loss of $0.7 million (audited). For the 12 months ended September 30, 2006, SunFuels generated consolidated revenues of $6.9 million and a consolidated net loss of $0.2 million (unaudited).

Blue Sun’s website is located at www.gobluesun.com.

Legal counsel to SunFuels and Blue Sun in the aforementioned transactions was provided by Faegre & Benson LLP and The Finberg Law Firm, both in Boulder, Colorado.

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components and direct broadcasting satellite parts domestically and from Asia. M-Wave’s Electro-Mechanical Group division (“EMG”) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications and industrial electronics products. EMG also offers domestic and international supply chain services and annual forecast financing for its middle market customers.

M-Wave’s website is located at www.mwav.com.

Forward-Looking Statements

The information included in this press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. All statements that do not concern historical facts are forward-looking statements. These statements involve substantial known and unknown risks and uncertainties that could cause the actual results to differ materially from those described herein. M-Wave’s forward-looking statements are based on information currently available to it, and M-Wave undertakes no obligation to update or revise these statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

Interests Of Certain Persons In The Merger

M-Wave and its executive officers and directors, SunFuels and its executive officers and directors, and Blue Sun and its executive officers and directors, may be deemed to be participants in the solicitation of proxies from stockholders in favor of the proposed transaction. Certain of these executive officers and directors have interests in the transaction that may differ from the interests of stockholders generally. These interests will be described in the merger proxy statement when it becomes available.

Annex Q

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: March 22, 2007

(Date of earliest event reported)

M-Wave Inc

(Exact name of registrant as specified in its charter)

IL	0-19944	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11533 Franklin Ave	60131
(Address of principal executive offices)	(Zip Code)

(630) 562-5550

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 22, 2007, M-Wave issued a press release announcing that it’s special committee of its board of directors has received a non binding letter of intent (LOI) from Joseph A. Turek, its Chairman and Chief Operating Officer, and Robert Duke, president of its Electro-Mechanical Group division, or EMG division, to purchase substantially all of the assets of the EMG division. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1	Press Release of M-Wave Inc dated March 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2007	M-WAVE INC

	By:	/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of M-Wave Inc dated March 22, 2007

M-Wave Managers Submit Letter of Intent to Purchase Existing Business

Joe Turek and Bob Duke Present Offer to Special Committee

FRANKLIN PARK, IL — 03/22/2007 — M-Wave, Inc. (NASDAQ: MWAV), an international electronic procurement services firm and virtual manufacturer of customer-specified electronic components (the “Company”), announced today that its special committee of its board of directors has received a non binding letter of intent (LOI) from Joseph A. Turek, its Chairman and Chief Operating Officer, and Robert Duke, president of its Electro-Mechanical Group division, or EMG division, to purchase substantially all of the assets of the EMG division.

Mr. Turek and Mr. Duke together currently own approximately 20% of M-Wave’s outstanding common stock.

The special committee of the board of directors has elected to study the LOI and leave open the potential for additional offers prior to making a decision whether to accept or reject the offer. In furtherance of that objective, the special committee re-engaged the investment banking firm of B-Riley to advise the board regarding the fairness of the offer and any other offers that may be made for the EMG division. There can be no assurance that this or any other offer that may be made for the EMG division will be accepted.

The proposal is subject to various conditions including obtaining stockholder approval for the proposed transaction and for the Company’s proposed merger with Sun Fuels, Inc. and Blue Sun Biodiesel LLC, Inc., which was previously announced. The Company’s Special Committee of its board of directors consists of three independent directors, Bruce K. Nelson, Glenn Norem and Gary L. Castagna.

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components and direct broadcasting satellite parts domestically and from Asia. M-Wave’s Electro-Mechanical Group division (“EMG”) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications and industrial electronics products. EMG also offers domestic and international supply chain services and annual forecast financing for its middle market customers.

M-Wave’s website is located at www.mwav.com.

M-Wave Contact:

Jeff Figlewicz

CFO

630 562-5550 Ext. 4720

Annex R

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2007

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	No. 36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(Address of principal executive offices including Zip Code)

(630) 562-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 1.01 – Entry into a Material Definitive Agreement

On July 20, 2007, M-Wave, Inc. (the “Company”) entered into an Asset Purchase Agreement for the sale of the Company’s current business operations, by and among the Company, M-Wave International, LLC, an Illinois limited liability company (the “Purchaser”), Joseph Turek, and Robert Duke. The Purchaser is a company formed by Joseph Turek, the Company’s Chairman and Chief Operating Officer and Robert Duke, the President of the Company’s Electro-Mechanical Group division.

In accordance with the terms of the Asset Purchase Agreement, the Purchaser will acquire substantially all of the assets and will assume substantially all of the liabilities of the Company related to its current business operations. As consideration for the acquisition, the Purchaser will deliver to the Company 300,000 shares of the Company’s common stock that are currently owned by Mr. Turek. In addition, if the net working capital of the sold business exceeds $770,000 at the closing of the acquisition, the Purchaser will be required to deliver to the Company additional shares of the Company’s common stock, which shares will be valued at $3.00 per share for such purpose.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 8.01 – Other Items.

On July 20, 2007, the Company issued a press release in connection with the Asset Purchase Agreement. A copy of such press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated July 20, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph Turek, and Robert Duke*

99.1	Press Release of M-Wave, Inc. dated July 20, 2007*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-WAVE, INC.

Date: July 20, 2007	By:	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated July 20, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph Turek, and Robert Duke*

99.1	Press Release of M-Wave, Inc. dated July 20, 2007*

*	Filed herewith.

Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of July 20, 2007, by and among M-Wave International, LLC, an Illinois limited liability company (“Purchaser”), M-Wave, Inc., a Delaware corporation (“Seller”), Joseph Turek (“Turek”) and Robert Duke (“Duke”), individual residents of the State of Illinois. Certain capitalized terms used herein are defined in Article I .

RECITAL

WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell to Purchaser all of the Acquired Assets (as defined below), and Purchaser wishes to assume all of the Assumed Obligations (as defined below), all upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. The following terms shall have the corresponding meanings for the purposes of this Agreement:

“Acquired Assets” has the meaning provided in Section 2.3.

“Adverse Recommendation Change” has the meaning set forth in Section 5.3(d).

“Agreement” has the meaning set forth in the Preamble.

“Assumed Obligations” has the meaning provided in Section 2.6.

“Bankruptcy Code” has the meaning provided in Section 5.9.

“Board” means the Board of Directors of Seller.

“Business” means Seller’s existing business, which for the avoidance of doubt does not include the business of SunFuels, Inc. or Blue Sun Biodiesel, L.L.C.

“Closing” has the meaning set forth in Section 6.1.

“Closing Balance Sheet” means a balance sheet of Seller (including any notes thereto) as at the close of business on a date not more than three days prior to the Closing Date, prepared in accordance with GAAP consistently applied.

“Closing Date” has the meaning set forth in Section 6.1.

“Common Stock” means the common stock, par value $0.005 per share of Seller.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement.

“Contract” means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, which is intended or purports to be binding and enforceable.

“Customer Deposits” has the meaning set forth in Section 2.3(h).

“Duke” has the meaning provided in the Preamble.

“Employees” means all current employees of Seller and any independent contractors who regularly perform services for Seller as of the Closing Date.

“Excluded Assets” has the meaning provided in Section 2.5.

“Excluded Contracts” means the Contracts listed on Schedule 1.1.

“Excluded Obligations” has the meaning provided in Section 2.7.

“Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, or encumbrance.

“No-Shop Period Start Date” has the meaning set forth in Section 5.3.

“Notice Period” has the meaning set forth in Section 5.3(e)(i)(1).

“Permits” has the meaning set forth in Section 5.2.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity or Governmental Authority.

“Premises” means the premises located at 11533 Franklin Avenue, Franklin Park, IL 60131.

“Proxy Statement” means the proxy statement of Seller relating to the SunFuels Mergers.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Indemnified Persons” has the meaning provided in Section 5.6(b).

“Related Agreements” means the following documents, each of which are dated as of the Closing Date: (i) the Bill of Sale by Seller in favor of Purchaser relating to the transfer of assets, (ii) the Assignment and Assumption Agreement between Seller and Purchaser, (iii) the Assignment of Patents between Seller and Purchaser, (iv) the Assignment of Uniform Resource Locators (“URLs”) between Seller and Purchaser, (v) the Assignment of the “M-Wave” trademark, (vi) an assignment of the name “M-Wave” that will enable Purchaser to use such name in the State of Illinois as its limited liability company name in a form reasonably acceptable to Purchaser and (vii) the Application for Withdrawal and Final Report of Seller (IL Form BCA 13.45).

“Required Consents” has the meaning set forth in Section 7.3.

“SEC” means the Securities and Exchange Commission.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnified Persons” has the meaning provided in Section 5.6(a).

“Seller Recommendation” shall have the meaning set forth in Section 5.4.

“Seller Representatives” has the meaning set forth in Section 5.3.

“Seller Stockholder Approval” has the meaning set forth in Section 5.4.

“Seller Stockholder Meeting” has the meaning set forth in Section 5.4.

“Shares” has the meaning set forth in Section 2.1.

“SunFuels Mergers” means the merger of SunFuels, Inc. into Ocean Merger Sub, Inc. and the merger of Blue Sun Biodiesel, L.L.C. into SunFuels, Inc.

“Superior Proposal” means any Takeover Proposal that, on its terms, the Board or any committee thereof determines in its good faith judgment would, if consummated, be more favorable to Seller or Seller’s stockholders from a financial point of view than the Contemplated Transactions (x) after taking into account the likelihood and timing of consummation (as compared to the Contemplated Transactions) and (y) after taking into account all material legal, financial (including the financing terms of any such Takeover Proposal), regulatory or other aspects of such Takeover Proposal.

“Takeover Proposal” means any proposal or offer, on its most recently amended and modified terms, from any Person or group of Persons (other than Purchaser and its affiliates) relating to any direct or indirect acquisition or purchase of all or substantially all of the equity securities or consolidated assets of Seller and its subsidiaries. For the avoidance of doubt, no discussions held or actions taken with respect to the SunFuels Mergers or any transactions related thereto shall constitute a Takeover Proposal.

“Termination Fee” means $30,000.

“Transaction Documents” has the meaning provided in Section 5.9.

“Turek” has the meaning provided in the Preamble.

“Working Capital” means the current assets of Seller, other than Excluded Assets, less the current liabilities of Seller, other than Excluded Obligations.

“Working Capital Excess” means the amount, if any, by which (x) the total Working Capital as derived from the Closing Balance Sheet is greater than (y) $770,000.

1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. References to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms “hereunder”, “hereof”, “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement.

ARTICLE II

PURCHASE AND SALE

2.1 Payment of Consideration. On the Closing Date, in consideration for the purchase and sale of the Acquired Assets and the assumption of the Assumed Obligations, Purchaser and Turek, jointly and severally, agree to deliver to Seller the following (collectively, the “Shares”): 300,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or similar transaction) plus a number of shares of Common Stock, rounded to the nearest whole share, equal to the result of (i) any Working Capital Excess divided by (ii) $3.00 (subject to adjustment for any stock split, reverse stock split, stock dividend or similar transaction).

2.2 Closing Balance Sheet. At least two Business Days prior to the Closing Date, Seller shall deliver to Purchaser the Closing Balance Sheet and a certificate of Seller’s chief financial officer setting forth any Working Capital Excess.

2.3 Acquired Assets. At the Closing, upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser hereby agrees to acquire and take assignment and delivery from Seller all of the assets owned by Seller (wherever located), except for those assets specifically excluded pursuant to Section 2.5 (all of the assets sold, transferred, assigned, conveyed and delivered to Purchaser hereunder are referred to collectively herein as the “Acquired Assets”). The Acquired Assets include, but are not limited to, all of Seller’s right, title and interest in and to the following:

(a) All equipment, computers, furniture, fixtures, samples, marketing materials and all other items of tangible personal property, of every kind and description, used in the operation of or relating to the Business or currently located on the Premises;

(b) All inventories wherever located, including all raw materials, work in process and finished goods inventories, and supplies and packaging used in the operation of the Business;

(c) Any and all accounts receivable, trade receivables, prepaid assets such as insurance and other receivables;

(d) All documents, records and files, whether in tangible or electronic format;

(e) All intangible property used in or relating to the Business, the Acquired Assets or used on or related to the Premises, including without limitation: all trademarks, service marks, whether registered or existing at common law, trade names, trade dress, logos, slogans, other indicia of origin and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, reexaminations and applications for any of the foregoing); copyrights, whether registered or existing at common law (including any registrations and applications for any of the foregoing); editorial content; Internet domain names (including any registrations, reservations and applications for any of the foregoing), URLs and the corresponding Internet sites, including without limitation mwav.com; software; “mask works” (as defined under 17 USC § 901) and any registrations and applications for “mask works”; and trade secrets and proprietary information or material of any type not otherwise listed in this Section 2.3(e), including without limitation, inventions (whether or not patentable or reduced to practice), technical data, customer lists, corporate and business names, trade names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, software programs, databases, data collections and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; all Contracts relating to the foregoing intellectual property used by or related to the Business, including those items set forth on Schedule 2.3(e);

(f) Goodwill, causes of action, rights in actions and other similar claims;

(g) All telephone and fax numbers used in Seller’s Business or at the Premises;

(h) Any cash customer deposit for a purchase order, where such cash has not already been used to fulfill such purchase order as of the Closing Date, as reasonably determined by Seller (“Customer Deposits”); and

(i) All other assets of Seller (except for Excluded Assets and those assets previously described in this Section 2.3), including prepaid expenses and lease, utility and similar deposits of Seller and any and all deposits, prepayments, guaranties, letters of credit and other security held by Seller.

2.4 Assignment of Contracts, Leases and Other Assets. At the Closing, Seller hereby agrees to assign and transfer to Purchaser all of Seller’s right, title and interest in and to, and Purchaser hereby agrees to take assignment of, the following (and all of the following shall be deemed included in the term “Acquired Assets” as used herein).

(a) All trade payables and accrued expenses;

(b) All customer orders;

(c) The Premises Lease and all other Contracts (other than the Excluded Contracts), including those items set forth on Schedule 2.4(c); and

(d) To the extent assignable, all Permits necessary to operate the Business and the Premises.

2.5 Excluded Assets. The following assets of Seller shall be retained by Seller and are not being contributed or assigned to Purchaser hereunder (all of the following are referred to collectively as the “Excluded Assets”):

(a) Cash and cash equivalents, other than Customer Deposits;

(b) All corporate books and records, including stock ledgers and corporate minute books;

(c) All accounting and tax information and records, including all tax returns; provided, that Purchaser shall be entitled to receive a copy of Seller’s accounting and tax records upon written request and shall be entitled to access during normal business hours to the originals of such records upon written request;

(d) The Excluded Contracts;

(e) All shares of stock of Ocean Merger Sub, Inc.; and

(f) All assets and rights related to the SunFuels Mergers.

2.6 Assumed Obligations. At the Closing, Purchaser hereby agrees to assume and to pay, perform, fulfill and discharge, all debts, claims, obligations and liabilities of Seller, whether accrued or unaccrued, absolute or contingent, other than the Excluded Obligations (the “Assumed Obligations”). The Assumed Obligations include all debts, claims, obligations and liabilities of Seller, whether accrued or unaccrued, absolute or contingent, relating to or arising out of (i) the violation of any environmental law or the handling, use or storage of any hazardous substance, toxic substance or pollutant, (ii) the violation of any employment law or any other employment matter, including any claim for compensation or severance and (iii) any product warranty made by Seller.

2.7 No Other Liabilities Assumed. Anything in this Agreement to the contrary notwithstanding, Purchaser shall not assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of the following obligations (the “Excluded Obligations”):

(a) All costs, expenses, liabilities and obligations under any Excluded Contract;

(b) All costs, expenses, liabilities and obligations related to the SunFuels Mergers;

(c) All costs, expenses, liabilities and obligations of Seller related to the Contemplated Transactions, including the fees of B. Riley & Co.;

(d) All liabilities and obligations relating to any violation or any alleged violation of state or federal securities laws;

(e) Any severance liabilities relating to the termination of employment of Seller’s employees; and

(f) Accrued payroll expenses for Seller’s employees (“Accrued Payroll”); provided that Accrued Payroll shall not be an Excluded Liability to the extent Seller’s liabilities exceed its assets, as determined in accordance with generally accepted accounting principles, after the consummation of the Contemplated Transactions but ignoring the effect of the SunFuels Mergers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

3.1 Due Incorporation. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.

3.2 Due Authorization. Seller has the full power and authority to enter into this Agreement and to consummate the Contemplated Transactions. Seller has duly and validly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

3.3 Consents and Approvals; No Conflicts, etc.

(a) Except for the consents set forth on Schedule 3.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of the Contemplated Transactions.

(b) Except as set forth on Schedule 3.3, the execution, delivery and performance by Seller of this Agreement do not and will not (i) violate any Law applicable to Seller or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Seller under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Seller is a party or by which any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or indebtedness secured by any of the assets or properties of Seller; or (iv) violate or conflict with any provision of the Charter or Bylaws of Seller.

3.4 Brokers. Except for B. Riley & Co., Seller has not used a broker or finder in connection with the Contemplated Transactions and neither Purchaser nor any affiliate of Purchaser has or will have any liability or otherwise suffer or incur any damage as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by Seller in connection with any of the Contemplated Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser, Turek and Duke, jointly and severally, represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows, except that Duke is not making the representations and warranties in Section 4.7:

4.1 Due Incorporation. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Illinois, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.

4.2 Due Authorization. Purchaser has full power and authority to enter into this Agreement and to consummate the Contemplated Transactions. The execution, delivery and performance by Purchaser of this Agreement have been duly and validly approved by the members of Purchaser and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement and the Contemplated Transactions. Purchaser, Turek and Duke have duly and validly executed and delivered this Agreement. This Agreement constitutes legal, valid and binding obligations of Purchaser, Turek and Duke, and upon the execution and delivery of the Related Agreements by Purchaser, the Related Agreements will constitute, legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

4.3 Consents and Approvals; No Conflicts, etc.

(a) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Purchaser, Turek or Duke of this Agreement and the consummation of the Contemplated Transactions.

(b) The execution, delivery and performance by Purchaser, Turek or Duke of this Agreement do not and will not (i) violate any Law applicable to Purchaser or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Purchaser, Turek or Duke under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Purchaser, Turek or Duke is a party or by which Purchaser, Turek or Duke or any of their respective assets or properties are bound; or (iii) violate or conflict with any provision of Purchaser’s Articles of Organization or Limited Liability Company Agreement.

4.4 Brokers. Neither Purchaser, Turek nor Duke have used a broker or finder in connection with the Contemplated Transactions and neither Seller nor any affiliate of any Seller has or will have any liability or otherwise suffer or incur any Damage as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by Purchaser, Turek or Duke in connection with any of the Contemplated Transactions.

4.5 MWAV Ticker Symbol. Purchaser acknowledges that, while Seller’s name will be changed upon the effective time of the SunFuels Mergers, Seller’s common stock will continue to trade on the Nasdaq Stock Market or other electronic quotation system under the ticker symbol “MWAV” or a similar symbol until such symbol can be changed in accordance with Nasdaq or other applicable administrative procedures. Seller will use its commercially reasonable efforts to change its ticker symbol to a different ticker symbol as promptly as possible.

4.6 Limitation of Liability. Purchaser, Turek and Duke each acknowledges that, except as expressly set forth in this Agreement, neither Seller nor any of its representatives or affiliates makes or has made any representations or warranties, express or implied, in connection with the Contemplated Transactions. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, (i) the Acquired Assets shall be transferred to Purchaser pursuant to this Agreement in their present condition, “AS IS”, with all faults, and without any warranty, express or implied; and (ii) no patent or latent physical or other condition or defect in any of the Acquired Assets or the Business, whether or not now known or discovered, or the existence or occurrence of any obligation or liability, whether absolute, contingent, accrued or unaccrued, shall affect the rights of either party hereunder.

4.7 Ownership of the Shares. Turek is the owner of the Shares, free and clear of any and all Liens. Turek will deliver the Shares to Seller on behalf of Purchaser. To Turek’s knowledge, all of the Shares (i) are validly issued, fully paid and nonassessable and (ii) are, and when issued were, free of preemptive rights. There are no outstanding contractual obligations of Turek or any of his affiliates that relates to the purchase, sale, acquisition, transfer, disposition, holding or voting of any of the Shares. The instruments of transfer delivered by Turek to Seller at the Closing will be sufficient to transfer Turek’s entire interest, legal and beneficial, in all of the Shares. Turek has, and on the Closing Date will have, full power and authority to convey good and marketable title to all of the Shares, and upon transfer to Seller of the Shares, Seller will receive good and marketable title to the Shares, free and clear of all Liens.

ARTICLE V

COVENANTS

5.1 Implementing Agreement. Subject to the terms and conditions hereof, Seller, Turek, Duke and Purchaser shall take all action required of it to fulfill their respective obligations under the terms of this Agreement and shall otherwise use their commercially reasonable efforts to facilitate the consummation of the Contemplated Transactions. Except as otherwise expressly permitted hereby, Seller, Turek, Duke and Purchaser agree that they will not take any action that would have the effect of preventing or impairing the performance of their obligations under this Agreement.

5.2 Consents and Approvals. Seller, Turek, Duke and Purchaser shall each use its commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by them of this Agreement and the consummation of the Contemplated Transactions; provided that no contact will be made by Seller, Turek or Duke (or any representative of Seller, Turek or Duke) with any third party to obtain any such consent or approval except in accordance with a plan previously agreed to by Purchaser. Seller shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Seller or any of its affiliates pursuant to any applicable Law or Contract in connection with this Agreement and the Contemplated Transactions, including expedited submission of all materials required by any Governmental Authority in connection with such filings. Seller shall use its commercially reasonable efforts to obtain all required consents and approvals (if any) to assign and transfer Seller’s licenses and permits (“Permits”) to Purchaser at Closing if such transfer is required by applicable law, and, to the extent that one or more of the Permits are not transferable, to obtain replacements therefor. If certain Permits are not transferable or replacements therefor are not obtainable on or before the Closing, but such Permits are transferable or replacements therefor are obtainable after the Closing, Seller shall continue to use such efforts in cooperation with Purchaser after the Closing as may be required to obtain all required consents and approvals to transfer, or obtain replacements for, such Permits after Closing.

5.3 Solicitation; Change in Recommendation.

(a) During the period beginning on the date of this Agreement and continuing until 12:01 a.m. (Chicago time) on the 51st day following the date of this Agreement (the “No-Shop Period Start Date”), Seller and its subsidiaries and their respective officers, directors, employees, agents, advisors and other representatives (such Persons, together with the subsidiaries of Seller, collectively, the “Seller Representatives”) shall have the right to: (i) initiate, solicit, facilitate and encourage Takeover Proposals, including by way of providing access to non-public information to any other Person or group of Persons and (ii) enter into and maintain or continue discussions or negotiations with respect to Takeover Proposals or otherwise cooperate with or assist or participate in, or facilitate any inquiries, proposals, discussions or negotiations regarding a Takeover Proposal.

(b) Except as permitted by this Section 5.3 Seller and its subsidiaries and their respective directors and officers shall, and Seller shall use its commercially reasonable efforts to cause the other Seller Representatives, to (i) on the No-Shop Period Start Date, immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal; and (ii) from the No-Shop Period Start Date until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article IX, not (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information other than in the ordinary course of business) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, a Takeover Proposal or (B) engage in, continue or otherwise participate in any discussions or negotiations regarding a Takeover Proposal.

(c) Notwithstanding anything to the contrary contained in Section 5.3(b), if, at any time on or after the No-Shop Period Start Date and prior to obtaining the Seller Stockholder Approval, Seller or any of the Seller Representatives receives a written Takeover Proposal by any Person or group of Persons, which Takeover Proposal was made on or after the No-Shop Period Start Date, (i) Seller and the Seller Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (ii) if the Board or any committee thereof determines in good faith (A) after consultation with its investment bankers, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (B) after consultation with outside legal counsel, that failure to take such action could be inconsistent with its fiduciary duties under applicable law, Seller and the Seller Representatives may (x) furnish information (including non-public information) with respect to Seller and its subsidiaries to the Person or group of Persons who has made such Takeover Proposal and (y) engage in or otherwise participate in discussions and negotiations regarding such Takeover Proposal. From and after the No-Shop Period Start Date, Seller shall promptly advise Purchaser of the receipt by Seller of any Takeover Proposal made on or after the No-Shop Period Start Date or any request for non-public information made by any Person or group of Persons that has informed Seller it is considering making a Takeover Proposal or any request for discussions or negotiations with Seller or the Seller Representatives relating to a Takeover Proposal, and Seller shall provide to Purchaser, at Seller’s option, either (i) a copy of any such Takeover Proposal made in writing provided to Seller or any of its subsidiaries (which, at the option of Seller, may be redacted to remove the identity of the Person or group of Persons making the Takeover Proposal) or (ii) a written summary of the material terms of such Takeover Proposal (it being understood that such material terms do not have to include the identity of the Person or group of Persons making the Takeover Proposal). Following the No-Shop Period Start Date, Seller shall keep Purchaser informed on a prompt basis of any material change to the terms and conditions of any Takeover Proposal.

(d) Except as set forth in this Section 5.3, neither the Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Purchaser, the Seller Recommendation; (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any of the actions referred to in the foregoing clauses (i) and (ii) , whether taken by the Board or a committee thereof, an “Adverse Recommendation Change”); or (iii) cause or allow Seller or any of its subsidiaries to enter into any letter of intent, acquisition agreement or any similar agreement or understanding (other than a confidentiality agreement) to implement a Takeover Proposal.

(e) (i) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Seller Stockholder Approval, if Seller has received a Takeover Proposal that has not been withdrawn or abandoned and that the Board or any committee thereof concludes in good faith constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Purchaser pursuant to clause (2) below, if applicable, the Board or any committee thereof may (x) make an Adverse Recommendation Change and/or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal if the Board or any committee thereof determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, however, if the Adverse Recommendation Change pursuant to the foregoing clause (x) and/or termination of this Agreement pursuant to the foregoing clause (y) is to be effected, in either case, as the result of receipt by Seller of a Superior Proposal, then the Board or a committee thereof may not effect an Adverse Recommendation Change pursuant to the foregoing clause (x) and/or terminate this Agreement pursuant to the foregoing clause (y) unless:

(1) Seller shall have provided prior written notice to Purchaser, at least five calendar days in advance (the “Notice Period”), of its intention to effect an Adverse Recommendation Change in response to such Superior Proposal and/or to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (it being understood that such material terms and conditions do not have to include the identity of the Person or group of Persons making the Superior Proposal), and contemporaneously with providing such notice shall have provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents (provided that such copies of such agreements and other material documents, may exclude the identity of the Person or group of Persons making the Superior Proposal); and

(2) prior to effecting such Adverse Recommendation Change in response to a Superior Proposal and/or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, Seller shall, and shall cause its legal and financial advisors to, during the Notice Period, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments to the terms and conditions of this Agreement that are proposed by Purchaser so that such Takeover Proposal ceases to constitute a Superior Proposal.

In the event that during the Notice Period any revisions are made to the Superior Proposal to which the proviso in this Section 5.3(e)(i) applies and the Board or any committee thereof in its good faith judgment determines such revisions are material (it being agreed that any change in the purchase price in such Superior Proposal shall be deemed a material revision), Seller shall be required to deliver a new written notice to Purchaser and to comply with the requirements of this Section 5.3(e)(i) with respect to such new written notice, except that the Notice Period shall be reduced to two calendar days.

(ii) In addition to the rights of the Board and any committee thereof under clause (i) of this Section 5.3(e) and notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Seller Stockholder Approval, the Board or any committee thereof may, other than in response to any Takeover Proposal, (x) make an Adverse Recommendation Change and/or (y) terminate this Agreement if the Board or any committee thereof determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law; provided that prior to taking either of the actions set forth in the foregoing clause (x) or clause (y), Seller shall take the actions set forth in clauses (1) and (2) of Section 5.3(e)(i) above as if a Superior Proposal that is not an Excluded Superior Proposal had been received by Seller. No Adverse Recommendation Change shall change the approval of the Board for purposes of causing any state takeover statute or other state law to be inapplicable to the Contemplated Transactions.

(f) Nothing contained in this Agreement shall prohibit Seller or the Board or any committee thereof from complying with Rules 14a-9, 14d-9 or 14e-2 promulgated under the Exchange Act of 1934, as amended, or from making any disclosure to the Seller’s stockholders if, in the good faith judgment of the Board or any committee thereof, after consultation with outside counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable law or is otherwise required under applicable law.

5.4 Seller Stockholder Approval. Subject to the terms and conditions of this Agreement, Seller shall, as soon as practicable after the Proxy Statement is cleared by the SEC for mailing to Seller’s stockholders, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof, the “Seller Stockholder Meeting”) for the purpose of obtaining the adoption of this Agreement by the requisite vote of Seller’s stockholders (the “Seller Stockholder Approval”); provided, however, that Seller shall not be required to hold the Seller Stockholder Meeting if the Board or any committee thereof, after consultation with outside counsel, reasonably believes that holding the Seller Stockholder Meeting would be inconsistent with its fiduciary duties under applicable law. Seller shall, through the Board or any committee thereof, but subject to the right of the Board or any committee thereof to make an Adverse Recommendation Change pursuant to Section 5.3(e)(i) or Section 5.3(e)(ii), recommend to its stockholders that the Seller Stockholder Approval be given (the “Seller Recommendation” ) and shall include the Seller Recommendation in the Proxy Statement, and, unless there has been an Adverse Recommendation Change, Seller shall take all reasonable lawful action to solicit the Seller Stockholder Approval.

5.5 Employees. As of the Closing Date, (i) Seller shall terminate the employment or engagement of all of Seller’s Employees and (ii) Purchaser shall offer an employment or consulting arrangement, on an at-will basis, to all of such Employees, other than Jim Mayer and Jeff Figlewicz. Purchaser shall require each Employee who is hired by Purchaser, including Turek and Duke, to execute and deliver to Seller at the Closing a release and waiver of all claims against Seller and its directors, officers, employees, representatives and affiliates in a form reasonably acceptable to Seller; provided that, in the case or Turek and Duke, such release and waiver shall not be applicable to this Agreement and in the case of all Employees, such release shall not be applicable to any stock option agreement relating to Seller stock options. Seller shall also deliver to Turek and Duke at the Closing a release and waiver of all claims against Turek and Duke other than any claims arising under or relating to this Agreement or any Related Agreement, such release to be reasonably acceptable to Seller, Turek and Duke.

5.6 Indemnification.

(a) Purchaser shall indemnify and hold harmless Seller, its affiliates and their respective officers, directors and other representatives (collectively, the “Seller Indemnified Persons”) for, and will pay to the Seller Indemnified Persons the amount of, any cost, loss, liability, claim, obligation, lawsuit, demand, damage, expense or diminution of value, whether or not involving a third-party claim, including without limitation, interest, penalties, damages to the environment, reasonable attorney’s fees and all amounts paid in investigation, defense or settlement of any of the foregoing, arising, directly or indirectly, from or in connection with any Assumed Obligation, including all liabilities to Employees required to hired by Purchaser pursuant to Section 5.5 arising on or after the Closing Date.

(b) Seller shall indemnify and hold harmless Purchaser, its affiliates and their respective officers, directors and other representatives (collectively, the “Purchaser Indemnified Persons”) for, and will pay to the Purchaser Indemnified Persons the amount of, any cost, loss, liability, claim, obligation, lawsuit, demand, damage, expense or diminution of value, whether or not involving a third-party claim, including without limitation, interest, penalties, damages to the environment, reasonable attorney’s fees and all amounts paid in investigation, defense or settlement of any of the foregoing, arising, directly or indirectly, from or in connection with any Excluded Obligation.

(c) Promptly after receipt by an indemnified party under Section 5.6(a) or Section 5.6(b) of notice of the commencement of any proceeding against it, such indemnified party shall, if a claim is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent (and only the extent) that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

(d) If any proceeding referred to in Section 5.6(c) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, unless the claim involves taxes, to the extent that it wishes (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 5.6 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of an proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification under this Section 5.6 and (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent (which consent may not be unreasonably withheld, delayed or conditioned) unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within 15 days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected in good faith by the indemnified party.

(e) Notwithstanding the foregoing, if any party entitled to indemnification hereunder determines in good faith that there is a reasonable probability that an proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of an proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld, delayed or conditioned).

5.7 Insurance. Seller shall purchase a six-year extended reporting period endorsement (“reporting tail coverage”) under Seller’s existing directors’ and officers’ liability insurance coverage, provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof from the effective time of the SunFuels Mergers on terms that in all material respects are no less advantageous to the intended beneficiaries thereof than the existing directors’ and officers’ liability insurance.

5.8 Seller Proxy Statement. Purchaser, Turek and Duke shall reasonably cooperate with Seller in the preparation of the Proxy Statement and shall furnish all information concerning itself and its affiliates, officers, members or managers that is required to be included in the Proxy Statement or, to the extent applicable, any other documents to be filed with the SEC in connection with the Contemplated Transactions, or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. None of the information supplied by Purchaser, Turek or Duke for inclusion or incorporation by reference in the Proxy Statement or any other documents to be filed with the SEC in connection with the Contemplated Transactions will, in the case of the Proxy Statement, at the date it is first mailed to Seller’s stockholders or at the time of the Seller Stockholder Meeting or at the time of any amendment or supplement thereto, in the case of any other documents to be filed with the SEC in connection with the Contemplated Transactions, at the date it is first mailed to Seller’s stockholders or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Seller Stockholder Meeting, any information relating to Purchaser, Turek or Duke or any of their respective affiliates, officers, members or managers, is discovered by Purchaser, which is required to be set forth in an amendment or supplement to the Proxy Statement or any other documents to be filed with the SEC in connection with the Contemplated Transactions, so that the Proxy Statement or any other document to be filed with the SEC in connection with the Contemplated Transactions shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If Purchaser, Turek or Duke discovers any such information it shall (i) promptly (and in any event within two business days) notify Seller and (ii) cooperate reasonably with Seller in the preparation and filing with the SEC of an appropriate amendment or supplement describing such information.

5.9 No Other Sale of Acquired Assets. Except as contemplated by Section 5.3 or except for sales of assets in ordinary course of business, prior to the Closing Date, Seller shall not sell, lease, mortgage, pledge or otherwise dispose of all or any substantial portion of the Acquired Assets to any third party, nor may Seller agree to do so.

5.10 Obligation to Cause Purchaser to Close. Turek agrees that he will cause Purchaser to consummate the Contemplated Transactions at the Closing. Turek represents and warrants to Seller that he has and will have through the Closing the authority and power to perform his obligations under this Section 5.10 without the consent or approval of any other Person.

ARTICLE VI

CLOSING

6.1 Closing. The Closing of the Contemplated Transactions (the “Closing”) shall take place at the offices of Sidley Austin LLP, at 555 West Fifth Street, 40th Floor, Los Angeles, California 90013, on the date of the satisfaction or waiver of the conditions precedent set forth in Articles VII and VIII , simultaneous with the closing of the SunFuels Mergers. The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

6.2 Deliveries by Seller. At the Closing, in addition to any other documents or agreements required under this Agreement, Seller shall deliver to Purchaser the following:

(a) The Related Agreements;

(b) A certificate dated the Closing Date of Seller certifying as to the compliance by Seller with Sections 7.1 and 7.2;

(c) A certificate of Seller’s secretary certifying resolutions of the board of directors of Seller approving this Agreement and the Contemplated Transactions (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Seller).

6.3 Deliveries by Purchaser. At the Closing, in addition to any other documents or agreements required under this Agreement, Purchaser shall deliver to Seller the following:

(a) The Shares, duly endorsed to Seller or accompanied by duly executed stock powers reasonably satisfactory to Seller;

(b) A certificate, dated the Closing Date, of an executive officer of Purchaser, certifying as to compliance by Purchaser with Sections 8.1 and 8.2;

(c) A certificate of Purchaser’s secretary or equivalent officer certifying resolutions of the board of managers of Purchaser approving this Agreement and the Contemplated Transactions (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Purchaser).

ARTICLE VII

CONDITIONS PRECEDENT

TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under Article II are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein shall have been true, accurate and correct in all material respects on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

7.2 Compliance with Agreements and Covenants. Seller shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

7.3 Consents and Approvals. Purchaser shall have received written evidence reasonably satisfactory to it that all of the consents, approvals and filings set forth on Schedule 3.3 (“Required Consents”) have been made or obtained.

7.4 Documents. Purchaser shall have received all of the agreements, documents and items specified in Section 6.2.

7.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened that would reasonably be expected to enjoin, restrain or prohibit, or would reasonably be expected to result in substantial damages in respect of, the performance of any provision of this Agreement or the consummation of the Contemplated Transactions.

ARTICLE VIII

CONDITIONS PRECEDENT

TO OBLIGATIONS OF SELLER

The obligations of Seller under Article II are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

8.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein shall have been true, accurate and correct in all material respects on and as of the date of this Agreement, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

8.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

8.3 Consents and Approvals. Seller shall have received written evidence reasonably satisfactory to it that all of the Required Consents have been made or obtained.

8.4 Documents. Seller shall have received all of the agreements, documents and items specified in Section 6.3.

8.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened that would reasonably be expected to enjoin, restrain or prohibit, or would reasonably be expected to result in substantial damages in respect of, the performance of any provision of this Agreement or the consummation of the Contemplated Transactions.

8.6 Blue Sun Transaction. The SunFuels Mergers shall have become effective.

8.7 Seller Stockholder Approval. The Seller Stockholder Approval shall have been obtained.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after the Seller Stockholder Approval is obtained, as follows:

(a) by mutual written consent of Seller and Purchaser;

(b) by either Seller or Purchaser:

(i) if the Closing shall not have occurred on or before December 31, 2007 (such date, as it may be extended pursuant to the provisions hereof, the “Termination Date”); provided, however , that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation or other breach under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(ii) if any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Contemplated Transactions and such order, decree or ruling or other action shall have become final and nonappealable; provided, however , that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party who has not used its commercially reasonable efforts to cause such order to be lifted or otherwise taken such action as is required to comply with Section 5.2; or

(iii) if the Seller Stockholder Approval shall not have been obtained at the Seller Stockholder Meeting or any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken or the Seller Stockholder Meeting shall not have been held because of action taken by Seller pursuant to the proviso in the first sentence of Section 5.4;

(c) by Seller if Purchaser shall have breached any representation, warranty, covenant, obligation or other agreement contained in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement that (i) would give rise to the failure of a condition set forth in Section 8.1, or 8.2 to be satisfied and (ii) cannot be or has not been cured prior to the earlier to occur of (A) 30 days after the giving of written notice to Purchaser by Seller of such breach or (B) the Termination Date;

(d) by Seller (i) pursuant to Section 5.3(e)(i) or (ii) pursuant to Section 5.3(e)(ii); provided that prior to or concurrently with such termination, Seller pays as directed by Purchaser in immediately available funds the Termination Fee;

(e) by Purchaser if Seller shall have breached any representation, warranty, covenant, obligation or other agreement contained in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement that (i) would give rise to the failure of a condition set forth in Section 7.1, or 7.2 to be satisfied and (ii) cannot be or has not been cured prior to the earlier to occur of (A) 30 days after the giving of written notice to Seller by Purchaser of such breach or (B) the Termination Date;

(f) By Seller if Seller determines in good faith that the consummation of the Contemplated Transactions significantly impedes, hinders, delays or otherwise obstructs the consummation of the SunFuels Mergers, including the completion and effectiveness of the registration of shares and the proxy statement related thereto and the receipt of any necessary approvals of Governmental Authorities or The Nasdaq Stock Market; provided that prior to or concurrently with such termination, Seller pays as directed by Purchaser in immediately available funds the Termination Fee;

(g) By Purchaser if the employment of Turek and Duke by Seller is terminated prior to the Closing Date without cause. For purposes of this clause (g), “cause” shall mean any cause for termination of employment, as determined by the Special Committee of the Board of Directors of Seller in good faith; or

(h) By Seller if the Agreement and Plan of Merger dated as of January 26, 2007, by and among M-Wave, Inc., Ocean Merger Sub, Inc., SunFuels, Inc. and Blue Sun Biodiesel, LLC is terminated or the SunFuels Mergers are otherwise called off.

9.2 Effect of Termination. In the event of a termination of this Agreement by either Seller or Purchaser as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Seller or Purchaser or their respective officers, directors, stockholders or affiliates, except for the payment of the Termination Fee as provided in Section 9.1(d); provided, however, that nothing herein shall relieve any party for liability for any willful or knowing breach of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Expenses. Each party hereto shall bear its own expenses with respect to the Contemplated Transactions.

10.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Purchaser and Seller.

10.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission, (c) on the next business day if sent by reputable overnight courier on a next day basis or (d) three business days after being deposited in the mail, certified or registered, postage prepaid:

If to Seller before the SunFuels Merger, addressed as follows:

M-Wave, Inc.

11533 Franklin Avenue

Franklin Park, IL 60131

Attn: Jim Mayer

Telephone No.: (630) 562-5550

Facsimile No.: (630) 562-2431

With a copy to:

Sidley Austin LLP

555 West 5th Street

40th Floor

Los Angeles, CA 90013

Attn: Stephen D. Blevit

Telephone No.: (213) 896-6029

Facsimile No.: (213) 896-6600

If to Seller after the SunFuels Merger, addressed as follows:

Blue Sun Biodiesel, Inc.

1400 West 122nd Ave., Suite 110

Westminster, CO 80234

Attn: Todd Kleinman

Telephone No.: (303) 865-7700

Facsimile No.: (303) 865-7705

With a copy to:

Faegre & Benson LLP

1900 15th Street

Boulder, CO 80302

Attn: James H. Carroll

Telephone No.: (303) 447-7700

Facsimile No.: (303) 447-7800

If to Purchaser, addressed as follows:

M-Wave International, Inc.

11533 Franklin Avenue

Franklin Park, IL 60131

Attn: Joe Turek

Telephone No.: (630) 562-5550

Facsimile No.: (630) 562-2431

With a copy to:

Chuhak & Tecson, P.C.

30 S. Wacker, Suite 2600

Chicago, IL 60606

Attn: Edwin I. Josephson

Telephone No.: (312) 855-9300

Facsimile No.: (312) 368-9027

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

10.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

10.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no assignment of any rights or obligations shall be made by Seller without the written consent of Purchaser or by Purchaser without the written consent of Seller.

10.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

10.7 Further Assurances. Upon the reasonable request of Purchaser, Seller will on and after the Closing Date execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, the Acquired Assets, and to otherwise carry out the purposes of this Agreement.

10.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

10.9 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the Contemplated Transactions and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

10.10 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 Facsimile Signatures. Any signature page delivered pursuant to this Agreement or any other document delivered pursuant hereto via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

10.13 Exclusion of Certain Damages. Each of the parties hereto agrees that none of the parties hereto shall be liable to the other for any incidental, consequential or special damages arising out of the breach of this Agreement by such party.

10.14 Certain Agreements of Turek and Duke. For the avoidance of doubt, Turek and Duke are executing this Agreement only for purposes of being bound by Sections 2.1, 5.1, 5.2, 5.8, 5.10, Article IV, Article IX and Article X, as applicable. Further, Turek and Duke acknowledge and agree to the provisions of Section 5.3, Section 6.1 and Article VIII. Turek and Duke agree that the defined terms used in any such Section or Article shall have the meaning ascribed to them in Article I. Turek and Duke’s acknowledgement and agreement of Section 5.3, Section 6.1 and Article VIII shall not be deemed to create any additional liability to either Turek or Duke.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

M-WAVE, INC.

By:	/s/ Jim Mayer
Name:	Jim Mayer
Title:	Interim CEO

M-WAVE INTERNATIONAL, LLC

/s/ Joseph Turek
JOSEPH TUREK

/s/ Robert Duke
ROBERT DUKE

Schedule 1.1

Excluded Contracts

1. Agreement and Plan of Merger dated as of January 26, 2007, by and among M-Wave, Inc., Ocean Merger Sub, Inc., SunFuels, Inc. and Blue Sun Biodiesel, LLC.

2. Exercise Agreement dated as of January 26, 2007, by and among M-Wave, Inc., MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd.

3. Legal services agreement dated June 9, 2005, between M-Wave, Inc. and Ellenoff, Grossman, & Schole LLP.

4. Professional services agreement dated November 13, 2006, between M-Wave, Inc. and B. Riley & Co.

5. Professional services agreement dated October 9, 2006, between M-Wave, Inc. and Donohoe Advisory Services.

6. Legal services agreement dated December 7, 2006, between M-Wave, Inc. and Sidley Austin LLP.

7. All agreements, documents and instruments related to the offering or sale of Seller’s Series A Preferred Stock.

8. All agreements, documents and instruments related to the offering or sale of Seller’s Series B Preferred Stock.

9. All Stock Option Agreements.

10. All Warrants to purchase securities of Seller.

11. All D&O insurance policies, including any D&O “tail” policy.

12. All employee benefit plans, including the following:

a.	2003 Stock Incentive Plan of Parent.

b.	Medical Plan between Parent and Blue Cross/Blue Shield, HMO and PPO.

c.	Dental Plan between Parent and First Commonwealth (HMO)/Guardian (PPO).

d.	Vision Plan between Parent and Vision Service Plan.

e.	Life and Long Term Disability Plans between Parent and Jefferson Pilot/Guardian

13. Severance Agreement between Parent and Jeff Figlewicz dated July 12, 2006.

Schedule 2.3(e)

Intellectual Property

The following patents:

Item	Description	Serial #	Filing Date
1	Multilayer PC Board Using Polymer Thick Films	4775573	10/4/1988
2	Method of Making Multilayer PC Board Using Polymer Thick Films	4854040	8/8/1989
3	Method For Making Circuit Board Having a Metal Support	5210941	5/18/1993
4	Circuit Board Having A Bonded Metal Support	5366027	11/22/1994
5	Conductive Adhesive for Use in a Circuit Board	5432303	7/11/1995
6	Circuit Board Assembly With Foam Substrate and Method of Making Same	5733639	3/21/1998
7	Printed Circuit Board Process Using Plasma Spraying of Conductive Metal	5891527	4/6/1999
8	Printed Circuit Board Process Using Plasma Spraying of Conductive Metal	5891528	4/6/1999

Schedule 2.4(c)

Assigned Contracts

1. Supply chain service agreement dated February 1, 2005 between M-Wave, Inc. and Pennatronics.

2. Supply chain service agreement dated December 4, 2001 between M-Wave, Inc. and Federal Signal Corp.

3. Supply chain service agreement dated November 9, 2005 between M-Wave, Inc. and Federal Signal APD.

4. Consigned inventory agreement dated March 4, 2006 between M-Wave, Inc. and Federal Signal Vama.

5. VAP agreement dated November 9, 2006 between M-Wave, Inc. and Richardson Electronics Corporation.

6. Logistics services agreement dated November 13, 2006 between M-Wave, Inc. and NRC Corporation.

7. Logistics services agreement dated November 13, 2006 between M-Wave, Inc. and RS Electronics Corporation.

8. IT service agreement dated August 3, 2005 between M-Wave, Inc. and External IT.

9. Cellular phone service agreement dated June 1, 2005 between M-Wave, Inc. and T-Mobile.

10. Lease agreement dated December 1, 2005 between M-Wave, Inc. and Harbrook Tool & Mfg.

11. Freight provider agreement dated February 1, 2005 between M-Wave, Inc. and United Parcel Service Inc.

12. Maintenance agreement dated October 1, 2004 between M-Wave, Inc. and Microsoft Business Solutions, Inc.

13. Voice over internet protocol service agreement dated October 3, 2005 between M-Wave, Inc. and Aptela Inc.

14. Sales representative agreement dated February 2, 1996 between M-Wave, Inc. and Giga-Tron.

15. Sales representative agreement dated September 1, 2004 between M-Wave, Inc. and DLS Electronics.

16. Sales representative agreement dated June 1, 2004 between M-Wave, Inc. and Frontier Cable.

17. Sales representative agreement dated September 1, 2003 between M-Wave, Inc. and Raven Hill.

18. Sales representative agreement dated November 1, 2002 between M-Wave, Inc. and Bager Sales.

19. Sales representative agreement dated March 11, 2002 between M-Wave, Inc. and New England Group.

20. Sales representative agreement dated September 1, 2002 between M-Wave, Inc. and Tri-Tech.

21. Sales representative agreement dated March 1, 2002 between M-Wave, Inc. and Unity Sales.

22. Sales representative agreement dated March 1, 2003 between M-Wave, Inc. and PowerTek.

23. Sales representative agreement dated April 1, 2005 between M-Wave, Inc. and Dragonfly.

24. Joint venture agreement dated October 10, 2006 between M-Wave, Inc. and I.W.R.E.

25. Sales agreement dated November 1, 2006 between M-Wave, Inc. and 3XA.

26. To the extent assignable, the following insurance policies:

Policy Name	Policy Number	Expires	Insurer
Commercial	3583-41-06	7/5/2007	Chubb
Workers Comp	7171-18-78	7/5/2007	Chubb
Umbrella	7982-24-44	7/5/2007	Chubb
Ocean/Air Cargo-Marine	OC96076500	7/13/2007	Fireman Fund

Schedule 3.3

Required Consents

1. The approval of Seller’s shareholders.

2. The approval of the SEC of the Proxy Statement or the expiration of any applicable period during which the SEC could review the Proxy Statement.

3. Consent of the landlord under lease agreement dated December 1, 2005 between M-Wave, Inc. and Harbrook Tool & Mfg.

M-WAVE Enters Into Definitive Agreement for the Sale of its Existing Business

FRANKLIN PARK, IL—(MARKET WIRE)—July 20, 2007 — M-Wave, Inc. (NasdaqCM: MWAV—News ), an international electronic procurement services firm and virtual manufacturer of customer-specified electronic components (the “Company”), announced today that it entered into a definitive Asset Purchase Agreement with M-Wave International, LLC (the “Purchaser”) for the sale of the Company’s current business operations. The Purchaser is a company formed by Joseph Turek, the Company’s Chairman and Chief Operating Officer and Robert Duke, the Company’s President of its Electro-Mechanical Group division. Mr. Turek and Mr. Duke together currently own approximately 19% of the Company’s outstanding common stock.

As consideration for the acquisition, the Purchaser will deliver to the Company 300,000 shares of the Company’s common stock that are currently owned by Mr. Turek. In addition, if the net working capital of the sold business exceeds $770,000 at the closing of the acquisition, the Purchaser will be required to deliver to the Company additional shares of the Company’s common stock, which shares will be valued at $3.00 per share for such purpose.

The assets sold to the Purchaser do not include and the Company will retain, among other assets, all of its cash (other than certain customer deposits), all of the shares of Ocean Merger Sub, Inc. and all assets, rights and agreements related to the merger of Ocean Merger Sub, Inc. with SunFuels, Inc. The Purchaser will also assume substantially all of the Company’s liabilities other than costs, expenses and agreements related to the asset sale and the SunFuels merger, certain payroll and severance obligations and certain corporate liabilities and expenses.

As previously announced, the Company and its subsidiary, Ocean Merger Sub, Inc., are party to an Agreement and Plan of Merger with SunFuels, Inc., a leading biodiesel marketing and production company. When the SunFuels merger closes, the directors and the officers of SunFuels, Inc. will assume control of the Company, which will change its name to Blue Sun Holdings, Inc. Ocean Merger Sub, Inc. will be renamed Blue Sun Biodiesel, Inc. The Company will continue to be a publicly-traded reporting company following the closing of the SunFuels merger.

The asset sale is subject to approval by the Company’s stockholders, the completion of the SunFuels merger and the satisfaction of customary conditions. It is anticipated that the asset sale will occur concurrently with the closing of the SunFuels merger.

Jim Mayer, Interim Chief Executive Officer of the Company, said, “The sale of our legacy business operations represents a significant milestone in the transformation of M-Wave into a publicly-traded and Nasdaq-listed clean fuels company. We look forward to the closing of the SunFuels merger and are pleased to bring this opportunity to M-Wave’s stockholders. We expect to file with the Securities and Exchange Commission a proxy statement relating to the SunFuels merger shortly.”

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components, extrusions and non-electronic products from Asia. M-Wave’s Electro-Mechanical Group division (“EMG”) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications, industrial electronics, and other commercial products. EMG also offers domestic and international supply chain services and annual forecast-driven stocking programs for its middle market customers.

Certain matters discussed in this news release, including without limitation completion of the asset sale and SunFuels merger and any expected benefits of the SunFuels merger, constitute forward-looking statements within the meaning of the federal securities laws. Completion of the asset sale and SunFuels merger is subject to conditions and there can be no assurance those conditions can be satisfied or that the transactions described in this press release will be completed. In addition, actual results and the timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors, including but not limited to, the risk factors and other disclosures contained in M-Wave, Inc.’s annual reports on Form 10-KSB for the period ended December 31, 2006, its report on Form 10-QSB for the first quarter of 2007, and the other disclosures contained in documents filed by the Company with the Securities and Exchange Commission.

Additional Information

M-Wave’s website is located at www.mwav.com.

Contact:

M-Wave, Inc.

Jim Mayer, Interim CEO

Jeff Figlewicz, CFO

(630) 562-5550 extension 4751

Annex S

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2007

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	No. 36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor

Franklin Park, Illinois 60131

(Address of principal executive offices including Zip Code)

(630) 562-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

M-Wave, Inc. (the “Company”) has filed its Form 10-QSB for the quarter ended September 30, 2007. Based on those results, the Company received a NASDAQ Staff Deficiency Letter on November 15, 2007 indicating that the Company fails to comply with the Stockholders’ Equity, Market Value of Publicly Held Shares and Net Income from Continuing Operations requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholder’s equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Company’s common stock is thus subject to delisting. The Company intends to make a written submission to the NASDAQ staff of its plan to achieve and sustain compliance with all of The NASDAQ Capital Market listing requirements, including the time frame for completion of such plan, on or prior to November 30, 2007. If the submission is rejected, the Company may appeal the staff’s decision to the NASDAQ Listing Qualification Panel.

Item 8.01 – Other Items.

On November 20, 2007, the Company issued a press release in connection with the Asset Purchase Agreement. A copy of such press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of M-Wave, Inc. dated November 20, 2007*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-WAVE, INC.

Date: November 20, 2007	By:	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

Exhibit 99.1

M-Wave, Inc. Receives NASDAQ Notice of Non-Compliance

FRANKLIN PARK, IL — (MARKET WIRE) — 11/20/07 — M-Wave, Inc. (NASDAQ: MWAV), a provider of international electronic procurement services and a virtual manufacturer of customer-specified electronic and satellite installation components, announced that it received a notice of non-compliance from the staff of The NASDAQ Stock Market (“NASDAQ”) on November 15, 2007. The notice indicates that based upon a review of the Company’s recently released financial results, the staff has determined that the Company is no longer in compliance with NASDAQ Marketplace Rule 4310(c)(3), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity.

The Company has been afforded the opportunity to submit a response to the NASDAQ staff on or before November 30, 2007, outlining a specific plan and timeline to achieve and sustain compliance with the applicable NASDAQ rules. If the NASDAQ staff determines that the Company has not presented a plan that adequately addresses the stockholders’ equity issue, the NASDAQ staff will provide a written notification that the Company’s common shares will be subject to delisting unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”).

The Company intends to submit its plan to regain compliance to the NASDAQ staff by November 30, 2007. In that regard, the Company believes that it will be in full compliance with all applicable listing requirements upon completion of its previously announced merger with Blue Sun Biodiesel, LLC. The Company expects to close the merger in late December or January. Notwithstanding, there is no assurance that the NASDAQ staff will accept the Company’s plan of compliance. In the event the NASDAQ staff does not accept the Company’s plan, the Company intends to request a hearing before the Panel.

The Company expects to report further news as it becomes available.

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components, extrusions and non-electronic products from Asia. M-Wave’s Electro-Mechanical Group division (“EMG”) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications, industrial electronics, and other commercial products. EMG also offers domestic and international supply chain services and annual forecast-driven stocking programs for its middle market customers.

Certain matters discussed in this news release, including without limitation completion of the asset sale and SunFuels merger and any expected benefits of the SunFuels merger, constitute forward-looking statements within the meaning of the federal securities laws. Completion of the asset sale and SunFuels merger is subject to conditions and there can be no assurance those conditions can be satisfied or that the transactions described in this press release will be completed. In addition, actual results and the timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors, including but not limited to, the risk factors and other disclosures contained in M-Wave, Inc.’s annual reports on Form 10-KSB for the period ended December 31, 2006, its report on Form 10-QSB for the period ended September 30, 2007, and the other disclosures contained in documents filed by the Company with the Securities and Exchange Commission.

Additional Information

M-Wave’s website is located at www.mwav.com.

Contact:

M-Wave, Inc.

Jim Mayer

Interim CEO

Jeff Figlewicz

CFO

(630) 562-5550 extension 4751

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 8 of the Registrant’s bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC(12)

2.2	First Amendment to Agreement and Plan of Merger, dated as of June 27, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.3	Second Amendment to Agreement and Plan of Merger, dated as of September 20, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.4	Asset Purchase Agreement, dated July 20, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph A. Turek and Robert Duke(14)

2.5	Third Amendment to Agreement and Plan of Merger, dated as of October 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.6	Fourth Amendment to Agreement and Plan of Merger, dated as of November 20, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.7	Fifth Amendment to Agreement and Plan of Merger, dated as of December 3, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.8	First Amendment to Asset Purchase Agreement, dated as of December 3, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph A. Turek and Robert Duke†

2.9	Second Amendment to Asset Purchase Agreement, dated as of December 14, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph A. Turek and Robert Duke*

3.1	Certificate of Incorporation of M-Wave, Inc.(1)

3.2	Bylaws of M-Wave, Inc.(1)

3.3	Certificate of Designations for Series A Convertible Preferred Stock of M-Wave, Inc.(4)

3.4	Certificate of Designations for Series B Convertible Preferred Stock of M-Wave, Inc.(10)

3.5	Certificate of Designations for Series C Convertible Preferred Stock of M-Wave, Inc.†

4.1	Specimen Common Stock Certificate of M-Wave, Inc.(3)

5.1	Opinion of Sidley Austin LLP as to the validity of the shares being registered†

8.1	Opinion of Faegre & Benson LLP as to certain tax matters*

9.1	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc.(12)

9.2	Form of Voting Agreement between SunFuels, Inc. and certain shareholders of SunFuels, Inc.†

10.1	2003 Stock Incentive Plan of M-Wave, Inc.(2)

10.2	Warrant to Purchase Stock dated March 31, 2004 by and between M-Wave, Inc. and Silicon Valley Bank(3)

10.3	Employment Agreement dated July 28, 2004 between M-Wave, Inc. and Jim Mayer(3)

10.4	Employment Agreement dated July 28, 2004 between M-Wave, Inc. and Joe Turek(3)

10.5	Employment Agreement dated May 1, 2004 between M-Wave, Inc. and Robert Duke(3)

10.6	Subscription Agreement dated June 28, 2004 between M-Wave, Inc. and Mercator Advisory Group(3)

10.7	Stock Registration Rights Agreement date June 28, 2004 between M-Wave, Inc. and Mercator Advisory Group(3)

Exhibit Number	Description
10.8	Non-statutory Stock Option Agreement date July 28, 2004 between M-Wave, Inc. and Jim Mayer(3)

10.9	Asset Purchase Agreement, dated February 25, 2005 by and between Jayco Ventures, Inc. and M-Wave DBS, Inc.(5)

10.10	Promissory Note dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.(5)

10.11	Promissory Note dated February 23, 2005, issued by M-Wave, Inc. to Monarch Pointe Fund, L.P.(5)

10.12	Warrant dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.(5)

10.13	Warrant dated February 23, 2005 issued by M-Wave, Inc, to Monarch Pointe Fund, L.P.(5)

10.14	Warrant dated February 23, 2005 issued by M-Wave, Inc. to M.A.G. Capital, LLC(5)

10.15	Non-statutory Stock Option Agreement dated December 31, 2004 between M-Wave, Inc. and Gordhan Patel(6)

10.16	Amendment to 2003 Stock Incentive Plan(7)

10.17	Sale of real property located at 215 Park Street Bensenville, Illinois(8)

10.18	Asset sale and transition agreement dated October 21, 2005 between M-Wave, Inc. and American Standard Circuits(8)

10.19	Agreement with the Mercator Momentum Fund III amending Loan Document Purchase Agreements it acquired from Silicon Valley Bank on November 9, 2005(9)

10.20	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006(10)

10.21	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006(10)

10.22	Amendment modifying the terms of existing warrants held by Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC, dated March 1, 2006(10)

10.23	Sale of real property located at 544 Pine Street(13)

10.24	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006(11)

10.25	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006(11)

10.26	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.(12)

10.27	Amendment No. 2 to 2003 Stock Incentive Plan†

10.28	LLC Agreement of ARES Blue Sun Development, LLC, by and between ARES Corporation and Blue Sun Biodiesel†

10.29	Office Lease between SunFuels and Signature Centre at Denver West LLC, dated May 25, 2007†

10.30	SunFuels, Inc. 2005 Stock Option Plan†

10.31	Amendment No. 1 to SunFuels, Inc. 2005 Stock Option Plan†

10.32	Employment Agreement between SunFuels and Jeffrey Probst, dated January 1, 2007†

Exhibit Number	Description
10.33	Employment Agreement between SunFuels and Justin Bzdek, dated January 1, 2007†

10.34	Employment Agreement between SunFuels and Sean Lafferty, dated January 1, 2007†

10.35	Employment Letter between SunFuels and Jerry Washburn, dated June 26, 2007†

10.36	Interim Engagement Resources Agreement between SunFuels and Tatum, LLC, dated June 26, 2007†

10.37	Subscription Agreement between SunFuels, Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Asset Managers International Limited , and M.A.G. Capital, LLC dated January 26, 2007†

10.38	Form of Lock-Up Letter Agreement†

10.39	Registration Rights Agreement between SunFuels, Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Asset Managers International Limited , and M.A.G. Capital, LLC dated January 26, 2007†

10.40	Warrant dated January 26, 2007 issued by SunFuels, Inc. to Monarch Pointe Fund, L.P.†

10.41	Warrant dated January 26, 2007 issued by SunFuels, Inc. to Asset Managers International Limited†

10.42	SunFuels, Inc. Non-Qualified Stock Option Agreement between SunFuels and Jeffrey Probst, dated January 1, 2005†

10.43	SunFuels, Inc. Non-Qualified Stock Option Agreement between SunFuels and Justin Bzdek, dated January 1, 2005†

10.44	SunFuels, Inc. Non-Qualified Stock Option Agreement between SunFuels and Sean Lafferty, dated January 1, 2005†

10.45	SunFuels, Inc. Non-Qualified Stock Option Agreement between SunFuels and Hugh Hanna, dated October 1, 2006.†

10.46	First Amendment to Exercise Agreement, dated September 20, 2007, between M-Wave, Inc. and M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.†

10.47	First Amendment to Subscription Agreement between SunFuels, Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Asset Managers International Limited, and M.A.G. Capital, LLC dated November 20, 2007†

21.1	List of our subsidiaries†

23.1	Consent of McGladrey & Pullen, LLP, independent auditors*

23.2	Consent of Ernst & Young, LLP, independent auditors*

23.3	Consent of Rickards Long & Rulon LLP, independent auditors*

23.4	Rule 438 Consent of Jeffrey Probst, dated as of September 12, 2007†

23.5	Rule 438 Consent of Hugh Hanna, dated as of September 12, 2007†

23.6	Rule 438 Consent of Paul Jerde, dated as of September 12, 2007†

23.7	Consent of B. Riley & Co., financial advisor*

23.8	Rule 438 Consent of Jack Henry, dated as of October 18, 2007†

The consents of Sidley Austin LLP and Faegre & Benson LLP are included in Exhibits 5.1 and 8.1, respectively

Exhibit Number	Description
24.1	Power of Attorney (included on the signature page of the Form S-4 Registration Statement filed on July 24, 2007)†

99.1	Form of Proxy Card for M-Wave, Inc.†

99.2	Form of Proxy Card for SunFuels, Inc.†

*	Filed herewith
†	Previously filed
(1)	Incorporated herein by reference to the applicable exhibit to Registrants Registration Statement on Form S-1 (Registration No. 33-45499)
(2)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10K for the year ended December 31, 2003
(3)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004
(4)	Incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed July 6, 2004
(5)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 2, 2005
(6)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004
(7)	Incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement filed April 29, 2005
(8)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed October 5, 2005
(9)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 2, 2006
(10)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 7, 2006
(11)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed January 4, 2007
(12)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 1, 2007
(13)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 10-KSB for the year ended December 31, 2006
(14)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed July 20, 2007

ITEM 22.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes as follows:

(1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Park, State of Illinois, on December 20, 2007.

M-WAVE, INC.

By:	/s/ JIM MAYER
Jim Mayer Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on December 20, 2007.

Signature	Title

/s/ JIM MAYER Jim Mayer	Interim Chief Executive Officer (Principal executive officer)

* Gary L. Castagna	Director

* Bruce K. Nelson	Director

* Glenn A. Norem	Director

* Joseph A. Turek	Chairman, President, and Chief Operating Officer

* Jeff Figlewicz	Chief Financial Officer (Principal financial officer and principal accounting officer)

*By:	/s/ JIM MAYER
Name: Title:	Jim Mayer Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC(12)

2.2	First Amendment to Agreement and Plan of Merger, dated as of June 27, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.3	Second Amendment to Agreement and Plan of Merger, dated as of September 20, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.4	Asset Purchase Agreement, dated July 20, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph A. Turek and Robert Duke(14)

2.5	Third Amendment to Agreement and Plan of Merger, dated as of October 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.6	Fourth Amendment to Agreement and Plan of Merger, dated as of November 20, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.7	Fifth Amendment to Agreement and Plan of Merger, dated as of December 3, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., SunFuels Inc., and Blue Sun Biodiesel LLC†

2.8	First Amendment to Asset Purchase Agreement, dated as of December 3, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph A. Turek and Robert Duke†

2.9	Second Amendment to Asset Purchase Agreement, dated as of December 14, 2007, by and among M-Wave, Inc., M-Wave International, LLC, Joseph A. Turek and Robert Duke*

3.1	Certificate of Incorporation of M-Wave, Inc.(1)

3.2	Bylaws of M-Wave, Inc.(1)

3.3	Certificate of Designations for Series A Convertible Preferred Stock of M-Wave, Inc.(4)

3.4	Certificate of Designations for Series B Convertible Preferred Stock of M-Wave, Inc.(10)

3.5	Certificate of Designations for Series C Convertible Preferred Stock of M-Wave, Inc.†

4.1	Specimen Common Stock Certificate of M-Wave, Inc.(3)

5.1	Opinion of Sidley Austin LLP as to the validity of the shares being registered†

8.1	Opinion of Faegre & Benson LLP as to certain tax matters*

9.1	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc.(12)

9.2	Form of Voting Agreement between SunFuels, Inc. and certain shareholders of SunFuels, Inc.†

10.1	2003 Stock Incentive Plan of M-Wave, Inc.(2)

10.2	Warrant to Purchase Stock dated March 31, 2004 by and between M-Wave, Inc. and Silicon Valley Bank(3)

10.3	Employment Agreement dated July 28, 2004 between M-Wave, Inc. and Jim Mayer(3)

10.4	Employment Agreement dated July 28, 2004 between M-Wave, Inc. and Joe Turek(3)

10.5	Employment Agreement dated May 1, 2004 between M-Wave, Inc. and Robert Duke(3)

10.6	Subscription Agreement dated June 28, 2004 between M-Wave, Inc. and Mercator Advisory Group(3)

10.7	Stock Registration Rights Agreement date June 28, 2004 between M-Wave, Inc. and Mercator Advisory Group(3)

10.8	Non-statutory Stock Option Agreement date July 28, 2004 between M-Wave, Inc. and Jim Mayer(3)

Exhibit Number	Description
10.9	Asset Purchase Agreement, dated February 25, 2005 by and between Jayco Ventures, Inc. and M-Wave DBS, Inc.(5)

10.10	Promissory Note dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.(5)

10.11	Promissory Note dated February 23, 2005, issued by M-Wave, Inc. to Monarch Pointe Fund, L.P.(5)

10.12	Warrant dated February 23, 2005 issued by M-Wave, Inc. to Mercator Momentum Fund, L.P.(5)

10.13	Warrant dated February 23, 2005 issued by M-Wave, Inc, to Monarch Pointe Fund, L.P.(5)

10.14	Warrant dated February 23, 2005 issued by M-Wave, Inc. to M.A.G. Capital, LLC(5)

10.15	Non-statutory Stock Option Agreement dated December 31, 2004 between M-Wave, Inc. and Gordhan Patel(6)

10.16	Amendment to 2003 Stock Incentive Plan(7)

10.17	Sale of real property located at 215 Park Street Bensenville, Illinois(8)

10.18	Asset sale and transition agreement dated October 21, 2005 between M-Wave, Inc. and American Standard Circuits(8)

10.19	Agreement with the Mercator Momentum Fund III amending Loan Document Purchase Agreements it acquired from Silicon Valley Bank on November 9, 2005(9)

10.20	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006(10)

10.21	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated March 1, 2006(10)

10.22	Amendment modifying the terms of existing warrants held by Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC, dated March 1, 2006(10)

10.23	Sale of real property located at 544 Pine Street(13)

10.24	Subscription Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006(11)

10.25	Registration Rights Agreement by and among: M-Wave, Inc.; Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Monarch Pointe Fund, Ltd.; and M.A.G. Capital, LLC dated December 29, 2006(11)

10.26	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.(12)

10.27	Amendment No. 2 to 2003 Stock Incentive Plan†

10.28	LLC Agreement of ARES Blue Sun Development, LLC, by and between ARES Corporation and Blue Sun Biodiesel†

10.29	Office Lease between SunFuels and Signature Centre at Denver West LLC, dated May 25, 2007†

10.30	SunFuels, Inc. 2005 Stock Option Plan†

10.31	Amendment No. 1 to SunFuels, Inc. 2005 Stock Option Plan†

10.32	Employment Agreement between SunFuels and Jeffrey Probst, dated January 1, 2007†

10.33	Employment Agreement between SunFuels and Justin Bzdek, dated January 1, 2007†

10.34	Employment Agreement between SunFuels and Sean Lafferty, dated January 1, 2007†

10.35	Employment Letter between SunFuels and Jerry Washburn, dated June 26, 2007†

10.36	Interim Engagement Resources Agreement between SunFuels and Tatum, LLC, dated June 26, 2007†

Exhibit Number	Description
10.37	Subscription Agreement between SunFuels, Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Asset Managers International Limited , and M.A.G. Capital, LLC dated January 26, 2007†

10.38	Form of Lock-Up Letter Agreement†

10.39	Registration Rights Agreement between SunFuels, Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Asset Managers International Limited , and M.A.G. Capital, LLC dated January 26, 2007†

10.40	Warrant dated January 26, 2007 issued by SunFuels, Inc. to Monarch Pointe Fund, L.P.†

10.41	Warrant dated January 26, 2007 issued by SunFuels, Inc. to Asset Managers International Limited†

10.42	SunFuels, Inc. Non-Qualified Stock Option Agreement between SunFuels and Jeffrey Probst, dated January 1, 2005†

10.43	SunFuels, Inc. Non-Qualified Stock Option Agreement between SunFuels and Justin Bzdek, dated January 1, 2005†

10.44	SunFuels, Inc. Non-Qualified Stock Option Agreement between SunFuels and Sean Lafferty, dated January 1, 2005†

10.45	SunFuels, Inc. Non-Qualified Stock Option Agreement between SunFuels and Hugh Hanna, dated October 1, 2006.†

10.46	First Amendment to Exercise Agreement, dated September 20, 2007, between M-Wave, Inc. and M.A.G. Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.†

10.47	First Amendment to Subscription Agreement between SunFuels, Monarch Pointe Fund, Ltd., Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., Asset Managers International Limited, and M.A.G. Capital, LLC dated November 20, 2007†

21.1	List of our subsidiaries†

23.1	Consent of McGladrey & Pullen, LLP, independent auditors*

23.2	Consent of Ernst & Young, LLP, independent auditors*

23.3	Consent of Rickards Long & Rulon LLP, independent auditors*

23.4	Rule 438 Consent of Jeffrey Probst, dated as of September 12, 2007†

23.5	Rule 438 Consent of Hugh Hanna, dated as of September 12, 2007†

23.6	Rule 438 Consent of Paul Jerde, dated as of September 12, 2007†

23.7	Consent of B. Riley & Co., financial advisor*

23.8	Rule 438 Consent of Jack Henry, dated as of October 18, 2007†

The consents of Sidley Austin LLP and Faegre & Benson LLP are included in Exhibits 5.1 and 8.1, respectively

24.1	Power of Attorney (included on the signature page of the Form S-4 Registration Statement filed on July 24, 2007)†

99.1	Form of Proxy Card for M-Wave, Inc.†

99.2	Form of Proxy Card for SunFuels, Inc.†

*	Filed herewith
†	Previously filed
(1)	Incorporated herein by reference to the applicable exhibit to Registrants Registration Statement on Form S-1 (Registration No. 33-45499)
(2)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10K for the year ended December 31, 2003

(3)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004
(4)	Incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed July 6, 2004
(5)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 2, 2005
(6)	Incorporated herein by reference to the applicable exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004
(7)	Incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement filed April 29, 2005
(8)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed October 5, 2005
(9)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 2, 2006
(10)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed March 7, 2006
(11)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed January 4, 2007
(12)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed February 1, 2007
(13)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 10-KSB for the year ended December 31, 2006
(14)	Incorporated herein by reference to the applicable exhibit to the Registrant’s form 8-K filed July 20, 2007